As filed with the Securities and Exchange Commission on June 9, 2009

Registration No. 333-157057

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Energy Future Competitive Holdings Company

(Exact name of registrant parent guarantor as specified in its charter)

Texas	4911	75-1837355
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Texas Competitive Electric Holdings Company LLC

(Exact name of registrant issuer as specified in its charter)

Delaware	4911	75-2967817
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TCEH Finance, Inc.

(Exact name of registrant issuer as specified in its charter)

Delaware	4911	26-2137715
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS

1601 Bryan Street

Dallas, Texas 75201-3411

(214) 812-4600

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Andrew M. Wright

EFH Corporate Services Company

Vice President and Associate General Counsel

1601 Bryan Street

Dallas, Texas 75201-3411

(214) 812-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a small reporting company)	Small reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
10.25% Senior Notes due 2015	(1)	(1)	(1)	(1)
10.25% Senior Notes due 2015, Series B	(1)	(1)	(1)	(1)
10.50%/11.25% Senior Toggle Notes due 2016	(1)	(1)	(1)	(1)
Guarantees of 10.25% Senior Notes due 2015(2)	(1)(3)	(1)(3)	(1)(3)	(1)(3)
Guarantees of 10.25% Senior Notes due 2015, Series B(2)	(1)(3)	(1)(3)	(1)(3)	(1)(3)
Guarantees of 10.50%/11.25% Senior Toggle Notes due 2016(2)	(1)(3)	(1)(3)	(1)(3)	(1)(3)

(1)	An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by specified affiliates of the registrants. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the “Securities Act”), no filing fee is required with respect to such securities.
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Big Brown 3 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Big Brown Lignite Company LLC	Texas	52-2364247	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Big Brown Power Company LLC	Texas	75-2967823	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Collin Power Company LLC	Delaware	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Decordova Power Company LLC	Texas	75-2967797	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
DFW Midstream Services LLC	Texas	75-2967817	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Generation MT Company LLC	Delaware	75-2967818	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Generation SVC Company	Texas	45-0470622	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Lake Creek 3 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Big Brown Mining Company LLC	Texas	75-3006803	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Energy Company LLC	Texas	26-0022234	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Energy Services Company	Delaware	74-3195086	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Energy Trading California Company	Texas	75-2723853	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant ET Services Company	Texas	75-2967835	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Generation Company LLC	Texas	75-2967820	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Holding Company LLC	Delaware	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Luminant Mineral Development Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Mining Company LLC	Texas	75-2967821	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Mining Services Company	Delaware	74-3195084	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Power Services Company	Delaware	74-3195081	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Renewables Company LLC	Texas	20-3007585	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Martin Lake 4 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Monticello 4 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Morgan Creek 7 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
NCA Resources Development Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Oak Grove Management Company LLC	Delaware	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Oak Grove Mining Company LLC	Texas	20-8516181	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Oak Grove Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Sandow Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Tradinghouse 3 & 4 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

2

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Tradinghouse Power Company LLC	Texas	75-2967804	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU Chilled Water Solutions Company	Texas	75-2808730	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU Energy Retail Company LLC	Texas	26-0494257	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU Energy Retail Management Company LLC	Delaware	26-0022145	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU Energy Solutions Company LLC	Texas	26-0022193	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU Retail Services Company	Delaware	20-5872839	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU SEM Company	Texas	75-2795541	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU SESCO Company LLC	Texas	82-0539333	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU SESCO Energy Services Company	Texas	75-2959527	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Valley NG Power Company LLC	Texas	75-2967820	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Valley Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Wichita/Victory Ave., LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

3

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 9, 2009

PROSPECTUS

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

TCEH FINANCE, INC.

$3,000,000,000 10.25% Senior Notes due 2015

$2,000,000,000 10.25% Senior Notes due 2015, Series B

$1,848,439,000 10.50%/11.25% Senior Toggle Notes due 2016

Interest on the 10.25% Senior Notes due 2015 (the “initial cash-pay notes”), the 10.25% Senior Notes due 2015, Series B (the “Series B cash-pay notes” and, together with the initial cash-pay notes, the “cash-pay notes”) and the 10.50%/11.25% Senior Toggle Notes due 2016 (the “toggle notes,” and together with the cash-pay notes, the “notes”) is payable on May 1 and November 1 of each year. The cash-pay notes accrue interest at the rate of 10.25% per annum. Until November 1, 2012, Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc. (together, the “Issuer”) may elect to pay interest on the toggle notes in cash, by increasing the principal amount of the toggle notes or issuing new toggle notes (“PIK interest”) for the entire amount of the interest payment or by paying interest on half of the principal amount of the toggle notes in cash and half in PIK interest. The toggle notes accrue cash interest at a rate of 10.50% per annum and PIK interest at a rate of 11.25% per annum. If the Issuer elects to pay any PIK interest, as it did with respect to the entire amount of interest due on the toggle notes on May 1, 2009 and November 1, 2009, the Issuer will increase the principal amount of the toggle notes or issue new toggle notes in an amount equal to the amount of PIK interest for the applicable interest payment period (rounded up to the nearest $1,000) to holders of the toggle notes on the relevant record date. For the interest payment that was due on May 1, 2009, the Issuer increased the aggregate principal amount of the toggle notes by $98,439,000. On November 1, 2009, the Issuer will increase the aggregate principal amount of the toggle notes by an additional $103,975,000 in payment of interest due on the toggle notes on that date. The toggle notes are treated as having been issued with original issue discount for U.S. federal income tax purposes. The cash-pay notes will mature on November 1, 2015 and the toggle notes will mature on November 1, 2016.

The Issuer may redeem any of the cash-pay notes beginning on November 1, 2011 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the cash-pay notes at any time prior to November 1, 2011 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. The Issuer may redeem any of the toggle notes beginning on November 1, 2012 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the toggle notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. In addition, before November 1, 2010, the Issuer may redeem up to 35% of the aggregate principal amount of the notes using the proceeds from certain equity offerings at the redemption price set forth in this prospectus.

The notes are unsecured and rank equally with any unsecured senior indebtedness of the Issuer. The notes are fully and unconditionally guaranteed (the “guarantees”) on a senior unsecured basis by the Issuer’s direct parent, Energy Future Competitive Holdings Company (“EFC Holdings”), and by each subsidiary that guarantees the Issuer’s senior secured credit facilities (as described herein) (collectively, the “guarantors”). These guarantees are unsecured and rank equally with all existing and future unsecured senior obligations of each guarantor and are effectively subordinated to existing and future secured debt of such guarantor to the extent of the assets securing that indebtedness. Energy Future Holdings Corp., the indirect parent of the Issuer, does not guarantee the notes.

For a more detailed description of the notes, see “Description of the Notes” beginning on page 126.

See “Risk Factors” beginning on page 9 for a discussion of certain risks that you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and may be used by Goldman, Sachs & Co. (the “Market Maker”) and affiliates of the Market Maker in connection with offers and sales of the notes related to market-making transactions in the notes in the secondary market effected from time to time. The Market Maker and the affiliates of the Market Maker may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agent for both. Sales of notes pursuant to this prospectus will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. The Issuer will not receive any proceeds from such sales.

The date of this prospectus is                     , 2009.

You should rely only on the information contained in this prospectus. We have not, and the Market Maker or its affiliates have not, authorized anyone to provide you with different information. This prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any state where any such offer is prohibited.

i

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should carefully read this summary together with the entire prospectus, including the information set forth in the sections entitled “Risk Factors” and “Energy Future Competitive Holdings Company Selected Historical Consolidated Financial Data,” as well as our audited and unaudited consolidated financial statements and related notes and the other financial data included elsewhere in this prospectus.

Unless the context otherwise requires or as otherwise indicated, references in this prospectus to “EFC Holdings” refer to Energy Future Competitive Holdings Company and not to any of its subsidiaries. References to “we,” “our” and “us” refer to Energy Future Competitive Holdings Company and its consolidated subsidiaries. References to the “Issuer” collectively refer to Texas Competitive Electric Holdings Company LLC (“TCEH”) and TCEH Finance, Inc. (“TCEH Finance”), the co-issuers of the notes. See the section entitled “Glossary” for other defined terms. This prospectus occasionally makes references to “we,” “our” or “us when describing actions, rights or obligations of EFC Holdings’ subsidiaries or to TCEH, TXU Energy Retail Company LLC (“TXU Energy”) or certain subsidiaries of TCEH engaged in competitive market activities consisting of electricity generation, development and construction of new generation facilities, wholesale energy sales and purchases as well as commodity risk management and trading activities (collectively, “Luminant”) when describing actions, rights or obligations of their respective subsidiaries. These references reflect the fact that the subsidiaries are consolidated with their respective parent companies for financial reporting purposes. However, these references should not be interpreted to imply that the parent company is actually undertaking the action or has the rights or obligations of the relevant subsidiary company or that the subsidiary company is undertaking an action or has the rights or obligations of its parent company or any other affiliate.

On October 10, 2007, Texas Energy Future Merger Sub Corp (“Merger Sub”) merged with and into Energy Future Holdings Corp. (“EFH Corp.”), which was then known as TXU Corp. (the “Merger”). As a result of the Merger, investment funds associated with or designated by Kohlberg Kravis Roberts & Co. (“KKR”), TPG Capital, L.P.(“TPG”) and Goldman, Sachs & Co. (“Goldman Sachs,” and, together with KKR and TPG, the “Sponsor Group”), and certain other co-investors (collectively, the “Investors”), own EFH Corp. through Texas Energy Future Holdings Limited Partnership (“Texas Holdings”), with the Sponsor Group controlling Texas Holdings’ general partner, Texas Energy Future Capital Holdings LLC (the “General Partner”).

The financial information presented in this prospectus is presented for two periods: Predecessor and Successor, which primarily relate to the periods preceding the Merger and the periods succeeding the Merger, respectively.

TCEH’s Businesses

TCEH is a Dallas-based holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, development and construction of new generation facilities, wholesale energy sales and purchases, commodity risk management and trading activities and retail electricity sales.

As of March 31, 2009, TCEH owned or leased 18,365 megawatts (“MW”) of generation capacity in Texas, 2,226 MW of which were retired in May 2009. TCEH’s remaining generation capacity consists of lignite/coal, nuclear and natural gas-fueled generation facilities. In addition, TCEH is the largest purchaser of wind-generated electricity in Texas and the fifth largest in the United States of America (“US”). TCEH is currently constructing three lignite/coal-fueled generation units in Texas with expected generation capacity totaling approximately 2,200 MW. Permits have been obtained for construction of the three units, which are expected to come on-line in 2009 and 2010. TCEH provides competitive electricity and related services to more than 2.2 million retail electricity customers in Texas.

At March 31, 2009, TCEH had approximately 4,500 full-time employees, including approximately 2,100 employees under collective bargaining agreements.

TCEH was formed in Texas in November 2001 and TCEH Finance, Inc. was incorporated in Delaware in September 2007. The Issuer’s principal executive offices currently are located at Energy Plaza, 1601 Bryan Street, Dallas, TX 75201-3411, and its telephone number is (214) 812-4600.

The Notes

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the notes.

Issuers	Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc.

Securities Offered	$6,848,439,000 aggregate principal amount of notes consisting of:

• $3,000,000,000 initial cash-pay notes; • $2,000,000,000 Series B cash-pay notes; and • $1,848,439,000 toggle notes.

Each of the initial cash-pay notes, the Series B cash-pay notes and the toggle notes are a separate series of notes under the indenture but will be treated as a single class of securities under the indenture for amendments and waivers and for taking certain actions, except as otherwise stated herein.

Maturity Date	Cash-pay notes: November 1, 2015.

Toggle notes: November 1, 2016

Interest Rate	The cash-pay notes will accrue interest at the rate of 10.25% per annum.

Until November 1, 2012, the Issuer may elect to pay interest on the toggle notes, at the Issuer’s option:

• entirely in cash; • by increasing the principal amount of the toggle notes or by issuing new toggle notes (“Payment-In-Kind Interest” or “PIK interest”); or • 50% in cash and 50% in PIK interest.

The toggle notes accrue cash interest at a rate of 10.50% per annum and PIK interest at a rate of 11.25% per annum.

If the Issuer elects to pay any PIK interest, as it did with respect to the entire amount of interest due on the toggle notes on May 1, 2009 and November 1, 2009, the Issuer will increase the principal amount of the toggle notes or issue new toggle notes in an amount equal to the amount of PIK interest for the applicable interest payment period (rounded up to the nearest $1,000) to holders of the toggle notes on the relevant record date. For the interest payment that was due on May 1, 2009, the Issuer increased the aggregate principal amount of the toggle notes by $98,439,000. On November 1, 2009, the Issuer will increase the aggregate principal amount of the toggle notes by an additional $103,975,000 in payment of interest due on the toggle notes on that date.

Interest Payment Dates	Interest on the notes is payable on May 1 and November 1 of each year. Interest began to accrue from the original issue date of the notes.

Ranking	The notes are the Issuer’s senior unsecured obligations and:

•     rank senior in right of payment to any future subordinated indebtedness of the Issuer;

•     rank equally in right of payment with all of the Issuer’s existing and future senior unsecured indebtedness;

•     are structurally subordinated in right of payment to all existing and future indebtedness, preferred stock and other liabilities of the Issuer’s non-guarantor subsidiaries, including trade payables (other than indebtedness and liabilities owed to the Issuer or the Guarantors (as defined below)); and

• rank effectively junior in right of payment to all existing and future senior secured indebtedness of the Issuer to the extent of the assets securing that indebtedness.

As of March 31, 2009, the notes would have ranked effectively junior to approximately $22.3 billion of the Issuer’s senior secured indebtedness, most of which would have been represented by its borrowings under the TCEH senior secured credit facilities. As of March 31, 2009, TCEH had approximately $2.5 billion of additional available capacity under its senior secured credit facilities (excluding amounts available under its commodity collateral posting facility and $42 million of commitments from a subsidiary of Lehman Brothers Holding Inc. (such subsidiary, “Lehman”) that has filed for bankruptcy under Chapter 11 of the US Bankruptcy Code, but including $142 million of undrawn commitments from Lehman that are only available from the fronting banks and the swingline lender).

Guarantees	The notes are unconditionally guaranteed by TCEH’s direct parent, EFC Holdings, and by each subsidiary that guarantees the TCEH senior secured credit facilities (collectively, the “Guarantors”) on a senior unsecured basis. The guarantees rank equally with any unsecured senior indebtedness of the Guarantors and are effectively junior to all secured indebtedness of the Guarantors to the extent of the assets securing that indebtedness. As of March 31, 2009, the guarantees ranked effectively junior to approximately $22.5 billion principal amount of the Guarantors’ senior secured indebtedness, represented by their guarantees of the TCEH senior secured credit facilities, $219 million of other TCEH secured indebtedness and $107 million of senior secured indebtedness at EFC Holdings, the parent Guarantor. The guarantee by EFC Holdings of the notes ranks equally with its guarantee of the $4.5 billion principal amount of EFH Corp.’s senior notes. The guarantees are structurally junior to all indebtedness and other liabilities of the Issuer’s subsidiaries that do not guarantee the notes.

EFH Corp., our parent, does not guarantee the notes. In addition, none of the entities comprising EFH Corp.’s regulated electricity transmission and distribution business guarantee the notes. Those entities consist of Energy Future Intermediate Holding Company LLC (“Intermediate Holding”), the sole equityholder of Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), the holding company for EFH Corp.’s electricity distribution and transmission business, Oncor Electric Delivery Company LLC (“Oncor”) and its bankruptcy remote financing subsidiary that was established solely to issue securitization bonds.

Security	None.

Optional Redemption

The Issuer may redeem any of the cash-pay notes beginning on November 1, 2011 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the cash-pay notes at any time prior to November 1, 2011 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. In addition, before November 1, 2010, the Issuer may redeem up to 35% of the aggregate principal amount of the cash-pay notes, using the proceeds from certain equity offerings at the redemption price set forth in this prospectus. See “Description of the Notes—Optional Redemption.”

The Issuer may redeem any of the toggle notes beginning on November 1, 2012 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the toggle notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. In addition, before November 1, 2010, the Issuer may redeem up to 35% of the aggregate principal amount of the toggle notes, using the proceeds from certain equity offerings at the redemption price set forth in this prospectus. See “Description of the Notes—Optional Redemption.”

At the end of any “accrual period” (as defined in Section 1272(a)(5) of the Internal Revenue Code of 1986, as amended (the “Code”)) ending after the fifth anniversary of the issue date of the toggle notes (each, an “Optional Interest Repayment Date”), the Issuer may pay in cash, without duplication, all accrued and unpaid interest, if any, and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) on each toggle note then outstanding up to, in the aggregate, the Optional Interest Repayment Amount (as defined below) (each such redemption, an “Optional Interest Repayment”). The “Optional Interest Repayment Amount” means, as of each Optional Interest Repayment Date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) with respect to the toggle notes, over (b) an amount equal to the product of (i) the “issue price” (as defined in Sections 1273(b) and 1274(a) of the Code) of the toggle notes multiplied by (ii) the “yield to maturity” (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of the toggle notes, minus (c) $50,000,000.

Change of Control Offer

Upon the occurrence of a change of control, you will have the right, as a holder of the notes, to require the Issuer to repurchase some or all of your notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

The Issuer may not be able to pay holders the required price for the notes they present to it at the time of a change of control, because:

•     the Issuer may not have enough funds at that time; or

•     the terms of the Issuer’s other indebtedness or any of its subsidiaries’ indebtedness, including under the TCEH senior secured credit facilities, may prevent it from making such payment or receiving funds from its subsidiaries in an amount sufficient to fund such payment.

See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control.”

Important Covenants

The indenture governing the notes contains covenants limiting the Issuer’s ability and the ability of its restricted subsidiaries to:

•     incur additional debt or issue some types of preferred shares;

•     pay dividends on or make other distributions in respect of TCEH’s capital stock or make other restricted payments;

•     make investments;

•     sell assets;

•     create liens on assets to secure debt;

•     consolidate, merge, sell or otherwise dispose of all or substantially all of the Issuer’s and it restricted subsidiaries’ assets;

•     enter into certain transactions with the Issuer’s and it restricted subsidiaries’ affiliates; and

•     designate the Issuer’s and it restricted subsidiaries’ subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes.”

Voting	The initial cash-pay notes, the Series B cash-pay notes and the toggle notes will be treated as a single class under the indenture. See “Description of the Notes.”

Original Issue Discount	The Issuer has the option to pay interest on the toggle notes in cash interest or PIK interest for any interest payment period prior to November 1, 2012. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the toggle notes are “qualified stated interest”. Consequently, the toggle notes are treated as having been issued with “original issue discount,” and U.S. holders (as defined under “Certain U.S. Federal Income Tax Consequences”) are required to include the original issue discount in gross income for U.S. federal income tax purposes on a constant yield to maturity basis, regardless of whether interest is paid currently in cash. In addition, because the “stated redemption price at maturity” of the Series B cash-pay notes exceeds their issue price by more than the statutory de minimis threshold, the Series B cash-pay notes are treated as having been issued with original issue discount. Therefore, a U.S. holder of a Series B cash pay note is required to include such original issue discount in gross income as it accrues, in advance of the receipt of cash attributable to that income and regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. For more information, see “Certain U.S. Federal Income Tax Consequences.”

Use of Proceeds	This prospectus may be delivered in connection with the resale of notes by the Market Maker and the affiliates of the Market Maker in market-making transactions in the notes in the secondary market. We will not receive any of the proceeds from such transactions. See “Use of Proceeds.”

No Public Market	We do not intend to apply for a listing of the notes on a securities exchange or any automated dealer quotation system. We cannot assure you as to the liquidity of markets that may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes. Certain financial institutions have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, they are not obligated to do so, and they may discontinue their market-making activities at any time without notice. See “Risk Factors—Risks Related to the Notes—Your ability to transfer the notes may be limited by the absence of an active trading market, and an active trading market may not develop for the notes.”

Risk Factors	You should consider carefully all of the information set forth in this prospectus prior to investing in the notes. In particular, we urge you to consider carefully the factors set forth under the heading “Risk Factors.”

Summary Historical Consolidated Financial Data of

Energy Future Competitive Holdings Company and its Subsidiaries

The following tables set forth our summary historical consolidated financial data as of and for the periods indicated. The historical financial data as of December 31, 2008 (Successor) and 2007 (Successor) and for the year ended December 31, 2008 (Successor), the period from October 11, 2007 through December 31, 2007 (Successor), the period from January 1, 2007 through October 10, 2007 (Predecessor) and for the year ended December 31, 2006 (Predecessor) have been derived from our audited historical consolidated financial statements and related notes included elsewhere in this prospectus. The historical financial data as of December 31, 2006, 2005 and 2004 (Predecessor) and for the years ended December 31, 2005 and 2004 (Predecessor) have been derived from our audited historical consolidated financial statements that are not included herein. The historical financial data as of March 31, 2009 (Successor) and for the three months ended March 31, 2009 and 2008 (Successor) have been derived from our unaudited historical interim condensed consolidated financial statements and related notes included elsewhere in this prospectus which have been prepared on a basis consistent with our audited historical consolidated financial statements. In the opinion of our management, such unaudited interim financial data reflects all adjustments, consisting only of normal and recurring adjustments, necessary for the fair presentation of the results for those periods. The results of operations for the interim periods, for seasonal and other factors, are not necessarily indicative of the results to be expected for the full year or any future period.

The summary historical consolidated financial data should be read in conjunction with “Energy Future Competitive Holdings Company Selected Historical Consolidated Financial Data,” “ Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and related notes appearing elsewhere in this prospectus.

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
				Year Ended December 31,
				2006	2005	2004
	(millions of dollars, except ratios and per share amounts)
Statement of Income Data:
Operating revenues	$9,787	$1,671	$6,884	$9,396	$10,824	$9,304
Income (loss) from continuing operations before extraordinary gain (loss) and cumulative effect of changes in accounting principles	$(9,039)	$(1,266)	$1,306	$2,501	$1,816	$672
Loss from discontinued operations, net of tax effect	$—	$—	$—	$—	$(8)	$(34)
Extraordinary gain (loss), net of tax effect	$—	$—	$—	$—	$(50)	$16
Cumulative effect of changes in accounting principles, net of tax effect	$—	$—	$—	$—	$(8)	$6
Preferred stock dividends	$—	$—	$—	$—	$3	$2
Net income (loss) available for common stock	$(9,039)	$(1,266)	$1,306	$2,501	$1,747	$658
Ratio of earnings to fixed charges (a)	—	—	5.88	10.84	5.04	2.47
Ratio of earnings to combined fixed charges and preference dividends (a)	—	—	5.88	10.84	5.01	2.45

	Successor		Predecessor
	December 31,		December 31,
	2008	2007	2006	2005	2004
	(millions of dollars)
Balance Sheet Data:
Total assets	$43,000	$49,152	$21,149	$20,890	$24,833
Property, plant & equipment — net	$20,902	$20,545	$10,344	$9,994	$16,529
Goodwill and intangible assets	$13,096	$22,197	$526	$522	$687
Total debt (b)	$32,725	$31,402	$4,084	$4,444	$7,999
Total preferred stock and preferred stock of subsidiaries (c)	$—	$—	$—	$—	$549
Total shareholders’ equity	$(5,002)	$4,003	$7,943	$5,640	$6,373

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
				Year Ended December 31,
				2006	2005	2004
	(millions of dollars)
Statement of Cash Flows Data:
Cash flows provided by (used in) operating activities from continuing operations	$1,657	$(248)	$1,231	$4,757	$2,580	$1,838
Cash flows provided by (used in) financing activities from continuing operations	$1,289	$1,488	$895	$(1,265)	$(61)	$(772)
Cash flows used in investing activities from continuing operations	$(2,682)	$(1,881)	$(1,277)	$(3,497)	$(2,572)	$(1,776)
Other Financial Data:
Capital expenditures, including nuclear fuel	$2,074	$519	$1,585	$908	$1,099	$968

(a)	Fixed charges and combined fixed charges and preference dividends exceeded “earnings” (net loss) by $9.543 billion for the year ended December 31, 2008 and $1.941 billion for the period from October 11, 2007 through December 31, 2007.
(b)	Includes long-term debt, including amounts due currently, and short-term borrowings and EFH Corp. debt guaranteed by EFC Holdings and pushed down to EFC Holdings’ financial statements.
(c)	Preferred stock outstanding has a stated value of less than $1 million at the end of 2004 through 2008.

Note: Although EFC Holdings continued as the same legal entity after the Merger, its “Selected Financial Data” for periods preceding the Merger and for the periods succeeding the Merger are presented as the consolidated financial statements of the “Predecessor” and the “Successor”, respectively. The consolidated financial statements of the Predecessor have been prepared on the same basis as the audited financial statements included in EFC Holdings’ 2007 Annual Report. The consolidated financial statements of the Successor also reflect the application of “purchase accounting”.

Note: Results for 2008 are significantly impacted by impairment charges related to goodwill, trade name and emission allowances intangible assets and natural gas-fueled generation plants. Results for 2004 are significantly impacted by charges related to EFH Corp.’s comprehensive restructuring plan.

	Successor
	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
	(millions of dollars, except ratios)
Statement of Income Data:
Operating revenues	$1,766	$1,983

Net income (loss)	$526	$(1,239)
Net income (loss) attributable to noncontrolling interests	$—	$—
Net income (loss) attributable to EFC Holdings	$526	$(1,239)

Ratio of earnings to fixed charges (a)	2.53	—
Ratio of earnings to combined fixed charges and preference dividends (a)	2.53	—

Successor
March 31, 2009
(millions of dollars)
Balance Sheet Data:
Total assets — end of period	$45,064
Property, plant & equipment — net — end of period	$20,866
Goodwill and intangible assets — end of period	$13,036
Total debt — end of period (b)	$32,827
Total preferred stock and stock of subsidiaries (c)	$—
EFC Holdings shareholders’ equity	$(4,488)
Noncontrolling interests in subsidiaries	$26

	Successor
	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
	(millions of dollars)
Statement of Cash Flows Data:
Cash flows provided by (used in) operating activities	$454	$(183)
Cash flows provided by financing activities	$105	$743
Cash flows used in investing activities	$(238)	$(718)

Other Financial Information:
Capital expenditures, including nuclear fuel	$400	$571

(a)	Fixed charges and combined fixed charges and preference dividends exceeded “earnings” (net loss) by $1.903 billion for the three months ended March 31, 2008.
(b)	Includes long-term debt, including amounts due currently, short-term borrowings and EFH Corp. debt guaranteed by EFC Holdings and pushed down to EFC Holdings’ financial statements.
(c)	Preferred stock outstanding has a stated value of less than $1 million.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to invest in the notes. The selected risks described below are not our only risks. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition, operating results or cash flow. In such a case, the trading price of the notes could decline or we may not be able to make payments of interest and principal on the notes, and you may lose all or part of your original investment.

Risks Related to the Notes

Your ability to transfer the notes may be limited by the absence of an active trading market, and an active trading market may not develop for the notes.

We do not intend to apply for a listing of the notes on a securities exchange or any automated dealer quotation system. We cannot assure you as to the liquidity of markets that may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes. Certain financial institutions have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, those entities are not obligated to make a market in any of the notes, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for any of the notes, if developed, may not continue. Because Goldman, Sachs & Co. and its respective affiliates may be considered affiliates of ours, they are required to deliver a current “market-maker” prospectus in connection with any secondary market sale of the notes, which may affect their ability to continue market-making activities. Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for any of the notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, the notes may trade at a discount from your purchase price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our debt agreements, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and might be forced to reduce or delay investments and capital expenditures, or to dispose of assets or operations, seek additional capital or restructure or refinance indebtedness, including the notes. These alternative measures may not be successful or may not be adequate for us to meet our debt service obligations then due. Additionally, our debt agreements, including the indenture governing the notes, limit the use of the proceeds from any disposition; as a result, we may not be allowed, under these documents, to use proceeds from such dispositions to satisfy all current debt service obligations.

If we default on obligations to pay indebtedness, we may not be able to make payments on the notes.

Any default under our debt agreements that is not waived by the required lenders or noteholders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If our subsidiaries are unable to generate sufficient cash flows and we are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our and their indebtedness, or if we or they otherwise fail to comply with the various covenants, including any financial and operating covenants, in the instruments governing our and their indebtedness, we or they could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and/or the lenders could elect to terminate their commitments thereunder, cease making further loans and, in the case of the lenders under TCEH’s senior secured credit facilities, institute foreclosure proceedings against the pledged assets, and we or they could be forced into bankruptcy or liquidation. If the operating performance of our subsidiaries declines, we may in the future need to obtain waivers from the required lenders to avoid being in default. If we breach the covenants under TCEH’s senior secured credit facilities or the indenture governing the notes and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we or our subsidiaries would be in default under the instrument governing that indebtedness, the lenders could exercise their rights, as described above, and we or our subsidiaries could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we will be restricted under the terms of our debt agreements from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under the instruments governing that indebtedness. Our failure to repurchase the notes upon a change of control would cause a default under the indenture and a cross-default under certain of our other debt agreements. The instruments governing TCEH’s senior secured credit facilities also provide that a change of control will be a default that permits the lenders thereunder to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

U.S. Holders will be required to pay U.S. federal income tax on the toggle notes, whether we pay interest on the toggle notes in cash or PIK interest.

We have the option to pay interest on the toggle notes in cash or PIK interest for any interest payment period prior to November 1, 2012. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the toggle notes are qualified stated interest for U.S. federal income tax purposes (as defined under “Certain U.S. Federal Income Tax Consequences—Certain Tax Consequences to U.S. Holders—Toggle Notes”). Consequently, the toggle notes are treated as having been issued with original issue discount for U.S. federal income tax purposes, and U.S. holders (as defined under “Certain U.S. Federal Income Tax Consequences”) will be required to include the original issue discount in gross income on a constant yield to maturity basis, regardless of whether interest is paid currently in cash. See “Certain U.S. Federal Income Tax Consequences—Certain Tax Consequences to U.S. Holders—Toggle Notes.”

U.S. holders will be required to pay U.S. federal income tax on accrual of original issue discount on the Series B cash-pay notes.

Because the “stated redemption price at maturity” of the Series B cash-pay notes exceeds their “issue price” by more than the statutory de minimis threshold, the Series B cash-pay notes are treated as having been being issued with original issue discount for U.S. federal income tax purposes. A U.S. holder (as defined under “Certain U.S. Federal Income Tax Consequences”) of a Series B cash-pay note will be required to include such original issue discount in gross income as it accrues, in advance of the receipt of cash attributable to that income and regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences—Certain Tax Consequences to U.S. Holders—Series B Cash-Pay Notes” for more detail.

The voting interest of the holders of the notes will be diluted.

The initial cash-pay notes, the Series B cash-pay notes and the toggle notes are each a separate series of notes under the indenture but are treated as a single class of securities under the indenture, except as otherwise stated herein. The initial cash-pay notes, the Series B cash-pay notes and the toggle notes will be treated as a single class for amendments and waivers affecting all such notes and for actions requiring the consent of holders of the notes, such as declaring certain defaults under the indenture governing the notes or accelerating the amounts due under the notes. Consequently, certain actions, including amendments and waivers, which will affect the holders of one series of the notes, may be accomplished whether or not the holders of that series of the notes consent to such action. As a result, the individual voting interest of the holders of the notes will be accordingly diluted.

Your right to receive payments on the notes and the guarantees is effectively subordinated to those lenders who have a security interest in our assets.

The Issuer’s obligations under the notes and the Guarantors’ obligations under their guarantees of the notes are unsecured, but TCEH’s obligations under its senior secured credit facilities and the Guarantors’ obligations under their guarantee of TCEH’s senior secured credit facilities are secured by a security interest in substantially all of our tangible and intangible assets and all of our capital stock and promissory notes and the capital stock of each of our existing and future domestic subsidiaries and 65% of the capital stock of the foreign subsidiaries of the Guarantors. If TCEH is declared bankrupt or insolvent, or if TCEH defaults under its senior secured credit facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If TCEH were unable to repay such indebtedness, the lenders could foreclose on the pledged assets described above to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. Furthermore, if the lenders foreclose on the pledged assets and sell the pledged equity interests of a Guarantor under the notes, then a Guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in a guarantor, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.

As of March 31, 2009, we had $22.5 billion principal amount of secured indebtedness, $22.1 billion of which was indebtedness under TCEH’s senior secured credit facilities, and TCEH had approximately $2.5 billion of additional available capacity under its senior secured credit facilities (excluding amounts available under its commodity collateral posting facility and $42 million of commitments from a subsidiary of Lehman Brothers Holding Inc. (such subsidiary, “Lehman”) that has filed for bankruptcy under Chapter 11 of the US Bankruptcy Code, but including $142 million of undrawn commitments from Lehman that are only available from the fronting banks and the swingline lender).

Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of guarantees and require note holders to return payments received from the Guarantors.

The notes are guaranteed by EFC Holdings and substantially all of TCEH’s subsidiaries. The issuance of the guarantees by the Guarantors may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, our unpaid creditors or the unpaid creditors of a Guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may void or otherwise decline to enforce a guarantor’s guarantee, or subordinate such guarantee to such guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when a guarantor entered into its guarantee or, in some states, when payments became due under such guarantee, such guarantor received less than reasonably equivalent value or fair consideration and either:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The court might also void a guarantee, without regard to the above factors, if the court found that a guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by a guarantor pursuant to its guarantee could be voided and required to be returned to such guarantor or to a fund for the benefit of such guarantor’s creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources. In addition, the court might direct you to repay any amounts that you already received from a guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

To the extent a court voids any of the guarantees as a fraudulent transfer or holds any of the guarantees unenforceable for any other reason, holders of notes would cease to have any direct claim against the applicable Guarantor. If a court were to take this action, a Guarantor’s assets would be applied first to satisfy such Guarantor’s liabilities, if any, before any portion of its assets could be applied to the payment of the notes. Each guarantee contains a provision intended to limit the Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may reduce the Guarantor’s obligation to an amount that effectively makes the guarantee worthless.

The interests of our controlling stockholders may differ from the interests of the holders of the notes.

The Sponsor Group indirectly owns approximately 60% of EFH Corp.’s capital stock on a fully-diluted basis through their investment in Texas Holdings. As a result of this ownership and the Sponsor Group’s ownership in interests of the general partner of Texas Holdings, the Sponsor Group has control over decisions regarding our operations, plans, strategies, finances and structure, including whether to enter into any corporate transaction and will have the ability to prevent any transaction that requires the approval of the stockholders of EFH Corp.

The interests of these persons may differ from your interests in material respects. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the Sponsor Group, as equity holders of EFH Corp., might conflict with your interests as a note holder. The Sponsor Group may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a note holder.

Risks Relating to Substantial Indebtedness and Debt Agreements

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting obligations under the various debt agreements governing our indebtedness.

We are highly leveraged. As of March 31, 2009, our consolidated principal amount of debt (short term borrowings and long-term debt, including amounts due currently) totaled approximately $33.0 billion (see Note 4 to the March 31, 2009 Financial Statements). Our substantial leverage could have important consequences, including:

•	making it more difficult for us to make payments on our indebtedness;

•

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on indebtedness, therefore reducing our ability to use our cash flow to fund operations, capital expenditures and future business opportunities and execute our strategy;

•	increasing our vulnerability to adverse economic, industry or competitive developments;

•	exposing us to the risk of increased interest rates because 8% of our long-term borrowings are at variable rates of interest;

•	limiting our ability to make strategic acquisitions or causing us to make non-strategic divestitures;

•

limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes, or to refinance existing debt, and

•

limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore, may be able to take advantage of opportunities that we cannot due to our substantial leverage.

Despite our current high indebtedness level, we may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial indebtedness.

We may be able to incur additional indebtedness in the future, including by using the PIK feature of the toggle notes. Although our debt agreements contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If new debt is added to our existing debt levels, the related risks that we now face would intensify.

Increases in interest rates may negatively impact our operating results and financial condition.

Certain of our borrowings, to the extent the interest rate is not fixed by interest rate swaps, are at variable rates of interest. An increase in interest rates would have a negative impact on our results of operations by causing an increase in interest expense.

At March 31, 2009, we had $2.8 billion aggregate principal amount of variable rate long-term indebtedness (excluding $1.25 billion of long-term borrowings associated with the TCEH letter of credit facility invested at a variable rate), taking into account interest rate swaps that fix the interest rate on $17.55 billion in notional amount of variable rate indebtedness. As a result, as of March 31, 2009, the impact of a 100 basis point increase in interest rates would increase our annual interest expense by approximately $28 million. See discussion of interest rate swap transactions in “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations — Significant Activities and Events — Interest Rate Swap Transactions.”

Our interest expense and related charges totaled $4.187 billion for the year ended December 31, 2008.

Our debt agreements contain restrictions that limit flexibility in operating our businesses.

Our debt agreements contain various covenants and other restrictions that limit our ability to engage in specified types of transactions and may adversely affect our ability to operate our businesses. These covenants and other restrictions limit our and our restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue preferred shares;

•	pay dividends on, repurchase or make distributions in respect of capital stock or make other restricted payments;

•	make investments;

•	sell or transfer assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into transactions with our affiliates, and

•	repay, repurchase or modify certain subordinated and other material debt.

There are a number of important limitations and exceptions to these covenants and other restrictions. See Note 12 to the 2008 Year-End Financial Statements for a description of these covenants and other restrictions.

Under the TCEH senior secured credit facilities, TCEH is required to maintain a leverage ratio below specified levels. TCEH’s ability to maintain its leverage ratio below such levels can be affected by events beyond its control, and there can be no assurance that it will meet any such ratio.

A breach of any of these covenants or restrictions could result in an event of default under one or more of our debt agreements, including as a result of cross default provisions. Upon the occurrence of an event of default under one of the debt agreements, the lenders could elect to declare all amounts outstanding under that debt agreement to be immediately due and payable and terminate all commitments to extend further credit. Such actions by those lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders could proceed against any collateral granted to them to secure such indebtedness. If lenders accelerate the repayment of borrowings, we may not have sufficient assets and funds to repay those borrowings.

In addition, EFH Corp. and Oncor have implemented a number of ring-fencing measures to further separate Oncor, its immediate parent, Oncor Holdings, and Oncor Holdings’ other subsidiaries, from Texas Holdings and its other subsidiaries (the “Texas Holdings Group”). Those measures include Oncor not guaranteeing or pledging any of its assets to secure the indebtedness of any member of the Texas Holdings Group. Accordingly, Oncor’s assets will not be available to repay any of our indebtedness.

Risks Related to Structure

TCEH is a holding company and its obligations are structurally subordinated to existing and future liabilities and preferred stock of its subsidiaries.

TCEH’s cash flows and ability to meet its obligations are largely dependent upon the earnings of its subsidiaries and the payment of such earnings to TCEH in the form of dividends, distributions, loans or otherwise, and repayment of loans or advances from TCEH. These subsidiaries are separate and distinct legal entities and have no obligation to provide TCEH with funds for its payment obligations. Any decision by a subsidiary to provide TCEH with funds for its payment obligations, whether by dividends, distributions, loans or otherwise, will depend on, among other things, the subsidiary’s results of operations, financial condition, cash requirements, contractual restrictions and other factors. In addition, a subsidiary’s ability to pay dividends may be limited by existing or future debt agreements or applicable law.

Because TCEH is a holding company, its obligations to its creditors are structurally subordinated to all existing and future liabilities and existing and future preferred stock of its subsidiaries. Therefore, TCEH’s rights and the rights of its creditors to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors and holders of the subsidiary’s preferred stock. To the extent that TCEH may be a creditor with recognized claims against any such subsidiary, TCEH’s claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by TCEH. Subject to restrictions contained in financing arrangements, TCEH’s subsidiaries may incur additional indebtedness and other liabilities.

Oncor may or may not make any distributions to EFH Corp., which may result in EFH Corp. depending solely on distributions from us.

Upon the consummation of the Merger, EFH Corp. and Oncor, which is a subsidiary of EFH Corp. but not a subsidiary of EFC Holdings, implemented certain structural and operational “ring-fencing” measures based on principles articulated by rating agencies and commitments made by Texas Holdings and Oncor to the PUCT and the FERC to further separate Oncor from the Texas Holdings Group. These measures were put into place to mitigate Oncor’s credit exposure to those entities and to reduce the risk that the assets and liabilities of Oncor would be substantively consolidated with the assets and liabilities of the Texas Holdings Group in the event of a bankruptcy of one or more of those entities.

Our creditors will not be entitled to look to the assets, financial condition or results of operations of Oncor for payments of our indebtedness.

As part of the ring-fencing measures implemented by EFH Corp. and Oncor, a majority of the members of the board of directors of Oncor are required to be independent from EFH Corp. Other than the initial independent directors that were appointed within 30 days of the consummation of the Merger, the independent directors are required to be appointed by the nominating committee of Oncor Holdings. The organizational documents of Oncor give these independent directors acting by majority vote and, during certain periods, any director designated by Texas Transmission Investment LLC, the express right to prevent distributions from Oncor if they determine that it is in the best interests of Oncor to retain such amounts to meet expected future requirements. Accordingly, there can be no assurance that Oncor will make any distributions to EFH Corp. that might in turn be contributed to us, and EFH Corp. may therefore rely on us for a significant amount of its liquidity.

Risks Relating to Businesses

Our businesses are subject to ongoing complex governmental regulations and legislation that have impacted, and may in the future impact, our businesses and/or results of operations.

Our businesses operate in changing market environments influenced by various state and federal legislative and regulatory initiatives regarding the restructuring of the energy industry, including competition in the generation and sale of electricity. We will need to continually adapt to these changes. For example, the Texas retail electricity market became competitive in January 2002, and the introduction of competition has resulted in, and may continue to result in, declines in customer counts and sales volumes.

Our businesses are subject to changes in state and federal laws (including PURA, the Federal Power Act, the Atomic Energy Act, the Public Utility Regulatory Policies Act of 1978, the Clean Air Act and the Energy Policy Act of 2005) changing governmental policy and regulatory actions (including those of the PUCT, the Electric Reliability Organization, the Texas Regional Entity, the RRC, the TCEQ, the FERC, the EPA and the NRC) and the rules, guidelines and protocols of ERCOT with respect to matters including, but not limited to, market structure and design, operation of nuclear generation facilities, construction and operation of other generation facilities, recovery of costs and investments, decommissioning costs, market behavior rules, present or prospective wholesale and retail competition and environmental matters. TCEH, along with other market participants, is subject to electricity pricing constraints and market behavior and other competition-related rules and regulations under PURA that are administered by the PUCT and ERCOT, and, with respect to any wholesale power sales outside the ERCOT market, is subject to market behavior and other competition-related rules and regulations under the Federal Power Act that are administered by the FERC. Changes in, revisions to, or reinterpretations of existing laws and regulations (for example, with respect to prices at which TCEH may sell electricity or with respect to the required permits for the three lignite-fueled generation units currently under construction or the cost of emitting greenhouse gases) may have an adverse effect on our businesses.

Several pieces of legislation introduced in the Texas Legislature during 2009, if passed, would have had a material impact on us and our financial prospects, including, for example, legislation that would have:

•	required a significant reduction in mercury emissions for coal-generation assets in Texas;

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required divestiture of significant wholesale power generation assets, which also could have resulted in a significant tax cost or the sale of assets for an amount we would not have considered to be full value; and

•	prevented generation companies from being affiliated with retail electric providers with a significant customer base.

Although none of this legislation passed, there can be no assurance that future action of the Texas Legislature, which could be similar or different from the proposals considered by the 2009 Texas Legislature, will not have a material adverse effect on us and our financial prospects.

Litigation or legal proceedings could expose us to significant liabilities and reputation damage, and have a material adverse effect on our results of operations, and the litigation environment in which we operate poses a significant risk to our businesses.

We are involved in the ordinary course of business in a number of lawsuits involving employment, commercial, environmental and injuries and damages issues, among other matters, such as challenges (to which we may or may not be a direct party) to the permits that have been issued or may be issued for the new lignite-fueled generation units currently under construction. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of judgment. Actual outcomes or losses may differ materially from current assessments and estimates. The settlement or resolution of such claims or proceedings may have a material adverse effect on our results of operations.

In addition, judges and juries in the State of Texas have demonstrated a willingness to grant large verdicts, including punitive damages, to plaintiffs in personal injury, property damage and business tort cases. We use legal and appropriate means to contest litigation threatened or filed against us, but the litigation environment in the state of Texas poses a significant business risk.

We are also exposed to the risk that we may become the subject of regulatory investigations. See “TCEH’s Businesses and Strategy—Legal and Administrative Proceedings — Regulatory Investigations and Reviews”.

TXU Energy may lose a significant number of retail customers due to competitive marketing activity by other retail electric providers.

TXU Energy faces competition for customers. Competitors may offer lower prices and other incentives, which, despite TXU Energy’s long-standing relationship with customers, may attract customers away from TXU Energy.

In some retail electric markets, TXU Energy’s principal competitor may be the incumbent REP. The incumbent REP has the advantage of long-standing relationships with its customers, including well-known brand recognition.

In addition to competition from the incumbent REP, TXU Energy may face competition from a number of other energy service providers, other energy industry participants, or nationally branded providers of consumer products and services who may develop businesses that will compete with TXU Energy. Some of these competitors or potential competitors may be larger or better capitalized than TXU Energy. If there is inadequate potential margin in these retail electric markets, it may not be profitable for TXU Energy to compete in these markets.

Our revenues and results of operations may be negatively impacted by decreases in market prices for power, decreases in natural gas prices, and/or decreases in market heat rates.

We are not guaranteed any rate of return on capital investments in our competitive businesses. We market and trade electricity and natural gas, including electricity from our own generation facilities and generation contracted from third parties, as part of our wholesale markets operation. Our results of operations depend in large part upon market prices for electricity, natural gas, uranium, coal and transportation in our regional market and other competitive markets and upon prevailing retail electricity rates, which may be impacted by actions of regulatory authorities. Market prices may fluctuate substantially over relatively short periods of time. Demand for electricity can fluctuate dramatically, creating periods of substantial under- or over-supply. During periods of over-supply, prices might be depressed. Also, at times there may be political pressure, or pressure from regulatory authorities with jurisdiction over wholesale and retail energy commodity and transportation rates, to impose price limitations, bidding rules and other mechanisms to address volatility and other issues in these markets.

Some of the fuel for our generation facilities is purchased under short-term contracts. Prices of fuel, including natural gas, coal, and nuclear fuel, may also be volatile, and the price we can obtain for electricity sales may not change at the same rate as changes in fuel costs. In addition, we purchase and sell natural gas and other energy related commodities, and volatility in these markets may affect costs incurred in meeting obligations.

Volatility in market prices for fuel and electricity may result from the following:

•	volatility in natural gas prices;

•	volatility in market heat rates;

•	severe or unexpected weather conditions;

•	seasonality;

•	changes in electricity and fuel usage;

•	illiquidity in the wholesale power or other markets;

•	transmission or transportation constraints, inoperability or inefficiencies;

•	availability of competitively-priced alternative energy sources;

•	changes in supply and demand for energy commodities, including nuclear fuel and related enrichment and conversion services;

•	changes in generation efficiency;

•	outages at our generation facilities or those of competitors;

•	changes in the credit risk or payment practices of market participants;

•	changes in production and storage levels of natural gas, lignite, coal, crude oil and refined products;

•	natural disasters, wars, sabotage, terrorist acts, embargoes and other catastrophic events, and

•	federal, state and local energy, environmental and other regulation and legislation.

All of our generation facilities are located in the ERCOT market, a market with limited interconnections to other markets. Wholesale electricity prices in the ERCOT market generally correlate with the price of natural gas because marginal electricity demand is generally supplied by natural gas-fueled generation plants.

Wholesale electricity prices also correlate with market heat rates (a measure of efficiency of the marginal price-setting generator of electricity), which could fall if demand for electricity were to decrease or if additional generation facilities are built in ERCOT. Accordingly, the contribution to earnings and the value of our baseload (lignite/coal-fueled and nuclear) generation assets, which provided a substantial portion of our supply volumes in 2008, are dependent in significant part upon the price of natural gas and market heat rates. As a result, our baseload generation assets could significantly decrease in profitability and value if natural gas prices or market heat rates fall.

Our assets or positions cannot be fully hedged against changes in commodity prices and market heat rates, and hedging transactions may not work as planned or hedge counterparties may default on their obligations.

We cannot fully hedge the risk associated with changes in commodity prices, most notably natural gas prices, or market heat rates because of the expected useful life of our generation assets and the size of our position relative to market liquidity. To the extent we have unhedged positions, fluctuating commodity prices and/or market heat rates can materially impact our results of operations and financial position, either favorably or unfavorably.

To manage our financial exposure related to commodity price fluctuations, we routinely enter into contracts to hedge portions of purchase and sale commitments, weather positions, fuel requirements and inventories of natural gas, lignite, coal, crude oil, diesel fuel and refined products, and other commodities, within established risk management guidelines. As part of this strategy, we routinely utilize fixed-price forward physical purchase and sale contracts, futures, financial swaps and option contracts traded in over-the-counter markets or on exchanges. Although we devote a considerable amount of time and effort to the establishment of risk management procedures, as well as the ongoing review of the implementation of these procedures, the procedures in place may not always function as planned and cannot eliminate all the risks associated with these activities. For example, we hedge the expected needs of our wholesale and retail customers, but unexpected changes due to weather, natural disasters (such as Hurricane Ike), market constraints or other factors could cause us to purchase power to meet unexpected demand in periods of high wholesale market prices or resell excess power into the wholesale market in periods of low prices. As a result of these and other factors, we cannot precisely predict the impact that risk management decisions may have on our businesses, results of operations or financial position.

With the tightening of credit markets, there has been some decline in the number of market participants in the energy commodities markets, resulting in less liquidity, particularly in the ERCOT wholesale electricity market. Participation by financial institutions and other intermediaries (including investment banks) has particularly declined. Extended declines in market liquidity could materially affect our ability to hedge our financial exposure to desired levels.

To the extent we engage in hedging and risk management activities, we are exposed to the risk that counterparties that owe us money, energy or other commodities as a result of market transactions will not perform their obligations. Should the counterparties to these arrangements fail to perform, we might be forced to enter into alternative hedging arrangements or honor the underlying commitment at then-current market prices. In such event, we might incur losses in addition to amounts, if any, already paid to the counterparties. ERCOT market participants are also exposed to risks that another ERCOT market participant may default on its obligations to pay ERCOT for power taken, in which case such costs, to the extent not offset by posted security and other protections available to ERCOT, may be allocated to various non-defaulting ERCOT market participants, including us.

We may suffer material losses, costs and liabilities due to ownership and operation of the Comanche Peak nuclear generation plant.

The ownership and operation of a nuclear generation plant involves certain risks. These risks include:

•	unscheduled outages or unexpected costs due to equipment, mechanical, structural or other problems;

•	inadequacy or lapses in maintenance protocols;

•	the impairment of reactor operation and safety systems due to human error;

•	the costs of storage, handling and disposal of nuclear materials;

•	the costs of procuring nuclear fuel;

•	the costs of securing the plant against possible terrorist attacks;

•	limitations on the amounts and types of insurance coverage commercially available, and

•	uncertainties with respect to the technological and financial aspects of decommissioning nuclear facilities at the end of their useful lives.

The prolonged unavailability of Comanche Peak could materially affect our financial condition and results of operations. The following are among the more significant of these risks:

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Operational Risk—Operations at any nuclear generation plant could degrade to the point where the plant would have to be shut down. If such degradations were to occur, the process of identifying and correcting the causes of the operational downgrade to return the plant to operation could require significant time and expense, resulting in both lost revenue and increased fuel and purchased power expense to meet supply commitments. Furthermore, a shut-down or failure at any other nuclear generation plant could cause regulators to require a shut-down or reduced availability at Comanche Peak.

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Regulatory Risk—The NRC may modify, suspend or revoke licenses and impose civil penalties for failure to comply with the Atomic Energy Act, the regulations under it or the terms of the licenses of nuclear generation facilities. Unless extended, the NRC operating licenses for Comanche Peak Unit 1 and Unit 2 will expire in 2030 and 2033, respectively. Changes in regulations by the NRC could require a substantial increase in capital expenditures or result in increased operating or decommissioning costs.

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Nuclear Accident Risk—Although the safety record of Comanche Peak and other nuclear generation plants generally has been very good, accidents and other unforeseen problems have occurred both in the US and elsewhere. The consequences of an accident can be severe and include loss of life, injury, lasting negative health impact, and property damage. Any accident, or perceived accident, could result in significant liabilities and damage our reputation. Any such resulting liability from a nuclear accident could exceed our resources, including insurance coverage.

The operation and maintenance of electricity generation facilities involves significant risks that could adversely affect our results of operations and financial condition.

The operation and maintenance of electricity generation facilities involves many risks, including, as applicable, start-up risks, breakdown or failure of facilities, lack of sufficient capital to maintain the facilities, the dependence on a specific fuel source or the impact of unusual or adverse weather conditions or other natural events, as well as the risk of performance below expected levels of output, efficiency or dependability, the occurrence of any of which could result in lost revenues and/or increased expenses. A significant number of our facilities were constructed many years ago. In particular, older generating equipment, even if maintained in accordance with good engineering practices, may require significant capital expenditures to keep operating at peak efficiency and availability. The risk of increased maintenance and capital expenditures arises from (a) increased starting and stopping of generation equipment due to the volatility of the competitive generation market, (b) any unexpected failure to generate electricity, including failure caused by breakdown or forced outage and (c) damage to facilities due to storms, natural disasters, wars, terrorist acts and other catastrophic events. Further, our ability to successfully and timely complete capital improvements to existing facilities or other capital projects is contingent upon many variables and subject to substantial risks. Should any such efforts be unsuccessful, we could be subject to additional costs and/or the write-off of our investment in the project or improvement.

Insurance, warranties or performance guarantees may not cover all or any of the lost revenues or increased expenses, including the cost of replacement power. Likewise, the ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by events outside our control.

Our cost of compliance with environmental laws and regulations and our commitments, and the cost of compliance with new environmental laws, regulations or commitments could materially adversely affect our results of operations and financial condition.

We are subject to extensive environmental regulation by governmental authorities. In operating our facilities, we are required to comply with numerous environmental laws and regulations and to obtain numerous governmental permits. We may incur significant additional costs beyond those currently contemplated to comply with these requirements. If we fail to comply with these requirements, we could be subject to civil or criminal liabilities and fines. Existing environmental regulations could be revised or reinterpreted, new laws and regulations could be adopted or become applicable to us or our facilities, and future changes in environmental laws and regulations could occur, including potential regulatory and enforcement developments related to air emissions, all of which could result in significant additional costs beyond those currently contemplated to comply with existing requirements.

In conjunction with the building of three new generation units, EFH Corp. has committed to reduce emissions of mercury, NOX and SO2 associated with our baseload generation units so that the total of these emissions from both existing and new lignite/coal-fueled units are 20% below 2005 levels. We may incur significantly greater costs than those contemplated in order to achieve this commitment.

EFH Corp. has formed a Sustainable Energy Advisory Board that advises it in its pursuit of technology development opportunities that, among other things, are designed to reduce EFH Corp.’s impact on the environment. Any adoption of Sustainable Energy Advisory Board recommendations may cause us to incur significant costs in addition to the costs referenced above.

We may not be able to obtain or maintain all required environmental regulatory approvals. If there is a delay in obtaining any required environmental regulatory approvals or if we fail to obtain, maintain or comply with any such approval, the operation and/or construction of our facilities could be stopped, curtailed or modified or become subject to additional costs.

In addition, we may be responsible for any on-site liabilities associated with the environmental condition of facilities that we have acquired, leased or developed, regardless of when the liabilities arose and whether they are known or unknown. In connection with certain acquisitions and sales of assets, we may obtain, or be required to provide, indemnification against certain environmental liabilities. Another party could, depending on the circumstances, assert an environmental claim against us or fail to meet its indemnification obligations to us.

Our financial condition and results of operations may be materially adversely affected if new federal and/or state legislation or regulations are adopted to address global climate change.

In recent years, a growing concern has emerged nationally and internationally about global climate change and how greenhouse gas (GHG) emissions, such as CO2, contribute to global climate change. Several bills addressing climate change have been introduced in the US Congress or discussed by the Obama Administration that are intended to address climate change using different approaches, including a cap on carbon emissions with emitters allowed to trade unused emission allowances (cap-and-trade), a tax on carbon emissions (carbon-tax) and incentives for the development of low-carbon and carbon capture and sequestration technologies, performance standards for coal-fueled electricity generation units, and federal renewable portfolio standards. In addition, in April 2007, the US Supreme Court issued its decision in Massachusetts v. US Environmental Protection Agency holding that CO2 and other GHG emissions are pollutants subject to regulation under the new motor vehicle provisions of the Clean Air Act. Some commentators believe that the possible outcome from the decision include regulation of GHG not only from motor vehicles but also from industrial sectors, including electricity generation, transmission and distribution facilities. We produce GHG emissions from the combustion of fossil fuels at our generation plants. We estimate that our generation plants produced an average of 58 million tons of CO2 annually from 2005 to 2007. The three new lignite-fueled units currently under construction that we estimate will come on-line in 2009 and 2010 will generate additional CO2 emissions. Because a substantial portion of our generation portfolio consists of lignite/coal-fueled generation plants, our financial condition and results of operations could be materially adversely affected by the enactment of any legislation or regulation that mandates a reduction in GHG emissions or that imposes financial penalties, costs or taxes upon those that produce GHG emissions. For example, to the extent a cap-and-trade program is adopted, we may be required to incur material costs to reduce our GHG emissions or to procure emission allowances or credits to comply with such program. To the extent a carbon-tax is adopted, we could be subject to a material tax liability under such a program and could incur material costs to reduce our GHG emissions in order to reduce such tax liability.

Our financial condition and results of operations may be materially adversely affected by the effects of extreme weather conditions.

We could be subject to the effects of extreme weather. Extreme weather conditions could stress our generation facilities resulting in increased maintenance and capital expenditures. Extreme weather events, including hurricanes, storms or other natural disasters, could be destructive and result in casualty losses that are not ultimately offset by insurance proceeds or in increased capital expenditures or costs, including supply chain costs.

Moreover, an extreme weather event could cause disruption in service to customers due to downed wires and poles or damage to other operating equipment, which could result in us foregoing sales of electricity and lost revenue. Similarly, an extreme weather event might affect the availability of generation and transmission capacity, limiting our ability to source or deliver electricity to where it is needed. These conditions, which cannot be reliably predicted, could have an adverse consequence by requiring us to seek additional sources of electricity when wholesale markets are tight or to seek to sell excess electricity when those markets are weak.

Our growth strategy, including investment in three new lignite-fueled generation units, may not be executed as planned which could adversely impact our financial condition and results of operations.

There can be no guarantee that the execution of our growth strategy will be successful. As discussed below, our growth strategy is dependent upon many factors. Changes in laws, regulations, markets, costs, the outcome of on-going litigation or other factors could negatively impact the execution of our growth strategy, including causing management to change the strategy. Even if we are able to execute our growth strategy, it may take longer than expected and costs may be higher than expected.

There can be no guarantee that the execution of the lignite-fueled generation development program will be successful. While we have experience in operating lignite-fueled generation facilities, we have limited recent experience in constructing, commissioning and starting-up such facilities. To the extent construction is not managed efficiently and to a timely conclusion, cost overruns may occur, resulting in the overall program costing significantly more than anticipated. This may also result in delays in the expected online dates for the facilities resulting in less overall income than projected. While we believe we can acquire the resources needed to effectively execute this program, we are exposed to the risk that we may not be able to attract and retain skilled labor, at projected rates, for constructing, commissioning and starting-up these new facilities.

Our lignite-fueled generation development program is subject to changes in laws, regulations and policies that are beyond our control. Changes in law, regulation or policy regarding commodity prices, power prices, electricity competition or solid-fuel generation facilities or other related matters could adversely impact this program. In recent months, global warming has received significant media attention, which has resulted in legislators focusing on environmental laws, regulations and policies. Changes in environmental law, regulation or policy, such as regulations of emissions of carbon dioxide, could adversely impact this program. Although we have received permits to construct and operate the new units that are a part of the lignite-fueled generation development program, some of these permits are subject to ongoing litigation. See “TCEH’s Businesses and Strategy — Legal and Administrative Proceedings - Litigation Related to Generation Facilities” for further detail regarding such ongoing litigation. An adverse ruling on these matters could materially and adversely effect the implementation of this program.

Our lignite-fueled generation development program is subject to changes in the electricity market, primarily ERCOT, that are beyond our control. If demand growth is less than expected or if other generation companies build a significant amount of new generation assets in ERCOT, market prices of power could fall such that the new generation capacity becomes uneconomical. In addition, any unanticipated reduction in wholesale electricity prices, market heat rates and natural gas prices, which could occur for a variety of reasons, could adversely impact this program. Even if we enter into hedges to reduce such exposures, we would still be subject to the credit risk of our counterparties.

Our lignite-fueled generation development program is subject to other risks that are beyond our control. For example, we are exposed to the risk that a change in technology for electricity generation facilities and/or emissions control technologies may make other generation facilities less costly and more attractive than our new generation facilities. We are subject to risks relating to transmission capabilities and constraints. We are also exposed to the risk that our contractors may default on their obligations and compensation for damages received, if any, will not cover our losses.

Ongoing performance improvement initiatives may not achieve desired cost reductions and may instead result in significant additional costs if unsuccessful. In addition, we may incur significant transition costs and/or experience significant operational disruptions in connection with the termination of our outsourcing arrangement with Capgemini.

The implementation of performance improvement initiatives identified by management may not produce the desired reduction in costs and if unsuccessful, may instead result in significant additional costs as well as significant disruptions in our operations due to employee displacement and the rapid pace of changes to organizational structure and operating practices and processes. Such additional costs or operational disruptions could have an adverse effect on our business and financial prospects. For example, we are in the process of upgrading or replacing certain of our software systems, most notably is the transition of our retail customer care and revenue management software systems to a new SAP software platform. Such transition could result in material disruptions to our operations. Disruptions in retail customer care operations could result in decreased revenue should the number of customers decline due to customer dissatisfaction. Disruptions in retail revenue management operations could result in decreased revenue or delayed or lost cash flows to the extent such disruptions result in billing errors or the inability to bill or collect payments for an extended period of time.

In addition, we may incur significant transition costs or experience significant operational disruptions in connection with the termination of our outsourcing arrangement with Capgemini as we transition the business support services back to us or to other vendors. Such additional costs and/or operational difficulties could have an adverse effect on our business and financial prospects. Moreover, we are subject to the risk that any new outsourcing arrangements for such business support services may not produce the desired cost savings.

TXU Energy’s retail business is subject to the risk that sensitive customer data may be compromised, which could result in an adverse impact to its reputation and/or the results of operations of the retail business.

TXU Energy’s retail business requires access to sensitive customer data in the ordinary course of business. Examples of sensitive customer data are names, addresses, account information, historical electricity usage, expected patterns of use, payment history, credit bureau data, credit and debit card account numbers, drivers license numbers, social security numbers and bank account information. TXU Energy’s retail business may need to provide sensitive customer data to vendors and service providers who require access to this information in order to provide services, such as call center operations, to the retail business. If a significant breach occurred, the reputation of TXU Energy’s retail business may be adversely affected, customer confidence may be diminished, or TXU Energy’s retail business may be subject to legal claims, any of which may contribute to the loss of customers and have a negative impact on the business and/or results of operations.

TXU Energy relies on the infrastructure of local utilities or independent transmission system operators to provide electricity to, and to obtain information about, its customers. Any infrastructure failure could negatively impact customer satisfaction and could have a material negative impact on its business and results of operations.

TXU Energy depends on transmission and distribution facilities owned and operated by unaffiliated utilities, as well as Oncor’s facilities, to deliver the electricity it sells to its customers. If transmission capacity is inadequate, TXU Energy’s ability to sell and deliver electricity may be hindered, it may have to forgo sales or it may have to buy more expensive wholesale electricity than is available in the capacity-constrained area. For example, during some periods, transmission access is constrained in some areas of the Dallas-Fort Worth metroplex, where TXU Energy has a significant number of customers. The cost to provide service to these customers may exceed the cost to provide service to other customers, resulting in lower profits. In addition, any infrastructure failure that interrupts or impairs delivery of electricity to TXU Energy’s customers could negatively impact the satisfaction of its customers with its service.

TXU Energy offers bundled services to its retail customers, with some bundled services offered at fixed prices and for fixed terms. If TXU Energy’s costs for these bundled services exceed the prices paid by its customers, its results of operations could be materially adversely affected.

TXU Energy offers its customers a bundle of services that include, at a minimum, electricity plus transmission, distribution and related services. The prices TXU Energy charges for its bundle of services or for the various components of the bundle, any of which may be fixed by contract with the customer for a period of time, could fall below TXU Energy’s underlying cost to provide the components of such services.

TXU Energy’s retail business is subject to the risk that it will not be able to profitably serve its customers given its previously announced price cuts and price protection, which could result in an adverse impact to its reputation and/or results of operations.

TXU Energy committed in 2006 to not increase prices above then current levels through 2009 for qualifying residential customers who remain on certain plans with rates that were then equal to the formerly regulated rate. The prices TXU Energy charges during this period could fall below TXU Energy’s underlying cost to provide electricity.

TXU Energy’s REP certification is subject to PUCT review.

The PUCT may at any time initiate an investigation into whether TXU Energy is compliant with PUCT Substantive Rules and whether it has met all of the requirements for REP certification, including financial requirements. Any removal or revocation of a REP certification would mean that TXU Energy would no longer be allowed to provide electricity service to retail customers. Such decertification would have an adverse effect on TXU Energy and its financial prospects. See “Regulations and Rates” regarding a recent rule replacement.

Changes in technology may reduce the value of our generation plants and may significantly impact our businesses in other ways as well.

Research and development activities are ongoing to improve existing and alternative technologies to produce electricity, including gas turbines, fuel cells, microturbines and photovoltaic (solar) cells and concentrated solar thermal devices. It is possible that advances in these or other technologies will reduce the costs of electricity production from these technologies to a level that will enable these technologies to compete effectively with the traditional generation plants owned by us. While demand for electric energy services is generally increasing throughout the U.S., the rate of construction and development of new, more efficient generation facilities may exceed increases in demand in some regional electricity markets. Consequently, where we have facilities, the profitability and market value of our generation assets could be significantly reduced. Also, electricity demand could be reduced by increased conservation efforts and advances in technology, which could likewise significantly reduce the value of our generation assets. Changes in technology could also alter the channels through which retail customers buy electricity. To the extent self-generation facilities become a more cost-effective option for certain customers, our revenues could be reduced.

Our revenues and results of operations may be adversely impacted by decreases in market prices of power due to the development of wind generation power sources.

A significant amount of investment in wind generation in the ERCOT market over the past few years has increased overall wind power generation capacity. Generally, the increased capacity has led to lower wholesale electricity prices (driven by lower market heat rates) in the zones at or near wind generation development, especially in, but not exclusive to, the ERCOT West zone where most of the new wind power generation is located. As a result, the profitability of our generation facilities and power purchase contracts, including certain wind generation power purchase contracts, has been impacted by the effects of the wind power generation, and the value could significantly decrease if wind power generation has a material sustained effect on market heat rates.

Our revenues and results of operations may be adversely impacted as ERCOT transitions the current zonal market structure to a nodal wholesale market.

Substantially all of our businesses are located in the ERCOT market, which is currently in the process of transitioning from a zonal market structure with four Congestion Management Zones to a nodal market structure that will directly manage congestion on a localized basis. In a nodal market, the prices received and paid for power will be based on pricing determined at specific interconnection points on the transmission grid (i.e., Locational Marginal Pricing), which could result in lower revenues or higher costs for our businesses. This market structure change could have a significant impact on the profitability and value of our businesses depending on how the Locational Marginal Pricing develops.

Our future results of operations may be negatively impacted by settlement adjustments determined by ERCOT related to prior periods.

ERCOT is the independent system operator that is responsible for maintaining reliable operation of the bulk electric power supply system in the ERCOT market. Its responsibilities include the clearing and settlement of electricity volumes and related ancillary services among the various participants in the deregulated Texas market. Settlement information is due from ERCOT within two months after the operating day, and true-up settlements are due from ERCOT within six months after the operating day. Likewise, ERCOT has the ability to resettle any operating day at any time after the six month settlement period, usually the result of a lingering dispute, an alternative dispute resolution process or litigated event. As a result, we are subject to settlement adjustments from ERCOT related to prior periods, which may result in charges or credits impacting our future reported results of operations.

Our results of operations and financial condition could be negatively impacted by any development or event beyond our control that causes economic weakness in the ERCOT market.

We derive substantially all of our revenues from operations in the ERCOT market, which covers approximately 75% of the geographical area in the state of Texas. As a result, regardless of the state of the economy in areas outside the ERCOT market, economic weakness in the ERCOT market could lead to reduced demand for electricity in the ERCOT market. Such a reduction could have a material negative impact on our results of operations and financial condition.

TCEH’s credit ratings could negatively affect our ability to access capital and could require us to post collateral or repay certain indebtedness.

Downgrades in TCEH’s long-term debt ratings generally cause borrowing costs to increase and the potential pool of investors and funding sources to decrease and might trigger liquidity demands pursuant to the terms of new commodity contracts, leases or other agreements. In connection with the Merger, Fitch, Moody’s and S&P downgraded EFH Corp.’s and TCEH’s long term debt ratings, and in March 2009, Moody’s and Fitch downgraded ratings for EFC Holdings and TCEH citing economic factors and certain market factors. See Note 12 to the 2008 Year-End Financial Statements for discussion of EFC Holdings’ guarantee of certain EFH Corp. senior notes and “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources-Credit Ratings” for discussion of credit ratings.

Most of our large customers, suppliers and counterparties require an expected level of creditworthiness in order for them to enter into transactions. If TCEH’s credit ratings decline, the costs to operate our businesses would likely increase because counterparties could require the posting of collateral in the form of cash-related instruments, or counterparties could decline to do business with us.

The global financial crisis has caused unprecedented market volatility and may have impacts on our business and financial condition that we currently cannot predict.

Because our operations are capital intensive, we expect to rely over the long-term upon access to financial markets (particularly the attainment of liquidity facilities) as a significant source of liquidity for capital requirements not satisfied by cash-on-hand, operating cash flows or our credit facilities. The capital and credit markets have been experiencing extreme volatility and disruption. As a result, the continued credit crisis and related turmoil in the global financial system may have an impact on our business and financial condition. Our ability to access the capital or credit markets may be severely restricted at a time when we would like, or need, to access those markets, which could have an impact on our flexibility to react to changing economic and business conditions. In addition, the cost of debt financing may be materially adversely impacted by these market conditions. As such, there can be no assurance that the capital and credit markets will continue to be a reliable or acceptable source of short-term or long-term financing for us. If current levels of market disruption and volatility continue or worsen, we may be forced to meet our liquidity needs, such as our anticipated capital expenditures, through our cash flows. Additionally, the crisis could have a broader impact on business in general in ways that could lead to reduced electricity usage, which could have a negative impact on our revenues, and the credit crisis could have an impact on our customers, counterparties and/or lenders, causing them to fail to meet their obligations to us.

Our liquidity needs could be difficult to satisfy, particularly during times of uncertainty in the financial markets and/or during times when there are significant changes in commodity prices. The inability to access liquidity, particularly on favorable terms, could materially adversely affect results of operations and/or financial condition.

Our businesses are capital intensive. We rely on access to financial markets and liquidity facilities as a significant source of liquidity for capital requirements not satisfied by cash-on-hand or operating cash flows. The inability to raise capital on favorable terms or access liquidity facilities, particularly during times of uncertainty similar to that which is currently being experienced in the financial markets, could impact our ability to meet our shortened liquidity requirements and to sustain and grow our businesses and would likely increase capital costs. Our access to the financial markets and liquidity facilities could be adversely impacted by various factors, such as:

•	changes in financial markets that reduce available credit or the ability to obtain or renew liquidity facilities on acceptable terms;

•	economic weakness in the ERCOT or general US market;

•	changes in interest rates;

•	a deterioration of our credit or the credit of our subsidiaries or a reduction in TCEH’s credit ratings;

•	a deterioration of the credit or bankruptcy of one or more lenders or counterparties under our liquidity facilities that affects the ability of such lender(s) to make loans to us;

•	volatility in commodity prices that increases margin or credit requirements;

•	a material breakdown in our risk management procedures, and

•	the occurrence of changes in our businesses that restrict our ability to access liquidity facilities.

Although we expect to actively manage the liquidity exposure of existing and future hedging arrangements, given the size of the long-term hedging program, any significant increase in the price of natural gas could result in us being required to provide cash or letter of credit collateral in substantial amounts. While these potential posting obligations are primarily supported by the liquidity facilities, for certain transactions there is a potential for the timing of postings on the commodity contract obligations to vary from the timing of borrowings from the TCEH Commodity Collateral Posting Facility. Any perceived reduction in our credit quality could result in clearing agents or other counterparties requesting additional collateral. We have potential credit concentration risk related to the limited number of lenders that provide us liquidity to support our hedging program. A deterioration of the credit quality of such lenders could materially affect our ability to continue such program on acceptable terms. An event of default by one or more of our hedge counterparties could subsequently result in termination-related settlement payments that reduce available liquidity if we owe amounts related to our commodity contracts or delays in receipts of expected settlements if the hedge counterparties owe amounts to us.

In the event that the governmental agencies that regulate the activities of our businesses determine that the creditworthiness of any such business is inadequate to support its activities, such agencies could require us to provide additional cash or letter of credit collateral in substantial amounts to qualify to do business.

In the event our liquidity facilities are being used largely to support the long-term hedging program as a result of a significant increase in the price of natural gas or significant reduction in credit quality, we may have to forego certain capital expenditures or other investments in our competitive businesses or other business opportunities.

Further, a lack of available liquidity could adversely impact the evaluation of our creditworthiness by counterparties and rating agencies. In particular, such concerns by existing and potential counterparties could significantly limit our wholesale markets activities, including our long-term hedging program.

As was the case in the fourth quarter 2008 and the first quarter 2009 (as discussed in Notes 1 and 3 to the 2008 Year-End Financial Statements and Note 2 to the March 31, 2009 Financial Statements), goodwill and/or other intangible assets not subject to amortization that we have recorded in connection with the Merger are subject to at least annual impairment evaluations and as a result, we could be required to write off some or all of this goodwill and other intangible assets, which may reflect adverse impacts on our financial condition and results of operations.

In accordance with SFAS 142, goodwill and certain other indefinite-lived intangible assets that are not subject to amortization are reviewed annually or more frequently for impairment, if certain conditions exist, and may be impaired. Any reduction in or impairment of the value of goodwill or other intangible assets will result in a charge against earnings, which could cause a material adverse impact on our reported results of operations and financial position.

The loss of the services of our key management and personnel could adversely affect our ability to operate our businesses.

Our future success will depend on our ability to continue to attract and retain highly qualified personnel. We compete for such personnel with many other companies, in and outside our industry, government entities and other organizations. We may not be successful in retaining current personnel or in hiring or retaining qualified personnel in the future. Our failure to attract new personnel or retain existing personnel could have a material adverse effect on our businesses.

The Sponsor Group controls and may have conflicts of interest with us in the future.

The Sponsor Group indirectly owns approximately 60% of EFH Corp.’s capital stock on a fully-diluted basis through their investment in Texas Holdings. As a result of this ownership and the Sponsor Group’s ownership in interests of the general partner of Texas Holdings, the Sponsor Group has control over decisions regarding our operations, plans, strategies, finances and structure, including whether to enter into any corporate transaction, and will have the ability to prevent any transaction that requires the approval of EFH Corp.’s stockholders.

Additionally, each member of the Sponsor Group is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. Members of the Sponsor Group may also pursue acquisition opportunities that may be complementary to our businesses and, as a result, those acquisition opportunities may not be available to us. So long as the members of the Sponsor Group, or other funds controlled by or associated with the members of the Sponsor Group, continue to indirectly own a significant amount of the outstanding shares of EFH Corp.’s common stock, even if such amount is less than 50%, the Sponsor Group will continue to be able to strongly influence or effectively control our decisions.

FORWARD-LOOKING STATEMENTS

This prospectus and other presentations made by us contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. All statements, other than statements of historical facts, that are included in this prospectus, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “projection,” “target,” and “outlook”), are forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” contained elsewhere in this prospectus and the following important factors, among others, that could cause our actual results to differ materially from those projected in such forward-looking statements:

•

prevailing governmental policies and regulatory actions, including those of the Texas Legislature, the Governor of Texas, the U.S. Congress, the U.S. Federal Energy Regulatory Commission (“FERC”), the PUCT, the Railroad Commission of Texas, the U.S. Nuclear Regulatory Commission, the U.S. Environmental Protection Agency and the Texas Commission on Environmental Quality, with respect to, among other things:

•	allowed prices;

•	industry, market and rate structure;

•	purchased power and recovery of investments;

•	operations of nuclear generating facilities;

•	operations of mines;

•	acquisitions and disposal of assets and facilities;

•	development, construction and operation of facilities;

•	decommissioning costs;

•	present or prospective wholesale and retail competition;

•	changes in tax laws and policies; and

•	changes in and compliance with environmental and safety laws and policies, including climate change initiatives;

•	legal and administrative proceedings and settlements;

•	general industry trends;

•	our ability to attract and retain profitable customers;

•	our ability to profitably serve our customers;

•	restrictions on competitive retail pricing;

•	changes in wholesale electricity prices or energy commodity prices;

•	changes in prices of transportation of natural gas, coal, crude oil and refined products;

•	unanticipated changes in market heat rates in the ERCOT electricity market;

•	our ability to effectively hedge against changes in commodity prices, market heat rates and interest rates;

•	weather conditions and other natural phenomena, and acts of sabotage, wars or terrorist activities;

•	unanticipated population growth or decline, and changes in market demand and demographic patterns;

•	changes in business strategy, development plans or vendor relationships;

•	access to adequate transmission facilities to meet changing demands;

•	unanticipated changes in interest rates, commodity prices, rates of inflation or foreign exchange rates;

•	unanticipated changes in operating expenses, liquidity needs and capital expenditures;

•	commercial bank market and capital market conditions;

•	competition for new energy development and other business opportunities;

•	inability of various counterparties to meet their obligations with respect to our financial instruments;

•	changes in technology used by and services offered by us;

•	significant changes in our relationship with our employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur;

•	changes in assumptions used to estimate costs of providing employee benefits, including pension benefits and other postretirement employee benefits, and future funding requirements related thereto;

•	changes in assumptions used to estimate future executive compensation payments;

•	significant changes in critical accounting policies;

•	actions by credit rating agencies;

•	economic conditions;

•	our ability to implement cost reduction initiatives; and

•

with respect to our lignite coal-fueled generation construction and development program, more specifically, our ability to fund such investments, changes in competitive market rules, unexpected judicial rulings, changes in environmental laws or regulations, changes in electric generation and emissions control technologies, changes in projected demand for electricity, our ability and the ability of our contractors to attract and retain, at projected rates, skilled labor for constructing the new generating units, changes in wholesale electricity prices or energy commodity prices, transmission capacity and constraints, supplier performance risk, changes in the cost and availability of materials necessary for the construction program and our ability to manage the significant construction, commissioning and start-up program to a timely conclusion with limited cost overruns.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

INDUSTRY AND MARKET INFORMATION

The industry and market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources, including certain data published by ERCOT. We did not commission any of these publications or reports. Some data is also based on good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and make no representation as to the accuracy of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time, and we do not know what assumptions regarding general economic growth are used in preparing the forecasts included in this prospectus. Similarly, while we believe that our internal and external research is reliable, it has not been verified by any independent sources, and we make no assurances that the predictions contained therein are accurate.

THE TRANSACTIONS

The Merger

On October 10, 2007, Merger Sub, Texas Holdings’ wholly owned subsidiary, acquired EFH Corp. through a merger of Merger Sub with and into EFH Corp. under the terms and conditions of the Merger Agreement. Upon the effectiveness of the Merger, each share of EFH Corp. common stock outstanding immediately prior to the Merger (other than shares held by EFH Corp. or any of EFH Corp.’s subsidiaries or Texas Holdings or any of its subsidiaries, including Merger Sub, in each case not held on behalf of third parties, or shares held by holders who properly exercised their rights of dissent and appraisal under Texas law) was cancelled and converted into the right to receive $69.25 in cash, without interest and less any applicable withholding taxes.

EFH Corp.’s direct subsidiaries include EFC Holdings and Intermediate Holding. EFC Holdings is the direct parent company of TCEH. Intermediate Holding is the parent of Oncor Holdings and Oncor.

EFH Corp. and Intermediate Holding and its subsidiaries, which includes Oncor, are not guarantors of the notes.

Equity Contributions

At the closing of the Merger, Texas Holdings received an aggregate equity investment of approximately $8.3 billion. Investment funds affiliated with the Sponsor Group, or their respective assignees, contributed approximately $5.1 billion to Texas Holdings. The Sponsor Group obtained approximately $2.3 billion in equity investments from other existing investors in KKR’s and TPG’s private equity funds and other third party investors. Following the closing of the Merger, the Sponsor Group owned approximately 62% of the limited partnership units issued by Texas Holdings in connection with the Merger.

The equity contributions by the Sponsor Group and the Investors are referred to herein as the “Equity Contributions.”

Debt Financing

In connection with the Merger, in addition to the Equity Contributions described above, we entered into the following debt financing arrangements, in each case, arranged by a consortium of arrangers and bookrunners:

•	Senior secured credit facilities of TCEH (the “TCEH Senior Secured Facilities”) that are guaranteed by EFC Holdings and subsidiaries of TCEH, consisting of the following:

(a)	a $16.45 billion senior secured initial term loan facility of TCEH (the “TCEH Initial Term Loan Facility”), which was used to fund the Merger and related transactions;

(b)	a $4.1 billion senior secured delayed draw term loan facility of TCEH (the “TCEH Delayed Draw Term Loan Facility”), which is being used to fund capital expenditures and expenses related to the development of the three new lignite-fueled generation units and the environmental retrofit program;

(c)	a $1.25 billion senior secured letter of credit facility of TCEH (the “TCEH Letter of Credit Facility”), which is being used for general corporate purposes;

(d)	a $2.7 billion senior secured revolving credit facility of TCEH (the “TCEH Revolving Credit Facility”), , under which amounts are available (A) in the form of letters of credit and (B) for borrowings on same-day notice, referred to as the swingline loans, which is being used for working capital and for other general corporate purposes; and

(e)	a senior secured cash posting credit facility of TCEH (the “TCEH Commodity Collateral Posting Facility”), the size of which is determined by the out-of-the-money mark-to-market exposure, inclusive of any unpaid settlement amounts, of TCEH and its subsidiaries on a hypothetical portfolio of certain commodity swaps and futures transactions, which is being used to fund all of the margin payments due on specified volumes of natural gas hedges; and

•	a $6.75 billion senior unsecured interim loan facility of TCEH (the “TCEH Senior Interim Facility”), which was used to fund the Merger and related transactions.

In addition, EFC Holdings, a guarantor of the notes, guaranteed the $4.5 billion aggregate principal amount of senior unsecured interim loan facility of EFH Corp. (the “EFH Senior Interim Facility”), which was used to fund the Merger and related transactions.

In October 2007 and December 2007, the Issuer issued the notes. The proceeds from the offerings of the notes, along with cash on hand, were used by TCEH to repay in full the TCEH Senior Interim Facility.

In October 2007, EFH Corp. issued in a private offering $2,000,000,000 aggregate principal amount of 10.875% Senior Notes due 2017 (the “EFH Corp. cash-pay notes”) and $2,500,000,000 aggregate principal amount of 11.250%/12.000% Senior Toggle Notes due 2017 (the “EFH Corp. toggle notes” and, together with the EFH Corp. cash-pay notes, the “EFH Corp. Notes”). For the interest payment on the EFH Corp. toggle notes that was due on May 1, 2009, EFH Corp. increased the aggregate principal amount of the EFH Corp. toggle notes by $150,000,000. EFC Holdings guaranteed the EFH Corp. Notes. The proceeds from the offering of the EFH Corp. Notes, along with cash on hand, were used by EFH Corp. to repay in full the EFH Senior Interim Facility.

We refer to the above, collectively, as the “Debt Financing.”

Also, in connection with the Merger, EFH Corp.’s accounts receivable securitization program (the “Receivables Program”), pursuant to which we sell trade accounts receivable to TXU Receivables Company, EFH Corp.’s consolidated wholly-owned bankruptcy-remote direct subsidiary, which sells undivided interests in the purchased accounts receivable for cash to special purpose entities established by financial institutions, was amended. In connection with the amendment, the special purpose entities established by the financial institutions requested that Oncor repurchase all of the receivables it had previously sold to TXU Receivables Company. Accordingly, Oncor repurchased its receivables.

Pursuant to the terms of the Merger Agreement, in September 2007, EFH Corp. commenced offers to purchase and consent solicitations with respect to $1.0 billion in aggregate principal amount of EFH Corp.’s outstanding 4.80% Series O Senior Notes due 2009, $250 million in aggregate principal amount of TCEH’s outstanding 6.125% Senior Notes due 2008 and $1.0 billion in aggregate principal amount of TCEH’s outstanding 7.000% Senior Notes due 2013 (collectively, the “Specified Notes”). On the closing date of the Merger, EFH Corp. purchased an aggregate of $996 million, $247 million and $995 million of the principal amount of these notes, respectively. In connection with the Merger, EFH Corp. and its consolidated subsidiaries redeemed and repaid an aggregate of approximately $5.5 billion of existing consolidated indebtedness (excluding indebtedness of Oncor), including debt that became payable upon the consummation of the Merger. We refer to the tender offers for the Specified Notes and the redemption and repayment of this outstanding indebtedness as the “Debt Repayment.”

Notes having substantially identical terms as the notes and the EFH Corp. Notes were registered with the SEC in December 2008 as part of an offer to exchange freely tradable exchange notes for the notes and the EFH Corp. Notes. The exchange offers were completed in January 2009.

We refer to the transactions listed above, including the Merger and the application of the proceeds of the Equity Contributions and the Debt Financing, as the “Transactions.”

Sources and Uses

The sources and uses of the funds for the Transactions are shown in the table below.

Sources of funds:		Uses of funds:
(millions of dollars)
Cash and other sources	$946	Equity purchase price(5)	$32,384
TCEH Senior Secured Facilities(1)	18,982	Repayment of existing debt(6)	5,470
EFH Senior Interim Facility(2)	4,500	Transaction costs(7)	1,624
TCEH Senior Interim Facility(3)	6,750	Existing debt(8)	4,743

Equity contributions(4)	8,300
Existing debt(8)	4,743

Total sources of funds	$44,221	Total uses of funds	$44,221

(1)	The TCEH Senior Secured Facilities consist of the following:
(a)	the $16.45 billion TCEH Initial Term Loan Facility;
(b)	the $4.1 billion TCEH Delayed Draw Term Loan Facility, of which $2.15 billion was drawn at the closing of the Merger;
(c)	the $2.7 billion TCEH Revolving Credit Facility;
(d)	the $1.25 billion TCEH Letter of Credit Facility, of which $1.25 billion was drawn but held as restricted cash at the closing of the Merger; and
(e)	the TCEH Commodity Collateral Posting Facility, of which $382 million was actually drawn at the closing of the Merger.
(2)	The proceeds from the offering of the EFH Corp. Notes, along with cash on hand, were used to repay in full the EFH Senior Interim Facility.
(3)	The proceeds from the offering of the notes, along with cash on hand, were used to repay in full the TCEH Senior Interim Facility.
(4)	Consists of Equity Contributions by the Sponsor Group, the Investors and management contributions.
(5)

Reflects the amount of total consideration paid to holders of outstanding shares of EFH Corp.’s common stock, outstanding awards under the terms of EFH Corp.’s equity benefit plans, and common stock issuable upon conversion of EFH Corp.’s Floating Rate Convertible Senior Notes. The equity purchase price was determined based upon the sum of (A) 461.2 million shares of common stock multiplied by $69.25 per share; (B) 5.3 million shares of common stock issuable pursuant to the terms of outstanding awards under the terms of EFH Corp.’s equity benefit plans multiplied by $69.25 per share; and (C) 1.5 million shares of common stock issuable upon conversion of EFH Corp.’s Floating Rate Convertible Senior Notes due 2033 multiplied by $69.25 per share less $25 million principal amount of such notes.

(6)	Repayment of existing indebtedness consists of the Debt Repayment described above.
(7)	Reflects fees and expenses associated with the Transactions, including placement and other financing fees, advisory fees, transactions fees paid to affiliates of the members of the Sponsor Group, and other transaction costs and professional fees.
(8)	Excludes Oncor-related debt of $5,107 million as of September 30, 2007, including transition bonds and approximately $113 million related to repurchasing Oncor’s receivables previously sold under the Receivables Program.

Ring-Fencing

Upon the consummation of the Merger, EFH Corp. and Oncor implemented several measures that are referred to as “ring-fencing.” Such measures included the following:

•

the transfer of EFH Corp.’s ownership of Oncor to Oncor Holdings, a newly-formed special purpose, bankruptcy remote subsidiary, and immediately thereafter the transfer of EFH Corp.’s ownership of Oncor Holdings to a newly-formed, wholly owned subsidiary, Intermediate Holding;

•	the conversion of Oncor from a Texas corporation to a Delaware limited liability company;

•

the inclusion of covenants in Oncor Holdings’ and Oncor’s limited liability company agreements intended to enhance the separation of Oncor Holdings and its subsidiaries, including Oncor, from Texas Holdings and its other subsidiaries, including Intermediate Holding;

•

the establishment of boards of directors for Oncor Holdings and Oncor with a majority of members who meet the New York Stock Exchange requirements for independence in all material respects and whose unanimous consent is required to take certain material actions, including (i) to consolidate or merge (A) with EFH Corp. or any of EFH Corp.’s other subsidiaries or (B) with any other entity, if Oncor Holdings or Oncor, as applicable, would not be the surviving entity; (ii) to sell, transfer or dispose of all or substantially all of the assets of Oncor Holdings or Oncor, as applicable, without adequate provision for the payment of all of such entity’s creditors; (iii) to institute, or consent to the institution of, bankruptcy or insolvency proceedings in respect of Oncor Holdings or Oncor, as applicable; or (iv) to the fullest extent permitted by law, to dissolve or liquidate Oncor Holdings or Oncor, as applicable, without adequate provision for the payment of all of such entity’s creditors;

•

the specific delegation to each of the board of directors and the independent directors of Oncor, each acting by majority vote, of the right to prevent distributions, if it or they determine that it is in the best interests of Oncor to retain such amounts to meet expected future requirements;

•

after the appointment of the initial independent directors, the delegation of the ability to nominate, appoint, and fill vacancies in respect of the independent directors of Oncor and Oncor Holdings to a standing nominating committee of Oncor Holdings’ board, a majority of whose members are independent directors; and

•

the incurrence of new indebtedness, evidenced by the Oncor Revolving Credit Facility, the lenders of which will be specifically relying on the separateness of Oncor Holdings and Oncor, and their assets, from Texas Holdings and its other subsidiaries.

The ring-fencing measures are based on certain principles articulated by rating agencies and certain commitments made by Texas Holdings and Oncor to the PUCT and the FERC intended to further separate Oncor from the Texas Holdings and Group and to mitigate Oncor’s credit exposure to those entities and to reduce the risk that the assets and liabilities of Oncor Holdings or of any of its subsidiaries would be substantively consolidated with the assets and liabilities of any member of the Texas Holdings Group in the event of a bankruptcy of one or more of those entities. A number of ring-fencing measures put in place were incorporated into a PUCT order that is legally binding on Oncor.

The Transactions did not, and do not, provide for new pledges or encumbrances of the assets of Oncor for the benefit of EFH Corp. and its subsidiaries (other than the ring-fenced entities). Oncor did not incur, guarantee or pledge assets in respect of any incremental new debt related to the Transactions. There was neither new debt issued by nor borrowing at Oncor to finance the Transactions. None of the ring-fenced entities will guarantee or otherwise hold out its credit as being available to support the obligations of EFH Corp. or any of its subsidiaries (other than the ring-fenced entities). In addition, lenders under the TCEH Senior Secured Facilities and the holders of the notes and the EFH Corp. Notes have acknowledged, and the future holders of the notes will acknowledge, by acceptance of the notes, the legal separateness of Oncor and its subsidiaries from the borrowers and guarantors under such financing documents. Lenders under the TCEH Senior Secured Facilities and the holders of the notes and the EFH Corp. Notes also agreed, and the future holders of the notes will agree, by acceptance of the notes, that they will not initiate any bankruptcy proceedings against Oncor Holdings or its subsidiaries and that Oncor Holdings and its subsidiaries are entitled to enforce this non-petition covenant. See “Description of the Notes—General.”

USE OF PROCEEDS

This prospectus may be delivered in connection with the resale of notes by the Market Maker and its affiliates in market-making transactions in the notes in the secondary market. We will not receive any of the proceeds from such transactions.

CAPITALIZATION

The following table summarizes our capitalization as of March 31, 2009. This table should be read in conjunction with the information included under the headings “The Transactions,” “Use of Proceeds,” “Energy Future Competitive Holdings Company and Subsidiaries Selected Historical Consolidated Financial Data,” “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes.

Debt:
EFC Holdings:
Secured debt (a)	$95
Unsecured debt (b) (c)	2,259

Total EFC Holdings debt	2,354

TCEH:
TCEH Senior Secured Facilities	22,127
Notes (unsecured) (c)	6,750
Other secured debt	213
Other unsecured debt	1,383

Total TCEH debt	30,473
Total consolidated debt	32,827
Total EFC Holdings shareholders’ equity	(4,488)
Total noncontrolling interests in subsidiaries	26

Total capitalization	$28,365

(a)     Does not include EFC Holdings’ guarantee of TCEH Senior Secured Facilities.

(b)     Includes $2.250 billion of EFH Corp. Notes. See Note 4 to the March 31, 2009 Financial Statements under “EFH Corp. Senior Notes” for discussion of this debt push down and EFC Holdings’ guarantee of the EFH Corp. Notes.

(c)     The aggregate principal amounts reported in this table do not account for the elections of EFH Corp. and TCEH to use the PIK feature of their respective toggle notes in lieu of making cash interest payments on the May 1, 2009 interest payment date. As a result of such elections, as of May 1, 2009, the aggregate principal amount of the EFH Corp. toggle notes was increased to $2,650,000,000 and the aggregate principal amount of the TCEH toggle notes was increased to $1,848,439,000.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth our selected historical consolidated financial data as of and for the periods indicated. The selected financial data as of December 31, 2008 (Successor) and 2007 (Successor) and for the year ended December 31, 2008 (Successor), the period from October 11, 2007 through December 31, 2007 (Successor), the period from January 1, 2007 through October 10, 2007 (Predecessor) and for the year ended December 31, 2006 (Predecessor) have been derived from our audited historical consolidated financial statements and related notes included elsewhere in this prospectus. The selected financial data as of December 31, 2006, 2005 and 2004 (Predecessor) and for the years ended December 31, 2005 and 2004 (Predecessor) have been derived from our historical consolidated financial statements that are not included herein. The unaudited selected financial data as of March 31, 2009 and for the three months ended March 31, 2009 and March 31, 2008 were derived from our unaudited historical condensed financial statements included elsewhere in this prospectus.

The unaudited financial data presented have been prepared on a basis consistent with our audited consolidated financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

The selected historical consolidated financial data set forth below should be read in conjunction with “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
				Year Ended December 31,
				2006	2005	2004
	(millions of dollars, except ratios and per share amounts)
Statement of Income Data:
Operating revenues	$9,787	$1,671	$6,884	$9,396	$10,824	$9,304
Income (loss) from continuing operations before extraordinary gain (loss) and cumulative effect of changes in accounting principles	$(9,039)	$(1,266)	$1,306	$2,501	$1,816	$672
Loss from discontinued operations, net of tax effect	$—	$—	$—	$—	$(8)	$(34)
Extraordinary gain (loss), net of tax effect	$—	$—	$—	$—	$(50)	$16
Cumulative effect of changes in accounting principles, net of tax effect	$—	$—	$—	$—	$(8)	$6
Preferred stock dividends	$—	$—	$—	$—	$3	$2
Net income (loss) available for common stock	$(9,039)	$(1,266)	$1,306	$2,501	$1,747	$658
Ratio of earnings to fixed charges (a)	—	—	5.88	10.84	5.04	2.47
Ratio of earnings to combined fixed charges and preference dividends (a)	—	—	5.88	10.84	5.01	2.45

	Successor		Predecessor
	December 31,		December 31,
	2008	2007	2006	2005	2004
	(millions of dollars, except percentages)
Balance Sheet Data:
Total assets	$43,000	$49,152	$21,149	$20,890	$24,833
Property, plant & equipment — net	$20,902	$20,545	$10,344	$9,994	$16,529
Goodwill and intangible assets	$13,096	$22,197	$526	$522	$687

Capitalization
Long-term debt, less amounts due currently	$31,556	$30,762	$3,088	$3,284	$7,571
Exchangeable preferred membership interests of TCEH (b)	—	—	—	—	511
Preferred stock of subsidiaries (not subject to mandatory redemption) (c)	—	—	—	—	38
Shareholders’ equity	(5,002)	4,003	7,943	5,640	6,373

Total	$26,554	$34,765	$11,031	$8,924	$14,493

Capitalization ratios
Long-term debt, less amounts due currently	118.8%	88.5%	28.0%	36.8%	52.2%
Exchangeable preferred membership interests of TCEH (b)	—	—	—	—	3.5
Preferred stock of subsidiaries (not subject to mandatory redemption) (c)	—	—	—	—	0.3
Shareholders’ equity	(18.8)	11.5	72.0	63.2	44.0

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Short-term borrowings	$900	$438	$818	$746	$210
Long-term debt due currently	$269	$202	$178	$414	$218

Embedded interest cost on long-term debt — end of period (d)	9.6%	9.6%	7.2%	7.0%	6.1%
Embedded dividend cost on preferred stock of subsidiaries — end of period (e)	—%	—%	—%	14.0%	14.0%

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
				Year Ended December 31,
				2006	2005	2004
	(millions of dollars)
Statement of Cash Flows Data:
Cash flows provided by (used in) operating activities from continuing operations	$1,657	$(248)	$1,231	$4,757	$2,580	$1,838
Cash flows provided by (used in) financing activities from continuing operations	$1,289	$1,488	$895	$(1,265)	$(61)	$(772)
Cash flows used in investing activities from continuing operations	$(2,682)	$(1,881)	$(1,277)	$(3,497)	$(2,572)	$(1,776)
Other Financial Data:
Capital expenditures, including nuclear fuel	$2,074	$519	$1,585	$908	$1,099	$968

(a)	Fixed charges and combined fixed charges and preference dividends exceeded “earnings” (net loss) by $9.543 billion for the year ended December 31, 2008 and $1.941 billion for the period from October 11, 2007 through December 31, 2007.
(b)	Amount is net of discount. In April 2004, EFH Corp. repurchased TCEH’s exchangeable preferred membership interests. Such membership interests were contributed to EFC Holdings in 2005.
(c)	Preferred stock outstanding has a stated value of less than $1 million at the end of 2004 through 2008.
(d)	Represents the annual interest using year-end rates for variable rate debt and reflecting the effects of interest rate swaps (excluding unrealized mark-to-market gains or losses) and amortization of any discounts, premiums, issuance costs and any deferred gains/losses on reacquisitions divided by the carrying value of the debt plus or minus the unamortized balance of any discounts, premiums, issuance costs and gains/losses on reacquisitions at the end of the year.
(e)	Includes the unamortized balance of the loss on reacquired preferred stock and associated amortization.

Note: Although EFC Holdings continued as the same legal entity after the Merger, its “Selected Financial Data” for periods preceding the Merger and for the periods succeeding the Merger are presented as the consolidated financial statements of the “Predecessor” and the “Successor”, respectively. The consolidated financial statements of the Predecessor have been prepared on the same basis as the audited financial statements included in EFC Holdings’ 2007 Annual Report. The consolidated financial statements of the Successor also reflect the application of “purchase accounting”.

Note: Results for 2008 are significantly impacted by impairment charges related to goodwill, trade name and emission allowances intangible assets and natural gas-fueled generation plants. Results for 2004 are significantly impacted by charges related to EFH Corp.’s comprehensive restructuring plan.

	Successor
	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
	(millions of dollars, except ratios)
Statement of Income Data:
Operating revenues	$1,766	$1,983

Net income (loss)	$526	$(1,239)
Net income (loss) attributable to noncontrolling interests	$—	$—
Net income (loss) attributable to EFC Holdings	$526	$(1,239)

Ratio of earnings to fixed charges (a)	2.53	—
Ratio of earnings to combined fixed charges and preference dividends (a)	2.53	—

Successor
March 31, 2009
(millions of dollars)
Balance Sheet Data:
Total assets	$45,064
Property, plant & equipment — net	$20,866
Goodwill and intangible assets	$13,036

Capitalization
Long-term debt, less amounts due currently	$31,721
Preferred stock of subsidiaries (not subject to mandatory redemption) (b)	—
EFC Holdings shareholders’ equity	(4,488)
Noncontrolling interests in subsidiaries	26

Total	$27,259

Capitalization ratios
Long-term debt, less amounts due currently	116.4%
Preferred stock of subsidiaries	—
EFC Holdings shareholders’ equity	(16.5)
Noncontrolling interests in subsidiaries	0.1

Total	100.0%

Short-term borrowings	$900
Long-term debt due currently	$206
Embedded interest cost on long-term debt — end of period (c)	8.1%

	Successor
	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
	(millions of dollars)
Statement of Cash Flows Data:
Cash flows provided by (used in) operating activities	$454	$(183)
Cash flows provided by financing activities	$105	$743
Cash flows used in investing activities	$(238)	$(718)

Other Financial Information:
Capital expenditures, including nuclear fuel	$400	$571

(a)     Fixed charges and combined fixed charges and preference dividends exceeded “earnings” (net loss) by $1.903 billion for the three months ended March 31, 2008.

(b)     Preferred stock outstanding has a stated value of less than $1 million.

(c)     Represents the annual interest using period-end rates for variable rate debt and reflecting the effects of interest rate swaps (excluding unrealized mark-to-market gains or losses) and amortization of any discounts, premiums, issuance costs and any deferred gains/losses on reacquisitions divided by the carrying value of the debt plus or minus the unamortized balance of any discounts, premiums, issuance costs and gains/losses on reacquisitions at the end of the period.

Quarterly Information

Results of operations by quarter are summarized below. In the opinion of EFC Holdings, all adjustments (consisting of normal recurring accruals) necessary for a fair statement of such amounts have been made. Quarterly results are not necessarily indicative of a full year’s operations because of seasonal and other factors. All amounts are in millions of dollars.

	Successor
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2008:
Operating revenues	$1,983	$2,567	$3,258	$1,979

Net income (loss)	$(1,239)	$(3,289)	$3,586	$(8,097)

	Predecessor (a)			Successor
	First Quarter	Second Quarter	Third Quarter	Period from October 11, 2007 through December 31, 2007
2007:
Operating revenues	$2,003	$2,049	$2,572	$1,671

Net income (loss)	$22	$210	$1,000	$(1,266)

(a)	The 10-day period ended October 10, 2007 has not been presented as it is deemed to be immaterial.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations covers periods prior to and following the consummation of the Merger. The discussion and analysis of historical periods prior to the consummation of the Merger does not reflect the significant impact that the Merger has had and will have on us, including significantly increased leverage and liquidity requirements. You should read the following discussion of our results of operations and financial condition with the information under “Energy Future Competitive Holdings Company and Subsidiaries Selected Historical Consolidated Financial Data” and the audited and unaudited historical consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

You also should read the following discussion of our results of operations and financial condition with “TCEH’s Businesses and Strategy” for a discussion of certain of our important financial policies and objectives; performance measures and operational factors we use to evaluate our financial condition and operating performance; and our business segments.

References to “EFC Holdings” in “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations” refer to Energy Future Competitive Holdings Company and/or its subsidiaries, depending on context. See “Glossary” for other defined terms used in “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

All dollar amounts in the tables in the following discussion and analysis are stated in millions of US dollars unless otherwise indicated.

Business

EFC Holdings is a subsidiary of EFH Corp. and is a Dallas-based holding company that conducts its operations principally through its wholly-owned subsidiary, TCEH. TCEH is a Dallas-based holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, development and construction of new generation facilities, wholesale energy sales and purchases, commodity risk management and trading activities, and retail electricity sales. Commodity risk management and allocation of financial resources are performed at the consolidated level; therefore, there are no reportable business segments.

In October 2007, EFH Corp. completed the Merger. As a result of the Merger, EFH Corp. became a subsidiary of Texas Holdings, which is controlled by the Sponsor Group.

In connection with the Merger, which closed on October 10, 2007, certain wholly-owned subsidiaries of EFH Corp. established for the purpose of developing and constructing new generation facilities became subsidiaries of TCEH, and certain assets and liabilities of other such subsidiaries were transferred to TCEH and its subsidiaries. Those subsidiaries holding impaired construction work-in-process assets related to eight cancelled coal-fueled generation units did not become subsidiaries of TCEH. (In addition, a wholly-owned subsidiary of EFC Holdings representing a lease trust holding certain combustion turbines became a subsidiary of TCEH.) Because these transactions were between entities under the common control of EFH Corp., EFC Holdings accounted for the transactions in a manner similar to a pooling of interests. As a result, historical operations, financial position and cash flows of EFC Holdings and the entities and other net assets contributed are presented on a combined basis for all periods presented. See Note 4 to the 2008 Year-End Financial Statements for additional information.

Executive Summary

EFC Holdings’ consolidated net loss for 2008 totaled $9.0 billion. The loss primarily reflected non-cash impairments of goodwill, trade name and environmental allowances intangible assets and natural gas-fueled generation assets, interest expense on Merger-related debt, unrealized mark-to-market net losses on interest rate hedging transactions and the effects of purchase accounting, partially offset by unrealized mark-to-market net gains on commodity positions in the long-term hedging program. See “-Results of Operations for the Years Ended December 31, 2008 and 2007” for further discussion.

Significant Activities and Events

Effects of Declines in Financial Markets — The financial market conditions had a significant effect on EFC Holdings’ assessment of the carrying value of goodwill. EFC Holdings recorded an impairment charge of $8.0 billion in 2008 and an additional

$70 million in the three months ended March 31, 2009, primarily arising from the dislocation in the capital markets that has increased interest rate spreads and the resulting discount rates used in estimating fair values and the effects of recent declines in market values of debt and equity securities of comparable companies. This and other non-cash impairments referenced below will not cause EFC Holdings or TCEH to be in default under any of their respective debt covenants or impact counterparty trading agreements or have a material impact on liquidity.

Further, in light of the significant dislocation and continued uncertainty in the financial markets, EFC Holdings took actions to secure its available liquidity by drawing on its credit facilities and exercising the “payment-in-kind” (PIK) option on certain of its debt securities. In September 2008, EFC Holdings also terminated its wholesale energy market transactions with subsidiaries of Lehman Brothers Holdings Inc., which filed for bankruptcy, resulting in a charge to reserve for the direct net financial position totaling $26 million (excluding termination related costs) with respect to the transactions.

See Note 3 to the 2008 Year-End Financial Statements and Note 2 to the March 31, 2009 Financial Statements and “Application of Critical Accounting Policies” below for more information on the goodwill and related impairment charges, Note 10 to the 2008 Year-End Financial Statements regarding the charge related to Lehman Brothers Holdings Inc. and “Liquidity and Capital Resources” below for discussion of actions taken in response to the uncertain financial markets and the effect of financial market conditions on the energy commodity markets.

Long-Term Hedging Program — TCEH has a long-term hedging program designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas. Under the program, the company has entered into market transactions involving natural gas-related financial instruments, and as of March 31, 2009, has effectively sold forward approximately 1.9 billion MMBtu of natural gas (equivalent to the natural gas exposure of approximately 240,000 GWh at an assumed 8.0 market heat rate) over the period from 2009 to 2014 at average annual sales prices ranging from $7.20 per MMBtu to $8.05 per MMBtu. These transactions, as well as forward power sales, have effectively hedged an estimated 79% of the natural gas price exposure related to EFC Holdings’ expected baseload generation for the five-year period beginning in April 2009 (on an average basis for such period and assuming an 8.0 market heat rate). The hedges were entered into with the continuing expectation that wholesale electricity prices in ERCOT will be highly correlated with natural gas prices. If market heat rates decline in the future, which would indicate a lessening of such correlation, the cash flows targeted under the long-term hedging program may not be achieved.

The long-term hedging program is comprised primarily of contracts with prices based on the NYMEX Henry Hub pricing point. However, because there are other local and regional natural gas pricing points such as Houston Ship Channel, future wholesale power prices in ERCOT may not correlate as closely to the Henry Hub pricing as other pricing points, which could decrease the effectiveness of the positions in the long-term hedging program in mitigating power price exposure. The company has hedged more than 95% of the Houston Ship Channel versus Henry Hub pricing point risk for the 2009 period.

Beginning in the second quarter of 2008, the company entered into related put and call transactions (referred to as collars), primarily for outer years of the program, that effectively hedge natural gas prices within a range. These transactions represented approximately 5% of the positions in the long-term hedging program at March 31, 2009, with the approximate weighted average strike prices under the collars being a floor of $7.80 per MMBtu and a ceiling of $11.75 per MMBtu. Both collars and, as has been the case, swap transactions are expected to be employed for future hedging activity under the long-term hedging program.

The following table summarizes the natural gas hedges in the long-term hedging program as of March 31, 2009:

	Measure	Balance 2009	2010	2011	2012	2013	2014	Total
Natural gas hedge volumes (a)	mm MMBtu	~146	~409	~496	~492	~300	~99	~1,942
Weighted average hedge price (b)	$/MMBtu	~8.05	~7.82	~7.56	~7.36	~7.19	~7.80	—
Weighted average market price (c)	$/MMBtu	~4.30	~5.93	~6.67	~6.96	~7.11	~7.18	—

(a)	Where collars are reflected, the volumes are estimated based on the natural gas price sensitivity (i.e. delta position) of the derivatives. The notional volumes for collars are approximately 150 million MMBtu, which corresponds to a delta position of approximately 100 million MMBtu.
(b)	Where collars are reflected, sales price represents the collar floor price.
(c)	Based on NYMEX Henry Hub prices.

Prior to March 2007, a significant portion of the instruments under the long-term hedging program were designated and accounted for as cash flow hedges. In March 2007, these instruments were dedesignated as allowed under SFAS 133. Subsequent changes in the fair value of the instruments in the long-term hedging program are being recorded as unrealized gains and losses in net income, which has and could continue to result in significant volatility in reported net income. Based on the size of the long-term hedging program as of March 31, 2009, a $1.00/MMBtu change in natural gas prices across the period from 2009 through 2014 would result in the recognition of up to approximately $1.9 billion in pretax unrealized mark-to-market gains or losses.

Reported unrealized mark-to-market net gains for the three months ended March 31, 2009 totaled approximately $1.1 billion, reflecting declines in forward prices of natural gas. Given the volatility of natural gas prices, it is not possible to predict future reported unrealized mark-to-market gains or losses and the actual gains or losses that will ultimately be realized upon settlement of the hedge positions in future years. If natural gas prices at settlement are lower than the prices of the hedge positions, the hedges are expected to mitigate the otherwise negative effect on earnings of lower wholesale electricity prices. However, if natural gas prices at settlement are higher than the prices of the hedge positions, the hedges are expected to dampen the otherwise positive effect on earnings of higher wholesale electricity prices and will in this context be viewed as having resulted in an opportunity cost. The cumulative unrealized mark-to-market net losses or gains related to positions in the long-term hedging program totaled a net gain of $2.0 billion and $871 million at March 31, 2009 and December 31, 2008, respectively. These values can change materially as market conditions change.

As of March 31, 2009, more than 95% of the long-term hedging program transactions were directly or indirectly secured by a first-lien interest in TCEH’s assets (including the transactions supported by the TCEH Commodity Collateral Posting Facility – see discussion below under “Liquidity and Capital Resources”) thereby reducing the cash and letter of credit collateral requirements for the hedging program.

TCEH Interest Rate Swap Transactions — As of March 31, 2009, TCEH had entered into a series of interest rate swaps that effectively fix the interest rates at between 7.3% and 8.3% on $17.55 billion principal amount of its senior secured debt maturing from 2009 to 2014. None of these swaps were entered into in the first quarter of 2009. Taking into consideration these swap transactions, approximately 9% of EFC Holdings’ total long-term debt portfolio at March 31, 2009 was exposed to variable interest rate risk. TCEH also entered into interest rate basis swap transactions on an aggregate of $18.045 billion of senior secured term loans, including $5 billion entered into in January and February 2009. EFC Holdings may enter into additional interest rate hedges from time to time. Unrealized mark-to-market net gains related to all TCEH interest rate swaps, which are reported in interest expense and related charges, totaled $205 million for the three months ended March 31, 2009. The cumulative unrealized mark-to-market net liability related to all TCEH interest rate swaps totaled $1.7 billion at March 31, 2009, of which $338 million (pre-tax) was reported in accumulated other comprehensive income. These fair values can change materially as market conditions change, which could result in significant volatility in reported net income. See discussion in Note 4 to the March 31, 2009 Financial Statements regarding various interest rate swap transactions.

Notice of Termination of Joint Venture Outsourcing Arrangements — During the fourth quarter of 2008, EFH Corp. and TCEH executed a Separation Agreement with Capgemini Energy LP (Capgemini), Capgemini America, Inc. and Capgemini North America, Inc. (collectively, CgE). As a result of the “change of control” of EFH Corp. that occurred as a result of the Merger, TCEH had the right to terminate, without penalty, its Master Framework Agreement with Capgemini. Under the Master Framework Agreement and related services agreements, Capgemini has provided to EFH Corp. and TCEH outsourced support services, including information technology, customer care and billing, human resources, procurement and certain finance and accounting activities.

Consistent with the Master Framework Agreement, to provide for an orderly transition of the services, the Separation Agreement requires that Capgemini provide termination assistance services until the services are transitioned back to EFH Corp. and/or to another service provider. The Separation Agreement provides that the services be transitioned by December 31, 2010 (June 30, 2011, in the case of the information technology services). The Master Framework Agreement will terminate when these termination assistance services are completed. EFH Corp. (or its applicable subsidiary) previously provided a termination notice to Capgemini in respect of human resources services and customer care and revenue management services for TXU Energy. See Note 17 to the 2008 Year-End Financial Statements for further discussion.

The effects of the termination of the outsourcing arrangements, including an accrual of $28 million for incremental costs to exit and transition the services, were included in the final Merger purchase price allocation (see Note 2 to the 2008 Year-End Financial Statements).

Environmental Regulatory Matters — See discussion in Note 3 to the 2008 Year-End Financial Statements regarding the invalidation of the EPA’s Clean Air Interstate Rule and the related impairment of intangible assets representing NOx and SO2 emission allowances in the third quarter of 2008.

Texas Generation Facilities Development — TCEH is developing three lignite-fueled generation units (2 units at Oak Grove and 1 unit at Sandow) in the state of Texas with a total estimated capacity of approximately 2,200 MW. Air permits for construction of all three units have been obtained and substantial progress has been made on the construction of the units. The expected commercial operation dates of the units are as follows: Sandow in mid 2009 and Oak Grove’s two units in late 2009 and mid 2010, respectively.

Aggregate cash capital expenditures for these three units are expected to total approximately $3.25 billion including all construction, site preparation and mining development costs, of which approximately $2.8 billion was spent as of March 31, 2009. Total recorded costs, including purchase accounting fair value adjustments and capitalized interest, are expected to total approximately $5.0 billion upon completion of the units, and the balance was $4.2 billion as of March 31, 2009. See discussion in Note 5 to the March 31, 2009 Financial Statements under “Litigation Related to Generation Facilities” regarding pending litigation related to the Oak Grove units.

The development program includes up to $500 million for investments in state-of-the-art emissions controls for the three new units. The development program also includes an environmental retrofit program under which TCEH will install additional environmental control systems at its existing lignite/coal-fueled generation facilities. Estimated capital expenditures associated with these additional environmental control systems total approximately $1.0 billion to $1.3 billion, of which $247 million was spent as of March 31, 2009. TCEH has not yet completed all detailed cost and engineering studies for the additional environmental systems, and the cost estimates could materially change as TCEH determines the details of and further evaluates the engineering and construction costs related to these investments.

Nuclear Generation Development — In September 2008, TCEH filed a combined operating license application with the NRC for two new nuclear generation units, each with approximately 1,700 MW (gross capacity), at its existing Comanche Peak nuclear generation site. In connection with the filing of the application, in January 2009, TCEH and Mitsubishi Heavy Industries Ltd. (MHI) formed a joint venture to further the development of the two new nuclear generation units using MHI’s US–Advanced Pressurized Water Reactor technology. A subsidiary of TCEH owns an 88% interest in the joint venture, and a subsidiary of MHI owns a 12% interest.

In March 2009, the NRC announced an official review schedule for the license application. Based on the schedule, the NRC expects to complete its review by December 2011, and it is expected that a license would be issued approximately one year later.

The DOE continues to review TCEH’s loan guarantee application for financing the proposed units.

Idling of Natural Gas-Fueled Units — In February 2009, EFC Holdings notified ERCOT of plans to retire 11 of its natural gas-fueled units, totaling 2,229 MW of capacity (2,341 MW installed nameplate capacity), in May 2009 and mothball (idle) an additional four units, totaling 1,596 MW of capacity (1,675 MW of installed nameplate capacity), in September 2009. ERCOT has initiated negotiations with EFC Holdings to potentially continue for reliability purposes the operations of one unit, totaling 115 MW of capacity (115 MW of installed nameplate capacity) planned to be retired and one unit, totaling 515 MW of capacity (540 MW of installed nameplate capacity) planned to be mothballed. The other units were retired in May 2009 or are scheduled to be mothballed in September 2009.

Key Risks and Challenges

Following is a discussion of key risks and challenges facing management and the initiatives currently underway to manage such challenges.

Substantial Leverage, Uncertain Financial Markets and Liquidity Risk

EFC Holdings’ substantial leverage, resulting in part from debt incurred to finance the Merger, requires a substantial amount of cash flow to be dedicated to principal and interest payments and could adversely affect EFC Holdings’ ability to raise additional capital to fund operations, limit its ability to react to changes in the economy or its industry, and expose it to interest rate risk. Short-term borrowings and long-term debt, including amounts due currently, totaled $32.8 billion at March 31, 2009. Taking into consideration interest-rate swap transactions, as of March 31, 2009 approximately 91% of EFC Holdings’ total long-term debt portfolio is subject to fixed interest rates, at a weighted average interest rate of 8.6%. Principal payments on EFC Holdings’ debt in 2009 are expected to total approximately $258 million, and interest payments on long-term debt are expected to total approximately $2.277 billion, including amounts related to EFH Corp. debt that is guaranteed by EFC Holdings (as discussed in Note 12 to the 2008 Year-End Financial Statements).

While EFC Holdings believes its cash on hand and cash flow from operations combined with availability under existing credit facilities provide sufficient liquidity to fund current and projected expenses and capital requirements for 2009 (see “Liquidity and Capital Resources” section below), there can be no assurance, considering the current dislocation and uncertainty in financial markets, that counterparties to EFC Holdings’ credit facilities will perform as expected through the maturity dates or hedging and trading counterparties, particularly related to the long-term hedging program, will meet their obligations to EFC Holdings. Failure of such counterparties to meet their obligations or substantial unexpected changes in financial markets, the economy, the requirements of regulators or EFC Holdings’ industry or operations could result in constraints in EFC Holdings’ liquidity. See discussion of credit risk in “- Quantitative and Qualitative Disclosures About Market Risk” and discussion of credit facilities in “– Liquidity and Capital Resources,” in Note 12 to the 2008 Year-End Financial Statements and in Note 4 to the March 31, 2009 Financial Statements.

In addition, because its operations are capital intensive, EFC Holdings expects to rely over the long-term upon access to financial markets as a significant source of liquidity for capital requirements not satisfied by cash-on-hand, operating cash flows or its available credit facilities. If the credit crisis and related dislocation in the global financial system continue, EFC Holdings’ ability to economically access the capital or credit markets may be restricted at a time when EFC Holdings would like, or needs, to access those markets. Lack of such access could have an impact on EFC Holdings’ flexibility to react to changing economic and business conditions.

Natural Gas Price and Market Heat-Rate Exposure

Wholesale electricity prices in the ERCOT market generally move with the price of natural gas because marginal demand for electricity supply is generally met with natural gas-fueled generation facilities. Historically the price of natural gas has fluctuated due to the effects of weather, changes in industrial demand, supply availability, and other economic and market factors and such prices have been very volatile in recent years. Since 2005, natural gas prices ranged from below $5 per MMBtu to above $13 per MMBtu. The wholesale market price of power divided by the market price of natural gas represents the market heat rate. Market heat rate movements also affect wholesale electricity prices. Market heat rate reflects the efficiency of the marginal supplier (generally natural gas-fueled generation facilities) in generating electricity.

In contrast to EFC Holdings’ natural gas-fueled generation facilities, changes in natural gas prices have no significant effect on the cost of generating electricity from EFC Holdings’ nuclear and lignite/coal-fueled plants. All other factors being equal, these baseload generation assets, which provided 65% of supply volumes in 2008, increase or decrease in value as natural gas prices and market heat rates rise or fall, respectively, because of the effect of natural gas prices setting marginal wholesale power prices in ERCOT.

With the exposure to variability of natural gas prices, retail sales price management and hedging activities are critical to the profitability of the business and maintaining consistent cash flow levels. With the expiration of the formerly regulated rate mechanism on January 1, 2007, TXU Energy has price flexibility in all of its retail markets with the exception of the sales to customers on fixed rate plans and a committed price cap at 2006 levels through 2009 for qualifying residential customers who remain on certain plans that were equal to the previously regulated rates. During 2008, the cap was below prevailing market prices and reduced retail revenues by approximately $130 million compared to 2007. Effective January 1, 2009, the cap increased by more than 2 cents per kWh.

EFC Holdings’ approach to managing commodity price risk focuses on the following:

•	employing disciplined hedging and risk management strategies through physical and financial energy-related (electricity and natural gas) contracts intended to partially hedge gross margins;

•	continuing reduction of fixed costs to better withstand gross margin volatility;

•	following a retail pricing strategy that appropriately reflects the magnitude and costs of commodity price and liquidity risk, and

•	improving retail customer service to attract and retain high-value customers.

As discussed above under “Significant Activities and Events,” EFC Holdings has implemented a long-term hedging program to mitigate the risk of future declines in wholesale electricity prices due to declines in natural gas prices.

The following sensitivity table provides estimates of the potential impact of movements in natural gas and certain other commodity prices and market heat rates on realized pre-tax earnings for the periods presented. The estimates related to price sensitivity are based on EFC Holdings’ unhedged position and forward prices as of March 31, 2009, which for natural gas reflects estimates of electricity generation less amounts hedged through the long-term natural gas hedging program and amounts under existing wholesale and retail sales contracts. On a rolling twelve-month basis, the substantial majority of retail sales under month-to-month arrangements are deemed to be under contract.

	Balance 2009		2010		2011		2012		2013
$1.00/MMBtu change in gas price (a)	$	~3	$	~45	$	~60	$	~110	$	~285
0.1 MWh/MMBtu change in market heat rate (b)	$	~2	$	~35	$	~50	$	~60	$	~60
$1.00/gallon change in diesel fuel price		$—		$—	$	~30	$	~50	$	~50
$10.00/pound change in uranium/nuclear fuel		$—		$10	$	~10	$	~20	$	~10

(a)    Assumes conversion of electricity positions based on an approximate 8.0 market heat rate with natural gas being on the margin 75% to 90% of the time (i.e. when coal is forecast to be on the margin, no natural gas position is assumed to be generated).

(b) Based on Houston Ship Channel natural gas prices as of March 31, 2009.

EFC Holdings’ market heat rate exposure is derived from its generation portfolio and is potentially impacted by generation capacity increases, particularly increases in lignite/coal- and nuclear-fueled capacity, as well as wind capacity, which could result in lower market heat rates. EFC Holdings expects that decreases in market heat rates would decrease the value of its generation assets because lower market heat rates generally result in lower wholesale electricity prices, and vice versa. EFC Holdings mitigates market heat rate risk through retail and wholesale electricity sales contracts and shorter-term market heat rate hedging transactions. EFC Holdings evaluates opportunities to mitigate market heat rate risk over extended periods through longer-term electricity sales contracts where practical considering pricing, credit, liquidity and related factors.

On an ongoing basis, EFC Holdings will continue monitoring its overall commodity risks and seek to balance its portfolio based on its desired level of exposure to natural gas prices and market heat rates and potential changes to its operational forecasts of overall generation and consumption in its native and growth business. Portfolio balancing may include the execution of incremental transactions, including heat rate hedges, the unwinding of existing transactions and the substitution of natural gas hedges with commitments for the sale of electricity at fixed prices. As a result, commodity price exposures and their effect on earnings could change from time to time.

See “-Liquidity and Capital Resources” below for a discussion of the liquidity effects of the long-term hedging program. Also see additional discussion of risk measures below under “Quantitative and Qualitative Disclosures about Market Risk.”

Competitive Markets and Customer Retention

Competitive retail activity in Texas resulted in declines in sales volumes in 2006 and 2007. Total retail sales volumes declined 5% and 11% in 2007 and 2006, respectively, as retail sales volume declines in EFH Corp.’s historical service territory were partially offset by growth in other territories. While competition was a factor, the decline in 2007 also reflected unusually cool summer weather. While this trend reversed in 2008, with a slight increase in total retail sales volumes and 2% growth in retail customers, competition remains robust. The area representing EFH Corp.’s historical service territory prior to deregulation, largely in north Texas, consisted of more than 3.1 million electricity consumers (measured by meter counts) as of year-end 2008. EFC Holdings currently has approximately 1.8 million retail customers in that territory and approximately 0.4 million retail customers in other competitive areas in Texas. In responding to the competitive landscape and full competition in the ERCOT marketplace, EFC Holdings is focusing on the following key initiatives:

•

Maintaining competitive pricing initiatives as evidenced by price reductions on most residential service plans in fall 2008 and early 2009 and the 15% cumulative price reduction in 2007 applicable to residential customers under qualifying service plans;

•

Profitably growing the retail customer base by actively competing for new and existing customers in areas in Texas open to competition. The customer retention strategy remains focused on continuing to implement initiatives to deliver world-class customer service and improve the overall customer experience;

•

Establishing TXU Energy as the most innovative retailer in the Texas market by continuing to develop tailored product offerings to meet customer needs. TXU Energy plans to invest $100 million over the five-year period beginning in 2008 in retail initiatives aimed at helping consumers conserve energy and other demand-side management initiatives that are intended to moderate consumption and reduce peak demand for electricity, and

•

Focusing business market initiatives largely on programs targeted to retain the existing highest-value customers and to recapture customers who have switched REPs. Initiatives include maintaining and continuously refining a disciplined contracting and pricing approach and economic segmentation of the business market to enhance targeted sales and marketing efforts and to more effectively deploy the direct-sales force. Tactical programs put into place include improved customer service, new product price/service offerings and a multichannel approach for the small business market.

Texas Generation Development Program

The undertaking of the development of three generation facilities in Texas as described above under “Significant Activities and Events” involves a number of risks. Aggregate cash capital expenditures to develop these three units are expected to total approximately $3.25 billion. While EFC Holdings believes the investment economics of the program are strong, estimates of future natural gas prices, market heat rates and effects of any greenhouse gas emissions laws or regulation may prove to be inaccurate, and returns on the investment could be significantly less than anticipated. Although substantial construction work has been completed, the program remains exposed to start-up delays, failure of the units to meet performance specifications and other project execution risks. Further, the development program has been subject to litigation and other environmental challenges. In the unlikely event these development activities are cancelled, EFC Holdings is exposed to impairment of construction work-in-process assets and project discontinuance costs, including equipment order cancellation penalties (see Note 5 to the March 31, 2009 Financial Statements).

Energy Prices and Regulatory Risk

Natural gas prices rose to unprecedented levels in the latter part of 2005, reflecting a world-wide increase in energy prices compounded by hurricane-related infrastructure damage. The related rise in electricity prices elevated public awareness of energy costs and dampened customer demand. Natural gas prices remain subject to events that create price volatility, and while not reaching 2005 levels, forward natural gas prices rose substantially in 2007 and part of 2008 before falling in the second half of 2008 and were especially volatile in 2008. Sustained high energy prices and/or ongoing price volatility also creates a risk for regulatory and/or legislative intervention with the mechanisms that govern the competitive wholesale and retail markets in ERCOT. EFC Holdings believes that competitive markets result in a broad range of innovative pricing and service alternatives to consumers and ultimately the most efficient use of resources and regulatory entities should continue to take actions that encourage competition in the industry. Regulatory and/or legislative intervention could disrupt the relationship between natural gas prices and electricity prices, which could impact the results of EFC Holdings’ long-term hedging strategy.

New and Changing Environmental Regulations

EFC Holdings is subject to various environmental laws and regulations related to SO2, NOx and mercury emissions as well as other environmental contaminants that impact air and water quality. EFC Holdings is in compliance with all current laws and regulations, but regulatory authorities continue to evaluate existing requirements and consider proposals for changes. In addition, in July 2008, the US Court of Appeals for the D.C. Circuit (D.C. Circuit Court) invalidated CAIR, which required reductions of SO2 and NOx emissions from power generation facilities in 28 states, including Texas, where EFC Holdings’ generation facilities are located and remanded CAIR to the EPA to promulgate a rule consistent with its opinion. In December 2008, in response to an EPA petition, the D.C. Circuit Court reversed, in part, its previous ruling. Such reversal confirmed that CAIR is not valid, but allowed it to remain in place while the EPA revises CAIR to correct the previously identified shortcomings. At this time, EFC Holdings cannot predict the outcome of this decision, including how or when the EPA may revise CAIR. See further discussion in under “TCEH’s Businesses and Strategy - Environmental Regulations and Related Considerations – Sulfur Dioxide, Nitrogen Oxide and Mercury Emissions” and see Note 3 to the 2008 Year-End Financial Statements for discussion of impairment charges recorded as a result of the D.C. Circuit Court’s original ruling on CAIR.

EFC Holdings continues to closely monitor any potential legislative and regulatory changes pertaining to global climate change. In view of the fact that a substantial portion of its generation portfolio consists of lignite/coal-fueled generation plants and EFC Holdings is constructing three new lignite-fueled generation plants, EFC Holdings’ financial condition or results of operations could be materially adversely affected by the enactment of any legislation or regulation that mandates a reduction in GHG emissions or that imposes financial penalties, costs or taxes on entities that produce GHG emissions. For example, federal, state or regional legislation or regulation addressing global climate change could result in EFC Holdings either incurring increased material costs in order for it to reduce its GHG emissions or to procure emission allowances or credits in order for it to comply with a mandatory cap-and-trade emissions reduction program or incurring increased taxes, which could be material, due to the imposition of a carbon tax. See further discussion under “TCEH’s Businesses and Strategy - Environmental Regulations and Related Considerations – Global Climate Change.”

Exposures Related to Nuclear Asset Outages

EFC Holdings’ nuclear assets are comprised of two generation units at Comanche Peak, each with a capacity of 1,150 MW. The Comanche Peak plant represents approximately 13% of EFC Holdings’ total generation capacity. The nuclear generation units represent EFC Holdings’ lowest marginal cost source of electricity. Assuming both nuclear generation units experienced an outage, the unfavorable impact to pretax earnings is estimated to be approximately $2 million per day before consideration of any insurance proceeds. Also see discussion of nuclear facilities insurance in Note 13 to the 2008 Year-End Financial Statements.

The inherent complexities and related regulations associated with operating nuclear generation facilities result in environmental, regulatory and financial risks. The operation of nuclear generation facilities is complex and subject to continuing review and regulation by the NRC, covering, among other things, operations, maintenance, emergency planning, security, and environmental and safety protection. The NRC may implement changes in regulations that result in increased capital or operating costs, and it may require extended outages, modify, suspend or revoke operating licenses and impose fines for failure to comply with its existing regulations and the provisions of the Atomic Energy Act. In addition, an unplanned outage at another nuclear generation facility could result in the NRC taking action to shut down the Comanche Peak plant as a precautionary measure.

The Comanche Peak plant has not experienced an extended unplanned outage, and management continues to focus on the safe, reliable and efficient operations at the plant.

Application of Critical Accounting Policies

EFC Holdings’ significant accounting policies are discussed in Note 1 to the 2008 Year-End Financial Statements. EFC Holdings follows accounting principles generally accepted in the US. Application of these accounting policies in the preparation of EFC Holdings’ consolidated financial statements requires management to make estimates and assumptions about future events that affect the reporting of assets and liabilities at the balance sheet dates and revenues and expenses during the periods covered. The following is a summary of certain critical accounting policies of EFC Holdings that are impacted by judgments and uncertainties and under which different amounts might be reported using different assumptions or estimation methodologies.

Purchase Accounting

The Merger was accounted for by EFH Corp. under purchase accounting, whereby the purchase price of the transaction was allocated to EFH Corp.’s identifiable assets acquired and liabilities assumed based upon their fair values. The estimates of the fair values recorded were determined based on the principles in SFAS 157 (see Note 20 to the 2008 Year-End Financial Statements) and reflect significant assumptions and judgments. Material valuation inputs for long-lived assets and liabilities included forward electricity and natural gas price curves and market heat rates, discount rates, nonperformance risk adjustments related to liabilities, retail customer attrition rates, generation plant operating and construction costs and asset lives. The valuations reflected considerations unique to the competitive wholesale power market in ERCOT as well as EFC Holdings’ assets. For example, the valuation of the baseload generation facilities considered EFC Holdings’ lignite fuel reserves and mining capabilities.

The results of the purchase price allocation included an increase in the total carrying value of EFC Holdings’ baseload generation plants and the recording of intangible assets related to the retail customer base, the TXU Energy trade name and emission credits. Further, commodity and other contracts not already subject to fair value accounting were valued, and amounts representing favorable or unfavorable contracts (versus market conditions as of the date of the Merger) were recorded as intangible assets or liabilities, respectively. Management believes all material intangible assets were identified. See Notes 2 and 3 to the 2008 Year-End Financial Statements for details of the purchase price allocation and intangible assets recorded, respectively.

The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill. The goodwill amount recorded upon finalization of purchase accounting by EFC Holdings totaled $18.3 billion. Purchase accounting impacts, including goodwill recognition, have been “pushed down”, resulting in the assets and liabilities of EFC Holdings being recorded at their fair values as of October 10, 2007. The assignment of purchase price was based on the relative estimated enterprise value of EFC Holdings’ operations as of the date of the Merger using discounted cash flow methodologies. In accordance with SFAS 142, goodwill is not amortized to net income, but is required to be tested for impairment at least annually. Management believes the drivers of the goodwill amount recorded by EFC Holdings include the incremental value of the future cash flow potential of the baseload generation facilities, including facilities under construction, over the values assigned to those assets under purchase accounting rules, considering the market-pricing mechanisms and growth potential in the ERCOT market, as well as the value derived from the scale of the retail business. Also see discussion below under “Impairment of Long-Lived Assets”.

In the fourth quarter of 2008, EFC Holdings recorded a goodwill impairment charge of $8.0 billion. The goodwill impairment was EFC Holdings’ best estimate and an additional $70 million charge was recorded in the first quarter 2009 upon finalization of fair value calculations. See discussion immediately below under “- Impairment of Long-Lived Assets”.

Impairment of Long-Lived Assets

EFC Holdings evaluates long-lived assets (including intangible assets with finite lives) for impairment whenever indications of impairment exist, in accordance with SFAS 144 whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. One of those indications is a current expectation that “more likely than not” a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life (as is the case for the natural gas-fueled generation assets discussed below). For EFC Holdings’ baseload generation assets, another possible indication would be an expected long-term decline in natural gas prices and/or market heat rates. The determination of the existence of these and other indications of impairment involves judgments that are subjective in nature and may require the use of estimates in forecasting future results and cash flows related to an asset or group of assets. Further, the unique nature of EFC Holdings’ property, plant and equipment, which includes a fleet of generation assets with a diverse fuel mix and individual plants that have varying production or output rates, requires the use of significant judgments in determining the existence of impairment indications and the grouping of assets for impairment testing.

Goodwill and intangible assets with indefinite useful lives are required to be tested for impairment at least annually or whenever events or changes in circumstances indicate an impairment may exist, such as the possible impairments to long-lived assets discussed above. EFC Holdings tests goodwill and intangible assets with indefinite useful lives for impairment on October 1st each year. As required by SFAS 142, EFC Holdings has allocated goodwill to its reporting unit, which essentially consists of TCEH and goodwill impairment testing is performed at the reporting unit level. Under the SFAS 142 goodwill impairment analysis, if at the assessment date a reporting unit’s carrying value exceeds its estimated fair value (enterprise value), then the estimated enterprise value of the reporting unit is compared to the estimated fair values of the reporting unit’s operating assets (including identifiable intangible assets) and liabilities at the assessment date, and the resultant implied goodwill amount is then compared to the recorded goodwill amount. Any excess of the recorded goodwill amount over the implied goodwill amount is written off as an impairment charge.

The determination of enterprise value involves a number of assumptions and estimates. EFC Holdings uses a combination of three fair value inputs to estimate enterprise values of its reporting units: internal discounted cash flow analyses (income approach), comparable company equity values and any recent pending and/or completed relevant transactions. The income approach involves estimates of future performance that reflect assumptions regarding, among other things, forward natural gas and electricity prices, market heat rates, generation plant performance and retail sales volume trends. Another key variable in the income approach is the discount rate, or weighted average cost of capital. The determination of the discount rate takes into consideration the capital structure, debt ratings and current debt yields of comparable companies as well as an estimate of return on equity that reflects historical market returns and current market volatility for the industry. Enterprise value estimates based on comparable company equity values involve using trading multiples of EBITDA of those selected companies to derive appropriate multiples to apply to the EBITDA of the reporting units. This approach requires an estimate, using historical acquisition data, of an appropriate control premium to apply to the reporting unit values calculated from such multiples. Critical judgments include the selection of comparable companies and the weighting of the three value inputs in developing the best estimate of enterprise value.

See Note 3 to the 2008 Year-End Financial Statements for a discussion of the goodwill impairment charge of $8.0 billion (not deductible for income tax purposes) recorded in the fourth quarter of 2008 and Note 2 to the March 31, 2009 Financial Statements for discussion of the additional $70 million charge upon finalization of fair value calculations in the first quarter 2009. The impairment primarily arose from the dislocation in the capital markets that has increased interest rate spreads and the resulting discount rates used in estimating fair values and the effect of recent declines in market values of debt and equity securities of comparable companies. Also see Note 3 to the 2008 Year-End Financial Statements for discussion of the impairment charge of $481 million ($310 million after-tax) related to the trade name intangible asset also recorded in the fourth quarter of 2008. The estimated fair value of this intangible asset is based on an assumed royalty methodology.

In the fourth quarter of 2008, EFC Holdings recorded an impairment charge of $229 million ($147 million after-tax) related to its natural gas-fueled generation fleet. The value of those natural gas-fueled generation assets was previously increased to fair value as of October 10, 2007 along with the adjustment of EFC Holdings’ baseload generation assets, as part of purchase accounting for the Merger. An impairment charge of $198 million ($129 million after-tax) related to the fleet was recorded in 2006. The natural gas-fueled generation units are generally operated to meet peak demands for electricity, and the fleet is tested for impairment as an asset group. See Note 5 to the 2008 Year-End Financial Statements for a discussion of the impairments. The estimated impairments were based on numerous judgments including forecasted production, forward prices of natural gas and electricity, overall generation availability in ERCOT and ERCOT grid congestion. In February 2009, EFC Holdings notified ERCOT of plans to retire 11 of its natural gas-fueled units, totaling 2,229 MW of capacity (2,341 MW installed nameplate capacity), in May 2009 and mothball (idle) an additional four units, totaling 1,596 MW of capacity (1,675 MW of installed nameplate capacity), in September 2009. ERCOT has initiated negotiations with EFC Holdings to potentially continue for reliability purposes the operations of one unit, totaling 115 MW of capacity (115 MW of installed nameplate capacity) planned to be retired and one unit, totaling 515 MW of capacity (540 MW of installed nameplate capacity) planned to be mothballed. The other units were retired in May 2009 or scheduled to be mothballed in September 2009.

Derivative Instruments and Mark-to-Market Accounting

EFC Holdings enters into contracts for the purchase and sale of energy-related commodities, and also enters into other derivative instruments such as options, swaps, futures and forwards primarily to manage commodity price and interest rate risks. Under SFAS 133, these instruments are subject to mark-to-market accounting, and the determination of market values for these instruments is based on numerous assumptions and estimation techniques.

Mark-to-market accounting recognizes changes in the fair value of derivative instruments in the financial statements as market prices change. The default accounting treatment for a derivative is to record changes in fair value as unrealized mark-to-market gains and losses in net income with an offset to derivative assets and liabilities. The availability of quoted market prices in energy markets is dependent on the type of commodity (e.g., natural gas, electricity, etc.), time period specified and delivery point. In computing fair value for derivatives, each forward pricing curve is separated into liquid and illiquid periods. The liquid period varies by delivery point and commodity. Generally, the liquid period is supported by exchange markets, broker quotes and frequent trading activity. For illiquid periods, fair value is estimated based on forward price curves developed using modeling techniques that take into account available market information and other inputs that might not be readily observable in the market. EFC Holdings adopted SFAS 157 concurrent with the Merger and estimates fair value as described in Note 20 to the 2008 Year-End Financial Statements and discussed under “Fair Value Measurements” below.

SFAS 133 allows for “normal” purchase or sale elections and hedge accounting designations, which generally eliminate or defer the requirement for mark-to-market recognition in net income and thus reduce the volatility of net income that can result from fluctuations in fair values. These elections and designations are intended to match the accounting recognition of the contract’s financial performance to that of the transaction the contract is intended to hedge. “Normal” purchases and sales are contracts that provide for physical delivery of quantities expected to be used or sold over a reasonable period in the normal course of business and are not subject to mark-to-market accounting.

In accounting for cash flow hedges, changes in fair value are recorded in other comprehensive income with an offset to derivative assets and liabilities to the extent the change in value is effective; that is, it mirrors the offsetting change in fair value of the forecasted hedged transaction. Changes in value that represent ineffectiveness of the hedge are recognized in net income immediately, and the effective portion of changes in fair value initially recorded in other comprehensive income are recognized in net income in the period that the hedged transactions are recognized. EFC Holdings continually assesses its hedge elections and under SFAS 133 could dedesignate positions currently accounted for as cash flow hedges, the effect of which could be more volatility of reported earnings as all changes in the fair value of the positions would be included in net income. In March 2007, the instruments making up a significant portion of the long-term hedging program that were previously designated as cash flow hedges were dedesignated as allowed under SFAS 133, and subsequent changes in their fair value are being marked-to-market in net income. In addition, in August 2008, interest rate swap transactions in effect at that time were dedesignated as cash flow hedges in accordance with SFAS 133, and subsequent changes in their fair value are being marked-to-market in net income. See further discussion of the long-term hedging program and interest rate swap transactions above under “- Significant Activities and Events.”

The following tables provide the effects on both net income and other comprehensive income of accounting for those derivative instruments that EFC Holdings has determined to be subject to fair value measurement under SFAS 133.

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Amounts recognized in net income (after-tax):
Unrealized net gains (losses) on positions marked-to- market in net income (a)	$517	$(955)	$(492)	$(2)
Unrealized net (gains) losses representing reversals of previously recognized fair values of positions settled in the period (a)	25	(56)	(36)	24
Unrealized ineffectiveness net gains (losses) on positions accounted for as cash flow hedges	(3)	$—	74	150
Reversals of previously recognized unrealized net (gains) losses related to cash flow hedge positions settled in the period	—	—	(15)	5

Total	$539	$(1,011)	$(469)	$177

Amounts recognized in other comprehensive income (after-tax):
Net gains (losses) in fair value of positions accounted for as cash flow hedges (b)	$(181)	$(177)	$(288)	$598
Net (gains) losses on cash flow hedge positions recognized in net income to offset hedged transactions (b)	122	—	(89)	(47)

Total	$(59)	$(177)	$(377)	$551

(a)	Amounts for 2008 include $1.503 billion in net gains related to commodity positions and $960 million in net losses related to interest rate swaps. Prior period amounts are essentially all related to commodity positions. Prior period amounts have been reclassified to include effects of changes in fair values of positions entered into and settled within the period. This change was made in association with the reclassification of commodity hedging and trading activities discussed in Note 1 to the 2008 Year-End Financial Statements.
(b)	As discussed in Note 1 to the 2008 Year-End Financial Statements under “Basis of Presentation,” these amounts have been reclassified to reflect current presentation.

The effect of mark-to-market and hedge accounting for derivatives on the balance sheet is as follows:

	Successor
	December 31, 2008	December 31, 2007
Net derivative asset related to commodity cash flow hedges	$7	$7
Net derivative liability related to interest rate hedges	(1,909)	(280)
Net commodity contract asset (liability) (a)	$459	$(2,009)

Net accumulated other comprehensive gain (loss) included in shareholders’ equity (after-tax) amounts (b)	$(236)	$(177)

(a)	Excludes amounts not arising from recognition of fair values such as payments and receipts of cash and other consideration associated with commodity hedging and trading activities.
(b)	All amounts included in other comprehensive income as of October 10, 2007, which totaled $53 million in net gains, were eliminated as part of purchase accounting.

Fair Value Measurements

In addition to purchase accounting, EFC Holdings applies fair value accounting on a recurring basis to certain assets and financial instruments under the fair value hierarchy established in SFAS 157. EFC Holdings utilizes several valuation techniques to measure the fair value of assets and liabilities, relying primarily on the market approach of using prices and other market information for identical and/or comparable assets and liabilities for those items that are measured on a recurring basis. These techniques include, but are not limited to, the use of broker quotes and statistical relationships between different price curves and are intended to maximize the use of observable inputs and minimize the use of unobservable inputs. In applying the market approach, EFC Holdings uses a mid-market valuation convention (the mid-point between bid and ask prices) as a practical expedient.

Level 1 and Level 2 assets and liabilities consist primarily of commodity-related contracts for natural gas and electricity derivative instruments entered into for hedging purposes, securities associated with the nuclear decommissioning trust, and interest rate swaps that are economic hedges of interest payments on long-term debt. Level 1 valuations use quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date. Level 2 valuations are based on evaluated prices that reflect observable market information, such as actual trade information of similar securities, adjusted for observable differences. Level 2 inputs include:

•	quoted prices for similar assets or liabilities in active markets;

•	quoted prices for identical or similar assets or liabilities in markets that are not active;

•	inputs other than quoted prices that are observable for the asset or liability such as interest rates and yield curves observable at commonly quoted intervals, and

•	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Examples of Level 2 valuation inputs utilized by EFC Holdings include over-the-counter broker quotes and quoted prices for similar assets or liabilities that are corroborated by correlation or through statistical relationships between different price curves. For example, certain physical power derivatives are executed for a particular location at specific time periods that might not have active markets; however, an active market might exist for such derivatives for a different time period at the same location. EFC Holdings utilizes correlation techniques to compare prices for inputs at both time periods to provide a basis to value the non-active derivative. (See Note 20 to the 2008 Year-End Financial Statements for additional discussion of how broker quotes are utilized.)

Level 3 assets and liabilities consist primarily of more complex long-term power purchases and sales agreements, including longer-term wind and other power purchase and sales contracts and certain natural gas positions in the long-term hedging program. Level 3 assets and liabilities are valued using significant unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. EFC Holdings uses the most meaningful information available from the market, combined with its own internally developed valuation methodologies, to develop its best estimate of fair value. The determination of fair value for Level 3 assets and liabilities requires significant management judgment and estimation.

Valuations of Level 3 assets and liabilities are sensitive to the assumptions used for the significant inputs. Where market data is available, the inputs used for valuation reflect that information as of EFC Holdings’ valuation date. In periods of extreme volatility, lessened liquidity or in illiquid markets, there may be more variability in market pricing or a lack of market data to use in the valuation process. An illiquid market is one in which little or no observable activity has occurred or one that lacks willing buyers. Fair value adjustments include adjustments for counterparties’ credit risk, as well as EFC Holdings’ credit risk as appropriate, to determine a fair value measurement. Judgment is then applied in formulating those inputs. Valuation risk is mitigated through the performance of stress testing of the significant inputs to understand the impact that varying assumptions may have on the valuation and other review processes performed to ensure appropriate valuation.

As part of EFC Holdings’ valuation of assets subject to fair value accounting, credit risk is taken into consideration by measuring the extent of netting arrangements in place with the counterparty along with credit enhancements and the estimated credit rating of the counterparty. EFC Holdings’ valuation of liabilities subject to fair value accounting takes into consideration the market’s view of its credit risk along with the existence of netting arrangements in place with the counterparty and credit enhancements posted by EFC Holdings. EFC Holdings considers the credit risk adjustment to be a Level 3 input since judgment is used to assign credit ratings, recovery rate factors and default rate factors.

Level 3 assets totaled $283 million at December 31, 2008 and represented approximately 7% of the assets measured at fair value, or less than 1% of total assets. Level 3 liabilities totaled $355 million at December 31, 2008 and represented approximately 7% of the liabilities measured at fair value, or less than 1% of total liabilities.

Valuations of several of EFC Holdings’ Level 3 assets and liabilities are based on long-dated price curves for electricity that are developed internally. Additionally, Level 3 assets and liabilities are sensitive to changes in discount rates, option-pricing model inputs such as volatility factors and credit risk adjustments. As of December 31, 2008, a $5.00 per MWh change in electricity price assumptions across unobservable inputs, primarily related to the outer years in EFC Holdings’ long-dated pricing model (years that are not market observable) would cause an approximate $95 million change in net Level 3 liabilities. In addition, EFC Holdings has derivative contracts that are valued based on option-pricing models with unobservable inputs. A 10% increase in volatility and correlation related to these contracts would cause an approximate $8 million change in net Level 3 liabilities. See Note 20 to the 2008 Year-End Financial Statements and Note 8 to the March 31, 2009 Financial Statements for additional information about fair value measurements, including tables presenting the changes in Level 3 assets and liabilities for the twelve months ended December 31, 2008 and the three months ended March 31, 2009, respectively.

Revenue Recognition

EFC Holdings’ revenue includes an estimate for unbilled revenue that represents estimated daily kWh consumption after the meter read date to the end of the period multiplied by the applicable billing rates. Estimated daily kWh usage is derived using historical kWh usage information adjusted for weather and other measurable factors affecting consumption. Calculations of unbilled revenues during certain interim periods are generally subject to more estimation variability because of seasonal changes in demand. Accrued unbilled revenues totaled $327 million, $427 million, $404 million and $406 million at March 31, 2009 and December 31, 2008, 2007 and 2006, respectively.

Accounting for Contingencies

The financial results of EFC Holdings may be affected by judgments and estimates related to loss contingencies. A significant contingency that EFC Holdings accounts for is the loss associated with uncollectible trade accounts receivable. The determination of such bad debt expense is based on factors such as historical write-off experience, aging of accounts receivable balances, changes in operating practices, regulatory rulings, general economic conditions, effects of hurricanes and other natural disasters and customers’ behaviors. Changes in customer count and mix due to competitive activity and seasonal variations in amounts billed add to the complexity of the estimation process. Historical results alone are not always indicative of future results, causing management to consider potential changes in customer behavior and make judgments about the collectability of accounts receivable. Bad debt expense totaled $20 million, $81 million, $13 million, $44 million and $67 million for the three months ended March 31, 2009 and the year ended December 31, 2008, the period from October 11, 2007 to December 31, 2007, the period from January 1, 2007 to October 10, 2007, and the year ended December 31, 2006, respectively. The increase in bad debt expense in 2008 was driven by retail operations in South Texas reflecting competitive customer acquisition and the effects of Hurricane Ike. See “- Financial Condition — Bankruptcy Filing of Lehman Brothers Holdings Inc.” regarding a reserve for amounts due from subsidiaries of Lehman.

Litigation contingencies also may require significant judgment in estimating amounts to accrue. EFC Holdings accrues liabilities for litigation contingencies when such liabilities are considered probable of occurring and the amount is reasonably estimable. No significant amounts have been accrued for such contingencies during the three-year period ended December 31, 2008. See “ TCEH’s Businesses and Strategy - Legal and Administrative Proceedings “ for discussion of major litigation.

Accounting for Income Taxes

EFH Corp. files a consolidated federal income tax return; however, EFC Holdings’ income tax expense and related balance sheet amounts are recorded as if the entity was a stand-alone corporation. EFC Holdings’ income tax expense and related balance sheet amounts involve significant management estimates and judgments. Amounts of deferred income tax assets and liabilities, as well as current and noncurrent accruals, involve judgments and estimates of the timing and probability of recognition of income and deductions by taxing authorities. In assessing the likelihood of realization of deferred tax assets, management considers estimates of the amount and character of future taxable income. Actual income taxes could vary from estimated amounts due to the future impacts of various items, including changes in income tax laws, EFC Holdings’ forecasted financial condition and results of operations in future periods, as well as final review of filed tax returns by taxing authorities. EFH Corp.’s income tax returns are regularly subject to examination by applicable tax authorities. In management’s opinion, an adequate reserve has been made for any future taxes that may be owed as a result of any examination.

FIN 48 provides interpretive guidance for accounting for uncertain tax positions, and as discussed in Note 7 to the Financial Statements, EFC Holdings adopted this new standard January 1, 2007. See Notes 1 and 9 to the 2008 Year-End Financial Statements for discussion of income tax matters.

Depreciation and Amortization

Depreciation expense related to generation facilities is based on the estimates of fair value and economic useful lives as determined in the application of purchase accounting described above. The accuracy of these estimates directly affects the amount of depreciation expense. If future events indicate that the estimated lives are no longer appropriate, depreciation expense will be recalculated prospectively from the date of such determination based on the new estimates of useful lives.

The estimated remaining lives range from 23 to 32 years for the lignite/coal-fueled generation units and an average 43 years for the nuclear-fueled generation units. The estimated life of these baseload units is 60 years, the same as estimates prior to purchase accounting. See Note 1 to the 2008 Year-End Financial Statements under “Property, Plant and Equipment” for discussion of the change from composite to asset-by-asset depreciation effective with the Merger.

Finite-lived intangibles identified as a result of purchase accounting are amortized over their estimated useful lives based on the expected realization of economic effects. See Note 3 to the 2008 Year-End Financial Statements and Note 2 to the March 31, 2009 Financial Statements for additional information.

Defined Benefit Pension Plans and OPEB Plans

Subsidiaries of EFC Holdings are participating employers in the pension plan sponsored by EFH Corp. and offer pension benefits through either a traditional defined benefit formula or a cash balance formula to eligible employees. Subsidiaries of EFC Holdings also participate in health care and life insurance benefit plans offered by EFH Corp. to eligible employees and their eligible dependents upon the retirement of such employees from EFC Holdings. Reported costs of providing noncontributory defined pension benefits and OPEB are dependent upon numerous factors, assumptions and estimates.

Benefit costs are impacted by actual employee demographics (including but not limited to age, compensation levels and years of accredited service), the level of contributions made to retiree plans, expected and actual earnings on plan assets and the discount rates used in determining the projected benefit obligation. Changes made to the provisions of the plans may also impact current and future benefit costs. Fluctuations in actual equity market returns as well as changes in general interest rates may result in increased or decreased benefit costs in future periods.

In accordance with accounting rules, changes in benefit obligations associated with these factors may not be immediately recognized as costs in the income statement, but are recognized in future years over the remaining average service period of plan participants. As such, significant portions of benefit costs recorded in any period may not reflect the actual level of cash benefits provided to plan participants. Costs allocated from the plans are also impacted by movement of employees between participating companies. Pension and OPEB costs as determined under applicable accounting rules are summarized in the following table:

	Successor		Predecessor
	December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
				December 31, 2006

Pension costs under SFAS 87	$6	$1	$4	$8
OPEB costs under SFAS 106	8	2	9	10

Total benefit costs and net amounts recognized as expense	$14	$3	$13	$18

Funding of pension and OPEB Plans	$1	$—	$1	$1

Discount rate	6.55%	6.45%	5.90%	5.75%

Regulatory Recovery of Pension and OPEB Costs — In 2005, an amendment to PURA relating to pension and OPEB costs was enacted by the Texas Legislature. This amendment provides for the recovery by Oncor of pension and OPEB costs for all applicable former employees of the regulated predecessor integrated electric utility. In addition to Oncor’s active and retired employees, these former employees largely include active and retired personnel engaged in TCEH’s activities, related to service of those additional personnel prior to the deregulation and disaggregation of EFH Corp.’s business effective January 1, 2002. Accordingly, Oncor and TCEH entered into an agreement whereby Oncor assumed responsibility for applicable pension and OPEB costs related to those personnel. The amendment additionally authorizes Oncor to establish a regulatory asset or liability for the difference between the amounts of pension and OPEB costs approved in Oncor’s current billing rates and the actual amounts that would otherwise have been recorded as charges or credits to earnings. Accordingly, in 2005, Oncor began deferring (principally as a regulatory asset or property) additional pension and OPEB costs consistent with the amendment, which was effective January 1, 2005. Amounts deferred are ultimately subject to regulatory approval.

Results of Operations for the Three Months Ended March 31, 2009 and 2008

Sales Volume and Customer Count Data

	Three Months Ended March 31,
	2009	2008	Change %
Sales volumes:

Retail electricity sales volumes – (GWh):
Residential	5,880	6,115	(3.8)
Small business (a)	1,722	1,693	1.7
Large business and other customers	3,305	3,339	(1.0)

Total retail electricity	10,907	11,147	(2.2)
Wholesale electricity sales volumes	9,792	10,490	(6.7)
Net sales (purchases) of balancing electricity to/from ERCOT	(153)	(244)	37.3

Total sales volumes	20,546	21,393	(4.0)

Average volume (kWh) per retail customer (b):

Residential	3,059	3,281	(6.8)
Small business	6,270	6,234	0.6

Weather (service territory average) – percent of normal (c):

Heating degree days	87.7%	94.3%	(7.0)

Customer counts:
Retail electricity customers (end of period and in thousands) (d):
Residential	1,930	1,871	3.2
Small business (a)	275	270	1.9
Large business and other customers	24	33	(27.3)

Total retail electricity customers	2,229	2,174	2.5

(a) Customers with demand of less than 1 MW annually.
(b) Calculated using average number of customers for the period.

(c)    Weather data is obtained from Weatherbank, Inc., an independent company that collects and archives weather data from reporting stations of the National Oceanic and Atmospheric Administration (a federal agency under the US Department of Commerce).

(d)    Based on number of meters. Typically, large business and other customers have more than one meter; therefore, number of meters does not reflect the number of individual customers. March 31, 2008 amounts reflect a reclassification of 18 thousand meters from residential to small business to conform to current presentation.

Revenue and Commodity Hedging and Trading Activities

	Three Months Ended March 31,
	2009	2008	Change %
Operating revenues:
Retail electricity revenues:
Residential	$793	$771	2.9
Small business (a)	264	244	8.2
Large business and other customers	314	316	(0.6)

Total retail electricity revenues	1,371	1,331	3.0
Wholesale electricity revenues (b)	348	625	(44.3)
Net sales (purchases) of balancing electricity to/from ERCOT	(23)	(35)	34.3
Amortization of intangibles (c)	(11)	(30)	63.3
Other operating revenues	81	92	(12.0)

Total operating revenues	$1,766	$1,983	(10.9)

Commodity hedging and trading activities:
Unrealized net gains (losses) from changes in fair value (d) fair value (c)	$1,155	$(1,537)	—
Unrealized net (gains) losses representing reversals of previously recognized fair values of positions settled in the current period (d)	(106)	(57)	—
Realized net gains (losses) on settled positions	79	27	—

Total gain (loss)	$1,128	$(1,567)	—

(a)	Customers with demand of less than 1 MW annually.
(b)	Upon settlement of physical derivative power sales and purchase contracts that are accounted for on a mark-to-market basis, wholesale electricity revenues and natural gas fuel and purchase power expense are reported at approximated market prices instead of the contract price, as required by accounting rules. As a result, physically settled contract amounts include a noncash component, which EFC Holdings refers to as “unrealized.” For the three months ended March 31, 2009, these amounts totaled $60 million in net losses reported in wholesale electricity revenues and $41 million in net gains reported in natural gas fuel and purchased power expense.
(c)	Represents amortization of the intangible net asset value of retail and wholesale power sales agreements resulting from purchase accounting.
(d)	2008 amounts have been reclassified to include effects of changes in fair values of positions entered into and settled within the period.

Production, Purchased Power and Delivery Cost Data

	Three Months Ended March 31,
	2009	2008	Change %
Fuel, purchased power costs and delivery fees ($ millions):
Nuclear fuel	$29	$23	26.1
Lignite/coal	153	155	(1.3)

Total baseload fuel	182	178	2.2
Natural gas fuel and purchased power (a)	219	405	(45.9)
Amortization of intangibles (b)	70	82	(14.6)
Other costs	57	95	(40.0)

Fuel and purchased power costs	528	760	(30.5)
Delivery fees	315	304	3.6

Total	$843	$1,064	(20.8)

Fuel and purchased power costs (which excludes generation plant operating costs) per MWh:
Nuclear fuel	$5.55	$4.60	20.7
Lignite/coal (c)	16.93	15.58	8.7
Natural gas fuel and purchased power	43.94	65.38	(32.8)

Delivery fees per MWh	28.59	26.82	6.6

Production and purchased power volumes (GWh):

Nuclear	5,190	4,921	5.5
Lignite/coal	10,255	10,952	(6.4)

Total baseload generation	15,445	15,873	(2.7)
Natural gas-fueled generation	258	526	(51.0)
Purchased power	4,729	5,669	(16.6)

Total energy supply	20,432	22,068	(7.4)
Line loss and power imbalances	114	(675)	—

Net energy supply volumes	20,546	21,393	(4.0)

Baseload capacity factors (%):

Nuclear	104.6%	98.1%	6.6
Lignite/coal	81.4%	86.1%	(5.5)
Total baseload	88.0%	89.5%	(1.7)

(a)	See note (b) to previous table.
(b)	Represents amortization of the intangible net asset values of emission credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel resulting from purchase accounting.
(c)	Includes depreciation and amortization of lignite mining assets, which is reported in the depreciation and amortization expense line item, but is part of overall fuel costs.

Financial Results - Three Months Ended March 31, 2009 Compared to Three Months Ended March 31, 2008

Operating revenues decreased $217 million, or 11%, to $1.766 billion in 2009.

Wholesale electricity revenues decreased $277 million, or 44%, as compared to 2008 when revenues increased 39%. Volatility in wholesale revenues and purchased power costs reflects movements in natural gas prices, as lower natural gas prices in 2009 drove a 40% decline in average wholesale electricity sales prices. Reported wholesale revenues and purchased power costs also reflect changes in volumes of bilateral contracting activity entered into to mitigate the effects of demand volatility and congestion. Results in 2009 reflect lower demand and related volatility and a decline in congestion. Realized gains in 2009 on hedging activities mitigated the effect of lower wholesale electricity prices (see discussion of results from commodity hedging and trading activities below).

A $40 million, or 3%, increase in retail electricity revenues reflected the following:

•

A two percent decline in retail sales volumes reduced revenues by $29 million. Lower average volumes per residential customer reflected the seven percent decrease in heating degree days. Small business and large business volumes reflect decreases in general economic conditions, partially offset by usage attributable to new customers.

•

Higher average pricing, principally in residential and non-contract business markets, contributed $68 million to the revenue increase. The change in average pricing reflected price increases due to higher contracted power supply costs and higher delivery fees resulting from advanced meter surcharges, as well as changes in customer mix.

•	Total retail electricity customer count at March 31, 2009 increased three percent from March 31, 2008 driven by a three percent increase in residential customers.

Bilateral electricity contracting activity includes hedging transactions that utilize contracts for physical delivery. Wholesale sales and purchases of electricity are reported gross in the income statement if the transactions are scheduled for physical delivery with ERCOT.

Other operating revenues decreased $11 million, or 12%, to $81 million in 2009 due to the effect of lower natural gas prices on sales of natural gas to retail industrial customers.

The decrease in operating revenues was partially offset by a $19 million reduction in amortization of intangible assets arising in purchase accounting.

Fuel, purchased power costs and delivery fees decreased $221 million, or 21%, to $843 million in 2009. This decrease was driven by lower purchased power costs due to the effect of lower natural gas prices, decreased demand and related volatility and reduced congestion as discussed above regarding wholesale revenues. Other factors included lower average fuel costs due primarily to lower natural gas-fueled generation and lower related fuel costs ($25 million), the effect of lower natural gas prices on natural gas purchased for sale to retail industrial customers ($30 million) and lower amortization of intangible assets arising in purchase accounting ($12 million).

Overall baseload generation production decreased 3% in 2009 reflecting a 6% decrease in lignite/coal-fueled production, partially offset by a 5% increase in nuclear production. The decrease in lignite/coal-fueled production reflected reductions during certain periods when power could be purchased in the wholesale market at prices below production costs, which was largely due to lower natural gas prices and higher wind-generation availability, as well as an increase in unplanned outages. The increase in nuclear production reflects a spring refueling outage in 2008 and no such outage in 2009.

Results from commodity hedging and trading activities include realized and unrealized gains and losses associated with financial instruments used for commodity hedging and trading purposes, as well as gains and losses on physical sales and purchases of commodities for trading and hedging purposes. A substantial majority of the commodity hedging activities are intended to mitigate the risk of commodity price movements on future revenues and involve natural gas positions entered into as part of the long-term hedging program. The results of these activities have been volatile because of the effects of movements in forward natural gas prices on unrealized mark-to-market valuations. Following is an analysis of results from commodity hedging and trading activities for the three months ended March 31, 2009 and 2008:

Three Months ended March 31, 2009 — Unrealized mark-to-market net gains totaling $1.049 billion included:

•

$1.082 billion in net gains related to hedge positions, which includes $1.164 billion in net gains from changes in fair value and $82 million in net losses that represent reversals of previously recorded fair values of positions settled in the period, and

•

$33 million in net losses related to trading positions, which includes $9 million in net losses from changes in fair value and $24 million in net losses that represent reversals of previously recorded fair values of positions settled in the period.

Realized net gains totaling $79 million include:

•	$73 million in net gains related to positions that primarily hedged electricity revenues recognized in the period, and

•	$6 million in net gains related to trading positions.

Three Months Ended March 31, 2008 — Unrealized mark-to-market net losses totaling $1.594 billion include:

•

$1.582 billion in net losses related to hedge positions, which includes $1.565 billion in net losses from changes in fair values and $17 million in net losses that represent reversals of previously recorded fair values of positions settled in the period;

•	$2 million in hedge ineffectiveness net losses related to unsettled positions accounted for as cash flow hedges;

•

$9 million in net gains related to trading positions, which includes $49 million in net gains from changes in fair values and $40 million in net losses that represent reversals of previously recorded fair values of positions settled in the period, and

•	$19 million in a “day one” loss related to a large hedge position (see Note 7 to the March 31, 2009 Financial Statements).

Realized net gains totaling $27 million include:

•	$15 million in net losses related to positions that hedged electricity revenues and fuel and purchased power costs recognized in the period, and

•	$42 million in net gains related to trading positions.

Operating costs increased $9 million, or 6%, to $168 million in 2009. The increase reflected $10 million in higher maintenance costs incurred during planned and unplanned lignite-fueled plant outages in 2009, $4 million in operational readiness costs incurred in preparation for new lignite-fueled plant start-up and $4 million related to timing and scope of nuclear and natural gas-fueled plant base maintenance costs, partially offset by the effect of $9 million in 2008 maintenance costs incurred for a planned nuclear generation unit outage.

Depreciation and amortization increased $7 million, or 3%, to $276 million in 2009. The increase represents incremental amortization expense related to the intangible value of customer relationships.

SG&A expenses increased $21 million, or 14%, to $172 million in 2009. The increase reflected $5 million in higher costs associated with the transition to a new retail customer information management system, $5 million in higher retail bad debt expense, $5 million in higher costs related to consulting and employee-related expenses in generation and wholesale operations and $2 million in costs related to the nuclear generation development joint venture.

See Note 2 to the March 31, 2009 Financial Statements for discussion of the additional impairment of goodwill.

Interest income decreased $2 million, or 22%, to $7 million in 2009 reflecting lower average loans to affiliates.

Interest expense and related charges decreased by $187 million, or 28%, to $471 million in 2009 reflecting a $205 million unrealized mark-to-market net gain related to interest rate swaps. There was an increase of $18 million partially offsetting the effect of the unrealized mark-to-market net gain, which reflected a $41 million increase in noncash amortization of losses on interest rate swaps dedesignated as cash flow hedges, $19 million in higher average borrowings and a $4 million increase in amortization of debt issuance costs, partially offset by $26 million in lower average rates and $20 million in increased capitalized interest.

Income tax expense on pretax income totaled $344 million in 2009 and income tax benefit on pretax losses totaled $664 million in 2008. The effective tax rate was 39.5% on pretax income in 2009 and 34.9% on a pretax loss in 2008. The increase in the rate reflects the nondeductible goodwill impairment in 2009 and the effect of interest accrued for uncertain tax positions.

Results increased $1.765 billion to net income of $526 million in 2009, driven by unrealized mark-to-market net gains related to commodity hedging activities, compared to unrealized net losses in 2008, and unrealized mark-to-market net gains related to interest rate swaps, partially offset by a charge for the impairment of goodwill.

Energy-Related Commodity Contracts and Mark-to-Market Activities –

The table below summarizes the changes in commodity contract assets and liabilities for the three months ended March 31, 2009. The net change in these assets and liabilities, excluding “other activity” as described below, represents the pretax effect on earnings of positions in the commodity contract portfolio that are marked-to-market in net income (see Note 7 to the March 31, 2009 Financial Statements). These positions represent both economic hedging and trading activities.

Three Months Ended March 31, 2009
Commodity contract net asset (liability) at beginning of period	$430

Settlements of positions (a)	(125)

Unrealized mark-to-market valuations of unsettled positions (b)	1,155

Other activity (c)	(2)

Commodity contract net asset (liability) at end of period (d)	$1,458

(a)	Represents reversals of previously recognized unrealized gains and losses upon settlement (offsets realized gains and losses recognized in the settlement period).
(b)	Primarily represents mark-to-market effects of positions in the long-term hedging program (see discussion above under “Long-Term Hedging Program”).
(c)	This amount does not represent unrealized gains or losses. Includes initial values of positions involving the receipt or payment of cash or other consideration.
(d)	Excludes $18 million net liability associated with positions accounted for as cash flow hedges, including amounts reported in accumulated other comprehensive income related to transactions that have been dedesignated as cash flow hedges. See Note 7 to the March 31, 2009 Financial Statements for additional discussion of commodity contracts assets and liabilities.

In addition to the effect on net income of recording unrealized mark-to-market gains and losses that are reflected in the table above, similar effects arise in the recording of unrealized ineffectiveness gains and losses associated with commodity-related positions accounted for as cash flow hedges. These effects on net income, which include reversals of previously recorded unrealized ineffectiveness gains and losses to offset realized gains and losses upon settlement, are reflected in the balance sheet as changes in cash flow hedge and other derivative assets and liabilities (see Note 7 to the March 31, 2009 Financial Statements). The total pretax effect of recording unrealized gains and losses in net income related to commodity contracts under SFAS 133 is summarized as follows:

	Three Months Ended March 31,
	2009	2008
Unrealized gains/(losses) related to contracts marked-to-market	$1,030	$(1,592)

Ineffectiveness gains/(losses) related to cash flow hedges (a)	—	(2)

Total unrealized gains (losses) related to commodity contracts	$1,030	$(1,594)

(a)	See Note 7 to the March 31, 2009 Financial Statements.

Maturity Table — Following are the components of the net commodity contract asset at March 31, 2009:

Amount
Net commodity contract asset	$1,458

Net liability associated with receipts of natural gas under physical gas exchange transactions	37

Amount of net asset arising from mark-to-market accounting	$1,495

The following table presents the net commodity contract asset arising from recognition of fair values under mark-to-market accounting as of March 31, 2009, scheduled by the source of fair value and contractual settlement dates of the underlying positions.

	Maturity dates of unrealized commodity contract asset at March 31, 2009
Source of fair value	Less than 1 year	1-3 years	4-5 years	Excess of 5 years	Total
Prices actively quoted	$(247)	$(90)	$(4)	$—	$(341)
Prices provided by other external sources	812	901	189	—	1,902
Prices based on models	(6)	(47)	15	(28)	(66)

Total	$559	$764	$200	$(28)	$1,495

Percentage of total fair value	38%	51%	13%	(2)%	100%

The “prices actively quoted” category reflects only exchange traded contracts for which active quotes are readily available. The “prices provided by other external sources” category represents forward commodity positions valued using prices for which over-the-counter broker quotes are available. Over-the-counter quotes for power in ERCOT (excluding the West zone) generally extend through 2014 and over-the-counter quotes for natural gas generally extend through 2015, depending upon delivery point. The “prices based on models” category contains the value of all nonexchange traded options, valued using option pricing models. In addition, this category contains other contractual arrangements that may have both forward and option components, as well as other contracts that are valued using proprietary long-term pricing models that utilize certain market based inputs. See Note 8 to the March 31, 2009 Financial Statements for fair value disclosures required under SFAS 157 and for discussion of fair value measurements.

Results of Operations for the Years Ended December 31, 2008 and 2007

Presentation and Analysis of Results

Management’s discussion and analysis of results of operations and cash flows has been prepared by analyzing the results of operations and cash flows of the Successor for the year ended December 31, 2008 on a stand-alone basis, by comparing the results of operations and cash flows of the Successor for the period October 11, 2007 through December 31, 2007 to the results of operations and cash flows of the Predecessor for the three months ended December 31, 2006 and by comparing the results of operations and cash flows of the Predecessor for the period January 1, 2007 through October 10, 2007 to the results of operations and cash flows of the Predecessor for the nine months ended September 30, 2006. To facilitate the discussion, certain volumetric and statistical data for 2007 have been presented as of and for the nine months ended September 30, 2007 compared to the nine months ended September 30, 2006 and as of and for the three months ended December 31, 2007 compared to the three months ended December 31, 2006. Such volumetric and statistical data are measured and reported on a monthly, quarterly and annual basis.

Financial Results

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period From January 1, 2007 through October 10, 2007	Three Months Ended December 31, 2006	Nine Months Ended September 30, 2006
Operating revenues	$9,787	$1,671	$6,884	$1,950	$7,446
Fuel, purchased power costs and delivery fees	(5,600)	(852)	(3,209)	(847)	(3,081)
Net gain (loss) from commodity hedging and trading activities	2,184	(1,492)	(554)	92	61
Operating costs	(677)	(124)	(471)	(164)	(441)
Depreciation and amortization	(1,092)	(315)	(253)	(81)	(252)
Selling, general and administrative expenses	(680)	(153)	(452)	(154)	(380)
Franchise and revenue-based taxes	(109)	(30)	(83)	(42)	(86)
Impairment of goodwill	(8,000)	—	—	—	—
Other income	35	2	59	32	46
Other deductions	(1,263)	(5)	20	(5)	(205)
Interest income	59	9	312	79	173
Interest expense and related charges	(4,187)	(652)	(329)	(77)	(257)

Income (loss) before income taxes	(9,543)	(1,941)	1,924	783	3,024

Income tax (expense) benefit	504	675	(618)	(259)	(1,047)

Net income (loss)	$(9,039)	$(1,266)	$1,306	$524	$1,977

Sales Volume and Customer Count Data

	Successor		Predecessor
	Year Ended December 31, 2008	Three Months Ended December 31, 2007	Nine Months Ended September 30, 2007	Three Months Ended December 31, 2006	Nine Months Ended September 30, 2006
Sales volumes:

Retail electricity sales volumes – (GWh):
Residential	28,135	5,967	21,256	5,825	23,770
Small business (a)	7,363	1,622	5,861	1,707	6,716
Large business and other customers	13,945	3,591	10,946	3,329	10,703

Total retail electricity	49,443	11,180	38,063	10,861	41,189
Wholesale electricity sales volumes	47,270	11,198	27,914	11,061	25,870
Net sales (purchases) of balancing electricity to/from ERCOT (b)	(527)	47	622	(394)	1,268

Total sales volumes	96,186	22,425	66,599	21,528	68,327

Average volume (kWh) per retail customer (c):

Residential	14,780	3,197	11,399	3,086	12,235
Small business	28,743	6,337	22,421	6,319	23,926
Large business and other customers	475,886	104,582	276,764	73,121	210,515

Weather (service territory average) – percent of normal (d):

Percent of normal:
Cooling degree days	108.5%	171.8%	94.2%	104.5%	118.5%
Heating degree days	92.5%	89.7%	106.2%	90.9%	71.2%

Average revenues per MWh:
Residential	$134.42	$127.87	$138.99	$143.29	$148.44

Customer counts:
Retail electricity customers (end of period and in thousands) (e):
Residential	1,932	1,875	1,858	1,871	1,904
Small business (a)	257	256	256	267	273
Large business and other customers	25	33	35	44	47

Total retail electricity customers	2,214	2,164	2,149	2,182	2,224

(a)	Customers with demand of less than 1 MW annually.
(b)	See Note 1 to the 2008 Year-End Financial Statements for discussion of reporting of ERCOT balancing activity.
(c)	Calculated using average number of customers for the period.
(d)	Weather data is obtained from Weatherbank, Inc., an independent company that collects and archives weather data from reporting stations of the National Oceanic and Atmospheric Administration (a federal agency under the US Department of Commerce).
(e)	Based on number of meters.

Revenue and Commodity Hedging and Trading Activities

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Three Months Ended December 31, 2006	Nine Months Ended September 30, 2006
Operating revenues:
Retail electricity revenues:
Residential	$3,782	$654	$3,064	$835	$3,528
Small business (a)	1,099	202	880	249	984
Large business and other customers	1,447	286	1,070	326	1,031

Total retail electricity revenues	6,328	1,142	5,014	1,410	5,543
Wholesale electricity revenues	3,329	505	1,637	643	1,635
Net sales (purchases) of balancing electricity to/from ERCOT (b)	(214)	(9)	(14)	(25)	(6)
Amortization of intangibles (c)	(36)	(50)	—	—	—
Other operating revenues (d)	380	83	247	(78)	274

Total operating revenues	$9,787	$1,671	$6,884	$1,950	$7,446

Commodity hedging and trading activities:
Unrealized net gains (losses), including cash flow hedge ineffectiveness from changes in fair value	$2,290	$(1,469)	$(646)	$25	$203
Unrealized net (gains) losses representing reversals of previously recognized fair values of positions settled in the current period	(9)	(87)	(76)	33	11
Realized net gains (losses) on settled positions (e)	(97)	64	168	34	(153)

Total gain (loss)	$2,184	$(1,492)	$(554)	$92	$61

Estimated share of ERCOT retail markets (f):
Residential	37%	36%	36%	37%	38%
Business markets	26%	27%	27%	29%	30%

(a)	Customers with demand of less than 1 MW annually.
(b)	See Note 1 to the 2008 Year-End Financial Statements for discussion of reporting of ERCOT balancing activity.
(c)	Represents amortization of the intangible net asset value of retail and wholesale power sales agreements resulting from purchase accounting.
(d)	Includes a $162 million charge for a special customer appreciation bonus in the fourth quarter of 2006. This charge does not affect the computation of residential average revenues per MWh. See Note 6 to the 2008 Year-End Financial Statements.
(e)	Includes physical commodity trading activity not subject to mark-to-market accounting of $44 million in net gains in 2008, $3 million in net losses in the period October 11, 2007 to December 31, 2007, $16 million in net losses in the period January 1, 2007 to October 10, 2007, $5 million in net losses for the three months ended December 31, 2006 and $29 million in net losses for the nine months ended September 30, 2006.
(f)	Based on number of meters at end of period. Based on the number of customers who have choice. Calculations based on TXU Energy customer segmentation and ERCOT total customer counts.

Production, Purchased Power and Delivery Cost Data

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Three Months Ended December 31, 2006	Nine Months Ended September 30, 2006
Fuel, purchased power costs and delivery fees ($ millions):
Nuclear fuel	$95	$21	$66	$20	$65
Lignite/coal	640	127	467	122	353

Total baseload fuel	735	148	533	142	418
Natural gas fuel and purchased power	2,881	302	1,435	358	1,429
Amortization of intangibles (a)	318	67	—	—	—
Other costs	351	68	213	60	169

Fuel and purchased power costs (b)	4,285	585	2,181	560	2,016
Delivery fees	1,315	267	1,028	287	1,065

Total	$5,600	$852	$3,209	$847	$3,081

	Successor		Predecessor
	Year Ended December 31, 2008	Three Months Ended December 31, 2007	Nine Months Ended September 30, 2007	Three Months Ended December 31, 2006	Nine Months Ended September 30, 2006
Fuel and purchased power costs (which excludes generation plant operating costs) per MWh:

Nuclear fuel	$4.92	$4.64	$4.59	$4.39	$4.25
Lignite/coal (c)	$15.80	$13.48	$14.31	$12.46	$11.60
Natural gas fuel and purchased power	$81.99	$60.04	$62.29	$54.08	$65.71

Delivery fees per MWh	$26.33	$26.64	$25.60	$26.10	$25.60

Production and purchased power volumes (GWh):

Nuclear	19,218	5,157	13,664	4,501	15,292
Lignite/coal	44,923	12,197	34,297	11,329	34,252

Total baseload generation	64,141	17,354	47,961	15,830	49,544
Natural gas-fueled generation	4,122	500	3,491	502	3,487
Purchased power (b)	31,018	5,483	18,619	6,122	18,258

Total energy supply	99,281	23,337	70,071	22,454	71,289
Less line loss and power imbalances	3,095	912	3,472	926	2,962

Net energy supply volumes	96,186	22,425	66,599	21,528	68,327

Baseload capacity factors (%):

Nuclear	95.2%	101.6%	90.8%	89.2%	102.0%
Lignite/coal	87.6%	94.5%	89.7%	87.9%	89.5%
Total baseload	89.8%	96.5%	90.0%	88.2%	93.1%

(a)	Represents amortization of the intangible net asset values of emission credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel resulting from purchase accounting.
(b)	See Note 1 to the 2008 Year-End Financial Statements for discussion of reporting of ERCOT balancing activity.
(c)	Includes depreciation and amortization of lignite mining assets, which is reported in the depreciation and amortization expense line item, but is part of overall fuel costs.

Financial Results — 2008

Operating revenues are shown in the following table:

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period From January 1, 2007 through October 10, 2007	Three Months Ended December 31, 2006	Nine Months Ended September 30, 2006
Total retail electricity revenues	$6,328	$1,142	$5,014	$1,410	$5,543
Accrued customer appreciation bonus (Note 6 to the 2008 Year-End Financial Statements)	—	—	—	(162)	—
Wholesale electricity revenues	3,329	505	1,637	643	1,635
Wholesale balancing activities	(214)	(9)	(14)	(25)	(6)
Amortization of intangibles (a)	(36)	(50)	—	—	—
Other operating revenues	380	83	247	84	274

Total operating revenues	$9,787	$1,671	$6,884	$1,950	$7,446

(a)	Represents amortization of the intangible value of retail and wholesale power sales agreements resulting from purchase accounting.

Successor Period — Year Ended December 31, 2008

Operating revenues for 2008 totaled $9.787 billion. Retail electricity revenues of $6.328 billion were positively impacted in 2008 by the effects of warmer than normal weather, a 3% increase in residential customers and higher prices in the business markets reflecting higher wholesale electricity costs. Retail electricity revenues were negatively impacted by reduced business electricity usage, especially in the fourth quarter, and a 15% price discount phased in during 2007 to those residential customers in EFH Corp.’s historical territory with month-to-month service plans and a rate equivalent to the former regulated rate. Wholesale electricity revenues of $3.329 billion reflected higher natural gas prices and a 21% increase in volumes. The rise in natural gas prices through July 2008 reflected the overall trend of higher energy prices and increased demand in natural gas-fueled generation due to warmer weather in 2008. Higher wholesale sales volumes reflected several factors, including increased demand (due to warmer weather), baseload plant outages and congestion, as well as increased near-term bilateral power contracting activity due in part to increased demand and market volatility in 2008. Wholesale balancing activity represents intraday purchases and sales transactions with ERCOT for real-time balancing purposes, as measured in 15-minute intervals, which are highly variable and in 2008 reflected weather-driven volatility, generation facility outages and congestion effects. Other operating revenues reflect retail natural gas sales and miscellaneous services revenues.

Fuel, purchased power costs and delivery fees for 2008 totaled $5.600 billion, which included $318 million of net expense representing amortization of the intangible net asset values of environmental credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped-up value of nuclear fuel resulting from purchase accounting. Fuel and purchased power costs for 2008 also reflected:

•

higher purchased power costs due to higher natural gas prices and volatility in the markets as hot weather and congestion issues in the spring resulted in power purchases at high prices, while Hurricane Ike and economic factors resulted in lower demand later in the year and sales of excess power back into the markets at lower prices;

•	higher purchased power volumes due to planned and unplanned baseload generation plant outages and the factors that drove wholesale sales volumes as described above;

•	higher fuel costs in natural gas-fueled generation plants due to higher natural gas prices; and

•	higher usage and prices (including transportation costs) of purchased coal.

Results from commodity hedging and trading activities include realized and unrealized gains and losses associated with financial instruments used for commodity hedging and trading purposes, as well as gains and losses on physical sales and purchases of commodities for trading and hedging purposes. A substantial majority of the commodity hedging activities are intended to mitigate the risk of commodity price movements on future revenues and involve natural gas positions entered into as part of the long-term hedging program. The results of these activities have been volatile because of the effects of movements in forward natural gas prices on unrealized mark-to-market valuations. Following is an analysis of results from commodity hedging and trading activities for 2008:

Unrealized mark-to-market net gains totaling $2.281 billion include:

•

$2.324 billion in net gains related to hedge positions, which includes $2.282 billion in net gains from changes in fair value and $42 million in net gains that represent reversals of previously recorded fair values of positions settled in the period;

•	$68 million in “day one” net losses related to large hedge positions (see Note 15 to the 2008 Year-End Financial Statements), and

•

$25 million in net gains related to trading positions, which includes $76 million in net gains from changes in fair value and $51 million in net losses that represent reversals of previously recorded fair values of positions settled in the period.

Realized net losses totaling $97 million include:

•	$177 million in net losses related to hedge positions that primarily offset hedged electricity revenues recognized in the period, and

•	$80 million in net gains related to trading positions.

Operating costs for 2008 totaled $677 million and primarily reflected operations and maintenance expenses for power generation plants and salaries and benefits for plant personnel. Costs in 2008 reflected increased unplanned lignite plant outages, refueling of both nuclear-fueled units in 2008 as compared to only one unit being refueled in 2007 based on a normal cycle, an increase in property taxes and costs associated with combustion turbines now operated for TCEH’s own benefit.

Depreciation and amortization expense for 2008 totaled $1.092 billion and included $688 million of depreciation expense from stepped-up property, plant and equipment values and $51 million in amortization expense related to the intangible value of retail customer relationships, both resulting from the effects of purchase accounting. Depreciation expense also reflects normal additions and replacements of equipment in generation operations.

SG&A expense for 2008 totaled $680 million and includes retail operations, administrative and general salaries and benefits and consulting and professional fees. Such expenses reflected increased retail staffing and related expenses to support customer growth initiatives, retail computer system enhancement costs and higher levels of bad debt expense driven by residential customer growth in south Texas and Hurricane Ike.

See Note 3 to the 2008 Year-End Financial Statements for discussion of the $8.0 billion goodwill impairment charge recorded in the fourth quarter of 2008.

Other income totaled $35 million and other deductions totaled $1.263 billion for 2008. Other income includes an insurance recovery of $21 million and mineral rights royalty income of $4 million. Other deductions includes impairment charges of $501 million related to NOx and SO2 environmental allowances intangible assets and $481 million related to trade name intangible assets, both discussed in Note 3 to the 2008 Year-End Financial Statements, $229 million in impairment charges related to the natural gas-fueled generation fleet discussed in Note 5 to the 2008 Year-End Financial Statements and $26 million in charges to reserve for net receivables (excluding termination related charges) from terminated hedging transactions with subsidiaries of Lehman Brothers Holdings Inc., which has filed for protection under Chapter 11 of the US Bankruptcy Code.

Interest income totaled $59 million for 2008 and primarily reflected interest on loans to parent.

Interest expense and related charges for 2008 totaled $4.187 billion, a substantial portion of which was driven by borrowings for Merger-related financings and included unrealized mark-to-market net losses of $1.477 billion on interest rate swaps, $130 million amortization of discount and debt issuance costs and $19 million of amortization of debt fair value discount resulting from purchase accounting.

Income tax benefit for 2008 was $504 million. Excluding the impact of the $8.0 billion non-deductible goodwill impairment, the effective rate was 32.7%. The effective rate of 32.7% on a loss compared to the 35% federal statutory rate reflects the impact of state income taxes, interest accrued for uncertain tax positions and non-deductible interest expense and losses on certain benefit plans, partially offset by the effect of lignite depletion.

Net loss for 2008 totaled $9.039 billion reflecting impairment charges related to goodwill, trade name and environmental allowances intangible assets and the natural gas-fueled generation fleet, unrealized net losses on interest rate swaps, higher interest expense driven by Merger-related financings, and the effects of purchase accounting, partially offset by unrealized mark-to-market net gains on positions in the long-term hedging program.

Successor Period from October 11, 2007 through December 31, 2007 Compared to the Three Month Predecessor Period Ended December 31, 2006

Total operating revenues decreased $279 million, or 14%, to $1.671 billion.

The $268 million, or 19%, decrease in retail electricity revenues reflected the following:

•	The decrease in retail electricity revenues was partially due to $186 million in revenues attributable to the ten fewer days in the 2007 period.

•

Lower average pricing (including customer mix effects) was driven by residential price discounts, including a six percent price discount effective with meter reads on March 27, 2007, an additional four percent price discount effective with meter reads on June 8, 2007, and another five percent price discount effective with meter reads on October 24, 2007 to those residential customers in EFH Corp.’s historical service territory with month-to-month service plans and a rate equivalent to the former regulated rate. Lower average pricing also reflected new competitive product offerings in residential and small business markets and a change in customer mix in the large business market.

•

A 3% increase in retail sales volumes partially offset the effect of lower average pricing. Large business market volumes increased 8% driven by successful contracting with larger customers. Residential volumes increased 2% driven by warmer than normal fall weather. Small business volumes declined 5% reflecting competitive activity.

•	Total retail electricity customer counts at December 31, 2007 declined 1% from December 31, 2006.

Wholesale electricity revenues decreased $138 million, or 21%. Of the decrease, $66 million was attributable to the ten fewer days in the 2007 period. Lower average prices contributed to the decrease and reflected lower natural gas prices during 2007. The pricing impact was partially offset by volume growth driven in part by the decline in retail sales.

Wholesale sales and purchases of electricity are reported gross in the income statement only if the transactions are scheduled for physical delivery with ERCOT.

Fuel, purchased power costs and delivery fees increased $5 million, or 1%, to $852 million. The ten fewer days in the 2007 period resulted in $123 million in lower costs. The 2007 period included $67 million of incremental net expense representing amortization of the intangible net asset values of emission credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped-up value of nuclear fuel resulting from purchase accounting. Higher fuel costs reflected an 8% increase in lignite/coal-fueled generation and an increase in mining expenses that was driven by significantly above normal summer rainfall. A decrease in purchased power costs reflected the timing of planned nuclear outages (fall of 2006 compared to spring of 2007) and substantially fewer lignite/coal-fueled unit outages in 2007.

Results from commodity hedging and trading activities include realized and unrealized gains and losses associated with financial instruments used for commodity hedging and trading purposes, as well as gains and losses on physical sales and purchases of commodities for trading and certain commodity hedging purposes. A substantial majority of the commodity hedging activities are intended to mitigate the risk of commodity price movements on future revenues and involve natural gas positions entered into as part of the long-term hedging program. The results of these activities have been volatile because of the effects of movements in forward natural gas prices on unrealized mark-to-market valuations. Following is an analysis of activities for the periods:

Period from October 11, 2007 through December 31, 2007 — Unrealized mark-to-market net losses totaling $1.556 billion include:

•

$1.533 billion in net losses related to hedge positions, which includes $1.461 billion in net losses from changes in fair values and $72 million in net losses that represent reversals of previously recorded fair values of positions settled in the period. These losses are driven by the effect of higher natural gas prices in forward periods on positions in the long-term hedging program;

•	$15 million in net losses related to trading positions, which represent reversals of previously recorded fair values of positions settled in the period; and

•	$8 million in “day one” losses related to the large hedge positions entered into at below-market prices.

Realized net gains totaling $64 million include:

•	$73 million in net gains related to hedge positions that offset hedged electricity revenues and fuel and purchased power costs recognized in the period, and

•	$9 million in net losses related to trading positions.

Three Months Ended December 31, 2006 — Unrealized mark-to-market net gains totaling $58 million include:

•

$32 million in net gains related to hedge positions, which includes $13 million in net gains from changes in fair values and $19 million in net gains that represent reversals of previously recorded fair values of positions settled in the period, and

•

$26 million in net gains related to trading positions, which includes $12 million in net gains from changes in fair values and $14 million in net gains that represent reversals of previously recorded fair values of positions settled in the period.

Realized net gains totaling $34 million include:

•	$37 million in net gains on settlement of economic hedge positions that offset hedged electricity revenues and fuel and purchased power costs recognized in the current period, and

•	$3 million in net losses related to trading positions.

Operating costs decreased $40 million, or 24%, to $124 million in 2007. Of the decrease, $20 million was attributable to the ten fewer days in the 2007 period. The decrease also reflected reductions in costs largely resulting from the timing of maintenance outages. Planned outages of nuclear units occurred in the fall of 2006 and the spring of 2007, and there were substantially fewer lignite/coal-fueled unit outage days in 2007.

Depreciation and amortization increased $234 million in 2007. The 2007 period included $157 million of incremental depreciation expense resulting from stepped-up property, plant and equipment values and $79 million in incremental amortization expense related to the intangible value of retail customer relationships recorded in connection with purchase accounting. The ten fewer days in the 2007 period resulted in $8 million in lower costs. Higher baseload generation plant depreciation due to ongoing investments in property, plant and equipment was largely offset by lower natural gas-fueled generation plant depreciation due to the impairment of the natural gas-fueled generation fleet in the second quarter of 2006 and lower expense associated with mining reclamation obligations.

SG&A expenses decreased $1 million, or 1%, to $153 million in 2007. Of the decrease, $13 million was attributable to the ten fewer days in the 2007 period. SG&A expenses also reflected lower bad debt expenses, driven by a decrease in delinquencies and lower accounts receivable, and higher severance costs in 2006, partially offset by increased retail expenses for marketing, professional fees and salary and benefits, which were driven by an increase in staffing, and administrative and overhead costs related to the cancelled development of coal-fueled generation facilities.

Franchise and revenue-based taxes decreased $12 million, or 29%, to $30 million in 2007. Of the decrease, $3 million was attributable to the ten fewer days in the 2007 period. The remaining decrease reflected lower state gross receipts taxes due to lower revenues.

Other income totaled $2 million in 2007 and $32 million in 2006. The 2006 amount included $12 million of amortization of gain on the sale of a business, $4 million in net gains on the sale of assets, $4 million in mineral royalty income, a $3 million sales tax refund and $2 million in insurance recoveries. Other deductions totaled $5 million in 2007 and in 2006.

Interest income decreased $70 million to $9 million in 2007 reflecting lower average balances of loans to affiliates.

Interest expense and related charges increased by $575 million to $652 million in 2007. The ten fewer days in the 2007 period resulted in $13 million in decreased charges. The increase reflected higher average balances and higher average rates driven by Merger-related financings.

Income tax benefit totaled $675 million in 2007 compared to income tax expense of $259 million in 2006. The effective rates were 34.8% on a loss in 2007 compared to 33.1% on income in 2006. The increase in the rate reflects the impact of lignite depletion, partially offset by lower production deduction benefits, higher accrual of interest on uncertain tax positions and, as a result of purchase accounting, the absence of investment tax credit amortization in 2007.

Results from operations decreased $1.790 billion to a net loss of $1.266 billion in 2007 driven by significantly higher unrealized mark-to-market net losses on positions in the long-term hedging program, higher net interest expense driven by Merger-related financings and the effects of purchase accounting.

Predecessor Period from January 1, 2007 through October 10, 2007 Compared to the Nine Month Predecessor Period Ended September 30, 2006

Total operating revenues decreased $562 million, or 8%, to $6.884 billion.

The $529 million, or 10%, decrease in retail electricity revenues reflected the following:

•	The decrease in retail electricity revenues was partially offset by $186 million in revenues attributable to the ten additional days in the 2007 period.

•

Retail sales volumes declined 8%. Residential and small business volumes declined 11% and 13%, respectively, reflecting the effects of a net loss of customers due to competitive activity and lower average consumption per customer of 7% in the residential market and 6% in the small business market due in part to unusually cool summer weather in 2007 and hotter than normal weather in 2006. Large business market volumes increased 2% reflecting a change in customer mix.

•

Lower average pricing (including customer mix effects) was driven by residential price discounts, including a six percent price discount effective with meter reads on March 27, 2007, and an additional four percent price discount effective with meter reads on June 8, 2007, to those residential customers in EFH Corp.’s historical service territory with month-to-month service plans and a rate equivalent to the former regulated rate. Lower average pricing also reflected new competitive product offerings in residential and small business markets and a change in customer mix in the large business market.

•

Total retail electricity customer counts declined 3% from September 30, 2006, which consisted of a 2% decline in total residential customer counts and a decline of 6% in small business customer counts.

Wholesale electricity revenues increased $2 million. An increase of $66 million was attributable to the ten additional days in the 2007 period with the remaining variance due to lower prices as average wholesale prices declined approximately 11% reflecting lower natural gas prices during 2007, the effect of which was partially offset by volume growth of 8% due in part to the decline in retail sales volumes associated with competitive activity.

Wholesale sales and purchases of electricity are reported gross in the income statement only if the transactions are scheduled for physical delivery with ERCOT.

Fuel, purchased power costs and delivery fees increased $128 million, or 4%, to $3.209 billion. Of the increase in costs, $123 million was attributable to the ten additional days in the 2007 period. Purchases of power increased due to a scheduled refueling and major maintenance outage for one of the two Comanche Peak nuclear units. Higher fuel costs reflected increased lignite mining costs due to inefficiencies caused by significantly above normal summer rainfall. These factors were largely offset by lower delivery fees due to lower retail sales volumes.

Results from commodity hedging and trading activities include realized and unrealized gains and losses associated with financial instruments used for commodity hedging and trading purposes, as well as gains and losses on physical sales and purchases of commodities for trading and certain commodity hedging purposes. A substantial majority of the commodity hedging activities are intended to mitigate the risk of commodity price movements on future revenues and involve natural gas positions entered into as part of the long-term hedging program. The results of these activities have been volatile because of the effects of movements in forward natural gas prices on unrealized mark-to-market valuations. Following is an analysis of activities for the periods:

Period from January 1, 2007 through October 10, 2007 — Unrealized mark-to-market net losses totaling $722 million include:

•

$566 million in net losses related to hedge positions, which includes $528 million in net losses from changes in fair values and $38 million in net losses that represent reversals of previously recorded fair values of positions settled in the period. These losses are driven by the effect of higher natural gas prices in forward periods on positions in the long-term hedging program;

•

$90 million in hedge ineffectiveness net gains, which includes $111 million of net gains from changes in fair values and $21 million in net losses that represent reversals of previously recorded ineffectiveness net gains related to positions settled in the period. These amounts relate to positions accounted for as cash flow hedges;

•

$45 million in net losses related to trading positions, which includes $28 million in net losses from changes in fair values and $17 million in net losses that represent reversals of previously recorded fair values of positions settled in the period;

•	$231 million in “day one” losses related to large hedge positions entered into at below-market prices, and

•	a $30 million “day one” gain related to a power purchase agreement.

Realized net gains totaling $168 million include:

•	$125 million in net gains related to hedge positions that offset hedged electricity revenues and fuel and purchased power costs recognized in the period, and

•	$43 million in net gains related to trading positions.

Nine Months Ended September 30, 2006 — Unrealized mark-to-market net gains totaling $214 million include:

•

$46 million in net losses related to hedge positions, which includes $4 million in net losses from changes in fair values and $42 million in net losses that represent reversals of previously recorded fair values of positions settled in the period;

•

$301 million in hedge ineffectiveness net gains, which includes $289 million of net gains from changes in fair values and $12 million in net gains that represent reversals of previously recorded ineffectiveness net losses related to positions settled in the period. These amounts relate to positions accounted for as cash flow hedges;

•

$68 million in net gains related to trading positions, which includes $27 million in net gains from changes in fair values and $41 million in net gains that represent reversals of previously recorded fair values of positions settled in the period, and

•	$109 million in “day one” losses on commodity price hedges entered into at below-market prices.

Realized net losses totaling $153 million include:

•	$102 million in net losses on settlement of economic hedge positions that offset hedged electricity revenues recognized in the current period, and

•	$51 million in net losses related to trading positions.

Operating costs increased $30 million, or 7%, to $471 million in 2007. Of the increase, $20 million was attributable to the ten additional days in the 2007 period. The remaining increase reflected $18 million in higher generation maintenance costs largely due to the scheduled outage in the spring of 2007 of one of the Comanche Peak nuclear generation units and $7 million for the utilization of SO2 emission credits in 2007 for the lignite/coal-fueled generation units, partially offset by lower costs largely resulting from generation technical support outsourcing service agreements.

Depreciation and amortization increased $1 million for the period. Expenses totaling $8 million were attributable to the ten additional days in the 2007 period. The remaining decrease was driven by lower natural gas-fueled generation plant depreciation due to the impairment of the natural gas-fueled generation fleet in the second quarter of 2006 and lower expense associated with mining reclamation obligations, partially offset by higher baseload generation plant depreciation, driven by ongoing investments in property, plant and equipment.

SG&A expenses increased $72 million, or 19%, to $452 million in 2007. Of the increase, $13 million was attributable to the ten additional days in the 2007 period. The remaining increase reflected $27 million in increased retail marketing expenses and $14 million in higher professional fees primarily for retail billing and customer care systems enhancements and marketing/strategic projects. The increase was also due to higher salary and benefit costs primarily driven by an increase in staffing in retail operations and higher costs due to reallocation of Capgemini outsourcing fees. Partially offsetting the increase in SG&A expenses were lower bad debt expenses driven by a decrease in delinquencies and lower accounts receivable balances.

Other income totaled $59 million in 2007 and $46 million in 2006. Other deductions totaled a credit of $20 million in 2007 and charges of $205 million in 2006. The 2007 amount includes:

•	$10 million in charges related to the termination of a railcar operating lease, and

•

a $48 million credit from reducing a liability previously recorded for leases related to gas-fueled combustion turbines that EFC Holdings ceased operating for its own benefit (see Note 10 to the 2008 Year-End Financial Statements).

The 2006 amount includes a $198 million charge related to the write-down of natural gas-fueled generation units to fair value (see Note 5 to the 2008 Year-End Financial Statements.) See Note 10 to the 2008 Year-End Financial Statements for details of other income and deductions.

Interest income increased $139 million to $312 million in 2007 reflecting higher average advance balances and higher average rates on advances to affiliates.

Interest expense and related charges increased by $72 million to $329 million in 2007. Of the increase, $13 million was attributable to the ten additional days in the 2007 period. The remaining increase of $59 million reflected $44 million due to higher average borrowings and $19 million due to higher average interest rates, partially offset by $4 million in increased capitalized interest.

Income tax expense totaled $618 million in 2007 compared to $1.047 billion in 2006. Excluding the $35 million deferred tax benefit in 2007 and the $44 million deferred tax charge in 2006 related to the Texas margin tax as described in Note 8 to the 2008 Year-End Financial Statements, the effective rate was 33.9% in 2007 and 33.2% in 2006. (These unusual deferred tax adjustments distort the comparison; they have therefore been excluded for purposes of a more meaningful discussion).

Results from continuing operations decreased $671 million to $1.306 billion in 2007 driven by unrealized mark-to-market losses on positions in the long-term hedging program and lower other deductions.

Energy-Related Commodity Contracts and Mark-to-Market Activities

The table below summarizes the changes in commodity contract assets and liabilities for the periods presented. The net changes in these assets and liabilities, excluding “fair value adjustments”, “other activity” and “reclassification” as described below, represent the pretax effect on earnings of positions in the commodity contract portfolio that are marked-to-market in net income (see Note 15 to the 2008 Year-End Financial Statements). These positions represent both economic hedging and trading activities.

	Successor		Predecessor
	Year Ended December 31, 2008	October 11, 2007 through December 31, 2007	January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Commodity contract net asset (liability) at beginning of period	$(1,917)	$(920)	$(23)	$(56)
Settlements of positions (a) (c)	39	(87)	(55)	36
Unrealized mark-to-market valuations of unsettled positions (b) (c)	2,294	(1,469)	(757)	(3)
Fair value adjustments at Merger closing date (d)	—	144	—	—
Reclassification at Merger closing date (e)	—	400	—	—
Other activity (f)	14	15	(85)	—

Commodity contract net asset (liability) at end of period	$430	$(1,917)	$(920)	$(23)

(a)	Represents reversals of previously recognized unrealized gains and losses upon settlement (offsets realized gains and losses recognized in the settlement period).
(b)	Primarily represents mark-to-market effects of positions in the long-term hedging program (see discussion above under “Long-Term Hedging Program”). Includes gains and losses recorded at contract inception dates (see Note 15 to the 2008 Year-End Financial Statements).
(c)	Prior year amounts reflect reclassifications to include effects of positions entered into and settled within the same period. This change in presentation was made in connection with the 2008 reclassification of commodity hedging and trading activities discussed in Note 1 to the 2008 Year-End Financial Statements.
(d)	Represents adjustments arising primarily from the adoption of SFAS 157 (largely nonperformance risk effect – see Note 20 to the 2008 Year-End Financial Statements.)
(e)	Represents reclassification of fair values of derivatives previously accounted for as cash flow hedges.
(f)	These amounts do not represent unrealized gains or losses. Includes initial values of positions involving the receipt or payment of cash or other consideration. Activity in the 2007 Predecessor period included $257 million (net of amounts settled of $7 million) in liabilities related to certain power sales agreements (see Note 15 to the 2008 Year-End Financial Statements), net of a $102 million payment related to a structured economic hedge transaction in the long-term hedging program and $64 million in natural gas provided under physical gas exchange transactions.

Note:	Of the $2.333 billion in unrealized net gains for the year ended December 31, 2008, $2.285 billion in net gains are reported in the income statement as net gain from commodity hedging and trading activities. The difference of $48 million in net gains relates to physically settled sales and purchase transactions, with $42 million in net gains reported in revenues and $6 million in net gains reported in fuel, purchased power costs and delivery fees, as required by accounting rules.

In addition to the effect on net income of recording unrealized mark-to-market gains and losses that are reflected in the table above, similar effects arise in the recording of unrealized ineffectiveness gains and losses associated with commodity-related positions accounted for as cash flow hedges. These effects on net income, which include reversals of previously recorded unrealized ineffectiveness gains and losses to offset realized gains and losses upon settlement, are reflected in the balance sheet as changes in cash flow hedge and other derivative assets and liabilities (see Note 15 to the 2008 Year-End Financial Statements). The total pretax effect of recording unrealized gains and losses in net income related to commodity contracts under SFAS 133 is summarized as follows:

	Successor		Predecessor
	Year Ended December 31, 2008	October 11, 2007 through December 31, 2007	January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Unrealized gains/(losses) related to contracts marked-to-market	$2,333	$(1,556)	$(812)	$33
Ineffectiveness gains/(losses) related to cash flow hedges (a)	(4)	—	90	239

Total unrealized gains (losses) related to commodity contracts	$2,329	$(1,556)	$(722)	$272

(a)	See Note 15 to the 2008 Year-End Financial Statements.

Maturity Table — Following are the components of the net commodity contract asset at December 31, 2008:

Successor Amount
Amount of net asset arising from mark-to-market accounting	$459
Net receipts of natural gas under physical gas exchange transactions	(29)

Net commodity contract asset	$430

The following table presents the net commodity contract asset arising from recognition of fair values under mark-to-market accounting as of December 31, 2008, scheduled by the source of fair value and contractual settlement dates of the underlying positions.

	Maturity dates of unrealized commodity contract asset at December 31, 2008
Source of fair value	Less than 1 year	1-3 years	4-5 years	Excess of 5 years	Total
Prices actively quoted	$(167)	$(97)	$(6)	$—	$(270)
Prices provided by other external sources	427	324	66	—	817
Prices based on models	22	(75)	(35)	—	(88)

Total	$282	$152	$25	$—	$459

Percentage of total fair value	61%	33%	6%	—%	100%

The “prices actively quoted” category reflects only exchange traded contracts for which active quotes are readily available. The “prices provided by other external sources” category represents forward commodity positions valued using prices for which over-the-counter broker quotes are available. Over-the-counter quotes for power in ERCOT (excluding the West zone) generally extend through 2014 and over-the-counter quotes for natural gas generally extend through 2015, depending upon delivery point. The “prices based on models” category contains the value of all nonexchange traded options, valued using option pricing models. In addition, this category contains other contractual arrangements that may have both forward and option components, as well as other contracts that are valued using proprietary long-term pricing models that utilize certain market based inputs. See Note 20 to the 2008 Year-End Financial Statements for fair value disclosures required under SFAS 157 and for discussion of fair value measurements.

Comprehensive Income

Cash flow hedge activity reported in other comprehensive income included (all amounts after-tax):

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period From January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Net increase (decrease) in fair value of cash flow hedges:
Commodities	$(8)	$5	$(288)	$598
Financing – interest rate swaps	(173)	(182)	—	—

	(181)	(177)	(288)	598

Derivative value net losses (gains) reported in net income that relate to hedged transactions recognized in the period:
Commodities	11	—	(95)	(53)
Financing – interest rate swaps	111	—	6	6

	122	—	(89)	(47)

Total income (loss) effect of cash flow hedges reported in other comprehensive income	$(59)	$(177)	$(377)	$551

All amounts included in accumulated other comprehensive income as of October 10, 2007, which totaled $53 million in net gains, were eliminated as part of purchase accounting.

EFC Holdings has historically used, and expects to continue to use, derivative instruments that are effective in offsetting future cash flow variability in interest rates and energy commodity prices. Amounts in accumulated other comprehensive income include (i) the value of unsettled transactions accounted for as cash flow hedges (for the effective portion), based on current market conditions, and (ii) the value of dedesignated and terminated cash flow hedges at the time of such dedesignation, less amounts reclassified to earnings as the original hedged transactions are recognized, unless the hedged transactions become probable of not occurring. The effects of the hedge will be recorded in the statement of income as the hedged transactions are actually settled and affect earnings. Also see Note 15 to the 2008 Year-End Financial Statements.

Liquidity and Capital Resources

Cash Flows—Three Months Ended March 31, 2009 and 2008

Cash provided by operating activities for the three months ended March 31, 2009 totaled $454 million compared to cash used of $183 million in 2008. The increase in cash provided of $637 million was due primarily to a favorable change in margin deposits reflecting the effect of lower forward natural gas prices on positions in the long-term hedging program.

Cash provided by financing activities decreased $638 million as summarized below:

	Three Months Ended March 31,
	2009	2008
Net issuances, repayments and repurchases of borrowings	$86	$740
Decrease in income tax related note payable to Oncor (see Note 10 to the March 31, 2009 Financial Statements)	(8)	(8)
Contributions from noncontrolling interests	26	—
Other	1	11

Total provided by financing activities	$105	$743

Cash used in investing activities decreased $480 million as summarized below:

	Three Months Ended March 31,
	2009	2008
Net (loans to) repayments from affiliates	$—	$(174)
Capital expenditures, including nuclear fuel	(400)	(571)
Redemption of investment held in money market fund	142	—
Other	20	27

Total used in investing activities	$(238)	$(718)

The decline in capital spending for the three months ended March 31, 2009 as compared to the three months ended March 31, 2008 primarily reflected a decrease in spending related to the construction of new generation facilities, which is nearing completion.

Depreciation and amortization expense reported in the statement of cash flows exceeds the amount reported in the statement of income by $111 million and $136 million for the three months ended March 31, 2009 and 2008, respectively. The differences represent amortization of intangible net assets and debt fair value discounts arising from purchase accounting that is reported in various other income statement line items including operating revenues, fuel and purchased power costs and delivery fees, other income and interest expense and related charges. The differences also reflect the amortization of nuclear fuel, which is reported as fuel cost in the statement of income consistent with industry practice.

Cash Flows - 2008, 2007 and 2006 — Cash flows from operating, financing and investing activities included:

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period From January 1, 2007 through October 10, 2007	Three Months Ended December 31, 2006	Nine Months Ended September 30, 2006
Cash flows — operating activities
Net income (loss)	$(9,039)	$(1,266)	$1,306	$524	$1,977
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	1,549	444	306	97	303
Deferred income tax expense (benefit) – net	(377)	(453)	(68)	219	(37)
Impairment of goodwill and other intangible assets	8,982	—	—	—	—
Impairment of natural gas-fueled generation fleet	229	—	—	—	198
Unrealized net losses (gains) from mark-to-market valuations of commodity positions	(2,329)	1,556	722	(58)	(214)
Unrealized net losses from mark-to-market valuations of interest rate swaps	1,477	—	—	—	—
Effect of Parent’s payment of interest on pushed down debt	251	24	—	—	—
Other, net (including customer refund accrual in late 2006)	169	19	(18)	117	39
Changes in operating assets and liabilities (including margin deposits)	745	(572)	(1,017)	(124)	1,716

Cash provided by (used in) operating activities	$1,657	$(248)	$1,231	$775	$3,982

Cash flows — financing activities
Net issuances and (repayments and repurchases) of borrowings, including premiums and discounts	1,286	22,497	2,054	240	(618)
Decrease in income tax-related payable to Oncor	(34)	(9)	(24)	(10)	(30)
Distributions paid to parent	—	(21,000)	(1,135)	(286)	(572)
Other	37	—	—	(2)	13

Cash provided by (used in) financing activities	$1,289	$1,488	$895	$(58)	$(1,207)

Cash flows — investing activities
Net loans (to) from to affiliates	$(558)	$(134)	$114	$(253)	$(2,025)
Capital expenditures, including purchases of mining- related assets and nuclear fuel	(2,074)	(519)	(1,585)	(322)	(586)
Proceeds from TCEH senior secured letter of credit facility deposited with bank	—	(1,250)	—	—	—
Other	(50)	22	194	(142)	(169)

Cash used in investing activities	$(2,682)	$(1,881)	$(1,277)	$(717)	$(2,780)

Year Ended December 31, 2008 — Cash provided by operating activities totaled $1.657 billion, driven by cash earnings (net income adjusted for the noncash earnings items identified in the cash flow statement) and also reflecting receipts of margin deposits, which largely were used to repay TCEH Commodity Collateral Posting Facility borrowings related to natural gas hedges due to declining natural gas prices.

Successor Period from October 11, 2007 through December 31, 2007 compared to Three Months Ended December 31, 2006 — Cash used in operating activities totaled $248 million in the Successor period from October 11, 2007 through December 31, 2007 compared to cash provided by operating activities of $775 million in the three months ended December 31, 2006. The $1.023 billion decrease reflected:

•

lower operating earnings after taking into account noncash items such as depreciation and amortization, deferred federal income tax expense, unrealized mark-to-market valuations and a charge related to a customer appreciation bonus, and

•

a $598 million unfavorable change in net margin deposits which was largely funded by the Commodity Collateral Posting Facility, due to the effect of increases in forward natural gas prices on positions in the long-term hedging program.

Predecessor Period from January 1, 2007 through October 10, 2007 Compared to Nine Months Ended September 30, 2006 — The $2.751 billion decrease in cash provided by operating activities reflected:

•	an unfavorable change in federal income taxes payable of $1.5 billion due to timing of payments to EFH Corp.;

•	a $1.149 billion unfavorable change in net margin deposits driven by the effect of higher forward natural gas prices on positions in the long-term hedging program, and

•	a $102 million premium paid in 2007 related to a structured natural gas-related option transaction entered into as part of the long-term hedging program.

Recent capital spending trends reflect spending related to the development and construction of new generation facilities. Capital expenditures in 2008 totaled $1.908 billion.

Depreciation and amortization expense reported in the statement of cash flows exceeds the amount reported in the statement of income by $457 million, $129 million, $53 million, $16 million and $51 million for the year ended December 31, 2008, the period from October 11, 2007 through December 31, 2007, the period from January 1, 2007 through October 10, 2007, the three months ended December 31, 2006 and the nine months ended September 30, 2006, respectively. For the 2007 and 2006 Predecessor periods, this difference represents amortization of nuclear fuel, which is reported as fuel costs in the statement of income consistent with industry practice. For the 2008 and 2007 Successor periods, this difference also represents amortization of intangible net assets and debt fair value discounts arising from purchase accounting that is reported in various other income statement line items including operating revenues, fuel and purchased power costs and interest expense.

Debt Financing Activity — Long-term borrowings for the three months ended March 31, 2009 totaled $212 million consisting of borrowings under the TCEH Delayed Draw Term Loan Facility to fund capital expenditures principally related to the construction of the new generation facilities. Retirements for the three months ended March 31, 2009 totaled $124 million and included $65 million of a matured TCEH promissory note, $41 million repaid under the TCEH Initial Term Loan Facility and other repayments totaling $18 million, principally related to capitalized leases.

Long-term borrowings for the year ended December 31, 2008 totaled $1.685 billion and included $1.412 billion of borrowings under the TCEH Delayed Draw Term Loan Facility to fund capital expenditures, principally related to the construction of the new generation facilities, and the remarketing of $242 million principal amount of pollution control revenue bonds. Repayments for the year ended December 31, 2008 totaled $860 million and included the remarketing of $242 million principal amount of pollution control revenue bonds, repayment of $413 million of borrowings under the TCEH Commodity Collateral Posting Facility, which fully repaid borrowings under the facility, repayment of $165 million under the TCEH Initial Term Loan Facility and other repayments totaling $40 million, principally related to leases. Short-term borrowings increased $462 million in the year ended December 31, 2008 driven by $900 million of cash borrowings from the TCEH Revolving Credit Facility and decrease of $438 million in short-term borrowings under the Commodity Collateral Posting Facility.

See Note 12 to the 2008 Year-End Financial Statements and Note 4 to the March 31, 2009 Financial Statements for further detail of long-term debt and other financing arrangements.

EFC Holdings or its affiliates may from time to time purchase EFC Holdings’ outstanding debt securities for cash in open market purchases, privately negotiated transactions or other transactions. EFC Holdings will evaluate any such transactions in light of market prices of the securities, taking into account liquidity requirements and prospects for future access to capital, contractual restrictions and other factors. The amounts involved in any such transactions, individually or in the aggregate, may be material.

Available Liquidity — The following table summarizes changes in available liquidity for the three months ended March 31, 2009.

	Available Liquidity
	March 31, 2009	December 31, 2008	Change
Cash and cash equivalents	$800	$479	$321
Investments held in money market fund	—	142	(142)
TCEH Delayed Draw Term Loan Facility	310	522	(212)
TCEH Revolving Credit Facility (a)	1,748	1,767	(19)
TCEH Letter of Credit Facility	481	490	(9)

Total (b)	$3,339	$3,400	$(61)

Short-term investment (c)	$50	$—	$50

(a)	As of March 31, 2009 and December 31, 2008, the TCEH Revolving Credit Facility includes $142 million and $144 million, respectively, of undrawn commitments from Lehman that is only available from the fronting banks and the swingline lender.
(b)	Pursuant to PUCT rules, TCEH is required to maintain available liquidity to assure adequate credit worthiness of TCEH’s REP subsidiaries, including the ability to return retail customer deposits, if necessary. As a result, at March 31, 2009, the total availability under the TCEH credit facilities should be further reduced by $235 million. As a result of REP certification rule changes that added market and consumer protections and amended requirements related to security held for payments to transmission and distribution utilities, this amount is expected to decline to approximately $110 million during the second quarter of 2009.
(c)	Includes $50 million in letters of credit posted as an investment related to interest rate swaps. See Note 4 to the March 31, 2009 Financial Statements.

Note: Available liquidity above does not include the amounts available from exercising the payment-in-kind (PIK) option on the EFH Corp. Toggle Notes and TCEH Toggle Notes. For the May and November 2009 payment dates, the TCEH Toggle Notes will add $189 million, and for the remaining payment dates from May 2010 through November 2012, the TCEH Toggle Notes could add approximately $0.6 billion of liquidity. For the May and November 2009 payment dates, the EFH Corp. Toggle Notes will add $290 million, and for the remaining payment dates from May 2010 through November 2012, the EFH Corp. Toggle Notes could add approximately $0.8 billion of liquidity for EFH Corp.

See Note 12 to the 2008 Year-End Financial Statements and Note 4 to the March 31, 2009 Financial Statements for additional discussion of these credit facilities.

Bankruptcy Filing of Lehman Brothers Holdings Inc. — In September 2008, Lehman Brothers Holdings Inc. (Lehman) filed for bankruptcy under the US Bankruptcy Code. EFC Holdings and its subsidiaries have business relationships with Lehman and its subsidiaries.

Subsidiaries of TCEH were counterparties with subsidiaries of Lehman with respect to wholesale energy marketing transactions, including natural gas hedging transactions that were part of EFC Holdings’ corporate hedging program. The obligations of these Lehman subsidiaries are guaranteed by Lehman, and the Lehman bankruptcy filing gave TCEH’s subsidiaries the right to terminate the transactions. TCEH’s subsidiaries provided notice to the Lehman subsidiaries terminating these transactions effective on September 15, 2008 (the “Termination Date”) pursuant to its rights under the master agreement for the transactions. As of the Termination Date, the TCEH subsidiaries’ direct net financial position with respect to these transactions was $26 million (excluding termination related costs), which was reserved for as a charge reported in other deductions in the three months ended September 30, 2008. EFC Holdings’ overall corporate hedging program was not materially impacted by this termination.

See “- Available Liquidity” above, Note 12 to the 2008 Year-End Financial Statements and Note 4 to the March 31, 2009 Financial Statements for the potential effects on the TCEH Senior Secured Facilities of Lehman’s bankruptcy filing.

Commodity Hedging and Trading Activities — With the tightening of credit markets, there has been some decline in the number of market participants in the energy commodities markets, resulting in less liquidity particularly in the ERCOT wholesale electricity market. Participation by financial institutions and other intermediaries (including investment banks) has declined. However, traditional counterparties with physical assets to hedge continue to participate in the markets. EFC Holdings continues to monitor liquidity and credit risk in the markets to assess any impacts on its overall hedging strategy.

Additional Financial Market Uncertainty Considerations — As of March 31, 2009, EFC Holdings and its subsidiaries had no debt that was insured. TCEH has $204 million of tax-exempt long-term debt backed by $208 million in letters of credit expiring in 2014. If there is a loss of confidence in the creditworthiness of the letter of credit provider and TCEH were consequently unable to substitute letters of credit from an acceptable bank, TCEH could experience an increase in its interest expense.

PIK Interest Election — EFH Corp. and TCEH have the option every six months until November 1, 2012 to use the payment-in-kind (PIK) feature of their respective toggle notes in lieu of making cash interest payments. EFH Corp. and TCEH elected to do so for the May 2009 and November 2009 interest payments as an efficient and cost-effective method to further enhance liquidity, in light of the weaker economy, including the effect of lower electricity demand, and the continuing uncertainty in the financial markets. EFH Corp. and TCEH will evaluate use of the PIK feature at each election period, taking into account market conditions and other relevant factors at such time.

EFH Corp. made its May 2009 interest payment and will make its November 2009 interest payment by using the PIK feature of the EFH Corp. Toggle Notes. During the applicable interest periods, the interest rate on the toggle notes is increased from 11.25% to 12.00%. EFH Corp. increased the aggregate principal amount of the EFH Corp. Toggle Notes by $150 million on May 1, 2009 and will further increase the aggregate principal amount of the EFH Corp. Toggle Notes by $159 million on November 1, 2009. The elections increased liquidity as of May 1, 2009 by an amount equal to approximately $141 million and will further increase liquidity as of November 1, 2009 by an amount equal to approximately $149 million, with such amounts constituting the amount of cash interest that otherwise would have been payable on May 1, 2009 and November 1, 2009, respectively, and will increase the expected annual cash interest expense by approximately $35 million, constituting the additional cash interest that will be payable with respect to the $309 million of additional toggle notes.

Similarly, TCEH made its May 2009 interest payment and will make its November 2009 interest payment by using the PIK feature of the toggle notes. During the applicable interest periods, the interest rate on the toggle notes is increased from 10.50% to 11.25%. TCEH increased the aggregate principal amount of the toggle notes by approximately $98.5 million on May 1, 2009 and will further increase the aggregate principal amount of the toggle notes by approximately $104 million on November 1, 2009. The elections increased liquidity as of May 1, 2009 by an amount equal to approximately $92 million and will further increase liquidity as of November 1, 2009 by an amount equal to approximately $97 million, with such amounts constituting the amount of cash interest that otherwise would have been payable on May 1, 2009 and November 1, 2009, respectively, and will increase the expected annual cash interest expense by approximately $21 million, constituting the additional cash interest that will be payable with respect to the $202.5 million of additional toggle notes.

Liquidity Needs, Including Capital Expenditures — Capital expenditures, including capitalized interest, for 2009 are expected to total approximately $1.6 billion and include:

•	approximately $700 million related to the construction of one generation unit at Sandow and two generation units and mine development at Oak Grove;

•	approximately $800 million for major maintenance, primarily in existing generation operations, and

•	approximately $100 million for environmental expenditures related to existing generation units.

Because its businesses are capital intensive, EFC Holdings expects to rely over the long-term upon access to financial markets as a significant source of liquidity for capital requirements not satisfied by cash-on-hand, operating cash flows or its credit facilities. The inability to raise capital on favorable terms or failure of counterparties to perform under credit, hedging or other financial agreements, particularly considering the current uncertainty in the financial markets, could impact EFC Holdings’ ability to sustain and grow its businesses and would likely increase capital costs. EFC Holdings expects cash flows from operations combined with availability under its credit facilities discussed in Note 12 to the 2008 Year-End Financial Statements to provide sufficient liquidity to fund its current obligations, projected working capital requirements, any restructuring obligations and capital spending for a period that includes the next twelve months.

Notes Receivable from Parent — In November 2008, Oncor issued and sold a 19.75% minority stake to an investor group to further enhance Oncor’s separation from Texas Holdings, EFH Corp., and EFH Corp.’s other subsidiaries. The proceeds received by Oncor from this sale were ultimately distributed to EFH Corp. Under the terms of certain financing arrangements of EFH Corp. and TCEH, upon such distribution, under certain circumstances, EFH Corp. is required to repay certain outstanding intercompany loans from TCEH. Accordingly, in November 2008, EFH Corp. repaid the $253 million balance of such notes related to payments of principal and interest on EFH Corp. debt. As of March 31, 2009, TCEH had $584 million of notes receivable from EFH Corp., none of which related to payments of principal and interest on EFH Corp. debt.

Liquidity Effects of Commodity Hedging and Trading Activities — Commodity hedging and trading transactions typically require a counterparty to post collateral if the forward price of the underlying commodity moves such that the hedging or trading instrument held by such counterparty has declined in value. TCEH uses cash, letters of credit and other forms of credit support to satisfy such collateral obligations. In addition, TCEH’s Commodity Collateral Posting Facility, an uncapped senior secured revolving credit facility, funds the cash collateral posting requirements for a significant portion of the positions in the long-term hedging program not otherwise secured by a first-lien in the assets of TCEH. The aggregate principal amount of this facility is determined by the exposure arising from higher forward market prices, regardless of the amount of such exposure, on a portfolio of certain natural gas hedging transaction volumes. Including those hedging transactions where margin deposits are covered by unlimited borrowings under the TCEH Commodity Collateral Posting Facility, at March 31, 2009, more than 95% of the long-term natural gas hedging program transactions were secured by a first-lien interest in the assets of TCEH that is pari passu with the TCEH Senior Secured Facilities, the effect of which is a significant reduction in the liquidity exposure associated with collateral requirements for those hedging transactions. See Note 4 to the March 31, 2009 Financial Statements for more information about this facility.

As of March 31, 2009, TCEH received or posted cash and letters of credit for commodity hedging and trading activities as follows:

•	$402 million in cash has been posted with counterparties for exchange cleared transactions (including initial margin), as compared to $317 million posted as of December 31, 2008;

•

$554 million in cash has been received from counterparties, net of $63 million in cash posted, for over-the-counter and other non-exchanged cleared transactions, as compared to $402 million received, net of $122 million in cash posted, as of December 31, 2008;

•	$348 million in letters of credit have been posted with counterparties, as compared to $342 million posted as of December 31, 2008, and

•	$36 million in letters of credit have been received from counterparties, as compared to $30 million received as of December 31, 2008.

With respect to exchange cleared transactions, these transactions typically require initial margin (i.e. the upfront cash and/or letter of credit posted to take into account the size and maturity of the positions and credit quality) in addition to variance margin (i.e. the daily cash margin posted to take into account changes in the value of the underlying commodity). The amount of initial margin required is generally defined by exchange rules. Clearing agents, however, typically have the right to request additional initial margin based on various factors including market depth, volatility and credit quality, which may be in the form of cash, letters of credit, a guaranty or other forms as negotiated with the clearing agent. With respect to cash collateral that is received, such cash collateral is either used for working capital and other corporate purposes, including reducing short-term borrowings under credit facilities, or it is required to be deposited in a separate account and restricted from being used for working capital and other corporate purposes. On over-the-counter transactions, such counterparties generally have the right to substitute letters of credit for such cash collateral. In such event, the cash collateral previously posted would be returned to such counterparties thereby reducing liquidity in the event that it was not restricted. As of March 31, 2009, restricted cash collateral was immaterial. See Note 11 to the March 31, 2009 Financial Statements regarding restricted cash.

With the long-term hedging program, increases in natural gas prices generally result in increased cash collateral and letter of credit margin requirements. As of March 31, 2009, approximately 0.7 billion MMBtu of positions related to the long-term hedging program were not directly secured on an asset-lien basis and thus have cash collateral posting requirements. The uncapped TCEH Commodity Collateral Posting Facility supports the collateral posting requirements related to these transactions.

Interest Rate Swap Transactions — See Note 12 to the 2008 Year-End Financial Statements and Note 4 to the March 31, 2009 Financial Statements for TCEH interest rate swaps entered into as of December 31, 2008 and March 31, 2009, respectively.

Sale of Accounts Receivable — Certain TCEH subsidiaries participate in an accounts receivable securitization program, the activity under which is accounted for as a sale of accounts receivable in accordance with SFAS 140. Under the program, these subsidiaries (originators) sell trade accounts receivable to TXU Receivables Company, a consolidated wholly-owned bankruptcy-remote direct subsidiary of EFH Corp., which sells undivided interests in the purchased accounts receivable for cash to special purpose entities established by financial institutions. All new trade receivables under the program generated by the originators are continuously purchased by TXU Receivables Company with the proceeds from collections of receivables previously purchased. Funding under the program totaled $382 million and $416 million at March 31, 2009 and December 31, 2008, respectively. See Note 11 to the 2008 Year-End Financial Statements and Note 3 to the March 31, 2009 Financial Statements for a more complete description of the program including the impact of the program on the financial statements for the periods presented and the contingencies that could result in a reduction of funding available under the program.

Capitalization — The capitalization ratios of EFC Holdings consisted of 118.8% and 88.5% long-term debt, less amounts due currently, and (18.8)% and 11.5% shareholders’ equity, at December 31, 2008 and 2007, respectively. Total debt to capitalization, including short-term debt, was 118.0% and 88.7% at December 31, 2008 and 2007, respectively.

Financial Covenants, Credit Rating Provisions and Cross Default Provisions — The terms of certain financing arrangements of subsidiaries of EFC Holdings contain financial covenants that require maintenance of leverage ratios and/or contain a minimum net worth covenant. As of March 31, 2009, EFC Holdings’ subsidiaries were in compliance with all such covenants.

Covenants and Restrictions under Financing Arrangements — Each of the TCEH Senior Secured Facilities and the indentures governing the notes and the EFH Corp. Notes contains covenants that could have a material impact on the liquidity and operations of EFC Holdings and its subsidiaries. A brief description of certain of these covenants is provided below. See also Note 12 to the 2008 Year-End Financial Statements for additional discussion of the covenants contained in these financing arrangements. Certain series of TCEH’s pollution control revenue bonds, which were remarketed in June 2008, include covenants similar to those discussed below regarding the notes.

When the term “Adjusted EBITDA” (see Glossary) is referenced in the covenant description below, it is a reference to, and generally synonymous with, the term “Consolidated EBITDA” that is used in the TCEH Senior Secured Facilities and a reference to, and generally synonymous with, the term “EBITDA” that is used in the indenture governing the notes. Further, the indenture governing the $4.5 billion principal amount of EFH Corp. senior notes issued subsequent to the Merger (EFH Corp. Notes) provides that for EFH Corp., Oncor results be included in Adjusted EBITDA when used in connection with making restricted payments and investments other than payments to the Sponsor Group but that the Oncor results be excluded and distributions received from Oncor be included when used in connection with the incurrence of debt. Adjusted EBITDA, as defined in the indenture governing the notes, for the 12 months ended March 31, 2009 totaled $3.5 billion for TCEH. The following is a reconciliation of net income to Adjusted EBITDA:

	Twelve Months Ended March 31, 2009	Twelve Months Ended December 31, 2008
Net income (loss)	$(7,087)	$(8,862)
Income tax expense (benefit)	600	(411)
Interest expense and related charges	3,717	3,918
Depreciation and amortization	1,099	1,092

EBITDA	$(1,671)	$(4,263)

Interest income	(58)	(60)
Amortization of nuclear fuel	82	76
Purchase accounting adjustments (a)	372	413
Impairment of goodwill	8,070	8,000
Impairment of assets and inventory write down (b)	1,210	1,210
EBITDA amount attributable to consolidated unrestricted subsidiaries	2	—
Unrealized net (gain) loss resulting from hedging transactions	(4,954)	(2,329)
Losses on sale of receivables	25	29
Noncash compensation expense (SFAS 123R) (c)	10	10
Severance expense (d)	9	3
Transition and business optimization costs (e)	36	33
Transaction and merger expenses (f)	11	10
Insurance settlement proceeds (g)	(21)	(21)
Restructuring and other (h)	35	31
Expenses incurred to upgrade or expand a generation station (i)	100	100

Adjusted EBITDA per Incurrence Covenant	$3,258	$3,242

Expenses related to unplanned generation station outages (i)	225	250
Other adjustments allowed to determine Adjusted EBITDA per Maintenance Covenant (j)	19	15

Adjusted EBITDA per Maintenance Covenant	$3,502	$3,507

(a)	Purchase accounting adjustments include amortization of the intangible net asset value of retail and wholesale power sales agreements, environmental credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel. Also include certain credits not recognized in net income due to purchase accounting.
(b)	Impairment of assets includes impairments of emission allowances and trade name intangible assets and impairment of the natural gas-fueled generation fleet.
(c)	Noncash compensation expense excludes capitalized amounts.
(d)	Severance expense includes amounts incurred related to outsourcing, restructuring and other amounts deemed to be in excess of normal recurring amounts.
(e)	Transition and business optimization costs include professional fees primarily for retail billing and customer care systems enhancements and incentive compensation.
(f)	Transaction and merger expenses include costs related to the Merger and costs related to certain growth initiatives.
(g)	Insurance settlement proceeds include the amount received for property damage to certain mining equipment.
(h)	Restructuring and other includes the charge related to the bankruptcy of a subsidiary of Lehman Brothers Holdings Inc.
(i)	Expenses incurred to upgrade or expand a generation station reflect noncapital outage costs.
(j)	Primarily pre-operating expenses relating to Oak Grove and Sandow 5.

The following table summarizes various financial covenant ratios of EFH Corp. and TCEH as of March 31, 2009 and December 31, 2008 and the corresponding covenant threshold levels:

	March 31, 2009	December 31, 2008	Threshold Level
Maintenance Covenant:
TCEH Senior Secured Facilities:
Secured debt to adjusted EBITDA ratio	4.65 to 1.00	4.77 to 1.00	Must not exceed 7.25 to 1.00
Debt Incurrence Covenants:
EFH Corp. Senior Notes:
EFH Corp. fixed charge coverage ratio	1.5 to 1.0	1.5 to 1.0	At least 2.0 to 1.0
TCEH fixed charge coverage ratio	1.3 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
Notes:
TCEH fixed charge coverage ratio	1.3 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
TCEH Senior Secured Facilities:
TCEH fixed charge coverage ratio	1.3 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
Restricted Payments/Limitations on Investments:
EFH Corp. Senior Notes:
General restrictions (non-Sponsor Group payments):
EFH Corp. fixed charge coverage ratio (a)	1.3 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
General restrictions (Sponsor Group payments):
EFH Corp. fixed charge coverage ratio (a)	1.5 to 1.0	1.5 to 1.0	At least 2.0 to 1.0
EFH Corp. leverage ratio	7.0 to 1.0	6.9 to 1.0	Equal to or less than 7.0 to 1.0
Notes:
TCEH fixed charge coverage ratio	1.3 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
TCEH Senior Secured Facilities:
Payments to Sponsor Group:
TCEH total debt to adjusted EBITDA ratio	8.6 to 1.0	8.7 to 1.0	At least 6.5 to 1.0

(a)	The EFH Corp. fixed charge coverage ratio for non-Sponsor Group payments includes the results of Oncor Holdings and its subsidiaries. The EFH Corp. fixed charge coverage ratio for Sponsor Group payments excludes the results of Oncor Holdings and its subsidiaries.

Credit Ratings — The issuer credit ratings as of March 31, 2009 for EFC Holdings and its subsidiaries are B-, B3 and B by S&P, Moody’s and Fitch, respectively.

Additionally, the rating agencies assign credit ratings on certain of EFC Holdings’ debt securities. The credit ratings assigned for debt securities issued by EFC Holdings and certain of its subsidiaries and by EFH Corp. that are guaranteed by EFC Holdings as of March 31, 2009 are presented below:

	S&P	Moody’s	Fitch
EFH Corp. (Senior Unsecured) (a)	B-	Caa2	B+
EFC Holdings (Senior Unsecured)	CCC	Caa2	CCC
TCEH (Senior Secured)	B+	B1	BB
TCEH (Senior Unsecured) (b)	CCC	Caa1	B
TCEH (Unsecured)	CCC	Caa2	CCC

(a)	EFH Corp. Cash Pay Notes and EFH Corp. Toggle Notes
(b)	Cash pay notes and toggle notes

S&P has placed the ratings for EFH Corp. and its subsidiaries on “stable outlook.” In March 2009, Moody’s downgraded ratings for EFH Corp., EFC Holdings and TCEH and confirmed the outlook as negative, citing the current material degradation in economic factors combined with declining fundamentals associated with weaker commodity prices. In March 2009, Fitch downgraded certain ratings for EFH Corp., EFC Holdings and TCEH and changed the outlook for EFH Corp., EFC Holdings and TCEH from stable to negative, citing the effect of the economic slowdown in Texas and lower than anticipated market heat rates in ERCOT.

A rating reflects only the view of a rating agency, and is not a recommendation to buy, sell or hold securities. Ratings can be revised upward or downward at any time by a rating agency if such rating agency decides that circumstances warrant such a change.

Material Credit Rating Covenants and Credit Worthiness Effects on Liquidity — As a result of TCEH’s non-investment grade credit rating and considering collateral thresholds of certain retail and wholesale commodity contracts, as of March 31, 2009, counterparties to those contracts could have required TCEH to post up to an aggregate of $18 million in additional collateral. This amount largely represents the below market terms of these contracts as of March 31, 2009; thus, this amount will vary depending on the value of these contracts on any given day.

Certain transmission and distribution utilities in Texas have tariffs in place to assure adequate credit worthiness of any REP to support the REP’s obligation to collect securitization bond-related (transition) charges on behalf of the utility. Under these tariffs, as a result of TCEH’s below investment grade credit rating, TCEH is required to post collateral support in an amount equal to estimated transition charges over specified time periods. The amount of collateral support required to be posted, as well as the time period of transition charges covered, varies by utility. As of March 31, 2009, TCEH has posted collateral support in the form of letters of credit to the applicable utilities in an aggregate amount equal to $25 million, with $13 million of this amount posted for the benefit of Oncor.

The PUCT has rules in place to assure adequate credit worthiness of each REP, including the ability to return customer deposits, if necessary. Under these rules, as of March 31, 2009, TCEH maintained availability under its credit facilities of approximately $235 million. As a result of REP certification rule changes that added market and consumer protections and amended requirements related to security held for payments to transmission and distribution utilities, this amount is expected to decline to approximately $110 million during the second quarter 2009.

The RRC has rules in place to assure adequate credit worthiness of parties that have mining reclamation obligations. Under these rules, should the RRC determine that the credit worthiness of Luminant Generation Company LLC (a subsidiary of TCEH) is not sufficient to support its reclamation obligations, TCEH may be required to post cash or letter of credit collateral support in an amount currently estimated to be approximately $600 million to $800 million. The actual amount (if required) could vary depending upon numerous factors, including Luminant Generation Company LLC’s credit worthiness and the level of mining reclamation obligations.

ERCOT also has rules in place to assure adequate credit worthiness of parties that schedule power on the ERCOT System. Under these rules, TCEH has posted collateral support, predominantly in the form of letters of credit, totaling $34 million as of March 31, 2009 (which is subject to weekly adjustments based on settlement activity with ERCOT).

Oncor and Texas Holdings agreed to the terms of a stipulation with major interested parties to resolve all outstanding issues in the PUCT review related to the Merger. As part of this stipulation, TCEH is required to post a letter of credit in an amount equal to $170 million to secure its payment obligations to Oncor if two or more of Oncor’s credit ratings are below investment grade.

Other arrangements of EFC Holdings and its subsidiaries, the accounts receivable securitization program (see Note 3 to the March 31, 2009 Financial Statements) and certain leases, contain terms pursuant to which the interest rates charged under the agreements may be adjusted depending on the relevant credit ratings.

In the event that any or all of the additional collateral requirements discussed above are triggered, EFC Holdings believes it will have adequate liquidity to satisfy such requirements.

Material Cross Default Provisions — Certain financing arrangements contain provisions that may result in an event of default if there were a failure under other financing arrangements to meet payment terms or to observe other covenants that could or does result in an acceleration of payments due. Such provisions are referred to as “cross default” provisions.

A default by TCEH or any restricted subsidiary in respect of indebtedness, excluding indebtedness relating to the sale of receivables program, in an aggregate amount in excess of $200 million may result in a cross default under the TCEH Senior Secured Facilities. Under these facilities such a default may cause the maturity of outstanding balances ($22.127 billion at March 31, 2009) under such facilities to be accelerated.

The indenture governing the notes contains a cross acceleration provision where a payment default at maturity or on acceleration of principal indebtedness under any instrument or instruments of TCEH and any of its restricted subsidiaries in the aggregate amount equal to or greater than $250 million may cause the acceleration of the notes.

Under the terms of a TCEH rail car master equipment lease, which had approximately $49 million in remaining lease principal payments as of March 31, 2009, if TCEH failed to perform under agreements causing its indebtedness in aggregate principal amount of $100 million or more to become accelerated, the lessor could, among other remedies, terminate the lease and effectively accelerate the payment of any remaining lease payments due under the lease.

Under the terms of a TCEH rail car master lease, which had approximately $54 million in remaining lease payments as of March 31, 2009, if obligations of TCEH in the aggregate in excess of $200 million for payments of obligations to third party creditors under lease agreements, deferred purchase agreements or loan or credit agreements have been accelerated prior to their original stated maturity, the lessor could, among other remedies, terminate the lease and effectively accelerate the payment of any remaining lease payments due under the lease.

The indenture governing the EFH Corp. Senior Notes contains a cross acceleration provision where a payment default at maturity or on acceleration of principal indebtedness under any instrument or instruments of EFH Corp. or any of its restricted subsidiaries in the aggregate amount equal to or greater than $250 million may cause the acceleration of the EFH Corp. Senior Notes.

The accounts receivable securitization program contains a cross default provision with a threshold of $200 million that applies in the aggregate to the originators, any parent guarantor of an originator or any subsidiary acting as collection agent under the program. TXU Receivables Company and EFH Corporate Services Company (a direct subsidiary of EFH Corp.), as collection agent, in the aggregate have a cross default threshold of $50,000. If any of the aforementioned defaults on indebtedness of the applicable threshold were to occur, the program could terminate.

EFC Holdings and its subsidiaries enter into energy-related and financial contracts, the master forms of which contain provisions whereby an event of default or acceleration of settlement would occur if EFC Holdings or those subsidiaries were to default under an obligation in respect of borrowings in excess of thresholds, which vary, stated in the contracts. The subsidiaries whose default would trigger cross default vary depending on the contract.

Each of TCEH’s natural gas hedging agreements that are secured with a lien on its assets on a pari passu basis with the TCEH Senior Secured Facilities contains a cross default provision. In the event of a default by TCEH or any of its subsidiaries relating to indebtedness (such amounts varying by contract but ranging from $200 million to $250 million) that results in the acceleration of such debt, then each counterparty under these hedging agreements would have the right to terminate its hedge agreement with TCEH and require all outstanding obligations under such agreement to be settled.

In the event of a default by TCEH relating to indebtedness in an amount equal to or greater than $200 million that results in the acceleration of such debt, then each counterparty under TCEH’s interest rate swap agreements with an aggregate derivative liability of $1.7 billion at March 31, 2009 would have the right to terminate its interest rate swap agreement with TCEH and require all outstanding obligations under such agreement to be settled.

Other arrangements, including leases, have cross default provisions, the triggering of which would not result in a significant effect on liquidity.

Long-Term Contractual Obligations and Commitments — The following table summarizes EFC Holdings’ contractual cash obligations as of December 31, 2008 (see Notes 12 and 13 to the 2008 Year-End Financial Statements and Notes 4 and 5 to the March 31, 2009 Financial Statements for additional disclosures regarding these long-term debt and noncancellable purchase obligations).

Contractual Cash Obligations	Less Than One Year	One to Three Years	Three to Five Years	More Than Five Years	Total
Long-term debt – principal (a)	$258	$860	$509	$30,218	$31,845
Long-term debt – interest (b)	2,277	4,633	4,404	3,775	15,089
Operating and capital leases (c)	69	179	103	381	732
Obligations under commodity purchase and services agreements (d)	1,679	1,409	598	603	4,289

Total contractual cash obligations (e)	$4,283	$7,081	$5,614	$34,977	$51,955

(a)	Excludes capital lease obligations, unamortized discounts and fair value discounts related to purchase accounting. Also excludes $174 million of additional principal amount of notes to be issued in May 2009 and due in 2016 and 2017, reflecting the election of the PIK feature on toggle notes as discussed above under “-PIK Interest Election.”
(b)	Includes net amounts payable under interest rate swaps. Variable interest payments and net amounts payable under interest rate swaps are calculated based on interest rates in effect at December 31, 2008.
(c)	Includes short-term noncancellable leases.
(d)	Includes capacity payments, nuclear fuel and natural gas take-or-pay contracts, coal contracts, business services and nuclear-related outsourcing and other purchase commitments. Amounts presented for variable priced contracts assumed the year-end 2008 price remained in effect for all periods except where contractual price adjustment or index-based prices were specified.
(e)	Table does not include estimated 2009 funding of the pension and other postretirement benefits plans totaling approximately $2 million. It also does not include cancellable contracts associated with the construction of new generation facilities with obligations totaling approximately $550 million through 2010. See Note 13 to the 2008 Year-End Financial Statements.

The following contractual obligations were excluded from the table above:

•	contracts between affiliated entities and intercompany debt;

•

individual contracts that have an annual cash requirement of less than $1 million (however, multiple contracts with one counterparty that are more than $1 million on an aggregated basis have been included);

•	contracts that are cancellable without payment of a substantial cancellation penalty;

•	employment contracts with management, and

•	liabilities related to uncertain tax positions totaling $788 million discussed in Note 7 to the 2008 Year-End Financial Statements as the ultimate timing of payment is not known.

Guarantees — See Note 13 to the 2008 Year-End Financial Statements and Note 5 to the March 31, 2009 Financial Statements for details of guarantees.

Off Balance Sheet Arrangements

See discussion above under “- Sale of Accounts Receivable” and in Note 11 to the 2008 Year-End Financial Statements and Note 3 to the March 31, 2009 Financial Statements.

Also see Note 13 to the 2008 Year-End Financial Statements and Note 5 to the March 31, 2009 Financial Statements regarding guarantees.

Commitments And Contingencies

See Note 13 to the 2008 Year-End Financial Statements and Note 5 to the March 31, 2009 Financial Statements for discussion of commitments and contingencies.

Changes In Accounting Standards

See Note 1 to the 2008 Year-End Financial Statements and Note 1 to the March 31, 2009 Financial Statements for a discussion of changes in accounting standards.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk that EFC Holdings may experience a loss in value as a result of changes in market conditions affecting factors such as commodity prices and interest rates, that may be experienced in the ordinary course of business. EFC Holdings’ exposure to market risk is affected by a number of factors, including the size, duration and composition of its energy and financial portfolio, as well as the volatility and liquidity of markets. Instruments used to manage this exposure include interest rate swaps to manage interest rate risk related to indebtedness, as well as exchange traded, over-the-counter contracts and other contractual arrangements to manage commodity price risk as part of wholesale activities.

Risk Oversight

TCEH manages the commodity price, counterparty credit and commodity-related operational risk related to the unregulated energy business within limitations established by senior management and in accordance with overall risk management policies. Interest rate risk is managed centrally by the corporate treasury function. Market risks are monitored by risk management groups that operate independently of the wholesale commercial operations, utilizing defined practices and analytical methodologies. These techniques measure the risk of change in value of the portfolio of contracts and the hypothetical effect on this value from changes in market conditions and include, but are not limited to, Value at Risk (VaR) methodologies. Key risk control activities include, but are not limited to, transaction review and approval (including credit review), operational and market risk measurement, validation of transaction capture, portfolio valuation and reporting, including mark-to-market valuation, VaR and other risk measurement metrics.

EFH Corp. has a corporate risk management organization that is headed by the Chief Financial Officer, who functions as the Chief Risk Officer. The Chief Risk Officer, through his designees, enforces applicable risk limits, including the respective policies and procedures to ensure compliance with such limits and evaluates the risks inherent in EFC Holdings’ businesses and their associated transactions.

Commodity Price Risk

TCEH is subject to the inherent risks of market fluctuations in the price of electricity, natural gas and other energy-related products it markets or purchases. The company actively manages its portfolio of owned generation assets, fuel supply and retail sales load to mitigate the near-term impacts of these risks on results of operations. The company, similar to other participants in the market, cannot fully manage the long-term value impact of structural declines or increases in natural gas and power prices and spark spreads (differences between the market price of electricity and its cost of production).

In managing energy price risk, TCEH enters into a variety of market transactions including, but not limited to, short- and long-term contracts for physical delivery, exchange traded and over-the-counter financial contracts and bilateral contracts with customers. Activities include hedging, the structuring of long-term contractual arrangements and proprietary trading. The company continuously monitors the valuation of identified risks and adjusts positions based on current market conditions. The company strives to use consistent assumptions regarding forward market price curves in evaluating and recording the effects of commodity price risk.

Long-Term Hedging Program — See “- Significant Activities and Events” above for a description of the program, including potential effects on reported results.

VaR Methodology — A VaR methodology is used to measure the amount of market risk that exists within the portfolio under a variety of market conditions. The resultant VaR produces an estimate of a portfolio’s potential for loss given a specified confidence level and considers among other things, market movements utilizing standard statistical techniques given historical and projected market prices and volatilities.

A Monte Carlo simulation methodology is used to calculate VaR and is considered by management to be the most effective way to estimate changes in a portfolio’s value based on assumed market conditions for liquid markets. The use of this method requires a number of key assumptions, such as use of (i) an assumed confidence level; (ii) an assumed holding period (i.e. the time necessary for management action, such as to liquidate positions); and (iii) historical estimates of volatility and correlation data.

Trading VaR — This measurement estimates the potential loss in fair value, due to changes in market conditions, of all contracts entered into for trading purposes based on a 95% confidence level and an assumed holding period of five to 60 days.

	Three Months Ended March 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Month-end average Trading VaR:	$2	$6	$9
Month-end high Trading VaR:	$3	$15	$14
Month-end low Trading VaR:	$2	$2	$6

VaR for Energy-Related Contracts Subject to Mark-to-Market (MtM) Accounting — This measurement estimates the potential loss in fair value, due to changes in market conditions, of all contracts marked-to-market in net income (principally hedges not accounted for as cash flow hedges and trading positions), based on a 95% confidence level and an assumed holding period of five to 60 days.

	Three Months Ended March 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Month-end average MtM VaR:	$1,173	$2,290	$1,081
Month-end high MtM VaR:	$1,470	$3,549	$1,576
Month-end low MtM VaR:	$989	$1,087	$322

Earnings at Risk (EaR) — This measurement estimates the potential reduction of pretax earnings for the periods presented, due to changes in market conditions, of all energy-related contracts marked-to-market in net income and contracts not marked-to-market in net income that are expected to be settled within the fiscal year (physical purchases and sales of commodities). Transactions accounted for as cash flow hedges are also included for this measurement. A 95% confidence level and a five to 60 day holding period are assumed in determining EaR.

	Three Months Ended March 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Month-end average EaR:	$1,150	$2,300	$1,070
Month-end high EaR:	$1,450	$3,916	$1,559
Month-end low EaR:	$970	$1,069	$318

The decreases in the risk measures (MtM VaR and EaR) above were primarily driven by lower natural gas prices.

Interest Rate Risk

As of March 31, 2009, the potential reduction of annual pretax earnings due to a one-point increase in interest rates totaled approximately $28 million, taking into account the interest rate swaps discussed in Note 4 to the March 31, 2009 Financial Statements.

The table below provides information concerning EFC Holdings’ financial instruments as of December 31, 2008 and 2007 that are sensitive to changes in interest rates, which include debt obligations and interest rate swaps. EFC Holdings has entered into interest rate swaps under which it has agreed to exchange the difference between fixed-rate and variable-rate interest amounts calculated with reference to specified notional principal amounts at dates that generally coincide with interest payments. In addition, in connection with entering into certain interest rate basis swaps to further reduce fixed borrowing costs, EFC Holdings has changed the variable interest rate terms of certain debt from three-month LIBOR to one-month LIBOR, as discussed in Note 12 to the 2008 Year-End Financial Statements. The weighted average interest rate presented is based on the rate in effect at the reporting date. Capital leases and the effects of unamortized premiums and discounts and fair value hedges are excluded from the table. See Note 12 to the 2008 Year-End Financial Statements for a discussion of changes in debt obligations.

	Expected Maturity Date
	(millions of dollars, except percentages)						Successor
	2009	2010	2011	2012	2013	There- After	2008 Total Carrying Amount	2008 Total Fair Value	2007 Total Carrying Amount	2007 Total Fair Value
Long-term debt (including current maturities)
Fixed rate debt amount (a)	$85	$21	$439	$25	$84	$9,930	$10,584	$6,838	$10,745	$10,578
Average interest rate	7.32%	8.06%	5.82%	8.07%	7.13%	10.18%	9.94%		9.78%
Variable rate debt amount	$173	$200	$200	$200	$200	$20,288	$21,261	$14,886	$20,256	$19,909
Average interest rate	5.44%	5.40%	5.40%	5.40%	5.40%	5.28%	5.28%		8.29%

Total debt	$258	$221	$639	$225	$284	$30,218	$31,845	$21,724	$31,001	$30,487

Debt swapped to fixed:
Amount	$1,250	$500	$600	$2,600	$3,600	$9,000	$17,550		$15,050
Average pay rate	7.33%	7.43%	7.57%	7.99%	7.60%	8.31%	8.00%		8.01%
Average receive rate	5.89%	5.89%	5.89%	5.89%	5.83%	5.89%	5.88%		8.40%
Variable basis swaps:
Amount	$6,345	$1,100	$1,500	$4,100	$—	$—	$13,045		$—
Average pay rate	2.51%	2.39%	2.67%	2.39%	—	—	2.48%		—
Average receive rate	2.07%	1.82%	2.32%	1.82%	—	—	2.00%		—

(a)	Reflects the remarketing date and not the maturity date for certain debt that is subject to mandatory tender for remarketing prior to maturity. See Note 12 to the 2008 Year-End Financial Statements for details concerning long-term debt subject to mandatory tender for remarketing.

As of December 31, 2008, the potential reduction of annual pretax earnings due to a one-point increase in interest rates totaled approximately $26 million, taking into account the interest rate swaps discussed in Note 12 to the 2008 Year-End Financial Statements.

Credit Risk

Credit Risk — Credit risk relates to the risk of loss associated with nonperformance by counterparties. EFC Holdings and its subsidiaries maintain credit risk policies with regard to their counterparties to minimize overall credit risk. These policies prescribe practices for evaluating a potential counterparty’s financial condition, credit rating and other quantitative and qualitative credit criteria and specify authorized risk mitigation tools including, but not limited to, use of standardized master netting contracts and agreements that allow for netting of positive and negative exposures associated with a single counterparty. EFC Holdings has processes for monitoring and managing credit exposure of its businesses including methodologies to analyze counterparties’ financial strength, measurement of current and potential future exposures and contract language that provides rights for netting and set-off. Credit enhancements such as parental guarantees, letters of credit, surety bonds and margin deposits are also utilized. Additionally, individual counterparties and credit portfolios are managed to assess overall credit exposure. This evaluation results in establishing exposure limits or collateral requirements for entering into an agreement with a counterparty that creates exposure. Additionally, the company has established controls to determine and monitor the appropriateness of these limits on an ongoing basis. Prospective material adverse changes in the payment history or financial condition of a counterparty or downgrade of its credit quality result in the reassessment of the credit limit with that counterparty. This process can result in the subsequent reduction of the credit limit or a request for additional financial assurances.

Credit Exposure — EFC Holdings’ gross exposure to credit risk associated with trade accounts receivable (retail and wholesale) and net asset positions arising from hedging and trading activities totaled $2.970 billion at March 31, 2009. The components of this exposure are discussed in more detail below.

Assets subject to credit risk as of March 31, 2009 include $652 million in accounts receivable from the retail sale of electricity to TCEH’s residential and business customers. Cash deposits held as collateral for these receivables totaled $103 million at March 31, 2009. The risk of material loss (after consideration of bad debt allowances) from nonperformance by these customers is unlikely based upon historical experience. Allowances for uncollectible accounts receivable are established for the potential loss from nonpayment by these customers based on historical experience, market or operational conditions and changes in the financial condition of large business customers.

Most of the remaining credit exposure is with TCEH’s wholesale counterparties. These counterparties include energy companies, financial institutions, electric utilities, independent power producers, oil and gas producers, local distribution companies and energy trading and marketing companies. As of March 31, 2009, the exposure to credit risk from the wholesale customers and counterparties totaled $2.318 billion taking into account standardized master netting contracts and agreements described above but before taking into account $655 million in credit collateral (cash, letters of credit and other credit support). The net exposure (after credit collateral) of $1.663 billion increased approximately $900 million in the three months ended March 31, 2009, reflecting the increase in derivative assets related to the long-term hedging program due to the decline in forward natural gas prices.

Of this $1.663 billion net exposure, 96% is with investment grade customers and counterparties, as determined using publicly available information including major rating agencies’ published ratings and TCEH’s internal credit evaluation process. Those customers and counterparties without a S&P rating of at least BBB- or similar rating from another major rating agency are rated using internal credit methodologies and credit scoring models to estimate a S&P equivalent rating. TCEH routinely monitors and manages credit exposure to these customers and counterparties on this basis.

The following table presents the distribution of credit exposure as of March 31, 2009, for wholesale counterparties. This credit exposure represents wholesale trade accounts receivable and net asset positions on the balance sheet arising from hedging and trading activities after taking into consideration netting within each contract and any master netting contracts with counterparties. The amounts below do not include asset liens held as security for a portion of the net exposure.

				Net Exposure by Maturity
	Exposure Before Credit Collateral	Credit Collateral	Net Exposure	2 years or less	Between 2-5 years	Greater than 5 years	Total
Investment grade	$2,197	$607	$1,590	$1,196	$378	$16	$1,590
Noninvestment grade	121	48	73	71	2	—	73

Totals	$2,318	$655	$1,663	$1,267	$380	$16	$1,663

Investment grade	95%		96%
Noninvestment grade	5%		4%

In addition to the exposures in the table above, TCEH has contracts classified as “normal” purchase or sale and non-derivative contractual commitments that are not marked-to-market in the financial statements. Such contractual commitments may contain pricing that is favorable considering current market conditions and therefore represent economic risk if the counterparties do not perform. Nonperformance could have a material adverse impact on future results of operations, financial condition and cash flows.

TCEH does not anticipate any material adverse effect on financial position or results of operations due to nonperformance by any wholesale customer or counterparty.

TCEH had credit exposure to two wholesale counterparties each having an exposure greater than 10% of the net $1.663 billion credit exposure. These two counterparties represented 45% and 38%, respectively, of the net exposure. Exposure to these counterparties is viewed to be within an acceptable level of risk tolerance due to the applicable counterparty’s credit rating and TCEH’s business relationship with the counterparty. However, this concentration increases the risk that a default would have a material effect on results of operations.

With respect to credit risk related to the long-term hedging program, over 98% of the transaction volumes are with counterparties with an A credit rating or better. However, TCEH has current and potential credit concentration risk related to the limited number of counterparties that comprise the substantial majority of the program with such counterparties being in the banking and financial sector. The transactions with these counterparties contain certain credit rating provisions that would require the counterparties to post collateral in the event of a material downgrade in the credit rating of the counterparties. An event of default by one or more hedge counterparties could subsequently result in termination-related settlement payments that reduce available liquidity if amounts are owed to the counterparties related to the commodity contracts or delays in receipts of expected settlements if the hedge counterparties owe amounts to EFC Holdings. While the potential concentration of risk with these counterparties is viewed to be within an acceptable risk tolerance, the exposure to hedge counterparties is managed through various ongoing risk management measures.

TCEH’S BUSINESSES AND STRATEGY

EFC Holdings is a wholly-owned subsidiary of EFH Corp. and is a Dallas-based holding company that conducts its operations principally through its wholly-owned subsidiary, TCEH. TCEH is a Dallas-based holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, development and construction of new generation facilities, wholesale energy sales and purchases, commodity risk management and trading activities and retail electricity sales.

As of March 31, 2009, TCEH owned or leased 18,365 megawatts (“MW”) of generation capacity in Texas, 2,226 MW of which were retired in May 2009. TCEH’s remaining generation capacity consists of lignite/coal, nuclear and natural gas-fueled generation facilities. In addition, TCEH is the largest purchaser of wind-generated electricity in Texas and the fifth largest in the US. TCEH is currently constructing three lignite/coal-fueled generation units in Texas with expected generation capacity totaling approximately 2,200 MW. Permits have been obtained for construction of the three units, which are expected to come on-line in 2009 and 2010. TCEH provides competitive electricity and related services to more than 2.2 million retail electricity customers in Texas.

At March 31, 2009, TCEH had approximately 4,500 full-time employees, including approximately 2,100 employees under collective bargaining agreements.

TCEH’s Market

TCEH operates primarily within the ERCOT market. This market represents approximately 85% of electricity consumption in Texas. ERCOT is the regional reliability coordinating organization for member electricity systems in Texas and the system operator of the interconnected transmission grid for those systems. ERCOT’s membership consists of more than 300 corporate and associate members, including electric cooperatives, municipal power agencies, independent generators, independent power marketers, investor-owned utilities, independent REPs and consumers.

The ERCOT market is currently divided into four regions or congestion management zones, namely: North, Houston, South and West, which reflect transmission constraints that are commercially significant and which have limits as to the amount of electricity that can flow across zones. These constraints and zonal differences can result in differences between wholesale power prices among zones. Of TCEH’s baseload generation units, 12 (including the two Oak Grove units under construction) are located in the North zone, and two (including the one Sandow unit under construction) are located in the South zone.

The ERCOT market operates under reliability standards set by the NERC. The PUCT has primary jurisdiction over the ERCOT market to ensure adequacy and reliability of power supply across Texas’s main interconnected transmission grid. The ERCOT independent system operator is responsible for maintaining reliable operations of the bulk electricity supply system in the market. Its responsibilities include ensuring that electricity production and delivery are accurately accounted for among the generation resources and wholesale buyers and sellers. Unlike certain other regional power markets, the ERCOT market is not a centrally dispatched power pool, and the ERCOT independent system operator does not procure energy on behalf of its members, except to the extent that it acquires ancillary services as agent for market participants. Members who sell and purchase power are responsible for contracting sales and purchases of power with other members through bilateral transactions. The ERCOT independent system operator also serves as agent for procuring ancillary services for those members who elect not to provide their own ancillary services.

The following data is derived from information published by ERCOT:

In 2008, hourly demand peaked at 62,174 MW as compared to the record hourly peak demand of 62,339 MW in 2006. The ERCOT market has limited interconnections to other markets in the US, which currently limits potential imports into and exports out of the ERCOT market to 1,106 MW of generation capacity (or approximately 2% of peak demand). In addition, wholesale transactions within the ERCOT market are generally not subject to regulation by the FERC.

From 1999 through 2008, over 36,000 MW of mostly natural gas-fueled and wind generation capacity has been developed in the ERCOT market. Net generation capacity in the ERCOT market for 2008 totaled 72,820 MW, excluding mothballed (idled) capacity; approximately 65% of this capacity was natural gas-fueled generation and approximately 27% of this capacity consisted of lignite/coal and nuclear-fueled baseload generation. ERCOT currently has a target reserve margin level of 12.5%; the reserve margin is projected by ERCOT to be 15.8% in 2009, 21.2% in 2010, and drop to 15.8% by 2014. This projection does not include events occurring after December 2008, such as EFH Corp.’s filing with ERCOT to retire or mothball approximately 4,000 MW of natural gas-fueled units as discussed below under “Natural Gas-Fueled Generation Assets.” Reserve margin is the difference between system generation capability and anticipated peak load.

Natural gas-fueled generation is the predominant electricity capacity resource in the ERCOT market and accounted for approximately 43% of the electricity produced in the ERCOT market in 2008. Because of the significant natural gas-fueled capacity and the ability of such plants to more readily increase or decrease production when compared to baseload generation, marginal demand for electricity is usually met by natural gas-fueled plants. As a result, wholesale electricity prices in ERCOT are highly correlated with natural gas prices.

TCEH’s Strategies

TCEH’s businesses focus operations on key drivers such as optimizing its existing generation fleet to provide safe, reliable and cost-competitive electricity, developing and constructing additional environmentally considerate generation capacity to help meet the growing demand for electricity in Texas and providing high quality service and innovative energy products to retail customers.

Other elements of TCEH’s strategy include:

•

Increase value from existing businesses. TCEH’s strategy focuses on striving for top quartile or better performance across its operations in terms of safety, availability, cost and customer service. In establishing tactical objectives, TCEH incorporates the following core operating principles:

•	Safety: Placing the safety of communities, customers and employees first;

•	Environmental Stewardship: Continuing to make strategic and operational improvements that lead to cleaner air, land and water;

•	Customer Focus: Delivering products and superior service to help customers more effectively manage their use of electricity;

•	Community Focus: Being an integral part of the communities in which EFC Holdings lives, works and serves;

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Operational Excellence: Incorporating continuous improvement and financial discipline in all aspects of the business to achieve top-tier results that maximize the value of the company for stakeholders, including operating world-class facilities that produce and deliver safe and dependable electricity at affordable prices;

•	Performance-Driven Culture: Fostering a strong values- and performance-based culture designed to attract, develop and retain best-in-class talent.

An example of how TCEH applies these principles is an ongoing program to drive productivity improvements in generation operations through application of lean operating techniques and deployment of a high-performance industrial culture.

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Pursue growth opportunities across business lines. TCEH’s scale allows it to take part in large capital investments, such as new generation projects, with a smaller fraction of overall capital at risk and with an enhanced ability to streamline costs. TCEH will also explore smaller-scale growth initiatives (such as midstream natural gas pipeline opportunities in the Barnett Shale area) that are not expected to be material to its performance over the near term but can enhance its growth profile over time. Specific growth initiatives include:

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Construct three new lignite-fueled generation facilities with onsite lignite fuel supplies. Pursue new generation opportunities to help meet ERCOT’s growing electricity needs over the longer term from a diverse range of alternatives such as nuclear, renewable energy, wind and advanced coal technologies.

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Profitably increase the number of retail customers served throughout the competitive ERCOT market areas by delivering superior value through high quality customer service and innovative energy products, including pioneering energy efficiency initiatives and service offerings.

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Reduce the volatility of cash flows through a commodity risk management strategy. A key component of TCEH’s risk management strategy is its plan to hedge a substantial portion of the natural gas price risk exposure of its baseload generation output. Taking into consideration the estimated portfolio impacts of retail electricity sales, TCEH has executed natural gas hedging transactions that result in TCEH having effectively hedged approximately 79% of its expected baseload generation natural gas price exposure (on an average basis) for the five-year period beginning in April 2009 (on an average basis for such period and assuming an 8.0 market heat rate). The strong historical correlation between natural gas prices and wholesale electricity prices in the ERCOT market combined with the significant liquidity in certain natural gas markets provides an opportunity for management of TCEH’s exposure to natural gas prices. As of March 31, 2009, approximately 1.9 billion MMBtu of natural gas (equivalent to the natural gas exposure of approximately 240,000 GWh at an assumed 8.0 market heat rate) have been effectively sold forward over the period from 2009 to 2014, at average annual prices ranging from $7.20 per MMBtu to $8.05 per MMBtu. Certain of the hedging transactions are directly secured with a first-lien interest in TCEH’s assets, which minimizes liquidity requirements because no cash or letter of credit posting is required. In addition, the uncapped TCEH Commodity Collateral Posting Facility, which is also secured by a first-lien interest in TCEH’s assets, supports the margin requirements for a significant portion of the remaining hedging transactions. Consequently, as of March 31, 2009, more than 95% of the hedging transactions were secured or supported by first-lien interests in TCEH’s assets and result in no direct liquidity exposure.

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Pursue new environmental initiatives. TCEH is committed to continue to operate in compliance with all environmental laws, rules and regulations and to reduce its impact on the environment. EFH Corp.’s Sustainable Energy Advisory Board advises in the pursuit of technology development opportunities that reduce TCEH’s impact on the environment while balancing the need to help address the energy requirements of Texas. The Sustainable Energy Advisory Board is comprised of individuals who represent the following interests, among others: the environment, labor unions, customers, economic development in Texas and technology/reliability standards. In addition, TCEH is focused on and is pursuing opportunities to reduce emissions from its existing and new lignite/coal-fueled generation units in the ERCOT market. TCEH has voluntarily committed to reduce emissions of mercury, NOx and SO2 at its existing units, so that the total of those emissions from both existing and new lignite/coal-fueled units is 20% below 2005 levels. TCEH expects to make these reductions through a combination of investment in new emission control equipment, new coal cleaning technologies and optimizing fuel blends. In addition, TCEH expects to invest $100 million over a five year period that began in 2008 in programs designed to encourage customer electricity demand efficiencies. TCEH invested $6 million in these programs in 2008.

Seasonality

A significant portion of TCEH’s revenues is derived from the amount of electricity it sells. As a result, the revenues and results of operations of TCEH are subject to seasonality, weather conditions and other changes in electricity usage, with revenues being higher during the warmer months.

Business Organization

Commodity risk management and allocation of financial resources is performed at the consolidated level; consequently, there are no reportable segments. For purposes of operational accountability and performance management, TCEH has been divided into Luminant (i.e., Luminant Power, Luminant Energy and Luminant Construction) and TXU Energy. The operations of Luminant Power, Luminant Energy and TXU Energy are conducted through separate legal entities.

Luminant Power — Luminant Power’s existing electricity generation fleet consists of 19 plants in Texas with total installed nameplate generating capacity as of May 15, 2009 as shown in the table below:

Fuel Type	Installed Nameplate Capacity (MW)	Number of Plants	Number of Units (a)
Nuclear	2,300	1	2
Lignite/coal	5,837	4	9
Natural gas (b)(c)	8,002	12	35

Total	16,139	17	46

(a)	Leased units consist of six natural gas-fueled units totaling 390 MW of capacity. All other units are owned.
(b)	Includes 1,329 MW representing five units mothballed and not currently available for dispatch. See “- Natural Gas-Fueled Generation Assets” below regarding the retirement and planned mothballing of additional units.
(c)	Includes 1,000 MW representing 11 units currently operated for unaffiliated third-parties.

The generation plants are located primarily on land owned in fee. Nuclear and lignite/coal-fueled (baseload) plants are generally scheduled to run at capacity except for periods of scheduled maintenance activities or, in the case of lignite/coal units, backdown due to periods of low demand. The natural gas-fueled generation units supplement the baseload generation capacity in meeting consumption in peak demand periods as production from a certain number of these units can more readily be ramped up or down as demand warrants.

Nuclear Generation Assets — Luminant Power operates two nuclear generation units at the Comanche Peak plant, each of which is designed for a capacity of 1,150 MW. Comanche Peak’s Unit 1 and Unit 2 went into commercial operation in 1990 and 1993, respectively, and are generally operated at full capacity to meet the load requirements in ERCOT. Refueling (nuclear fuel assembly replacement) outages for each unit are scheduled to occur every eighteen months during the spring or fall off-peak demand periods. Every three years, the refueling cycle results in the refueling of both units during the same year, which last occurred in 2008. While one unit is undergoing a refueling outage, the remaining unit is intended to operate at full capacity. During a refueling outage, other maintenance, modification and testing activities are completed that cannot be accomplished when the unit is in operation. Over the last three years, excluding the 55-day outage in 2007 to refuel and replace the steam generators and reactor vessel head in Unit 1, the refueling outage period per unit has ranged from a high of 21 days in 2008 to a low of 18 days in 2006. The Comanche Peak plant operated at a capacity factor of 98.8% in 2006, which represents top decile performance when compared to all US nuclear generation facilities, 93.5% in 2007, reflecting the planned extended refueling outage to replace the steam generator and reactor vessel head in Unit 1 and 95.2% in 2008, reflecting refueling of both units.

As of February 28, 2009, Luminant Power has contracts in place for all of its nuclear fuel conversion services through 2009 and 71% of its requirements through 2015. In addition, Luminant Power has contracts for the acquisition of 96% of its uranium requirements for 2009, and for 94% of its nuclear fuel enrichment services through 2009, as well as all of its nuclear fuel fabrication services through 2018.

Contracts for the acquisition of additional raw uranium and nuclear fuel conversion services through 2021 and 2017, respectively, are being negotiated. Additional offers to ensure a portion of nuclear fuel enrichment services through 2021 are under review. Luminant Power does not anticipate any significant difficulties in acquiring raw uranium and contracting for associated conversion services and enrichment in the foreseeable future.

Luminant Power believes its on-site used nuclear fuel storage capability is sufficient for a minimum of five years. The nuclear industry is continuing to review ways to enhance security of used-fuel storage with the NRC to fully utilize physical storage capacity. Accordingly, Luminant Power is actively reviewing alternatives for used-fuel storage, including evaluation of industry techniques such as dry cask storage.

The Comanche Peak nuclear generation units have an estimated useful life of 60 years from the date of commercial operation. Therefore, assuming that Luminant Power receives 20-year license extensions, similar to what has been granted by the NRC to several other commercial generation reactors over the past several years, plant decommissioning activities would be scheduled to begin in 2050 for Comanche Peak Unit 1 and 2053 for Unit 2 and common facilities. Decommissioning costs will be paid from a decommissioning trust that, pursuant to state law, is funded from Oncor’s customers through an ongoing delivery surcharge. (See Note 16 to the 2008 Year-End Financial Statements for discussion of the decommissioning trust fund.)

Nuclear insurance provisions are discussed in Note 13 to the 2008 Year-End Financial Statements.

Nuclear Generation Development — In September 2008, TCEH filed a combined operating license application with the NRC for two new nuclear generation units, each with approximately 1,700 MW (gross capacity), at its existing Comanche Peak nuclear generation site. In connection with the filing of the application, in January 2009, TCEH and Mitsubishi Heavy Industries Ltd. (MHI) formed a joint venture to further the development of the two new nuclear generation units using MHI’s US–Advanced Pressurized Water Reactor technology. A subsidiary of TCEH owns an 88% interest in the joint venture, and a subsidiary of MHI owns a 12% interest.

In March 2009, the NRC announced an official review schedule for the license application. Based on the schedule, the NRC expects to complete its review by December 2011, and it is expected that a license would be issued approximately one year later.

The DOE continues to review TCEH’s loan guarantee application for financing the proposed units.

Lignite/Coal-Fueled Generation Assets — Luminant Power’s existing lignite/coal-fueled generation fleet capacity totals 5,837 MW and consists of the Big Brown (2 units), Monticello (3 units), Martin Lake (3 units) and Sandow (1 unit) plants. These plants are generally operated at full capacity to help meet the load requirements in ERCOT. Maintenance outages are scheduled during off-peak demand periods. Over the last three years, the total annual scheduled and unscheduled outages per unit averaged 32 days. Luminant Power’s lignite/coal-fueled generation fleet operated at a capacity factor of 89.1% in 2006, 90.9% in 2007 and 87.6 % in 2008, which represents top quartile performance of US coal-fueled generation facilities. The 2008 performance reflects extended unplanned outages at several units.

Approximately 57% of the fuel used at Luminant Power’s lignite/coal-fueled generation plants in 2008 was supplied from lignite reserves owned in fee or leased surface-minable deposits dedicated to the Big Brown, Monticello and Martin Lake plants, which were constructed adjacent to the reserves. As of February 28, 2009, Luminant Power owns in fee or has under lease an estimated 942 million tons of lignite reserves dedicated to its generation plants, including the Oak Grove generation facilities being constructed and 246 million tons associated with an undivided interest in the lignite mine that provides fuel for the Sandow plant. Luminant Power also owns in fee or has under lease in excess of 85 million tons of reserves not currently dedicated to specific generation plants. In 2008, approximately 23 million tons of lignite were recovered to fuel Luminant Power’s plants. Luminant Power utilizes owned and/or leased equipment to remove the overburden and recover the lignite.

Lignite mining operations include extensive reclamation activities that return the land to productive uses such as wildlife habitats, commercial timberland and pasture land. In 2008, Luminant Power reclaimed 1,605 acres of land. In addition, TCEH planted more than 1.4 million trees in 2008, the majority of which were part of the reclamation effort.

Luminant Power supplements its lignite fuel at Big Brown, Monticello and Martin Lake with western coal from the Powder River Basin in Wyoming. The coal is purchased from multiple suppliers under contracts of various lengths and is transported from the Powder River Basin to Luminant Power’s generation plants by railcar. Based on its current usage and as of February 28, 2009, Luminant Power believes that it has sufficient lignite reserves for the foreseeable future and has contracted 98% of its western coal resources and all of the related transportation through 2009, with discussions and negotiations underway related to contracts for 2010 and beyond.

Natural Gas-Fueled Generation Assets — Luminant Power’s fleet of 35 natural gas-fueled generation units consists of 6,184 MW of currently available capacity, 1,000 MW of capacity being operated for unaffiliated third parties, pursuant to the direction of the unaffiliated third parties, and 818 MW of capacity currently mothballed (idled). The natural gas-fueled units predominantly serve as peaking units that can be ramped up or down as demand warrants.

In February 2009, Luminant notified ERCOT of plans to retire 11 of its natural gas-fueled units, totaling 2,229 MW of capacity (2,341 MW of installed nameplate capacity), in May 2009 and mothball (idle) an additional four units, totaling 1,596 MW of capacity (1,675 MW of installed nameplate capacity), in September 2009. ERCOT has initiated negotiations with Luminant to potentially continue for reliability purposes the operations of one unit, totaling 115 MW of capacity (115 MW of installed nameplate capacity) planned to be retired and one unit, totaling 515 MW of capacity (540 MW of installed nameplate capacity) planned to be mothballed. The other units were retired in May 2009 or are scheduled to be mothballed in September 2009.

Luminant Energy — The Luminant Energy wholesale operations play a pivotal role in TCEH’s business portfolio by optimally dispatching the generation fleet, sourcing TXU Energy’s and other customers’ electricity requirements and managing commodity price risk.

TCEH manages commodity price exposure across the complementary Luminant generation and TXU Energy retail businesses on a portfolio basis. Under this approach, Luminant Energy manages the risks of imbalances between generation supply and sales load, which primarily represent exposures to natural gas price movements and market heat rate changes (variations in the relationships between natural gas prices and wholesale electricity prices), through wholesale markets activities that include physical purchases and sales and transacting in financial instruments.

Luminant Energy manages this commodity price and heat rate exposure through asset management and hedging activities. Luminant Energy provides TXU Energy and other wholesale customers with electricity and related services to meet their retail customers’ demands and the operating requirements of ERCOT. Luminant Energy also sells forward generation and seeks to maximize the economic value of the generation fleet. In consideration of operational production and customer consumption levels that can be highly variable, as well as opportunities for long-term purchases and sales with large wholesale market participants, Luminant Energy buys and sells electricity in short-term transactions and executes longer-term forward electricity purchase and sales agreements. Luminant Energy is the largest purchaser of wind-generated electricity in Texas and the fifth largest in the US with more than 900 MW of existing wind power under contract.

In its hedging activities, Luminant Energy enters into contracts for the physical delivery of electricity and natural gas, exchange traded and “over-the-counter” financial contracts and bilateral contracts with producers, generators and end-use customers. A major part of these hedging activities is a long-term hedging program, described above under “TCEH’s Strategies”, designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas, principally utilizing natural gas-related financial instruments.

Luminant Energy also dispatches Luminant Power’s available natural gas-fueled generation capacity. Luminant Energy’s dispatching activities are performed through a centrally managed real-time operational staff that synthesizes operational activities across the fleet and interfaces with various wholesale market channels. Luminant Energy coordinates the overall commercial strategy for these plants working closely with Luminant Power. In addition, Luminant Energy manages the natural gas and fuel-oil procurement requirements for Luminant Power’s natural gas-fueled generation fleet.

Luminant Energy engages in commercial operations such as physical purchases, storage and sales of natural gas, electricity and natural gas trading and third-party energy management. Luminant Energy’s natural gas operations include direct purchases from natural gas producers, transportation agreements, storage leases and commercial retail sales. Luminant Energy currently manages approximately 15 billion cubic feet of natural gas storage capacity.

Luminant Energy manages exposure to wholesale commodity and credit related risk within established transactional risk management policies, limits and controls. These policies, limits and controls have been structured so that they are practical in application and consistent with stated business objectives. Risk management processes include capturing transactions, performing and validating valuations and reporting exposures on a daily basis using risk management information systems designed to support a large transactional portfolio. A risk management forum meets regularly to ensure that business practices comply with approved transactional limits, commodities, instruments, exchanges and markets. Transactional risks are monitored and limits are enforced to comply with the established risk policy. Luminant Energy has a disciplinary program to address any violations of the risk management policies and periodically reviews these policies to ensure they are responsive to changing market and business conditions.

Luminant Construction — Luminant Construction is developing three new lignite-fueled units in Texas with total estimated capacity of approximately 2,200 MW. The three units consist of one new generation unit at a site leased from Alcoa Inc. that is adjacent to an existing owned lignite-fueled generation unit (Sandow) and two units at an owned site (Oak Grove) that was originally slated for the construction of a generation plant a number of years ago. Aggregate cash capital expenditures for these three units are expected to total approximately $3.25 billion including all construction, site preparation and mining development costs, of which approximately $2.8 billion was spent as of March 31, 2009. Including capitalized interest and the step-up in construction work-in-process balances to fair value as a result of purchase accounting for the Merger in 2007, carrying value of the units are estimated to total approximately $5.0 billion upon completion.

Agreements were executed with EPC contractors, Bechtel Power Corporation and Fluor Enterprises, Inc., to engineer and construct the units at Sandow and Oak Grove, respectively. Air permits for construction of all three units have been obtained, and substantial progress has been made on the construction of the units. The expected commercial operation dates of the units remain essentially on schedule and are as follows: Sandow in mid 2009 and Oak Grove’s two units in late 2009 and mid 2010, respectively.

The development program includes up to $500 million for investments in state-of-the-art emissions controls for the three new units. The development program also includes an environmental retrofit program under which Luminant Construction plans to install additional environmental control systems at Luminant Power’s existing lignite/coal-fueled generation facilities. Estimated capital expenditures associated with these additional environmental control systems total approximately $1.0 billion to $1.3 billion, of which $219 million was spent through 2008. Luminant Construction has not yet completed all detailed cost and engineering studies for the additional environmental systems, and the cost estimates could change materially as Luminant Construction determines the details of and further evaluates the engineering and construction costs related to these investments.

TXU Energy — TXU Energy serves more than 2.2 million residential and commercial retail electricity customers in Texas. Texas is one of the fastest growing states in the nation with a diverse economy and, as a result, has attracted a number of competitors into the retail electricity market; consequently, competition is expected to continue to be robust. TXU Energy, as an active participant in this competitive market, provides retail electric service to all areas of the ERCOT market now open to competition, including the Dallas/Fort Worth, Houston, Corpus Christi, and lower Rio Grande Valley areas of Texas. TXU Energy continues to market its services in Texas to add new customers and to retain its existing customers. As of December 31, 2008, there were more than 130 active REPs certified to compete within the state of Texas.

TXU Energy’s strategy focuses on providing its customers with high quality customer service and creating new products and services to meet customer needs; accordingly, system and other customer care enhancements are being implemented to further improve customer satisfaction. TXU Energy offers a wide range of residential products to meet various customer needs, currently more than any retailer in the ERCOT market. Starting in 2008, TXU Energy is investing $100 million over the next five years, including $6 million spent in 2008, in energy efficiency initiatives as part of a program to offer customers a broad set of innovative energy products and services.

From March to October 2007, TXU Energy implemented price reductions totaling 15% for residential customers in EFH Corp.’s historical service territory who had not already switched from the basic month-to-month plan to one of the other pricing plans offered by TXU Energy. TXU Energy provided price protection to these customers through December 2008. In addition, TXU Energy committed in 2006 to not increase prices above then current levels through 2009 for qualifying residential customers who remain on certain plans with rates that were then equal to the formerly regulated rate.

Regulation — Luminant Power is an exempt wholesale generator under the Energy Policy Act of 2005 and is subject to the jurisdiction of the NRC with respect to its nuclear generation plant. NRC regulations govern the granting of licenses for the construction and operation of nuclear-fueled generation plants and subject such plants to continuing review and regulation. Luminant Energy also holds a power marketer license from the FERC and, with respect to any wholesale power sales outside the ERCOT market, is subject to market behavior and any other competition-related rules and regulations under the Federal Power Act that are administered by the FERC.

Luminant Power and Luminant Energy are also subject to the jurisdiction of the PUCT’s oversight of the competitive ERCOT wholesale electricity market. PUCT rules do not set wholesale power prices in the market but do provide certain limits and framework for such pricing and market behavior.

TXU Energy is a licensed REP under the Texas Electric Choice Act and is subject to the jurisdiction of the PUCT with respect to provision of electricity service in ERCOT. PUCT rules govern the granting of licenses for REPs, including oversight but not setting of prices charged.

Environmental Regulations and Related Considerations

Global Climate Change

Background — In recent years, a growing concern has emerged nationally and internationally about global climate change and how greenhouse gas (GHG) emissions, such as CO2, contribute to global climate change. TCEH produces GHG emissions from the direct combustion of fossil fuels at its generation plants, primarily its nine lignite/coal-fueled generation plants. GHG emissions (primarily CO2) from the combustion of fossil fuels represent the substantial majority of TCEH’s total GHG emissions. TCEH estimates that its generation plants produced an average of 58 million tons of CO2 annually from 2005 to 2007. The three lignite-fueled units currently under construction that TCEH estimates will come on-line in 2009 and 2010 will generate additional CO2 emissions. TCEH’s other GHG emission sources include, among other things, coal piles at its generation plants, refrigerant from its chilling and cooling equipment, fossil fuel combustion in its motor vehicles and electricity usage at its facilities and headquarters. Because a substantial portion of TCEH’s generation portfolio consists of lignite/coal-fueled generation plants and TCEH is constructing three new lignite-fueled generation units, TCEH’s financial condition and/or results of operations could be materially adversely affected by the enactment of laws or regulations that mandate a reduction in GHG emissions or that impose financial penalties, costs or taxes on entities that produce GHG emissions. See “Risk Factors” for additional discussion of risks posed to TCEH regarding global climate change regulation.

Global Climate Change Legislation — Several bills have been introduced in the US Congress or discussed by the Obama Administration that are intended to address climate change using different approaches, including a cap on carbon emissions with emitters allowed to trade unused emission allowances (cap-and-trade), a tax on carbon emissions (carbon tax), incentives for the development of low-carbon and carbon capture and sequestration technologies, and performance standards for coal-fueled electricity generation units. In addition to potential federal legislation to regulate GHG emissions, the US Congress might also consider other legislation that could result in the reduction of GHG emissions, such as the establishment of renewable energy portfolio standards (RPS). The EPA also has been active in developing regulations targeted at GHG emissions, including the proposal of regulations requiring businesses to monitor and report their GHG emissions and a proposed determination with respect to the endangerment to human health and welfare from GHG emissions from motor vehicle engines. There is a growing consensus that some form of legislation or regulation is likely to occur in the near future at the federal level concerning GHG emissions.

TCEH, through its own evaluation and working with other companies, has supported the development of an integrated package of recommendations for the federal government to address the global climate change issue through federal legislation, including GHG emissions reduction targets for total US GHG emissions and rigorous cost containment measures to ensure that program costs are not prohibitive. In the event GHG legislation involving a cap-and-trade program is enacted, TCEH believes that such a program should be mandatory, economy-wide, consistent with expected technology development timelines and designed in a way to limit potential harm to the economy and to protect consumers. TCEH contends that any mechanism for distribution of GHG emission allowances should include substantial allocation of allowances to offset the cost of GHG regulation, including the cost to electricity consumers. In addition, TCEH participates in a voluntary electric utility industry sector climate change initiative in partnership with the DOE. TCEH’s strategies are generally consistent with “EEI Global Climate Change Points of Agreement” published by the Edison Electric Institute in January 2009, and “The Carbon Principles” announced in February 2008 by three major financial institutions. Finally, EFH Corp. has created a Sustainable Energy Advisory Board that advises TCEH on technology development opportunities that reduce the effects of TCEH’s operations on the environment while balancing the need to address the energy requirements of Texas. EFH Corp.’s Sustainable Energy Advisory Board is comprised of individuals who represent the following interests, among others: the environment, customers, economic development in Texas and technology/reliability standards.

Federal Level — A number of pieces of legislation dealing with GHGs have been recently proposed in the US Congress, including the Waxman-Markey bill, known as the American Clean Energy and Security Act of 2009 (Waxman-Markey). This proposed legislation is not law, but is supported by many members of Congress and President Obama. As currently proposed, Waxman-Markey takes several approaches to address GHGs, including establishing renewable energy and energy efficiency standards, establishing performance standards for coal-fueled electricity generation units, and creating an economy-wide cap-and-trade program. The renewable energy and energy efficiency standards would require retail electricity suppliers to meet 6% of their load with renewable energy sources by 2012, increasing to 20% of load by 2020, some of which could be met by energy efficiency measures. The performance standards for coal-fueled electricity generation units would require a 65% reduction in CO2 emissions for subject generation units initially permitted after January 1, 2020 and a 50% reduction in CO2 emissions for electricity generation units initially permitted between January 1, 2009 and January 1, 2020 once certain technology deployment criteria are met but no later than January 1, 2025. The cap-and-trade program would require emissions to be reduced 17% below 2005 levels by 2020, 42% by 2030 and 83% by 2050. The version of Waxman-Markey reported out of the Energy and Commerce Committee of the US House of

Representatives included provisions that allocated a large percentage of the allowances at no charge to various groups that would be impacted by such a cap-and-trade program, including certain merchant coal-fueled generation plants. Congressional debate on Waxman-Markey, as well as other proposed legislation to address GHG emissions, continues, thereby precluding an estimate of the cost of compliance; however, if Waxman-Markey or similar legislation were to be adopted, the costs to EFH Corp. of compliance with the law could be material.

In April 2007, the US Supreme Court issued a decision in the case of Massachusetts v. US Environmental Protection Agency holding that CO2 and other GHG emissions are pollutants subject to regulation under the new motor vehicle provisions of the federal Clean Air Act. The case was remanded to the EPA for further rulemaking to determine whether GHG emissions may reasonably be anticipated to endanger public health or welfare, or in the alternative, provide a reasonable explanation why GHG emissions should not be regulated. In April 2009, the EPA issued a proposed determination finding that six GHGs emitted by motor vehicle engines were pollutants under the Clean Air Act, the combination of the six GHGs formed air pollution, and that this air pollution, through the mechanics of climate change, endangers public health and welfare. Although this “endangerment finding” is in draft form and applies only to GHG emissions from motor vehicle engines, some of the GHGs that are the subject of the proposed endangerment rule are produced by the combustion of fossil fuels by other sources as well, including fossil-fueled electricity generation units.

State and Regional Level — The 81st Session of the Texas Legislature began in January 2009. TCEH expects a number of bills to be filed in the Texas Legislature that will address global climate change. TCEH opposes state-by-state regulation of GHG. There are no regional initiatives concerning GHGs in which the State of Texas is a participant.

International Level — The US currently is not a party to the Kyoto Protocol, which is a protocol to the United Nations Framework Convention on Climate Change (UNFCCC). The United Nations’ Kyoto Protocol process generally requires developed countries to cap GHG emissions at certain levels during the 2008 to 2012 time period. At the conclusion of the December 2007 United Nations Climate Change Conference, the Bali Action Plan was adopted, which identifies a work group, process and timeline for the consideration of possible post-2012 international actions to further address climate change. The US is expected to participate in this process. Recommendations will be reviewed at the UNFCCC meeting in 2009.

TCEH continues to assess the risks posed by possible future legislative or regulatory changes pertaining to GHG emissions. Because the proposals described above are evolving, TCEH is unable to predict the potential effects on its business, financial condition and/or results of operations; however, any such effects could be material. The effects will depend, in large part, on the specific requirements of the legislation or regulation and how much, if any, of the costs are included in wholesale prices.

TCEH’s Voluntary Energy Efficiency, Renewable Energy, and Global Climate Change Efforts — TCEH is considering, or expects to be actively engaged in, business activities that could result in reduced GHG emissions including:

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Investing in Energy Efficiency or Related Initiatives — TCEH expects to invest $100 million in energy efficiency or related initiatives over a five-year period that began in 2008, including initiatives such as the TXU Energy Power Monitor™, an in-home display device that enables residential customers to monitor whole-house energy usage and cost in real-time, as well as projects month-end bill amounts; the TXU Energy iThermostat™, a web-enabled programmable thermostat with load control feature for cycling off air conditioners during times of peak energy demand; the development of time-based electricity rates that are expected to work in conjunction with advanced metering infrastructure; rate plans that include electricity from renewable resources; a Compact Fluorescent Light (CFL) program that provides packages of CFLs to customers; a program to refer customers to energy efficiency contractors and provide rebates to residential customers who install energy-efficient heating and cooling systems, ceiling insulation or windows; the provision of loans to business customers for purchasing new energy efficient equipment for their facilities based on a detailed engineering design through the Energy Conservation Investment Program; the Energy Efficiency Assistance Program that delivers products and services, as well as grants through social service agencies, to improve the energy efficiency of participating low income customer homes and apartment complexes; and online energy audit tools and tips for using less electricity;

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Purchasing Electricity from Renewable Sources — TCEH expects to remain a leader in the ERCOT market in providing electricity from renewable sources by purchasing up to 1,500 MW of wind power. TCEH’s total wind power portfolio is currently more than 900 MW;

•	Promoting the use of Solar Power — TXU Energy’s Solar Academy works with Texas school districts to teach and demonstrate the benefits of solar power;

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Investing in Technology — TCEH will evaluate over the next five to ten years the development and commercialization of cleaner power plant technologies, including integrated gasification combined cycle and pulverized coal emissions technology to reduce CO2 emission intensity, as well as related technologies such as electric cars and plug-in hybrid electric vehicles that have the potential to reduce overall GHG emissions;

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Evaluating the Development of a New Nuclear Generation Facility — TCEH has filed an application with the NRC for combined construction and operating licenses for up to 3,400 MW of new nuclear generation capacity (the lowest emission source of baseload generation available) at its Comanche Peak nuclear generation plant. In addition, TCEH has (i) filed Part I and II of a loan guarantee application with the DOE for financing of the proposed units and (ii) formed a joint venture with Mitsubishi Heavy Industries Ltd. (MHI) to further develop the units using MHI’s US-Advanced Pressurized Water Reactor technology;

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Offsetting GHG Emissions by Planting Trees — TCEH is engaged in a number of tree planting programs that offset GHG emissions, including its planting of over 1.4 million trees in 2008 (the majority of which were part of TCEH’s mining reclamation effort) and TXU Energy’s Urban Tree Farm program under which it has planted more than 100,000 trees since the program’s inception in 2002.

Sulfur Dioxide, Nitrogen Oxide and Mercury Air Emissions

The EPA has promulgated Acid Rain Program rules that require fossil-fueled generation plants to have sufficient SO2 emission allowances and meet certain NOx emission standards. TCEH’s generation plants meet these SO2 allowance requirements and NOx emission rates.

In 2005, the EPA issued a final rule to further reduce SO2 and NOx emissions from power plants. The SO2 and NOx reductions required under the Clean Air Interstate Rule (CAIR), which were required to be phased in between 2009 and 2015, were based on a cap-and-trade approach (market-based) in which a cap was put on the total quantity of emissions allowed in 28 eastern states (including Texas). Emitters were required to have allowances for each ton emitted, and emitters were allowed to trade emissions under the cap. In July 2008, the US Court of Appeals for the D.C. Circuit (D.C. Circuit Court) vacated CAIR. In December 2008, in response to an EPA petition, the D.C. Circuit Court reversed, in part, its previous ruling. Such reversal confirmed CAIR is not valid, but allowed it to remain in place while the EPA revises CAIR to correct the previously identified shortcomings. Since the D.C. Circuit Court did not prescribe a deadline for this revision, at this time, TCEH cannot predict how or when the EPA may revise CAIR. See Note 3 to the 2008 Year-End Financial Statements for discussion of the impairment of emission allowances intangible assets.

In 2005, the EPA also published a final rule requiring reductions of mercury emissions from coal-fueled generation plants. The Clean Air Mercury Rule (CAMR) was based on a nationwide cap-and-trade approach. The mercury reductions were required to be phased in between 2010 and 2018. In March 2008, the D.C. Circuit Court vacated CAMR. In February 2009, the US Supreme Court refused to hear the appeal of the D.C. Circuit Court’s ruling. Pursuant to the D.C. Circuit Court’s ruling, the EPA must begin development of rules implementing a Maximum Achievable Control Technology standard, which will likely take several years. See “TCEH’s Businesses and Strategy - Legal and Administrative Proceedings — Litigation Related to Generation Facilities.”

SO2 reductions required under the proposed regional haze/visibility rule (or so-called BART rule) only apply to units built between 1962 and 1977. The reductions are required on a unit-by-unit basis. The EPA provides the option for states to use CAIR to satisfy BART reductions for electric generating units, and Texas has chosen this option. The D.C. Circuit Court decision to leave CAIR in place while the EPA revises it should allow Texas to move forward with its plans.

In connection with TCEH’s construction of three new lignite-fueled generation units in Texas, TCEH has committed to reduce emissions of NOx, SO2 and mercury at its existing lignite/coal-fueled units such that the total of those emissions from both existing and new lignite/coal-fueled units are 20% below 2005 levels. TCEH has also applied with the TCEQ to seek a “maximum achievable control technology” determination for its two Oak Grove units that are under construction and has agreed to offset any emissions above those levels. This reduction is expected to be accomplished through the installation of emissions control equipment in both the new and existing units and fuel blending at some existing units. These efforts, which will involve incremental equipment investments as well as additional costs for facility operations and maintenance in the future, will be coordinated with efforts related to applicable environmental rules to provide the most cost-effective compliance plan options.

The following are the major air quality improvements planned at TCEH’s existing and new coal-fueled power plants to help meet the offset and reduction commitment:

•

To reduce NOx emissions, TCEH plans to install in-duct selective catalytic reduction (SCR) systems at its Martin Lake plant. In addition, TCEH plans to install selective non-catalytic reductions systems at its Monticello and Big Brown plants and improve the low-NOx burner technology at one of its Monticello units to further reduce NOx emissions. This is in addition to external SCR systems at the existing Sandow unit and new Oak Grove units;

•	To reduce mercury emissions, all of TCEH’s new and existing plants plan to use activated carbon injection — a sorbent injection system technology, and

•

To reduce SO2 emissions, TCEH plans to increase use of lower-sulfur coal at various plants. In addition, the Martin Lake, Monticello and Big Brown plants plan to employ coal-cleaning technology to reduce both SO2 and mercury emissions.

The Clean Air Act requires each state to monitor air quality for compliance with federal health standards. The standards for ozone are not being achieved in several areas of Texas. The TCEQ adopted new State Implementation Plan (SIP) rules in May 2007 to deal with eight-hour ozone standards. These rules require further NOx emission reductions from certain TCEH peaking natural gas-fueled units in the Dallas-Fort Worth area by spring 2009; TCEH expects to be in compliance with these rules. In March 2008, the EPA made the eight-hour ozone standards more stringent. Since SIP rules to address attainment of these new more stringent standards will not be required for approximately four years, TCEH cannot yet predict the impact of this action on its facilities.

TCEH believes that it holds all required emissions permits for facilities in operation and has applied for or obtained the necessary construction permits for facilities under construction.

Water

The TCEQ and the EPA have jurisdiction over water discharges (including storm water) from facilities in Texas. TCEH believes its facilities are presently in material compliance with applicable state and federal requirements relating to discharge of pollutants into water. TCEH believes it holds all required waste water discharge permits from the TCEQ for facilities in operation and has applied for or obtained necessary permits for facilities under construction. TCEH also believes it can satisfy the requirements necessary to obtain any required permits or renewals. Recent changes to federal rules pertaining to the Spill Prevention, Control and Countermeasure (SPCC) plans for oil-filled electrical equipment and bulk storage facilities for oil will require updating of certain of its plants and facilities.

Diversion, impoundment and withdrawal of water for cooling and other purposes are subject to the jurisdiction of the TCEQ and the EPA. TCEH believes it possesses all necessary permits for these activities from the TCEQ for its present operations. TCEH is in the process of obtaining the necessary water rights permit from the TCEQ for the lignite mine that will support the Oak Grove units. Clean Water Act Section 316(b) regulations pertaining to existing water intake structures at large generation plants were published by the EPA in 2004. As prescribed in the regulations, TCEH began implementing a monitoring program to determine the future actions that might need to be taken to comply with these regulations. In January 2007, a federal court ruled against the EPA in a lawsuit brought by environmental groups challenging aspects of these regulations, and in July 2007, the EPA announced that it was suspending the regulations pending further rulemaking. TCEH cannot predict the impact on its operations of the suspended existing regulations or of new regulations, if any, that replace them.

Radioactive Waste

TCEH currently ships low-level waste material to a disposal facility outside of Texas. Under the federal Low-Level Radioactive Waste Policy Act of 1980, as amended, the State of Texas is required to provide, either on its own or jointly with other states in a compact, for the disposal of all low-level radioactive waste generated within the state. The State of Texas has agreed to a compact for a disposal facility that would be located in Texas. That compact was ratified by Congress and signed by the President in 1998. In 2003, the State of Texas enacted legislation allowing a private entity to be licensed to accept low-level radioactive waste for disposal, and in 2004 the State received a license application from such an entity for review. In January 2009, the TCEQ Commissioners voted to approve this permit. TCEH intends to continue to ship low-level waste material off-site for as long as an alternative disposal site is available. Should existing off-site disposal become unavailable, the low-level waste material will be stored on-site. (See discussion under “- Business Organization — Luminant Power — Nuclear Generation Assets” above.)

TCEH believes that its on-site used nuclear fuel storage capability is sufficient for a minimum of five years. The nuclear industry is continuing to review ways to enhance security of used-fuel storage with the NRC to fully utilize physical storage capacity. Accordingly, TCEH is actively reviewing alternatives for used-fuel storage, including evaluation of industry techniques such as dry cask storage.

Solid Waste, Including Fly Ash Associated with Lignite/Coal-Fueled Generation

Treatment, storage and disposal of solid waste and hazardous waste are regulated at the state level under the Texas Solid Waste Disposal Act and at the federal level under the Resource Conservation and Recovery Act of 1976, as amended, and the Toxic Substances Control Act. The EPA has issued regulations under the Resource Conservation and Recovery Act of 1976 and the Toxic Substances Control Act, and the TCEQ has issued regulations under the Texas Solid Waste Disposal Act applicable to TCEH facilities. TCEH believes it is in material compliance with all applicable solid waste rules and regulations. In addition, TCEH has registered solid waste disposal sites and has obtained or applied for permits required by such regulations. In December 2008, an ash impoundment facility at another company’s site in another state ruptured releasing a significant quantity of coal ash slurry. No impoundment failures of this nature have ever occurred at any TCEH impoundments, which are inspected on a regular basis. In addition, groundwater monitoring wells are sampled routinely to ensure compliance with all applicable regulations. TCEH is unable to predict future impacts on its financial condition or operations due to any legislative or regulatory actions that may be taken in response to the impoundment failure mentioned above.

Environmental Capital Expenditures

Capital expenditures for TCEH’s environmental projects totaled $183 million in 2008 and are expected to total approximately $165 million in 2009, consisting primarily of environmental projects at existing lignite/coal-fueled generation plants. These amounts are exclusive of emissions control equipment investment planned as part of the three-unit generation development program, which is expected to total up to $500 million over the construction period. See discussion above under “- Luminant Construction” regarding planned investments in emissions control systems.

Legal and Administrative Proceedings

Litigation Related to Generation Facilities

In September 2007, an administrative appeal challenging the order of the TCEQ issuing the air permit for construction and operation of the Oak Grove generation facility in Robertson County, Texas was filed in the State District Court of Travis County, Texas. Plaintiffs asked that the District Court reverse the TCEQ’s approval of the Oak Grove air permit and the TCEQ’s adoption and approval of the TCEQ Executive Director’s Response to Comments, and remand the matter back to the TCEQ for further proceedings. The TCEQ has filed the administrative record with the District Court. In addition to this administrative appeal, two other petitions were filed in Travis County District Court by non-parties to the administrative hearing before the TCEQ and the State Office of Administrative Hearings (SOAH) seeking to challenge the TCEQ’s issuance of the Oak Grove air permit and asking the District Court to remand the matter to the SOAH for further proceedings. Finally, the plaintiffs in these two additional lawsuits filed a third, joint petition claiming insufficiencies in the Oak Grove application, permit, and process and seeking party status and remand to the SOAH for further proceedings. One of the plaintiffs has asked the District Court to consolidate all these proceedings, and the Attorney General of Texas, on behalf of TCEQ, has filed pleas to the jurisdiction that would, if granted, dismiss all but the administrative appeal. The District Court issued its order on the pleas to the jurisdiction in May 2009. The court granted the pleas to the jurisdiction with respect to the collateral attack claims that contest the merits of the TCEQ’s permitting decision, but retained jurisdiction, and did not dismiss, the collateral attack claims that contest the process by which the TCEQ handled the permit application. We believe the Oak Grove air permit granted by the TCEQ was issued in accordance with applicable law. There can be no assurance that the outcome of these matters will not adversely impact the Oak Grove project.

In July 2008, the Sierra Club announced that it may sue Luminant, after the expiration of a 60-day waiting period, for violating federal Clean Air Act provisions in connection with its Martin Lake generation facility. We cannot predict whether the Sierra Club will actually file suit relating to Martin Lake or the outcome of any such proceeding.

Other Litigation

In July 2008, Alcoa Inc. filed a lawsuit in Milam County, Texas district court against EFH Corp. and a number of EFC Holdings’ subsidiaries. The lawsuit makes various claims concerning operation of the Sandow Unit 4 generation facility and the Three Oaks lignite mine, including claims for breach of contract, breach of fiduciary duty, fraud and conversion, and requests money damages in an unspecified amount, declaratory judgment, and other forms of equitable relief. In March 2009, Alcoa Inc. filed an amended complaint and added seven new defendants to the lawsuit, including Texas Holdings, EFC Holdings and additional subsidiaries of EFC Holdings. An agreed scheduling order is currently in place setting trial for May 2010. While we are unable to estimate any possible loss or predict the outcome of this litigation, we believe the claims made in this litigation are without merit and, accordingly, intends to vigorously defend this litigation.

Regulatory Investigations and Reviews

In June 2008, the EPA issued a request for information to TCEH under EPA’s authority under Section 114 of the Clean Air Act. The stated purpose of the request is to obtain information necessary to determine compliance with the Clean Air Act, including New Source Review Standards and air permits issued by the TCEQ for the Big Brown, Monticello and Martin Lake generation facilities. We are cooperating with the EPA and responding in good faith to the EPA’s request, but are unable to predict the outcome of this matter.

Other Proceedings

In addition to the above, we are involved in various other legal and administrative proceedings in the normal course of business, the ultimate resolution of which, in the opinion of management, should not have a material effect on our financial position, results of operations or cash flows.

REGULATION AND RATES

2009 Texas Legislative Session

The Texas Legislature convened in its regular biennial session in January 2009. The session will conclude June 1, 2009. TCEH actively monitors and provides input regarding legislation that could impact its operations but cannot predict the outcome of the 2009 legislative process or its impact, if any, on its financial position, results of operations or cash flows.

Regulatory Investigations and Reviews

See Note 13 to the 2008 Year-End Financial Statements and Note 5 to the March 31, 2009 Financial Statements.

Certification of REPs

In April 2009, the PUCT finalized a new rule relating to the Certification of Retail Electric Providers. The new rule strengthens the certification requirements for REPs in order to better protect customers, transmission and distribution utilities (TDUs), and other REPs from the insolvency and other harmful conditions and activities of REPs. The new rule is considered a competition rule and thus is subject to judicial review as specified in PURA. The new rule, among other things, increases creditworthiness requirements and financial reporting for REPs and provides additional customer protection requirements and regulatory asset consideration for TDU bad debt expenses. Under the new rule, TCEH will no longer be required to maintain additional available liquidity related to payments to TDUs. See “Financial Condition – Liquidity and Capital Resources – Available Liquidity” above.

Wholesale Market Design

In August 2003, the PUCT adopted a rule that, when implemented, will alter the wholesale market design in the ERCOT market. The rule requires ERCOT to:

•	use a stakeholder process to develop a new wholesale market model;

•	operate a voluntary day-ahead energy market;

•	directly assign all congestion rents to the resources that caused the congestion;

•	use nodal energy prices for resources;

•	provide information for energy trading hubs by aggregating nodes;

•	use zonal prices for loads, and

•	provide congestion revenue rights (but not physical rights).

ERCOT currently has a zonal wholesale market structure consisting of four geographic zones. The proposed location-based congestion-management market is referred to as a “nodal” market because wholesale pricing would differ across the various nodes on the transmission grid. The implementation of a nodal market is being done in conjunction with transmission improvements designed to reduce current congestion. Pursuant to a request from the PUCT, ERCOT announced in November 2008 a preliminary schedule for the implementation of the nodal market by December 2010.

ERCOT imposes a surcharge on all Qualified Scheduling Entities in the ERCOT market (including subsidiaries of TCEH) for the purpose of financing 38% of ERCOT’s expected nodal implementation costs. In November 2008, ERCOT filed a request with the PUCT for approval of an interim increase in the nodal surcharge from $0.169 per MWh to $0.38 per MWh. In March 2009, the PUCT voted to extend the existing nodal surcharge of $0.169 per MWh until May 31, 2009. At the current $0.169 per MWh nodal surcharge, the annual impact of the surcharge increase would be an estimated $12 to $13 million in expenses for 2009. At the direction of the PUCT, ERCOT submitted a request for approval of a permanent nodal surcharge, budget and schedule in March 2009. The proposed schedule continues to provide for implementation of a nodal market in December 2010. The PUCT is expected to consider ERCOT’s request in a contested case docket during the summer of 2009. TCEH cannot predict the ultimate impact of the proposed nodal wholesale market design on its operations or financial results.

Environmental Regulations

See discussion in Note 3 to the 2008 Year-End Financial Statements regarding the invalidation of the EPA’s Clean Air Interstate Rule and the related impairment of intangible assets representing NOx and SO2 emission allowances.

Summary

TCEH cannot predict future regulatory or legislative actions or any changes in economic and securities market conditions. Such actions or changes could significantly alter TCEH’s basic financial position, results of operations or cash flows.

MANAGEMENT

Managers

The names of TCEH’s directors and information about them, as furnished by the directors themselves, are set forth below:

Name	Age	Served As Director Since	Business Experience
Frederick M. Goltz	38	2007	Frederick M. Goltz has served as a Director of EFH Corp. since October 2007. He has been with Kohlberg Kravis Roberts and Co., L.P. (KKR) for 13 years. Mr. Goltz has played a significant role in the development of many of the themes pursued by KKR in the energy space, including those related to integrated utilities, merchant generation, and oil and gas exploration and production. He now heads KKR’s newly created Mezzanine Fund headquartered in San Francisco. He is a director of EFC Holdings, TCEH, and Luminant.

Scott Lebovitz	33	2007	Scott Lebovitz has served as a Director of EFH Corp. since October 2007. He is a Managing Director of Goldman, Sachs & Co. in its Principal Investment Area. He joined Goldman, Sachs & Co. in 1997 and was promoted to Managing Director in 2007. Mr. Lebovitz serves on the boards of both public and private companies including CVR Energy, Inc., Village Voice Media, LLC, EFC Holdings, TCEH, and Luminant.

Michael MacDougall	38	2007	Michael MacDougall has served as a Director of EFH Corp. since October 2007. He is a partner of TPG. Prior to joining TPG in 2002, Mr. MacDougall was a vice president in the Principal Investment Area of the Merchant Banking Division of Goldman, Sachs & Co., where he focused on private equity and mezzanine investments. Mr. MacDougall serves on the board of directors of both public and private companies including Aleris International, Graphic Packaging Corporation, Kraton Polymers LLC, EFC Holdings, TCEH, and Luminant. Mr. MacDougall also serves as the Chairman of the Board of The Opportunity Network and is a member of the Board of the Dwight School Foundation and Islesboro Affordable Property.

The names of TCEH Finance’s directors and information about them, as furnished by the directors themselves, are set forth below:

Name	Age	Served As Director Since	Business Experience
John F. Young	52	2008	John F. Young was elected President and Chief Executive Officer of EFH Corp. in January 2008. Before joining EFH Corp., Mr. Young served in many leadership roles at Exelon Corporation from March 2003 to January 2008, including Executive Vice President of Finance and Markets and Chief Financial Officer of Exelon Corporation; President of Exelon Generation; and President and Chief Operating Officer of Exelon Power. Prior to joining Exelon, Mr. Young was Senior Vice President of Sierra Pacific Resources Corporation.

Paul M. Keglevic	55	2008	Paul M. Keglevic was elected Executive Vice President and Chief Financial Officer of EFH Corp. in July 2008. Before joining EFH Corp., he was an audit partner at PricewaterhouseCoopers. Mr. Keglevic was Pricewaterhouse-Coopers Utility Sector Leader from 2002 to 2008 and Clients and Sector Assurance Leader from 2007 to 2008.

Executive Officers

The names and information regarding EFH Corp.’s executive officers, which are also our executive officers, are set forth below:

Name of Officer	Age	Positions and Offices Presently Held	Date First Elected to Present Offices	Business Experience (Preceding Five Years)
John F. Young	52	President and Chief Executive Officer of EFH Corp.	January 2008	John F. Young was elected President and Chief Executive Officer of EFH Corp. in January 2008. Before joining EFH Corp., Mr. Young served in many leadership roles at Exelon Corporation from March 2003 to January 2008, including Executive Vice President of Finance and Markets and Chief Financial Officer of Exelon Corporation; President of Exelon Generation; and President and Chief Operating Officer of Exelon Power. Prior to joining Exelon, Mr. Young was Senior Vice President of Sierra Pacific Resources Corporation.

Micheal R. Blevins	58	Acting Chief Operating Officer of Luminant	February 2009	Michael R. Blevins was elected Acting Chief Operating Officer of Luminant in February 2009. Previously, Mr. Blevins was Executive Vice President and Chief Nuclear Officer of Luminant since March 2008 having served as Senior Vice President and Chief Nuclear Officer of Luminant since October 2003.

James A. Burke	40	President and Chief Executive of TXU Energy	August 2005	James A. Burke was elected President and Chief Executive of TXU Energy in August 2005. Previously, Mr. Burke was Senior Vice President Consumer Markets of TXU Energy. Prior to joining EFH Corp. in 2004, Mr. Burke was President and Chief Operating Officer of Gexa Energy.

David A. Campbell	40	President and Chief Executive of Luminant	June 2008	David A. Campbell was elected President and Chief Executive of Luminant in June 2008. Previously, Mr. Campbell was Executive Vice President and Chief Financial Officer of EFH Corp. since April 2007 having served as Acting Chief Financial Officer since March 2006 and Executive Vice President since May 2004. Prior to joining EFH Corp. in 2004, Mr. Campbell was a Principal of McKinsey & Company, Inc.

M. Rizwan Chand	45	Executive Vice President of EFH Corp.	May 2008	M. Rizwan Chand was elected Executive Vice President of EFH Corp. in May 2008. Previously, Mr. Chand was Senior Vice President of EFH Corp. Prior to joining EFH Corp. in 2005, Mr. Chand was Vice President of Human Resources and Corporate Relations for Kennametal, Inc.

Charles R. Enze	56	Executive Vice President and Chief Executive of Luminant Construction	September 2006	Charles R. Enze was elected Executive Vice President and Chief Executive of Luminant Construction in September 2006. Prior to joining EFH Corp. in 2006, Mr. Enze was Vice President of Engineering and Projects for Shell International Exploration & Production.

M. S. Greene	63	Vice Chairman of EFH Corp.	June 2008	M. S. Greene was elected Vice Chairman of EFH Corp. in June 2008. Previously Mr. Greene held several other offices including President and Chief Executive of Luminant, Chairman of the Board, President and Chief Executive of TXU Power, Executive Vice President of TCEH, and Vice Chairman, Chief Executive and President of Oncor.

Paul M. Keglevic	55	Executive Vice President and Chief Financial Officer of EFH Corp.	July 2008	Paul M. Keglevic was elected Executive Vice President and Chief Financial Officer of EFH Corp. in July 2008. Before joining EFH Corp., he was an audit partner at PricewaterhouseCoopers. Mr. Keglevic was Pricewaterhouse-Coopers Utility Sector Leader from 2002 to 2008 and Clients and Sector Assurance Leader from 2007 to 2008.

M. A. McFarland	39	Executive Vice President and Chief Commercial Officer of Luminant and Executive Vice President of EFH Corp.	July 2008	M. A. McFarland was elected Executive Vice President and Chief Commercial Officer of Luminant and Executive Vice President of EFH Corp. in July 2008. Before joining Luminant, Mr. McFarland served as Senior Vice President of Mergers, Acquisitions and Divestitures and as a Vice President in the wholesale marketing and trading division power team at Exelon.

Robert C. Walters	51	Executive Vice President and General Counsel of EFH Corp.	March 2008	Robert C. Walters was elected Executive Vice President and General Counsel of EFH Corp. in March 2008. Prior to joining EFH Corp., Mr. Walters was a Partner of Vinson & Elkins LLP and served on the firm’s management committee. Mr. Walters was co-managing partner of the Dallas office of Vinson & Elkins LLP from 1998 through 2005.

There is no family relationship between any of the above-named executive officers.

Code of Conduct

EFH Corp. maintains certain corporate governance documents on EFH Corp’s website at www.energyfutureholdings.com. EFH Corp.’s Code of Conduct can be accessed by selecting "Investor Relations" on the EFH Corp. website. EFH Corp.’s Code of Conduct applies to all of its employees, officers (including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer) and directors. Any amendments to the Code of Conduct will be posted on EFH Corp.’s website. Printed copies of the corporate governance documents that are posted on EFH Corp.’s website are also available to any investor upon request to the Secretary of EFH Corp. at 1601 Bryan Street, Dallas, Texas 75201-3411.

EXECUTIVE COMPENSATION

Introductory Note

Our executive officers are comprised of executive officers of our parent company, EFH Corp. Consequently, our named executive officers are the same as EFH Corp.’s named executive officers. All compensation matters, including compensation philosophy, is administered by EFH Corp. As a result, set forth below is the same executive compensation disclosure publicly filed with the SEC by EFH Corp. on March 3, 2009 in its Annual Report on Form 10-K. References in this “Executive Compensation” section to “we,” “our” and “us” refer to EFH Corp.

Compensation Discussion and Analysis

Overview

The EFH Corp. Board of Directors (“Board”) has an Organization and Compensation Committee that establishes and assesses our executive compensation program (the “O&C Committee”). The O&C Committee is comprised of four non-employee directors: Arcilia C. Acosta, Donald L. Evans, Marc S. Lipschultz and Kenneth Pontarelli.

The responsibilities of the O&C Committee include:

•

determining and overseeing EFH Corp.’s executive compensation program, including making recommendations to the Board with respect to the adoption, amendment or termination of incentive compensation, equity-based and other executive compensation and benefits plans, policies and practices, and

•	evaluating the performance of our Chief Executive Officer and other executive officers and, ultimately, approving executive compensation based on those evaluations.

In determining the compensation of our executive officers (other than the CEO), including the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), the O&C Committee seeks the input of our CEO. At the end of each year, our CEO assesses the performance of each of these executive officers against targeted business unit and individual goals and objectives for that year and provides recommendations to the O&C Committee. The O&C Committee and the CEO then review the CEO’s assessments of those executives and, in that context, the O&C Committee approves the executive officers’ compensation.

In assessing the EFH Corp.’s and the CEO’s performance, the O&C Committee follows a thorough and detailed process, including a self-assessment prepared by the CEO reflecting the full year performance of the business, a follow up meeting with the CEO to further discuss his performance and address any questions or comments the O&C Committee may have about his performance, and a final meeting where the official full year financial, operating, and other results of EFH Corp. are evaluated and approved by the O&C Committee.

The O&C Committee may use, from time to time, independent compensation consultants to advise on executive compensation issues, including salary surveys and performance measurement criteria. We assess our compensation program against publicly-traded utility, energy and general industry companies, as well as known practices in private equity-owned companies, utilizing a variety of market reference points and benchmarks, median competitive data, and performance measurements.

Compensation Philosophy

Overview

We have a pay-for-performance compensation philosophy, which places an emphasis on pay-at-risk. In other words, a significant portion of an executive officer’s compensation is made up of variable, at-risk incentive compensation. As a result of our pay-for-performance compensation philosophy, our compensation program is intended to compensate executive officers appropriately for their contribution to the attainment of financial, operational and strategic objectives. In addition, we believe it is important to strongly align the interests of our executive officers and stockholders through equity-based compensation, by giving our executive officers an opportunity to invest in our common stock and through the use of stock options. Equity ownership, coupled with other incentives, is an important component of our compensation program.

To achieve our pay-for-performance compensation philosophy, we believe that:

•	compensation plans should balance both long-term and short-term objectives;

•	the overall compensation program should emphasize variable compensation elements that have a direct link to overall corporate performance and stockholder value, and

•

an executive officer’s individual compensation level should be based upon an evaluation of the financial and operational performance of that executive officer’s business unit (such as productivity, reliability, safety and customer satisfaction) as well as the executive officer’s individual performance.

We believe our pay-for-performance compensation philosophy supports EFH Corp. by:

•	aligning performance measures with our business objectives to drive the financial and operational performance of EFH Corp. and its business units;

•	rewarding business unit and individual performance by providing compensation levels consistent with the level of contribution and degree of accountability;

•	attracting and retaining the best performers, and

•	strengthening the correlation between the long-term interests of our executive officers and the interests of stockholders through equity compensation and investment opportunities.

Elements of Compensation

As a result of these underlying compensation principles, the compensation program for our Named Executive Officers principally consists of:

•	a base salary;

•	the opportunity to earn an annual performance bonus based on the achievement of specific corporate, business unit and individual performance goals;

•

long-term equity incentive awards—primarily in the form of options to purchase shares of our common stock (the “Stock Option Awards”) under our 2007 Stock Incentive Plan for Key Employees of EFH Corp. and Affiliates (the “2007 Stock Incentive Plan”);

•	the opportunity to participate in our Salary Deferral Program and our Thrift (401(k)) Plan and receive company matching contributions, and

•

the opportunity to participate in our Retirement Plan and Supplemental Retirement Plan (which has been limited for our competitive, non-regulated businesses to persons employed by us on or before October 1, 2007).

Assessment of Compensation Elements

We try to ensure that the bulk of an executive officer’s compensation is directly linked to our performance. For example, the annual performance bonus is based on the achievement of certain corporate and business unit financial targets and operational targets (such as productivity, growth and customer satisfaction). In addition, the vesting of half of an executive’s Stock Option Awards is contingent upon the attainment of a corporate financial target. We also try to ensure that our executive compensation program is competitive in order to reduce the risk of losing key personnel within our organization.

The following is a discussion of the principal compensation components provided to our executive officers. More detail about each of the compensation elements that follow can be found in the compensation tables and the narrative and footnotes to the tables.

Base Salary

Base salary should reward executive officers for the scope and complexity of their position and the level of responsibility required. We believe that a competitive level of base salary is required to attract qualified talent.

The O&C Committee reviews base salaries annually to ensure they are market-competitive for attraction and retention purposes. The O&C Committee may also review an executive officer’s base salary to the extent an executive officer is given a promotion or in the event an executive officer’s responsibilities are significantly increased.

We want to ensure cash compensation is competitive and sufficient to entice key executive officers to remain with us, recognizing our high performance expectations (across a broad set of operational, financial, customer service and community-oriented goals and objectives) and the higher risk levels associated with being a significantly-leveraged company.

2008 Base Salary for EFH Corp.’s Named Executive Officers

Name	Title (as of December 31, 2008)	Base Salary as of 12/31/08
John F. Young (1)	President and Chief Executive Officer of EFH Corp.	$1,000,000
Paul M. Keglevic (2)	Executive Vice President and Chief Financial Officer of EFH Corp.	$600,000
David A. Campbell (3)	Chief Executive Officer of Luminant	$600,000
M. S. Greene (4)	Vice Chairman of EFH Corp.	$650,000
James A. Burke	Chief Executive Officer of TXU Energy	$600,000
Robert C. Walters (5)	Executive Vice President and General Counsel of EFH Corp.	$575,000
M.A. McFarland (6)	Executive Vice President of EFH Corp. and Executive Vice President and Chief Commercial Officer of Luminant	$500,000
David P. Poole (7)	Former Executive Vice President & General Counsel of EFH Corp.	N/A

(1)	Mr. Young commenced his employment with EFH Corp. in January 2008.
(2)	Mr. Keglevic commenced his employment with EFH Corp. in July 2008.
(3)	Mr. Campbell served as a Co-Chief Executive Officer of EFH Corp. until Mr. Young was hired and the Chief Financial Officer of EFH Corp. through June 2008, after which he assumed responsibility as the Chief Executive Officer of Luminant.
(4)	Mr. Greene served as a Co-Chief Executive Officer of EFH Corp. until Mr. Young was hired and the Chief Executive Officer of Luminant through June 2008, after which he assumed responsibility as the Vice Chairman of EFH Corp.
(5)	Mr. Walters commenced his employment with EFH Corp. in March 2008.
(6)	Mr. McFarland commenced his employment with EFH Corp. in July 2008.
(7)	Mr. Poole terminated his employment with EFH Corp. in March 2008.

Executive Annual Incentive Plan

The Executive Annual Incentive Plan provides an annual performance-based cash bonus for the successful attainment of certain annual operational and financial goals that are established at each of the corporate and business unit levels by the O&C Committee at the beginning of each year. Under the terms of the plan, performance against the targets established by the O&C Committee drive bonus funding. These targets are generally set at challenging levels to ensure they are high performance goals. Based on the level of attainment of these performance targets, an aggregate plan funding percentage amount for all participants is determined. To calculate an executive officer’s award amount, the executive officer’s corporate/business unit funding percentages are multiplied by the executive officer’s target incentive level, which is computed as a percentage of annualized base salary. Based on the executive officer’s performance, an individual performance modifier is multiplied to the calculated award to determine the final award under the plan. An individual performance modifier is based on the CEO’s and the O&C Committee’s review and evaluation of the executive officer’s performance. The individual performance modifier can range from an outstanding rating (200%) to an unacceptable rating (0%). The aggregate plan funding amount is limited to 200%, or two times, the aggregate target incentives of all participants.

The following table provides a summary of the 2008 annual incentive awards for each Named Executive Officer.

2008 Annual Incentives for Our Named Executive Officers

Name	Target (% of salary)	Target Award ($ Value)	Actual Award(1)
John F. Young (1)	100%	$1,000,000	1,418,000
Paul M. Keglevic (2)	75%	$450,000	613,800
David A. Campbell (3)	75%	$450,000	625,950
M. S. Greene (4)	75%	$487,500	521,625
James A. Burke (5)	75%	$450,000	473,918
Robert C. Walters (6)	75%	$431,250	695,175
M.A. McFarland (7)	75%	$375,000	529,032
David P. Poole	N/A	N/A	N/A

The O&C Committee establishes the targets and approves actual performance against those targets for the Executive Annual Incentive Plan. The 2008 targets included both financial and operational measures. Targets set for EFH Corp. and EFH Corporate Services were primarily financial; however the targets set for both Luminant and TXU Energy included both financial and operational measures such as safety, generation, construction performance, customer growth and customer satisfaction.

The performance measures for EFH Corp. were comprised of operational EBITDA and cash flow for EFH Corp. as well as total EFH Corp. total spend (Sales, General & Administrative (SG&A); Operating & Maintenance (O&M); and Capital Expenditures) as shown in the table of performance measures below. The operational EBITDA is a non-GAAP financial measure. Operational EBITDA is defined as EBITDA as adjusted by the O&C Committee as it deems appropriate in connection with its evaluation and compensation of our executive officers. Operational EBITDA is an internal measure used only for performance management purposes and EFH Corp. does not intend for operational EBITDA to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP. Operational EBITDA is not the same as Adjusted EBITDA, which is disclosed elsewhere in this form 10-K and defined in the glossary to this form 10-K.

The performance measures for EFH Corporate Services were comprised of operational EBITDA for EFH Corp., EFH Corp. total spend (as defined above) and controllable costs for EFH Corporate Services. The performance measures for Luminant included Luminant specific EBITDA and cash flow, cost metrics (fuel costs; O&M; SG&A; and capital expenditures), and operational metrics that measured safety, generation and a construction performance. The performance metrics for TXU Energy included both financial and operational metrics, including TXU Energy EBITDA and controllable SG&A costs. TXU Energy’s operational metrics included residential customer growth, customer satisfaction and achievement of key milestones in the upgrade to its major customer care system.

Performance against the applicable metrics for each executive officer is detailed below.

EFH Corp. Performance Metrics – used to measure the performance of Mr. Young

Metric	Weight	Performance(1)	Payout %
EFH Corp. EBITDA	50%	79%	40%
EFH Corp. Cash Flow	20%	200%	40%
EFH Corp. Total Spend	30%	123%	37%

			117%
	Less safety modifier (10% of calculated payout)		(12%)

			105%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.

EFH Corp. Services Performance Metrics – used to measure the performance of Messrs. Keglevic, Greene, Campbell, Walters and McFarland

Metric	Weight	Performance(1)	Payout %
EFH Corp. EBITDA	40%	79%	32%
EFH Corp. Total Spend	30%	123%	37%
EFH Corp. Services Company Costs	30%	185%	55%

			124%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.

Luminant Performance Metrics – used to measure the performance of Messrs. Greene and Campbell

Metric	Weight	Performance(1)	Payout %
Luminant EBITDA)	25%	84%	21%
Luminant Cash Flow	25%	132%	33%
Fuel Costs	3%	0%	0%
O&M/SG&A Costs	4%	100%	4%
Capital Expenditure	3%	100%	3%
Luminant Energy Incremental Value	10%	70%	7%
Safety Incidents	10%	0%	0%
Generation (GADS)	10%	60%	6%
Construction Index	10%	160%	16%

			90%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.

TXU Energy Performance Metrics – used to measure the performance of Mr. Burke

Metric	Weight	Performance(1)	Payout %
TXU Energy EBITDA	42.4%	52%	22%
TXU Energy SG&A	14.4%	133%	19%
Customer Growth	14.4%	163%	24%
Customer Satisfaction	14.4%	100%	14%
SAP Project	14.4%	147%	21%

			100%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.

After approving the actual performance against the applicable target metrics under the Executive Annual Incentive Plan, the O&C Committee reviews the performance of each of our executive officers on an individual and comparative basis. Based on this review, which includes an analysis of both objective and subjective criteria, the O&C Committee approves an individual modifier for each executive to determine his final annual incentive award. For 2008, the personal modifier for each of our Named Executive Officers increased his actual award, reflecting the strong performance of a new leadership team during a challenging financial and economic market.

(1)	Mr. Young’s incentive award is based on EFH Corp.’s strong performance in 2008. In Mr. Young’s first year, he successfully set the groundwork for long term success for the company. In 2008, he rebuilt the senior management team of the company and helped to clearly define our vision, values and operating principles and strategy. Mr. Young focused on risk management, to more effectively manage the current and future commodity volatility, as well as continuous improvement in operating performance across the company’s businesses. Given these achievements, the O&C Committee increased Mr. Young’s incentive award and did not prorate his incentive award for time spent at the company during 2008.

(2)	Mr. Keglevic’s incentive award is based on the EFH Corp. Services performance measures and his individual performance. Mr. Keglevic joined the company in July 2008 and quickly and successfully began the transformation of EFH Corp.’s financial processes, including processes and structures for understanding and managing the performance of the businesses, managing our risks and preserving effective liquidity levels. Given these achievements, the O&C Committee increased Mr. Keglevic’s incentive award and did not prorate his incentive award for time spent at the company during 2008.

(3)	Mr. Campbell was a Co-Chief Executive Officer of EFH Corp. through January 2008 and the Chief Financial Officer of EFH Corp. through June 2008, after which he served as President and Chief Executive Officer of Luminant. Accordingly, his incentive award was based 50% on EFH Corp. performance and 50% on Luminant performance. Mr. Campbell provided strong leadership at both EFH Corp., through a transition period coupled with a challenging commodity, financial and economic market, and Luminant, where he drove strong operational improvements and results in 2008. Given these achievements, the O&C Committee increased Mr. Campbell’s incentive award.

(4)	Mr. Greene was a Co-Chief Executive Officer of EFH Corp. through January 2008 and the Chief Executive Officer of Luminant through June 2008, after which he accepted the position of Vice Chairman of EFH Corp. His incentive award was based 50% on Luminant performance and 50% on EFH Corp. Services performance. Mr. Greene provided strong leadership to Luminant through the first six months of 2008 and to EFH Corp. during 2008.

(5)	Mr. Burke’s incentive award was based 100% on the performance of TXU Energy. Mr. Burke provided effective leadership of TXU Energy through a challenging year during which TXU Energy set itself apart from its competitors. Given these achievements, the O&C Committee increased Mr. Burke’s incentive award.

(6)	Mr. Walters’ incentive award is based 100% on the EFH Corp. Services performance. The O&C Committee increased Mr. Walters’ incentive award based on his individual performance, reflecting his leadership and results in managing significant legal issues and developing a strong public affairs strategy and team.

(7)	Mr. McFarland joined EFH Corp. mid-year and has demonstrated strong performance as our wholesale commercial operations delivered significantly improved performance over 2007. Due to the nature of Mr. McFarland’s role, where he provides services at both Luminant and EFH Corp. Services, his award is based 75% on the performance of Luminant business units and 25% on the performance of EFH Corp. Services. Luminant overall business units’ performance was 98%. Because of his effective leadership and results, the O&C Committee increased Mr. McFarland’s incentive award.

Long-Term Equity Incentives

In December 2007, our Board approved and adopted the 2007 Stock Incentive Plan. The purpose of the 2007 Stock Incentive Plan is to:

•

promote our long-term financial interests and growth by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of our business;

•	motivate management and other personnel by means of growth-related incentives to achieve long-range goals, and

•	align the interests of management with those of our stockholders through opportunities for stock (or stock-based) ownership in EFH Corp.

In February 2008, Mr. Young was granted 7,500,000 Stock Option Awards. In May 2008, Messrs. Campbell, Greene, Burke and Walters were granted 4,000,000, 2,000,000, 2,450,000 and 2,000,000, Stock Option Awards, respectively. In December 2008, Messrs. Keglevic and McFarland were granted 2,500,000 and 2,000,000 Stock Option Awards, respectively. All awards were granted with the terms described below. In the future, we may also make additional discretionary grants of options or stock to reward high performance or achievement.

Many of our executive officers have direct, illiquid, equity investments in EFH Corp., a privately-held company, as a result of the significant investments in EFH Corp. made by such executive officers. We believe that the management investment and ownership of EFH stock, along with the Stock Option Awards, provides significant retentive value to us for many reasons, most notably:

•

Due to limitations on transferability until the occurrence of certain liquidity events, an investment in our common stock is illiquid while the executive remains employed by us. In addition, if an executive voluntarily terminated his or her employment with us, generally, the company could compel him or her to sell that stock back to us for a price equal to the price paid by the executive for the stock.

•

Half of all of the Stock Option Awards granted are time-based and vest over a five year period (the “Time-Vesting Options”), except with regard to Mr. Greene whose Time Vesting Options vest over a two year period. The other half of the Stock Option Awards are performance-based and vesting is dependent upon EFH Corp. achieving certain performance targets (the “Performance-Vesting Options”). In addition, if in the event of a change in control certain investment returns are achieved for our equity-holders, the Performance-Options will vest.

Because half of the Stock Option Awards granted are performance-based, we believe the equity component of our compensation program motivates our executive officers to achieve top operational and financial performance and further aligns our executive officers’ interests with the interests of our stockholders. In deciding whether to vest the Performance-Vesting Options, the O&C Committee considers EFH Corp.’s quantitative performance against certain EBITDA targets, which may be adjusted as described below. The O&C Committee also has the discretion to consider other qualitative and quantitative criteria.

The material terms of our Stock Option Awards are as follows:

•

The exercise price is an amount equal to the fair market value of a share of our common stock on the date an option is granted, which was $5.00 for the options that were granted to Mr. Young in February 2008; Messrs. Campbell, Greene, Burke and Walters in May 2008 and Messrs. Keglevic and McFarland in December 2008.

•

The fair market value of a share of our common stock is reviewed semi-annually by an independent valuation firm, which makes a recommendation that is reviewed and, if acceptable, approved by our Board.

•	The options have a ten-year term.

•

Half of the Stock Option Awards are Time-Vesting Options and vest as follows: for Messrs. Young, Campbell, Greene, Burke and Walters, the Time-Vesting Options vest in 20% increments on each of the first five anniversaries of October 10, 2007, the date that the Merger was completed, subject to the each executive’s continued employment with EFH Corp. Mr. Greene’s Time-Vesting Options vest in 50% increments on each of the first two anniversaries of October 10, 2007. Messrs. Keglevic and McFarland’s Time-Vesting Options vest in 20% increments on each of the first five anniversaries of their employment, which is July 1, 2008 and July 7, 2008, respectively.

•

The other half of the Stock Option Awards are Performance-Vesting Options and vest in 20% increments on each of the first five anniversaries of December 31, 2007, subject to the grantee’s continued employment with us and our achievement of the annual EBITDA target for the given fiscal year (or certain cumulative performance targets) as detailed in the stock option agreements.

The performance options have a catch up provision for vesting. If we do not achieve the performance target for any particular fiscal year, but we do achieve the sum of two- or three-years of EBITDA performance targets at the end of either of the two immediately subsequent fiscal years, then any Performance-Vesting Options that did not vest because of a missed performance target in those prior years will vest.

When the O&C Committee reviews EBITDA for purposes of determining our performance against the applicable annual EBITDA target, it includes our earnings before interest, taxes, depreciation and amortization plus transaction, management and/or similar fees paid to the Sponsor Group, together with such adjustments as the O&C Committee shall determine appropriate in its discretion after good faith consultation with our Chief Executive Officer and the Chief Financial Officer, including adjustments consistent with those included in the comparable definitions in TCEH’s Senior Secured Facilities to the extent considered appropriate for management compensation purposes.

Our EBITDA targets are also expected to be adjusted for acquisitions, divestitures or major capital investment initiatives to the extent that they were not contemplated in the financial plan that was presented by our executive officers to the Sponsor Group (the “Financial Plan”).

The EBITDA targets are intended to measure achievement of the Financial Plan and the adjustments to EBITDA described above primarily represent elements of our performance that are either beyond the control of management or were not predictable at the time the Financial Plan was submitted.

Some or all of the Performance-Vesting Options granted to our executive officers could also vest when certain other events occur, including certain sales by the Sponsor Group of its investment in EFH Corp.

The actual EBITDA for 2008 of $4,488 million was approximately 97% of the EBITDA target established in the Financial Plan for 2008. Given the relative proximity of the actual EBITDA for 2008 to the established target, as well as EFH Corp.’s strong financial and operational performance during a challenging financial and economic market, the O&C Committee exercised its discretionary authority under the 2007 Stock Incentive Plan and approved the vesting of the 2008 Performance-Vesting Options.

Mr. Young was granted 600,000 restricted stock units in February 2008 under the terms of his employment agreement. All of the restricted stock units were vested upon the grant date; however if Mr. Young terminates his employment with EFH Corp. without good reason prior to February 2010 the restricted stock units will be forfeited.

Mr. Campbell entered into a Deferred Share Agreement with EFH Corp. in May 2008, pursuant to which he agreed to forego certain payments he was entitled to receive in return for a certain number of deferred shares of our common stock. Pursuant to the terms of his Deferred Share Agreement, Mr. Campbell agreed to reinvest a substantial portion of the amount that he was entitled to receive. As a result of the reinvestment, Mr. Campbell became entitled to receive 500,000 deferred shares of our common stock, with each share being valued at $5.00 based upon the fully diluted equity of EFH Corp. The shares will be distributed to Mr. Campbell on the earlier of termination of employment by EFH Corp. or a change in the effective control of EFH Corp.

Mr. Keglevic was granted 225,000 deferred shares in July 2008 under the terms of his employment agreement. One-half of the deferred shares will vest in July 2011 and the remaining one-half will vest in July 2013.

Deferred Compensation and Retirement Plans

Salary Deferral Program: Our Salary Deferral Program allows participating employees, including our executive officers, to defer a portion of their salary and annual incentive award and to receive a matching award based on their salary deferrals. Executive officers can defer up to 50% of their base salary and up to 100% of any incentive-based award for seven years or until they retire. We match 100% of deferrals up to 8% of salary deferred under the program. We do not match deferred incentive-based awards. We believe that the program encourages employee retention because, generally, participants who terminate their employment with us prior to the seven year vesting period forfeit our matching contribution.

Please refer to the narrative that follows the Nonqualified Deferred Compensation table for a more detailed description of the Salary Deferral Program.

Retirement Plan: We maintain a retirement plan, which is qualified under applicable provisions of the Code and is a benefit for certain employees that were employed by us prior to October 1, 2007. Our Retirement Plan contains both a traditional final average pay component and a cash balance component. Effective January 1, 2002, we changed our defined benefit plan from a traditional final average pay design to a cash balance design. This change was made to better align our retirement program with competitive practices. In late 2001, participants in the Retirement Plan were extended an opportunity to remain in the traditional final average pay component or transition to the cash balance component. Mr. Greene (the only named-executive officer then a participant in the Retirement Plan) elected to remain in the traditional final average pay component.

Eligible employees employed after January 1, 2001 may only participate in the cash balance component of the Retirement Plan. As a result, Messrs. Campbell and Burke are covered under the cash balance component of the Retirement Plan.

Participation in our Retirement Plan has been limited to employees of all of our businesses (other than Oncor) who were employed by us on or before October 1, 2007. As a result Messrs. Young, Keglevic, Walters and McFarland do not participate in the Retirement Plan. For a more detailed description of the Retirement Plan, please refer to the narrative that follows the Pension Benefits table.

Supplemental Retirement Plan: Our Supplemental Retirement Plan provides for the payment of retirement benefits that:

•	would otherwise be capped by the Code’s statutory limits for qualified retirement plans;

•	include Executive Annual Incentive Plan awards in the definition of earnings (for participants covered by the traditional final average pay component of the Retirement Plan only); and/or

•	we or our participating subsidiaries are obligated to pay under contractual arrangements.

Mr. Greene, the executive officer who elected to remain in the traditional final average pay component, is eligible for a supplemental retirement benefit in concert with that plan, which provides for a traditional defined benefit type retirement annuity stream. This feature of the plan is only available to executive officers who participate in the Supplemental Retirement Plan hired prior to January 1, 2001. As such, it is not available to Messrs. Campbell and Burke. Messrs. Campbell and Burke participate in the “make whole” portion of the Supplemental Retirement Plan as it relates to the cash balance component, which only provides for the payment of retirement benefits that would otherwise be capped by the Code, otherwise restricted or for the inclusion of additional accredited service under contractual arrangements.

Participation in our Supplemental Retirement Plan has been limited to employees of all of our businesses (other than Oncor) who were employed by us on or before October 1, 2007. As a result Messrs. Young, Keglevic, Walters and McFarland do not participate in the Supplemental Retirement Plan.

For a more detailed description of the Supplemental Retirement Plan, please refer to the narrative that follows the Pension Benefits table.

Retiree Health Care:

Employees hired prior to January 1, 2002 are generally entitled to receive an employer paid subsidy for retiree health care coverage upon their retirement from EFH Corp. As such, Mr. Greene will be entitled to receive a subsidy from EFH Corp. for retiree health care coverage upon his retirement from EFH Corp. Because Messrs. Young, Keglevic, Campbell, Burke, Walters and McFarland were hired after January 1, 2002, they are not eligible for retiree health coverage.

Perquisites

We do not believe that a significant amount of perquisites fit within our compensation philosophy. Those perquisites that exist are intended to serve as part of a competitive total compensation program and to enhance the executive officers’ ability to conduct company business. These benefits include financial planning, a preventive physical health exam and reimbursement for certain country club and/or luncheon membership costs.

The following is a summary of perquisites offered to the Named Executive Officers (excluding Mr. Poole) that are not available to all employees:

Executive Financial Planning: We pay for certain executive officers to receive financial planning services. This service is intended to support them in managing their financial affairs, which we consider especially important given the high level of time commitment and performance expectation required of our executive officers. Furthermore, we believe that such service helps ensure greater accuracy and compliance with individual tax regulations by our executive officers.

Annual Executive Physical Health Exam: We pay for certain executive officers to receive annual physical health exams. The health of our executive officers is important given the vital leadership role they play in directing and operating the company. Our executive officers are important assets of EFH Corp. and this benefit is designed to help ensure their health and long-term ability to serve our stakeholders.

Country Club/Luncheon Club Membership: We reimburse our executive officers for certain country club or luncheon club dues and expenses. We provide this perquisite to allow our executive officers to interact with, and cultivate relationships with, other business professionals and key community leaders and officials.

Expenditures for the perquisites outlined above are disclosed by individual in footnotes to the Summary Compensation Table.

Individual Compensation

Compensation of the CEO and the CFO

John F. Young

In January 2008, Mr. John F. Young became our Chief Executive Officer and President. He also serves as a member of our Board. In connection with his employment, we executed a five-year employment agreement with Mr. Young. After the initial five-year term, the employment agreement provides for automatic one year renewal periods unless terminated by EFH Corp. or Mr. Young.

Base Salary: As compensation for his services as CEO and President, Mr. Young is paid an annual base salary equal to $1 million.

Annual Incentive: Mr. Young has the ability to earn a target annual cash bonus equal to 100% of his base salary if he achieves certain annual performance targets established by the Board. Such annual cash bonus may be increased to an amount equal to 200% of his base salary if he achieves certain superior annual performance targets established by the Board. Mr. Young earned a bonus for 2008 of $1,418,000, reflecting the performance of EFH Corp. and his individual performance as previously discussed.

Long Term Equity Incentive: As part of his employment arrangement, Mr. Young purchased $3 million in shares of our common stock and was granted 7.5 million Stock Option Awards. Mr. Young also received 600,000 restricted stock units, to compensate him for unvested equity compensation he forfeited when he left his former employer to join EFH Corp. Each restricted stock unit entitles Mr. Young to receive one share of our common stock. The restricted stock units were fully vested on the grant date; however if Mr. Young terminates his employment with EFH Corp. without “good reason” prior to the second anniversary of the grant date the restricted stock units will be forfeited.

The employment agreement also entitles Mr. Young to receive other forms of customary compensation such as health and welfare benefits, perquisites, relocation expenses (including a tax gross-up for reimbursed relocation expenses that are required to be included in his income for tax purposes) and reimbursement of business expenses. Mr. Young does not receive any additional compensation for being a member of the Board.

Paul M. Keglevic

In July 2008, Mr. Paul M. Keglevic became our Executive Vice President and Chief Financial Officer. In connection with his employment, we executed a three-year employment agreement with Mr. Keglevic.

Base Salary: As compensation for his services as Executive Vice President and Chief Financial Officer, Mr. Keglevic is paid an annual base salary equal to $600,000.

Annual Incentive: Mr. Keglevic has the ability to earn an annual cash bonus equal to 75% of his base salary if he achieves certain annual performance targets established by the Board. Such annual cash bonus may be increased to an amount equal to 200% of his annual bonus target based on achievement of certain superior annual performance targets established by the Board. In 2008, Mr. Keglevic earned a bonus of $613,800, reflecting the performance of EFH Corp. and his individual performance as previously discussed.

Signing Bonus: Mr. Keglevic was (or will be) paid a signing bonus equal to $550,000 as follows: (i) $250,000 in July 2008; (ii) $150,000 payable in July 2009 and (iii) $50,000 payable in each of July 2010, 2011 and 2012.

Long Term Equity Incentive: Mr. Keglevic was granted 2.5 million Stock Option Awards. Mr. Keglevic also received 225,000 deferred shares of our common stock to compensate him for compensation he forfeited when he left his former employer to join EFH Corp. If Mr. Keglevic is employed by us on the third and fifth anniversaries of his employment (July 2011 and 2013, respectively), 112,500 of such deferred shares shall vest on each such date. If Mr. Keglevic’s employment with us terminates for any reason prior to July 1, 2013 (other than for “cause” or without “good reason”), he will have the right to (i) sell to us all (but not less than all) of the shares of our common stock that have vested pursuant to the deferred share arrangement (if any) for $3,200,000 or (ii) if no shares of our common stock shall have vested, a payment of $3,200,000.

The employment agreement also entitles Mr. Keglevic to receive other forms of customary compensation such as certain health and welfare benefits, certain perquisites and reimbursement of certain business expenses.

Compensation of Other Named Executive Officers

David A. Campbell

We entered into a new three-year employment agreement with Mr. Campbell in May 2008, which three-year term is automatically extended for successive one-year periods unless terminated by EFH Corp. or Mr. Campbell. The agreement provides that, during the term, Mr. Campbell will be entitled to the terms outlined below:

Base Salary: As compensation for his services as a Co-Chief Executive Officer of EFH Corp. through January 2008, the Chief Financial Officer of EFH Corp. through June 2008, and the Chief Executive Officer of Luminant for the remainder of the year, Mr. Campbell was paid an annual base salary equal to $382,000 through March 25, 2008 and $600,000 for the remainder of the year.

Annual Incentive: Mr. Campbell’s has the ability to earn a cash bonus equal to 75% of his base salary if he achieves certain annual performance targets established by the Board. Such annual cash bonus may be increased to an amount equal to 200% of his annual bonus target based on achievement of certain superior annual performance targets established by the Board. Mr. Campbell earned a bonus for 2008 of $625,950, reflecting the performance of EFH Corp. and Luminant, as well as his individual performance as previously discussed.

Long Term Equity Incentive: In May 2008, Mr. Campbell was granted 4,000,000 Stock Option Awards and received an award of 500,000 deferred shares. Under his Deferred Share Agreement, the deferred shares are to be distributed on the earlier of termination of his employment with EFH Corp., the occurrence of a change in the ownership or effective control of EFH Corp., or a change in the ownership of a substantial portion of the assets of EFH Corp.

Other: Under the terms of his prior employment agreement with TXU Corp., Mr. Campbell was entitled to certain payments if he terminated his employment following a change in control of EFH Corp. In order to retain Mr. Campbell after the Merger, the O&C Committee approved a sign-on bonus of $5,092,250 to offset a significant portion of those forfeited payments.

M. S. Greene

We entered into an employment agreement with Mr. Greene in May 2008. The agreement entitled Mr. Greene to the following individual compensation for 2008:

Base Salary: As compensation for his role as a Co-Chief Executive Officer of EFH Corp. through January 2008, the Chief Executive Officer of Luminant through June 2008 and the Vice Chairman of EFH Corp. for the remainder of the year, Mr. Greene was paid an annual base salary equal to $650,000.

Annual Incentive: Mr. Greene has the ability to earn a cash bonus equal to 75% of his base salary if he achieves certain annual performance targets established by the Board. Such annual cash bonus may be increased to an amount equal to 200% of his annual bonus target based on achievement of certain superior annual performance targets established by the Board. Mr. Greene earned a bonus for 2008 of $521,625, reflecting the performance of EFH Corp. and Luminant, as well as his individual performance as previously discussed.

Long Term Equity Incentive: In accordance with a Deferred Share Agreement, Mr. Greene agreed to forego the right to receive certain payments from EFH Corp. in respect of outstanding equity awards issued prior to the Merger and became entitled to 600,000 deferred shares of our common stock. The shares will be distributed on the earlier of termination of his employment with EFH Corp. or a change in control of EFH Corp. In May 2008, Mr. Greene was granted 2,000,000 Stock Option Awards.

James A. Burke

We entered into an employment agreement with Mr. Burke in December 2007, which was amended and restated in May 2008. The agreement provides for Mr. Burke’s service as Chief Executive Officer of TXU Energy during a three-year term, commencing October 10, 2007, which term is automatically extended for successive one-year periods unless terminated by us or Mr. Burke. The agreement provides that, during the three year term, Mr. Burke will be entitled to the terms outlined below:

Base Salary: As compensation for his services as Chief Executive Officer of TXU Energy, Mr. Burke is paid an annual base salary equal to $600,000.

Annual Incentive: Mr. Burke has the ability to earn a cash bonus equal to 75% of his base salary if he achieves certain annual performance targets established by the Board. Such annual cash bonus may be increased to an amount equal to 200% of his annual bonus target based on achievement of certain superior annual performance targets established by the Board. Mr. Burke earned a bonus for 2008 of $473,918, reflecting the performance of TXU Energy and his individual performance as previously discussed.

Long Term Equity Incentive: In accordance with a Deferred Share Agreement, Mr. Burke agreed to forego the right to receive certain payments from EFH Corp. in respect of outstanding equity awards issued prior to the Merger and became entitled to 450,000 deferred shares of our common stock. The shares will be distributed on the earlier of termination of his employment with EFH Corp. or a change in control of EFH Corp. In May 2008, Mr. Burke was granted 2,450,000 Stock Option Awards.

Robert C. Walters

We entered into an employment agreement with Mr. Walters in May 2008 which three-year term is automatically extended for successive one-year periods unless terminated by EFH Corp. or Mr. Walters. The agreement entitled Mr. Walters to the following individual compensation for 2008:

Base Salary: As compensation for his services as Executive Vice President and General Counsel of EFH Corp., Mr. Walters is paid an annual base salary equal to $575,000.

Signing Bonus: Mr. Walters was paid a signing bonus equal to $100,000 in April 2008.

Annual Incentive: Mr. Walters has the ability to earn a cash bonus equal to 75% of his base salary if he achieves certain annual performance targets established by the Board. Such annual cash bonus may be increased to an amount equal to 200% of his annual bonus target based on achievement of certain superior annual performance targets established by the Board. Mr. Walters earned a bonus for 2008 of $695,175, reflecting the performance of EFH Corp. in 2008 and his individual performance as previously discussed.

Long Term Equity Incentive: In May 2008, Mr. Walters was granted 2,000,000 Stock Option Awards.

M. A. McFarland

We entered into an employment agreement with Mr. McFarland in July 2008. The agreement provides for Mr. McFarland’s service as Executive Vice President of EFH Corp. and Executive Vice President and Chief Commercial Officer of Luminant during a three-year term, commencing July 7, 2008, which term is automatically extended for successive one-year periods unless terminated by EFH Corp. or Mr. McFarland. The agreement provides that, during the three year term, Mr. McFarland will be entitled to the terms outlined below:

Base Salary: As compensation for his services as Executive Vice President of EFH Corp. and Executive Vice President and Chief Commercial Officer of Luminant, Mr. McFarland is paid an annual base salary equal to $500,000.

Signing Bonus: Mr. McFarland was paid a signing bonus equal to $150,000 in July 2008.

Annual Incentive: Mr. McFarland has the ability to earn a cash bonus equal to 75% of his base salary if he achieves certain annual performance targets established by the Board. Such annual cash bonus may be increased to an amount equal to 200% of his annual bonus target based on achievement of certain superior annual performance targets established by the Board. Mr. McFarland earned a bonus for 2008 of $529,032, reflecting the performance of EFH Corp. and Luminant as well as his individual performance as previously discussed.

Long Term Equity Incentive: In December 2008, Mr. McFarland was granted 2,000,000 Stock Option Awards. In accordance with a Deferred Share Agreement, Mr. McFarland also received 100,000 deferred shares. These shares will vest provided Mr. McFarland is employed by EFH Corp. in July 2010. The shares will also vest upon a change in control of EFH Corp. or upon his termination for “good reason”, without “cause”, death or disability.

David P. Poole

Mr. Poole was EFH Corp.’s former General Counsel. He left the company in March 2008. We entered into an employment agreement with Mr. Poole in May 2004, which was amended in September 2007, October 2007 and January 2008. In 2008, Mr. Poole’s base salary was $66,666 per month. Also, in January 2008, Mr. Poole received lump sum cash payments of (i) $982,400, representing the cash severance that would be due to him under his employment agreement upon his termination from EFH Corp. and (ii) $4,155,000, representing the amount agreed to be paid with regard to his ungranted 2008 and 2009 long term performance units under the company’s pre-Merger equity incentive plan.

Contingent Payments

We have entered into employment agreements with Messrs. Young, Keglevic, Greene, Campbell, Burke, Walters and McFarland. Each of the employment agreements provides that certain payments and benefits will be paid upon the expiration or termination of the agreement under various circumstances, including termination without cause, resignation for good reason and termination of employment within a fixed period of time following a change in control. We believe these provisions are important in order to attract and retain the caliber of executive officers that our business requires and provide incentive for our executive officers to fully consider potential changes that are in our and our shareholders’ best interest, even if such changes would result in the executive officers’ termination. For a description of the applicable provisions in the employment agreements and our change in control policy and severance plan see “Potential Payments upon Termination or Change in Control.”

Accounting and Tax Considerations

Accounting Considerations

Under current accounting rules, specifically SFAS 123R, the total amount of compensation expense to be recorded for stock-based awards (e.g., Stock Option Awards granted under the 2007 Stock Incentive Plan) is based on the fair value of the award on the grant date. This fair value is then recorded as expense over the vesting period, with an offsetting increase in paid-in capital. The amount of compensation expense is not subsequently adjusted for changes in our share price, for the actual number of shares distributed, or for any other factors except for true-ups related to estimated forfeitures compared to actual forfeitures.

Income Tax Considerations

Section 162(m) of the Code limits the tax deductibility by a publicly held company of compensation in excess of $1 million paid to the CEO or any other of its three most highly compensated executive officers other than the principal financial officer. Because EFH Corp. is a privately-held company, Section 162(m) will not limit the tax deductibility of any executive compensation for 2008.

The O&C Committee administers our compensation programs with the good faith intention of complying with Section 409A of the Code.

The following table provides information for the fiscal years ended December 31, 2006, 2007 and 2008 regarding the aggregate compensation paid to our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
John F. Young President & CEO of EFH Corp.	2008	912,500	N/A	4,311,250	1,418,000	0	462,258	7,104,008
	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2006	N/A		N/A	N/A	N/A	N/A	N/A

Paul M. Keglevic EVP & Chief Financial Officer of EFH Corp.	2008	293,182	250,000	1,499,550	613,800	0	88,508	2,745,040
	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A

David A. Campbell President & CEO Luminant	2008	545,500	5,092,250	1,566,000	625,950	22,779	75,915	7,928,394
	2007	382,000	0	1,339,728	300,481	14,667	2,342,814	4,379,690
	2006	382,000	0	1,311,787	230,000	30,639	53,682	2,008,108

M. S. Greene Vice Chairman of EFH Corp.	2008	650,000		1,259,250	521,625	480,428	232,630	3,143,933
	2007	536,792		596,284	384,065	189,411	347,747	2,054,299
	2006	507,000		1,145,979	220,000	1,222,893	229,765	3,325,637

James A. Burke President & CEO of TXU Energy	2008	600,000		959,175	473,918	25,501	639,136	2,697,730
	2007	342,712		454,478	274,050	9,864	978,189	2,059,293
	2006	275,004		512,932	100,000	15,962	52,233	956,131

Robert C. Walters EVP & General Counsel of EFH Corp.	2008	435,609	100,000	783,000	695,175	N/A	44,249	2,058,033
	2007	N/A		N/A	N/A	N/A	N/A	N/A
	2006	N/A		N/A	N/A	N/A	N/A	N/A

M.A. McFarland EVP EFH Corp. & EVP & Chief Commercial Officer of Luminant	2008	236,744	150,000	1,221,751	529,032	0	87,725	2,225,252
	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A

David P. Poole Former EVP & General Counsel of EFH Corp.	2008	291,108		0	0	16,769	7,629,785	7,937,662
	2007	307,000		1,099,176	220,487	13,388	2,627,981	4,268,032
	2006	307,000		841,275	120,000	22,696	43,082	1,334,053

(1)	The base salary for Messrs. Young, Keglevic, McFarland and Poole represent salaries for a partial year. Messrs. Young, Keglevic and McFarland commenced employment with EFH Corp. in January 2008, July 2008 and July 2008, respectively and Mr. Poole terminated his employment in March 2008.
(2)	Mr. Keglevic’s employment agreement provided that we pay him a signing bonus equal to $550,000 as follows: (i) $250,000 payable in July 2008; (ii) $150,000 payable in July 2009 and (iii) $50,000 payable in July 2010, 2011 and 2012. The bonus for Mr. Keglevic represents the first installment of his signing bonus. As an inducement for entering into his employment agreement, Mr. Campbell was entitled to a one-time payment of $5,092,250 in January 2009. Mr. Walters was paid a signing bonus of $100,000 in March 2008 and Mr. McFarland received a signing bonus of $150,000 in July 2008.
(3)	The amounts reported as “Stock Awards” represent the compensation expense recognized over the vesting period in accordance with SFAS 123R for the restricted stock and/or stock options awarded under the 2007 Stock Incentive Plan. The 2007 Stock Incentive Plan is a stock-based incentive compensation plan providing for stock option awards to designated employees and non-employee directors. The reported amount includes the applicable 2008 compensation cost for restricted stock units, deferred shares or stock options awarded in 2008.
(4)	Amounts reported as “Non-Equity Incentive Plan Compensation” were earned by the executive in 2008 and relate to 2008 awards pursuant to the Executive Annual Incentive Plan. Those awards will be paid to the executives in March 2009 and are described in the section entitled “Executive Annual Incentive Plan”.
(5)	Amounts reported under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” include the aggregate increase in actuarial value of EFH Corp.’s Retirement Plan and Supplemental Retirement Plan. EFH Corp. and its participating subsidiaries maintain the Retirement Plan, which is qualified under applicable provisions of the Code and covered by ERISA. The Retirement Plan contains both a traditional final average pay component and a cash balance component. Mr. Greene is covered under the traditional final average pay component and Messrs. Campbell and Burke are covered under the cash balance component. While employed by EFH Corp., Mr. Poole was also covered under the cash balance program. For a more detailed description of EFH Corp.’s retirement plans, please refer to the narrative that follows the Pension Benefits table. There are no above market earnings for nonqualified deferred compensation.

(6)	Amounts reported as “All Other Compensation” are attributable to the executive officer’s participation in certain EFH Corp. plans and as otherwise described in this footnote.

Under EFH Corp.’s Thrift Plan, all eligible employees of EFH Corp. and any of its participating subsidiaries may contribute a portion of their regular salary or wages to the plan. Under the Thrift Plan, EFH Corp. matches a portion of an employee’s contributions. This matching contribution is 75% of the employee’s contribution up to the first 6% of the employee’s salary for employees covered under the traditional defined benefit component of the Retirement Plan, and 100% of the employee’s contribution up to 6% of the employee’s salary for employees covered under the cash balance component of the Retirement Plan (or those not eligible to participate in the Retirement Plan). All matching contributions are invested in Thrift Plan investments as directed by the participant. The amounts reported under “All Other Compensation” in the Summary Compensation Table include the following matching amounts for Messrs. Young, $8,664; Keglevic, $5,605;Campbell, $4,600; Greene, $10,351; Burke, $13,800; Walters, $12,101; McFarland, $1,875 and Poole, $11,040. All eligible Thrift Plan participants, including the executive officers, became entitled to receive an additional contribution from EFH Corp. as a result of the liquidation of the Leveraged Employee Stock Ownership Plan (LESOP)-the plan that was established to fund future employer matching contributions to the Thrift Plan. As a result, the amounts reported under “All Other Compensation” in the Summary Compensation Table for Messrs. Campbell, Greene, Burke and Poole include a cash allocation of $500, which was paid into each executive officer’s Thrift Plan account in April 2008.

Under EFH Corp.’s Salary Deferral Program, all eligible employees may defer a percentage of their salary and/or annual incentive awards. EFH Corp. matches a portion of the salary deferral. Please refer to the narrative that follows the Nonqualified Deferred Compensation table for a more detailed description of the Salary Deferral Program and the matching formula. Salaries and incentive awards deferred under the Salary Deferral Program are included in amounts reported under Salary and Non-Equity Incentive Plan Compensation in the Summary Compensation Table. Matching awards made in 2008 under the Salary Deferral Program, which are included under “All Other Compensation” in the Summary Compensation Table, include these amounts for Messrs. Young, $66,667; Keglevic, $20,000; Campbell, $0; Greene, $65,000; Burke, $48,000 and Walters, $30,667. Mr. Poole had a matching award of $16,889 that was offset by a forfeiture of $22,090 for a total of ($5,201).

Under EFH Corp.’s Split-Dollar Life Insurance Program, a split-dollar life insurance policy was purchased for Mr. Greene. The eligibility provisions of this program were modified in 2003 so that no new participants may be added after December 31, 2003. Accordingly, Messrs. Young, Keglevic, Campbell, Burke, Walters, McFarland and Poole were not eligible to participate in the Split-Dollar Life Insurance Program. The death benefits of Mr. Greene’s policy are equal to four times his annual Split-Dollar Life Insurance Program compensation. EFH Corp. pays the premiums for the policies and has received a collateral assignment of the policies equal in value to the sum of all of its insurance premium payments; provided that premium payments made after August 1, 2002, are made on a non-split-dollar life insurance basis and EFH Corp.’s rights under the collateral assignment are limited to premium payments made prior to August 1, 2002. Although the Split-Dollar Life Insurance Program is terminable at any time, it is designed so that if it is continued, EFH Corp. will fully recover all of the insurance premium payments covered by the collateral assignments either upon the death of the participant or, if the assumptions made as to policy yield are realized, upon the later of 15 years of participation or the participant’s attainment of age 65. Because premium payments for Mr. Greene were made on a non-split-dollar life insurance basis during 2008, such premiums were fully taxable to Mr. Greene, and EFH Corp. provided tax gross-up payments to offset the effect of such taxes. During 2008, the amounts reported under “All Other Compensation” in the Summary Compensation Table attributable to the aggregate amount of premiums amounted to $82,320 for Mr. Greene. The amount reported under “All Other Compensation” also includes tax gross-up of $54,477 for Mr. Greene, which was provided to offset the effect of income taxes on premium payments made on a non-split dollar life insurance basis during 2008. In October 2007, the Split-Dollar Life Insurance program was amended to freeze the death benefits at the current level and the vested portions of the policies were fully funded.

Amounts reported under “All Other Compensation” for Messrs. Young, Keglevic and McFarland include payments for moving expenses in the amount of $340,991, $51,053, and $78,557, respectively.

Amounts reported under “All Other Compensation” for Mr. Poole include a severance payment which consists of lump sum cash payments of (i) $982,400, representing the cash severance that would be due to him under his employment agreement upon his termination from EFH Corp. and (ii) $4,155,000, representing the amount agreed to be paid with regard to his ungranted 2008 and 2009 long term performance units under the company’s pre-Merger equity incentive plan and (iii) a one time cash payment of $22,090 equal to the forfeited portion of his account under the Salary Deferral Program. Additionally, Mr. Poole received a tax gross-up for $2,431,885 to offset the excise tax which resulted from the above payments related to the Merger.

Amounts reported under “All Other Compensation” for Messrs Young, Campbell and Burke include amounts for tax gross-up in the amount of $19,282, $59,187 and $558,651, respectively. The gross-up for Mr. Young was related to moving expenses. Messrs. Campbell and Burke received a tax gross-up for payments made in connection with the Merger.

Amounts reported under “All Other Compensation” also include the perquisites summarized in the following table for our Named Executive Officers.

2008 Perquisites for Named Executive Officers

Name	Financial Planning	Executive Physical	Home Security Expense	Country Club	Board of Directors Strategy Meeting	Other – Spouse Travel (1)	Total
John F. Young	17,620	0	2,325	0	1,598	3,479	25,022
Paul M. Keglevic	0	0	0	0	2,343	6,001	8,344
David A. Campbell	9,730	1,743	0	0	155	0	11,628
M. S. Greene	9,730	0	0	6,354	914	2,979	19,977
James A. Burke	8,530	0	0	4,108	3,325	0	15,963
Robert C. Walters	0	0	0	0	1,481	0	1,481
M. A. McFarland	0	2,775	0	0	3,088	1,430	7,293
David P. Poole	8,540	0	0	518	0	873	9,931

The values reported for perquisites are actual amounts spent by EFH Corp.
(1) Amounts in the “Other” column include spouse’s expense while accompanying executive on business travel.

For a discussion of the terms of the employment agreements with the Named Executive Officers, please see the “Individual Compensation” section.

The following table sets forth information regarding grants of compensatory awards to our Named Executive Officers during the fiscal year ended December 31, 2008.

Grants of Plan-Based Awards – 2008

Name	Grant Date	Date of Board Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # Shares or Units (3)	All Other Option Awards: # of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock Award (5)
			Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	(Max) (#)
John F. Young	05/15/08	05/15/08	500,000	1,000,000	2,000,000
	02/01/08	01/30/08					3,750,000			3,750,000	$5.00	13,635,000
	02/01/08	01/30/08							600,000			3,000,000
Paul M. Keglevic	05/22/08	05/22/08	225,000	450,000	900,000
	12/22/08	05/22/08					1,250,000			1,250,000	$5.00	6,442,500
	07/01/08	05/22/08							225,000			1,125,000
David A. Campbell	05/15/08	05/15/08	225,000	450,000	900,000
	05/20/08	05/02/08					2,000,000			2,000,000	$5.00	7,272,000
	05/20/08	05/02/08							500,000			2,500,000
M.S. Greene	05/15/08	05/15/08	243,750	487,500	975,000
	05/20/08	01/30/08					1,000,000			1,000,000	$5.00	3,636,000
James A. Burke	05/15/08	05/15/08	225,000	450,000	900,000
	05/20/08	01/30/08					1,225,000			1,225,000	$5.00	4,454,100
Robert C. Walters	05/15/08	05/15/08	215,625	431,250	862,500
	05/20/08	02/29/08					1,000,000			1,000,000	$5.00	3,636,000
M. A. McFarland	05/22/08	05/22/08	187,500	375,000	750,000
	12/22/08	05/22/08					1,000,000			1,000,000	$5.00	5,114,000
	07/07/08	05/22/08							100,000			500,000
David P. Poole			N/A	N/A	N/A		N/A		N/A	N/A

(1)	The amounts disclosed under the heading “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” reflect the threshold, target and maximum amounts available under the Executive Annual Incentive Plan and each executive’s employment agreement. The actual awards for the 2008 plan year were paid in March 2009 and are reported in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation” and are described under the section entitled “Executive Annual Incentive Plan”.
(2)	Represents grants of performance vesting options under the 2007 Stock Incentive Plan. Because there is no market of our common stock, the per share exercise price is the fair market value of one share of our common stock on the grant date as determined in good faith by our Board of Directors. If we achieve specific EBITDA targets, these options are eligible to become vested in installments of 20% on each of December 31, 2008, 2009, 2010, 2011 and 2012. If an EBITDA target for a given fiscal year is not met, these options may still vest on a “catch up” basis if, at the end of fiscal years 2009, 2010, 2011, or 2012, the applicable cumulative EBITDA target is achieved. In addition, these options are subject to certain accelerated vesting provision as described in “Potential Payments upon Termination or Change-in Control” below.
(3)	Mr. Young received 600,000 restricted stock units in February 2008 which were fully vested upon grant; however if he voluntarily terminates his employment without good reason (other than due to disability) prior to the February 2010, he will forfeit all of the restricted stock units.

Mr. Keglevic received 225,000 deferred shares in July 2008. The deferred shares will vest and become non-forfeitable as to 112,500 of the shares in July 2011 and 112,500 of the shares in July 2013. In addition, these deferred shares are subject to certain accelerated vesting provision as described in “Potential Payments upon Termination or Change-in Control” below.

In May 2008, Mr. Campbell received a grant of 500,000 deferred shares in connection with his continued employment with EFH Corp. and Luminant. The deferred shares will be issued to Mr. Campbell upon the earlier of (i) his separation of employment for any reason or (ii) the occurrence of a change in control of EFH Corp. or in the ownership of a substantial portion of the assets of EFH Corp.

In July 2008, Mr. McFarland received a grant of 100,000 deferred shares. These shares will vest in July 2010 if Mr. McFarland is employed by EFH Corp. or upon a change in control of EFH Corp. or upon Mr. McFarland’s termination for good reason, without cause, death or disability.

(4)	Represents grants of time-vested, non-qualified stock options under the 2007 Stock Incentive Plan. Because there is no market for our common stock, the per share exercise price is the fair market value of one share of our common stock on the grant date as determined in good faith by our Board of Directors. These options are scheduled to become exercisable ratably in installments of 20% annually. In addition, these options are subject to certain accelerated vesting provisions as described in “Potential Payments upon Termination or Change-in Control” below.
(5)	The amounts reported under “Grant Date Fair Value of Stock Award” represent the compensation expense under SFAS 123R for the entire five-year performance period related to the 2008 Awards.

Outstanding Equity Awards at Fiscal Year-End– 2008

	Option Awards					Stock Awards
								Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards Market Payout Value of Unearned Shares, Units or Rights That Have Not Vested

			Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (3)			# of Shares or Units of Stock That Have Not Vested (4)
							Market Value of Shares of Units of Stock That Have Not Vested

	# of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date
Name	Exercisable (1)	Unexercisable (2)
John F. Young	1,500,000	3,000,000	3,000,000	5.00	02/01/2018
Paul M. Keglevic	250,000	1,250,000	1,000,000	5.00	12/22/2018	225,000	1,125,000
David A. Campbell	800,000	1,600,000	1,600,000	5.00	05/20/2018
M. S. Greene	700,000	500,000	800,000	5.00	05/20/2018
James A. Burke	490,000	980,000	980,000	5.00	05/20/2018
Robert C. Walters	400,000	800,000	800,000	5.00	05/20/2018
M. A. McFarland	200,000	1,000,000	800,000	5.00	12/22/2018	100,000	500,000
David Poole	NA	NA	NA

(1)	Amounts reported for Messrs Young, Keglevic, Campbell, Greene, Burke, Walters and McFarland include 750,000, 250,000, 400,000, 200,000, 245,000, 200,000 and 200,000 options, respectively, that vested in February 2009.
(2)	These options are scheduled to become exercisable ratably in October 2009, 2010, 2011 and 2012 for Messrs Young, Campbell, Greene, Burke and Walters and ratably in July 2009, 2010, 2011, 2012 and 2013 for Messrs Keglevic and McFarland.
(3)	If we achieve certain performance targets, these options are eligible to become exercisable ratably as of the end of fiscal years 2009, 2010, 2011 and 2012.
(4)	The deferred shares for Mr. Keglevic will vest and become nonforfeitable as to (i) 112,500 of the shares on the third anniversary of employment and (ii) 112,500 of the shares on the fifth anniversary of employment.

The following table sets forth information regarding the vesting of equity awards held by the Named Executive Officers during 2008:

Options Exercised and Stock Vested – 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John F. Young (1)	0	0	600,000	3,000,000
Paul M. Keglevic	0	0
David A. Campbell(2)	0	0	500,000	2,500,000
M.S. Greene	0	0
James A. Burke	0	0
Robert C. Walters	0	0
M. A. McFarland	0	0
David P. Poole	N/A	N/A	N/A	N/A

(1)	Mr. Young vested in the 600,000 restricted stock units that he received in February 2008 however, if he terminates employment voluntarily or is terminated for cause within two years from his date of employment these restricted stock units will be forfeited.
(2)	Mr. Campbell entered into a Deferred Share Agreement with EFH Corp. in May 2008. Pursuant to this agreement, EFH Corp. will issue 500,000 shares of common stock to Mr. Campbell on the earlier of (i) Mr. Campbell’s separation of service for any reason and (ii) the later of January 2, 2009 or the occurrence of a change in the ownership or effective control of EFH Corp., or in the ownership of a substantial portion of the assets of EFH Corp.

The following table sets forth information regarding our retirement plans that provide for benefits, in connection with, or following, the retirement of the Named Executive Officers for the fiscal year ended December 31, 2008:

Pension Benefits – 2008

Name	Plan Name	Number of Years Credited Service (#)	PV of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John F. Young	Retirement Plan Supplemental Retirement Plan	N/A N/A	N/A N/A	0
Paul M. Keglevic	Retirement Plan Supplemental Retirement Plan	N/A N/A	N/A N/A	0
David A. Campbell (1)	Retirement Plan Supplemental Retirement Plan	3.5833 7.1667	26,379 49,510	0
M.S. Greene	Retirement Plan Supplemental Retirement Plan	38.1667 38.1667	1,327,489 4,301,798	0
James A. Burke	Retirement Plan Supplemental Retirement Plan	3.1667 3.1667	21,287 32,076	0
Robert C. Walters	Retirement Plan Supplemental Retirement Plan	N/A N/A	N/A N/A	0
M. A. McFarland	Retirement Plan Supplemental Retirement Plan	N/A N/A	N/A N/A	0
David P. Poole (2)	Retirement Plan Supplemental Retirement Plan	2.9167 5.8334	28,353 32,135	0

(1)	Mr. Campbell’s employment agreement entitles him to additional retirement compensation under the Supplemental Retirement Plan equal to the retirement benefits he would be entitled to if, during each of his first ten years of service with EFH Corp., he was credited with two years of service under the Supplemental Retirement Plan.
(2)	Mr. Poole’s employment agreement entitled him to additional retirement compensation under the Supplemental Retirement Plan equal to the retirement benefits he would be entitled to if, during each of his first ten years of service with EFH Corp. he was credited with two years of service under the Supplemental Retirement Plan.

EFH Corp. and its participating subsidiaries maintain the Retirement Plan, which is intended to be qualified under applicable provisions of the Code and covered by ERISA. The Retirement Plan contains both a traditional defined benefit component and a cash balance component. Only employees hired before January 1, 2002 may participate in the traditional defined benefit component. All new employees hired after January 1, 2002 and before October 1, 2007 are eligible to participate in the cash balance component. In addition, the cash balance component covers employees previously covered under the traditional defined benefit component who elected to convert the actuarial equivalent of their accrued traditional defined benefit to the cash balance component during a special one-time election opportunity in 2002. Participation in EFH Corp.’s Retirement Plan has been limited to employees of all of its businesses (other than Oncor) who were employed by EFH Corp. (or its participating subsidiaries) on or before October 1, 2007. Accordingly, Messrs. Young, Keglevic, Walters and McFarland are not eligible to participate in the Retirement Plan.

Annual retirement benefits under the traditional final average pay benefit component, which applied during 2008 to Mr. Greene is computed as follows: for each year of accredited service up to a total of 40 years, 1.3% of the first $7,800, plus 1.5% of the excess over $7,800, of the participant’s average annual earnings (base salary) during his or her three years of highest earnings. Under the cash balance component, which applied during 2008 to Messrs. Campbell, Burke, and Poole (during his employment with EFH Corp.), hypothetical accounts are established for participants and credited with monthly contribution credits equal to a percentage of the participant’s compensation (3.5%, 4.5%, 5.5% or 6.5% depending on the participant’s combined age and years of accredited service) and interest credits based on the average yield of the 30-year Treasury bond for the 12 months ending November 30 of the prior year. Benefits paid under the traditional final average pay benefit component of the Retirement Plan are not subject to any reduction for Social Security payments but are limited by provisions of the Code.

The Supplemental Retirement Plan provides for the payment of retirement benefits, which would otherwise be limited by the Code or the definition of earnings under the Retirement Plan. The Supplemental Retirement Plan also provides for the payment of retirement compensation that is not otherwise payable under the Retirement Plan that EFH Corp. or its participating subsidiaries are obligated to pay under contractual arrangements. Under the Supplemental Retirement Plan, retirement benefits are calculated in accordance with the same formula used under the Retirement Plan, except that, with respect to calculating the portion of the Supplemental Retirement Plan benefit attributable to service under the traditional final average pay component of the Retirement Plan, earnings also include Executive Annual Incentive Plan awards which are reported under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Participation in EFH Corp.’s Supplemental Retirement Plan has been limited to employees of all of its businesses other than Oncor, who were employed by EFH Corp. (or its participating subsidiaries) on or before October 1, 2007. Accordingly, Messrs. Young, Keglevic, Walters and McFarland are not eligible to participate in the Supplemental Retirement Plan.

The table set forth above illustrates present value on December 31, 2008 of each Named Executive Officer’s Retirement Plan benefit and benefits payable under the Supplemental Retirement Plan, based on their years of service and remuneration through December 31, 2008. Benefits accrued under the Supplemental Retirement Plan after December 31, 2004, are subject to Section 409A of the Code. Accordingly, certain provisions of the Supplemental Retirement Plan have been modified in order to comply with the requirements of Section 409A and related guidance.

The present value of accumulated benefit for the Retirement Plan, traditional final average pay component, was calculated based on the executive’s straight life annuity payable at the earliest age that unreduced benefits are available under the plan (generally age 62). Post-retirement mortality was based on the RP2000 Combined Healthy mortality table projected 10 years using scale AA. A discount rate of 6.90% was applied and no pre-retirement mortality or turnover was reflected.

The present value of accumulated benefit for the Retirement Plan, cash balance component, was calculated as the value of their cash balance account projected to age 65 at an assumed growth rate of 4.75% and then discounted back to December 31, 2008 at 6.90%. No mortality or turnover assumptions were applied.

The following table sets forth information regarding plans that provide for the deferral of the Named Executive Officers’ compensation on a basis that is not tax-qualified for the fiscal year ended December 31, 2008:

Nonqualified Deferred Compensation – 2008 (1)

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions($)(3)	Aggregate Balance at Last FYE ($)
John F. Young	66,667	66,667	(30,679)	0	102,654
Paul M. Keglevic	20,000	20,000	142	0	40,142
David A. Campbell	0	0	(61,532)	(15,198,604)	147,333
M.S. Greene	65,000	65,000	57,529	(8,061,810)	1,343,190
James A. Burke	48,000	48,000	(84,255)	(5,401,662)	171,604
Robert C. Walters	30,667	30,667	(11,016)	0	50,318
M. A. McFarland	0	0	0	0	0
David P. Poole	56,362	(5,201)	(23,181)	(14,931,051)	0

(1)	The amounts reported in the Nonqualified Deferred Compensation table also include deferrals and the company match under the Salary Deferral Program. The amounts reported as “Executive Contributions in Last FY” are also included as “Salary” in the Summary Compensation Table.

Under EFH Corp.’s Salary Deferral Program each employee of EFH Corp. and its participating subsidiaries who is in a designated job level and whose annual salary is equal to or greater than an amount established under the Salary Deferral Program ($110,840 for the program year beginning January 1, 2008) may elect to defer up to 50% of annual base salary, and/or up to 100% of any bonus or incentive award, for a period of seven years, for a period ending with the retirement of such employee, or for a combination thereof. EFH Corp. makes a matching award, subject to forfeiture under certain circumstances, equal to 100% of up to the first 8% of salary deferred under the Salary Deferral Program. Mr. Greene is participating in the Salary Deferral Program under a pre-1998 provision that allows an employee to defer up to 10% of annual base salary for a period of seven years, for a period ending with the retirement of such employee or a combination thereof. EFH Corp. makes a matching award, subject to forfeiture under certain circumstances, up to the maximum of 10% of salary deferred under the Salary Deferral Program for Mr. Greene.

Deferrals are credited with earnings or losses based on the performance of investment alternatives under the Salary Deferral Program selected by each participant. At the end of the applicable maturity period, the trustee for the Salary Deferral Program distributes the deferrals and the applicable earnings in cash as a lump sum or in annual installments at the participant’s election made at the time of deferral. EFH Corp. is financing the retirement option portion of the Salary Deferral Program through the purchase of corporate-owned life insurance on the lives of participants. The proceeds from such insurance are expected to allow EFH Corp. to fully recover the cost of the retirement option.

(2)	The amount included in “Registrant Contributions in Last FY” attributable to EFH Corp.’s matching award under the Salary Deferral Program was for Messrs. Young, $66,667; Keglevic, $20,000; Campbell, $0; Greene, $65,000; Burke, $48,000; Walters, $30,667. Mr. Poole had a matching award of $16,889 that was offset by a forfeiture of $22,090 for a total of ($5,201).
(3)	Amounts reported under “Aggregate Withdrawals/Distributions” include the following amounts for performance units under EFH Corp.’s pre-Merger equity incentive compensation plan that vested in October 2007, but were deferred and paid in January 2008: Mr. Campbell, $15,198,604; Mr. Greene, $2,960,733; Mr. Burke, $3,151,662 and Mr. Poole, $14,349,364. It also includes the following amounts for the TXU Corp. Deferred and Incentive Compensation Plan paid in January 2008 to Mr. Greene, $2,054,237. These amounts are disclosed under this table because they meet the definition of “nonqualified deferred compensation” under the Code. Also, the amount reported in “Aggregate Withdrawals/Distributions” for Messrs. Greene and Burke include distributions of $3,000,000 and $2,250,000, respectively, that the executives were entitled to receive in respect of outstanding equity awards, but which they agreed to forego, pursuant to the terms of their respective Deferred Share Agreements, in exchange for deferred shares of the post-Merger equity of EFH Corp. These amounts were previously reported under “Registrant Contributions in Last FY”.

Potential Payments upon Termination or Change in Control

The tables and narrative below provide information for payments to the Named Executive Officers (or, as applicable, enhancements to payments or benefits) in the event of termination including retirement, voluntary, for cause, death, disability, without cause or change in control.

The information in the tables below is presented in accordance with SEC rules, assuming termination of employment and other information as of December 31, 2008.

Employment Arrangements with Contingent Payments: As of December 31, 2008, each of Messrs. Young, Keglevic, Campbell, Greene, Burke, Walters and McFarland had employment agreements with change in control and severance provisions as described in the following tables. Mr. Poole had an employment agreement and the change in control and severance terms included in the employment agreement governed until he left EFH Corp. in March 2008.

Mr. Poole

In March 2008, Mr. Poole resigned from EFH Corp. for “good reason” as defined in his employment agreement. Under the terms of his Severance Agreement, EFH Corp. provided Mr. Poole a severance payment which consisted of a lump sum cash payment of (i) $982,400, representing the cash severance that would be due to him under his employment agreement upon his termination from EFH Corp. plus (ii) $4,155,000, representing the amount agreed to be paid with regard to his ungranted 2008 and 2009 long term performance units under EFH Corp.’s pre-Merger equity incentive compensation plan, plus (iii) a one time cash payment equal to the forfeited portion of his account under the Salary Deferral Program. Additionally, as provided in his employment agreement, Mr. Poole received a tax gross-up in the amount of $2,431,885 to offset the excise taxes that resulted from the severance payment.

1. Mr. Young

Potential Payments to Mr. Young upon Termination (per employment agreement as of December 31, 2008)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance					$5,000,000	$6,000,000
Executive Annual Incentive Plan	$0	$0	$1,000,000	$1,000,000	$0	$0
Vesting of Restricted Stock Units			$3,000,000	$3,000,000	$3,000,000	$3,000,000
Deferred Compensation
- Salary Deferral Program	$0	$0	$51,327	$51,327	$0	$51,327

Health & Welfare
- Medical/COBRA	$0	$0	$0	$0	$29,883	$29,883
- Dental/COBRA	$0	$0	$0	$0	$2,971	$2,971

Totals	$0	$0	$4,051,327	$4,051,327	$8,032,854	$9,084,181

Mr. Young has entered into an employment that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1. In the event of Mr. Young’s death or disability:

a.	a prorated annual incentive bonus for the year of termination; and

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Young may be entitled.

2. In the event of Mr. Young’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to two and one-half times the sum of (i) his annualized base salary and (ii) a prorated annual incentive bonus;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Young may be entitled; and

c.	certain continuing health care and company benefits.

3. In the event of Mr. Young’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two and one-half times the sum of: (i) his annualized base salary and (ii) his annual bonus target;

b.	a prorated annual incentive bonus for the year of termination;

c.	payment of employee benefits, including stock compensation, if any, to which Mr. Young may be entitled;

d.	certain continuing health care and company benefits; and

e.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

A change in control is generally defined as (i) a transaction that results in a sale of substantially all of our assets to another person and such person having more seats on our Board than the Sponsor Group, (ii) a transaction that results in a person not in the Sponsor Group owning more than 50% of our common stock and such person having more seats on our Board than the Sponsor Group or (iii) a transaction that results in the Sponsor Group owning less than 20% of our common stock and the Sponsor Group not being able to appoint a majority of the directors to our Board.

Mr. Young’s employment agreement includes customary non-compete and non-solicitation provisions that generally restrict Mr. Young’s ability to compete with us or solicit our customers or employees for his own personal benefit during the term of the employment agreement and 24 months after the employment agreement expires or is terminated.

2. Mr. Keglevic

Potential Payments to Mr. Keglevic upon Termination (per employment agreement as of December 31, 2008)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance	$0	$0	$0	$0	$2,100,000	$2,100,000
Executive Annual Incentive Plan	$0	$0	$450,000	$450,000	$0	$0
Vesting of Deferred Shares	$0	$0	$3,200,000	$3,200,000	$3,200,000	$3,200,000
Deferred Compensation
- Salary Deferral Program	$0	$0	$20,071	$20,071	$0	$20,071
Health & Welfare
- Dental/COBRA	$0	$0	$0	$0	$2,233	$2,233

Totals	$0	$0	$3,670,071	$3,670,071	$5,302,233	$5,322,304

Mr. Keglevic entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1. In the event of Mr. Keglevic’s death or disability:

a.	a prorated annual incentive bonus for the year of termination; and

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Keglevic may be entitled.

2. In the event of Mr. Keglevic’s termination without cause or resignation for good reason:

a.	for a termination occurring on or prior to the second anniversary of agreement date a lump sum payment equal to two times the sum of his annualized base salary and annual target bonus and for a termination occurring after the second anniversary of agreement date a lump sum payment equal to (i) two times of his annualized base salary, (ii) a prorated annual incentive bonus and (iii) a lump sum equal to the matching contributions which would have been made on his behalf to EFH Corp.’s Salary Deferral Program had Executive continued his participation in such plan for an additional twelve months;

b.	for a termination occurring prior to July 1, 2013, the right (but not the obligation) to sell to EFH Corp. all (but not less than all) of his deferred shares for a purchase price of $3,200,000;

c.	payment of employee benefits, including stock compensation, if any, to which Mr. Keglevic may be entitled; and

d.	certain continuing health care and company benefits.

3. In the event of Mr. Keglevic’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of: (i) his annualized base salary (ii) his annual bonus target;

b.	a prorated annual incentive bonus for the year of termination;

c.	payment of employee benefits, including stock compensation, if any, to which Mr. Keglevic may be entitled;

d.	certain continuing health care and company benefits; and

e.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

3. Mr. Campbell

Potential Payments to Mr. Campbell upon Termination (per employment agreement as of December 31, 2008)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance	$0	$0	$0	$0	$2,100,000	$2,100,000
Executive Annual Incentive Plan	$0	$0	$450,000	$450,000	$0	$0
Deferred Shares	$2,500,000	$2,500,000	$2,500,000	$2,500,000	$2,500,000	$2,500,000
Retirement Benefits
- Supplemental Retirement Plan (1)	$103,497	$103,497	$103,497	$247,029	$103,497	$103,497
Deferred Compensation
- Salary Deferral Program (2)	$70,278	$70,278	$70,278	$70,278	$70,278	$70,278
Health & Welfare
- Medical/COBRA	$0	$0	$0	$0	$23,997	$23,997
- Dental/COBRA	$0	$0	$0	$0	$2,233	$2,233
Totals	$2,673,775	$2,673,775	$3,123,775	$3,267,307	$4,800,005	$4,800,005

(1)	Mr. Campbell’s employment agreement entitles him to additional retirement compensation under the Supplemental Retirement Plan equal to the retirement benefits he would be entitled to if, during each of his first ten years of service with EFH Corp., he was credited with two years of service under the Supplemental Retirement Plan.
(2)	Mr. Campbell is fully vested in the company matching portion of the Salary Deferral Plan

Mr. Campbell entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1. In the event of Mr. Campbell’s death or disability:

a.	a prorated annual incentive bonus for the year of termination; and

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Campbell may be entitled.

2. In the event of Mr. Campbell’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to two times the sum of: (i) his annualized base salary and (ii) his annual incentive target;

b.	payment of employee benefits, including stock compensations, if any, to which Mr. Campbell may be entitled; and

c.	certain continuing health care and company benefits.

3. In the event of Mr. Campbell’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of: (i) his annualized base salary and (ii) his annual bonus target;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Campbell may be entitled;

c.	certain continuing health care and company benefits; and

d.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

4. Mr. Greene

Potential Payments to Mr. Greene upon Termination (per employment agreement as of December 31, 2008)

Benefit	Retirement	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance	$0	$0	$0	$0	$0	$2,275,000	$2,275,000
Executive Annual Incentive Plan	$0	$0	$0	$487,500	$487,500	$0	$0
- Supplemental Retirement Plan (1)	$4,301,851	$4,301,851	$4,301,851	$3,974,507	$3,781,904	$4,301,851	$4,301,851
- Retiree Medical (2)	$3,828	$0	$0	$0	$0	$0	$0
Deferred Compensation
- Salary Deferral Program	$671,595	$671,595	$671,595	$671,595	$671,595	$671,595	$671,595
Health & Welfare
- Medical/COBRA	$0	$0	$0	$0	$0	$15,949	$15,949
Other
- Split-Dollar Life Insurance (3)	$136,796	$0	$0	$3,140,000	$136,796	$136,796	$136,796
Totals	$5,114,070	$4,973,446	$4,973,446	$8,273,602	$5,077,795	$7,401,191	$7,401,191

(1)	Mr. Greene is fully vested in all retirement benefits as disclosed in the Pension Benefits table.
(2)	Amount reported is the annual subsidy provided by EFH Corp.
(3)	Amount reported, other than death benefit, is the yearly premium and tax gross-up. Amount reported in the case of death is the death benefit payable by the insurance provider.

Mr. Greene entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1. In the event of Mr. Greene’s death or disability:

a.	a prorated annual incentive bonus for the year of termination; and

b.	payment of employee benefits, including stock compensation, restricted stock units or deferred shares, if any, to which Mr. Greene may be entitled.

2. In the event of Mr. Greene’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to two times the sum of: (i) his annualized base salary and (ii) his annual incentive target;

b.	payment of employee benefits, including compensation, if any, to which Mr. Greene may be entitled; and

c.	certain continuing health care and company benefits.

3. In the event of Mr. Greene’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of: (1) his annualized base salary (2) his annual bonus target;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Greene may be entitled;

c.	certain continuing health care and company benefits; and

d.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

5. Mr. Burke

Potential Payments to Mr. Burke upon Termination (per employment agreement as of December 31, 2008)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance	$0	$0	$0	$0	$2,100,000	$2,100,000
Executive Annual Incentive Plan	$0	$0	$450,000	$450,000	$0	$0
Retirement Benefits
- Supplemental Retirement Plan	$46,159	$46,159	$53,036	$210,706	$46,159	$46,159
Deferred Compensation
- Salary Deferral Program	$44,198	$44,198	$85,802	$85,802	$44,198	$85,802
Health & Welfare
- Medical/COBRA	$0	$0	$0	$0	$23,906	$23,906
- Dental/COBRA	$0	$0	$0	$0	$2,233	$2,233

Totals	$90,357	$90,357	$588,838	$746,508	$2,216,496	$2,258,100

Mr. Burke entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1. In the event of Mr. Burke’s death or disability:

a.	a prorated annual incentive bonus for the year of termination; and

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Burke may be entitled.

2. In the event of Mr. Burke’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to two times the sum of: (i) his annualized base salary and (ii) his annual incentive target;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Burke may be entitled; and

c.	certain continuing health care and company benefits.

3. In the event of Mr. Burke’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of: (i) his annualized base salary and (ii) his annual bonus target;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Burke may be entitled;

c.	certain continuing health care and company benefits; and

d.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

6. Mr. Walters

Potential Payments to Mr. Walters upon Termination (per employment agreement as of December 31, 2008)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance	$0	$0	$0	$0	$2,012,500	$2,012,500
Executive Annual Incentive Plan	$0	$0	$431,250	$431,250	$0	$0
Deferred Compensation
- Salary Deferral Program	$0	$0	$25,159	$25,159	$0	$25,159

Health & Welfare
- Medical/COBRA	$0	$0	$0	$0	$23,906	$23,906
- Dental/COBRA	$0	$0	$0	$0	$2,233	$2,233

Totals	$0	$0	$456,409	$456,409	$2,038,639	$2,063,798

Mr. Walters entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1. In the event of Mr. Walters’ death or disability:

a.	a prorated annual incentive bonus for the year of termination; and

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Walters may be entitled.

2. In the event of Mr. Walters’ termination without cause or resignation for good reason:

a.	a lump sum payment equal to two times the sum of: (i) his annualized base salary and (ii) his annual incentive target;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Walters may be entitled; and

c.	certain continuing health care and company benefits.

3. In the event of Mr. Walters’ termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of: (i) his annualized base salary and (ii) his annual bonus target;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Walters may be entitled;

c.	certain continuing health care and company benefits; and

d.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

7. Mr. McFarland

Potential Payments to Mr. McFarland upon Termination (per employment agreement as of December 31, 2008)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance	$0	$0	$0	$0	$1,750,000	$1,750,000
Executive Annual Incentive Plan	$0	$0	$375,000	$375,000	$0	$0

Vesting of Deferred Shares	$0	$0	$500,000	$500,000	$500,000	$500,000
Health & Welfare
- Medical/COBRA	$0	$0	$0	$0	$23,906	$23,906
- Dental/COBRA	$0	$0	$0	$0	$2,233	$2,233

Totals	$0	$0	$875,000	$875,000	$2,276,139	$2,276,139

Mr. McFarland entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1. In the event of Mr. McFarland’s death or disability:

a.	a prorated annual incentive bonus for the year of termination; and

b.	payment of employee benefits, including stock compensation, if any, to which Mr. McFarland may be entitled.

2. In the event of Mr. McFarland’s termination without cause or resignation for good reason:

a.	a lump sum payment equal to two times the sum of: (i) his annualized base salary and (ii) his annual incentive target;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. McFarland may be entitled; and

c.	certain continuing health care and company benefits.

3. In the event of Mr. McFarland’s termination without cause or resignation for good reason within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of: (i) his annualized base salary and (ii) his annual bonus target;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. McFarland may be entitled;

c.	certain continuing health care and company benefits; and

d.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

Excise Tax Gross-Ups

Executive Officers Covered by Employment Agreements: Pursuant to their employment agreements, if any of our Named Executive Officers would be subject to the imposition of the excise tax imposed by Section 4999 of the Code, related to the executive’s employment, but the imposition of such tax could be avoided by approval of our shareholders as described in Section 280G(b)(5)(B) of the Code, then such executive may cause EFH Corp. to seek such approval, in which case EFH Corp. will use its reasonable best efforts to cause such approval to be obtained and such executive will cooperate and execute such waivers as may be necessary so that such approval avoids imposition of any excise tax under Section 4999. If such executive fails to cause EFH Corp. to seek such approval or fails to cooperate and execute the waivers necessary in the approval process, such executive shall not be entitled to any gross-up payment for any resulting tax under Section 4999.

DIRECTOR COMPENSATION

TCEH and TCEH Finance did not pay any compensation to the members of their current and former board of directors during the fiscal year ended December 31, 2007. TCEH and TCEH Finance reimburse some directors for certain reasonable expenses incurred in connection with their services as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

All of TCEH’s equity interests are owned by EFC Holdings. All of EFC Holdings equity interests are owned by EFH Corp. All of TCEH Finance’s equity interests are owned by TCEH.

Beneficial Ownership of Common Stock of EFH Corp.

The following table lists the number of shares of common stock of our parent company, EFH Corp., beneficially owned by our directors, executive officers, named executive officers and the holders of more than 5% of EFH Corp.’s common stock as of April 30, 2009.

Name	Number of Shares Beneficially Owned	Percent of Class
Texas Energy Future Holdings Limited Partnership (1)	1,657,600,000	98.81%
Arcilia C. Acosta (2)	70,000	*
David Bonderman (3)	1,657,600,000	98.81%
Donald L. Evans (4)	700,000	*
Thomas D. Ferguson (5)	1,657,600,000	98.81%
Frederick M. Goltz (6)	1,657,600,000	98.81%
James R. Huffines	360,000	*
Scott Lebovitz (5)	1,657,600,000	98.81%
Jeffrey Liaw (3)	1,657,600,000	98.81%
Marc S. Lipschultz (6)	1,657,600,000	98.81%
Michael MacDougall (3)	1,657,600,000	98.81%
Lyndon L. Olson, Jr.	220,000	*
Kenneth Pontarelli (5)	1,657,600,000	98.81%
William K. Reilly	200,000	*
Jonathan D. Smidt (6)	1,657,600,000	98.81%
John F. Young (7)	2,700,000	*
Kneeland Youngblood	140,000	*
Paul M. Keglevic (8)	475,000	*
David A. Campbell (9)	1,300,000	*
M.S. Greene (10)	1,300,000	*
James A. Burke (11)	940,000	*
Robert C. Walters (12)	400,000	*
M.A. McFarland (13)	300,000	*
David P. Poole	—	—
All directors and current executive officers as a group (25 persons)	1,668,401,000	99.45%

*	Less than 1%.
(1)	Texas Energy Future Holdings Limited Partnership (“Texas Holdings”) beneficially owns 1,657,600,000 shares of EFH. The sole general partner of Texas Holdings is Texas Energy Future Capital Holdings LLC (“Texas Capital”), which, pursuant to the Amended and Restated Limited Partnership Agreement of Texas Holdings, has the right to vote all of the EFH Corp. shares owned by Texas Holdings. The address of both Texas Holdings and Texas Capital is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(2)	Shares held in a family limited partnership, ACA Family LP.
(3)	Includes the 1,657,600,000 shares owned by Texas Holdings, over which TPG Partners V, L.P., TPG Partners IV, L.P., TPG FOF V-A, L.P. and TPG FOF V-B, L.P. (the “TPG Entities”) may be deemed, as a result of their ownership of 27.01% of Texas Capital’s outstanding units and certain provisions of Texas Capital’s Amended and Restated Limited Liability Company Agreement (“LLC Agreement”), to have shared voting or dispositive power. The ultimate general partners of the TPG Entities are TPG Advisors IV, Inc. and TPG Advisors V, Inc. David Bonderman and James Coulter are the sole shareholders and directors of TPG Advisors IV Inc. and TPG Advisors V Inc., and therefore, Messrs. Bonderman and Coulter, TPG Advisors IV Inc. and TPG Advisors V Inc. may each be deemed to beneficially own the shares held by the TPG Entities. Messrs. Bonderman, Liaw and MacDougall are managers of Texas Capital. By virtue of their position in relation to Texas Capital and the TPG Entities, Messrs. Bonderman, Liaw and MacDougall may be deemed to have beneficial ownership with respect to the shares of EFH Corp. common stock owned by Texas Holdings. Each of Messrs. Liaw and MacDougall disclaims beneficial ownership of such shares except to the extent of their pecuniary interest in those shares. The address of each entity and individual listed in this footnote is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(4)	Includes 300,000 shares issuable upon exercise of vested options.
(5)	Includes the 1,657,600,000 shares owned by Texas Holdings, over which GS Capital Partners VI Fund, L.P., GSCP VI Offshore TXU Holdings, L.P., GSCP VI Germany TXU Holdings, L.P., GS Capital Partners VI Parallel, L.P., GS Global Infrastructure Partners I, L.P., GS Infrastructure Offshore TXU Holdings, L.P. (GSIP International Fund), GS Institutional Infrastructure Partners I, L.P., Goldman Sachs TXU Investors L.P. and Goldman Sachs TXU Investors Offshore Holdings, L.P. (the “Goldman Entities”) may be deemed, as a result of their ownership of 27.02% of Texas Capital’s outstanding units and certain provision of Texas Capital’s LLC Agreement, to have shared voting or dispositive power. Affiliates of The Goldman Sachs Group, Inc. (“Goldman Sachs”) are the general partner, managing general partner or investment manager of each of the Goldman Entities, and each of the Goldman Entities shares voting and investment power with certain of their respective affiliates. Each of Goldman Sachs and the Goldman Entities disclaims beneficial ownership of such shares of common stock except to the extent of its pecuniary interest therein. Messrs. Ferguson, Lebovitz and Pontarelli are managers of Texas Capital and executives with affiliates of Goldman Sachs. By virtue of their position in relation to Texas Capital and the Goldman Entities, Messrs. Ferguson, Lebovitz and Pontarelli may be deemed to have beneficial ownership with respect to the shares of EFH Corp. common stock owned by Texas Holdings. Each of Messrs. Ferguson, Lebovitz and Pontarelli disclaims beneficial ownership of such shares except to the extent of their pecuniary interest in those shares. The address of each entity and individual listed in this footnote is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.
(6)

Includes the 1,657,600,000 shares owned by Texas Holdings, over which KKR 2006 Fund L.P., KKR PEI Investments, L.P., KKR Partners III, L.P., KKR North American Co-Invest Fund I L.P. and TEF TFO Co-Invest, LP (the “KKR Entities”) may be deemed, as a result of their ownership of 37.05% of Texas Capital’s outstanding units and certain provision of Texas Capital’s LLC Agreement, to have shared voting or dispositive power. The KKR Entities disclaim beneficial ownership of any shares of our common stock in which they do not have a pecuniary interest. Messrs. Goltz, Lipschultz and Smidt are managers of Texas Capital and executives of Kohlberg Kravis Roberts & Co. L.P. By virtue of their position in relation to Texas Capital and the KKR Entities, Messrs. Goltz, Lipschultz and Smidt may be deemed to have beneficial ownership with respect to the shares of EFH Corp. common stock owned by Texas Holdings. Each of Messrs. Goltz, Lipschultz and Smidt disclaims beneficial ownership of such shares except to the extent of their pecuniary interest in those shares. The address of each entity and individual listed in this footnote is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019.

(7)	Includes 1,500,000 shares issuable upon exercise of vested options. Also includes 600,000 restricted stock units that fully vested on the date of Mr. Young’s employment and which are payable in shares of EFH Corp. common stock on the second anniversary of the grant date unless Mr. Young terminates his employment without good reason prior to that anniversary, in which case the restricted stock units would be forfeited.
(8)	Includes 225,000 deferred shares which, in accordance with the terms of the Deferred Share Agreement, will be settled in shares of EFH Corp. common stock upon the earlier of termination of employment or a change in control of EFH Corp. and 250,000 shares issuable upon exercise of vested options.
(9)	Includes 500,000 deferred shares which, in accordance with the terms of the Deferred Share Agreement, will be settled in shares of EFH Corp. common stock upon the earlier of termination of employment or a change in control of EFH Corp. and 800,000 shares issuable upon exercise of vested options.
(10)	Includes 600,000 deferred shares which, in accordance with the terms of the Deferred Share Agreement, will be settled in shares of EFH Corp. common stock upon the earlier of termination of employment or a change in control of EFH Corp. and 700,000 shares issuable upon exercise of vested options.
(11)	Includes 450,000 deferred shares which, in accordance with the terms of the Deferred Share Agreement, will be settled in shares of EFH Corp. common stock upon the earlier of termination of employment or a change in control of EFH Corp. and 490,000 shares issuable upon exercise of vested options.
(12)	Includes 400,000 shares issuable upon exercise of vested options.
(13)	Includes 100,000 deferred shares which, in accordance with the terms of the Deferred Share Agreement, will be settled in shares of EFH Corp. common stock upon the earlier of termination of employment or a change in control of EFH Corp. and 200,000 shares issuable upon exercise of vested options.

DESCRIPTION OF THE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the terms “we,” “our” and “us” each refer to EFC Holdings and its consolidated Subsidiaries, (ii) the term “Issuer” refers only to collectively, TCEH and TCEH Finance, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of TCEH, and not any of their respective subsidiaries and (iii) the term “Parent Guarantor” refers only to EFC Holdings and not any of its subsidiaries.

In October 2007, the Issuer issued $3,000,000,000 aggregate principal amount of 10.25% senior notes due 2015 (the “Initial Cash Pay Notes”) under an Indenture dated as of October 31, 2007 (the “Initial Indenture”) among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). In December 2007, the Issuer issued $2,000,000,000 aggregate principal amount of 10.25% Senior Notes due 2015, Series B (the “Series B Cash Pay Notes”) and $1,750,000,000 aggregate principal amount of 10.50%/11.25% optional PIK interest senior notes due 2016 (the “Toggle Notes”) under the Initial Indenture, as supplemented by a supplemental indenture dated as of December 6, 2007 (the “Supplemental Indenture” and, together with the Initial Indenture, the “Indenture”). On May 1, 2009, the Issuer increased the aggregate principal amount of the Toggle Notes by $98,439,000 in payment of interest due on such date. On November 1, 2009, the Issuer will increase the aggregate principal amount of the toggle notes by an additional $103,975,000 in payment of interest due on such date.

The Initial Cash Pay Notes, the Series B Cash Pay Notes and the Toggle Notes each constitute a separate series of senior notes under the Indenture. Except as set forth herein, the Initial Cash Pay Notes, the Series B Cash Pay Notes and the Toggle Notes have substantially identical terms. The Initial Cash Pay Notes and the Series B Cash Pay Notes are collectively referred to as the “Cash Pay Notes.”

The Cash Pay Notes and the Toggle Notes are collectively referred to herein as the “Notes.”

The following description is only a summary of the material provisions of the Indenture relating to each series of Notes and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, will define your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Prospectus Summary.”

The term “Issue Date” refers to October 31, 2007, the date the Initial Cash Pay Notes were issued, and the term “Toggle Notes issue date” refers to December 6, 2008, the date the Toggle Notes were issued.

Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The Holders of the Notes have acknowledged, or by accepting the Notes, will acknowledge (i) the legal separateness of the Parent Guarantor and its subsidiaries from Oncor Holdings and the other Oncor Subsidiaries, (ii) that the lenders under the Oncor Electric Delivery Facility and the holders of Oncor’s existing debt instruments have likely advanced funds thereunder in reliance upon the separateness of Oncor Holdings and the other Oncor Subsidiaries from the Parent Guarantor and its subsidiaries, (iii) that Oncor Holdings and the other Oncor Subsidiaries have assets and liabilities that are separate from those of the Parent Guarantor and its subsidiaries, (iv) that the obligations owing under the Notes are obligations and liabilities of the Issuer, the Parent Guarantor and the other Guarantors only, and are not the obligations or liabilities of Oncor Holdings or any of the other Oncor Subsidiaries, (v) that the Holders of the Notes shall look solely to the Parent Guarantor and its subsidiaries and their assets, and not to any assets, or to the pledge of any assets, owned by Oncor Holdings or any of the other Oncor Subsidiaries, for the repayment of any amounts payable pursuant to the Notes and for satisfaction of any other obligations owing to the Holders under the Indenture, the applicable Registration Rights Agreement and any related documents and (vi) that none of Oncor Holdings or any of the other Oncor Subsidiaries shall be personally liable to the Holders of the Notes for any amounts payable, or any other obligation, under the Indenture, the applicable Registration Rights Agreement or any related documents.

The Holders of the Notes have acknowledged and agreed or, by accepting the Notes, will acknowledge and agree that the Holders of the Notes shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against Oncor Holdings or any of the other Oncor Subsidiaries, or against any of Oncor Holdings’ of the other Oncor Subsidiaries’ assets. The Holders have further acknowledged and agreed and will further acknowledge and agree that Oncor Holdings and each of the other Oncor Subsidiaries is a third party beneficiary of the forgoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity. The foregoing acknowledgements and agreements are contained in the Indenture.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Prospectus Summary.”

Brief Description of the Notes

The Notes:

•	are unsecured senior obligations of the Issuer;

•

are effectively subordinated to all secured Indebtedness of the Issuer, including the Issuer’s obligations under the TCEH Senior Secured Facilities, to the extent of the value of the assets securing such Indebtedness;

•

are structurally subordinated to any existing and future indebtedness and liabilities of non-guarantor Subsidiaries, including any of the Issuer’s Foreign Subsidiaries and any Unrestricted Subsidiaries;

•	rank equally in right of payment with all existing and future unsecured Senior Indebtedness of the Issuer (including the Initial Cash Pay Notes and applicable Existing Notes);

•	are senior in right of payment to any future Subordinated Indebtedness of the Issuer; AND

•

are initially unconditionally guaranteed on a joint and several and senior basis by Energy Future Competitive Holdings Company (which we refer to herein as the “Parent Guarantor”) and by each Restricted Subsidiary that guarantees the Issuer’s obligations under the TCEH Senior Secured Facilities.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, initially jointly and severally fully and unconditionally guaranteed, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Parent Guarantor and each Restricted Subsidiary that guarantees the Issuer’s obligations under the TCEH Senior Secured Facilities initially guaranteed the Notes. Each of the Guarantees of the Notes is a general unsecured senior obligation of each Guarantor. The Guarantees rank equally in right of payment with all existing and future Senior Indebtedness of the Guarantor and are effectively subordinated to all Secured Indebtedness of such Guarantor to the extent of the value of the assets securing such Indebtedness. The Guarantees are senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes are structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of guarantees and require note holders to return payments received from Guarantors.”

Each Guarantee by a Guarantor (other than the Parent Guarantor) will provide by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or sale of all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of its guarantee under the TCEH Senior Secured Facilities or of the guarantee by such Guarantor that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

Each of the Parent Guarantor and the Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, each of the Parent Guarantor and the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes is the Trustee.

The Issuer also maintains a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $3,000,000,000 in aggregate principal amount of Initial Cash Pay Notes on October 31, 2007. The Issuer issued $2,000,000,000 in aggregate principal amount of Series B Cash Pay Notes on December 6, 2007. The Cash Pay Notes mature on November 1, 2015.

The Issuer issued $1,750,000,000 in aggregate principal amount of Toggle Notes on December 6, 2007. On May 1, 2009, the Issuer increased the aggregate principal amount of the Toggle Notes by $98,439,000 in payment of interest due on such date. On November 1, 2009, the Issuer will increase the aggregate principal amount of the toggle notes by an additional $103,975,000 in payment of interest due on such date. On May 1, 2016, the Issuer will repay in full in U.S. Dollars an amount of Toggle Notes equal to $50,000,000, which shall be made on a pro rata basis based on the aggregate principal amount of Toggle Notes outstanding.

Subject to compliance with the covenant described below under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional cash pay notes and/or toggle notes from time to time under the Indenture (any such cash pay notes or toggle notes, “Additional Notes”). The Notes are “Required Debt” under the Indenture and we may issue additional debt securities that constitute Required Debt. In addition, in connection with the payment of PIK Interest (as defined below) or Partial PIK Interest (as defined below) in respect of Toggle Notes, the Issuer is entitled to, without the consent of the Holders, increase the outstanding principal amount of Toggle Notes or issue additional toggle notes (the “PIK Notes”) under the Indenture on the same terms and conditions as the Toggle Notes (in each case, the “PIK Payment”). Each of the Series B Cash Pay Notes, the Initial Cash Pay Notes and the Toggle Notes are each a separate series of Notes but are treated as a single class of securities under the Indenture, except as otherwise stated herein. As a result, Holders of each series of Notes have no separate rights to, among other things, give notice of Defaults or to direct the Trustee to exercise remedies during an Event of Default or otherwise. Except as described under “—Amendment, Supplement and Waiver,” the Notes, the PIK Notes, any Additional Notes subsequently issued under the Indenture and any additional Required Debt issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any PIK Notes and Additional Notes that are actually issued, and references to “principal amount” of the Notes includes any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

Cash Pay Notes

Interest on the Cash Pay Notes accrues at the rate of 10.25% per annum and is payable semi-annually in arrears on May 1 and November 1 to the Holders of Cash Pay Notes of record on the immediately preceding April 15 and October 15. Interest on the Cash Pay Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Cash Pay Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Toggle Notes

Interest on the Toggle Notes is payable semi-annually in arrears on May 1 and November 1 to the Holders of Toggle Notes of record on the immediately preceding April 15 and October 15. Interest on the Toggle Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Toggle Notes issue date. Interest on the Toggle Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

For any interest payment period after the initial interest payment period and prior to November 1, 2012, the Issuer may, at its option, elect to pay interest on the Toggle Notes:

•	entirely in cash (“Cash Interest”);

•	entirely by increasing the principal amount of the outstanding Toggle Notes or by issuing PIK Notes (“PIK Interest”); or

•

on 50% of the outstanding principal amount of the Toggle Notes in cash and on 50% of the principal amount by increasing the principal amount of the outstanding Toggle Notes or by issuing PIK Notes (“Partial PIK Interest”).

The Issuer must elect the form of interest payment for the Toggle Notes with respect to each interest period by delivering a notice to the Trustee prior to the beginning of each interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Toggle Notes shall be payable according to the election for the previous interest period. After November 1, 2012, the Issuer will make all interest payments on the Toggle Notes entirely in cash. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of Toggle Notes as described under “—Optional Redemption—Toggle Notes” or “—Repurchase at the Option of Holders” shall be made solely in cash.

Cash Interest on the Toggle Notes accrues at a rate of 10.50% per annum and be payable in cash. PIK Interest on the Toggle Notes accrues at a rate of 11.25% per annum and be payable (x) with respect to Toggle Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding global Toggle Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000) (or, if necessary, pursuant to the requirements of DTC, to authenticate new global Toggle Notes executed by the Issuer with such increased principal amounts) and (y) with respect to Toggle Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each Holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the Toggle Notes held by such Holder on the relevant record date and PIK Interest in respect of 50% of the principal amount of the Toggle Notes held by such Holder on the relevant record date. Following an increase in the principal amount of the outstanding global Toggle Notes as a result of a PIK Payment, the global Toggle Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Toggle Notes issued pursuant to a PIK Payment will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Toggle Notes issued on the Toggle Notes issue date. Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note.

On May 1, 2009, the Issuer made its interest payment on the Toggle Notes entirely using PIK Interest. In April 2009, the Issuer delivered a notice to the Trustee of its election to make the November 1, 2009 interest payment on the Toggle Notes entirely using PIK Interest.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

Except as set forth under “—Principal, Maturity and Interest” above, the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Cash Pay Notes

Except as set forth below, the Issuer is not entitled to redeem any series of Cash Pay Notes at its option prior to November 1, 2011.

At any time prior to November 1, 2011, the Issuer may redeem each of the Series B Cash Pay Notes or the Initial Cash Pay Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of such series of Cash Pay Notes to be redeemed or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the series of Cash Pay Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the rights of Holders of such series of Cash Pay Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2011, the Issuer may redeem each of the Series B Cash Pay Notes or the Initial Cash Pay Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of such series of Cash Pay Notes to be redeemed or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the series of Cash Pay Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record of such series of Cash Pay Notes to be redeemed on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	105.125%
2012	102.563%
2013 and thereafter	100.000%

In addition, until November 1, 2010, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of each series of Cash Pay Notes at a redemption price equal to 110.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of such series of Cash Pay Notes to be redeemed of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of such series of Cash Pay Notes issued under the Indenture and the original principal amount of any Additional Notes that are Cash Pay Notes of such series to be redeemed issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Cash Pay Notes of a series, the Trustee shall select the Cash Pay Notes of such series to be redeemed in the manner described under “—Repurchase at the Option of Holders—Selection and Notice.”

Toggle Notes

Except as set forth below, the Issuer is not entitled to redeem Toggle Notes at its option prior to November 1, 2012.

At any time prior to November 1, 2012, the Issuer may redeem all or a part of the Toggle Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Toggle Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Toggle Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of Toggle Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2012, the Issuer may redeem the Toggle Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Toggle Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Toggle Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of Toggle Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2012	105.250%
2013	103.500%
2014	101.750%
2015 and thereafter	100.000%

In addition, until November 1, 2010, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Toggle Notes at a redemption price equal to 110.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of Toggle Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Toggle Notes issued under the Indenture and the original principal amount of any Additional Notes that are Toggle Notes issued under the Indenture after the Toggle Notes issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

At the end of any “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the issue date of the Toggle Notes (each, an “Optional Interest Repayment Date”), the Issuer may pay in cash, without duplication, all accrued and unpaid interest, if any, and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) on each Toggle Note then outstanding up to, in the aggregate, the Optional Interest Repayment Amount (each such redemption, an “Optional Interest Repayment”). The “Optional Interest Repayment Amount” means, as of each Optional Interest Repayment Date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) with respect to the Toggle Notes, over (b) an amount equal to the product of (i) the “issue price” (as defined in Sections 1273(b) and 1274(a) of the Code) of the Toggle Notes multiplied by (ii) the “yield to maturity” (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of the Toggle Notes minus (c) $50,000,000.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Toggle Notes, the Trustee shall select the Toggle Notes to be redeemed in the manner described under “—Repurchase at the Option of Holders—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption” and will redeem all of the outstanding Notes pursuant thereto, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that the Holders whose Notes are being repurchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by TCEH, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The TCEH Senior Secured Facilities, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under the TCEH Senior Secured Facilities, we could seek a waiver of such default or seek to refinance the TCEH Senior Secured Facilities. In the event we do not obtain such a waiver or refinance the TCEH Senior Secured Facilities, such default could result in amounts outstanding under the TCEH Senior Secured Facilities being declared due and payable and could cause a Receivables Facility to be wound down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived with the consent of the Required Holders of a majority in principal amount of the Required Debt. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Required Holders of a majority in principal amount of the Required Debt.

Asset Sales

The Indenture provides that TCEH will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) TCEH or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by TCEH) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by TCEH or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on TCEH’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of TCEH or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or that are owed to TCEH or an Affiliate of TCEH, that are assumed by the transferee of any such assets and for which TCEH and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(b) any securities received by TCEH or such Restricted Subsidiary from such transferee that are converted by TCEH or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by TCEH or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, TCEH or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under Senior Indebtedness which is Secured Indebtedness permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or otherwise by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any;

(c) Obligations under the Existing Notes which have a final maturity date (as in effect on the Closing Date) on or prior to October 15, 2016; provided that, at the time of, and after giving effect to, such repurchase, redemption or defeasance, the aggregate amount of Net Proceeds used to repurchase, redeem or defease Existing Notes pursuant to this subclause (c) following the Closing Date shall not exceed 3.5% of Total Assets at such time; or

(d) Indebtedness of a Restricted Subsidiary (other than TCEH Finance, Inc.) that is not a Guarantor, other than Indebtedness owed to TCEH or another Restricted Subsidiary (or any affiliate thereof);

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in TCEH or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in TCEH or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as TCEH, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) (and reinvest within the later of 450 days from the date of receipt of Net Proceeds and 180 days of receipt of such commitment) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, TCEH or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within the later of (a) 180 days of such cancellation or termination or (b) the initial 450-day period; provided further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Notwithstanding the preceding paragraph, in the event that regulatory approval is necessary for an asset or investment, or replacement, repair or restoration on any asset or investment, then TCEH or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, TCEH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of an Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds and any remaining amounts may be used to make Restricted Payments to the extent permitted by clause (16) of the second paragraph described under the caption “Limitation on Restricted Payments.”

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. The notice will also state any conditions applicable to a redemption.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, but such redemption may be subject to one or more conditions precedent. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

TCEH will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of TCEH’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by TCEH payable solely in Equity Interests (other than Disqualified Stock) of TCEH; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, TCEH or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of TCEH or any direct or indirect parent of TCEH, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, TCEH could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by TCEH and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of TCEH for the period (taken as one accounting period) beginning October 1, 2007, to the end of TCEH’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by TCEH, of marketable securities or other property received by TCEH since immediately after the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of TCEH, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by TCEH, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of TCEH, any direct or indirect parent company of TCEH and TCEH’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the capital of TCEH, Equity Interests of TCEH’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of TCEH that have been converted into or exchanged for such Equity Interests of TCEH;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or debt securities of TCEH sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (Y) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by TCEH, of marketable securities or other property contributed to the capital of TCEH following the Closing Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by TCEH, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to TCEH or a Restricted Subsidiary) of Restricted Investments made by TCEH or its Restricted Subsidiaries after the Closing Date and repurchases and redemptions of such Restricted Investments from TCEH or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by TCEH or its Restricted Subsidiaries, after the Closing Date; or

(ii) the sale (other than to TCEH or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by TCEH or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a distribution or dividend from an Unrestricted Subsidiary after the Closing Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by TCEH in good faith (or if such fair market value exceeds $200.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by TCEH or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or a Guarantor or any Equity Interests of any direct or indirect parent company of TCEH, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of TCEH or any direct or indirect parent company of TCEH to the extent contributed to the capital of TCEH (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of TCEH) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor (other than the Parent Guarantor) made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of TCEH or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of TCEH, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of TCEH or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by TCEH or any direct or indirect parent entity of TCEH) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by TCEH or any direct or indirect parent corporation of TCEH)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of TCEH and, to the extent contributed to the capital of TCEH, Equity Interests of any of TCEH’s direct or indirect parent companies, in each case to members of management, directors or consultants of the TCEH, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by TCEH or its Restricted Subsidiaries after the Closing Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to TCEH or any Restricted Subsidiary from members of management of TCEH, any of TCEH’s direct or indirect parent companies or any of TCEH’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of TCEH or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of TCEH or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by TCEH after the Closing Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of TCEH, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the capital of TCEH from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, TCEH and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on TCEH’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of TCEH’s common stock or the common stock of any of its direct or indirect parent companies after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to TCEH in or from any such public offering, other than public offerings with respect to TCEH’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) (A) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (A) not to exceed 2.0% of Total Assets at the time made; and (B) dividends to or, the making of loans to, EFH Corp. in an aggregate amount not to exceed $1,000.0 million, to the extent the proceeds of such loans or dividends are invested in any of the Oncor Subsidiaries; provided that no more than $500.0 million of payments under this clause (B) may be made other than by Intercompany Loans;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made as part of or in connection with the Transactions (including any payments made after the Closing Date in respect of the Issuer’s and its Subsidiaries’ long-term incentive plan or in respect of tax gross-ups and other deferred compensation) and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of TCEH to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends or distributions by TCEH to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes (including any amounts reimbursable to the Oncor Subsidiaries in respect of such taxes pursuant to a tax sharing agreement), to the extent such income taxes are attributable to the income of (i) EFH Corp. and its Subsidiaries (other than the Oncor Subsidiaries) and (ii) the Oncor Subsidiaries, to the extent the Oncor Subsidiaries have not reimbursed EFH Corp. or such direct or indirect parent of TCEH for such payments in amounts required to pay such taxes; provided that the amount of such payments in any fiscal year does not exceed the amount that EFH Corp. and its Subsidiaries, is required to pay in respect of foreign, federal, state and local income taxes for such fiscal year (including any amounts reimbursable to the Oncor Subsidiaries in respect of such taxes pursuant to a tax sharing agreement);

(c) customary salary, bonus and other benefits payable to officers and employees of EFH Corp. or any direct or indirect parent company of EFH Corp. that are paid in the ordinary course of business to the extent such salaries, bonuses and other benefits are attributable to (i) the ownership or operation of EFH Corp. and its Restricted Subsidiaries or (ii) the ownership and operation of the Oncor Subsidiaries, to the extent the Oncor Subsidiaries have not reimbursed EFH Corp. or such direct or indirect parent company of EFH Corp. for such payments;

(d) general corporate operating and overhead costs and expenses of EFH Corp. or any direct or indirect parent company of EFH Corp. that are incurred in the ordinary course of business to the extent such costs and expenses are attributable to (i) the ownership or operation of EFH Corp. and its Restricted Subsidiaries or (ii) the ownership and operation of the Oncor Subsidiaries, to the extent the Oncor Subsidiaries have not reimbursed EFH Corp. or such direct or indirect parent company of EFH Corp. for such payments;

(e) fees and expenses other than to Affiliates of TCEH related to any unsuccessful equity or debt offering of such parent entity;

(16) Restricted Payments that are made with Excess Proceeds remaining after the completion of any Asset Sale Offer in an amount not to exceed $200 million;

(17) the making of Intercompany Loans to EFH Corp. so long as TCEH is a Subsidiary of EFH Corp. (A) in amounts required for EFH Corp. to pay, in each case without duplication, principal, premium and interest when due on (x) the EFH Corp. Notes and any Indebtedness incurred to replace, refund or refinance such debt and (y) Indebtedness of EFH Corp. and Parent Guarantor in existence on the Closing Date, including the Existing EFH Corp. Notes and the Existing Parent Guarantor Notes, and any Indebtedness incurred to replace, refund or refinance such debt and (B) in amounts required for EFH Corp. and its Subsidiaries (other than the Issuer and its Subsidiaries) that guarantee debt of EFH Corp. to pay, without duplication, principal, premium and interest when due on any Indebtedness incurred after the Closing Date by EFH Corp. or such Subsidiaries after the Issue Date; provided that the aggregate amount of Intercompany Loans to EFH Corp. pursuant to this subclause (B) shall not exceed $600.0 million;

(18) any distributions of, or Investments in, accounts receivable for purposes of inclusion in any Receivables Facility for the benefit of TCEH or its Restricted Subsidiaries, in each case made in the ordinary course of business or consistent with past practices; or

(19) making of Intercompany Loans to EFH Corp. in an amount sufficient to permit EFH Corp. to make any Optional Interest Repayment (as defined in the EFH Corp. Notes), permitted by the terms of the EFH Corp. Notes or any similar payments on Indebtedness incurred to replace, refund or refinance such debt; provided that in connection with any such replacement, refunding or refinancing, the aggregate principal amount of such Indebtedness is not increased (except by an amount equal to accrued interest, fees and expenses payable in connection therewith);

provided, however, that at the time of, and after giving effect to (A) any Restricted Payment permitted under clause (7), (11) and (19), no Default shall have occurred and be continuing or would occur as a consequence thereof and (B) any Restricted Payment permitted under clause (17), no Default under clauses (1) or (2) under “Events of Default and Remedies” shall have occurred and be continuing or would occur as a consequence thereof or any payment default or bankruptcy event of default under the EFH Corp. Notes (or any Indebtedness incurred to replace, refund or refinance such debt) shall have occurred and be continuing.

As of the Issue Date, all of TCEH’s Subsidiaries were Restricted Subsidiaries. TCEH will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by TCEH and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

TCEH will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and TCEH will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that TCEH may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for TCEH and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $1,250.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12) and (14) below at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under (x) Credit Facilities by TCEH or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $26,500.0 million outstanding at any one time and (y) any Collateral Posting Facility;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee thereof) (other than any Additional Notes or Guarantees thereof);

(3) Indebtedness of TCEH and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (1) and (2)), including the Existing Notes and Indebtedness under the TCEH Senior Interim Facility (including any PIK Interest which may be paid with respect thereto);

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations, so long as such Indebtedness (except Environmental CapEx Debt) exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by TCEH or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of TCEH or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of TCEH, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of TCEH to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not the Issuer or a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to TCEH or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to TCEH or another Restricted Subsidiary; provided that if the Issuer or a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to TCEH or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to TCEH or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations; provided that (i) other than in the case of commodity Hedging Obligations, such Hedging Obligations are not entered into for speculative purposes (as determined by TCEH in its reasonable discretion acting in good faith) and (ii) in the case of speculative commodity Hedging Obligations, such Hedging Obligations are entered into in the ordinary course of business and are consistent with past practice;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by TCEH or any of its Restricted Subsidiaries in the ordinary course of business;

(12)(a) Indebtedness or Disqualified Stock of TCEH and Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by TCEH since immediately after the Closing Date from the issue or sale of Equity Interests of TCEH or cash contributed to the capital of TCEH (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to TCEH or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of TCEH and Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,750.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which TCEH or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b)); provided, however that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the first paragraph of this covenant and clause (14), no more than $1,250.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12) shall be incurred by Restricted Subsidiaries that are not Guarantors;

(13) the incurrence or issuance by TCEH or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of TCEH that is not the Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of TCEH or a Guarantor;

and, provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Obligations under Credit Facilities secured by Permitted Liens or the TCEH Senior Interim Facilities; provided, further, that with respect to any pollution control revenue bonds or similar instruments, the maturity of any series thereof shall be deemed to be the date set forth in any instrument governing such Indebtedness for the remarketing of such Indebtedness;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) TCEH or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by TCEH or any Restricted Subsidiary or merged into TCEH or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) TCEH would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) such Fixed Charge Coverage Ratio of TCEH and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the first paragraph of this covenant and clause (12), no more than $1,250.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (14) shall be incurred by Restricted Subsidiaries that are not Guarantors;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of TCEH or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by TCEH or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of TCEH; provided that such guarantee is incurred in accordance with the covenant described under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of TCEH or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(19) Indebtedness consisting of Indebtedness issued by TCEH or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of TCEH or any direct or indirect parent company of TCEH to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments”; and

(20) Indebtedness of TCEH or any Restricted Subsidiary to EFH Corp. or any of its Subsidiaries consistent with past practice in an aggregate amount not to exceed $25.0 million; provided, that at the time of incurring, and after giving effect to, such Indebtedness, no Default described in clauses (1) and (2) under the caption “—Events of Default and Remedies” shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any such Indebtedness owing to an entity that is not a Guarantor is expressly subordinated in right of payment to the Notes.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (20) above or is entitled to be incurred pursuant to the first paragraph of this covenant, TCEH, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; and

(2) at the time of incurrence, TCEH will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above;

provided that all Indebtedness outstanding under the TCEH Senior Secured Facilities on the Closing Date will be treated as incurred on the Closing Date under clause (1) of the preceding paragraph.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that TCEH will not, and will not permit TCEH Finance, Inc. or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of TCEH, TCEH Finance, Inc. or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of TCEH, TCEH Finance, Inc. or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

TCEH will not, and will not permit TCEH Finance, Inc. or any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio would be no greater than 5.0 to 1.0. Any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.

Merger, Consolidation or Sale of All or Substantially All Assets

Neither TCEH nor the Parent Guarantor may consolidate or merge with or into or wind up into (whether or not TCEH or the Parent Guarantor, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) TCEH or the Parent Guarantor, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than TCEH or the Parent Guarantor, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of TCEH or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than TCEH or the Parent Guarantor, as the case may be, expressly assumes (i) all the obligations of TCEH or the Parent Guarantor, as the case may, be under the Notes and the Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and (ii) the Registration Rights Agreement;

(3) immediately after such transaction, no Default exists;

(4) in the case of TCEH, immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) such Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for TCEH and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) TCEH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

The Successor Company will succeed to, and be substituted for TCEH or the Parent Guarantor, as the case may be, under the Indenture and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to TCEH, and

(2) TCEH may merge with an Affiliate of TCEH, solely for the purpose of reincorporating TCEH in a State of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of TCEH and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor (other than the Parent Guarantor), no Guarantor will, and TCEH will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not TCEH or the Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) TCEH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or TCEH, (ii) merge with an Affiliate of TCEH solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

TCEH Finance, Inc. may not consolidate or merge with or into or wind up into (whether or not TCEH Finance, Inc. is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of TCEH Finance, Inc.’s properties or assets, in one or more related transactions, to any Person unless:

(1)(a) concurrently therewith, a corporate Wholly-Owned Subsidiary of TCEH that is a Restricted Subsidiary organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof expressly assumes (i) all the obligations of TCEH Finance, Inc. under the Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and (ii) the Registration Rights Agreement; or

(b) after giving effect thereto, at least one obligor on the Notes shall be a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; and

(2) immediately after such transaction, no Default exists;

(3) TCEH Finance shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

Transactions with Affiliates

TCEH will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of TCEH (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to TCEH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by TCEH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) TCEH delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the board of directors of TCEH approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among TCEH or any of its Restricted Subsidiaries or between or among TCEH, and its Restricted Subsidiaries and EFH Corp. and any of its Subsidiaries in the ordinary course of business;

(2) Restricted Payments permitted by the provisions of the Indenture described under the covenant “—Limitation on Restricted Payments” and “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of TCEH to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Closing Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of TCEH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which TCEH or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to TCEH or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to TCEH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by TCEH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date);

(7) the existence of, or the performance by TCEH or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by TCEH or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transactions (including any payments made after the Closing Date in respect of the Issuer’s and its Subsidiaries’ long-term incentive plan or in respect of tax gross-ups and other deferred compensation) and the payment of all fees and expenses related to the Transactions, in each case as disclosed in this prospectus;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, including EFH Corp. and its subsidiaries, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to TCEH and its Restricted Subsidiaries, in the reasonable determination of the board of directors of TCEH or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of TCEH to any Permitted Holder or to any director, officer, employee or consultant;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of TCEH or any of its Restricted Subsidiaries;

(12) payments by TCEH or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of TCEH in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of TCEH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by TCEH in good faith;

(14) investments by the Investors in securities of TCEH or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

(15) payments by TCEH (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among TCEH (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of TCEH and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that TCEH, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were TCEH and its Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

TCEH will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)(a) pay dividends or make any other distributions to TCEH or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to TCEH or any of its Restricted Subsidiaries;

(2) make loans or advances to TCEH or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to TCEH or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the TCEH Senior Secured Facilities and the related documentation, the TCEH Senior Interim Facility and the related documentation and the Existing Notes Indentures and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by TCEH or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of TCEH pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of TCEH, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(m) restrictions created in connection with any Receivables Facility for the benefit of TCEH or any of its Restricted Subsidiaries that, in the good faith determination of TCEH, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

(n) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale, hedging or similar agreement to which TCEH or any Restricted Subsidiary of TCEH is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance solely to the property or assets of TCEH or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and does not extend to any other asset or property of TCEH or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

TCEH will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of TCEH, TCEH Finance, Inc. or any Guarantor), other than TCEH Finance, Inc., a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of TCEH, TCEH Finance, Inc. or any Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Guarantee; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against TCEH or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Limitations on Business Activities of TCEH Finance, Inc.

TCEH Finance, Inc. may not hold assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor with respect to the Notes or any other Indebtedness issued by TCEH, and may engage in any activities directly related thereto or necessary in connection therewith. TCEH Finance, Inc. shall be a Wholly-Owned Subsidiary of TCEH at all times.

Reports and Other Information

Notwithstanding that TCEH may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires TCEH to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which TCEH would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that TCEH shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event TCEH will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time TCEH would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, each of the Parent Guarantor and the Issuer have agreed that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of TCEH is or becomes a Guarantor of the Notes (including the Parent Guarantor), the Indenture permits TCEH to satisfy its obligations in this covenant with respect to financial information relating to TCEH by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to TCEH and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding anything herein to the contrary, TCEH will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “Events of Default and Remedies” until 60 days after the date any report hereunder is due.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Required Holders of not less than 30% in principal amount of the Required Debt to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by TCEH or any of its Restricted Subsidiaries or the payment of which is guaranteed by TCEH or any of its Restricted Subsidiaries, other than Indebtedness owed to TCEH or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $250.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $250.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(7) the Guarantee of the Parent Guarantor or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Required Holders of at least 30% in principal amount of the Required Debt may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Required Holders of a majority in aggregate principal amount of the Required Debt by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Required Holders of at least 30% in principal amount of the Required Debt have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Required Holders of a majority in principal amount of the Required Debt have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Required Holders of a majority in principal amount of the Required Debt are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that TCEH is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and TCEH is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer, the Parent Guarantor or any other Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer, the Parent Guarantor or the other Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the TCEH Senior Secured Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the TCEH Senior Secured Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Required Holders of at least a majority in principal amount of the Required Debt, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Required Debt, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder or any Guarantee may be waived with the consent of the Required Holders of a majority in principal amount of the Required Debt, other than Required Debt beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Required Debt).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Required Holders of at least a majority in aggregate principal amount of the Required Debt and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Obligations, in any property or assets; or

(14) in the event that PIK Notes are issued in certificated form, to make appropriate amendments to the Indenture to reflect an appropriate minimum denominations of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes.

In addition, the terms of the Indenture permit the Issuer, the Guarantors and the Trustee to amend or supplement the Indenture at any time, without the consent of any Holder, to provide for the issuance of Additional Notes and Required Debt in accordance with the terms of the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Required Holders of a majority in principal amount of the Required Debt will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the applicable Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) (A) with respect to Cash Pay Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Cash Pay Note at November 1, 2011 (such redemption price being set forth in the tables appearing under the caption “Optional Redemption—Cash Pay Notes”), plus (ii) all required interest payments due on such Cash Pay Note through November 1, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Cash Pay Note, or

(B) with respect to the Toggle Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Toggle Note at November 1, 2012 (such redemption price being set forth in the table appearing under “Optional Redemption—Toggle Notes”), plus (ii) all required interest payments (calculated based on the cash interest rate payable on the Toggle Notes) due on such Toggle Note through November 1, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Toggle Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of TCEH or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment (including any such equipment that has been refurbished in contemplation of such disposition) in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of TCEH in a manner permitted pursuant to the provisions described under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under “Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $75.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of TCEH to TCEH or by TCEH or a Restricted Subsidiary of TCEH to another Restricted Subsidiary of TCEH;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of TCEH or any of its Restricted Subsidiaries;

(k) any financing transaction with respect to property built or acquired by TCEH or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) [Intentionally omitted];

(m) sales, transfers and other dispositions (i) of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;

(n) [Intentionally omitted];

(o) [Intentionally omitted];

(p) [Intentionally omitted];

(q) any Casualty Event provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the second paragraph under “Repurchase at the Option of Holders—Asset Sales” or TCEH or such Restricted Subsidiary delivers to the Trustee a Restoration Certificate with respect to plans to invest (and reinvests within 450 days from the date of receipt of the Net Proceeds);

(r) the execution of (or amendment to), settlement of or unwinding of any Hedging Obligation in the ordinary course of business;

(s) any disposition of mineral rights (other than coal and lignite mineral rights), provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the second paragraph under “Repurchase at the Option of Holders—Asset Sales”;

(t) any sale, transfer or other disposal of any real property that is (i) primarily used or intended to be used for mining which has either been reclaimed, or has not been used for mining in a manner which requires reclamation, and in either case has been determined by TCEH not to be necessary for use for mining, (ii) used as buffer land, but no longer serves such purpose or its use is restricted such that it will continue to be buffer land, or (iii) was acquired in connection with power generation facilities, but has been determined by TCEH to no longer be commercially suitable for such purpose;

(u) [Intentionally omitted];

(v) dispositions of power, capacity, heat rate, renewable energy credits, waste by-products, energy, electricity, coal and lignite, oil and other petroleum based liquids, emissions and other environmental credits, ancillary services, fuel (including all forms of nuclear fuel and natural gas) and other related assets or products of services, including assets related to trading activities or the sale of inventory or contracts related to any of the foregoing, in each case in the ordinary course of business;

(w) [Intentionally omitted];

(x) any disposition of assets in connection with salvage activities, provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the second paragraph under “Repurchase at the Option of Holders—Asset Sales”; and

(y) any sale, transfer or other disposition of any assets required by any Government Authority; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the second paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations existing on the Closing Date (i) that were not included on the balance sheet of TCEH as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment shall for all purposes not be treated as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by TCEH and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities, unless such securities are deposited to defease Indebtedness, of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss; provided that any such taking or similar proceeding or insured loss that results in Net Proceeds of less than $75.0 million shall not be deemed a Casualty Event.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor or TCEH and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2) TCEH becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of TCEH or any of its direct or indirect parent companies; or

(3) at any time, EFH Corp. shall cease to own directly or indirectly beneficially and of record at least a majority of the total voting power of the voting stock of TCEH.

“Closing Date” means October 10, 2007.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral Posting Facility” means any senior cash posting credit facility, the size of which is capped by the mark-to-market loss, inclusive of any unpaid settlement amounts, of TCEH and its subsidiaries on a hypothetical portfolio of commodity swaps, forwards and futures transactions that correspond to or replicate all or a portion of actual transactions by TCEH and its subsidiaries that are outstanding on, or entered into from time to time on or after, the Closing Date.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, nuclear fuel costs, depletion of coal or lignite reserves, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or any Collateral Posting Facility or similar facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding, (u) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including Transaction fees and expenses to the extent incurred on or prior to December 31, 2008), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles during such period shall be excluded;

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by TCEH, shall be excluded;

(5) the Net Income for such period of any Person that (a) is not a Subsidiary, (b) is an Unrestricted Subsidiary or (c) is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of TCEH shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of TCEH will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to TCEH or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of all adjustments (including the effects of such adjustments pushed down to TCEH and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8) any net after-tax effect of income (loss) attributable to the early extinguishment of Indebtedness (other than Hedging Obligations) shall be excluded;

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of TCEH or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded;

(13) to the extent covered by insurance and actually reimbursed, or, so long as TCEH has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(14) any net after-tax effect of unrealized income (loss) attributable to Hedging Obligations or other derivative instruments shall be excluded; and

(15) any benefit from any fair market value of any contract as recorded on the balance sheet at the time of the Transactions shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by TCEH and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from TCEH and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by TCEH or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of TCEH for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Secured Indebtedness” means Consolidated Total Indebtedness secured by a Lien on any assets of TCEH or any of its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (1) the aggregate amount of all outstanding Indebtedness of TCEH and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, debt obligations evidenced by promissory notes and similar instruments, letters of credit (only to the extent of any unreimbursed drawings thereunder) and Obligations in respect of Capitalized Lease Obligations, plus (2) the aggregate amount of all outstanding Disqualified Stock of TCEH and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (3) the aggregate amount of all Unrestricted Cash and less (4) all Deposit L/C Loans and Incremental Deposit L/C Loans outstanding on such date of determination. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by TCEH.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, waste by-products, renewable energy credit, or any other energy related commodity or service (including ancillary services and related risks (such as location basis)).

“Credit Facilities” means, with respect to TCEH or any of its Restricted Subsidiaries, one or more debt facilities, including the TCEH Senior Secured Facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted by the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit L/C Loan” means Deposit L/C Loans under, and as defined in, the TCEH Senior Secured Facilities.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by TCEH or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of TCEH, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of TCEH or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by TCEH or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of TCEH or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of TCEH or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by TCEH or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period.

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period, deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1) (u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by such Person and its Restricted Subsidiaries, by the Indenture (including a refinancing transaction or amendment or other modification of any debt instrument) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes, the TCEH Senior Secured Facilities, the TCEH Senior Interim Facilities and any Receivables Facility, (ii) any amendment or other modification of the Notes, (iii) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and (iv) any charges or non-recurring merger costs as a result of any such transaction, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates” and deducted (and not added back) in calculating Consolidated Net Income; plus

(i) the amount of net cost savings projected by TCEH in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period and added to EBITDA until fully realized), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and some portion of the benefit is expected to be realized within 12 months of taking such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in calculating Consolidated Net Income; plus

(k) any costs or expense incurred by TCEH or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of TCEH or net cash proceeds of an issuance of Equity Interests (other than Disqualified Stock) of TCEH (or any direct or indirect parent thereof) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”; plus

(l) Expenses Relating to a Unit Outage; provided that the only Expenses Relating to a Unit Outage that may be included in EBITDA shall be, without duplication, (i) up to $250.0 million per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months after any planned or unplanned outage of any Unit by reason of any action by any regulatory body or other Government Authority or to comply with any applicable law, and (ii) up to $100.0 million per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months after any planned outage of any Unit for purposes of expanding or upgrading such Unit;

(m) cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of EBITDA pursuant to paragraph (2) below for any previous period and not added; and

(2) decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, (b) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of EBITDA pursuant to paragraph (1) above for any previous period and not deducted, and (c) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in a non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income.

“EFH Corp.” means Energy Future Holdings Corp.

“EFH Corp. Notes” means the $2,000,000,000 aggregate principal amount of 10.875% Senior Notes due 2017 and the $2,500,000,000 aggregate principal amount of 11.250%/12.000% Senior Toggle Notes due 2017 issued by EFH Corp. and any PIK notes issued (or increase in principal amount) as payment of interest thereon.

“EFH Senior Interim Facility” means the senior interim loan agreement dated as of the Closing Date by and among EFH Corp., as borrower, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantee instruments and agreements executed in connection therewith and any amendments, supplements, modifications or restatements thereof.

“Energy Future Competitive Holdings” means Energy Future Competitive Holdings Company.

“Energy Future Intermediate Holding Company” means Energy Future Intermediate Holding Company LLC.

“Environmental CapEx Debt” means Indebtedness of TCEH or any of its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Environmental Capital Expenditures” means capital expenditures deemed necessary by TCEH or its Restricted Subsidiaries to comply with, or in anticipation of having to comply with, Environmental Law or otherwise undertaken voluntarily by TCEH or any of its Restricted Subsidiaries in connection with environmental matters.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of TCEH or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to TCEH’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of TCEH; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“ERCOT” means the Electric Reliability Council of Texas.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by TCEH after the Closing Date from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of TCEH or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or TCEH) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of TCEH.

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of TCEH on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Existing Notes” means

•	Parent Guarantor’s Floating Rate Junior Subordinated Debentures, Series D due 2037;

•	Parent Guarantor’s 8.175% Fixed Junior Subordinated Debentures, Series E due 2037;

•	TCEH’s 6.125% Senior Notes due 2008;

•	TCEH’s 7.000% Senior Notes due 2013;

•	Parent Guarantor’s 7.460% Fixed Secured Bonds with amortizing payments to 2015;

•	Parent Guarantor’s 7.480% Fixed Secured Bonds;

•	Parent Guarantor’s 9.580% Fixed Notes due in semi-annual installments to 2019;

•	Parent Guarantor’s 8.254% Fixed Notes due in quarterly installments to 2021;

Pollution Control Revenue Bonds—Brazos River Authority:

•	5.400% Fixed Series 1994A due May 1, 2029;

•	7.700% Fixed Series 1999A due April 1, 2033;

•	6.750% Fixed Series 1999B due September 1, 2034;

•	7.700% Fixed Series 1999C due March 1, 2032;

•	Floating Rate Series 2001A due October 1, 2030;

•	5.750% Fixed Series 2001C due May 1, 2036;

•	Floating Rate Series 2001D due May 1, 2033;

•	Floating Rate Taxable Series 2001I due December 1, 2036;

•	Floating Rate Series 2002A due May 1, 2037;

•	6.750% Fixed Series 2003A due April 1, 2038;

•	6.300% Fixed Series 2003B due July 1, 2032;

•	6.750% Fixed Series 2003C due October 1, 2038;

•	5.400% Fixed Series 2003D due October 1, 2029, remarketing date October 1, 2014;

•	5.000% Fixed Series 2006 due March 1, 2041;

Pollution Control Revenue Bonds—Sabine River Authority of Texas:

•	6.450% Fixed Series 2000A due June 1, 2021;

•	5.500% Fixed Series 2001A due May 1, 2022, remarketing date November 1, 2011;

•	5.750% Fixed Series 2001B due May 1, 2030, remarketing date November 1, 2011;

•	5.200% Fixed Series 2001C due May 1, 2028;

•	5.800% Fixed Series 2003A due July 1, 2022;

•	6.150% Fixed Series 2003B due August 1, 2022;

Pollution Control Revenue Bonds—Trinity River Authority of Texas:

•	6.250% Fixed Series 2000A due May 1, 2028;

in each case to the extent outstanding on the Closing Date.

“Existing Notes Indentures” means each of the indentures or other documents containing the terms of the Existing Notes.

“Existing Parent Guarantor Notes” means

•	Parent Guarantor’s Floating Rate Junior Subordinated Debentures, Series D due 2037;

•	Parent Guarantor’s 8.175% Fixed Junior Subordinated Debentures, Series E due 2037;

•	Parent Guarantor’s 7.460% Fixed Secured Bonds with amortizing payments to 2015;

•	Parent Guarantor’s 7.480% Fixed Secured Bonds;

•	Parent Guarantor’s 9.580% Fixed Notes due in semi-annual installments to 2019;

•	Parent Guarantor’s 8.254% Fixed Notes due in quarterly installments to 2021;

in each case to the extent outstanding on the Closing Date.

“Existing EFH Corp. Notes” means:

•	EFH Corp. 5.550% Fixed Senior Notes Series P due 2014;

•	EFH Corp. 6.500% Fixed Senior Notes Series Q due 2024;

•	EFH Corp. 6.550% Fixed Senior Notes Series R due 2034;

•	EFH Corp. Floating Convertible Senior Notes due 2033;

•	EFH Corp. 6.375% Series C Senior Notes due 2008; and

•	EFH Corp. 4.800% Series O Senior Notes due 2009,

in each case to the extent outstanding on the Closing Date.

“Expenses Relating to a Unit Outage” means any expenses or other charges as a result of any outage or shut-down of any Unit, including any expenses or charges relating to (a) restarting any such Unit so that it may be placed back in service after such outage or shut-down, (b) purchases of power, natural gas or heat rate to meet commitments to sell, or offset a short position in, power, natural gas or heat rate that would otherwise have been met or offset from production generated by such Unit during the period of such outage or shut-down, net of the expenses not in fact incurred (including fuel and other operating expenses) that would have been incurred absent such outage or shut down and (c) starting up, operating, maintaining and shutting down any other Unit that would not otherwise have been operating absent such outage or shut-down, including the fuel and other operating expenses to the extent in excess of the expenses not in fact incurred (including fuel and other operating costs) that would have been incurred absent such outage or shut down, incurred to start-up, operate, maintain and shut-down such Unit and that are required during the period of time that the shut-down or outaged Unit is out of service in order to meet the commitments of such shut-down or outaged Unit to sell, or offset a short position in, power, natural gas or heat rate.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that TCEH or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by TCEH or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into TCEH or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of TCEH. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of TCEH to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as TCEH may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Closing Date.

“Government Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation ERCOT.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means the Parent Guarantor and each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means with respect to any Person, the obligations of such Person under (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, commodity transportation agreements, fuel storage agreements, netting agreements (including Netting Agreements), capacity agreement and commercial or trading agreements, each with respect to the purchase, sale, exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, sale, lease or hedge of, any Covered Commodity price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incremental Deposit L/C Loans” means Incremental Deposit L/C Loans under, and as defined in, the TCEH Senior Secured Facilities.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person provided that the amount of Indebtedness of such first Person for purposes of this clause (3) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such first Person in good faith;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities or (c) amounts payable by TCEH and any Restricted Subsidiary in connection with retail clawback or other regulatory transition issues.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of TCEH, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc.

“Intercompany Loan” means a senior, unsubordinated loan by TCEH or any of its Restricted Subsidiaries to EFH Corp., with an interest rate commensurate with an arm’s length relationship, guaranteed by any Subsidiary of EFH Corp. that has guaranteed any Indebtedness of EFH Corp. and (if outstanding at the time any such proceeds are received) requiring repayment with up to $1,250.0 million of proceeds received by EFH Corp. or any of its Subsidiaries (other than the Oncor Subsidiaries) from the sale of Equity Interests in, Indebtedness of, or all or substantially all of the assets (in one transaction or a series of related transactions) of any of the Oncor Subsidiaries or any direct or indirect parent of the Oncor Subsidiaries.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among TCEH (or any of its direct or indirect parent companies) and its (or their) Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of TCEH in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to TCEH’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of TCEH at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, TCEH shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) TCEH’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to TCEH’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by TCEH.

“Investors” means Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., J.P. Morgan Ventures Corporation, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and LB I Group and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means the first date on which any Notes are issued pursuant to the Indenture. The Initial Cash Pay Notes were originally issued on October 31, 2007.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Necessary CapEx Debt” means Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

“Necessary Capital Expenditures” means capital expenditures by the Issuer and its Restricted Subsidiaries that are required by applicable law (other than Environmental Law) or otherwise undertaken voluntarily for health and safety reasons (other than as required by Environmental Law). The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by TCEH or any of its Restricted Subsidiaries in respect of any Asset Sale (including a Casualty Event), including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale (including a Casualty Event), net of the direct costs relating to such Asset Sale (including a Casualty Event) and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by TCEH or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by TCEH or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Netting Agreement” shall mean a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement or other similar document related to any master netting agreement or Permitted Contract.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in the Indenture.

“Oncor Electric Delivery Facility” means the revolving credit agreement to be entered into as of the Closing Date by and among Oncor Electric Delivery, as borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Oncor Holdings” means Oncor Electric Delivery Holdings LLC.

“Oncor Subsidiaries” means the Subsidiaries of Energy Future Intermediate Holding Company, including Oncor Holdings and its subsidiaries.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between TCEH or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

“Permitted Holders” means each of the Investors, members of management (including directors) of EFH Corp. or its Subsidiaries who on the Closing Date are (or will be at any time prior to the first anniversary of the Closing Date) holders of Equity Interests of TCEH (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of TCEH or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in TCEH or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by TCEH or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, TCEH or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Closing Date;

(6) any Investment acquired by TCEH or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by TCEH or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by TCEH or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of TCEH or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness of TCEH or any of its Restricted Subsidiaries permitted under the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, fuel (including all forms of nuclear fuel), supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of TCEH, are necessary or advisable to effect any Receivables Facility for the benefit of TCEH or any of its Restricted Subsidiaries;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(18) any loans to, letters of credit issued on behalf of, EFH Corp. or any of its Restricted Subsidiaries under the EFH Corp. Notes, and any refinancings thereof, for working capital purposes, in each case made in the ordinary course of business and consistent with past practices;

(19) any Investment in Shell Wind in an aggregate amount not to exceed $1,500.0 million; and

(20) one or more letters of credit in an aggregate amount not to exceed $170.0 million posted by a Restricted Subsidiary in favor of an Oncor Subsidiary to secure that Restricted Subsidiary’s contractual obligations to that Subsidiary.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including in connection with the construction or restoration of facilities for the generation, transmission or distribution of electricity) or otherwise constituting Permitted Investments;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey or title exceptions or irregularities, minor encumbrances, easements or reservations of, or rights of others for, licenses, permits, conditions, covenants, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12) or (13) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and (b) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Closing Date (other than Liens in favor of the lenders under the TCEH Senior Secured Facilities);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by TCEH or any of its Restricted Subsidiaries;

(9) Liens on property at the time TCEH or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into TCEH or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by TCEH or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to TCEH or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations of TCEH or its Restricted Subsidiaries incurred under clause (10) of the second paragraph under “Certain—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such agreements were entered into in the ordinary course of business and not for speculative purposes (as determined by TCEH in its reasonable discretion acting in good faith) and, in the case of any commodity Hedging Obligations or any Hedging Obligation of the type described in clause (c) of the definition of “Hedging Obligations,” entered into in order to hedge against or manage fluctuations in the price or availability of any Covered Commodity);

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of TCEH or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by TCEH and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of TCEH or any Restricted Subsidiary that is a Guarantor;

(16) [Intentionally omitted];

(17) Liens on accounts receivable, other Receivables Facility assets, or accounts into which collections or proceeds of Receivables Facility assets are deposited, in each case in connection with a Receivables Facility for the benefit of TCEH or its Restricted Subsidiaries;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted by the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by TCEH or any of its Subsidiaries are located;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of TCEH or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of TCEH and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of TCEH or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by TCEH or any Restricted Subsidiary in the ordinary course of business;

(28) rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of TCEH or any of its Restricted Subsidiaries and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

(29) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of TCEH or any of its Restricted Subsidiaries, provided that such agreements are entered into in the ordinary course of business (including in respect of construction and restoration activities);

(30) any restrictions on any stock or stock equivalents or other joint venture interests of TCEH or any of its Restricted Subsidiaries providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such stock or stock equivalents or interest of such Person, if a security interest or other Lien is created on such stock or stock equivalents or interest as a result thereof and other similar Liens;

(31) [Intentionally omitted];

(32) Liens and other exceptions to title, in either case on or in respect of any facilities of TCEH or any of its Restricted Subsidiaries, arising as a result of any shared facility agreement entered into with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of business of TCEH or any of its Restricted Subsidiaries, taken as a whole; and

(33) Liens on cash and Cash Equivalents (i) deposited by TCEH or any of its Restricted Subsidiaries in margin accounts with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or issuers of surety bonds or (ii) pledged or deposited as collateral by TCEH or any of its Restricted Subsidiaries with any of the entities described in clause (i) above to secure their respective obligations, in the case of each of clauses (i) and (ii) above, with respect to: (A) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (1) natural gas, (2) electricity, (3) coal and lignite, (4) petroleum¬based liquids, (5) oil, (6) nuclear fuel (including enrichment and conversion), (7) emissions or other environmental credits, (8) waste byproducts, (9) weather, (10) power and other generation capacity, (11) heat rate, (12) congestion, (13) renewal energy credit, or (14) any other energy-related commodity or services or derivative (including ancillary services and related risk (such as location basis); (B) any contracts or transactions for the purchase, processing, transmission, transportation, distribution, sale, lease, hedge or storage of, or any other services related to any commodity or service identified in subparts (1)—(14) above, including any capacity agreement; (C) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (1)—(14) above, or to any interest rate or currency rate management activities; (D) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any netting agreement or any agreement described in this clause (33); (E) any agreement combining part or all of a netting agreement or part or all of any of the agreements described in this clause (33); (E) any document relating to any agreement described in this clause (33) that is filed with a Government Authority and any related service agreements; or (F) any commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements (such agreements described in clauses (A) through (F) of this clause (33) being collectively, “Permitted Contracts”), Netting Agreements, Hedging Obligations and letters of credit supporting Permitted Contracts, Netting Agreements and Hedging Obligations;

(34) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

(35) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of TCEH and its Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(36) any zoning land use, environmental or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of TCEH or any of its Restricted Subsidiaries, taken as a whole;

(37) any Liens arising by reason of deposits with or giving of any form of security to any Government Authority for any purpose at any time as required by applicable law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Issuer or any of its Restricted Subsidiaries to maintain self-insurance or participate in any fund for liability on any insurance risks;

(38) Liens, restrictions, regulations, easements, exceptions or reservations of any Government Authority applying particularly to nuclear fuel;

(39) rights reserved to or vested in any Government Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of applicable law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(40) Liens arising under any obligations or duties affecting any of the property of TCEH or any of its Restricted Subsidiaries to any Government Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(41) rights reserved to or vested in any Government Authority to use, control or regulate any property of such person;

(42) any obligations or duties, affecting the property of TCEH or any of its Restricted Subsidiaries, to any Government Authority with respect to any franchise, grant, license or permit;

(43) a set-off or netting rights granted by TCEH or any Subsidiary of TCEH pursuant to any agreements related to Hedging Obligations, Netting Agreements or Permitted Contracts solely in respect of amounts owing under such agreements;

(44) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment described under “Permitted Investments” to be applied against the purchase price for such Investment and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction excluded from the definition described under “Asset Sale,” in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(45) rights of first refusal and purchase options in favor of Aluminum Company of America (“Alcoa”) to purchase Sandow Unit 4 and/or the real property related thereto, as described in (i) the Sandow Unit 4 Agreement dated August 13, 1976, as amended, between Alcoa and Texas Power & Light Company (“TPL”) and (ii) Deeds dated March 14, 1978 and July 21, 1980, as amended, executed by Alcoa conveying to TPL the Sandow Four real property; and

(46) any amounts held by a trustee in the funds and accounts under any indenture securing any revenue bonds issued for the benefit of TCEH or any of its Restricted Subsidiaries.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction, repair, restoration, replacement, expansion or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise, incurred in respect of capital expenditures (including Environmental CapEx Debt and Necessary CapEx Debt).

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by TCEH in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the applicable Notes or other investment publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by TCEH which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to TCEH or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which TCEH or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Registration Rights Agreement” means, as applicable (1) the Registration Rights Agreement relating to the Initial Cash Pay Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers, (2) the Registration Rights Agreement relating to the Series B Cash Pay Notes, dated as of the issue date of the Series B Cash Pay Notes, among the Issuer and the other parties thereto, (3) the Registration Rights Agreement relating to the Toggle Notes, dated as of the Toggle Notes issue date, among the Issuer and the other parties thereto and (4) with respect to any Additional Notes, any registration rights agreement among the Issuer and the other parties thereto relating to the registration by the Issuer of such Additional Notes under the Securities Act.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by TCEH or a Restricted Subsidiary in exchange for assets transferred by TCEH or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Required Debt” means, with respect to any action, on any date, the outstanding principal amount of:

(1) the Notes (including any Additional Notes),

(2) the Senior Term Loans under the TCEH Senior Interim Facility (excluding any Senior Term Loans held by Defaulting Lenders (as defined in the TCEH Senior Interim Facility),

(3) the Senior Notes (as defined in the TCEH Senior Interim Facility), and

(4) any other senior unsecured securities issued by the Issuer to refinance or replace any of the items described in clauses (2) and (3) of this definition (including any additional securities of the same series)

at such date, other than, in each case, any such debt beneficially owned by the Issuer or its Affiliates, voting as a single class, except to the extent prohibited by law; provided that (a) Required Debt shall only include debt described in clauses (2) through (4) of this definition, to the extent such debt would require the consent of the holders of the debt described in this definition voting as a single class to take such action, except to the extent described below in clause (b) and (c); (b) if any amendment, waiver or other action would disproportionately affect the holders of the Series B Cash Pay Notes, the Initial Cash Pay Notes or the Toggle Notes, Required Debt shall mean the Series B Cash Pay Notes, the Initial Cash Pay Notes or the Toggle Notes, as the case may be, voting as a single class and the debt described in clauses (1) through (4) voting as a single class; and (c) if any amendment, waiver or other action would affect (i) only the Notes, with equal effect on each series of the Cash Pay Notes and the Toggle Notes, (ii) only the Series B Cash Pay Notes, (iii) only the Initial Cash Pay Notes or (iv) only the Toggle Notes, Required Debt shall mean the Notes, the Series B Cash Pay Notes, the Initial Cash Pay Notes or the Toggle Notes, as the case may be, voting as a single class without the debt described in clauses (2) through (4) of this definition.

“Required Holders” means Persons holding the Required Debt.

“Restoration Certificate” shall mean, with respect to any Casualty Event, an Officer’s Certificate provided to the Trustee prior to the 365th day after such Casualty Event has occurred certifying (a) that TCEH or such Restricted Subsidiary intends to use the proceeds received in connection with such Casualty Event to repair, restore or replace the property or assets in respect of which such Casualty Event occurred, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration or replacement will be completed within the later of (x) 450 days after the date on which cash proceeds with respect to such Casualty Event were received and (y) 180 days after delivery of such Restoration Certificate.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of TCEH (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by TCEH or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by TCEH or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of TCEH or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor (other than the Parent Guarantor) outstanding under the TCEH Senior Secured Facilities, the TCEH Senior Interim Facility or the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any such Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Closing Date or thereafter created or incurred) and all obligations of the Issuer or any such Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) of the Issuer or any Guarantor (other than the Parent Guarantor) owing to a Lender (as defined in the TCEH Senior Secured Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor (other than the Parent Guarantor) permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to TCEH or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Shell Wind” means a joint venture with Shell WindEnergy Inc. (or a similar entity) in which TCEH and its Restricted Subsidiaries have up to a 50% ownership interest relating to the joint development of a 3,000 megawatt wind project in Texas and other renewable energy projects in Texas.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by TCEH and its Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and EFH Corp.

“Subordinated Indebtedness” means,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TCEH” means Texas Competitive Electric Holdings Company LLC.

“TCEH Senior Interim Facility” means the interim loan agreement dated as of the Closing Date, by and among the Parent Guarantor, as guarantor, TCEH, as borrower, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“TCEH Senior Secured Facilities” means the credit agreement dated as of the Closing Date by and among the Parent Guarantor, as guarantor, TCEH, as borrower, the other guarantors party thereto the lenders party thereto in their capacities as lenders thereunder and Citibank N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Total Assets” means the total assets of TCEH and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of TCEH or such other Person as may be expressly stated.

“Transactions” means the transactions contemplated by the Transaction Agreement, the TCEH Senior Interim Facility, the EFH Senior Interim Facility, borrowings under the TCEH Senior Secured Facilities, the Oncor Electric Delivery Facility and any Receivables Facility as in effect on the Closing Date and any repayments of indebtedness in connection therewith.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of February 25, 2007, among Merger Sub, Texas Holdings and EFH Corp.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to (x) November 1, 2011, in the case of the Cash Pay Notes, and (y) November 1, 2012, in the case of the Toggle Notes; provided, however, that if the period from the Redemption Date to November 1, 2011 or November 1, 2012, as the case may be, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unit” means an individual power plant generation system comprised of all necessary physically connected generators, reactors, boilers, combustion turbines and other prime movers operated together to independently generate electricity.

“Unrestricted Cash” means, as of any date, without duplication, (a) all cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by the covenant described under “Certain Covenants—Liens” and Liens permitted by clause (23), subclauses (i) and (ii) of clause (26) and clause (33) of the definition of Permitted Liens, included in the cash and cash equivalents accounts listed on the consolidated balance sheet of TCEH and its Restricted Subsidiaries as of such date and (b) all unrestricted margin deposits related to commodity positions listed on the consolidated balance sheet of Issuer and the Restricted Subsidiaries.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of TCEH (other than TCEH Finance, Inc.) which at the time of determination is an Unrestricted Subsidiary (as designated by TCEH, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

TCEH may designate any Subsidiary of TCEH (including any existing Subsidiary and any newly acquired or newly formed Subsidiary but excluding TCEH Finance, Inc.) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, TCEH or any Subsidiary of TCEH (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by TCEH;

(2) such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of TCEH or any Restricted Subsidiary.

TCEH may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) TCEH could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for TCEH and its Restricted Subsidiaries would be greater than such ratio for TCEH and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by TCEH shall be notified by TCEH to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of TCEH or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK ENTRY; SETTLEMENT AND CLEARANCE

The notes are represented by one or more global notes in registered form without interest coupons (collectively, the “global notes”). The global notes have been deposited with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form (“certificated notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, Société Anonyme (“Clearstream, Luxembourg”), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the placement agents), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	DTC will credit portions of the principal amount of the global notes to the accounts of the Participants; and

•

ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are Participants may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants. All interests in a global note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Additional Interest, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or either trustee. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our or its agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for certificated notes if:

•

DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary; or

•	there has occurred and is continuing an event of default with respect to the notes.

In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global notes (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time-zone differences, credits of interests in the global notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such global notes settled during such processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the global notes by or through a Clearstream, Luxembourg participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes as of the date of this prospectus. Unless otherwise stated, this summary deals only with notes held as capital assets (generally, property held for investment).

As used herein, a “U.S. holder” means a beneficial owner of the notes that is for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person.

The term “non-U.S. holder” means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income and estate tax consequences different from those summarized below.

If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors regarding the tax consequences of an investment in the notes.

This summary does not represent a detailed description of the U.S. federal income and estate tax consequences that may be applicable to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. You should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Certain Tax Consequences to the Company

Because (i) the yield-to-maturity on the toggle notes equals or exceeds the sum of (x) the “applicable federal rate” (as determined under Section 1274(d) of the Code) in effect for the calendar month in which the toggle notes were issued (the “AFR”) and

(y) 5 percentage points, (ii) the maturity date of the toggle notes is more than five years from the date of issue and (iii) the toggle notes have “significant” original issue discount (“OID”), the toggle notes are considered “applicable high yield discount obligations”. Therefore we will not be allowed to take a deduction for interest (including OID) accrued on the toggle notes for U.S. federal income tax purposes until such time as we actually pay such interest (including OID) in cash or in other property (other than stock or debt issued by us or by a person deemed to be related to us under Section 453(f)(1) of the Code).

Moreover, because the yield-to-maturity on the toggle notes exceeds the sum of (x) the AFR and (y) 6 percentage points (such excess shall be referred to hereinafter as the “Disqualified Yield”), the deduction for interest (including OID) accrued on the toggle notes will be permanently disallowed (regardless of whether we actually pay such interest or OID in cash or in other property) for U.S. federal income tax purposes to the extent such interest or OID is attributable to the Disqualified Yield on the toggle notes (“Dividend-Equivalent Interest”).

Certain Tax Consequences to U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to U.S. holders of the notes.

Initial Cash-Pay Notes

Payments of Interest on Initial Cash-Pay Notes. Interest on an initial cash-pay note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Market Discount. If you purchase an initial cash-pay note for an amount that is less than its principal amount, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, an initial cash-pay note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the initial cash-pay note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the initial cash-pay note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Amortizable Bond Premium. If you purchase an initial cash-pay note for an amount in excess of its principal amount, you will be considered to have purchased the initial cash-pay note at a “premium.” You generally may elect to amortize the premium over the remaining term of the initial cash-pay note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the initial cash-pay note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Initial Cash-Pay Notes. Upon the sale, exchange, retirement, or other taxable disposition of an initial cash-pay note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued interest, which will be taxable as interest income to the extent not previously included in income as discussed above) and the adjusted tax basis of the initial cash-pay note. Your adjusted tax basis in an initial cash-pay note will, in general, be your cost for that initial cash-pay note increased by any market discount previously included in income and reduced by any amortized premium. Except as described above with respect to market discount, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Series B Cash-Pay Notes

Payments of Interest on Series B Cash-Pay Notes. Except as set forth below, “qualified stated interest” (as defined below) on a Series B cash-pay note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount. The Series B cash-pay notes are treated as having been issued with OID in an amount equal to the difference between their “stated redemption price at maturity” (the sum of all payments to be made on the Series B cash-pay notes other than “qualified stated interest”) and their “issue price.” You generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the Series B cash-pay notes, even if denominated as interest, to the extent such payments do not constitute “qualified stated interest.”

The “issue price” of each Series B cash-pay note is the first price at which a substantial amount of the Series B cash-pay notes were sold (other than to an underwriter, placement agent or wholesaler). The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The stated interest payments on the Series B cash-pay notes are qualified stated interest.

The amount of OID that you must include in income will generally equal the sum of the “daily portions” of OID with respect to the Series B cash-pay note for each day during the taxable year or portion of the taxable year in which you held such Series B cash-pay note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a Series B cash-pay note may be of any length and may vary in length over the term of the Series B cash-pay note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the product of the Series B cash-pay note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. The yield to maturity of the Series B cash-pay note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note.

The “adjusted issue price” of a Series B cash-pay note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below. We are required to provide information returns stating the amount of OID accrued on Series B cash-pay notes held by persons of record other than corporations and other holders exempt from information reporting.

You may elect to treat all interest on a Series B cash-pay note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which you acquired the Series B cash-pay note, and may not be revoked without the consent of the Internal Revenue Service (“IRS”). You should consult with your own tax advisors about this election.

Market Discount. If you purchase a Series B cash-pay note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Series B cash-pay note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the Series B cash-pay note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Series B cash-pay note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium. If you purchase a Series B cash-pay note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Series B cash-pay note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that Series B cash-pay note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the Series B cash-pay note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a Series B cash-pay note for an amount in excess of the sum of all amounts payable on the Series B cash-pay note after the purchase date other than qualified stated interest, you will be considered to have purchased the Series B cash-pay note at a premium and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the Series B cash-pay note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the Series B cash-pay note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Series B Cash-Pay Notes. Upon the sale, exchange, retirement, or other taxable disposition of a Series B cash-pay note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income as discussed above) and the adjusted tax basis of the Series B cash-pay note. Your adjusted tax basis in a Series B cash-pay note will, in general, be your cost for that Series B cash-pay note increased by any OID or market discount previously included in income, and reduced by any amortized premium. Except as described above with respect to market discount, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Toggle Notes

Original Issue Discount. Because the toggle notes provide us with the option to pay PIK interest in lieu of paying cash interest in any interest payment period until November 1, 2012, and because the issue price of the toggle notes is actually less than their stated redemption price at maturity, the toggle notes are treated as having been issued with OID, as described below. The issuance of PIK Notes generally is not treated as a payment of interest. Instead, the toggle note and any PIK Notes issued in respect of PIK interest thereon are treated as a single debt instrument under the OID rules.

The toggle notes are treated as having been issued with OID in an amount equal to the difference between their “stated redemption price at maturity” (the sum of all payments to be made on the toggle notes other than “qualified stated interest”) and their “issue price.” You generally must include OID in gross income in advance of the receipt of cash attributable to that income.

The “issue price” of each toggle note is the first price at which a substantial amount of the toggle notes were sold (other than to an underwriter, placement agent or wholesaler). The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Because we have the option in any interest payment period until November 1, 2012 to make interest payments in PIK interest instead of paying cash, the stated interest payments on the toggle notes are not qualified stated interest.

The amount of OID that you must include in income will generally equal the sum of the “daily portions” of OID with respect to the toggle note for each day during the taxable year or portion of the taxable year in which you held such toggle note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a toggle note may be of any length and may vary in length over the term of the toggle note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the product of the toggle note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The yield to maturity of the toggle note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note. For purposes of determining the yield to maturity, the assumption is that we will pay interest in cash and not exercise the option to pay PIK interest, except in respect of any period in which we actually elect to pay PIK interest.

The “adjusted issue price” of a toggle note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any cash payments previously made on such toggle note. We are required to provide information returns stating the amount of OID accrued on toggle notes held by persons of record other than corporations and other holders exempt from information reporting.

If we in fact pay interest in cash on the toggle notes, you will not be required to adjust your OID inclusions. Each payment made in cash under a toggle note will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal. You generally will not be required to include separately in income cash payments received on the toggle notes to the extent such payments constitute payments of previously accrued OID or payments of principal.

With respect to any interest payment period for which we exercise our option to pay interest in the form of PIK interest, including the interest period related to the May 1, 2009 interest payment date, your OID calculation for future periods will be adjusted by treating the toggle note as if it had been retired and then reissued for an amount equal to its adjusted issue price on the date preceding the first date of such interest payment period, and recalculating the yield to maturity of the reissued note by treating the amount of PIK interest (and of any prior PIK interest) as a payment that will be made on the maturity date of such note.

The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax advisors regarding their application.

Applicable High Yield Discount Obligations. For purposes of the dividends-received deduction, the Dividend-Equivalent Interest, as defined above under “Certain Tax Consequences to the Company”, will be treated as a dividend to the extent it is deemed to have been paid out of our current or accumulated earnings and profits. Accordingly, if you are a corporation, you may be entitled, subject to applicable limitations, to take a dividends-received deduction with respect to any Dividend-Equivalent Interest received by you on such toggle note.

Market Discount. If you purchase a toggle note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a toggle note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the toggle note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the toggle note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium. If you purchase a toggle note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the toggle note after the purchase date, you will be considered to have purchased that toggle note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the toggle note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a toggle note for an amount in excess of the sum of all amounts payable on the toggle note after the purchase date, you will be considered to have purchased the toggle note at a premium and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the toggle note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the toggle note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Toggle Notes. Upon the sale, exchange, retirement, or other taxable disposition of a toggle note (or a PIK Note), you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other taxable disposition and the adjusted tax basis of the toggle note (or the PIK Note). Your adjusted tax basis in a toggle note will, in general, be your cost for the toggle note, increased by OID or market discount previously included in income, and reduced by any amortized premium and any cash payments on the toggle note. Although not free from doubt, your adjusted tax basis in the toggle note should be allocated between the original toggle note and any PIK Notes received in respect of PIK interest thereon in proportion to their relative principal amounts. Your holding period in any PIK Note received in respect of PIK interest would likely be identical to your holding period for the original toggle note with respect to which the PIK Note was received. Except as described above with respect to market discount, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

U.S. Federal Withholding Tax. The 30% U.S. federal withholding tax will not apply to any payment of interest (which for these purposes includes OID) on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes (including OID) is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	you are not a bank whose receipt of interest (including OID) on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying that interest (including OID) paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of a note.

U.S. Federal Income Tax. If you are engaged in a trade or business in the United States and interest (including OID) on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to U.S. federal income tax on that interest (including OID) on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax, provided you furnish us with a properly executed IRS Form W-8 ECI as discussed above in “—U.S. Federal Withholding Tax”) in generally the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest (including OID), subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If a non-U.S. holder of notes is described in the first bullet point above, any gain realized upon a sale, exchange, retirement, or other taxable disposition of the notes will be subject to U.S. federal income tax in the same manner as effectively connected interest as described above. If a non-U.S. holder of notes is described in the second bullet point above, any gain realized upon a sale, exchange, retirement, or other taxable disposition of the notes will be subject to U.S. federal income tax at a statutory rate of 30%, which gain may be offset by certain losses.

U.S. Federal Estate Tax. Your estate will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest rule” described above under “—U.S. Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to certain payments of principal and interest (including OID) paid on the notes and to the proceeds of sale or other disposition (including retirement or a redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

In general, we must report to the IRS and to you the amount of interest (including OID) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest (including OID) on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code and we have received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “—Certain Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including retirement or a redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the notes by employee benefit plans that are subject to ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such employee benefit plan, plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties.

In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we, the Guarantors or the Market Maker are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Included among the exemptions that may apply to the acquisition and holding of the notes are the U.S. Department of Labor prohibited transaction class exemption (“PTCE”) 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each holder and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such holder or transferee to acquire or hold the notes or any interest therein constitutes assets of any Plan or (ii) the acquisition and holding of the notes or any interest therein by such holder or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring or holding the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the acquisition and holding of the notes.

PLAN OF DISTRIBUTION

This prospectus is to be used by the Market Maker and its affiliates in connection with offers and sales of the notes in market-making transactions in the secondary market effected from time to time.

The Market Maker and its affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

From time to time, the Market Maker and its affiliates have provided, and may in the future provide from time to time, investment banking and commercial banking services and financial advisory services to us for which they have in the past received, and may in the future receive, customary fees. In addition, the Market Maker and certain of its affiliates have provided, and may in the future provide from time to time, certain investment banking and commercial banking services and financial advisory services for certain of our subsidiaries and for the members of the Sponsor Group and certain of their affiliates, for which they have received, or will receive, customary fees.

The Market Maker is one of the members of the Sponsor Group. See “The Transactions-Equity Contributions.” The Sponsor Group indirectly owns approximately 60% of our capital stock on a fully-diluted basis through its investment in Texas Holdings, which owns approximately 99% of EFH Corp.’s capital stock. Affiliates of the Market Maker may be deemed, as a result of their ownership of approximately 27% of the General Partner’s outstanding units and certain provisions of the General Partner’s LLC Agreement, to have shared voting or dispositive power over Texas Holdings. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters—Beneficial Ownership of Common Stock of EFH Corp.”

Each of Scott Lebovitz, Kenneth Pontarelli and Thomas Ferguson, who are members of EFH Corp.’s board of directors, are employees of the Market Maker or its affiliates.

An affiliate of the Market Maker is a co-documentation agent, joint lead arranger and joint lead bookrunner for, and a lender under, the TCEH Senior Secured Facilities. This affiliate is also the sole lead arranger, sole bookrunner and posting agent for the TCEH Commodity Collateral Posting Facility. An affiliate of the Market Maker is a co-documentation agent, joint lead arranger and joint lead bookrunner for, and a lender under, the Oncor Revolving Credit Facility. The Market Maker acted as dealer manager for the offers to purchase and consent solicitations with respect to the Specified Notes. See “The Transactions—Debt Financing.”

The Market Maker acted as an initial purchaser in connection with the original sale of the notes, as well as the sale of the EFH Corp. Notes, and received a customary underwriting discount in connection with those transactions. The Market Maker and/or its affiliates currently own, and may from time to time trade, the notes for their own accounts in connection with their principal activities. Such sales may be made pursuant to this prospectus or otherwise pursuant to an applicable exemption from registration. Additionally, in the future, the Market Maker and/or its affiliates may, from time to time, own notes as a result of market-making activities.

We have been advised by the Market Maker that, subject to applicable laws and regulations, the Market Maker or is affiliates currently intend to make a market in the notes. However, the Market Maker is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. We cannot assure you that an active trading market will be sustained. See “Risk Factors—Risks Related to the Notes—Your ability to transfer the notes may be limited by the absence of an active trading market, and an active trading market may not develop for the notes.”

Pursuant to registration rights agreement entered into among us and representatives of the Market Maker, we have agreed to indemnify the Market Maker against certain liabilities, including liabilities under the Securities Act. The registration rights agreement also provides that we will bear all expenses in connection with the performance of our obligations relating to the market-making activities of the Market Maker and its affiliates.

LEGAL MATTERS

The validity and enforceability of the notes and the related guarantees have been passed upon for us by Andrew M. Wright, Vice President & Associate General Counsel of EFH Corporate Services Company, Dallas, Texas. Mr. Wright beneficially owns 100,000 shares of common stock of EFH Corp., including 50,000 shares issuable upon exercise of vested options. In addition, Mr. Wright has unvested stock options to purchase an additional 200,000 shares of common stock of EFH Corp.

EXPERTS

The financial statements, included in this Prospectus as of December 31, 2008 and 2007 (successor), and for the year ended December 31, 2008 (successor), the period from October 11, 2007 through December 31, 2007 (successor), the period from January 1, 2007 through October 10, 2007 (predecessor) and the year ended December 31, 2006 (predecessor), have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph related to EFH Corp. completing its merger with Texas Energy Future Merger Sub Corp and becoming a subsidiary of Texas Energy Future Holdings Limited Partnership on October 10, 2007). Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2009 and 2008, included in this Prospectus, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

AVAILABLE INFORMATION

EFC Holdings and the Guarantors have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

EFC Holdings files annual, quarterly and current reports and other information with the SEC. You may read and copy any document EFC Holdings has filed or will file with the SEC at the SEC’s public website (www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

The Issuer has agreed that even if it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, EFC Holdings will nonetheless file with the SEC and make available to the trustee and to holders of notes the reports specified in “Description of the Notes—Certain Covenants—Reports and Other Information,” subject to the provisions described in that section.

GLOSSARY

Other than under the caption “Description of the Notes,” where a different meaning for a term or abbreviation listed below is provided, when the following terms and abbreviations appear in the text of this prospectus, they have the meanings indicated below.

1999 Restructuring Legislation	Texas Electric Choice Plan, the legislation that restructured the electric utility industry in Texas to provide for retail competition

2008 Year-End Financial Statements	EFC Holdings’ Annual Financial Statements for the three years ended December 31, 2008, 2007 and 2006 included in the Registration Statement on Form S-1 (File Number 333-157049)

Adjusted EBITDA	Adjusted EBITDA means EBITDA adjusted to exclude non-cash items, unusual items and other adjustments allowable under certain debt arrangements of TCEH and EFH Corp. Adjusted EBITDA and EBITDA are not recognized terms under GAAP and, thus, are non-GAAP financial measures. EFC Holdings is providing TCEH’s and EFH Corp.’s Adjusted EBITDA in this prospectus (see reconciliation in “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations – Covenants and Restrictions Under Financing Arrangements”) solely because of the important role that Adjusted EBITDA plays in respect of the certain covenants contained in the debt arrangements. EFC Holdings does not intend for Adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP. Additionally, EFC Holdings does not intend for Adjusted EBITDA (or EBITDA) to be used as a measure of free cash flow available for management’s discretionary use, as the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, EFC Holdings’ presentation of Adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures of other companies.

Ancillary services	Refers to services necessary to support the transmission of energy and maintain reliable operations for the entire transmission system.

CAIR	Clean Air Interstate Rule

Capgemini	Capgemini Energy LP, a subsidiary of Cap Gemini North America Inc. that provides business support services to EFC Holdings and its subsidiaries

CO2	carbon dioxide

DOE	US Department of Energy

EBITDA	Refers to earnings (net income) before interest expense, income taxes, depreciation and amortization. See the definition of Adjusted EBITDA above.

EFC Holdings	Refers to Energy Future Competitive Holdings Company, a direct subsidiary of EFH Corp. and the direct parent of TCEH, and/or its consolidated subsidiaries, depending on context.

EFH Corp.	Refers to Energy Future Holdings Corp., a holding company, and/or its subsidiaries, depending on context. Its major subsidiaries include TCEH and Oncor.

EPA	US Environmental Protection Agency

EPC	engineering, procurement and construction

ERCOT	Electric Reliability Council of Texas, the independent system operator and the regional coordinator of various electricity systems within Texas

ERISA	Employee Retirement Income Security Act of 1974, as amended

FASB	Financial Accounting Standards Board, the designated organization in the private sector for establishing standards for financial accounting and reporting

FERC	US Federal Energy Regulatory Commission

FIN	Financial Accounting Standards Board Interpretation

FIN 39-1	FIN No. 39, “Offsetting of Amounts Related to Certain Contracts — an Interpretation of APB Opinion No. 10 and FASB Statement No. 105”

FIN 46R	FIN No. 46R (Revised 2003), “Consolidation of Variable Interest Entities”

FIN 48	FASB Interpretation No. 48 (As Amended), “Accounting for Uncertainty in Income Taxes”

Fitch	Fitch Ratings, Ltd. (a credit rating agency)

FSP	FASB Staff Position

FSP FIN 39-1	FSP FIN No. 39-1, “Amendment of FASB Interpretation No. 39”

FSP FIN 48-1	FSP FIN No. 48-1, “Definition of Settlement in FASB Interpretation No. 48”

FSP SFAS 107-1 and APB 28-1	FSP SFAS No. 107-1 and Accounting Principles Board Opinion No. 28-1, “Interim Disclosures about Fair Value of Financial Instruments”

FSP SFAS 115-2 and SFAS 124-2	FSP SFAS No. 115-2 and SFAS No. 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”

FSP SFAS 132(R)-1	FSP SFAS No. 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets”

FSP SFAS 140-4 and FIN 46(R)-8	FSP SFAS No. 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interest in Variable Interest Entities”

FSP SFAS 157-3	FSP SFAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active”

GAAP	generally accepted accounting principles

GWh	gigawatt-hours

historical service territory	the territory, largely in north Texas, being served by EFH Corp.’s regulated electric utility subsidiary at the time of entering retail competition on January 1, 2002

Intermediate Holding	Refers to Energy Future Intermediate Holding Company LLC, a direct, wholly-owned subsidiary of EFH Corp. and the direct parent of Oncor Holdings.

IRS	US Internal Revenue Service

kV	kilovolts

kWh	kilowatt-hours

LIBOR	London Interbank Offered Rate. An interest rate at which banks can borrow funds, in marketable size, from other banks in the London interbank market.

Luminant	Refers to subsidiaries of TCEH engaged in competitive market activities consisting of electricity generation, development and construction of new generation facilities, wholesale energy sales and purchases as well as commodity risk management and trading activities, all largely in Texas.

Luminant Construction	Refers to the operations of TCEH established for the purpose of developing and constructing new generation facilities.

Luminant Energy	Luminant Energy Company LLC, an indirect, wholly-owned subsidiary of TCEH that engages in certain wholesale markets activities

Luminant Power	Refers to subsidiaries of TCEH engaged in electricity generation activities.

March 31, 2009 Financial Statements	These unaudited financial statements include the condensed consolidated balance sheets of EFC Holdings and subsidiaries as of March 31, 2009 and December 31, 2008 and the related condensed statements of consolidated income (loss) and consolidated comprehensive income (loss) for the three-month periods ended March 31, 2009 and 2008, and of consolidated cash flows for the three-month periods ended March 31, 2009 and 2008 and the related notes to the financial statements.

market heat rate	Heat rate is a measure of the efficiency of converting a fuel source to electricity. The market heat rate is based on the price offer of the marginal supplier in Texas (generally natural gas plants) in generating electricity and is calculated by dividing the wholesale market price of electricity by the market price of natural gas.

Merger	The transaction referred to in “Merger Agreement” (defined immediately below) that was completed on October 10, 2007.

Merger Agreement	Agreement and Plan of Merger, dated February 25, 2007, under which Texas Holdings agreed to acquire EFH Corp.

Merger Sub	Texas Energy Future Merger Sub Corp, a Texas corporation and a wholly-owned subsidiary of Texas Holdings that was merged into EFH Corp. on October 10, 2007

MMBtu	million British thermal units

Moody’s	Moody’s Investors Services, Inc. (a credit rating agency)

MW	megawatts

MWh	megawatt-hours

NERC	North American Electric Reliability Corporation

NOx	nitrogen oxide

NRC	US Nuclear Regulatory Commission

Oncor	Refers to Oncor Electric Delivery Company LLC, a direct majority-owned subsidiary of Oncor Holdings and an indirect subsidiary of EFH Corp., and/or its consolidated bankruptcy-remote financing subsidiary, Oncor Electric Delivery Transition Bond Company LLC, depending on context, that is engaged in regulated electricity transmission and distribution activities.

Oncor Holdings	Refers to Oncor Electric Delivery Holdings Company LLC, a direct wholly-owned subsidiary of Intermediate Holding and the direct majority owner of Oncor.

Oncor Ring-Fenced Entities	Refers to Oncor Holdings and its direct and indirect subsidiaries, including Oncor.

OPEB	other postretirement employee benefits

PUCT	Public Utility Commission of Texas

PURA	Texas Public Utility Regulatory Act

Purchase accounting	The purchase method of accounting for a business combination as prescribed by SFAS 141 whereby the cost or “purchase price” of a business combination, including the amount paid for the equity and direct transaction costs are allocated to identifiable assets and liabilities (including intangible assets) based upon their fair values. The excess of the purchase price over the fair values of assets and liabilities is recorded as goodwill.

REP	retail electric provider

RRC	Railroad Commission of Texas, which has oversight of lignite mining activity

S&P	Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc. (a credit rating agency)

SEC	US Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended

SFAS	Statement of Financial Accounting Standards issued by the FASB

SFAS 5	SFAS No. 5, “Accounting for Contingencies”

SFAS 34	SFAS No. 34, “Capitalization of Interest Cost”

SFAS 87	SFAS No. 87, “Employers’ Accounting for Pensions”

SFAS 106	SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions”

SFAS 109	SFAS No. 109, “Accounting for Income Taxes”

SFAS 115	SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”

SFAS 123(R)	SFAS No. 123 (revised 2004), “Share-Based Payment”

SFAS 132(R)	SFAS No. 132 (revised 2003), “Employers’ Disclosures About Pensions and Other Postretirement Benefits”

SFAS 133	SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended and interpreted

SFAS 140	SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125”

SFAS 141	SFAS No. 141, “Business Combinations”

SFAS 142	SFAS No. 142, “Goodwill and Other Intangible Assets”

SFAS 144	SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”

SFAS 146	SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”

SFAS 157	SFAS No. 157, “Fair Value Measurements”

SFAS 158	SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”

SFAS 159	SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”

SFAS 160	SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”

SFAS 161	SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133”

SG&A	selling, general and administrative

SO2	sulfur dioxide

Sponsor Group	Collectively, the investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P. and GS Capital Partners, an affiliate of Goldman Sachs & Co. (See Texas Holdings below.)

TCEH	Refers to Texas Competitive Electric Holdings Company LLC, a direct, wholly-owned subsidiary of EFC Holdings and an indirect subsidiary of EFH Corp., and/or its subsidiaries, depending on context, that are engaged in electricity generation, wholesale and retail energy markets and development and construction activities. Its major subsidiaries include Luminant and TXU Energy.

TCEH Finance	Refers to TCEH Finance, Inc., a direct, wholly-owned subsidiary of TCEH, formed for the sole purpose of serving as co-issuer with TCEH of the notes.

TCEH Senior Secured Facilities	Refers collectively to the TCEH Initial Term Loan Facility, TCEH Delayed Draw Term Loan Facility, TCEH Revolving Credit Facility, TCEH Letter of Credit Facility and TCEH Commodity Collateral Posting Facility. See Note 12 to the 2008 Year-End Financial Statements and Note 4 to the March 31, 2009 Financial Statements for details of these facilities.

TCEQ	Texas Commission on Environmental Quality

Texas Holdings	Refers to Texas Energy Future Holdings Limited Partnership, a Delaware limited partnership controlled by the Sponsor Group that owns substantially all of the common stock of EFH Corp.

Texas Holdings Group	Refers to Texas Holdings and its direct and indirect subsidiaries other than the Oncor Ring-Fenced Entities.

TXU Energy	Refers to TXU Energy Retail Company LLC, a direct, wholly-owned subsidiary of TCEH engaged in the retail sale of electricity to residential and business customers. TXU Energy is a REP in competitive areas of ERCOT.

TXU Fuel	TXU Fuel Company, a former subsidiary of TCEH

US	United States of America

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Energy Future Competitive Holdings Company:

We have reviewed the accompanying condensed consolidated balance sheet of Energy Future Competitive Holdings Company and subsidiaries (“EFC Holdings”) as of March 31, 2009, and the related condensed statements of consolidated income (loss), comprehensive income (loss) and cash flows for the three-month periods ended March 31, 2009 and 2008. These interim financial statements are the responsibility of EFC Holdings’ management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Energy Future Competitive Holdings Company and subsidiaries as of December 31, 2008, and the related statements of consolidated income (loss), comprehensive income (loss), cash flows, and shareholders’ equity for the year then ended (not presented herein) and in our report dated March 2, 2009 (which report includes an explanatory paragraph related to Energy Future Holdings Corp. completing its merger with Texas Energy Future Merger Sub Corp and becoming a subsidiary of Texas Energy Future Holdings Limited Partnership on October 10, 2007) we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the condensed consolidated balance sheet as of December 31, 2008 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ Deloitte & Touche LLP

Dallas, Texas
April 30, 2009

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

CONDENSED STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Unaudited)

(millions of dollars)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Operating revenues	$1,766	$1,983
Fuel, purchased power costs and delivery fees	(843)	(1,064)
Net gain (loss) from commodity hedging and trading activities	1,128	(1,567)
Operating costs	(168)	(159)
Depreciation and amortization	(276)	(269)
Selling, general and administrative expenses	(172)	(151)
Franchise and revenue-based taxes	(25)	(25)
Impairment of goodwill (Note 2)	(70)	—
Other income	3	3
Other deductions (Note 11)	(9)	(5)
Interest income	7	9
Interest expense and related charges (Note 11)	(471)	(658)

Income (loss) before income taxes	870	(1,903)

Income tax (expense) benefit	(344)	664

Net income (loss)	526	(1,239)

Net income (loss) attributable to noncontrolling interests	—	—

Net income (loss) attributable to EFC Holdings	$526	$(1,239)

See Notes to Financial Statements.

CONDENSED STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(millions of dollars)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Net income (loss)	$526	$(1,239)

Other comprehensive income (loss), net of tax effects:

Cash flow hedges:
Net decrease in fair value of derivatives (net of tax benefit of $9 and $219)	(17)	(407)
Derivative value net loss (gain) related to hedged transactions recognized during the period and reported in net income (net of tax benefit (expense) of $15 and $(1))	26	(3)

Total adjustments to net income (loss)	9	(410)

Comprehensive income (loss)	535	(1,649)

Comprehensive income (loss) attributable to noncontrolling interests	—	—

Comprehensive income (loss) attributable to EFC Holdings	$535	$(1,649)

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

(Unaudited)

(millions of dollars)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Cash flows — operating activities:
Net income (loss)	$526	$(1,239)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	387	405
Deferred income tax expense (benefit) – net	350	(669)
Impairment of goodwill (Note 2)	70	—
Unrealized net (gains) losses from mark-to-market valuations of commodity positions	(1,030)	1,594
Unrealized net gains from mark-to-market valuations of interest rate swaps	(205)	—
Bad debt expense	20	16
Stock-based incentive compensation expense	2	1
Other, net	43	2
Changes in operating assets and liabilities:
Margin deposits — net	65	(597)
Other operating assets and liabilities	226	304

Cash provided by (used in) operating activities	454	(183)

Cash flows — financing activities:
Issuances of long-term debt (Note 4)	212	149
Retirements/repurchases of long-term debt (Note 4)	(124)	(60)
Increase in short-term borrowings (Note 4)	—	651
Decrease in income tax-related note payable to Oncor	(8)	(8)
Contributions from noncontrolling interests (Note 6)	26	—
Debt discount, financing and reacquisition expenses	(2)	—
Other	1	11

Cash provided by financing activities	105	743

Cash flows — investing activities:
Net loans to affiliates	—	(174)
Capital expenditures	(354)	(513)
Nuclear fuel purchases	(46)	(58)
Redemption of investment held in money market fund	142	—
Proceeds from sale of environmental allowances and credits	4	20
Purchases of environmental allowances and credits	(9)	(12)
Changes in restricted cash	3	20
Proceeds from sales of nuclear decommissioning trust fund securities	1,402	396
Investments in nuclear decommissioning trust fund securities	(1,406)	(400)
Other	26	3

Cash used in investing activities	(238)	(718)

Net change in cash and cash equivalents	321	(158)
Cash and cash equivalents — beginning balance	479	215

Cash and cash equivalents — ending balance	$800	$57

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(millions of dollars)

	March 31, 2009	December 31, 2008
ASSETS

Current assets:
Cash and cash equivalents	$800	$479
Investments held in money market fund	—	142
Restricted cash (Note 11)	1	4
Trade accounts receivable — net (Note 3)	654	994
Notes receivable from parent (Note 10)	584	584
Inventories (Note 11)	356	361
Commodity and other derivative contractual assets (Note 7)	3,773	2,391
Accumulated deferred income taxes	168	21
Margin deposits related to commodity positions	465	439
Other current assets	67	86

Total current assets	6,868	5,501

Restricted cash (Note 11)	1,250	1,250
Investments (Note 11)	466	484
Property, plant and equipment — net (Note 11)	20,866	20,902
Goodwill (Note 2)	10,252	10,322
Intangible assets — net (Note 2)	2,784	2,774
Commodity and other derivative contractual assets (Note 7)	1,775	962
Other noncurrent assets, principally unamortized debt issuance costs	803	805

Total assets	$45,064	$43,000

LIABILITIES AND EQUITY

Current liabilities:
Short-term borrowings (Note 4)	$900	$900
Long-term debt due currently (Note 4)	206	269
Trade accounts payable – nonaffiliates	640	1,000
Trade accounts and other payables to affiliates	179	171
Commodity and other derivative contractual liabilities (Note 7)	3,875	2,730
Margin deposits related to commodity positions	616	525
Accrued income taxes payable to parent (Note 10)	46	33
Accrued taxes other than income	48	70
Accrued interest	609	354
Other current liabilities	221	275

Total current liabilities	7,340	6,327

Accumulated deferred income taxes	5,736	5,242
Commodity and other derivative contractual liabilities (Note 7)	1,936	2,095
Notes or other liabilities due affiliates (Note 10)	245	254
Long-term debt, less amounts due currently (Note 4)	31,721	31,556
Other noncurrent liabilities and deferred credits (Note 11)	2,548	2,528

Total liabilities	49,526	48,002

Commitments and Contingencies (Note 5)

Equity (Note 6):
EFC Holdings shareholders’ equity	(4,488)	(5,002)
Noncontrolling interests in subsidiaries	26	—

Total equity	(4,462)	(5,002)

Total liabilities and equity	$45,064	$43,000

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

EFC Holdings is a subsidiary of EFH Corp. and is a Dallas-based holding company that conducts its operations principally through its wholly-owned subsidiary, TCEH. TCEH is a Dallas-based holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, development and construction of new generation facilities, wholesale energy sales and purchases, commodity risk management and trading activities, and retail electricity sales. Commodity risk management and allocation of financial resources are performed at the consolidated level; therefore, there are no reportable business segments.

Basis of Presentation

The condensed consolidated financial statements have been prepared in accordance with US GAAP and on the same basis as the audited financial statements included in the 2008 Year-End Financial Statements, with the exception of the adoption of SFAS 160 and 161 as discussed below. All adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position have been included therein. All intercompany items and transactions have been eliminated in consolidation. Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with US GAAP have been omitted pursuant to the rules and regulations of the SEC. Because the condensed consolidated interim financial statements do not include all of the information and footnotes required by US GAAP, they should be read in conjunction with the audited financial statements and related notes included in the 2008 Year-End Financial Statements. The results of operations for an interim period may not give a true indication of results for a full year. All dollar amounts in the financial statements and tables in the notes are stated in millions of US dollars unless otherwise indicated.

Use of Estimates

Preparation of the financial statements requires estimates and assumptions about future events that affect the reporting of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense, including fair value measurements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. No material adjustments, other than those disclosed elsewhere herein, were made to previous estimates or assumptions during the current year.

Changes in Accounting Standards

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.” SFAS 160 is effective for fiscal years beginning on or after December 15, 2008 and requires noncontrolling interests in subsidiaries initially to be measured at fair value and classified as a separate component of equity. Effective January 2009, EFC Holdings classified the noncontrolling interests created as part of the nuclear generation development joint venture formed in the first quarter of 2009 as a separate component of equity in the balance sheet, and reported consolidated net income (loss) includes the net income attributable to noncontrolling interests, the amount of which was immaterial in the period from the formation of the joint venture in January 2009 through March 31, 2009.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities – an Amendment of FASB Statement 133.” SFAS 161 enhances required disclosures regarding derivatives and hedging activities to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. This statement was effective with reporting for the three months ended March 31, 2009. As SFAS 161 provides only disclosure requirements, the adoption of this standard does not have any effect on reported results of operations or financial condition. The disclosures are provided in Note 7.

In December 2008, the FASB issued FSP SFAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.” This FSP amends SFAS 132(R) to provide enhanced disclosures regarding how investment allocation decisions are made and certain aspects of fair value measurements on plan assets. The disclosures required by this FSP are intended to provide transparency related to the types of assets and associated risks in an employer’s defined benefit pension or other postretirement employee benefits plan and events in the economy and markets that could have a significant effect on the value of plan assets. This FSP is effective for fiscal years ending after December 15, 2009. As the FSP provides only disclosure requirements, the adoption of this FSP will not have any effect on reported results of operations, financial condition or cash flows.

In April 2009, the FASB issued FSP SFAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” which requires the disclosure of summarized financial information about the fair value of financial instruments for interim reporting. This FSP is effective for interim reporting periods ending after June 15, 2009. As the FSP provides only disclosure requirements, the adoption of this FSP will not have any effect on reported results of operations, financial condition or cash flows. The principal effect of this rule is that EFC Holdings will disclose the fair value of its debt securities quarterly in addition to its annual disclosure.

In April 2009, the FASB issued FSP SFAS 115-2 and SFAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” which changed the guidance for recording impairment of investments in debt securities. This FSP is effective for interim and annual reporting periods ending after June 15, 2009, and is expected to affect many utility companies that hold debt securities in nuclear decommissioning trust funds. However, the adoption of this FSP will not affect the accounting for EFC Holdings’ nuclear decommissioning trust fund because the trust balance is reported at fair value, with changes in fair value of the trust resulting in changes in EFC Holdings’ receivable/payable with Oncor and, in turn, changes in Oncor’s regulatory asset or liability related to the decommissioning cost.

2. GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

Goodwill

Reported goodwill totaled $10.25 billion and $10.32 billion as of March 31, 2009 and December 31, 2008, respectively.

In the first quarter of 2009, EFC Holdings recorded a $70 million goodwill impairment charge. This charge resulted from the completion of fair value calculations supporting the initial $8.0 billion goodwill impairment charge that was recorded in the fourth quarter of 2008. The impairment charge primarily reflected the dislocation in the capital markets during the fourth quarter of 2008 that increased interest rate spreads and the resulting discount rates used in estimating fair values and the effect of declines in market values of debt and equity securities of comparable companies. The impairment determination involved significant assumptions and judgments in estimating EFC Holdings’ enterprise value and the fair values of its assets and liabilities.

The calculations supporting the impairment determination utilized models that take into consideration multiple inputs, including commodity prices, debt yields, equity prices of comparable companies and other inputs. Those models were generally used in developing long-term forward price curves for certain commodities and discount rates for determining fair values of certain individual assets and liabilities of EFC Holdings. The fair value measurements resulting from such models are classified as Level 3.

Identifiable Intangible Assets

Identifiable intangible assets reported in the balance sheet are comprised of the following:

	As of March 31, 2009			As of December 31, 2008
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Retail customer relationship	$463	$151	$312	$463	$130	$333
Favorable purchase and sales contracts	700	291	409	700	249	451
Capitalized in-service software	159	15	144	48	13	35
Environmental allowances and credits	987	142	845	994	121	873
Mining development costs	15	2	13	19	2	17

Total intangible assets subject to amortization	$2,324	$601	1,723	$2,224	$515	1,709

Trade name (not subject to amortization)			955			955
Mineral interests (not currently subject to amortization)			106			110

Total intangible assets			$2,784			$2,774

Amortization expense related to intangible assets consisted of:

	Income Statement Line	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Retail customer relationship	Depreciation and amortization	$21	$13
Favorable purchase and sales contracts	Operating revenues/fuel, purchased power costs and delivery fees	42	59
Capitalized in-service software	Depreciation and amortization	2	3
Environmental allowances and credits	Fuel, purchased power costs and delivery fees	21	26

Total amortization expense		$86	$101

Estimated Amortization of Intangible Assets — The estimated aggregate amortization expense related to identifiable intangible assets for each of the five succeeding fiscal years from December 31, 2008 is as follows:

Year	Amount
2009	$336
2010	211
2011	169
2012	134
2013	118

3. TRADE ACCOUNTS RECEIVABLE AND SALE OF RECEIVABLES PROGRAM

Sale of Receivables

Subsidiaries of TCEH engaged in retail sales of electricity participate in an accounts receivable securitization program, the activity under which is accounted for as a sale of accounts receivable in accordance with SFAS 140. Under the program, such subsidiaries (originators) sell trade accounts receivable to TXU Receivables Company, which is a special purpose entity created for the purpose of purchasing receivables from the originators and is a consolidated wholly-owned bankruptcy-remote direct subsidiary of EFH Corp. TXU Receivables Company sells undivided interests in the purchased accounts receivable for cash to special purpose entities established by financial institutions (the funding entities).

The maximum amount currently available under the accounts receivable securitization program is $700 million, and the program funding was $382 million at March 31, 2009. Under the terms of the program, available funding was reduced by the total of $103 million of customer deposits held by the originators at March 31, 2009 because TCEH’s credit ratings were lower than Ba3/BB-.

All new trade receivables under the program generated by the originators are continuously purchased by TXU Receivables Company with the proceeds from collections of receivables previously purchased. Changes in the amount of funding under the program, through changes in the amount of undivided interests sold by TXU Receivables Company, reflect seasonal variations in the level of accounts receivable, changes in collection trends and other factors such as changes in sales prices and volumes. TXU Receivables Company has issued subordinated notes payable to the originators for the difference between the face amount of the uncollected accounts receivable purchased, less a discount, and cash paid to the originators that was funded by the sale of the undivided interests. The balance of the subordinated notes payable, which is reported in trade accounts receivable, totaled $270 million and $268 million at March 31, 2009 and December 31, 2008, respectively.

The discount from face amount on the purchase of receivables from the originators principally funds program fees paid to the funding entities. The program fees, which are also referred to as losses on sale of the receivables under SFAS 140, consist primarily of interest costs on the underlying financing. The discount also funds a servicing fee paid by TXU Receivables Company to EFH Corporate Services Company, a direct wholly-owned subsidiary of EFH Corp., that provides recordkeeping services and is the collection agent for the program.

Program fee amounts, which are reported in SG&A expenses, were as follows:

	Three Months Ended March 31,
	2009	2008
Program fees	$4	$7
Program fees as a percentage of average funding (annualized)	3.7%	7.0%

The trade accounts receivable balance reported in the March 31, 2009 consolidated balance sheet has been reduced by $652 million face amount of retail accounts receivable sold to TXU Receivables Company, partially offset by the inclusion of $270 million of subordinated notes receivable from TXU Receivables Company. Funding under the program decreased $34 million for the three month period ending March 31, 2009 and decreased $22 million for the three month period ending March 31, 2008. Funding increases or decreases under the program are reflected as operating cash flow activity in the statement of cash flows. The carrying amount of the retained interests in the accounts receivable balance approximated fair value due to the short-term nature of the collection period.

Activities of TXU Receivables Company were as follows:

	Three Months Ended March 31,
	2009	2008
Cash collections on accounts receivable	$1,440	$1,456
Face amount of new receivables purchased	(1,408)	(1,391)
Discount from face amount of purchased receivables (to fund fees paid)	5	8
Program fees paid to funding entities	(4)	(7)
Servicing fees paid to EFH Corp. subsidiary for recordkeeping and collection services	(1)	(1)
Increase (decrease) in subordinated notes payable	2	(43)

Operating cash flows used by originators under the program	$34	$22

The program may be terminated upon the occurrence of a number of specified events, including if the delinquency ratio (delinquent for 31 days) for the sold receivables, the default ratio (delinquent for 91 days or deemed uncollectible), the dilution ratio (reductions for discounts, disputes and other allowances) or the days collection outstanding ratio exceed stated thresholds, and the funding entities do not waive such event of termination. The thresholds apply to the entire portfolio of sold receivables, not separately to the receivables of each originator. In addition, the program may be terminated if TXU Receivables Company or the EFH Corp. subsidiary acting as collection agent defaults in any payment with respect to debt in excess of $50,000 in the aggregate for such entities, or if TCEH, any affiliate of TCEH acting as collection agent other than the EFH Corp. subsidiary, any parent guarantor of an originator or any originator shall default in any payment with respect to debt (other than hedging obligations) in excess of $200 million in the aggregate for such entities.

Upon termination of the program, cash flows would be delayed as collections of sold receivables would be used by TXU Receivables Company to repurchase the undivided interests from the funding entities instead of purchasing new receivables. The level of cash flows would normalize in approximately 16 to 30 days.

The subordinated notes issued by TXU Receivables Company are subordinated to the undivided interests of the funding entities in the purchased receivables.

Trade Accounts Receivable

	March 31, 2009	December 31, 2008
Gross wholesale and retail trade accounts receivable	$1,091	$1,474
Retail accounts receivable sold to TXU Receivables Company	(652)	(684)
Subordinated notes receivable from TXU Receivables Company	270	268
Allowance for uncollectible accounts	(55)	(64)

Trade accounts receivable — reported in balance sheet	$654	$994

Gross trade accounts receivable at March 31, 2009 and December 31, 2008 included unbilled revenues of $327 million and $427 million, respectively.

Allowance for Uncollectible Accounts Receivable

	Three Months Ended March 31,
	2009	2008
Allowance for uncollectible accounts receivable as of beginning of period	$64	$24
Increase for bad debt expense	20	16
Decrease for account write-offs	(29)	(18)

Allowance for uncollectible accounts receivable as of end of period	$55	$22

4. SHORT-TERM BORROWINGS AND LONG-TERM DEBT

Short-Term Borrowings

At March 31, 2009, EFC Holdings and its subsidiaries had outstanding short-term borrowings of $900 million at a weighted average interest rate of 3.94%, excluding certain customary fees, at the end of the period. At December 31, 2008, EFC Holdings and its subsidiaries had outstanding short-term borrowings of $900 million at a weighted average interest rate of 3.95%, excluding certain customary fees, at the end of the period. All short-term borrowings were under the TCEH Revolving Credit Facility.

Credit Facilities

EFC Holdings’ (through TCEH) credit facilities with cash borrowing and/or letter of credit availability at March 31, 2009 are presented below. The facilities are all senior secured facilities.

		At March 31, 2009
Authorized Borrowers and Facility	Maturity Date	Facility Limit	Letters of Credit	Cash Borrowings	Availability
TCEH Delayed Draw Term Loan Facility (a)	October 2014	$4,100	$—	$3,774	$310
TCEH Revolving Credit Facility (b)	October 2013	2,700	26	900	1,748
TCEH Letter of Credit Facility (c)	October 2014	1,250	—	1,250	—

Subtotal TCEH (d)		$8,050	$26	$5,924	$2,058

TCEH Commodity Collateral Posting Facility (e)	December 2012	Unlimited	$—	$—	Unlimited

(a)	Facility to be used to fund expenditures for constructing certain new generation facilities and environmental upgrades of existing generation facilities, including previously incurred expenditures not yet funded under this facility. Borrowings are classified as long-term debt. Availability amount excludes $16 million of commitments from a subsidiary of Lehman Brothers Holding Inc. (such subsidiary, Lehman) that has filed for bankruptcy under Chapter 11 of the US Bankruptcy Code. The commitment under this facility terminates in October 2009.
(b)	Facility used for letters of credit and borrowings for general corporate purposes. Borrowings are classified as short-term borrowings. Availability amount includes $142 million of undrawn commitments from Lehman that are only available from the fronting banks and the swingline lender and excludes $26 million of requested cash draws that have not been funded by Lehman. All outstanding borrowings under this facility at March 31, 2009 bear interest at LIBOR plus 3.5%, and a commitment fee is payable quarterly in arrears at a rate per annum equal to 0.50% of the average daily unused portion of the facility.
(c)	Facility used for issuing letters of credit for general corporate purposes, including, but not limited to, providing collateral support under hedging arrangements and other commodity transactions that are not eligible for funding under the TCEH Commodity Collateral Posting Facility. The borrowings under this facility, all of which were drawn at the closing of the Merger and are classified as long-term debt, have been retained as restricted cash. Letters of credit totaling $769 million issued as of March 31, 2009 are supported by the restricted cash, and the remaining letter of credit availability totals $481 million.
(d)	Pursuant to PUCT rules, TCEH is required to maintain available capacity under its credit facilities to assure adequate credit worthiness of TCEH’s REP subsidiaries, including the ability to return retail customer deposits, if necessary. As a result, at March 31, 2009, the total availability under the TCEH credit facilities should be further reduced by $235 million.
(e)	Revolving facility used to fund cash collateral posting requirements for specified volumes of natural gas hedges totaling approximately 750 million MMBtu as of March 31, 2009. As of March 31, 2009, there were no borrowings under this facility. See “TCEH Senior Secured Facilities” below for additional information.

Long-Term Debt

At March 31, 2009 and December 31, 2008, long-term debt consisted of the following:

	March 31, 2009	December 31, 2008
TCEH
Pollution Control Revenue Bonds:
Brazos River Authority:
5.400% Fixed Series 1994A due May 1, 2029	$39	$39
7.700% Fixed Series 1999A due April 1, 2033	111	111
6.750% Fixed Series 1999B due September 1, 2034, remarketing date April 1, 2013 (a)	16	16
7.700% Fixed Series 1999C due March 1, 2032	50	50
8.250% Fixed Series 2001A due October 1, 2030	71	71
5.750% Fixed Series 2001C due May 1, 2036, remarketing date November 1, 2011 (a)	217	217
8.250% Fixed Series 2001D-1 due May 1, 2033	171	171
0.800% Floating Series 2001D-2 due May 1, 2033 (b)	97	97
1.500% Floating Taxable Series 2001I due December 1, 2036 (c)	62	62
0.800% Floating Series 2002A due May 1, 2037 (b)	45	45
6.750% Fixed Series 2003A due April 1, 2038, remarketing date April 1, 2013 (a)	44	44
6.300% Fixed Series 2003B due July 1, 2032	39	39
6.750% Fixed Series 2003C due October 1, 2038	52	52
5.400% Fixed Series 2003D due October 1, 2029, remarketing date October 1, 2014 (a)	31	31
5.000% Fixed Series 2006 due March 1, 2041	100	100

Sabine River Authority of Texas:
6.450% Fixed Series 2000A due June 1, 2021	51	51
5.500% Fixed Series 2001A due May 1, 2022, remarketing date November 1, 2011 (a)	91	91
5.750% Fixed Series 2001B due May 1, 2030, remarketing date November 1, 2011 (a)	107	107
5.200% Fixed Series 2001C due May 1, 2028	70	70
5.800% Fixed Series 2003A due July 1, 2022	12	12
6.150% Fixed Series 2003B due August 1, 2022	45	45

Trinity River Authority of Texas:
6.250% Fixed Series 2000A due May 1, 2028	14	14

Unamortized fair value discount related to pollution control revenue bonds (d)	(157)	(161)

Senior Secured Facilities:
4.033% TCEH Initial Term Loan Facility maturing October 10, 2014 (e)(f)	16,203	16,244
4.001% TCEH Delayed Draw Term Loan Facility maturing October 10, 2014 (e)(f)	3,774	3,562
3.935% TCEH Letter of Credit Facility maturing October 10, 2014 (f)	1,250	1,250
0.439% TCEH Commodity Collateral Posting Facility maturing December 31, 2012 (g)	—	—

Other:
10.25% Fixed Senior Notes due November 1, 2015	3,000	3,000
10.25% Fixed Senior Notes Series B due November 1, 2015	2,000	2,000
10.50 / 11.25% Senior Toggle Notes due November 1, 2016	1,750	1,750
7.000% Fixed Senior Notes due March 15, 2013	5	5
7.100% Promissory Note due January 5, 2009	—	65
7.460% Fixed Secured Facility Bonds with amortizing payments through January 2015	55	67
Capital lease obligations	164	159
Unamortized fair value discount (d)	(6)	(6)

Total TCEH	$29,573	$29,470

	March 31, 2009	December 31, 2008
EFC Holdings (parent entity)
9.580% Fixed Notes due in semiannual installments through December 4, 2019	$55	$55
8.254% Fixed Notes due in quarterly installments through December 31, 2021	52	53
1.970% Floating Rate Junior Subordinated Debentures, Series D due January 30, 2037 (f)	1	1
8.175% Fixed Junior Subordinated Debentures, Series E due January 30, 2037	8	8
10.875% EFH Corp. Fixed Senior Notes due November 1, 2017 (h)	1,000	1,000
11.25/12.00% EFH Corp. Senior Toggle Notes due November 1, 2017 (h)	1,250	1,250
Unamortized fair value discount (d)	(12)	(12)

Total EFC Holdings	2,354	2,355

Total EFC Holdings consolidated	31,927	31,825
Less amount due currently	(206)	(269)

Total long-term debt	$31,721	$31,556

(a)	These series are in the multiannual interest rate mode and are subject to mandatory tender prior to maturity on the mandatory remarketing date. On such date, the interest rate and interest rate period will be reset for the bonds.
(b)	Interest rates in effect at March 31, 2009. These series are in a daily interest rate mode and are classified as long-term as they are supported by long-term irrevocable letters of credit.
(c)	Interest rate in effect at March 31, 2009. This series is in a weekly interest rate mode and is classified as long-term as it is supported by long-term irrevocable letters of credit.
(d)	Amount represents unamortized fair value adjustments recorded under purchase accounting.
(e)	Interest rate swapped to fixed on $17.55 billion principal amount.
(f)	Interest rates in effect at March 31, 2009. The TCEH Delayed Draw Term loan facility rate excludes a commitment fee paid quarterly in arrears on the undrawn portion of the commitments at a rate equal to 1.50% per annum.
(g)	Interest rates in effect at March 31, 2009, excluding quarterly maintenance fee of approximately $11 million. See “Credit Facilities” above for more information.
(h)	Represents 50% of the principal amount of EFH Corp. debt guaranteed by EFC Holdings (pushed-down debt) per the discussion below under “EFH Corp. Senior Notes.”

Debt-Related Activity in 2009 — Repayments of long-term debt in 2009 totaling $124 million represented principal payments at scheduled maturity dates as well as other repayments totaling $18 million, principally related to capitalized leases. Payments at scheduled maturity dates included $65 million of a TCEH promissory note and $41 million repaid under the TCEH Initial Term Loan Facility.

Increases in long-term debt during 2009 totaling $212 million consisted of borrowings under the TCEH Delayed Draw Term Loan Facility to fund expenditures related to construction of new generation facilities and environmental upgrades of existing lignite/coal-fueled generation facilities.

EFH Corp. and TCEH have the option every six months until November 1, 2012, at their election, to use the payment-in-kind (PIK) feature of their respective toggle notes in lieu of making cash interest payments. The companies elected to do so for the May 1, 2009 and November 1, 2009 interest payment dates as an efficient and cost-effective method to further enhance liquidity, in light of the weaker economy, including the effect of lower electricity demand, and the continuing uncertainty in the financial markets.

EFH Corp. will make its May 2009 and November 2009 interest payments by using the PIK feature of the EFH Corp. Toggle Notes. The elections will increase the interest rate on the toggle notes from 11.25% to 12.00% during the applicable interest periods and require EFH Corp. to issue an additional $150 million and $159 million principal amount of EFH Corp. Toggle Notes on May 1, 2009 and November 1, 2009, respectively. In addition, the elections will increase liquidity by an amount equal to approximately $141 million and $149 million, constituting the amount of cash interest that otherwise would have been payable on May 1, 2009 and November 1, 2009, respectively, and increase the expected annual cash interest expense by approximately $35 million, constituting the additional cash interest that will be payable with respect to the $309 million of additional toggle notes.

Similarly, TCEH will make its May 2009 and November 2009 interest payments by using the PIK feature of the TCEH Toggle Notes. The elections will increase the interest rate on the TCEH Toggle Notes from 10.50% to 11.25% during the applicable interest periods and require TCEH to issue an additional approximately $98.5 million and $104 million principal amount of TCEH Toggle Notes on May 1, 2009 and November 1, 2009, respectively. In addition, the elections will increase liquidity by an amount equal to approximately $92 million and $97 million, constituting the amount of cash interest that otherwise would have been payable on May 1, 2009 and November 1, 2009, respectively, and increase the expected annual cash interest expense by approximately $21 million, constituting the additional cash interest that will be payable with respect to the $202.5 million of additional toggle notes.

TCEH Senior Secured Facilities — The applicable rate on borrowings under the TCEH Initial Term Loan Facility, the TCEH Delayed Draw Term Loan Facility, the TCEH Revolving Credit Facility and the TCEH Letter of Credit Facility as of March 31, 2009 is provided in the long-term debt table above and reflects LIBOR-based borrowings.

The TCEH Senior Secured Facilities are unconditionally guaranteed jointly and severally on a senior secured basis by EFC Holdings and subject to certain exceptions, each existing and subsequently acquired or organized direct or indirect wholly-owned US restricted subsidiary of TCEH. The TCEH Senior Secured Facilities, including the guarantees thereof, certain commodity hedging transactions and the interest rate swaps described under “TCEH Interest Rate Hedges” below are secured by (a) substantially all of the current and future assets of TCEH and TCEH’s subsidiaries who are guarantors of such facilities and (b) pledges of the capital stock of TCEH and certain current and future direct or indirect subsidiaries of TCEH.

The TCEH Initial Term Loan Facility is required to be repaid in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of such facility (approximately $41 million quarterly), with the balance payable in October 2014. The TCEH Delayed Draw Term Loan Facility is required to be repaid in equal quarterly installments beginning in December 2009 in an aggregate annual amount equal to 1% of the actual principal outstanding under such facility as of such date, with the balance payable in October 2014. Amounts borrowed under the TCEH Revolving Facility may be reborrowed from time to time until October 2013. The TCEH Letter of Credit Facility and TCEH Commodity Collateral Posting Facility will mature in October 2014 and December 2012, respectively.

TCEH Senior Notes — Borrowings under TCEH’s and TCEH Finance’s (collectively, the Co-Issuers) 10.25% Senior Notes due November 1, 2015 and 10.25% Senior Notes Series B due November 1, 2015 (collectively, TCEH Cash-Pay Notes) bear interest semiannually in arrears on May 1 and November 1 of each year at a fixed rate of 10.25% per annum. Borrowings under the Co-Issuer’s 10.50%/11.25% Senior Toggle Notes due November 1, 2016 (TCEH Toggle Notes and collectively with the TCEH Cash-Pay Notes, the TCEH Senior Notes) bear interest semiannually in arrears on May 1 and November 1 of each year at a fixed rate of 10.50% per annum for cash interest and at a fixed rate of 11.25% per annum for PIK Interest (as defined below). For any interest period until November 1, 2012, the Co-Issuers may elect to pay interest on the notes (i) entirely in cash; (ii) by increasing the principal amount of the notes or by issuing new TCEH Toggle Notes (Payment-in-Kind or PIK Interest); or (iii) 50% in cash and 50% in PIK Interest.

The TCEH Senior Notes are fully and unconditionally guaranteed on a joint and several basis by TCEH’s direct parent, EFC Holdings (which owns 100% of TCEH and its subsidiary guarantors), and by each subsidiary that guarantees the TCEH Senior Secured Facilities.

The Co-Issuers may redeem the TCEH Cash-Pay Notes, in whole or in part, at any time on or after November 1, 2011, or the TCEH Toggle Notes, in whole or in part, at any time on or after November 1, 2012, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before November 1, 2010, the Co-Issuers may redeem with the cash proceeds of certain equity offerings up to 35% of the aggregate principal amount of TCEH Cash-Pay Notes and TCEH Toggle Notes from time to time at a redemption price of 110.250% and 110.500%, respectively, of their respective aggregate principal amount plus accrued and unpaid interest, if any. The Co-Issuers may also redeem the TCEH Cash-Pay Notes at any time prior to November 1, 2011 or the TCEH Toggle Notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control of TCEH, the Co-Issuers must offer to repurchase the TCEH Senior Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

EFH Corp. Senior Notes — Borrowings under EFH Corp.’s 10.875% Senior Notes due November 1, 2017 (EFH Corp. Cash-Pay Notes) bear interest semiannually in arrears on May 1 and November 1 of each year at a fixed rate of 10.875% per annum. Borrowings under EFH Corp.’s 11.250%/12.000% Senior Toggle Notes due November 1, 2017 (EFH Corp. Toggle Notes and collectively with the EFH Corp. Cash-Pay Notes, the EFH Corp. Senior Notes) semiannually in arrears on May 1 and November 1 of each year at a fixed rate of 11.250% per annum for cash interest and at a fixed rate of 12.000% per annum for PIK Interest. For any interest period until November 1, 2012, EFH Corp. may elect to pay interest on the notes, at EFH Corp.’s option (i) entirely in cash; (ii) by increasing the principal amount of the notes or by issuing new EFH Corp. Toggle Notes; or (iii) 50% in cash and 50% in PIK Interest.

EFC Holdings is a guarantor of the EFH Corp. Senior Notes. In accordance with SEC Staff Accounting Bulletin (SAB) Topic 5-J, EFC Holdings reflects $2.250 billion principal amount of the EFH Corp. Senior Notes on its balance sheet and the related interest expense in its income statement. The amount reflected on EFC Holdings’ balance sheet, which represents 50% of the EFH Corp. debt guaranteed by EFC Holdings, was calculated based upon the relative equity investment of EFC Holdings and Intermediate Holding in their respective operating subsidiaries at the time of the Merger. Because payment of principal and interest on the notes is the responsibility of EFH Corp., EFC Holdings records the settlement of such amounts as noncash capital contributions from EFH Corp. See Note 12 to the 2008 Year-End Financial Statements for more information on the notes and guarantees.

The EFH Corp. Senior Notes are fully and unconditionally guaranteed on a joint and several basis by EFC Holdings and Intermediate Holding.

EFH Corp. may redeem the EFH Corp. Senior Notes, in whole or in part, at any time on or after November 1, 2012, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before November 1, 2010, EFH Corp. may redeem, with the net cash proceeds of certain equity offerings, up to 35% of the aggregate principal amount of the EFH Corp. Senior Toggle Notes from time to time at a redemption price of 110.875% of the aggregate principal amount of the EFH Corp. Cash Pay Notes, plus accrued and unpaid interest, if any, or 111.250% of aggregate principal amount of the EFH Corp. Toggle Notes, plus accrued and unpaid interest, if any. EFH Corp. may also redeem the EFH Corp. Senior Notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control of EFH Corp., EFH Corp. must offer to repurchase the EFH Corp. Senior Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

TCEH Interest Rate Swap Transactions — TCEH has entered into interest rate swap transactions pursuant to which payment of the floating interest rates on an aggregate of $17.55 billion of senior secured term loans of TCEH were exchanged for interest payments at fixed rates of between 7.3% and 8.3% on debt maturing from 2009 to 2014. Interest rate swaps on the aggregate of $15.05 billion were being accounted for as cash flow hedges related to variable interest rate cash flows until August 29, 2008, at which time these swaps were dedesignated as cash flow hedges as a result of the intent to change the variable interest rate terms of the hedged debt (from three-month LIBOR to one-month LIBOR) in connection with the planned execution of interest rate basis swaps (discussed immediately below) to further reduce the fixed borrowing costs. Based on the fair value of the positions, the cumulative unrealized mark-to-market net losses related to these interest rate swaps totaled $431 million (pre-tax) at the dedesignation date and was recorded in accumulated other comprehensive income. This balance will be reclassified into net income as interest on the hedged debt is reflected in net income. No ineffectiveness gains or losses were recorded.

TCEH has entered into an interest rate swap transaction pursuant to which semiannual payment (settled quarterly) of the floating interest rates at LIBOR on an aggregate of $2.095 billion of senior secured term loans of TCEH were exchanged for floating interest rates at LIBOR plus 0.21% receivable monthly. TCEH has also entered into interest rate basis swap transactions pursuant to which quarterly payment of the floating interest rates at LIBOR on an aggregate of $10.95 billion of senior secured term loans of TCEH were exchanged for floating interest rates of LIBOR plus spreads ranging from 0.076% to 0.292% receivable monthly. In addition, in January and February 2009, TCEH entered into interest rate basis swap transactions pursuant to which payments of the floating interest rates at three-month LIBOR on an aggregate of $5 billion of senior secured term loans of TCEH were exchanged for floating interest rates at one-month LIBOR plus spreads ranging from 0.201% to 0.353%.

The interest rate swap counterparties are secured by the same collateral package granted to the lenders under the TCEH Senior Secured Facilities. Subsequent to the dedesignation in August 2008 discussed above, changes in the fair value of such swaps are being reported in the income statement in interest expense and related charges, and such unrealized mark-to-market net gains totaled $205 million in the three months ended March 31, 2009. The cumulative unrealized mark-to-market net liability related to the swaps totaled $1.7 billion at March 31, 2009, of which $338 million (pre-tax) was reported in accumulated other comprehensive income.

In February and March 2009, EFH Corp. and TCEH entered into collateral funding transactions with counterparties to certain interest rate swap agreements related to TCEH debt. Under the terms of these transactions, which EFH Corp. elected to enter into as a cash management measure, EFH Corp. posted $400 million in cash and TCEH posted $50 million in letters of credit to the counterparties, with the outstanding balance of such collateral earning interest. At March 31, 2009, the mark-to-market liability under each interest rate swap agreement exceeded the collateral posted under such agreement. In particular, the mark-to-market liability related to the $400 million cash posting totaled $1.1 billion at March 31, 2009. EFH Corp. and TCEH are not required to post any additional collateral to these counterparties, regardless of the mark-to-market liability under the applicable swap agreement, and the applicable counterparty will return the cash collateral to the extent the mark-to-market liability under the applicable swap agreement falls below the funded amount, subject to a $50 million minimum transfer amount. The counterparties are required to return any remaining collateral to EFH Corp. and TCEH, respectively, on March 31, 2010. Interest received on the letters of credit is recorded as interest income.

5. COMMITMENTS AND CONTINGENCIES

Generation Development

TCEH has executed EPC agreements for the development of three lignite-fueled generation units in Texas, two units at Oak Grove and one at Sandow, and substantial progress has been made on the construction of the units.

TCEH has received the air permits for the Sandow and Oak Grove units. However, the Oak Grove air permit remains the subject of litigation as discussed below under “Litigation Related to Generation Facilities.”

Construction work-in-process asset balances for the Oak Grove units totaled approximately $2.9 billion as of March 31, 2009, which includes the effects of the fair value adjustments related to purchase accounting and capitalized interest. In the unexpected event the development of the Oak Grove units was cancelled, the cancellation exposure as of March 31, 2009 totaled $3.2 billion, which includes the carrying value of the project and up to approximately $260 million of termination obligations. This estimated exposure amount excludes any potential recovery values for assets acquired to date and for assets already owned prior to executing such agreements that are intended to be utilized for these projects.

Litigation Related to Generation Facilities

In September 2007, an administrative appeal challenging the order of the TCEQ issuing the air permit for construction and operation of the Oak Grove generation facility in Robertson County, Texas was filed in the State District Court of Travis County, Texas. Plaintiffs asked that the District Court reverse the TCEQ’s approval of the Oak Grove air permit and the TCEQ’s adoption and approval of the TCEQ Executive Director’s Response to Comments, and remand the matter back to the TCEQ for further proceedings. The TCEQ has filed the administrative record with the District Court. In addition to this administrative appeal, two other petitions were filed in Travis County District Court by non-parties to the administrative hearing before the TCEQ and the State Office of Administrative Hearings (SOAH) seeking to challenge the TCEQ’s issuance of the Oak Grove air permit and asking the District Court to remand the matter to the SOAH for further proceedings. Finally, the plaintiffs in these two additional lawsuits filed a third, joint petition claiming insufficiencies in the Oak Grove application, permit, and process and seeking party status and remand to the SOAH for further proceedings. One of the plaintiffs has asked the District Court to consolidate all these proceedings, and the Attorney General of Texas, on behalf of TCEQ, has filed pleas to the jurisdiction that would, if granted, dismiss all but the administrative appeal. The District Court held a hearing on these matters in April 2009. EFC Holdings does not know when the District Court will rule on these requests. EFC Holdings believes the Oak Grove air permit granted by the TCEQ was issued in accordance with applicable law. There can be no assurance that the outcome of these matters will not adversely impact the Oak Grove project.

In July 2008, the Sierra Club announced that it may sue Luminant, after the expiration of a 60-day waiting period, for violating federal Clean Air Act provisions in connection with its Martin Lake generation facility. EFC Holdings cannot predict whether the Sierra Club will actually file suit relating to Martin Lake or the outcome of any such proceeding.

Other Litigation

In July 2008, Alcoa Inc. filed a lawsuit in Milam County, Texas district court against EFH Corp. and a number of EFC Holdings’ subsidiaries. The lawsuit makes various claims concerning operation of the Sandow Unit 4 generation facility and the Three Oaks lignite mine, including claims for breach of contract, breach of fiduciary duty, fraud and conversion, and requests money damages in an unspecified amount, declaratory judgment, and other forms of equitable relief. In March 2009, Alcoa Inc. filed an amended complaint and added seven new defendants to the lawsuit, including Texas Holdings, EFC Holdings and additional subsidiaries of EFC Holdings. An agreed scheduling order is currently in place setting trial for May 2010. While EFC Holdings is unable to estimate any possible loss or predict the outcome of this litigation, EFC Holdings believes the claims made in this litigation are without merit and, accordingly, intends to vigorously defend this litigation.

Regulatory Investigations and Reviews

In June 2008, the EPA issued a request for information to TCEH under EPA’s authority under Section 114 of the Clean Air Act. The stated purpose of the request is to obtain information necessary to determine compliance with the Clean Air Act, including New Source Review Standards and air permits issued by the TCEQ for the Big Brown, Monticello and Martin Lake generation facilities. The company is cooperating with the EPA and is responding in good faith to the EPA’s request, but is unable to predict the outcome of this matter.

Other Proceedings

In addition to the above, EFC Holdings is involved in various other legal and administrative proceedings in the normal course of business, the ultimate resolution of which, in the opinion of management, should not have a material effect on its financial position, results of operations or cash flows.

Guarantees

As discussed below, EFC Holdings and its subsidiaries have entered into contracts that contain guarantees to outside parties that could require performance or payment under certain conditions.

Residual value guarantees in operating leases — Subsidiaries of EFC Holdings are the lessee under various operating leases that guarantee the residual values of the leased assets. At March 31, 2009, the aggregate maximum amount of residual values guaranteed was approximately $47 million with an estimated residual recovery of approximately $52 million. These leased assets consist primarily of mining equipment and rail cars. The average life of the residual value guarantees under the lease portfolio is approximately four years.

Indebtedness guarantee — In 1990, EFC Holdings repurchased an electric co-op’s minority ownership interest in the Comanche Peak nuclear generation plant and guaranteed the co-op’s indebtedness to the US government for the facilities. The indebtedness is included in long-term debt reported in the consolidated balance sheet. EFC Holdings is making principal and interest payments to the co-op in an amount sufficient for the co-op to make payments on its indebtedness, but in the event that the co-op fails to make its payments on the indebtedness, EFC Holdings would then directly owe such payments to the US government. At March 31, 2009, the balance of the indebtedness was $107 million with maturities of principal and interest extending to December 2021. The indebtedness is secured by a lien on the purchased facilities.

See Note 4 above and Note 12 to the 2008 Year-End Financial Statements for discussion of guarantees and security for certain EFC Holdings indebtedness.

Letters of Credit

At March 31, 2009, TCEH had outstanding letters of credit under its credit facilities totaling $795 million as follows:

•	$348 million to support risk management and trading margin requirements in the normal course of business, including over-the-counter hedging transactions;

•

$208 million to support floating rate pollution control revenue bond debt with an aggregate principal amount of $204 million. The letters of credit are available to fund the payment of such debt obligations and expire in 2014;

•	$115 million to support obligations under the lease agreement for an EFH Corp. office building;

•	$50 million for collateral funding transactions with counterparties to interest rate swap agreements related to TCEH debt (see Note 4), and

•	$74 million for miscellaneous credit support requirements.

6. SHAREHOLDERS’ EQUITY

Dividend Restrictions — The Second Amended and Restated Articles of Incorporation of EFC Holdings requires that all accrued and unpaid dividends with respect to the outstanding shares of preferred stock of EFC Holdings shall be paid in full before any dividends shall be paid upon or set apart for the shares of common stock.

Except for the preferred stock dividend restriction, there are no restrictions on EFC Holdings’ ability to use its retained earnings or net income to make distributions on its equity. However, EFC Holdings relies on distributions or loans from TCEH to meet its cash requirements, including funding of distributions. The TCEH Senior Secured Facilities and Indenture contain restrictions on TCEH’s ability to make distributions or loans to EFC Holdings. Thus, all of TCEH’s net income, which represents essentially all of EFC Holdings’ net income, is restricted from being used to make distributions or loans to EFC Holdings unless such distributions or loans are expressly permitted under the TCEH Senior Secured Facilities and Indenture. Those agreements generally permit TCEH to make unlimited distributions or loans to its parent companies, EFC Holdings and EFH Corp., for corporate overhead costs, SG&A expenses, taxes and principal and interest payments. In addition, those agreements contain certain investment and dividend baskets that would allow TCEH to make additional distributions and/or loans to its parent companies up to the amount of such baskets. The TCEH Senior Secured Facilities generally restrict TCEH from making any distribution to any of its parent companies for the ultimate purpose of making a distribution to Texas Holdings unless at the time, and after giving effect to such distribution, its consolidated total debt (as defined in the TCEH Senior Secured Facilities) to Adjusted EBITDA would be equal to or less than 6.5 to 1.0.

In addition, under applicable law, EFC Holdings would be prohibited from paying any dividends to the extent that immediately following payment of such dividend, there would be no statutory surplus or the company would be insolvent.

EFC Holdings has not paid any cash dividends on its common stock subsequent to the Merger.

Noncontrolling Interests

In connection with the filing of a combined operating license application with the NRC for two new nuclear generation units, in January 2009, TCEH and Mitsubishi Heavy Industries Ltd. (MHI) formed a joint venture, known as Comanche Peak Nuclear Power Company LLC, to further the development of the two new nuclear generation units using MHI’s US–Advanced Pressurized Water Reactor technology. Under the terms of the joint venture agreement, a subsidiary of TCEH owns an 88% interest in the venture, and a subsidiary of MHI owns a 12% interest. This joint venture is consolidated with EFC Holdings as a variable interest entity under FIN 46R.

Equity

The following table presents the changes to equity for the three months ended March 31, 2009:

	EFC Holdings Shareholders’ Equity
	Preferred Stock	Common Stock	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests (a)	Total Equity
Balance at December 31, 2008	$1	$5,538	$(10,305)	$(236)	$—	$(5,002)
Net income	—	—	526	—	—	526
Net effects of cash flow hedges	—	—	—	9	—	9
Effects of stock-based incentive compensation plans (Note 11)	—	2	—	—	—	2
Investment in subsidiary by noncontrolling interests	—	—	—	—	26	26
Effects of debt push-down from EFH Corp. (Note 4)	—	(23)	—	—	—	(23)

Balance at March 31, 2009	$1	$5,517	$(9,779)	$(227)	$26	$(4,462)

(a)	See Note 1 for discussion of adoption of SFAS 160.

7. COMMODITY AND OTHER DERIVATIVE CONTRACTUAL ASSETS AND LIABILITIES

Risk Management Hedging Strategy

EFC Holdings enters into physical and financial derivative instruments, such as options, swaps, futures and forward contracts, primarily to manage commodity price risk and interest rate risk exposure. EFC Holdings’ principal activities involving derivatives consist of a long-term hedging program and the hedging of interest costs on its long-term debt. See Note 8 for a discussion of the fair value of all derivatives.

Long-Term Hedging Program — TCEH has a long-term hedging program designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas, thereby hedging future revenues from electricity sales and related cash flows. In ERCOT, the wholesale price of electricity is correlated to the price of natural gas. Under the program, TCEH has entered into market transactions involving natural gas-related financial instruments and as of March 31, 2009, has sold forward natural gas over the period from 2009 to 2014. These transactions have effectively hedged a majority of electricity price exposure related to expected baseload generation for the five-year period beginning 2009. Changes in the fair value of the instruments under the long-term hedging program are recorded in net gain (loss) from commodity hedging and trading activities.

Interest Rate Swap Transactions — Interest rate swap agreements are used to reduce exposure to interest rate changes by converting floating-rate debt to a fixed basis, thereby hedging future interest costs and related cash flows. Changes in the fair value of the swaps are recorded as unrealized gains and losses in interest expense and related charges. See Note 4 for additional information about these and other interest rate swap agreements.

Other Hedging and Trading Activity — In addition to the long-term hedging program, TCEH enters into derivatives, including electricity, natural gas, fuel oil and coal instruments, generally for shorter-term hedging purposes. To a limited extent, TCEH also enters into derivative transactions for proprietary trading purposes, principally in natural gas and electricity markets.

The following table provides detail of commodity and other derivative contractual assets and liabilities as presented in the balance sheet at March 31, 2009:

	Derivatives not under hedge accounting				Cash flow hedges
	Derivative assets		Derivative liabilities		Derivative assets
	Commodity contracts	Interest rate swaps	Commodity contracts	Interest rate swaps	Commodity contracts	Total
Current assets	$3,765	$—	$4	$—	$4	$3,773
Noncurrent assets	1,772	—	3	—	—	1,775
Current liabilities	1	—	3,363	511	—	3,875
Noncurrent liabilities	2	—	742	1,192	—	1,936

Net assets (liabilities)	$5,534	$—	$(4,098)	$(1,703)	$4	$(263)

Margin deposits related to these derivative instruments are reported separately in the balance sheet and totaled $210 million in net liabilities and $190 million in net liabilities at March 31, 2009 and December 31, 2008, respectively. Amounts presented in the above table do not reflect netting of assets and liabilities with the same counterparties under existing netting arrangements. This presentation can result in significant volatility in derivative assets and liabilities because EFC Holdings may enter into offsetting positions with the same counterparties, resulting in both assets and liabilities, and the underlying commodity prices can change significantly from period to period.

The following table presents the pre-tax effect of derivatives not under hedge accounting on net income for the three months ended March 31, 2009:

Derivative	Income statement presentation	Amount
Commodity contracts	Net gain (loss) from commodity hedging and trading activities	$1,155
Interest rate swaps	Interest expense and related charges (a)	45

	Net gain	$1,200

(a)	Includes unrealized mark-to-market net gains totaling $205 million, less amounts accrued or settled under interest rate swaps totaling $160 million.

The following table presents the pre-tax effect of derivative instruments accounted for as cash flow hedges on net income (loss) and other comprehensive income (loss) (OCI) for the three months ended March 31, 2009:

Derivative	Amount of initial gain (loss) recognized in OCI (effective portion)	Income statement presentation of gain (loss) reclassified from accumulated OCI into income (effective portion)	Amount
Interest rate swaps	$—	Interest expense and related charges	$(40)

Commodity contracts	(26)	Fuel, purchased power costs and delivery fees	—

		Operating revenues	(1)

Total	$(26)		$(41)

Note: There were no ineffectiveness gains or losses in the three months ended March 31, 2009.

Accumulated other comprehensive income related to cash flow hedges at March 31, 2009 totaled $227 million in net losses (after-tax), substantially all of which relates to interest rate swaps. EFC Holdings expects that $121 million of net losses related to cash flow hedges included in accumulated other comprehensive income as of March 31, 2009 will be reclassified into net income during the next twelve months as the related hedged transactions affect net income.

The following table presents the gross notional amounts of derivative volumes, including cash flow hedge volumes, at March 31, 2009:

Derivative type	Notional Volume	Unit of Measure
Interest rate swaps:
Floating/fixed	$17,550	Million US dollars
Basis	$18,045	Million US dollars
Natural gas:
Long-term hedge forward sales and purchases (a)	3,662	Million MMBtu
Locational basis swaps	1,029	Million MMBtu
All other	1,340	Million MMBtu
Electricity	205,468	GWh
Coal	12	Million tons
Fuel oil	84	Million gallons

(a)	Represents gross notional forward sales, purchases and options of fixed and basis transactions in the long-term hedging program. The net amount of these transactions is 1.9 billion MMBtu.

Credit Risk-Related Contingent Features

The agreements that govern EFC Holdings’ derivative instrument transactions may contain certain credit risk-related contingent features that could trigger liquidity requirements in the form of cash collateral, letters of credit or some other form of credit enhancement. Certain of those agreements require the posting of collateral if TCEH’s credit rating is downgraded by one or more of the credit rating agencies; however, due to TCEH’s below investment grade ratings, substantially all of such collateral posting requirements are already effective.

As of March 31, 2009, the fair value of liabilities related to derivative instruments under agreements with credit risk-related contingent features that were not fully cash collateralized totaled $1.524 billion. The liquidity exposure associated with these liabilities was reduced by cash and letter of credit postings with the counterparties totaling $203 million as of March 31, 2009. If all the credit risk-related contingent features related to these derivatives had been triggered, including cross default provisions, as of March 31, 2009, the remaining related liquidity requirement would have totaled $51 million after reduction for net accounts receivable and derivative assets under netting arrangements.

In addition, certain derivative agreements that are collateralized solely with asset liens include indebtedness cross-default provisions that could result in the settlement of such contracts if there were a failure under other financing arrangements to meet payment terms or to comply with other covenants that could result in the acceleration of such indebtedness. As of March 31, 2009, the fair value of derivative liabilities subject to such cross-default provisions, largely related to interest rate swaps, totaled $2.141 billion (before consideration of the amount of assets under the liens). The liquidity exposure associated with these liabilities was reduced by letters of credit posted with counterparties totaling $50 million as of March 31, 2009 (see Note 4). If all the credit risk-related contingent features related to these derivatives, including amounts related to cross-default provisions, had been triggered as of March 31, 2009, the remaining related liquidity requirement would have totaled $1.670 billion after reduction for derivative assets under netting arrangements (before consideration of the amount of assets under the liens). See Note 12 to the 2008 Year-End Financial Statements for a description of other obligations that are supported by asset liens.

The aggregate fair values of liabilities under agreements with credit risk-related contingent features, including cross-default provisions, totaled $3.665 billion at March 31, 2009. This amount is before consideration of cash and letter of credit collateral posted, net accounts receivable and derivative assets under netting arrangements and assets under related liens.

Some commodity derivative contracts contain credit risk-related contingent features that do not provide for specific amounts to be posted if the features are triggered. These provisions include material adverse change, performance assurance, and other clauses that generally provide counterparties with the right to request additional credit enhancements. The amounts disclosed above exclude credit risk-related contingent features that do not provide for specific amounts or exposure calculations.

EFC Holdings also manages its counterparty credit exposure with respect to derivative and other assets.

8. FAIR VALUE MEASUREMENTS

With respect to amounts presented in the following fair value hierarchy table, the fair value measurement of an asset or liability (e.g. a contract) is required under SFAS 157 to fall in its entirety in one level, based on the lowest level input that is significant to the fair value measurement. Certain assets and liabilities would be classified in Level 2 instead of Level 3 of the hierarchy except for the effects of credit reserves and non-performance risk adjustments, respectively. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability being measured.

At March 31, 2009, assets and liabilities measured at fair value on a recurring basis consisted of the following:

	Level 1	Level 2	Level 3 (a)	Reclassification (b)	Total
Assets:
Commodity-related contracts	$1,555	$3,700	$283	$10	$5,548
Interest rate swaps	—	—	—	—	—
Nuclear decommissioning trust (c)	100	273	—	—	373

Total assets	$1,655	$3,973	$283	$10	$5,921

Liabilities:
Commodity-related contracts	$1,903	$1,834	$361	$10	$4,108
Interest rate swaps	—	1,703	—	—	1,703

Total liabilities	$1,903	$3,537	$361	$10	$5,811

(a)	Level 3 assets and liabilities consist primarily of more complex long-term power purchase and sales agreements, including longer-term wind generation purchase contracts and certain natural gas positions (collars) in the long-term hedging program.
(b)	Represents the effects of reclassification of the assets and liabilities to conform to the balance sheet presentation of current and long-term assets and liabilities.
(c)	EFC Holdings’ nuclear decommissioning trust investment is included in the Investments line on the balance sheet.

At December 31, 2008, assets and liabilities measured at fair value on a recurring basis consisted of the following:

	Level 1	Level 2	Level 3 (a)	Total
Assets:
Commodity-related contracts	$1,010	$2,061	$283	$3,354
Interest rate swaps	—	(1)	—	(1)
Nuclear decommissioning trust (b)	109	276	—	385

Total assets	$1,119	$2,336	$283	$3,738

Liabilities:
Commodity-related contracts	$1,288	$1,274	$355	$2,917
Interest rate swaps	—	1,908	—	1,908

Total liabilities	$1,288	$3,182	$355	$4,825

(a)	Level 3 assets and liabilities consist primarily of more complex long-term power purchase and sales agreements, including longer-term wind generation purchase contracts and certain natural gas positions (collars) in the long-term hedging program.
(b)	EFC Holdings’ nuclear decommissioning trust investment is included in the Investments line on the balance sheet.

Commodity-related contracts consist primarily of natural gas and electricity derivative instruments entered into for hedging purposes and include physical contracts that have not been designated “normal” purchases or sales under SFAS 133. See Note 7 for further discussion regarding the company’s use of derivative instruments.

Interest rate swaps consist largely of variable-to-fixed rate swap instruments that are economic hedges of interest on long-term debt, as well as interest rate basis swaps designed to further reduce fixed borrowing costs. See Note 4 for discussion of interest rate swaps.

Nuclear decommissioning trust assets represent securities held for the purpose of funding the future retirement and decommissioning of TCEH’s nuclear generation units. These investments include equity, debt and other fixed-income securities consistent with investment rules established by the NRC and the PUCT.

The following table presents the changes in fair value of the Level 3 assets and liabilities (all related to commodity contracts) for the three months ended March 31, 2009 and 2008:

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Balance at December 31, 2008 and December 31, 2007	$(72)	$(173)
Total realized and unrealized gains (losses) (a):
Included in net income (loss)	16	(128)
Included in other comprehensive income (loss)	(26)	1
Purchases, sales, issuances and settlements (net) (b)	(16)	15
Net transfers in and/or out of Level 3 (c)	20	13

Balance at March 31, 2009 and March 31, 2008 (net liability)	$(78)	$(272)

Net change in unrealized gains (losses) included in net income relating to instruments held at end of period	$7	$(117)

(a)	Substantially all changes in values of commodity-related contracts are reported in the income statement in net gain (loss) from commodity hedging and trading activities.
(b)	Settlements represent reversals of unrealized mark-to-market valuations of these positions previously recognized in net income. Purchases and issuances reflect option premiums paid or received.
(c)	Includes transfers due to changes in the observability of significant inputs used in valuing derivatives. Transfers in are assumed to transfer in at the beginning of the quarter and transfers out at the end of the quarter, which is when the assessments were performed. Any changes in value during the period are reported as unrealized gains and losses in net gain (loss) from commodity hedging and trading activities.

9. PENSION AND OTHER POSTRETIREMENT EMPLOYEE BENEFITS

Subsidiaries of EFC Holdings are participating employers in the EFH Retirement Plan, a defined benefit pension plan sponsored by EFH Corp. Subsidiaries of EFC Holdings also participate with EFH Corp. and certain other affiliated subsidiaries of EFH Corp. to offer certain health care and life insurance benefits to eligible employees and their eligible dependents upon the retirement of such employees. The net allocated pension and other postretirement employee benefits (OPEB) costs applicable to EFC Holdings totaled $5 million and $4 million for the three months ended March 31, 2009 and 2008, respectively.

The discount rates reflected in net pension and OPEB costs in 2009 are 6.90% and 6.85%, respectively. The expected rates of return on pension and OPEB plan assets reflected in the 2009 cost amounts are 8.25% and 7.64%, respectively.

Estimated funding to EFH Corp. in 2009 for the pension and OPEB plans totals $1 million and $612 thousand, respectively. EFC Holdings made no contributions to the pension plan and provided contributions of $199 thousand to the OPEB plan in the three months ended March 31, 2009.

10. RELATED–PARTY TRANSACTIONS

The following represent the significant related-party transactions of EFC Holdings:

•	TCEH incurs electricity delivery fees charged by Oncor. These fees totaled $229 million and $244 million for the three months ended March 31, 2009 and 2008, respectively.

•

Oncor’s bankruptcy-remote financing subsidiary has issued securitization bonds to recover generation-related regulatory assets through a transition surcharge to its customers. Oncor’s incremental income taxes related to the transition surcharges it collects are being reimbursed by TCEH. Therefore, EFC Holdings’ financial statements reflect a noninterest bearing note payable to Oncor of $281 million ($36 million reported as trade accounts and other payables to affiliates) at March 31, 2009 and $289 million ($35 million reported as trade accounts and other payables to affiliates) at December 31, 2008.

•

TCEH reimburses Oncor for interest expense on Oncor’s bankruptcy-remote financing subsidiary’s securitization bonds. This interest expense totaled $11 million and $12 million for the three months ended March 31, 2009 and 2008, respectively.

•

Notes receivable from EFH Corp. are payable to EFC Holdings on demand and arise from borrowings used for the working capital and general corporate purposes of EFH Corp. The notes totaled $584 million at both March 31, 2009 and December 31, 2008. The average daily balance of the notes for the three months ended March 31, 2009 and 2008 was $584 million and $221 million, respectively. The notes carry interest at a rate based on the one-month LIBOR rate plus 5.00%, and interest income totaled $8 million and $5 million for the three months ended March 31, 2009 and 2008, respectively.

•

An EFH Corp. subsidiary charges subsidiaries of EFC Holdings for financial, accounting, environmental and other administrative services at cost. These costs, which are primarily reported in SG&A expenses, totaled $18 million and $13 million for the three months ended March 31, 2009 and 2008, respectively.

•

Under Texas regulatory provisions, the trust fund for decommissioning the Comanche Peak nuclear generation facility, reported in investments on EFC Holdings’ balance sheet, is funded by a delivery fee surcharge billed to REPs by Oncor and remitted to TCEH, with the intent that the trust fund assets will be sufficient to fund the decommissioning liability, reported in noncurrent liabilities on EFC Holdings’ balance sheet. Income and expenses associated with the trust fund and the decommissioning liability incurred by EFC Holdings are offset by a net change in the intercompany receivable/payable with Oncor, which in turn results in a change in the net regulatory asset/liability. At March 31, 2009 and December 31, 2008, the excess of the decommissioning liability over the trust fund balance resulted in a regulatory asset at Oncor of $151 million and $127 million, respectively.

•

TCEH had posted cash collateral of $15 million as of March 31, 2009 and December 31, 2008 to Oncor related to interconnection agreements for three generation units being developed by TCEH. The collateral is reported in EFC Holdings’ balance sheet in other current assets.

•

EFC Holdings has a 53.1% limited partnership interest, with a carrying value of $15 million and $17 million at March 31, 2009 and December 31, 2008, respectively, in an EFH Corp. subsidiary holding software and other computer-related assets. Equity losses related to this interest totaled $2 million and $3 million for the three months ended March 31, 2009 and 2008, respectively. These losses primarily represent amortization of software assets held by the subsidiary. The equity losses are reported as other deductions.

•

EFH Corp. files a consolidated federal income tax return; however, EFC Holdings’ federal income tax and Texas margin tax expense and related balance sheet amounts, including income taxes payable to or receivable from EFH Corp., are recorded as if the entity is a stand-alone corporation. As a result, EFC Holdings had income taxes payable to EFH Corp. of $46 million and $33 million at March 31, 2009 and December 31, 2008, respectively.

•

Certain transmission and distribution utilities in Texas have tariffs in place to assure adequate credit worthiness of any REP to support the REP’s obligation to collect securitization bond-related (transition) charges on behalf of the utility. Under these tariffs, as a result of TCEH’s credit rating being below investment grade, TCEH is required to post collateral support in an amount equal to estimated transition charges over specified time periods. Accordingly, as of both March 31, 2009 and December 31, 2008, TCEH had posted a letter of credit in the amount of $13 million for the benefit of Oncor.

•

Oncor and Texas Holdings agreed to the terms of a stipulation with major interested parties to resolve all outstanding issues in the PUCT review related to the Merger. As part of this stipulation, TCEH will post a letter of credit in an amount equal to $170 million to secure retail payment obligations to Oncor if two or more of Oncor’s credit ratings are below investment grade.

•

At the closing of the Merger, TCEH entered into the TCEH Senior Secured Facilities with a syndicate of financial institutions and other lenders. This syndicate included affiliates of GS Capital Partners (a member of the Sponsor Group). In November and December 2007, TCEH offered the TCEH Notes. Affiliates of GS Capital Partners served as initial purchasers in such offerings. Affiliates of GS Capital Partners have from time to time engaged in commercial banking and financial advisory transactions with EFC Holdings in the normal course of business.

•	Affiliates of GS Capital Partners are party to certain commodity and interest rate hedging transactions with EFC Holdings in the normal course of business.

•	From time to time affiliates of the Sponsor Group may sell or acquire debt or debt securities issued by EFC Holdings or its subsidiaries in open market transactions or through loan syndications.

See Note 3 for information regarding the accounts receivable securitization program and related subordinated notes receivable from TXU Receivables Company and Notes 4 and 5 for guarantees and push-down of certain EFH Corp. debt.

11. SUPPLEMENTARY FINANCIAL INFORMATION

Stock-Based Compensation

Under the terms of the EFH Corp. 2007 Stock Incentive Plan, options to purchase 500 thousand shares of EFH Corp. common stock were issued to certain management employees in the three months ended March 31, 2009. No options were issued in the three months ended March 31, 2008. Vested awards must be exercised within 10 years of the grant date. The terms of substantially all of the options were fixed at grant date. Options to purchase 100 thousand and 30 thousand shares were forfeited during the three month periods ended March 31, 2009 and 2008, respectively.

Expenses recognized by EFC Holdings for options granted totaled $1.6 million and $1.4 million for the three months ended March 31, 2009 and 2008, respectively.

Other Deductions

	Three Months Ended March 31,
	2009	2008
Other deductions:
Severance charges	$5	$—
Other	4	5

Total other deductions	$9	$5

Interest Expense and Related Charges

	Three Months Ended March 31,
	2009	2008
Interest	$696	$703
Unrealized mark-to-market net gain on interest rate swaps	(205)	—
Amortization of interest rate swap losses at dedesignation of hedge accounting	40	(1)
Amortization of fair value debt discounts resulting from purchase accounting	4	3
Amortization of debt issuance costs and discounts	30	27
Interest capitalized in accordance with SFAS 34	(94)	(74)

Total interest expense and related charges	$471	$658

Restricted Cash

	At March 31, 2009		At December 31, 2008
	Current Assets	Noncurrent Assets	Current Assets	Noncurrent Assets
Amounts related to TCEH’s Letter of Credit Facility (See Note 4)	$—	$1,250	$—	$1,250
Amounts related to margin deposits held	1	—	4	—

Total restricted cash	$1	$1,250	$4	$1,250

Inventories by Major Category

	March 31, 2009	December 31, 2008
Materials and supplies	$137	$134
Fuel stock	186	162
Natural gas in storage	33	65

Total inventories	$356	$361

Investments

	March 31, 2009	December 31, 2008
Nuclear decommissioning trust	$373	$385
Assets related to employee benefit plans, including employee savings programs, net of distributions	32	36
Land	42	42
Investment in unconsolidated affiliate	15	17
Miscellaneous other	4	4

Total investments	$466	$484

Property, Plant and Equipment

As of March 31, 2009 and December 31, 2008, property, plant and equipment of $20.9 billion was stated net of accumulated depreciation and amortization of $1.8 billion and $1.5 billion, respectively.

Asset Retirement Obligations

These liabilities primarily relate to nuclear generation plant decommissioning, land reclamation related to lignite mining, removal of lignite/coal-fueled plant ash treatment facilities and generation plant asbestos removal and disposal costs. There is no earnings impact with respect to the recognition of the asset retirement costs for nuclear decommissioning, as all costs are recoverable through the regulatory process as part of Oncor’s rates.

The following table summarizes the changes to the asset retirement liability, reported in other noncurrent liabilities and deferred credits in the balance sheet, during the three months ended March 31, 2009:

Asset retirement liability at January 1, 2009	$859
Additions:
Accretion	15
Reductions:
Payments, essentially all mining reclamation	(7)

Asset retirement liability at March 31, 2009	$867

Exit Liabilities

As part of purchase accounting, EFC Holdings accrued $38 million in costs expected to be incurred related to the termination and transition of outsourcing arrangements. In the three months ended March 31, 2009, EFC Holdings incurred $9 million of the exit liabilities and the remaining accrual is expected to be settled no later than June 30, 2011, the targeted date of completion of transition of outsourced activities back to EFC Holdings or to service providers.

Other Noncurrent Liabilities and Deferred Credits

The balance of other noncurrent liabilities and deferred credits consists of the following:

	March 31, 2009	December 31, 2008
Uncertain tax positions (including accrued interest)	$885	$861
Asset retirement obligations	867	859
Unfavorable purchase and sales contracts	720	727
Retirement plan and other employee benefits	53	56
Other	23	25

Total other noncurrent liabilities and deferred credits	$2,548	$2,528

EFC Holdings does not expect the total amount of liabilities recorded related to uncertain tax positions to significantly increase or decrease within the next 12 months.

Unfavorable Purchase and Sales Contracts – The amortization of unfavorable purchase and sales contracts totaled $7 million in both three months ended March 31, 2009 and 2008, respectively. Favorable purchase and sales contracts are recorded as intangible assets (see Note 2).

The estimated amortization of unfavorable purchase and sales contracts for each of the five succeeding fiscal years from December 31, 2008 is as follows:

Year	Amount
2009	$27
2010	27
2011	27
2012	27
2013	26

Supplemental Cash Flow Information

	Three Months Ended March 31,
	2009	2008
Cash payments (receipts) related to:
Interest paid	$440	$490
Capitalized interest	(94)	(74)

Interest paid (net of capitalized interest)	346	416
Income taxes	(1)	—
Noncash investing and financing activities:
Noncash construction expenditures (a)	89	145
Capital leases	10	4
Noncash contribution related to EFH Corp. stock-based compensation	2	1

(a)	Represents end-of-period accruals.

12. SUPPLEMENTAL GUARANTOR CONDENSED FINANCIAL INFORMATION

In 2007, TCEH and TCEH Finance, as Co-Issuers, issued $3.0 billion 10.25% Senior Notes Due 2015, $2.0 billion 10.25% Series B Senior Notes due 2015 and $1.75 billion 10.50%/11.25% Senior Toggle Notes due 2016 (the TCEH Senior Notes). The TCEH Senior Notes are unconditionally guaranteed by EFC Holdings and by each subsidiary that guarantees the TCEH Senior Secured Facilities (collectively, the Guarantors). The guarantees issued by the Guarantors are full and unconditional, joint and several guarantees of the TCEH Senior Notes. The guarantees rank equally with any senior unsecured indebtedness of the Guarantors and rank effectively junior to all of the secured indebtedness of the Guarantors to the extent of the assets securing that indebtedness. All other subsidiaries of EFC Holdings, either direct or indirect, do not guarantee the TCEH Senior Notes (collectively the Non-Guarantors). The TCEH Indenture contains certain restrictions, subject to certain exceptions, on EFC Holdings’ ability to pay dividends or make investments. See Note 6.

The following tables have been prepared in accordance with Regulation S-X Rule 3-10, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered “ in order to present the condensed consolidating statements of income and of cash flows of EFC Holdings (Parent), TCEH (Issuer), the Guarantors and the Non-Guarantors for the three months ended March 31, 2009 and 2008 and the condensed consolidating balance sheets as of March 31, 2009 and December 31, 2008 of the Parent, Issuer, the Guarantors and the Non-Guarantors. Investments in consolidated subsidiaries are accounted for under the equity method. The presentations reflect the application of SEC Staff Accounting Bulletin Topic 5J, Push Down Basis of Accounting Required in Certain Limited Circumstances, including the push down of $2.250 billion of the EFH Corp. Senior Notes to the Parent Guarantor and the TCEH Senior Notes and the TCEH Senior Secured Facilities to the Other Guarantors. TCEH Finance’s sole function is to be the co-issuer of the TCEH Senior Notes; therefore, it has no other independent assets, liabilities or operations (see Notes 4 and 5).

EFC Holdings (parent entity) received no dividends from its consolidated subsidiaries for the three months ended March 31, 2009 or for the three months ended March 31, 2008.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Income (Loss)

For the Three Months Ended March 31, 2009

(millions of dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$1,766	$—	$—	$1,766
Fuel, purchased power costs and delivery fees	—	—	(843)	—	—	(843)
Net gain from commodity hedging and trading activities	—	565	563	—	—	1,128
Operating costs	—	—	(168)	—	—	(168)
Depreciation and amortization	—	—	(276)	—	—	(276)
Selling, general and administrative expenses	—	—	(170)	(2)	—	(172)
Franchise and revenue-based taxes	—	—	(25)	—	—	(25)
Impairment of goodwill	—	(70)	—	—	—	(70)
Other income	—	—	3	—	—	3
Other deductions	—	—	(9)	—	—	(9)
Interest income	—	97	90	—	(180)	7
Interest expense and related charges	(72)	(613)	(409)	—	623	(471)

Income (loss) before income taxes	(72)	(21)	522	(2)	443	870

Income tax (expense) benefit	22	(23)	(191)	1	(153)	(344)

Equity earnings of subsidiaries	576	620	—	—	(1,196)	—

Net income (loss)	$526	$576	$331	$(1)	$(906)	$526

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Income (Loss)

For the Three Months Ended March 31, 2008

(millions of dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$1,983	$—	$—	$1,983
Fuel, purchased power costs and delivery fees	—	—	(1,064)	—	—	(1,064)
Net loss from commodity hedging and trading activities	—	(709)	(858)	—	—	(1,567)
Operating costs	—	—	(159)	—	—	(159)
Depreciation and amortization	—	—	(269)	—	—	(269)
Selling, general and administrative expenses	—	—	(151)	—	—	(151)
Franchise and revenue-based taxes	—	—	(25)	—	—	(25)
Other income	—	—	3	—	—	3
Other deductions	—	—	(5)	—	—	(5)
Interest income	10	61	153	—	(215)	9
Interest expense and related charges	(70)	(809)	(598)	—	819	(658)

Loss before income taxes	(60)	(1,457)	(990)	—	604	(1,903)

Income tax benefit	21	512	342	—	(211)	664

Equity losses of subsidiaries	(1,200)	(255)	—	—	1,455	—

Net loss	$(1,239)	$(1,200)	$(648)	$—	$1,848	$(1,239)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Cash Flows

For the Three Months Ended March 31, 2009

(millions of dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
Cash provided by (used in) operating activities	$(5)	$(710)	$1,171	$(2)	$—	$454

Cash flows – financing activities:
Issuances of long-term debt	—	212	—	—	—	212
Retirements/repurchases of long-term debt	(1)	(41)	(82)	—	—	(124)
Change in advances/notes – affiliates	—	707	—	—	(715)	(8)
Contributions from noncontrolling interests	—	—	—	26	—	26
Debt discount, financing and reacquisition expenses	—	(2)	—	—	—	(2)
Other, net	—	—	1	—	—	1

Cash provided by (used in) financing activities	(1)	876	(81)	26	(715)	105

Cash flows – investing activities:
Capital expenditures and nuclear fuel purchases	—	—	(388)	(12)	—	(400)
Investment held in money market fund	—	142	—	—	—	142
Proceeds from sale of environmental allowances and credits	—	—	4	—	—	4
Purchases of environmental allowances and credits	—	—	(9)	—	—	(9)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	1,402	—	—	1,402
Investments in nuclear decommissioning trust fund securities	—	—	(1,406)	—	—	(1,406)
Changes in advances - affiliates	6	—	(721)	—	715	—
Other, net	—	—	29	—	—	29

Cash provided by (used in) investing activities	6	142	(1,089)	(12)	715	(238)

Net change in cash and cash equivalents	—	308	1	12	—	321
Cash and cash equivalents – beginning balance	—	475	4	—	—	479

Cash and cash equivalents – ending balance	$—	$783	$5	$12	$—	$800

ENERGY FUTURE COMPETITIVE HOLDINGS CORP. AND SUBSIDIARIES

Condensed Consolidating Statements of Cash Flows

For the Three Months Ended March 31, 2008

(millions of dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
Cash provided by (used in) operating activities	$(1)	$(756)	$574	$—	$—	$(183)

Cash flows – financing activities:
Issuances of long-term debt	—	149	—	—	—	149
Retirements/repurchases of long-term debt	(1)	(44)	(15)	—	—	(60)
Change in short-term borrowings	—	651	—	—	—	651
Change in advances/notes – affiliates	2	—	(8)	—	(2)	(8)
Other, net	—	—	11	—	—	11

Cash provided by (used in) financing activities	1	756	(12)	—	(2)	743

Cash flows – investing activities:
Capital expenditures and nuclear fuel purchases	—	—	(571)	—	—	(571)
Reduction of restricted cash	—	20	—	—	—	20
Proceeds from sale of environmental allowances and credits	—	—	20	—	—	20
Purchases of environmental allowances and credits	—	—	(12)	—	—	(12)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	396	—	—	396
Investments in nuclear decommissioning trust fund securities	—	—	(400)	—	—	(400)
Change in loans – affiliates	—	(176)	—	—	2	(174)
Other, net	—	—	3	—	—	3

Cash used in investing activities	—	(156)	(564)	—	2	(718)

Net change in cash and cash equivalents	—	(156)	(2)	—	—	(158)
Cash and cash equivalents – beginning balance	—	207	8	—	—	215

Cash and cash equivalents – ending balance	$—	$51	$6	$—	$—	$57

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Balance Sheets

at March 31 2009

(millions of dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$783	$5	$12	$—	$800
Restricted cash	—	—	1	—	—	1
Advances to affiliates	1	—	4,995	—	(4,996)	—
Trade accounts receivable – net	—	—	654	—	—	654
Notes receivable from parent	—	600	—	—	(16)	584
Income taxes receivable from parent	2	247	—	—	(249)	—
Accounts receivable from affiliates	—	7	—	—	(7)	—
Inventories	—	—	356	—	—	356
Commodity and other derivative contractual assets	—	560	3,243	—	(30)	3,773
Accumulated deferred income taxes	7	143	18	—	—	168
Margin deposits related to commodity positions	—	—	465	—	—	465
Other current assets	—	8	60	—	(1)	67

Total current assets	10	2,348	9,797	12	(5,299)	6,868

Restricted cash	—	1,250	—	—	—	1,250
Investments	(2,066)	20,297	500	—	(18,265)	466
Property, plant and equipment – net	—	—	20,815	51	—	20,866
Goodwill	—	10,252	—	—	—	10,252
Intangible assets – net	—	—	2,784	—	—	2,784
Commodity and other derivative contractual assets	—	832	943	—	—	1,775
Accumulated deferred income taxes	—	447	—	—	(447)	—
Other noncurrent assets, principally unamortized debt issuance costs	53	591	697	3	(541)	803

Total assets	$(2,003)	$36,017	$35,536	$66	$(24,552)	$45,064

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$—	$900	$900	$—	$(900)	$900
Advances from affiliates	—	4,996	—	—	(4,996)	—
Long-term debt due currently	7	165	199	—	(165)	206
Trade accounts payable – nonaffiliates	—	—	637	3	—	640
Notes or other liabilities due to affiliates	16	—	184	2	(23)	179
Commodity and other derivative contractual liabilities	—	817	3,088	—	(30)	3,875
Margin deposits related to commodity positions	—	120	496	—	—	616
Accrued income taxes payable to parent	—	—	295	—	(249)	46
Accrued taxes other than income	1	—	47	—	—	48
Accrued interest	111	496	358	—	(356)	609
Other current liabilities	—	29	196	—	(4)	221

Total current liabilities	135	7,523	6,400	5	(6,723)	7,340

Accumulated deferred income taxes	1	—	6,182	—	(447)	5,736
Commodity and other derivative contractual liabilities	—	1,316	620	—	—	1,936
Notes or other liabilities due affiliates	—	—	245	—	—	245
Long-term debt, less amounts due currently	2,347	29,194	27,993	—	(27,813)	31,721
Other noncurrent liabilities and deferred credits	2	51	2,495	—	—	2,548

Total liabilities	2,485	38,084	43,935	5	(34,983)	49,526

EFC Holdings’ shareholders’ equity	(4,488)	(2,067)	(8,399)	35	10,431	(4,488)
Noncontrolling interests in subsidiaries	—	—	—	26	—	26

Total equity	(4,488)	(2,067)	(8,399)	61	10,431	(4,462)

Total liabilities and equity	$(2,003)	$36,017	$35,536	$66	$(24,552)	$45,064

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Balance Sheets

at December 31 2008

(millions of dollars)

	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$475	$4	$—	$—	$479
Investments held in money market fund	—	142	—	—	—	142
Restricted cash	—	—	4	—	—	4
Advances to affiliates	4	—	4,283	—	(4,287)	—
Trade accounts receivable – net	—	—	994	—	—	994
Notes receivable from parent	—	597	—	—	(13)	584
Income taxes receivable from parent	—	156	—	—	(156)	—
Inventories	—	—	361	—	—	361
Commodity and other derivative contractual assets	—	223	2,168	—	—	2,391
Accumulated deferred income taxes	—	12	9	—	—	21
Margin deposits related to commodity positions	—	—	439	—	—	439
Other current assets	—	6	80	—	—	86

Total current assets	4	1,611	8,342	—	(4,456)	5,501

Restricted cash	—	1,250	—	—	—	1,250
Investments	(2,653)	19,693	482	—	(17,038)	484
Property, plant and equipment – net	—	—	20,902	—	—	20,902
Goodwill	—	10,322	—	—	—	10,322
Intangible assets – net	—	—	2,774	—	—	2,774
Commodity and other derivative contractual assets	—	429	533	—	—	962
Accumulated deferred income taxes	7	905	—	—	(912)	—
Other noncurrent assets, principally unamortized debt issuance costs	55	620	698	—	(568)	805

Total assets	$(2,587)	$34,830	$33,731	$—	$(22,974)	$43,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$—	$900	$900	$—	$(900)	$900
Advances from affiliates	—	4,287	—	—	(4,287)	—
Long-term debt due currently	8	165	261	—	(165)	269
Trade accounts payable – nonaffiliates	—	—	1,000	—	—	1,000
Notes or other liabilities due to affiliates	16	61	107	—	(13)	171
Commodity and other derivative contractual liabilities	—	637	2,093	—	—	2,730
Margin deposits related to commodity positions	—	487	436	—	(398)	525
Accrued income taxes payable to parent	—	—	189	—	(156)	33
Accrued taxes other than income	—	—	70	—	—	70
Accrued interest	44	297	221	—	(208)	354
Other current liabilities	—	29	251	—	(5)	275

Total current liabilities	68	6,863	5,528	—	(6,132)	6,327

Accumulated deferred income taxes	—	—	6,154	—	(912)	5,242
Commodity and other derivative contractual liabilities	—	1,549	546	—	—	2,095
Notes or other liabilities due affiliates	—	—	254	—	—	254
Long-term debt, less amounts due currently	2,347	29,020	27,831	—	(27,642)	31,556
Other noncurrent liabilities and deferred credits	—	52	2,477	—	(1)	2,528

Total liabilities	2,415	37,484	42,790	—	(34,687)	48,002

Shareholders’ equity	(5,002)	(2,654)	(9,059)	—	11,713	(5,002)

Total liabilities and shareholders’ equity	$(2,587)	$34,830	$33,731	$—	$(22,974)	$43,000

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Energy Future Competitive Holdings Company:

We have audited the accompanying consolidated balance sheets of Energy Future Competitive Holdings Company and subsidiaries (“EFC Holdings”) as of December 31, 2008 and 2007 (successor), and the related statements of consolidated income (loss), comprehensive income (loss), cash flows and shareholders’ equity for the year ended December 31, 2008 (successor), the period from October 11, 2007 through December 31, 2007 (successor), the period from January 1, 2007 through October 10, 2007 (predecessor) and the year ended December 31, 2006 (predecessor). These financial statements are the responsibility of EFC Holdings’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. EFC Holdings is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of EFC Holdings’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Energy Future Competitive Holdings Company and subsidiaries at December 31, 2008 and 2007 (successor), and the results of their operations and their cash flows for the year ended December 31, 2008 (successor), the period from October 11, 2007 through December 31, 2007 (successor), the period from January 1, 2007 through October 10, 2007 (predecessor) and the year ended December 31, 2006 (predecessor), in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, EFC Holdings is a wholly owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”), which was merged with Texas Energy Future Merger Sub Corp on October 10, 2007.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 2, 2009

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Millions of Dollars)

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Operating revenues	$9,787	$1,671	$6,884	$9,396
Fuel, purchased power costs and delivery fees	(5,600)	(852)	(3,209)	(3,929)
Net gain (loss) from commodity hedging and trading activities	2,184	(1,492)	(554)	153
Operating costs	(677)	(124)	(471)	(605)
Depreciation and amortization	(1,092)	(315)	(253)	(334)
Selling, general and administrative expenses	(680)	(153)	(452)	(533)
Franchise and revenue-based taxes	(109)	(30)	(83)	(127)
Impairment of goodwill	(8,000)	—	—	—
Other income (Note 10)	35	2	59	78
Other deductions (Note 10)	(1,263)	(5)	20	(210)
Interest income	59	9	312	252
Interest expense and related charges (Note 23)	(4,187)	(652)	(329)	(334)

Income (loss) before income taxes	(9,543)	(1,941)	1,924	3,807
Income tax (expense) benefit	504	675	(618)	(1,306)

Net income (loss)	$(9,039)	$(1,266)	$1,306	$2,501

See Notes to Financial Statements.

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

(Millions of Dollars)

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Net income (loss)	$(9,039)	$(1,266)	$1,306	$2,501

Other comprehensive income (loss), net of tax effects:
Cash flow hedges:
Net increase (decrease) in fair value of derivatives (net of tax (expense) benefit of $98, $97, $154 and $(321))	(181)	(177)	(288)	598
Derivative value net (gains) losses related to hedged transactions recognized during the period and reported in net income (net of tax (expense) benefit of $66, $—, $(48) and $(26))	122	—	(89)	(47)

Total adjustments to net income (loss)	(59)	(177)	(377)	551

Comprehensive income (loss)	$(9,098)	$(1,443)	$929	$3,052

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS

(Millions of Dollars)

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Cash flows — operating activities
Net income (loss)	$(9,039)	$(1,266)	$1,306	$2,501

Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	1,549	444	306	400
Deferred income tax expense (benefit) – net	(377)	(453)	(68)	182
Impairment of goodwill (Note 3)	8,000	—	—	—
Impairment of trade name intangible asset (Note 3)	481	—	—	—
Impairment of emission allowances intangible assets (Note 3)	501	—	—	—
Impairment of natural gas-fueled generation fleet (Note 5)	229	—	—	198
Charge related to Lehman bankruptcy (Note 10)	26	—	—	—
Net effect of unrealized mark-to-market valuations of commodity positions – losses (gains)	(2,329)	1,556	722	(272)
Unrealized net loss on mark-to-market valuations of interest rate swaps	1,477	—	—	—
Bad debt expense	81	13	44	67
Stock-based incentive compensation expense	10	—	6	9
Recognition of losses on dedesignated cash flow hedges	66	1	8	10
Customer appreciation bonus charge (net of amounts credited to customers in 2006)	—	—	—	122
Credit related to impaired leases (Note 10)	—	—	(48)	(2)
Net (gains) losses on sale of assets	—	1	(38)	(68)
Effect of Parent’s payment of interest on pushed-down debt	251	24	—	—
Net equity loss from unconsolidated affiliate	10	2	5	10
Other, net	(24)	2	5	8
Changes in operating assets and liabilities:
Affiliate accounts receivable/payable – net	44	(91)	100	(43)
Accounts receivable – trade	(491)	(211)	308	348
Impact of accounts receivable sales program (Note 11)	53	(223)	45	(41)
Inventories	(12)	(14)	(33)	1
Accounts payable – trade	366	260	(444)	(212)
Commodity and other derivative contractual assets and liabilities	(28)	(10)	(167)	—
Margin deposits – net	595	(614)	(569)	564
Other – net assets	374	(223)	(5)	176
Other – net liabilities	(156)	554	(252)	799

Cash provided by (used in) operating activities continuing operations	1,657	(248)	1,231	4,757

Cash flows — financing activities
Issuances of securities/long-term borrowings (Note 12):
Merger-related debt financing	—	33,732	—	—
Pollution control revenue bonds	242	—	—	243
Other long-term debt	1,443	—	1,000	—
Retirements/repurchases of securities/long-term borrowings (Note 12):
Merger-related debt repurchases	—	(8,992)	—	—
Pollution control revenue bonds	(242)	—	(143)	(259)
Other long-term debt	(618)	(49)	(28)	(417)
Increase (decrease) in short-term borrowings (Note 12):
Bank	462	(1,617)	1,860	(245)
Commercial paper	—	—	(623)	317
Decrease in income tax-related note payable to Oncor	(34)	(9)	(24)	(40)
Distribution paid to parent	—	(21,000)	(1,135)	(858)
Excess tax benefit on stock-based incentive compensation	—	—	—	11
Debt discount, financing and reacquisition expenses – net	(1)	(577)	(12)	(17)
Other	37	—	—	—

Cash provided by (used in) financing activities continuing operations	$1,289	$1,488	$895	$(1,265)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS (CONT.)

(Millions of Dollars)

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Cash flows — investing activities
Net loans (to) from affiliates.	$(558)	$(134)	$114	$(2,278)
Capital expenditures	(1,908)	(496)	(1,409)	(791)
Nuclear fuel purchases	(166)	(23)	(54)	(117)
Investment held in money market fund (Note 1)	(142)	—	—	—
Purchase of mining-related assets	—	—	(122)	—
Purchase of lease trust	—	—	—	(69)
Proceeds from sale of assets	29	14	2	17
Proceeds from letter of credit facility posted with trustee (Note 23)	—	(1,250)	—	—
Proceeds from pollution control revenue bonds (deposited with) withdrawn from trustee – restricted cash	29	13	202	(240)
Other changes in restricted cash	(4)	1	(1)	—
Proceeds from sale of environmental allowances and credits	39	—	—	—
Purchases of environmental allowances and credits	(34)	—	—	—
Proceeds from sales of nuclear decommissioning trust fund securities	1,623	831	602	207
Investments in nuclear decommissioning trust fund securities	(1,639)	(835)	(614)	(223)
Cash settlements related to outsourcing contract termination	41	—	—	—
Other	8	(2)	3	(3)

Cash used in investing activities	(2,682)	(1,881)	(1,277)	(3,497)

Net change in cash and cash equivalents	264	(641)	849	(5)

Cash and cash equivalents — beginning balance	215	856	7	12

Cash and cash equivalents — ending balance	$479	$215	$856	$7

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

CONSOLIDATED BALANCE SHEETS

(Millions of Dollars)

	Successor
	December 31, 2008	December 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$479	$215
Investments held in money market fund (Note 1)	142	—
Restricted cash (Note 23)	4	—
Trade accounts receivable — net (Note 11)	994	827
Note receivable from parent (Note 22)	584	25
Income taxes receivable from parent (Note 22)	—	211
Inventories (Note 23)	361	352
Commodity and other derivative contractual assets (Note 15)	2,391	1,126
Accumulated deferred income taxes (Note 9)	21	18
Margin deposits related to commodity positions	439	513
Other current assets	86	73

Total current assets	5,501	3,360

Restricted cash (Note 23)	1,250	1,279
Investments (Note 16)	484	613
Property, plant and equipment — net (Note 23)	20,902	20,545
Goodwill (Note 3)	10,322	18,060
Intangible assets — net (Note 3)	2,774	4,137
Commodity and other derivative contractual assets (Note 15)	962	244
Other noncurrent assets, principally unamortized debt issuance costs	805	914

Total assets	$43,000	$49,152

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings (Note 12)	$900	$438
Long-term debt due currently (Note 12)	269	202
Trade accounts payable – nonaffiliates	1,000	754
Trade accounts and other payables to affiliates	171	125
Commodity and other derivative contractual liabilities (Note 15)	2,730	1,108
Margin deposits related to commodity positions	525	5
Accrued income taxes payable to parent (Note 22)	33	—
Accrued taxes other than income	70	56
Accrued interest	354	393
Other current liabilities	275	241

Total current liabilities	6,327	3,322

Accumulated deferred income taxes (Note 9)	5,242	5,900
Commodity and other derivative contractual liabilities (Note 15)	2,095	2,452
Notes or other liabilities due affiliates (Note 22)	254	289
Long-term debt, less amounts due currently (Note 12)	31,556	30,762
Other noncurrent liabilities and deferred credits (Note 23)	2,528	2,424

Total liabilities	48,002	45,149

Commitments and Contingencies (Note 13)

Shareholders’ equity (Note 14)	(5,002)	4,003

Total liabilities and shareholders’ equity	$43,000	$49,152

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED SHAREHOLDERS’ EQUITY

(Millions of Dollars)

	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Preferred stock – not subject to mandatory redemption:
Balance at beginning of period	$—	$—	$—	$—
Issuance of preferred stock	1	—	—	—

Balance at end of period (number of shares outstanding:
Successor: December 31, 2008 and 2007 – 4,788 shares;
Predecessor: October 10, 2007 and December 31, 2006 – 788 shares)	1	—	—	—

Class A common stock without par value – authorized shares – 9,000,000 (a):
Balance at beginning of period	272	—	9	4
Effects of purchase accounting push-down	(2)	1,415	—	—
Dividend to parent to fund Merger	—	(1,050)	—	—
Merger-related transactions	—	15	—	—
Effects of debt push-down from EFH Corp.	7	(108)	—	—
Effects of stock-based incentive compensation plans	—	—	1	1
Acquired subsidiaries and net assets	—	—	—	1
Effects of allocation of SFAS 158 transition adjustment	—	—	—	3
Allocated pension assets	—	—	1	—

Balance at end of period (shares outstanding for all periods presented – 2,062,768)	277	272	11	9

Class B common stock without par value – authorized shares – 171,000,000 (a):
Balance at beginning of period	5,174	—	177	73
Effects of purchase accounting push-down	(49)	26,888	—	—
Dividend to parent to fund Merger	—	(19,950)	—	—
Merger-related transactions	—	286	—	—
Effects of debt push-down from EFH Corp. (Note 12)	133	(2,050)	—	—
Effects of stock-based incentive compensation plans	3	—	30	20
Acquired subsidiaries and net assets	—	—	—	19
Effects of allocation of SFAS 158 transition adjustment	—	—	—	62
Allocated pension assets	—	—	7	—
Transfer of accumulated deferred income taxes	—	—	—	2
TXU Fuel Co LLC equity adjustment	—	—	—	1

Balance at end of period (shares outstanding for all periods presented – 39,192,594)	5,261	5,174	214	177

Retained earnings:
Balance at beginning of period	(1,266)	—	7,327	5,684
Net income (loss)	(9,039)	(1,266)	1,306	2,501
Intercompany payable/receivable settlements and contributions related to the Merger	—	—	(4,832)	—
Dividends declared on common stock	—	—	(1,135)	(858)
Effect of adoption of FIN 48	—	—	(42)	—

Balance at end of period	(10,305)	(1,266)	2,624	7,327

Accumulated other comprehensive income (loss), net of tax effects (b):
Balance at beginning of period	(177)	—	430	(121)
Change during the period	(59)	(177)	(377)	551

Balance at end of period	(236)	(177)	53	430

Total shareholders’ equity	$(5,002)	$4,003	$2,902	$7,943

(a)	The beginning equity balance for the Successor period reflects the application of push-down accounting as a result of the Merger.
(b)	All amounts relate to cash flow hedges.

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SIGNIFICANT ACCOUNTING POLICIES

Description of Business

EFC Holdings is a wholly-owned subsidiary of EFH Corp. and is a Dallas-based holding company that conducts its operations principally through its wholly-owned subsidiary, TCEH. TCEH is a Dallas-based holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, development and construction of new generation facilities, wholesale energy sales and purchases, commodity risk management and trading activities, and retail electricity sales. Commodity risk management and allocation of financial resources are performed at the consolidated level; therefore, there are no reportable business segments.

On October 10, 2007, EFH Corp. completed its Merger with Merger Sub. As a result of the Merger, EFH Corp. became a subsidiary of Texas Holdings, which is controlled by the Sponsor Group.

In connection with the Merger, certain wholly-owned subsidiaries of EFH Corp. established for the purpose of developing and constructing new generation facilities have become subsidiaries of TCEH, and certain assets and liabilities of other such subsidiaries were transferred to TCEH and its subsidiaries. Those subsidiaries holding impaired construction work-in-process assets related to eight canceled coal-fueled generation units have not become subsidiaries of TCEH. In addition, a wholly-owned subsidiary of EFC Holdings representing a lease trust holding certain combustion turbines has become a subsidiary of TCEH. Because these transactions were between entities under the common control of EFH Corp., EFC Holdings accounted for the transactions in a manner similar to a pooling of interests. As a result, historical operations, financial position and cash flows of EFC Holdings and the entities and other net assets contributed are presented on a combined basis for all periods presented. See Note 4 for further information.

Basis of Presentation

The consolidated financial statements of EFC Holdings have been prepared in accordance with US GAAP. The accompanying consolidated statements of income (loss), comprehensive income (loss) and cash flows present results of operations and cash flows of EFC Holdings for “Successor” and “Predecessor” periods, which relate to periods succeeding and preceding the Merger, respectively. The consolidated financial statements have been prepared on the same basis as the audited financial statements included in EFC Holdings’ Registration Statement on Form S-4 (file number 333-153700), which included certain retrospective accounting changes. The consolidated financial statements of the Successor reflect the application of purchase accounting in accordance with the provisions of SFAS 141 and reflect the adoption of SFAS 157. All intercompany items and transactions have been eliminated in consolidation. All dollar amounts in the financial statements and tables in the notes are stated in millions of US dollars unless otherwise indicated.

Use of Estimates

Preparation of EFC Holdings’ financial statements requires management to make estimates and assumptions about future events that affect the reporting of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense, including fair value measurements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. No material adjustments, other than those disclosed elsewhere herein, were made to previous estimates or assumptions during the current year.

Purchase Accounting
The Merger has been accounted for under purchase accounting, whereby the total purchase price of the transaction was allocated to EFH Corp.’s identifiable tangible and intangible assets acquired and liabilities assumed based on their fair values, and the excess of the purchase price over the fair value of net assets acquired was recorded as goodwill. The allocation resulted in a significant amount of goodwill, an increase in the carrying value of property, plant and equipment and deferred income tax liabilities as well as new identifiable intangible assets and liabilities. Purchase accounting impacts, including goodwill recognition, have been “pushed down”, resulting in the assets and liabilities of EFC Holdings being recorded at their respective fair values as of October 10, 2007 and the recording of $18.3 billion of goodwill by EFC Holdings. Reported earnings in periods subsequent to the Merger reflect increases in interest, depreciation and amortization expense. See Note 2 for details regarding the effect of purchase accounting.

Derivative Instruments and Mark-to-Market Accounting

EFC Holdings enters into contracts for the purchase and sale of electricity, natural gas and other commodities and also enters into other derivative instruments such as options, swaps, futures and forwards primarily to manage commodity price and interest rate risks. If the instrument meets the definition of a derivative under SFAS 133, changes in the fair value of the derivative are recognized in net income as unrealized gains and losses, unless the criteria for certain exceptions are met, and an offsetting derivative asset or liability is recorded in the balance sheet. This recognition is referred to as “mark-to-market” accounting. The fair values of EFC Holdings’ unsettled derivative instruments under mark-to-market accounting are reported in the balance sheet as commodity and other derivative contractual assets or liabilities. When derivative instruments are settled and realized gains and losses are recorded, the previously recorded unrealized gains and losses and derivative assets and liabilities are reversed. See Note 15 and 20 for additional information regarding commodity and other derivative contractual assets and liabilities and fair value measurement. Under the election criteria of SFAS 133, EFC Holdings may elect the “normal” purchase and sale exemption. A commodity-related derivative contract may be designated as a “normal” purchase or sale if the commodity is to be physically received or delivered for use or sale in the normal course of business. If designated as normal, the derivative contract is accounted for under the accrual method of accounting (not marked-to-market) with no balance sheet or income statement recognition of the contract until settlement.

Because derivative instruments are frequently used as economic hedges, SFAS 133 allows the designation of such instruments as cash flow or fair value hedges provided certain conditions are met. A cash flow hedge mitigates the risk associated with the variability of the future cash flows related to an asset or liability (e.g., a forecasted sale of electricity in the future at market prices or the payment of interest related to variable rate debt), while a fair value hedge mitigates risk associated with fixed future cash flows (e.g., debt with fixed interest rate payments). In accounting for changes in the fair value of cash flow hedges, derivative assets and liabilities are recorded on the balance sheet with an offset to other comprehensive income or loss to the extent the hedges are effective and the hedged transaction remains probable of occurring. If the hedged transaction becomes probable of not occurring, hedge accounting is discontinued and the amount recorded in other comprehensive income is immediately reclassified into net income. If the relationship between the hedge and the hedged transaction ceases to exist or is dedesignated, hedge accounting is discontinued, and the amounts recorded in other comprehensive income are recognized as the previously hedged transaction impacts earnings. Changes in value of fair value hedges are recorded as derivative assets or liabilities with an offset to net income, and the carrying value of the related asset or liability (hedged item) is adjusted for changes in fair value with an offset to net income. If the fair value hedge is settled prior to the maturity of the hedged item, the cumulative fair value gain or loss associated with the hedge is amortized into income over the remaining life of the hedged item. In the statement of cash flow, the effects of settlements of derivative instruments are classified consistent with the related hedged transactions.

To qualify for hedge accounting, a hedge must be considered highly effective in offsetting changes in fair value of the hedged item. Assessment of the hedge’s effectiveness is tested at least quarterly throughout its term to continue to qualify for hedge accounting. Changes in fair value that represent hedge ineffectiveness, even if the hedge continues to be assessed as effective, are immediately recognized in net income. Ineffectiveness is generally measured as the cumulative excess, if any, of the change in value of the hedging instrument over the change in value of the hedged item. See Notes 12 and 15 for additional information concerning hedging activity.

Realized and unrealized gains and losses from transacting in energy-related derivative instruments are primarily reported in the income statement in net gain (loss) from commodity hedging and trading activities. In accordance with accounting rules, realized gains and losses associated with physically settled sales and purchase derivative instruments are reported in revenues and fuel, purchased power costs and delivery fees.

Revenue Recognition

EFC Holdings records revenue from electricity sales under the accrual method of accounting. Revenues are recognized when electricity is provided to customers on the basis of periodic cycle meter readings and include an estimated accrual for the revenues earned from the meter reading date to the end of the period (unbilled revenue).

EFC Holdings’ reported revenues include, on a net basis, ERCOT electricity balancing transactions, which represent wholesale purchases and sales of electricity for real-time balancing purposes as measured in 15-minute intervals. As is industry practice, these purchases and sales with ERCOT, as the balancing energy clearinghouse agent, are reported net in the income statement. Although difficult to predict, it is expected that the balancing activity will frequently result in net revenues due in part to generation volumes exceeding retail load. EFC Holdings believes that presentation of this activity as a component of revenues more appropriately reflects EFC Holdings’ market position.

Impairment of Long-Lived Assets

EFC Holdings evaluates long-lived assets (including intangible assets with finite lives) for impairment whenever indications of impairment exist in accordance with the requirements of SFAS 144. The carrying value of such assets is deemed to be impaired if the projected undiscounted cash flows are less than the carrying value. If there is such impairment, a loss would be recognized based on the amount by which the carrying value exceeds the fair value. Fair value is determined primarily by discounted cash flows, supported by available market valuations, if applicable. See Note 5 for details of the impairment of the natural gas-fueled generation fleet recorded in 2008 and 2006.

Finite-lived intangibles identified as a result of purchase accounting are amortized over their estimated useful lives based on the expected realization of economic effects. See Note 3 to Financial Statements for additional information.

Goodwill and Intangible Assets with Indefinite Lives

EFC Holdings evaluates goodwill and intangible assets with indefinite lives for impairment at least annually (as of October 1) in accordance with SFAS 142, “Goodwill and Other Intangible Assets”. The impairment tests performed are based on discounted cash flow analyses. See Note 3 for details of goodwill and intangible assets with indefinite lives, including discussion of goodwill and trade name intangible asset impairments recorded in 2008.

Amortization of Nuclear Fuel

Amortization of nuclear fuel is calculated on the units-of-production method and is reported as fuel costs.

Major Maintenance

Major maintenance costs incurred during generation plant outages and the costs of other maintenance activities are charged to expense as incurred. This accounting is consistent with FASB Staff Position AUG AIR-1, “Accounting for Planned Major Maintenance Activities.”

Defined Benefit Pension Plans and Other Postretirement Employee Benefit Plans

EFC Holdings bears a portion of the costs of the EFH Corp. sponsored pension plan offering pension benefits based on either a traditional defined benefit formula or a cash balance formula to eligible employees and also offers certain health care and life insurance benefits to eligible employees and their eligible dependents upon the retirement of such employees from EFC Holdings. Costs of pension and OPEB plans are determined in accordance with SFAS 87 and SFAS 106 and are dependent upon numerous factors, assumptions and estimates. Effective December 31, 2006, EFC Holdings adopted SFAS 158. See Note 18 for additional information regarding pension and OPEB plans.

Stock-Based Incentive Compensation

Prior to the Merger, EFH Corp. provided discretionary awards payable in its common stock to qualified managerial employees under its shareholder-approved long-term incentive plans. These awards were accounted for based on the provisions of SFAS 123(R), which provides for the recognition of stock-based compensation expense over the vesting period based on the grant-date fair value of those awards. In December 2007, EFH Corp.’s board of directors established its 2007 Stock Incentive Plan, which authorizes discretionary grants to directors, officers and qualified managerial employees of EFH Corp. and its affiliates (including EFC Holdings) of non-qualified stock options, stock appreciation rights, restricted shares, shares of common stock, the opportunity to purchase shares of common stock and other EFH Corp. stock-based awards. Stock options have been granted to employees of EFC Holdings under the plan and are being accounted for based upon the provisions of SFAS 123(R). See Note 19 for information regarding stock-based incentive compensation.

Sales and Excise Taxes

Sales and excise taxes are accounted for as a “pass through” item on the balance sheet; i.e., the tax is billed to customers and recorded as trade accounts receivable with an offsetting amount recorded as a liability to the taxing jurisdiction.

Franchise and Revenue-Based Taxes

Unlike sales and excise taxes, franchise and gross receipt taxes are not a “pass through” item. These taxes are assessed to EFC Holdings by state and local government bodies, based on revenues or kWh delivered, as a cost of doing business and are recorded as an expense. Rates charged to customers by EFC Holdings are intended to recover the taxes, but EFC Holdings is not acting as an agent to collect the taxes from customers.

Income Taxes

EFH Corp. files a consolidated federal income tax return; however, EFC Holdings’ income tax expense and related balance sheet amounts are recorded as if the entity was a stand-alone corporation. Deferred income taxes are provided for temporary differences between the book and tax basis of assets and liabilities. Previously earned investment tax credits were deferred and amortized as a reduction of income tax expense over the estimated lives of the related properties. In connection with purchase accounting, the remaining unamortized investment tax credit amount of $300 million was eliminated.

Prior to 2007, EFC Holdings generally accounted for uncertainty related to positions taken on tax returns based on the probable liability approach consistent with SFAS 5. Effective January 1, 2007, the company adopted FIN 48 as discussed in Note 7.

Accounting for Contingencies

The financial results of EFC Holdings may be affected by judgments and estimates related to loss contingencies. Accruals for loss contingencies are recorded when management determines that it is probable that an asset has been impaired or a liability has been incurred and that such economic loss can be reasonably estimated. Such determinations are subject to interpretations of current facts and circumstances, forecasts of future events and estimates of the financial impacts of such events. See Note 13 for a discussion of contingencies.

Cash and Cash Equivalents

For purposes of reporting cash and cash equivalents, temporary cash investments purchased with a remaining maturity of three months or less are considered to be cash equivalents.

EFC Holdings held an interest in The Reserve’s US Government Fund, which began liquidation proceedings in September 2008 due to the credit crisis and withdrawal demands. In September 2008, EFC Holdings attempted to redeem its interest, totaling $242 million, in the US Government Fund, but due to the liquidation process, the funds were not immediately made available; accordingly, such amount was reclassified from cash and cash equivalents to investment held in money market fund. EFC Holdings received $100 million of the funds in November 2008 and the remaining $142 million in January 2009.

Restricted Cash

The terms of certain agreements require the restriction of cash for specific purposes. At December 31, 2008, $1.250 billion of cash is restricted to support letters of credit. See Notes 12 and 23 for more details regarding this and other restricted cash.

Property, Plant and Equipment

As a result of purchase accounting, carrying amounts of property, plant and equipment at October 10, 2007 were adjusted to estimated fair values. Subsequent additions are recorded at cost. The cost of self-constructed property additions includes materials and both direct and indirect labor and applicable overhead, including payroll-related costs.

Depreciation of EFC Holdings’ property, plant and equipment is calculated on a straight-line basis over the estimated service lives of the properties. As is common in the industry, the Predecessor historically recorded depreciation expense using composite depreciation rates that reflect blended estimates of the lives of major asset components as compared to depreciation expense calculated on an asset-by-asset basis. Effective with the Merger, depreciation expense for EFC Holdings’ properties is calculated on an asset-by-asset basis. Estimated depreciable lives are based on management’s estimates of the assets’ economic useful lives.

Capitalized Interest

Interest related to qualifying construction projects and qualifying software projects is capitalized in accordance with SFAS 34. See Note 23 for details of amounts.

Inventories

All inventories are reported at the lower of cost (on a weighted average basis) or market unless expected to be used in the generation of electricity. In connection with purchase accounting, inventory amounts at October 10, 2007 were recorded at fair value. Also see discussion immediately below regarding environmental allowances and credits.

Environmental Allowances and Credits

Effective with the Merger, EFC Holdings began accounting for all environmental allowances and credits as identifiable intangible assets with finite lives that are subject to amortization. The recorded values of these intangible assets were originally established reflecting fair value determinations as of the date of the Merger under purchase accounting. Amortization expense associated with these intangible assets is recognized on a unit of production basis as the allowances or credits are consumed in generation operations. In accordance with SFAS 144, the environmental allowances and credits are assessed for impairment when conditions or events occur that could affect the carrying value of the assets. See Note 3 for details of impairment amounts recorded in 2008. EFC Holdings previously accounted for environmental allowances and credits as inventory. Both accounting methods are acceptable under GAAP.

Investments

Investments in a nuclear decommissioning trust fund are carried at market value in the balance sheet. Investments in unconsolidated business entities over which EFC Holdings has significant influence but does not maintain effective control, generally representing ownership of at least 20% and not more than 50% of common equity, are accounted for under the equity method. Assets related to employee benefit plans represent investments held to satisfy deferred compensation liabilities and are recorded at market value. See Note 16 for details of investments.

Push-Down of EFH Corp. Debt

In accordance with SEC Staff Accounting Bulletin (SAB) Topic 5-J, EFC Holdings reflects $2.250 billion principal amount of the EFH Corp. Notes on its balance sheet and the related interest expense in its income statement. The amount to be reflected on EFC Holdings’ balance sheet was calculated based upon the relative equity investment of EFC Holdings and Intermediate Holding in their respective operating subsidiaries at the time of the Merger. EFC Holdings expects that a portion of the $150 million of additional EFH Corp. Toggle Notes to be issued in May 2009 as discussed in Note 12 will be pushed down to EFC Holdings.

Changes in Accounting Standards

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities – an Amendment of FASB Statement 133.” SFAS 161 enhances required disclosures regarding derivatives and hedging activities to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. This statement is effective for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. As SFAS 161 provides only disclosure requirements, the adoption of this standard will not have any effect on EFC Holdings’ reported results of operations or financial condition. EFC Holdings will provide the enhanced disclosures in its Form 10-Q for the three months ended March 31, 2009.

In October 2008, the FASB issued FSP SFAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.” The FSP clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. The FSP does not change the fair value measurement principles in SFAS 157. The FSP was effective upon issuance, including prior periods for which financial statements had not been issued. EFC Holdings has determined this FSP does not change its approach for measuring fair value of financial assets.

Effective December 31, 2008, EFC Holdings adopted FSP SFAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.” This FSP amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” to require additional disclosures about transfers of financial assets. It also amends FIN 46R, “Consolidation of Variable Interest Entities,” to require additional disclosures about an entity’s involvement with variable interest entities. The disclosures required by this FSP are intended to provide greater transparency about a transferor’s continuing involvement with transferred financial assets and an entity’s involvement with variable interest entities and qualifying special purpose entities (SPEs). As the FSP provides only disclosure requirements, the adoption of this FSP did not have any effect on EFC Holdings’ reported results of operations, financial condition or cash flows. See Note 11 for related disclosures.

In December 2008, the FASB issued FSP SFAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.” This FSP amends SFAS 132(R) to provide enhanced disclosures regarding how investment allocation decisions are made and certain aspects of fair value measurements on plan assets. The disclosures required by this FSP are intended to provide transparency related to the types of assets and associated risks in an employer’s defined benefit pension or other postretirement employee benefits plan and events in the economy and markets that could have a significant effect on the value of plan assets. This FSP is effective for fiscal years ending after December 15, 2009. As the FSP provides only disclosure requirements, the adoption of this FSP will not have any effect on EFC Holdings’ reported results of operations, financial condition or cash flows. EFC Holdings is evaluating the impact of this FSP on its financial statement disclosures.

2. FINANCIAL STATEMENT EFFECTS OF THE MERGER

EFH Corp. accounted for the Merger under purchase accounting in accordance with the provisions of SFAS 141, whereby the total purchase price of the transaction was allocated to EFH Corp.’s identifiable tangible and intangible assets acquired and liabilities assumed based on their fair values as of October 10, 2007. The fair values were determined based upon assumptions related to future cash flows, discount rates, and asset lives as well as factors more unique to EFH Corp., its industry and the competitive wholesale power market that include forward natural gas price curves and market heat rates, retail customer attrition rates, generation plant operating and construction costs, and the effect on generation facility values of lignite fuel reserves and mining capabilities using currently available information. The excess of the purchase price over the fair value of net assets acquired was recorded by EFH Corp. as goodwill, which upon finalization of purchase accounting in 2008 totaled $23.2 billion. See Note 3 for disclosures related to goodwill, including an impairment recorded in the fourth quarter of 2008.

Purchase accounting impacts, including goodwill recognition, have been “pushed down”, resulting in assets and liabilities of EFC Holdings being recorded at their fair values as of October 10, 2007. The assignment of purchase price was based on the relative estimated enterprise value of EFC Holdings’ operations as of the date of the Merger using discounted cash flow methodologies and resulted in EFC Holdings recording $18.3 billion of goodwill.

Management believes the drivers of the goodwill amount include the incremental value of the future cash flow potential of the baseload generation facilities, including facilities under construction, over the values assigned to those assets under purchase accounting rules, considering the market-pricing mechanisms and growth potential in the ERCOT market, as well as the value derived from the scale of the retail business.

The following table summarizes the components of the final purchase price allocation (billions of dollars):

Purchase price assigned to EFC Holdings		$28.2

Property, plant and equipment	20.0
Intangible assets (Note 3)	4.4
Other assets	3.8

Total assets acquired	28.2

Short-term borrowings and long-term debt	6.1
Deferred tax liabilities	6.4
Other liabilities	5.8

Total liabilities assumed	18.3
Net identifiable assets acquired		9.9

Goodwill		$18.3

The following table summarizes the change in the total amount of goodwill during 2008 as a result of purchase accounting (billions of dollars):

Goodwill at December 31, 2007		$18.1

Purchase price allocation adjustments		(0.1)

Property, plant and equipment	0.3
Intangible assets	—
Other assets	0.1

Total assets acquired	0.4

Deferred income tax liabilities	(0.2)
Other liabilities	0.1

Total liabilities assumed	(0.1)

Net identifiable assets acquired		0.3

Goodwill at completion of purchase accounting		$18.3

The above changes largely relate to finalization of fair values of natural gas-fueled generation plants and amounts related to the Capgemini outsourcing agreement, as well as the effects on related deferred income taxes.

During 2008, additional exit liabilities totaling $28 million were recorded largely in connection with the termination of outsourcing arrangements with Capgemini under change of control provisions of such arrangements (also see Note 17). This amount is expected to be settled no later than June 30, 2011, the targeted date of completion of transition of outsourced activities back to EFH Corp. or to service providers.

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial position and results of operations assume that the Merger-related transactions occurred on January 1, 2007 and 2006, respectively. The unaudited pro forma information is provided for informational purposes only and is not necessarily indicative of what EFC Holdings’ results of operations would have been if the Merger-related transactions had occurred on that date, or what EFC Holdings’ results of operations will be for any future periods.

For the year ended December 31, 2007, unaudited pro forma revenues and net losses were $8.6 billion and $1.4 billion, respectively. Pro forma adjustments for the year ended December 31, 2007 consist of adjustments for the Predecessor period and consist of $473 million in depreciation and amortization expense (including amounts recognized in revenues or fuel and purchased power costs), $1.8 billion in interest expense and a $790 million income tax benefit.

For the year ended December 31, 2006, unaudited pro forma revenues and net income were $9.4 billion and $582 million, respectively. Pro forma adjustments for the year ended December 31, 2007 consist of adjustments for the Predecessor period and consist of $606 million in depreciation and amortization expense (including amounts recognized in revenues or fuel and purchased power costs), $2.3 billion in interest expense and a $1.0 billion income tax benefit.

3. GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

Goodwill

Reported goodwill as of December 31, 2008 and 2007 totaled $10.3 billion and $18.1 billion, respectively. None of this goodwill is being deducted for tax purposes.

As discussed in Note 2, EFC Holdings accounted for the Merger under purchase accounting. The total goodwill amount recorded as a result of purchase accounting totaled $18.3 billion representing the excess of the purchase price over the fair value of the tangible and identifiable intangible net assets acquired in the Merger; subsequently, an impairment charge was recorded in the fourth quarter of 2008 (discussed immediately below). SFAS 142 requires that goodwill be assigned to “reporting units”. Management has determined that TCEH represents the reporting unit for EFC Holdings, and all goodwill has been assigned to TCEH.

Goodwill and Trade Name Intangible Asset Impairments

In the fourth quarter of 2008, EFC Holdings recorded a goodwill impairment charge totaling $8.0 billion, which is not deductible for income tax purposes. This amount represents EFC Holdings’ best estimate of impairment pending finalization of the fair value calculations, which is expected in the first quarter of 2009. The impairment primarily arises from the dislocation in the capital markets that has increased interest rate spreads and the resulting discount rates used in estimating fair values and the effect of recent declines in market values of debt and equity securities of comparable companies.

Also in the fourth quarter of 2008, EFC Holdings recorded a trade name intangible asset impairment charge totaling $481 million ($310 million after-tax). The impairment primarily arises from the increase in the discount rate used in estimating fair value.

Although the annual goodwill and intangible assets with indefinite lives impairment test date set by management is October 1, management determined that in consideration of the continuing deterioration of securities values during the fourth quarter of 2008, an impairment testing trigger occurred subsequent to that test date; consequently, the impairment charges were based on estimated fair values at December 31, 2008.

The impairment determination involves significant assumptions and judgments in estimating the enterprise value of TCEH and the fair values of its assets and liabilities.

Identifiable Intangible Assets

Identifiable intangible assets reported in the balance sheet are comprised of the following:

	Successor
	As of December 31, 2008			As of December 31, 2007
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Retail customer relationship	$463	$130	$333	$463	$79	$384
Favorable purchase and sales contracts	700	249	451	702	68	634
Capitalized in-service software	48	13	35	41	3	38
Environmental allowances and credits	994	121	873	1,525	19	1,506
Mining development costs	19	2	17	—	—	—

Total intangible assets subject to amortization	$2,224	$515	1,709	$2,731	$169	2,562

Trade name (not subject to amortization)			955			1,436
Mineral interests (not currently subject to amortization)			110			139

Total intangible assets			$2,774			$4,137

Amortization expense related to intangible assets consisted of:

	Successor			Predecessor
	Useful lives at December 31, 2008 (weighted average in years)	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Retail customer relationship	4	$51	$79	$—	$—
Favorable purchase and sales contracts	10	168	72	—	—
Capitalized in-service software	7	10	2	4	2
Environmental allowances and credits	29	102	20	—	—
Mining development costs	7	1	—	—	—

Total amortization expense		$332	$173	$4	$2

As discussed in Note 2, purchase accounting impacts were “pushed down”, resulting in the assets and liabilities of EFC Holdings being recorded at their fair values as of October 10, 2007. As part of that process, EFC Holdings identified the following separately identifiable and previously unrecognized intangible assets acquired:

•

Retail Customer Relationship — Retail customer relationship intangible asset represents the estimated fair value of the non-contracted customer base and is being amortized using an accelerated method based on customer attrition rates and reflecting the pattern in which economic benefits are realized over their estimated useful life. Amortization expense related to the retail customer relationship intangibles asset is reported as part of depreciation and amortization expense in the income statement.

•

Favorable Purchase and Sales Contracts — Favorable purchase and sales contracts intangible asset primarily represents the above market value, based on observable prices or estimates, of commodity contracts for which: 1) EFC Holdings has made the “normal” purchase or sale election allowed by SFAS 133 or 2) the contracts that did not meet the definition of a derivative. The amortization periods of these intangible assets are based on the terms of the contracts, and the expense is reported as part of revenues or fuel and purchased power costs in the income statement as appropriate. Unfavorable purchase and sales contracts are recorded as other noncurrent liabilities and deferred credits (see Note 23).

•

Trade Name — The trade name intangible asset represents the estimated fair value of the TXU Energy trade name, and was determined to be an indefinite-lived asset not subject to amortization. This intangible asset will be evaluated for impairment at least annually (as of October 1) in accordance with SFAS 142, “Goodwill and Other Intangible Assets”. See above for discussion of an impairment charge recorded in 2008.

•

Environmental Allowances and Credits — This intangible asset represents the fair value, based on observable prices or estimates, of environmental credits held by EFC Holdings, substantially all of which are expected to be used in its power generation activity. These credits will be amortized to fuel and purchase power costs utilizing a units-of-production method.

Impairment of Environmental Allowances and Credits Intangible Assets

In March 2005, the EPA issued regulations called the Clean Air Interstate Rule (CAIR) for 28 states, including Texas, where EFC Holdings’ generation facilities are located. CAIR requires reductions of SO2 and NOx emissions from power generation facilities in such states. The SO2 reductions were beyond the reductions required under the Clean Air Act’s existing acid rain cap-and-trade program (the Acid Rain Program). CAIR also established a new regional cap-and-trade program for NOx emissions reductions.

In July 2008, the US Court of Appeals for the D.C. Circuit (the D.C. Circuit Court) invalidated CAIR. The D.C. Circuit Court did not overturn the existing cap-and-trade program for SO2 reductions under the Acid Rain Program.

In the second quarter of 2008, EFC Holdings determined that certain of its SO2 allowances had decreased materially in value, likely driven by litigation that resulted in the July 2008 decision from the D.C. Circuit Court invalidating CAIR. Accordingly, EFC Holdings recorded a $2 million (before deferred income tax benefit) impairment of certain SO2 allowances.

Based on the D.C. Circuit Court’s ruling, EFC Holdings recorded a non-cash impairment charge to earnings in the third quarter of 2008. EFC Holdings impaired NOx allowances in the amount of $401 million (before deferred income tax benefit). As a result of the D.C. Circuit Court’s July 2008 decision, NOx allowances would no longer be needed, and thus there would not be an actively traded market for such allowances. Consequently, the NOx allowances held by EFC Holdings would likely have very little value absent reversal of the D.C. Circuit Court’s decision or promulgation of new rules by the EPA. In addition, EFC Holdings impaired SO2 allowances in the amount of $98 million (before deferred income tax benefit). While the D.C. Circuit Court did not invalidate the Acid Rain Program, EFC Holdings would have more SO2 allowances than it would need to comply with the Acid Rain Program. While there continued to be a market for SO2 allowances, the D.C. Circuit Court’s decision resulted in a material decrease in the market price of SO2 allowances.

The impairment amounts recorded in the second and third quarters of 2008 were reported in other deductions.

In December 2008, in response to an EPA petition, the D.C. Circuit Court reversed, in part, its previous ruling. Such reversal confirmed CAIR is not valid, but allowed it to remain in place while the EPA revises CAIR to correct the previously identified shortcomings. Since the D.C. Circuit Court did not prescribe a deadline for this revision, at this time, EFC Holdings cannot predict how or when the EPA may revise CAIR.

Estimated Amortization of Intangible Assets — The estimated aggregate amortization expense of intangible assets for each of the five succeeding fiscal years from December 31, 2008 is as follows:

Year	Successor
2009	$327
2010	199
2011	158
2012	124
2013	109

4. CONTRIBUTIONS OF ENTITIES AND NET ASSETS TO EFC HOLDINGS

In connection with the Merger, EFH Corp. or EFC Holdings contributed all of the outstanding equity of certain subsidiaries to EFC Holdings. In addition, EFH Corp. subsidiaries contributed certain assets and liabilities to EFC Holdings. These contributions included assets and liabilities associated with the three new lignite/coal-fueled generation units currently under development and certain natural gas hedge positions. Because these transactions were between entities under the common control of EFH Corp., EFC Holdings accounted for the transactions in a manner similar to a pooling of interests. As a result, historical operations, financial position and cash flows of EFC Holdings and the entities and other net assets contributed are presented on a combined basis for all periods presented.

The following table presents the revenues, net gain (loss) from commodity hedging and trading activities and net income (loss) of the entities contributed and the combined amounts presented in EFC Holdings’ consolidated income statements.

	Predecessor
	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Revenues:
EFC Holdings	$6,884	$9,396
Contributed subsidiaries	—	—

Combined	$6,884	$9,396

Net gain (loss) from commodity hedging and trading activities (a):
EFC Holdings	$(264)	$211
Contributed subsidiaries	(290)	(58)

Combined	$(554)	$153

Net income (loss):
EFC Holdings	$1,436	$2,536
Contributed subsidiaries	(130)	(35)

Combined	$1,306	$2,501

(a)	Commodity hedging and trading activities were previously reported within revenues. See Note 1.

5. IMPAIRMENT OF NATURAL GAS-FUELED GENERATION FLEET

In the fourth quarter of 2008, EFC Holdings performed an evaluation of its natural gas-fueled generation fleet for impairment in accordance with the requirements of SFAS 144, which provides that long-lived assets should be tested for recoverability whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The impairment test was triggered by a determination that it was more likely than not that certain generation units would be retired or mothballed (idled) earlier than previously expected. The natural gas-fueled generation units are generally operated to meet peak demands for electricity and the fleet is tested for impairment as an asset group. As a result of the evaluation, it was determined that an impairment existed, and a charge of $229 million ($147 million after-tax) was recorded to write down the assets to fair value of approximately $28 million, which was determined based on discounted estimated future cash flows.

In 2006, EFC Holdings also performed an evaluation of its natural gas-fueled generation fleet for impairment in accordance with the requirements of SFAS 144. In consideration of the lignite/coal-fueled generation plant development program then underway, among other factors, EFC Holdings determined at that time that it was more likely than not that its natural gas-fueled generation units would be sold or otherwise disposed of before the end of their previously estimated useful lives and should be tested for impairment. As a result, it was determined that an impairment existed, and a charge of $198 million ($129 million after-tax) was recorded in 2006 to write down the assets to fair value, which was determined based on discounted estimated future cash flows.

The impairments in both years were reported in other deductions.

6. CUSTOMER APPRECIATION BONUS

In 2006, EFC Holdings announced a special customer appreciation bonus program. Under the program, a $100 bonus was provided to residential customers receiving service as of October 29, 2006 and living in areas where EFC Holdings offered its then-regulated rate, which expired January 1, 2007 in accordance with applicable law. Eligible customers were not required to continue to receive service from EFC Holdings to receive the bonus. The bonus was paid out in the form of credits on customer bills, with approximately $40 million paid out in 2006 and the balance fully settled in 2007. The bonus program resulted in a charge of $162 million ($105 million after-tax) in 2006. The charge was recorded as a reduction to revenue.

7. ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES (FIN 48)

Effective January 1, 2007, EFC Holdings adopted FIN 48. FIN 48 requires that all tax positions subject to uncertainty be reviewed and assessed with recognition and measurement of the tax benefit based on a “more-likely-than-not” standard with respect to the ultimate outcome, regardless of whether this assessment is favorable or unfavorable. EFC Holdings applied FSP FIN 48-1 to determine if each tax position was effectively settled for the purpose of recognizing previously uncertain tax positions. EFC Holdings completed its review and assessment of uncertain tax positions and in the 2007 Predecessor period recorded a net charge to retained earnings and an increase to noncurrent liabilities of $42 million in accordance with the new accounting rule.

EFH Corp. and its subsidiaries file income tax returns in US federal, state and foreign jurisdictions and are subject to examinations by the IRS and other taxing authorities. Examinations of income tax returns filed by EFH Corp. and any of its subsidiaries for the years ending prior to January 1, 2003 are complete. In the fourth quarter 2008, EFH Corp. was notified of the commencement of the IRS audit of tax years 2003 to 2006. The audit is expected to require two years to complete. Texas franchise tax return periods under examination or still open for examination range from 2003 to 2007.

EFC Holdings classifies interest and penalties related to uncertain tax positions as income tax expense. The amount of interest and penalties included in income tax expense totaled $22 million in 2008, $5 million for the period October 11, 2007 through December 31, 2007 and $12 million for the period January 1, 2007 through October 10, 2007. Noncurrent liabilities included a total of $74 million and $50 million in accrued interest at December 31, 2008 and 2007, respectively. All interest amounts are after-tax.

The following table summarizes the changes to the uncertain tax positions, reported in other noncurrent liabilities in the consolidated balance sheet, during the years ended December 31, 2008 and 2007:

	2008	2007
Balance at January 1 excluding interest and penalties	$748	$676
Additions based on tax positions related to prior years	46	70
Reductions based on tax positions related to prior years	(40)	(65)
Additions based on tax positions related to the current year	33	72
Settlements with taxing authorities	—	(5)

Balance at December 31 excluding interest and penalties	$787	$748

Of the balance at December 31, 2008, $748 million represents tax positions for which the uncertainty relates to the timing of recognition in tax returns. The disallowance of such positions would not affect the effective tax rate, but would accelerate the payment of cash to the taxing authority to an earlier period.

With respect to tax positions for which the ultimate deductibility is uncertain (permanent items), should EFH Corp. sustain such positions on income tax returns previously filed, EFC Holdings’ liabilities recorded would be reduced by $39 million, resulting in increased net income and a favorable impact on the effective tax rate.

EFC Holdings does not expect that the total amount of uncertain tax positions for the positions assessed as of the date of the adoption will significantly increase or decrease within the next 12 months.

8. TEXAS MARGIN TAX

In May 2006, the Texas legislature enacted a new law that reformed the Texas franchise tax system and replaced it with a new tax system, referred to as the Texas margin tax. The Texas margin tax has been determined to be an income tax for accounting purposes. In accordance with the provisions of SFAS 109, which require that deferred tax assets and liabilities be adjusted for the effects of new income tax legislation in the period of enactment, EFC Holdings estimated and recorded a deferred tax charge of $46 million in 2006.

In June 2007, an amendment to this law was enacted that included clarifications and technical changes to the provisions of the tax calculation. In the 2007 Predecessor period, EFC Holdings recorded a deferred tax benefit of $35 million, essentially all of which related to changes in the rate at which a tax credit is calculated as specified in the new law. This estimated benefit is based on the Texas margin tax law in its current form and the current guidance issued by the Texas Comptroller of Public Accounts.

The Texas margin tax was effective for returns filed on or after January 1, 2008. EFC Holdings’ return filed during 2008 was based upon the taxable margin earned in 2007. Beginning January 1, 2007, margin tax has been accrued based on revenues reduced by deductions provided in the amended law.

9. INCOME TAXES

The components of EFC Holdings’ income tax expense (benefit) are as follows:

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Current:
US federal	(163)	$(232)	$678	$1,122
State	36	10	8	—
Non-US	—	—	—	2

Total	(127)	(222)	686	1,124

Deferred:
US federal	(389)	(440)	(5)	120
State	12	(13)	(52)	78
Non-US	—	—	—	(1)

Total	(377)	(453)	(57)	197

Amortization of investment tax credits	—	—	(11)	(15)

Total	$(504)	$(675)	$618	$1,306

Reconciliation of income taxes computed at the US federal statutory rate to income tax expense:

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Income (loss) before income taxes	$(9,543)	$(1,941)	$1,924	$3,807

Income taxes at the US federal statutory rate of 35%	(3,340)	(679)	673	$1,332
Lignite depletion allowance	(29)	(5)	(30)	(51)
Production activities deduction	—	8	(10)	(14)
Nondeductible interest expense	8	1	—	—
Amortization of investment tax credits	—	—	(11)	(15)
Impairment of goodwill	2,800	—	—	—
State income taxes, net of federal tax benefit	29	(5)	9	—
Texas margin tax – deferred tax adjustments (Note 8)	—	—	(35)	46
Accrual of interest	21	5	12	6
Other, including audit settlements	7	—	10	2

Income tax expense (benefit)	(504)	(675)	618	$1,306

Effective tax rate	5.3%	34.8%	32.1%	34.3%

Deferred Income Tax Balances

Deferred income taxes provided for temporary differences based on tax laws in effect at December 31, 2008 and 2007 balance sheet dates are as follows:

	Successor
	December 31, 2008			December 31, 2007
	Total	Current	Noncurrent	Total	Current	Noncurrent
Deferred Income Tax Assets
Alternative minimum tax credit carryforwards	$389	$—	$389	$337	$33	$304
Net operating loss (NOL) carryforwards	58	—	58	9	—	9
Unfavorable purchase and sales contracts	259	—	259	269	—	269
Employee benefit obligations	58	26	32	40	15	25
Other	198	29	169	137	8	129

Total	962	55	907	792	56	736

Deferred Income Tax Liabilities
Property, plant and equipment	4,454	—	4,454	4,770	—	4,770
Commodity contracts and interest rate swaps	643	32	611	257	32	225
Identifiable intangible assets	1,033	—	1,033	1,564	—	1,564
Debt fair value discounts	50	—	50	77	—	77
Other	3	2	1	6	6	—

Total	6,183	34	6,149	6,674	38	6,636

Net Deferred Income Tax (Asset) Liability	$5,221	$(21)	$5,242	$5,882	$(18)	$5,900

At December 31, 2008, EFC Holdings had $389 million of alternative minimum tax credit carryforwards (AMT) available to offset future tax payments. The AMT credit carryforwards have no expiration date. At December 31, 2008, EFC Holdings had net operating loss (NOL) carryforwards for federal income tax purposes of $166 million that expire between 2023 and 2028. The NOL carryforwards can be used to offset future taxable income. EFC Holdings expects to utilize all of its NOL carryforwards prior to their expiration dates.

The income tax effects of the components included in accumulated other comprehensive income at December 31, 2008 and 2007 totaled a net deferred tax asset of $131 million and a net deferred tax asset of $95 million, respectively.

See Note 7 for discussion regarding accounting for uncertain tax positions (FIN 48).

10. OTHER INCOME AND DEDUCTIONS

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Other income:
Amortization of gain on sale of TXU Fuel (a)	$—	$—	$36	$47
Penalty received for nonperformance under a coal transportation agreement	—	—	6	—
Mineral rights royalty income	4	1	9	4
Net gain on sale of assets (b)	4	—	1	21
Sales tax refunds	—	—	3	3
Insurance recoveries (c)	21	—	—	2
Other	6	1	4	1

Total other income	$35	$2	$59	$78

Other deductions:
Impairment of trade name intangible asset (Note 3)	$481	$—	$—	$—
Impairment of emission allowances intangible assets (Note 3)	501	—	—	—
Charge for impairment of natural gas-fueled generation fleet (Note 5)	229	—	—	198
Charge related to Lehman bankruptcy (d)	26	—	—	—
Charge related to termination of rail car lease (e)	—	—	10	—
Credit related to impaired leases (f)	—	—	(48)	(2)
Equity losses of affiliate holding investment in Capgemini	10	2	5	10
Litigation/regulatory settlements	7	—	5	6
Inventory write-off related to natural gas-fueled generation plants	—	—	—	3
Other	9	3	8	(5)

Total other deductions	$1,263	$5	$(20)	$210

(a)	As part of the 2004 sale of the assets of TXU Fuel, TCEH entered into a transportation agreement with the new owner, intended to be market-price based, to transport natural gas to TCEH’s generation plants. Because of the continuing involvement in the business through the transportation agreement, the pretax gain of $375 million related to the sale was deferred and being recognized over the eight-year life of the transportation agreement, and the business was not accounted for as a discontinued operation. The remaining $218 million deferred gain was eliminated as part of purchase accounting related to the Merger.
(b)	The 2006 period includes $11 million in gains on land sales and $10 million related to the sale of mineral interests.
(c)	2008 amount represents insurance recovery for damage to mining equipment.
(d)	Represents reserve established against amounts due (excluding termination related costs) from subsidiaries of Lehman Brothers Holdings Inc. arising from commodity hedging and trading activities. There are no open positions with these subsidiaries.
(e)	Represents costs associated with termination and refinancing of a rail car lease.
(f)	In 2004, EFC Holdings recorded a charge of $157 million for leases of certain natural gas-fueled combustion turbines, net of estimated sublease revenues, that were no longer operated for its own benefit. In the third quarter of 2007, a $48 million reduction in the related liability was recorded to reflect new subleases entered into in October 2007. The remaining $59 million liability was eliminated as part of purchase accounting as EFC Holdings intends to operate these assets for its own benefit.

11. TRADE ACCOUNTS RECEIVABLE AND SALE OF RECEIVABLES PROGRAM

Sale of Receivables

Subsidiaries of EFC Holdings engaged in retail sales of electricity participate in an accounts receivable securitization program established by EFH Corp. for certain of its subsidiaries, the activity under which is accounted for as a sale of accounts receivable in accordance with SFAS 140. Under the program, such subsidiaries (originators) sell trade accounts receivable to TXU Receivables Company, which is a special purpose entity created for the purpose of purchasing receivables from the originators and is a consolidated wholly-owned bankruptcy-remote direct subsidiary of EFH Corp. TXU Receivables Company sells undivided interests in the purchased accounts receivable for cash to special purpose entities established by financial institutions (the funding entities).

The maximum amount currently available under the accounts receivable securitization program is $700 million, and the program funding to the originators was $416 million at December 31, 2008. The amount of customer deposits held by the originators can reduce the amount of undivided interests that can be sold, thus reducing funding available under the program, during periods in which TCEH’s long-term senior unsecured debt rating is lower than investment grade. Funding availability for all originators can be reduced by 100% of the originators’ customer deposits if TCEH’s credit rating is lower than Ba3/BB-; 50% if TCEH’s credit rating is between Ba3/BB- and Ba1/BB+; and zero % if TCEH’s credit rating is at least Baa3/BBB-. The originators’ customer deposits, which totaled $108 million, reduced funding availability as of December 31, 2008 because TCEH’s credit ratings were lower than Ba3/BB-.

All new trade receivables under the program generated by the originators are continuously purchased by TXU Receivables Company with the proceeds from collections of receivables previously purchased. Changes in the amount of funding under the program, through changes in the amount of undivided interests sold by TXU Receivables Company, reflect seasonal variations in the level of accounts receivable, changes in collection trends and other factors such as changes in sales prices and volumes. TXU Receivables Company has issued subordinated notes payable to the originators for the difference between the face amount of the uncollected accounts receivable purchased, less a discount, and cash paid to the originators that was funded by the sale of the undivided interests. The balance of the subordinated notes payable, which is reported in trade accounts receivable, totaled $268 million and $296 million at December 31, 2008 and 2007, respectively.

The discount from face amount on the purchase of receivables from the originators principally funds program fees paid to the funding entities. The program fees, which are also referred to as losses on sale of the receivables under SFAS 140, consist primarily of interest costs on the underlying financing. The discount also funds a servicing fee paid by TXU Receivables Company to EFH Corporate Services Company, a direct wholly-owned subsidiary of EFH Corp., which serves as the collection agent of the receivables. EFH Corp. maintains collection responsibilities through EFH Corporate Services Company in order to efficiently service and maintain the integrity of the receivables portfolio. The servicing fee compensates EFH Corporate Services Company for serving as the collection agent of the receivables. Responsibilities of the collection agent include, but are not limited to, maintaining detailed accounts receivable collection records and interfacing with customers regarding payment options and terms of current and past-due accounts. In the event EFH Corporate Services Company is relieved of its duties as collection agent because of default under the program, the funding entities assume responsibility as the collection agent.

The program fees represent essentially all the net incremental costs of the program on a consolidated basis and are reported in SG&A expenses. Fee amounts were as follows:

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Program fees	$25	$9	$26	$34
Program fees as a percentage of average funding (annualized)	5.2%	9.5%	6.4%	5.8%
Servicing fees	4	1	3	4

The accounts receivable balance reported in the December 31, 2008 consolidated balance sheet has been reduced by $684 million face amount of trade accounts receivable sold to TXU Receivables Company, partially offset by the inclusion of $268 million of subordinated notes receivable from TXU Receivables Company. Funding under the program increased $53 million in 2008 and decreased $178 million in 2007 and $41 million in 2006. Funding increases or decreases under the program are reflected as operating cash flow activity in the statement of cash flows. The carrying amount of the retained interests in the accounts receivable balance approximated fair value due to the short-term nature of the collection period.

Activities of TXU Receivables Company related to EFC Holdings were as follows:

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Cash collections on accounts receivable	$6,393	$1,538	$5,169	$7,274
Face amount of new receivables purchased	(6,418)	(1,194)	(5,472)	(7,238)
Discount from face amount of purchased receivables	29	9	30	38
Program fees paid	(25)	(9)	(26)	(34)
Servicing fees paid	(4)	(1)	(3)	(4)
Increase (decrease) in subordinated notes payable	(28)	(120)	257	5

Operating cash flows used by (provided to) EFC Holdings under the program	$(53)	$223	$(45)	$41

The program may be terminated upon the occurrence of a number of specified events, including if the delinquency ratio (delinquent for 31 days) for the sold receivables, the default ratio (delinquent for 91 days or deemed uncollectible), the dilution ratio (reductions for discounts, disputes and other allowances) or the days collection outstanding ratio exceed stated thresholds, and the financial institutions do not waive such event of termination. The thresholds apply to the entire portfolio of sold receivables, not separately to the receivables of each originator. In addition, the program may be terminated if TXU Receivables Company or EFH Corporate Services Company, as collection agent, shall default in any payment with respect to debt in excess of $50,000 in the aggregate for TXU Receivables Company and EFH Corporate Services Company, or if TCEH, any affiliate of TCEH acting as collection agent under the program other than EFH Corporate Services Company, any parent guarantor of an originator or any originator shall default in any payment with respect to debt (other than hedging obligations) in excess of $200 million in the aggregate for such entities.

Upon termination of the program, cash flows would be delayed as collections of sold receivables would be used by TXU Receivables Company to repurchase the undivided interests from the funding entities instead of purchasing new receivables. The level of cash flows would normalize in approximately 16 to 30 days.

The subordinated notes issued by TXU Receivables Company are subordinated to the undivided interests of the financial institutions in the purchased receivables.

Trade Accounts Receivable

	Successor
	December 31, 2008	December 31, 2007
Gross wholesale and trade accounts receivable	$1,474	$1,214
Undivided interest in retail accounts receivable sold by TXU Receivables Company	(684)	(659)
Subordinated notes receivable from TXU Receivables Company	268	296
Allowance for uncollectible accounts	(64)	(24)

Trade accounts receivable — reported in balance sheet	$994	$827

Gross trade accounts receivable at December 31, 2008 and 2007 included unbilled revenues of $427 million and $404 million, respectively.

Allowance for Uncollectible Accounts Receivable

Predecessor:
Allowance for uncollectible accounts receivable as of December 31, 2005	$31
Increase for bad debt expense	67
Decrease for account write-offs	(79)
Changes related to receivables sold	4
Other (a)	(15)

Allowance for uncollectible accounts receivable as of December 31, 2006	8
Increase for bad debt expense	44
Decrease for account write-offs	(54)
Changes related to receivables sold	25

Allowance for uncollectible accounts receivable as of October 10, 2007	$23

Successor:
Allowance for uncollectible accounts receivable as of October 11, 2007	$23
Increase for bad debt expense	13
Decrease for account write-offs	(12)

Allowance for uncollectible accounts receivable as of December 31, 2007	24
Increase for bad debt expense	81
Decrease for account write-offs	(67)
Charge related to Lehman bankruptcy	26

Allowance for uncollectible accounts receivable as of December 31, 2008	$64

(a)	Reflects an allowance established in 2005 for a coal contract dispute that was reversed upon settlement in 2006. (Allowance and subsequent reversal are recorded in other deductions.)

12. SHORT-TERM BORROWINGS AND LONG-TERM DEBT

Short-Term Borrowings

At December 31, 2008, EFC Holdings and its subsidiaries had outstanding short-term borrowings of $900 million at a weighted average interest rate of 3.95%, excluding certain customary fees, at the end of the period. At December 31, 2007, EFC Holdings and its subsidiaries had outstanding short-term borrowings of $438 million at a weighted average interest rate of 4.47%, excluding certain customary fees, at the end of the period. All short-term borrowings were under TCEH credit facilities.

Credit Facilities

EFC Holdings’ (through TCEH) credit facilities with cash borrowing and/or letter of credit availability at December 31, 2008 are presented below. The facilities are all senior secured facilities.

Authorized Borrowers and Facility	Maturity Date	At December 31, 2008
		Facility Limit	Letters of Credit	Cash Borrowings	Availability
TCEH Delayed Draw Term Loan Facility (a)	October 2014	$4,100	$—	$3,562	$522
TCEH Revolving Credit Facility (b)	October 2013	2,700	7	900	1,767
TCEH Letter of Credit Facility (c)	October 2014	1,250	—	1,250	—

Subtotal TCEH (d)		$8,050	$7	$5,712	$2,289

TCEH Commodity Collateral Posting Facility (e)	December 2012	Unlimited	$—	$—	Unlimited

(a)	Facility to be used during the two-year period commencing on October 10, 2007 to fund expenditures for constructing certain new generation facilities and environmental upgrades of existing generation facilities, including previously incurred expenditures not yet funded under this facility. Borrowings are classified as long-term debt. Availability amount excludes $9 million of undrawn commitments from a subsidiary of Lehman Brothers Holding Inc. (Lehman) that has filed for bankruptcy under Chapter 11 of the US Bankruptcy Code and $7 million of requested draws that have not been funded by the Lehman subsidiary.
(b)	Facility to be used for letters of credit and borrowings for general corporate purposes. Borrowings are classified as short-term borrowings. Availability amount includes $144 million of undrawn commitments from the Lehman subsidiary that is only available from the fronting banks in the form of letters of credit and excludes $26 million of requested draws that have not been funded by the Lehman subsidiary.
(c)	Facility to be used for issuing letters of credit for general corporate purposes, including, but not limited to, providing collateral support under hedging arrangements and other commodity transactions that are not eligible for funding under the TCEH Commodity Collateral Posting Facility. The borrowings, all of which were drawn at the closing of the Merger and are classified as long-term debt, have been retained as restricted cash. Letters of credit totaling $760 million issued as of December 31, 2008 are supported by the restricted cash, and the remaining letter of credit availability totals $490 million.
(d)	Pursuant to PUCT rules, TCEH is required to maintain available capacity under its credit facilities to assure adequate credit worthiness of TCEH’s REP subsidiaries, including the ability to return retail customer deposits, if necessary. As a result, at December 31, 2008, the total availability under the TCEH credit facilities should be further reduced by $266 million.
(e)	Revolving facility to be used to fund cash collateral posting requirements for specified volumes of natural gas hedges. As of December 31, 2008, cash borrowings under the facility had been repaid. See “TCEH Senior Secured Facilities” below for additional information.

Long-Term Debt

At December 31, 2008 and 2007, the long-term debt of EFC Holdings consisted of the following:

	Successor
	December 31, 2008	December 31, 2007
TCEH
Pollution Control Revenue Bonds:
Brazos River Authority:
5.400% Fixed Series 1994A due May 1, 2029	$39	$39
7.700% Fixed Series 1999A due April 1, 2033	111	111
6.750% Fixed Series 1999B due September 1, 2034, remarketing date April 1, 2013 (a)	16	16
7.700% Fixed Series 1999C due March 1, 2032	50	50
8.250% Fixed Series 2001A due October 1, 2030	71	—
2.300% Floating Series 2001A due October 1, 2030 (b)	—	71
5.750% Fixed Series 2001C due May 1, 2036, remarketing date November 1, 2011 (a)	217	217
8.250% Fixed Series 2001D-1 due May 1, 2033	171	—
2.300% Floating Series 2001D-1 due May 1, 2033 (b)	—	171
1.400% Floating Series 2001D-2 due May 1, 2033 (c)	97	97
2.500% Floating Taxable Series 2001I due December 1, 2036 (d)	62	62
1.400% Floating Series 2002A due May 1, 2037 (c)	45	45
6.750% Fixed Series 2003A due April 1, 2038, remarketing date April 1, 2013 (a)	44	44
6.300% Fixed Series 2003B due July 1, 2032	39	39
6.750% Fixed Series 2003C due October 1, 2038	52	52
5.400% Fixed Series 2003D due October 1, 2029, remarketing date October 1, 2014 (a)	31	31
5.000% Fixed Series 2006 due March 1, 2041	100	100

Sabine River Authority of Texas:
6.450% Fixed Series 2000A due June 1, 2021	51	51
5.500% Fixed Series 2001A due May 1, 2022, remarketing date November 1, 2011 (a)	91	91
5.750% Fixed Series 2001B due May 1, 2030, remarketing date November 1, 2011 (a)	107	107
5.200% Fixed Series 2001C due May 1, 2028	70	70
5.800% Fixed Series 2003A due July 1, 2022	12	12
6.150% Fixed Series 2003B due August 1, 2022	45	45

Trinity River Authority of Texas:
6.250% Fixed Series 2000A due May 1, 2028	14	14

Unamortized fair value discount related to pollution control revenue bonds (e)	(161)	(175)

Senior Secured Facilities:
5.456% TCEH Initial Term Loan Facility maturing October 10, 2014 (f)(g)	16,244	16,409
5.150% TCEH Delayed Draw Term Loan Facility maturing October 10, 2014 (f)(g)	3,562	2,150
3.986% TCEH Letter of Credit Facility maturing October 10, 2014 (g)	1,250	1,250
0.449% TCEH Commodity Collateral Posting Facility maturing December 31, 2012 (h)	—	382

Other:
10.25% Fixed Senior Notes due November 1, 2015	3,000	3,000
10.25% Fixed Senior Notes Series B due November 1, 2015	2,000	2,000
10.50 / 11.25% Senior Toggle Notes due November 1, 2016	1,750	1,750
6.125% Fixed Senior Notes due March 15, 2008	—	3
7.000% Fixed Senior Notes due March 15, 2013	5	5
7.100% Promissory Note due January 5, 2009	65	65
7.460% Fixed Secured Facility Bonds with amortizing payments through January 2015	67	78
Capital lease obligations	159	161
Unamortized fair value discount (e)	(6)	(9)

Total TCEH	$29,470	$28,604

	Successor
	December 31, 2008	December 31, 2007
EFC Holdings (parent entity)
9.580% Fixed Notes due in semiannual installments through December 4, 2019	$55	$59
8.254% Fixed Notes due in quarterly installments through December 31, 2021	53	56
3.993% Floating Rate Junior Subordinated Debentures, Series D due January 30, 2037 (g)	1	1
8.175% Fixed Junior Subordinated Debentures, Series E due January 30, 2037	8	8
10.875% EFH Corp. Fixed Senior Notes due November 1, 2017 (i)	1,000	1,000
11.25/12.00% EFH Corp. Senior Toggle Notes due November 1, 2017 (i)	1,250	1,250
Unamortized fair value discount (e)	(12)	(14)

Total EFC Holdings	2,355	2,360

Total EFC Holdings consolidated	31,825	30,964
Less amount due currently	(269)	(202)

Total long-term debt	$31,556	$30,762

(a)	These series are in the multiannual interest rate mode and are subject to mandatory tender prior to maturity on the mandatory remarketing date. On such date, the interest rate and interest rate period will be reset for the bonds.
(b)	Interest rates in effect at March 31, 2008. These series were remarketed in June 2008, resulting in a fixed rate to maturity.
(c)	Interest rates in effect at December 31, 2008. These series are in a daily interest rate mode and are classified as long-term as they are supported by long-term irrevocable letters of credit.
(d)	Interest rate in effect at December 31, 2008. This series is in a weekly interest rate mode and is classified as long-term as it is supported by long-term irrevocable letters of credit.
(e)	Amount represents unamortized fair value adjustments recorded under purchase accounting.
(f)	Interest rate swapped to fixed on $17.55 billion principal amount.
(g)	Interest rates in effect at December 31, 2008.
(h)	Interest rates in effect at December 31, 2008, excluding quarterly maintenance fee discussed below. See “Credit Facilities” above for more information.
(i)	Represents 50% of the principal amount of EFH Corp. debt guaranteed by EFC Holdings (pushed-down debt) per the discussion below under “EFH Corp. Notes Issued Subsequent to the Merger.”

Debt-Related Activity in 2008 — Repayments of long-term debt in 2008 totaling $860 million represented principal payments at scheduled maturity dates as well as the remarketing of $242 million principal amount of pollution control revenue bonds discussed below, repayment of $413 million of borrowings under the TCEH Commodity Collateral Posting Facility, which fully repaid borrowings under the facility, and other repayments totaling $40 million, principally related to leases. Payments at scheduled maturity dates included $165 million repaid under the TCEH Initial Term Loan Facility.

Increases in long-term debt during 2008 totaling $1.685 billion consisted of borrowings under the TCEH Delayed Draw Term Loan Facility of $1.412 billion to fund expenditures related to the development of new generation facilities and the environmental retrofit program for existing lignite/coal-fueled generation facilities, the remarketing of $242 million principal amount of pollution control revenue bonds discussed immediately below and $31 million of additional borrowings under the TCEH Commodity Collateral Posting Facility.

In June 2008, TCEH remarketed the Brazos River Authority Pollution Control Revenue Bonds Series 2001A due in October 2030 and Series 2001D-1 due in May 2033 with aggregate principal amounts of $71 million and $171 million, respectively. The bonds were previously in a floating rate mode that reset weekly and were backed by two letters of credit in an aggregate amount of $247 million. As a result of the remarketing, the bonds were fixed to maturity at an interest rate of 8.25%, and the two letters of credit were cancelled. The bonds are redeemable at par beginning July 1, 2018 and are redeemable with a make-whole premium prior to July 1, 2018. These bonds were remarketed with a covenant package similar to the notes discussed below under “TCEH Notes Issued Subsequent to the Merger.”

EFH Corp. and TCEH have the option every six months until November 1, 2012, at their election, to use the payment-in-kind (PIK) feature of their respective toggle notes in lieu of making cash interest payments. The companies elected to do so for the May 1, 2009 interest payment date as an efficient and cost-effective method to further enhance liquidity, in light of the substantial dislocation in the financial markets. Moreover, the incremental liquidity obtained by using the PIK feature of the toggle notes for this specific payment period more than offsets the liquidity that was effectively lost as a result of the default by affiliates of Lehman under TCEH’s Senior Secured Facilities.

EFH Corp. will make its May 2009 interest payment by using the PIK feature of the EFH Corp. Toggle Notes. The election will increase the interest rate on the toggle notes from 11.25% to 12.00% during the interest period covered by the PIK election and require EFH Corp. to issue an additional $150 million principal amount of EFH Corp. Toggle Notes on May 1, 2009. In addition, the election will increase liquidity by an amount equal to approximately $141 million, constituting the amount of cash interest that otherwise would have been payable on May 1, 2009, and increase the expected annual cash interest expense by approximately $17 million, constituting the additional cash interest that would be payable with respect to the $150 million of additional toggle notes.

Similarly, TCEH will make its May 2009 interest payment by using the PIK feature of the TCEH Toggle Notes. The election will increase the interest rate on the TCEH Toggle Notes from 10.50% to 11.25% during the interest period covered by the PIK election and require TCEH to issue an additional approximately $98.5 million principal amount of TCEH Toggle Notes on May 1, 2009. In addition, the election will increase liquidity by an amount equal to approximately $92 million, constituting the amount of cash interest that otherwise would have been payable on May 1, 2009, and increase the expected annual cash interest expense by approximately $10 million, constituting the additional cash interest that would be payable with respect to the $98.5 million of additional toggle notes.

Maturities — Long-term debt maturities as of December 31, 2008 are as follows:

Year
2009 (a)	$258
2010	221
2011	639
2012	225
2013	284
Thereafter (a)	30,218
Unamortized fair value discount (b)	(179)
Capital lease obligations	159

Total	$31,825

(a)	Long-term debt maturities for EFC Holdings (parent entity) totals $7 million, $9 million, $9 million, $10 million, $11 million and $2.321 billion for 2009, 2010, 2011, 2012, 2013 and thereafter, respectively.
(b)	Unamortized fair value discount for EFC Holdings (parent entity) totals $(12) million.

Long-Term Debt-Related Activity in 2007 — EFC Holdings and its subsidiaries issued, reacquired or made scheduled principal payments on long-term debt in 2007 as follows (all amounts presented are principal):

	Successor				Predecessor
	Post-Merger		Merger-Date
	Issuances	Repayments / Repurchases	Issuances	Repayments / Repurchases	Issuances	Repayments / Repurchases
TCEH:
Senior secured facilities:
Initial term loan facility	$—	$(41)	$16,450	$—	$—	$—
Delayed draw term loan facility	—	—	2,150	—	—	—
Letter of credit facility	—	—	1,250	—	—	—
Commodity collateral posting facility	—	—	382	—	—	—
Senior unsecured interim facilities:
Initial cash-pay loans	—	(5,000)	5,000	—	—	—
Initial toggle loans	—	(1,750)	1,750	—	—	—
Senior notes:
Senior cash-pay notes	5,000	—	—	—	—	—
Senior toggle notes	1,750	—	—	—	—	—
Floating rate senior notes (a)	—	—	—	(1,000)	1,000	—
Fixed senior notes	—	—	—	(1,242)	—	—
Secured promissory note	—	—	—	—	65	—
Pollution control revenue bonds	—	—	—	—	—	(143)
Capital lease obligations	16	(4)	—	—	59	(8)
Other long-term debt	—	—	—	—	—	(7)

EFC Holdings:
Fixed senior debentures	—	—	—	—	—	(10)
Other long-term debt	—	(4)	—	—	—	(2)

Total	$6,766	$(6,799)	$26,982	$(2,242)	$1,124	$(170)

(a)	Notes were subject to mandatory redemption upon closing of the Merger.

Note:	Amounts above do not include EFC Holdings’ allocated portion of EFH Corp. Notes issued subsequent to the Merger that are reflected on EFC Holdings’ balance sheet. See discussion below under “EFH Corp. Notes Issued Subsequent to the Merger”.

Other Debt-Related Activity in 2007 — In September 2007, EFH Corp. commenced offers to purchase and consent solicitations with respect to $250 million in aggregate principal amount of TCEH’s outstanding 6.125% Senior Notes due 2008 and $1.0 billion in aggregate principal amount of TCEH’s outstanding 7.000% Senior Notes due 2013. The offers were contingent upon the closing of the Merger. In October 2007, TCEH purchased an aggregate of $247 million and $995 million principal amounts of these notes, respectively, for $248 million and $1.097 billion, respectively, excluding unpaid interest. An interest rate swap related to $250 million principal amount of these notes was settled for $2 million upon extinguishment of the debt.

In September 2007, subsidiaries of EFC Holdings acquired certain assets of Alcoa Inc. relating to the operation of a lignite mine near Sandow, including partial ownership of the lignite reserves in the mine, for a purchase price of $135 million, including cash of $70 million and a promissory note of $65 million that was paid at maturity on January 5, 2009 at a fixed interest rate of 7.100%, which is reported as a current liability as of December 31, 2008.

In September 2007, TCEH refinanced an existing lease of rail cars, which had been accounted for as an operating lease, with a lease with another party that has been accounted for as a capital lease, resulting in $52 million reported as long-term debt. In late 2007, TCEH also entered into leases related to mining equipment that have been accounted for as capital leases totaling $23 million reported as long-term debt.

In May 2007, TCEH redeemed at par the Sabine River Authority of Texas Series 2006A and 2006B pollution control revenue bonds with aggregate principal amounts of $47 million and $46 million, respectively, and the Trinity River Authority of Texas Series 2006 pollution control revenue bonds with an aggregate principal amount of $50 million. All three bond series were issued in November 2006 in conjunction with the development of eight coal-fueled generation units, which has been cancelled. Restricted cash retained upon issuance of the bonds was used to fund substantially all of the redemption amounts.

In March 2007, TCEH issued floating rate senior notes with an aggregate principal amount of $1.0 billion with a floating rate based on LIBOR plus 50 basis points. The notes were to mature in September 2008, but in accordance with their terms, were redeemed upon closing of the Merger.

TCEH Senior Secured Facilities — Borrowings under the TCEH Initial Term Loan Facility, the TCEH Delayed Draw Term Loan Facility, the TCEH Revolving Credit Facility and the TCEH Letter of Credit Facility, which totaled $21.956 billion at December 31, 2008, bear interest at per annum rates equal to, at TCEH’s option, (i) adjusted LIBOR plus 3.50% or (ii) a base rate (the higher of (1) the prime rate as announced from time to time by the administrative agent of the facilities and (2) the federal funds effective rate plus 0.50%) plus 2.50%. There is a margin adjustment mechanism in relation to term loans, revolving loans and letter of credit fees under which the applicable margins may be reduced based on the achievement of certain leverage ratio levels; there was no such reduction based upon December 31, 2008 levels. The applicable rate on each facility as of December 31, 2008 is provided in the long-term debt table above and reflects LIBOR-based borrowings.

A commitment fee is payable quarterly in arrears and upon termination of the TCEH Revolving Credit Facility at a rate per annum equal to 0.50% of the average daily unused portion of such facility. The commitment fee is subject to reduction, based on the achievement of certain leverage ratio levels; there was no such reduction based upon December 31, 2008 levels.

With respect to the TCEH Delayed Draw Term Loan Facility, a commitment fee is payable quarterly in arrears and upon termination of the undrawn portion of the commitments of such facility at a rate per annum equal to, prior to October 10, 2008, 1.25% per annum, and thereafter, 1.50% per annum.

Letter of credit fees under the TCEH Revolving Facility are payable quarterly in arrears and upon termination at a rate per annum equal to the spread over adjusted LIBOR under the TCEH Revolving Facility, less the issuing bank’s fronting fee. Letter of credit fees under the TCEH Letter of Credit Facility are equal to the difference between interest paid on each outstanding letter of credit at a rate of LIBOR plus 3.50% per annum and the interest earned on the total $1.25 billion TCEH Letter of Credit Facility restricted cash at a rate of LIBOR minus 0.12% per annum yielding a currently effective rate of 3.62% per annum on each outstanding letter of credit under that facility.

TCEH will pay a fixed quarterly maintenance fee of approximately $11 million through maturity for having procured the TCEH Commodity Collateral Posting Facility regardless of actual borrowings under the facility. In addition, TCEH will pay interest at LIBOR on actual borrowed amounts under the TCEH Commodity Collateral Posting Facility partially offset by interest earned on collateral deposits to counterparties.

The TCEH Senior Secured Facilities are unconditionally guaranteed jointly and severally on a senior secured basis, by EFC Holdings, and each existing and subsequently acquired or organized direct or indirect wholly-owned US restricted subsidiary of TCEH (other than certain subsidiaries as provided in the TCEH Senior Secured Facilities), subject to certain other exceptions.

The TCEH Senior Secured Facilities, including the guarantees thereof, certain commodity hedging transactions and the interest rate swaps described under “TCEH Interest Rate Hedges” below are secured by (a) substantially all of the current and future assets of TCEH and TCEH’s subsidiaries who are guarantors of such facilities as described above, and (b) pledges of the capital stock of TCEH and each current and future material wholly-owned restricted subsidiary of TCEH directly owned by TCEH or any guarantor.

The TCEH Senior Secured Facilities contain customary negative covenants, restricting, subject to certain exceptions, TCEH and TCEH’s restricted subsidiaries from, among other things:

•	incurring additional debt;

•	incurring additional liens;

•	entering into mergers and consolidations;

•	selling or otherwise disposing of assets;

•	making dividends, redemptions or other distributions in respect of capital stock;

•	making acquisitions, investments, loans and advances, and

•	paying or modifying certain subordinated and other material debt.

In addition, the TCEH Senior Secured Facilities contain a maintenance covenant that prohibits TCEH and its restricted subsidiaries from exceeding a maximum consolidated secured leverage ratio and to observe certain customary reporting requirements and other affirmative covenants.

The TCEH Initial Term Loan Facility is required to be repaid in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of such facility ($41 million quarterly), with the balance payable on October 10, 2014. The TCEH Delayed Draw Term Loan Facility is required to be repaid in equal quarterly installments beginning on December 31, 2009 in an aggregate annual amount equal to 1% of the actual principal outstanding under the TCEH Delayed Draw Term Loan Facility as of such date, with the balance payable on October 10, 2014. Amounts borrowed under the TCEH Revolving Facility may be reborrowed from time to time from and after the closing date until October 10, 2013. The TCEH Letter of Credit Facility will mature on October 10, 2014. The TCEH Commodity Collateral Posting Facility will mature on December 31, 2012.

The TCEH Senior Secured Facilities contain certain customary events of default for senior leveraged acquisition financings, the occurrence of which would allow the lenders to accelerate all outstanding loans and terminate their commitments.

TCEH Notes Issued Subsequent to the Merger — Pursuant to an indenture entered into in October 2007 (the TCEH Indenture), TCEH and TCEH Finance (the Co-Issuers) issued and sold $3.0 billion aggregate principal amount of 10.25% Senior Notes due November 1, 2015. In December 2007 under a supplemental indenture, the Co-Issuers issued and sold $2.0 billion aggregate principal amount of 10.25% Series B Senior Notes due November 1, 2015. Interest on these notes (referred to as the TCEH Cash-Pay Notes) is payable in cash semiannually in arrears on May 1 and November 1 of each year at a fixed rate of 10.25% per annum, and the first interest payment was made on May 1, 2008.

Pursuant to the supplemental indenture, the Co-Issuers also issued and sold $1.75 billion aggregate principal amount of 10.50%/11.25% Senior Toggle Notes due November 1, 2016. The initial interest payment on these notes (referred to as the TCEH Toggle Notes) was paid in cash. For any interest period thereafter until November 1, 2012, the Issuer may elect to pay interest on the notes, at the Issuer’s option (i) entirely in cash; (ii) by increasing the principal amount of the notes or by issuing new TCEH Toggle Notes (Payment-in-Kind or PIK Interest); or (iii) 50% in cash and 50% in PIK Interest. Interest on the notes is payable semi-annually in arrears on May 1 and November 1 of each year at a fixed rate of 10.50% per annum for cash interest and at a fixed rate of 11.25% per annum for PIK Interest, and the first interest payment was made on May 1, 2008. See “Debt Related Activity in 2008” above for discussion of TCEH’s election to use the PIK option for the May 1, 2009 payment.

The $6.75 billion principal amount of notes issued under the TCEH Indenture and its supplement (the TCEH Cash-Pay Notes and the TCEH Toggle Notes) are collectively referred to as the TCEH Notes.

The TCEH Notes are fully and unconditionally guaranteed by TCEH’s direct parent, EFC Holdings (which owns 100% of TCEH and its subsidiary guarantors), and by each subsidiary that guarantees the TCEH Senior Secured Facilities (the TCEH Guarantors). The TCEH Notes are the Co-Issuers’ senior unsecured debt and rank senior in right of payment to any future subordinated indebtedness of the Co-Issuers, equally in right of payment with all of the Co-Issuers’ existing and future senior unsecured indebtedness, and structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the Co-Issuers’ non-guarantor subsidiaries, including trade payables (other than indebtedness and liabilities owed to the Co-Issuers or the TCEH Guarantors). The TCEH Notes rank effectively junior in right of payment to all existing and future senior secured indebtedness of the Co-Issuers, including the TCEH Senior Secured Facilities to the extent of the value of the collateral securing such indebtedness.

The guarantees are joint and several guarantees of the TCEH Notes, are the TCEH Guarantors’ senior unsecured obligations and rank equal in right of payment with all existing and future senior unsecured indebtedness of the relevant TCEH Guarantor and senior in right of payment to any existing or future subordinated indebtedness of the relevant TCEH Guarantor. The guarantees rank effectively junior to all secured indebtedness of the TCEH Guarantors to the extent of the assets securing that indebtedness. EFC Holdings’ guarantee of the TCEH Notes ranks equally with its guarantee of the EFH Corp. Cash-Pay Notes and the EFH Corp. Toggle Notes (discussed below). The guarantees of the TCEH Notes are structurally junior to all indebtedness and other liabilities of the Co-Issuers’ subsidiaries that do not guarantee the notes.

The TCEH Indenture contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Co-Issuers’ and their restricted subsidiaries’ ability to:

•	make restricted payments;

•	incur debt and issue preferred stock;

•	create liens;

•	enter into mergers or consolidations;

•	sell or otherwise dispose of certain assets;

•	permit dividend and other payment restrictions on restricted subsidiaries, and

•	engage in certain transactions with affiliates.

The TCEH Indenture also contains customary events of default, including failure to pay principal or interest on the TCEH Notes or the guarantees when due, among others. If an event of default occurs under the TCEH Indenture, the trustee or the holders of at least 30% in principal amount of the Required Debt (as such term is defined in the TCEH Indenture) may declare the principal amount on the TCEH Notes to be due and payable immediately.

The Co-Issuers may redeem the TCEH Cash-Pay Notes, in whole or in part, at any time on or after November 1, 2011, or the TCEH Toggle Notes, in whole or in part, at any time on or after November 1, 2012, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before November 1, 2010, the Co-Issuers may redeem with the cash proceeds of certain equity offerings up to 35% of the aggregate principal amount of TCEH Cash-Pay Notes from time to time at a redemption price of 110.250% of the aggregate principal amount of the TCEH Cash-Pay Notes, plus accrued and unpaid interest, if any, or 110.500% of the aggregate principal amount of the TCEH Toggle Notes, plus accrued and unpaid interest, if any. The Co-Issuers may also redeem the TCEH Cash-Pay Notes at any time prior to November 1, 2011 or the TCEH Toggle Notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control of TCEH, the Co-Issuers must offer to repurchase the TCEH Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The TCEH Notes were issued in a private placement with registration rights. Notes having substantially identical terms as the TCEH Notes were registered with the SEC by the Co-Issuers in December 2008 as part of an offer to exchange freely tradable exchange notes for the TCEH Notes. The exchange offer was completed in January 2009. Because the exchange offer was not completed within 360 days after the issue date of the TCEH Notes (a TCEH Registration Default), the annual interest rate on the TCEH Notes increased for the period during which the TCEH Registration Default continued (October 26, 2008 to January 30, 2009 for the Senior Notes and November 30, 2008 to January 30, 2009 for the Series B Senior Notes and Senior Toggle Notes), resulting in incremental interest of $3.7 million.

EFH Corp. Notes Issued Subsequent to the Merger — EFC Holdings is a guarantor of certain EFH Corp. notes. In accordance with SEC Staff Accounting Bulletin (SAB) Topic 5-J, EFC Holdings reflects $2.250 billion principal amount of the EFH Corp. Notes on its balance sheet and the related interest expense in its income statement. The amount reflected on EFC Holdings’ balance sheet, which represents 50% of the EFH Corp. debt guaranteed by EFC Holdings, was calculated based upon the relative equity investment of EFC Holdings and Intermediate Holding in their respective operating subsidiaries at the time of the Merger. Because payment of principal and interest on the notes is the responsibility of EFH Corp., EFC Holdings records the settlement of such amounts as noncash capital contributions from EFH Corp. The notes and the guarantees are described below.

Pursuant to an indenture entered into in October 2007 (the EFH Corp. Indenture), EFH Corp. issued and sold $2.0 billion aggregate principal amount of 10.875% Senior Notes due November 1, 2017. Interest on the notes (referred to as the EFH Corp. Cash-Pay Notes) is payable in cash semi-annually in arrears on May 1 and November 1 of each year at a fixed rate of 10.875% per annum, and the first interest payment was made on May 1, 2008.

Pursuant to the EFH Corp. Indenture, EFH Corp. also issued and sold $2.5 billion aggregate principal amount of 11.250%/12.000% Senior Toggle Notes due November 1, 2017. The initial interest payment on the notes (referred to as the EFH

Corp. Toggle Notes) was paid in cash. For any interest period thereafter until November 1, 2012, EFH Corp. may elect to pay interest on the notes, at EFH Corp.’s option (i) entirely in cash; (ii) by increasing the principal amount of the notes or by issuing new EFH Corp. Toggle Notes (PIK Interest); or (iii) 50% in cash and 50% in PIK Interest. Interest on the notes is payable semi-annually in arrears on May 1 and November 1 of each year at a fixed rate of 11.250% per annum for cash interest and at a fixed rate of 12.000% per annum for PIK Interest, and the first interest payment was made on May 1, 2008. See “Debt Related Activity in 2008” above for discussion of EFH Corp.’s election to use the PIK option for the May 1, 2009 payment.

The $4.5 billion principal amount of notes issued under the EFH Corp. Indenture (the EFH Corp. Cash-Pay Notes and the EFH Corp. Toggle Notes) are collectively referred to herein as the EFH Corp. Notes.

The EFH Corp. Notes are fully and unconditionally guaranteed by EFC Holdings and Intermediate Holding, 100% owned subsidiaries of EFH Corp. (the EFH Corp. Guarantors). The EFH Corp. Notes are EFH Corp.’s senior unsecured debt and rank senior in right of payment to any existing and future subordinated indebtedness of EFH Corp., equally in right of payment with all of EFH Corp.’s existing and future senior unsecured indebtedness and structurally subordinated in right of payment to all existing and future indebtedness, preferred stock and other liabilities of EFH Corp.’s non-guarantor subsidiaries, including trade payables (other than indebtedness and liabilities owed to EFH Corp. or the EFH Corp. Guarantors). The EFH Corp. Notes will rank effectively junior in right of payment to all future secured indebtedness of EFH Corp. to the extent of the assets securing that indebtedness.

The guarantees are joint and several guarantees of the EFH Corp. Notes, are the EFH Corp. Guarantors’ unsecured senior obligations and rank equal in right of payment with all existing and future senior unsecured indebtedness of the relevant EFH Corp. Guarantor and senior in right of payment to any existing or future subordinated indebtedness of the relevant EFH Corp. Guarantor. The guarantees of the EFH Corp. Notes will be structurally junior to all indebtedness and other liabilities of the relevant EFH Corp. Guarantor’s subsidiaries that are not guarantors.

The EFH Corp. Indenture contains a number of covenants that, among other things, restrict, subject to certain exceptions, EFH Corp.’s and its restricted subsidiaries’ ability to:

•	make restricted payments;

•	incur debt and issue preferred stock;

•	create liens;

•	engage in mergers or consolidations;

•	permit dividend and other payment restrictions on restricted subsidiaries, and

•	engage in certain transactions with affiliates.

The EFH Corp. Indenture also contains customary events of default, including failure to pay principal or interest on the EFH Corp. Notes or the guarantees when due, among others. If an event of default occurs under the EFH Corp. Indenture, the trustee or the holders of at least 30% in principal amount outstanding of the EFH Corp. Notes may declare the principal amount on the EFH Corp. Notes to be due and payable immediately.

EFH Corp. may redeem the EFH Corp. Notes, in whole or in part, at any time on or after November 1, 2012, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before November 1, 2010, EFH Corp. may redeem, with the net cash proceeds of certain equity offerings, up to 35% of the aggregate principal amount of the EFH Corp. Notes from time to time at a redemption price of 110.875% of the aggregate principal amount of the EFH Corp. Cash Pay Notes, plus accrued and unpaid interest, if any, or 111.250% of the aggregate principal amount of the EFH Corp. Toggle Notes, plus accrued and unpaid interest, if any. EFH Corp. may also redeem the EFH Corp. Notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, EFH Corp. must offer to repurchase the EFH Corp. Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The EFH Corp. Notes were issued in a private placement with registration rights. Notes having substantially identical terms as the EFH Corp. Notes were registered with the SEC by EFH Corp. in December 2008 as part of an offer to exchange freely tradable exchange notes for the EFH Corp. Notes. The exchange offer was completed in January 2009. Because the exchange offer was not completed within 360 days after the issue date of the EFH Corp. Notes (an EFH Corp. Registration Default), the annual interest rate on the EFH Corp. Notes increased for the period during which the EFH Corp. Registration Default continued (October 26, 2008 to January 30, 2009), resulting in incremental interest of $3.2 million.

Intercreditor Agreement — In October 2007, in connection with the Merger, TCEH entered into an Intercreditor Agreement (the Intercreditor Agreement) with Citibank, N.A. and five secured commodity hedge counterparties (the Secured Commodity Hedge Counterparties). The Intercreditor Agreement provides that the lien granted to the Secured Commodity Hedge Counterparties will rank pari passu with the lien granted with respect to the collateral of the secured parties under the TCEH Senior Secured Facilities.

The Intercreditor Agreement also provides that the Secured Commodity Hedge Counterparties will be entitled to share, on a pro rata basis, in the proceeds of any liquidation of such collateral in connection with a foreclosure on such collateral in an amount provided in the TCEH Senior Secured Facilities. The Intercreditor Agreement also provides that the Secured Commodity Hedge Counterparties will have voting rights with respect to any amendment or waiver of any provision of the Intercreditor Agreement that changes the priority of the Secured Commodity Hedge Counterparties’ lien on such collateral relative to the priority of lien granted to the secured parties under the TCEH Senior Secured Facilities or the priority of payments to the Secured Commodity Hedge Counterparties upon a foreclosure and liquidation of such collateral relative to the priority of the lien granted to the secured parties under the TCEH Senior Secured Facilities.

TCEH Interest Rate Swap Transactions — In 2007, subsequent to the Merger, TCEH entered into interest rate swap transactions pursuant to which payment of the floating interest rates on an aggregate of $15.05 billion of senior secured term loans of TCEH were exchanged for interest payments at fixed rates of between 7.3% and 8.3% on debt maturing from 2009 to 2014. The interest rate swaps were being accounted for as cash flow hedges related to variable interest rate cash flows until August 29, 2008, at which time these swaps were dedesignated as cash flow hedges as a result of the intent to change the variable interest rate terms of the hedged debt (from three-month LIBOR to one-month LIBOR) in connection with the planned execution of interest rate basis swaps (discussed immediately below) to further reduce the fixed borrowing costs. Based on the fair value of the positions, the cumulative unrealized mark-to-market net losses related to these interest rate swaps totaled $431 million (pre-tax) at the dedesignation date and was recorded in accumulated other comprehensive income. This balance will be reclassified into net income as interest on the hedged debt is reflected in net income. No ineffectiveness gains or losses were recorded.

In September 2008, TCEH entered into interest rate swap transactions pursuant to which payment of the floating interest rates on an aggregate of an additional $1.5 billion of senior secured term loans of TCEH were exchanged for interest payments at fixed rates of between 7.3% and 7.6% on debt maturing from 2013 to 2014.

In October 2008, TCEH entered into interest rate swap transactions pursuant to which payment of the floating interest rates on an aggregate of an additional $1.0 billion of senior secured term loans of TCEH were exchanged for interest payments at fixed rates of between 7.5% and 7.6% on debt maturing in 2014.

In May 2008, TCEH entered into an interest rate swap transaction pursuant to which semiannual payment (settled quarterly) of the floating interest rates at LIBOR on an aggregate of $2.095 billion of senior secured term loans of TCEH were exchanged for floating interest rates at LIBOR plus 0.21% receivable monthly.

In September 2008, TCEH entered into interest rate basis swap transactions pursuant to which quarterly payment of the floating interest rates at LIBOR on an aggregate of $7.95 billion of senior secured term loans of TCEH were exchanged for floating interest rates of LIBOR plus spreads ranging from 0.076% to 0.145% receivable monthly.

In November 2008, TCEH entered into interest rate basis swap transactions pursuant to which quarterly payment of the floating interest rates at LIBOR on an aggregate of $3.0 billion of senior secured term loans of TCEH were exchanged for floating interest rates of LIBOR plus spreads ranging from 0.21% to 0.292%, receivable monthly.

The interest rate swap counterparties are secured proportionally with the lenders under the TCEH Senior Secured Facilities. Subsequent to the dedesignation in August 2008 discussed above, changes in the fair value of the swaps discussed in the above paragraphs are being reported in the income statement in interest expense and related charges, and such unrealized mark-to-market net losses totaled $1.477 billion in 2008.

EFC Holdings Long-Term Debt Fair Value Hedges — EFC Holdings has used fair value hedging strategies to manage its exposure to fixed interest rates on long-term debt. These swaps qualified for and were designated as fair value hedges in accordance with SFAS 133 (under the “short-cut method” entities are allowed under SFAS 133 to assume no hedge ineffectiveness in a hedging relationship of interest rate risk if certain conditions are met).

Long-Term Debt Fair Value Adjustments Related to Interest Rate Swaps (fixed to variable rate) —

Predecessor:
Long-term debt fair value adjustments at January 1, 2007 — net reduction in debt carrying value	10
Fair value adjustments during the period	5
Recognition of net gains on settled fair value hedges (a)	(1)

Successor:
Long-term debt fair value adjustments at October 10, 2007 — net reduction in debt carrying value	14
Purchase accounting adjustment (b)	(14)

Long-term debt fair value adjustments related to interest rate swaps at December 31, 2007	$—

(a)	Net value of settled in-the-money fixed-to-variable swaps recognized in net income when the hedged transactions are recognized. Amount is pretax.
(b)	Reflects the fair-valuing of debt as part of purchase accounting.

Changes in market values of unsettled fair value hedge positions are accounted for as adjustments to the carrying value of related debt amounts, offset by changes in commodity and other derivative contractual asset or liability amounts.

13. COMMITMENTS AND CONTINGENCIES

Generation Development

EPC agreements have been executed for the development of three lignite coal-fueled generation units in Texas, two units at Oak Grove and one at Sandow, and construction of the units is well underway.

Subsidiaries of EFC Holdings have received the air permits for the Sandow and Oak Grove units. However, the Oak Grove air permit remains the subject of litigation as discussed below under “Litigation Related to Generation Development.”

Construction work-in-process asset balances for the Oak Grove units totaled approximately $2.8 billion as of December 31, 2008, which includes the effects of the fair value adjustments related to purchase accounting and capitalized interest. In the unexpected event the development of the Oak Grove units was cancelled, the cancellation exposure as of December 31, 2008 totaled $3.1 billion, which includes the carrying value of the project and up to approximately $300 million of termination obligations. This estimated exposure amount excludes any potential recovery values for assets acquired to date and for assets already owned prior to executing such agreements that are intended to be utilized for these projects.

Contractual Commitments

At December 31, 2008, EFC Holdings had noncancellable commitments under energy-related contracts, leases and other agreements as follows:

	Coal purchase agreements and coal transportation agreements	Pipeline transportation and storage reservation fees	Capacity payments under power purchase agreements (a)	Nuclear Fuel Contracts	Water Rights Contracts
2009	$263	$41	$3	$153	$8
2010	54	38	—	91	8
2011	44	37	—	113	8
2012	—	37	—	182	8
2013	—	42	—	120	8
Thereafter	—	22	—	272	45

Total	$361	$217	$3	$931	$85

(a)	On the basis of EFC Holdings’ current expectations of demand from its electricity customers as compared with its capacity and take-or-pay payments, management does not consider it likely that any material payments will become due for electricity not taken beyond capacity payments.

Future minimum lease payments under both capital leases and operating leases are as follows:

	Capital Leases	Operating Leases (a)
2009	29	41
2010	29	40
2011	71	39
2012	14	40
2013	9	40
Thereafter	50	331

Total future minimum lease payments	202	$531

Less amounts representing interest	43

Present value of future minimum lease payments	159
Less current portion	19

Long-term capital lease obligation	$140

(a)	Includes operating leases with initial or remaining noncancellable lease terms in excess of one year. Excludes future minimum lease payments for combustion turbines owned by a TCEH lease trust of $17 million in each of 2009 through 2013 and $17 million thereafter.

Rent charged to operating cost, fuel cost and SG&A totaled $73 million for the year ended December 31, 2008, $20 million for the period October 11, 2007 through December 31, 2007, $50 million for the period January 1, 2007 through October 10, 2007 and $65 million for the year ended December 31, 2006.

Litigation Related to Generation Development

An administrative appeal challenging the order of the TCEQ issuing the air permit for construction and operation of the Oak Grove generation facility in Robertson County, Texas to EFC Holdings was filed in September 2007 in the State District Court of Travis County, Texas. Plaintiffs asked that the District Court reverse the TCEQ’s approval of the Oak Grove air permit and the TCEQ’s adoption and approval of the TCEQ Executive Director’s Response to Comments, and remand the matter back to the TCEQ for further proceedings. The TCEQ has filed the administrative record with the District Court. In addition to this administrative appeal, two other petitions were filed in Travis County District Court by non-parties to the administrative hearing before the TCEQ and the State Office of Administrative Hearings (SOAH) seeking to challenge the TCEQ’s issuance of the Oak Grove air permit and asking the District Court to remand the matter to the SOAH for further proceedings. Finally, the plaintiffs in these two additional lawsuits filed a third, joint petition claiming insufficiencies in the Oak Grove application, permit, and process and seeking party status and remand to the SOAH for further proceedings. One of the plaintiffs has asked the court to consolidate all these proceedings, and the Attorney General of Texas, on behalf of TCEQ, has filed pleas to the jurisdiction that would, if granted, dismiss all but the administrative appeal. EFC Holdings does not know when the court will rule on these requests. EFC Holdings believes the Oak Grove air permit granted by the TCEQ is protective of the environment and that the application for and the processing of the air permit by the TCEQ was in accordance with law. There can be no assurance that the outcome of these matters would not result in an adverse impact on the Oak Grove project.

In May 2008, the Sierra Club announced that it may sue Oak Grove Management Company LLC for violating federal Clean Air Act provisions regarding hazardous air pollutants. Similarly, in July 2008, the Sierra Club announced that it may sue Luminant, after the expiration of a 60-day waiting period, for violating federal Clean Air Act provisions in connection with its Martin Lake generation facility. In December 2008, Luminant reached a settlement with the Sierra Club regarding its allegations relating to Oak Grove. Pursuant to the settlement, Luminant has filed for a Maximum Achievable Control Technology determination for hazardous air pollutant emissions by the TCEQ and has agreed to offset any emissions above the levels set in that review; in exchange the Sierra Club will not pursue legal action to obstruct construction or commencement of operation of the Oak Grove units. EFC Holdings cannot predict whether the Sierra Club will actually file suit relating to Martin Lake or the outcome of any such proceeding.

Other Litigation

In July 2008, Alcoa Inc. filed a lawsuit in Milam County, Texas district court against Luminant Generation Company LLC, Luminant Mining Company LLC, Sandow Power Company LLC, Luminant Energy Company LLC (each of which is an indirect wholly-owned subsidiary of EFC Holdings) and EFH Corp. The lawsuit makes various claims concerning operation of the Sandow Unit 4 generation facility and the Three Oaks lignite mine and construction of the Sandow 5 unit, including claims for breach of contract, breach of fiduciary duty, fraud and conversion, and requests money damages in an unspecified amount, declaratory judgment, an accounting and rescission. A federal district court in Austin, Texas has ordered Alcoa Inc. to amend its Milam County complaint to remove any references to a federal consent decree relating to Sandow Units 4 and 5. Alcoa Inc. has not yet filed its amended complaint. While EFC Holdings is unable to estimate any possible loss or predict the outcome of this litigation, EFC Holdings believes the claims made in this litigation are without merit and, accordingly, intends to vigorously defend this litigation.

Regulatory Investigations and Reviews

In June 2008, the EPA issued a request for information to Luminant Energy under EPA’s authority under Section 114 of the Clean Air Act. The stated purpose of the request is to obtain information necessary to determine compliance with the Clean Air Act, including New Source Review Standards and air permits issued by the TCEQ for the Big Brown, Monticello and Martin Lake generation facilities. EFC Holdings is cooperating with the EPA and is responding in good faith to the EPA’s request. EFC Holdings is unable to predict the outcome of this matter.

Commitment to Fund Demand Side Management Initiatives

In connection with the Merger, Texas Holdings committed to spend $100 million over the five-year period ending December 31, 2012 on demand side management or other energy efficiency initiatives. This commitment is expected to be funded by EFH Corp. or EFC Holdings.

Other Proceedings

In addition to the above, EFC Holdings and its subsidiaries are involved in various other legal and administrative proceedings in the normal course of business the ultimate resolution of which, in the opinion of management, should not have a material effect on its financial position, results of operations or cash flows.

Labor Contracts

Certain personnel engaged in TCEH activities are represented by labor unions and covered by collective bargaining agreements with varying expiration dates. In January 2008, new one-year labor agreements were reached covering bargaining unit personnel engaged in the natural gas-fueled generation operations and were again renegotiated and completed in January 2009. Also in January 2008, a new two-year agreement was reached covering bargaining unit personnel engaged in lignite mining operations. In June 2008, a new labor agreement effective until October 2010 was reached covering bargaining unit personnel engaged in the Sandow lignite-fueled generation operations. In July 2008, a new labor agreement effective until September 2010 was reached covering bargaining unit personnel engaged in the Three Oaks lignite mining operations. In August 2008, a new labor agreement effective until August 2010 was reached covering bargaining unit personnel engaged in nuclear generation. Negotiations are currently underway with respect to the collective bargaining agreements covering bargaining unit personnel engaged in the Big Brown, Martin Lake and Oak Grove lignite-fueled generation operations and the natural gas-fueled generation operations. The current lignite-fueled generation operations contract, which expired November 2008, is in effect until either party gives notice to terminate. EFC Holdings expects that any changes in collective bargaining agreements will not have a material effect on its financial position, results of operations or cash flows; however, EFC Holdings is unable to predict the ultimate outcome of these labor negotiations.

Environmental Contingencies

The federal Clean Air Act, as amended (Clean Air Act) includes provisions which, among other things, place limits on sulfur dioxide and nitrogen oxide emissions produced by electricity generation plants. The capital requirements of EFC Holdings and its subsidiaries have not been significantly affected by the requirements of the Clean Air Act. In addition, all air pollution control provisions of the 1999 Restructuring Legislation have been satisfied.

EFC Holdings and its subsidiaries must comply with environmental laws and regulations applicable to the handling and disposal of hazardous waste. EFC Holdings and its subsidiaries believe that they are in compliance with current environmental laws and regulations; however, the impact, if any, of changes to existing regulations or the implementation of new regulations is not determinable.

The costs to comply with environmental regulations can be significantly affected by the following external events or conditions:

•	enactment of state or federal regulations regarding CO2 emissions;

•	other changes to existing state or federal regulation regarding air quality, water quality, control of toxic substances and hazardous and solid wastes, and other environmental matters, and

•	the identification of sites requiring clean-up or the filing of other complaints in which EFC Holdings or its subsidiaries may be asserted to be potential responsible parties.

Guarantees

As discussed below, EFC Holdings and its subsidiaries have entered into contracts that contain guarantees to outside parties that could require performance or payment under certain conditions.

Residual value guarantees in operating leases — Subsidiaries of EFC Holdings are the lessee under various operating leases that guarantee the residual values of the leased assets. At December 31, 2008, the aggregate maximum amount of residual values guaranteed was approximately $50 million with an estimated residual recovery of approximately $56 million. These leased assets consist primarily of mining equipment and rail cars. The average life of the residual value guarantees under the lease portfolio is approximately four years.

Indebtedness guarantee — In 1990, EFC Holdings repurchased an electric co-op’s minority ownership interest in the Comanche Peak nuclear generation plant and assumed the co-op’s indebtedness to the US government for the facilities. The indebtedness is included in long-term debt reported in the consolidated balance sheet. EFC Holdings is making principal and interest payments to the co-op in an amount sufficient for the co-op to make payments on its indebtedness. EFC Holdings guaranteed the co-op’s payments, and in the event that the co-op fails to make its payments on the indebtedness, the US government would assume the co-op’s rights under the agreement, and such payments would then be owed directly by EFC Holdings. At December 31, 2008, the balance of the indebtedness was $108 million with maturities of principal and interest extending to December 2021. The indebtedness is secured by a lien on the purchased facilities.

See Note 12 for discussion of guarantees and security for certain EFC Holdings indebtedness.

Letters of Credit

At December 31, 2008, TCEH had outstanding letters of credit under its credit facilities totaling $767 million as follows:

•	$342 million to support risk management and trading margin requirements in the normal course of business, including over-the-counter hedging transactions;

•

$208 million to support floating rate pollution control revenue bond debt of $204 million principal amount. The letters of credit are available to fund the payment of such debt obligations and expire in 2014;

•	$121 million to support obligations under the lease agreement for an EFH Corp. office building, and

•	$96 million for miscellaneous credit support requirements.

Nuclear Insurance

Nuclear insurance includes liability coverage, property damage, decontamination and premature decommissioning coverage and accidental outage and/or extra expense coverage. The liability coverage is governed by the Price-Anderson Act (Act), while the property damage, decontamination and premature decommissioning coverage are promulgated by the rules and regulations of the NRC. EFC Holdings intends to maintain insurance against nuclear risks as long as such insurance is available. EFC Holdings is self-insured to the extent that losses (i) are within the policy deductibles, (ii) are not covered per policy exclusions, terms and limitations, (iii) exceed the amount of insurance maintained, or (iv) are not covered due to lack of insurance availability. Such losses could have a material adverse effect on EFC Holdings’ financial condition and its results of operations and cash flows.

With regard to liability coverage, the Act provides financial protection for the public in the event of a significant nuclear generation plant incident. The Act sets the statutory limit of public liability for a single nuclear incident at $12.5 billion and requires nuclear generation plant operators to provide financial protection for this amount. The US Congress could impose revenue-raising measures on the nuclear industry to pay claims exceeding the $12.5 billion limit for a single incident mandated by the Act. As required, EFC Holdings provides this financial protection for a nuclear incident at Comanche Peak resulting in public bodily injury and property damage through a combination of private insurance and industry-wide retrospective payment plans. As the first layer of financial protection, EFC Holdings has $300 million of liability insurance from American Nuclear Insurers (ANI), which provides such insurance on behalf of a major stock insurance company pool, Nuclear Energy Liability Insurance Association. The second layer of financial protection is provided under an industry-wide retrospective payment program called Secondary Financial Protection (SFP).

Under the SFP, in the event of an incident at any nuclear generation plant in the US, each operating licensed reactor in the US is subject to an assessment of up to $117.5 million plus a 3% insurance premium tax, subject to increases for inflation every five years. Assessments are limited to $17.5 million per operating licensed reactor per year per incident. EFC Holdings’ maximum potential assessment under the industry retrospective plan would be $235 million (excluding taxes) per incident but no more than $35 million in any one year for each incident. The potential assessment is triggered by a nuclear liability loss in excess of $300 million per accident at any nuclear facility. The SFP and liability coverage are not subject to any deductibles.

With respect to nuclear decontamination and property damage insurance, the NRC requires that nuclear generation plant license-holders maintain at least $1.1 billion of such insurance and require the proceeds thereof to be used to place a plant in a safe and stable condition, to decontaminate it pursuant to a plan submitted to and approved by the NRC before the proceeds can be used for plant repair or restoration or to provide for premature decommissioning. EFC Holdings maintains nuclear decontamination and property damage insurance for Comanche Peak in the amount of $2.25 billion (subject to $5 million deductible per accident), above which EFC Holdings is self-insured. This insurance coverage consists of a primary layer of coverage of $500 million provided by Nuclear Electric Insurance Limited (NEIL), a nuclear electric utility industry mutual insurance company and $1.75 billion of premature decommissioning coverage also provided by NEIL.

EFC Holdings maintains Accidental Outage Insurance through NEIL to cover the additional costs of obtaining replacement electricity from another source if one or both of the units at Comanche Peak are out of service for more than twelve weeks as a result of covered direct physical damage. The coverage provides for weekly payments of $3.5 million for the first fifty-two weeks and $2.8 million for the next 110 weeks for each outage, respectively, after the initial twelve-week waiting period. The total maximum coverage is $490 million per unit. The coverage amounts applicable to each unit will be reduced to 80% if both units are out of service at the same time as a result of the same accident.

If NEIL’s losses exceeded its reserves for the applicable coverage, potential assessments in the form of a retrospective premium call could be made up to a total of $11.7 million for primary property, $14.1 million for excess property and $8.9 million for accidental outage.

Also, under the NEIL policies, if there were multiple terrorism losses occurring within a one-year time frame, NEIL would make available one industry aggregate limit of $3.2 billion plus any amounts it recovers from other sources up to the limits for each claimant. If terrorism losses occurred beyond the one-year period, a new set of limits and resources would apply.

14. SHAREHOLDERS’ EQUITY

Successor

Dividend to Parent to Fund Merger — On October 10, 2007, EFC Holdings distributed $21.0 billion to EFH Corp. to provide partial funding of the Merger. EFC Holdings paid no cash distributions to EFH Corp. in 2008 or in the period from October 11, 2007 to December 31, 2007.

Dividend Restrictions — The Second Amended and Restated Articles of Incorporation of EFC Holdings requires that all accrued and unpaid dividends with respect to the outstanding shares of preferred stock of EFC Holdings shall be paid in full before any dividends shall be paid upon or set apart for the shares of common stock.

Except for the preferred stock dividend restriction, there are no restrictions on EFC Holdings’ ability to use its retained earnings or net income to make distributions on its equity. However, EFC Holdings relies on distributions or loans from TCEH to meet its cash requirements, including funding of distributions. The TCEH Senior Secured Facilities and Indenture contain restrictions on TCEH’s ability to make distributions or loans to EFC Holdings. Thus, all of TCEH’s net income, which represents essentially all of EFC Holdings’ net income, is restricted from being used to make distributions or loans to EFC Holdings unless such distributions or loans are expressly permitted under the TCEH Senior Secured Facilities and Indenture. Those agreements generally permit TCEH to make unlimited distributions or loans to its parent companies, EFC Holdings and EFH Corp., for corporate overhead costs, selling, general and administrative expenses, taxes and principal and interest payments. In addition, those agreements contain certain investment and dividend baskets that would allow TCEH to make additional distributions and/or loans to its parent companies up to the amount of such baskets. The TCEH Senior Secured Facilities generally restrict TCEH from making any distribution to any of its parent companies for the ultimate purpose of making a distribution to Texas Holdings unless at the time, and after giving effect to such distribution, TCEH’s consolidated total debt (as defined in the TCEH Senior Secured Facilities) to TCEH’s Adjusted EBITDA would be equal to or less than 6.5 to 1.0.

See Note 19 for discussion of stock-based compensation plans.

Predecessor

Intercompany Settlements and Contributions Related to the Merger — In conjunction with the Merger, EFC Holdings recorded a $4.8 billion reduction in capital as the result of settlement of advances to, notes receivable from, and taxes payable to affiliates, as well as the net capital contribution to EFC Holdings resulting from the contributions of entities and net assets discussed in Note 4.

EFC Holdings’ Preferred Stock — On October 1, 2007, EFC Holdings issued 4,000 shares of its $4.56 Series preferred stock to EFH Corp. in exchange for member interests in EFH Corp. subsidiaries engaged in the development of a lignite coal-fueled generation unit at Sandow.

The holders of preferred stock of EFC Holdings have no voting rights except for changes to the articles of incorporation that would change the rights or preferences of such stock, authorize additional shares of stock or create an equal or superior class of stock. The holders have the right to vote for the election of directors only if certain dividend arrearages exist.

Cash Distributions to Parent — EFC Holdings paid cash distributions to EFH Corp. of $1.135 billion for the period from January 1, 2007 through October 10, 2007 and $858 million in 2006.

Noncash contributions — Under SFAS 123(R), expense related to EFH Corp.’s stock-based incentive compensation awards granted to subsidiaries of EFC Holdings’ employees is accounted for as a noncash capital contribution from EFH Corp. Accordingly, EFC Holdings recorded a credit to its shareholders’ equity of $31 million in the period January 1, 2007 through October 10, 2007 and $21 million for the year ended December 31, 2006. See Note 19 for discussion of stock-based compensation plans.

See Note 1 for discussion of noncash contributions from EFH Corp. related to debt pushed down from EFH Corp. in accordance with SEC SAB Topic 5-J.

15. COMMODITY AND OTHER DERIVATIVE CONTRACTUAL ASSETS AND LIABILITIES

The following table provides detail of commodity and other derivative contractual assets and liabilities as presented in the balance sheet:

	Successor
	December 31, 2008
	Commodity contracts	Cash flow hedges and other derivatives	Reclassification (a)	Total
Assets:
Current assets	$2,385	$14	$(8)	$2,391
Noncurrent assets	962	—	—	962

Total	$3,347	$14	$(8)	$3,353

Liabilities:
Current liabilities	$2,235	$503	$(8)	$2,730
Noncurrent liabilities	682	1,413	—	2,095

Total	$2,917	$1,916	$(8)	$4,825

Net assets (liabilities)	$430	$(1,902)	$—	$(1,472)

(a)	Represents the effects of reclassification of the assets and liabilities to conform to the balance sheet presentation of current assets and liabilities.

	Successor
	December 31, 2007
	Commodity contracts	Cash flow hedges and other derivatives	Total
Assets:
Current assets	$1,118	$8	$1,126
Noncurrent assets	239	5	244

Total	$1,357	$13	$1,370

Liabilities:
Current liabilities	$1,042	$66	$1,108
Noncurrent liabilities	2,232	220	2,452

Total	$3,274	$286	$3,560

Net assets (liabilities)	$(1,917)	$(273)	$(2,190)

Margin deposit net liabilities of $190 million and net assets of $445 million under master netting arrangements at December 31, 2008 and December 31, 2007, respectively, were not netted with derivative assets and liabilities since EFC Holdings has elected to present the amounts of derivative assets and liabilities on a gross basis in the balance sheet as provided in FSP FIN 39-1.

This presentation can result in significant volatility in commodity contract assets and liabilities because EFC Holdings enters into positions with the same counterparties that result in both assets and liabilities, and the underlying commodity prices can change significantly from period to period.

Commodity Contract Assets and Liabilities

Commodity contract assets and liabilities primarily represent fair values of natural gas and electricity derivative instruments that have not been designated as cash flow hedges or “normal” purchases or sales under SFAS 133. These instruments are marked-to-market, and the associated unrealized gains and losses are reported in the income statement in net gain (loss) from commodity hedging and trading activities.

A multi-year power sales agreement was entered into with Alcoa Inc. in the 2007 Predecessor period. The agreement was determined to have a “day one” out-of-the-money value of $235 million. The agreement was entered into concurrently with the transfer of an air permit from Alcoa Inc. to an EFC Holdings subsidiary as well as other agreements with Alcoa Inc. that provide, among other things, access to real property and a supply of lignite fuel, all of which provides value to EFC Holdings by providing the right and ability to develop, construct and operate a new lignite coal-fueled generation unit at Sandow. In consideration of this right and ability, the initial out-of-the-money value of the sales agreement, as well as a $29 million out-of-the-money value of a related interim power sales agreement entered into in late 2006, were recorded as part of the construction work-in-process asset balance for the Sandow unit. The out-of-the-money values were recorded as commodity contract liabilities. The contracts were revalued applying the principles of SFAS 157 as part of purchase accounting, and subsequent changes in the value of the contracts continue to be marked-to-market in net income.

Successor results include net “day one” losses of $68 million in the 2008 period and $8 million in the 2007 period, and predecessor results include net “day one” losses of $201 million in the 2007 period, primarily associated with contracts entered into at below market prices. Substantially all of these amounts represent losses associated with related series of transactions involving natural gas financial instruments intended to hedge exposure to future changes in electricity prices. The 2007 predecessor period amount is net of a $30 million “day one” gain associated with a long-term power purchase agreement. The net losses are reported in net gain (loss) from commodity hedging and trading activities.

Other Derivative Assets and Liabilities

Other derivative assets and liabilities primarily represent fair values of interest rate swaps and also include fair values of commodity contracts that have been designated as cash flow hedges.

A significant portion of natural gas derivatives entered into to hedge future changes in electricity prices had previously been designated and accounted for as cash flow hedges. In March 2007, these instruments were dedesignated as cash flow hedges as allowed under SFAS 133, thus becoming subject to mark-to-market accounting in net income as the fair values change. See Note 12 for details of interest rate swaps previously designated as cash flow hedges.

A summary of cash flow hedge and other derivative assets and liabilities follows:

	Successor
	December 31, 2008	December 31, 2007
Current and noncurrent assets:
Interest rate swaps (a)	$(1)	$5
Commodity-related cash flow hedges	15	8

Total	$14	$13

Current and noncurrent liabilities:
Interest rate swaps (a)	$1,908	$285
Commodity-related cash flow hedges	8	1

Total	$1,916	$286

(a)	The 2008 amount includes $1.868 billion in net liabilities related to interest rate hedges on $17.55 billion principal amount of debt and $41 million in net liabilities related to interest rate basis swaps on $13.045 billion principal amount of debt, both entered into after the Merger. As of August 29, 2008, changes in fair value of these swaps are marked-to-market in net income.

Other Cash Flow Hedge Information — EFC Holdings experienced cash flow hedge ineffectiveness of $4 million in net losses in 2008, $111 million in net gains in 2007 (essentially all of which was in the Predecessor period) and $231 million in net gains in 2006. These amounts are pretax and are reported in the income statement in net gain (loss) from commodity hedging and trading activities.

The net effect of recording unrealized mark-to-market gains and losses arising from hedge ineffectiveness (versus recording gains and losses upon settlement) includes the above amounts as well as the effect of reversing unrealized ineffectiveness gains and losses recorded in previous periods to offset realized gains and losses in the current period. Such net unrealized effect totaled $4 million in net losses in the 2008 Successor period, $90 million in net gains in 2007 (essentially all of which was in the Predecessor period) and $239 million in net gains in 2006.

Accumulated other comprehensive income related to cash flow hedges at December 31, 2008 totaled $236 million in net losses (after-tax), substantially all of which relates to interest rate swaps. EFC Holdings expects that $112 million of net losses related to cash flow hedges included in accumulated other comprehensive income as of December 31, 2008 will be reclassified into net income during the next twelve months as the related hedged transactions affect net income.

16. INVESTMENTS

The balance of investments consists of the following:

	Successor
	December 31, 2008	December 31, 2007
Nuclear decommissioning trust	$385	$484
Assets related to employee benefit plans, including employee savings programs	36	55
Land	42	42
Investment in affiliate holding Capgemini-related assets	17	28
Miscellaneous other	4	4

Total investments	$484	$613

Nuclear Decommissioning Trust

Investments in a trust that will be used to fund the costs to decommission the Comanche Peak nuclear generation plant are carried at fair value. Decommissioning costs are being recovered from Oncor’s customers as a delivery fee surcharge over the life of the plant and deposited in the trust fund. Net gains and losses on investments in the trust fund are offset by a corresponding adjustment to a regulatory asset/liability. A summary of investments in the fund follows:

	Successor
	December 31, 2008
	Cost (a)	Unrealized gain	Unrealized loss	Fair market value
Debt securities	$203	$4	$(14)	$193
Equity securities	181	46	(35)	192

Total	$384	$50	$(49)	$385

	Successor
	December 31, 2007
	Cost (a)	Unrealized gain	Unrealized loss	Fair market value
Debt securities	$193	$3	$(1)	$195
Equity securities	168	129	(8)	289

Total	$361	$132	$(9)	$484

(a)	Includes realized gains and losses of securities sold.

Debt securities held at December 31, 2008 mature as follows: $73 million in one to five years, $33 million in five to ten years and $87 million after ten years.

Assets Related to Employee Benefit Plans

The majority of these assets represent cash surrender values of life insurance policies that are purchased to fund liabilities under deferred compensation plans. EFH Corp. pays the premiums and is the beneficiary of these life insurance policies. As of December 31, 2008 and 2007, the face amount of these policies allocated to subsidiaries of EFC Holdings totaled $109 million and $125 million, and the net cash surrender values totaled $32 million and $38 million, respectively. Changes in cash surrender value are netted against premiums paid. Other investment assets held to satisfy deferred compensation liabilities are recorded at fair value.

17. NOTICE OF TERMINATION OF OUTSOURCING ARRANGEMENTS

In connection with the closing of the Merger, EFH Corp. and TCEH commenced a review, under the change of control provisions, of certain outsourcing arrangements with Capgemini Energy LP (Capgemini), Capgemini America, Inc. and Capgemini North America, Inc. (collectively, CgE). During the fourth quarter of 2008, EFH Corp and TCEH executed a Separation Agreement with CgE. Simultaneous with the execution of that Separation Agreement, Oncor entered into a substantially similar Separation Agreement with CgE. The Separation Agreements principally provide for (i) notice of termination of each of the Master Framework Agreements, dated as of May 17, 2004, as each has been amended, between Capgemini and each of TCEH and Oncor and the related service agreements under each of the Master Framework Agreements and (ii) termination of the joint venture arrangements between EFH Corp. (and its applicable subsidiaries) and CgE. Under the Master Framework Agreements and related services agreements, Capgemini provides to EFC Holdings and its subsidiaries outsourced support services, including information technology, customer care and billing, human resources, procurement and certain finance and accounting activities.

The Separation Agreement acts as a notice of termination under the Master Framework Agreement and the related services agreements. As a result of the “change of control” of EFH Corp. that occurred as a result of the Merger, TCEH had the contractual right to terminate, without penalty, its Master Framework Agreement. TCEH has elected to exercise such right. Consistent with the Master Framework Agreement, to provide for an orderly transition of the services, the Separation Agreements requires that Capgemini provide termination assistance services until the services are transitioned back to TCEH and/or to another service provider. The Separation Agreement provides that the services be transitioned by December 31, 2010 (June 30, 2011, in the case of the information technology services). Each Master Framework Agreement will actually terminate when these termination assistance services are completed. TCEH previously provided a termination notice to Capgemini in respect of human resources services and customer care and revenue management services for TXU Energy.

The Separation Agreements provide for the termination of the joint venture arrangement between EFH Corp. (and its applicable subsidiaries) and CgE. As a result, during the fourth quarter of 2008:

•

EFH Corp. received approximately $70 million in exchange for the termination of a purchase option agreement pursuant to which subsidiaries of EFH Corp. had the right to “put” to Capgemini (and Capgemini had the right to “call” from a subsidiary of EFH Corp.) EFH Corp.’s 2.9% limited partnership interest in Capgemini and the licensed assets upon the expiration of the Master Framework Agreements in 2014 or, in some circumstances, earlier. TCEH received $41 million of such proceeds reflecting its share of the put option value.

•

The parties entered into a mutual release of all claims under the Master Framework Agreement and related services agreements subject to certain defined exceptions, and EFH Corp. received $10 million in settlement of such claims. TCEH received $5.6 million of such proceeds.

The carrying value of TCEH’s share of the purchase option was $98 million prior to the application of purchase accounting (recorded as a noncurrent asset). The effects of the termination of the outsourcing arrangements, including an accrual of $38 million for incremental costs to exit and transition the services, were included in the final purchase price allocation (see Note 2).

18. PENSION AND OTHER POSTRETIREMENT EMPLOYEE BENEFITS

Pension Plan

Subsidiaries of EFC Holdings are participating employers in the EFH Retirement Plan (Retirement Plan), a defined benefit pension plan sponsored by EFH Corp. The Retirement Plan is a qualified pension plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (Code) and is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Eligible employees may participate in the Retirement Plan upon their completion of one year of service and the attainment of age 21. All benefits are funded by the participating employers. The Retirement Plan provides benefits to participants under one of two formulas: (i) a Cash Balance Formula under which participants earn monthly contribution credits based on their compensation and a combination of their age and years of service, plus monthly interest credits or (ii) a Traditional Retirement Plan Formula based on years of service and the average earnings of the three years of highest earnings. The interest component of the Cash Balance Formula is variable and is determined using the yield on 30-year Treasury bonds.

All eligible employees hired after January 1, 2001 participate under the Cash Balance Formula. Certain employees who, prior to January 1, 2002, participated under the Traditional Retirement Plan Formula, continue their participation under that formula. Under the Cash Balance Formula, future increases in earnings will not apply to prior service costs. Effective October 1, 2007, all new employees, with the exception of employees hired by Oncor, are not eligible to participate in the Retirement Plan. New hires at Oncor are eligible to participate in the Cash Balance Formula of the Retirement Plan. It is EFH Corp.’s policy to fund the plans on a current basis to the extent deductible under existing federal tax regulations.

Subsidiaries of EFC Holdings also participate in EFH Corp.’s supplemental retirement plans for certain employees, whose retirement benefits cannot be fully earned under the qualified Retirement Plan, the information for which is included below.

Other Postretirement Employee Benefit (OPEB) Plan

Subsidiaries of EFC Holdings participate with EFH Corp. and certain other affiliated subsidiaries of EFH Corp. to offer certain health care and life insurance benefits to eligible employees and their eligible dependents upon the retirement of such employees. For employees retiring on or after January 1, 2002, the retiree contributions required for such coverage vary based on a formula depending on the retiree’s age and years of service.

Pension and OPEB Costs Recognized as Expense

The following details net pension and OPEB costs recognized as expense.

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Pension costs under SFAS 87	$6	$1	$4	$8
OPEB costs under SFAS 106	8	2	9	10

Total benefit costs recognized as expense	$14	$3	$13	$18

Consistent with SFAS 87, EFH Corp. uses the calculated value method to determine the market-related value of the assets held in its trust. EFH Corp. includes the realized and unrealized gains or losses in the market-related value of assets over a rolling four-year period. Each year, 25% of such gains and losses for the current year and for each of the preceding three years is included in the market-related value. Each year, the market-related value of assets is increased for contributions to the plan, and investment income and is decreased for benefit payments and expenses for that year.

The pension and OPEB amounts provided represent allocations to subsidiaries of EFC Holdings of amounts related to EFH Corp.’s plans.

Subsidiaries of EFC Holdings have not been allocated any overfunded asset or underfunded liability related to their participation in EFH Corp.’s pension and OPEB plans.

Regulatory Recovery of Pension and OPEB Costs

In 2005, an amendment to PURA relating to EFH Corp.’s pension and OPEB costs was enacted by the Legislature of the State of Texas. This amendment, which was retroactively effective January 1, 2005, provides for the recovery by Oncor of pension and OPEB costs for all applicable former employees of the regulated predecessor integrated electric utility. In addition to Oncor’s active and retired employees, these former employees consist largely of active and retired personnel engaged in TCEH’s activities, related to service of those additional personnel prior to the deregulation and disaggregation of EFH Corp.’s business effective January 1, 2002. Accordingly, Oncor and TCEH entered into an agreement whereby Oncor assumed responsibility for applicable pension and OPEB costs related to those personnel.

Assumed Discount Rate

The discount rates reflected in net pension and OPEB costs are 6.55% for the year ended December 31, 2008, 6.45% for the period October 11, 2007 through December 31, 2007, 5.90% for the period January 1, 2007 through October 10, 2007 and 5.75% for the year ended December 31, 2006. The expected rate of return on plan assets reflected in the 2008 cost amounts is 8.25% for the pension plan and 7.90% for other postretirement benefits.

Pension and OPEB Plan Cash Contributions

Pension plan contributions were $1 million, $358 thousand and $30 thousand in 2008, 2007 and 2006, respectively. OPEB plan contributions were $196 thousand, $1 million and $1 million in 2008, 2007 and 2006, respectively. Estimated funding to EFH Corp. in 2009 of the pension plan and OPEB plan total $1 million and $612 thousand, respectively.

Thrift Plan

Employees of subsidiaries of EFC Holdings may participate in a qualified savings plan, the EFH Thrift Plan (Thrift Plan). This plan is a participant-directed defined contribution plan intended to qualify under Section 401(a) of the Code, and is subject to the provisions of ERISA. The Thrift Plan included an employee stock ownership component until October 10, 2007. Under the terms of the Thrift Plan, employees who do not earn more than the IRS threshold compensation limit used to determine highly compensated employees may contribute, through pre-tax salary deferrals and/or after-tax applicable payroll deductions, the lesser of 75% of their regular salary or wages or the maximum amount permitted under law. Employees who earn more than such threshold may contribute from 1% to 16% of their regular salary or wages. Employer matching contributions are also made in an amount equal to 100% of the first 6% of employee contributions for employees who are covered under the Cash Balance Formula of the Retirement Plan, and 75% of the first 6% of employee contributions for employees who are covered under the Traditional Retirement Plan Formula of the Retirement Plan. Prior to January 1, 2006, employer matching contributions were invested in EFH Corp. common stock. Effective January 1, 2006 through the October 10, 2007, employees could reallocate or transfer all or part of their accumulated or future employer matching contributions to any of the plan’s other investment options. As of October 10, 2007, employer matching contributions are made in cash and may be allocated by participants to any of the plan’s investment options.

19. STOCK-BASED COMPENSATION PLANS

Successor

In December 2007, EFH Corp. established the 2007 Stock Incentive Plan for Key Employees of EFH Corp. and its Affiliates (2007 SIP). Subsidiaries of EFC Holdings bear the costs of EFH Corp.’s 2007 SIP for applicable management personnel engaged in their business activities. Incentive awards under the 2007 SIP may be granted to directors and officers and qualified managerial employees of EFH Corp. or its subsidiaries or affiliates in the form of non-qualified stock options, stock appreciation rights, restricted shares, deferred shares of common stock, the opportunity to purchase shares of common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of EFH Corp.’s shares of common stock.

Under the terms of the 2007 SIP, options to purchase 14.7 million and 14.1 million shares of EFH Corp. common stock were issued to certain EFC Holdings management employees in 2008 and December 2007, respectively. The options provide the holder the right to purchase EFH Corp. common stock for $5.00 per share. Vested awards must be exercised within 10 years of the grant date. The terms of the options were fixed at grant date.

Stock Options — The stock option awards under the 2007 SIP consist of two types of stock options. One-half of the options awarded vest solely based upon continued employment over a specific period of time, generally five years, with the options vesting ratably on an annual basis over the period (“Time-Based Options”). One-half of the options awarded vest based upon both continued employment and the achievement of a predetermined level of EFH Corp. EBITDA over time, generally ratably over five years based upon annual EBITDA levels, with provisions for vesting if the annual levels are not achieved but cumulative two- or three-year total EBITDA levels are achieved (“Performance-Based Options”). The Performance-Based Options may also vest in part or in full upon the occurrence of certain specified liquidity events. All options remain exercisable for ten years from the date of grant. Prior to vesting, expenses are recorded if the achievement of the EBITDA levels is probable, and amounts recorded are adjusted or reversed if the probability of achievement of such levels changes. Probability of vesting is evaluated at least each quarter.

The fair value of the Time-Based and Performance-Based Options granted was estimated using the Black-Scholes option pricing model and the assumptions noted in the table below.

	Successor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007
Assumptions	Time-Based Options		Performance-Based Options
Expected volatility	30% – 33%	30%	30% – 33%	30%
Expected annual dividend	—	—	—	—
Expected life (in years)	6.0 – 6.5	6.4	5.0 – 7.3	5.4 – 7.4
Risk-free rate	1.51% – 3.41%	3.81%	1.35% – 3.57%	3.92%

The weighted average grant-date fair value of the Time-Based Options granted in 2008 was $1.92 and in December 2007 was $1.92 per option. The grant-date fair value of the Performance-Based Options granted in 2008 and December 2007 ranged from $1.72 to $2.25 and $1.74 to $2.09, respectively, depending upon the performance period.

Compensation expense for Time-Based and Performance-Based Options is based on the grant-date fair value and recognized over the vesting period as employees perform services.

During 2008 and the 2007 Successor period, $5.8 million and less than $60 thousand, respectively, was recognized by EFC Holdings for Time-Based Options, essentially all to expense.

As of December 31, 2008, there was approximately $20.0 million of unrecognized compensation expense related to nonvested Time-Based Options, which is expected to be recognized ratably over a weighted-average period of approximately four years.

Compensation expense for Performance-Based Options is based on the grant date fair value and recognized over the requisite performance and service periods for each tranche of options depending upon the achievement of financial performance, or if certain liquidity events occur, as discussed above. In 2008, Performance Based Option expenses totaled $4.3 million. No amounts were expensed in the 2007 Successor period by EFC Holdings for Performance-Based Options because the performance period for the first tranche of the options did not begin until January 1, 2008.

As of December 31, 2008, there was approximately $21.4 million of unrecognized compensation expense related to nonvested Performance-Based Options, which EFC Holdings could record as an expense over a weighted-average period of approximately four years, subject to the achievement of financial performance being probable. Pursuant to an amendment to the 2007 SIP Plan terms in February 2009, a total of 2.6 million Performance-Based Options related to the period ended December 31, 2008 were declared vested in recognition that the established 2008 EBITDA target was substantially achieved.

Other Share and Share-Based Awards — In 2008, EFH Corp. granted 1.75 million deferred share awards, each of which represents the right to receive one share of EFH Corp. stock, to certain management employees of EFC Holdings who agreed to forego share-based awards that vested at the Merger date. The deferred share awards are fully vested and are payable in cash or stock upon the earlier of change of control or separation of service. No expense was recorded in 2008 related to these awards. An additional 150 thousand deferred share awards were granted to certain management employees of EFC Holdings in 2008, which are payable in cash or stock; these awards vest over periods of two to three years, and $122 thousand in expense was recorded in 2008 to recognize the vesting. The deferred share awards are accounted for as liability awards; therefore, the effects of changes in value of EFH Corp. shares are recognized in earnings.

Predecessor

Prior to the Merger, subsidiaries of EFC Holdings bore the costs of the EFH Corp. shareholder-approved long-term incentive plans for applicable management personnel engaged in their business activities. EFH Corp. provided discretionary awards of performance units to qualified management employees that were payable in its common stock. The awards generally vested over a three year period and the number of shares ultimately earned was based on the performance of EFH Corp.’s stock over the vesting period as compared to peer companies and established thresholds. EFH Corp. established restrictions that limited certain employees’ opportunities to liquidate vested awards.

EFH Corp. determined the fair value of its stock-based compensation awards utilizing a valuation model that took into account three principal factors: expected volatility of the stock price of EFH Corp. and peer group companies, dividend rate of EFH Corp. and peer group companies and the restrictions limiting liquidation of vested stock awards. Based on the fair values determined under this model, EFC Holdings’ reported expense related to the awards totaled $6 million ($4 million after tax) for the period from January 1, 2007 through October 10, 2007 and $9 million ($6 million after-tax) in 2006. The number of awards granted, net of forfeitures, totaled 37 thousand for the period from January 1, 2007 through October 10, 2007 and 185 thousand in 2006.

With respect to awards to personnel engaged in subsidiaries of EFC Holdings’ activities, the fair value of awards that vested in the period from January 1, 2007 through October 10, 2007 totaled $152 million and for the year ended December 31, 2006 totaled $50 million based on the vesting date share prices.

20. FAIR VALUE MEASUREMENTS

In September 2006, the FASB issued SFAS 157, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 applies in situations where other accounting pronouncements either permit or require fair value measurements, including purchase accounting and impairment testing of goodwill, indefinite-lived intangible assets and long-lived assets. SFAS 157 does not require any new fair value measurements. However, SFAS 157 supersedes a previous accounting rule that prohibited the recognition of day one gains or losses on derivative instruments unless the fair value of those instruments were derived from an observable market price. Additionally, SFAS 157 requires an entity to take its own credit risk (nonperformance risk) into consideration when measuring the fair value of liabilities. EFC Holdings adopted SFAS 157 effective with the closing of the Merger.

SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. With the adoption of SFAS 157, EFC Holdings uses a “mid-market” valuation convention (the mid-point price between bid and ask prices) as a practical expedient to measure fair value for the majority of its assets and liabilities subject to fair value measurement under SFAS 133 and other accounting rules that require such measurement on a recurring basis. EFC Holdings primarily uses the market approach for recurring fair value measurements and uses valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs.

EFC Holdings categorizes its assets and liabilities recorded at fair value based upon the following fair value hierarchy established by SFAS 157:

•

Level 1 valuations use quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date. An active market is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. EFC Holdings’ Level 1 assets and liabilities normally include exchange traded commodity contracts. For example, EFC Holdings has a significant number of derivatives that are NYMEX futures and swaps transacted through clearing brokers for which the pricing is actively quoted.

•

Level 2 valuations use inputs other than actively quoted market prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: (a) quoted prices for similar assets or liabilities in active markets, (b) quoted prices for identical or similar assets or liabilities in markets that are not active, (c) inputs other than quoted prices that are observable for the asset or liability such as interest rates and yield curves observable at commonly quoted intervals and (d) inputs that are derived principally from or corroborated by observable market data by correlation or other means. EFC Holdings’ Level 2 assets and liabilities utilize over the counter broker quotes, quoted prices for similar assets or liabilities that are corroborated by correlations or other mathematical means and other valuation inputs. For example, EFC Holdings’ Level 2 assets and liabilities include forward commodity positions at locations for which over-the-counter broker quotes are available.

•

Level 3 valuations use unobservable inputs for the asset or liability. Unobservable inputs are used to the extent observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. EFC Holdings uses the most meaningful information available from the market combined with its own internally developed valuation methodologies to develop its best estimate of fair value. For example, certain derivative assets or liabilities are derived from pricing models that utilize multiple inputs to the valuations, including inputs that are not observable or easily corroborated through other means.

EFC Holdings utilizes several different valuation techniques to measure the fair value of assets and liabilities, relying primarily on the market approach of using prices and other market information for identical and/or comparable assets and liabilities for those items that are measured on a recurring basis. These methods include, among others, the use of broker quotes and statistical relationships between different price curves.

In utilizing broker quotes, EFC Holdings attempts to obtain multiple quotes from brokers that are active in the commodity markets in which it participates (and requires at least one quote from two brokers to determine a pricing input as observable); however, not all pricing inputs are quoted by brokers. The number of broker quotes that EFC Holdings receives for certain pricing inputs varies depending on the depth of the trading market, each individual broker’s publication policy, recent trading volume shifts and various other factors. Broker quotes received are generally reliable estimates of actively traded markets. In addition, for valuation of interest rate hedges, EFC Holdings uses a combination of dealer provided market valuations (generally non-binding) and Bloomberg valuations based on month-end interest rate curves and standard rate swap valuation models.

Certain derivatives and financial instruments are valued utilizing option pricing models that take into consideration multiple inputs including commodity prices, volatility factors, discount rates and other inputs. Additionally, when there is not a sufficient amount of observable market data, valuation models are developed that incorporate proprietary views of market factors. Those valuation models are generally used in developing long-term forward price curves for certain commodities. EFC Holdings believes that development of such curves is consistent with industry practice; however, the fair value measurements resulting from such curves are classified as Level 3.

With respect to amounts presented in the following fair value hierarchy table, the fair value measurement of an asset or liability (e.g. a contract) is required under SFAS 157 to fall in its entirety in one level, based on the lowest level input that is significant to the fair value measurement. Certain assets and liabilities would be classified in Level 2 instead of Level 3 of the hierarchy except for the effects of credit reserves and non-performance risk adjustments, respectively. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability being measured.

At December 31, 2008, assets and liabilities measured at fair value on a recurring basis consisted of the following:

	Successor
	Level 1	Level 2	Level 3 (a)	Total
Assets:
Commodity-related contracts	$1,010	$2,061	$283	$3,354
Interest rate swaps	—	(1)	—	(1)
Nuclear decommissioning trust (b)	109	276	—	385

Total assets	$1,119	$2,336	$283	$3,738

Liabilities:
Commodity-related contracts	$1,288	$1,274	$355	$2,917
Interest rate swaps	—	1,908	—	1,908

Total liabilities	$1,288	$3,182	$355	$4,825

(a)	Level 3 assets and liabilities consist primarily of more complex long-term power purchases and sales agreements, including longer-term wind and other power purchase and sales contracts and certain natural gas positions in the long-term hedging program.
(b)	EFC Holdings’ nuclear decommissioning trust investment is included in the Investments line on the balance sheet.

At December 31, 2007, assets and liabilities measured at fair value on a recurring basis consisted of the following:

	Level 1	Level 2	Level 3	Reclassification (a)	Total
Assets:
Commodity-related contracts	$511	$683	$148	$23	$1,365
Interest rate swaps	—	5	—	—	5
Nuclear decommissioning trust (b)	165	319	—	—	484

Total assets	$676	$1,007	$148	$23	$1,854

Liabilities:
Commodity-related contracts	$559	$2,372	$321	$23	$3,275
Interest rate swaps	—	285	—	—	285

Total liabilities	$559	$2,657	$321	$23	$3,560

(a)	Represents the effects of reclassification of the assets and liabilities to conform to the balance sheet presentation of current and long-term assets and liabilities.
(b)	EFC Holdings’ nuclear decommissioning trust investment is included in the Investments line on the balance sheet.

Commodity-related contracts consist primarily of natural gas and electricity derivative instruments entered into for hedging purposes and include physical contracts that have not been designated “normal” purchases or sales under SFAS 133.

Interest rate swaps consist largely of variable-to-fixed rate swap instruments that are economic hedges of interest on long-term debt, as well as interest rate basis swaps designed to further reduce fixed borrowing costs. See Note 12 for discussion of interest rate swaps.

Nuclear decommissioning trust assets represent securities held for the purpose of funding the future retirement and decommissioning of EFC Holdings’ nuclear generation units. These investments include equity, debt and other fixed-income securities consistent with investment rules established by the NRC and the PUCT.

The following table presents the changes in fair value of EFC Holdings’ Level 3 assets and liabilities (all related to commodity contracts) for the year ended December 31, 2008 and the period from October 11, 2007 through December 31, 2007:

	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007
Balance at December 31, 2008 and October 11, 2007, respectively (net liability)	$(173)	$(133)
Total realized and unrealized gains (losses) (a):
Included in net income (loss)	(12)	(112)
Included in other comprehensive income	7	7
Purchases, sales, issuances and settlements (net) (b)	(13)	14
Net transfers in and/or out of Level 3 (c)	119	51

Balance at end of period (net liability)	$(72)	$(173)

Net change in unrealized gains (losses) included in net income relating to instruments held at end of period (d)	$85	$(70)

(a)	Substantially all changes in values of commodity-related contracts are reported in the income statement in net gain (loss) from commodity hedging and trading activities.
(b)	Settlements represent reversals of unrealized mark-to-market valuations of these positions previously recognized in net income. Generally, purchases have no value at inception and subsequent changes in value from these transactions are reflected in unrealized gains and losses. Issuances represent new transactions valued at the assessment date.
(c)	Includes transfers due to changes in the observability of significant inputs. Transfers in are assumed to transfer in at the beginning of the quarter and transfers out at the end of the quarter, which is when the assessments were performed. Any changes in value during the period are reported as unrealized gains and losses in net gain (loss) from commodity hedging and trading activities.
(d)	Includes unrealized gains and losses related to the periods in which the instrument was classified as a Level 3 asset or liability.

21. FAIR VALUE OF NONDERIVATIVE FINANCIAL INSTRUMENTS

The carrying amounts and related estimated fair values of significant nonderivative financial instruments were as follows:

	Successor
	December 31, 2008		December 31, 2007
	Carrying Amount	Fair Value (a)	Carrying Amount	Fair Value (a)
On balance sheet assets (liabilities):
Long-term debt (including current maturities) (b)	$(31,666)	$(21,724)	$(30,803)	$(30,487)

Off balance sheet assets (liabilities):
Financial guarantees	$—	$(3)	$—	$(1)

(a)	Fair value determined in accordance with SFAS 157.
(b)	Excludes capital leases.

See Note 15 for discussion of accounting for financial instruments that are derivatives.

22. RELATED–PARTY TRANSACTIONS

The following represent the significant related-party transactions of EFC Holdings:

•

TCEH incurs electricity delivery fees charged by Oncor. These fees totaled $1.0 billion for the year ended December 31, 2008, $209 million for the period from October 11, 2007 through December 31, 2007, $827 million for the period from January 1, 2007 through October 10, 2007 and $1.1 billion for the year ended December 31, 2006.

•

Oncor’s bankruptcy-remote financing subsidiary has issued securitization bonds to recover generation-related regulatory assets through a transition surcharge to its customers. Oncor’s incremental income taxes related to the transition surcharges it collects are being reimbursed by TCEH. Therefore, EFC Holdings’ financial statements reflect a noninterest bearing note payable to Oncor of $289 million ($35 million reported as current liabilities) at December 31, 2008 and $323 million ($34 million reported as current liabilities) at December 31, 2007.

•

TCEH reimburses Oncor for interest expense on Oncor’s bankruptcy-remote financing subsidiary’s securitization bonds. This interest expense totaled $46 million for the year ended December 31, 2008, $11 million for the period from October 11, 2007 through December 31, 2007, $38 million for the period from January 1, 2007 through October 10, 2007 and $52 million for the year ended December 31, 2006.

•

Current and noncurrent advances to parent totaled $3.6 billion at December 31, 2006 ($700 million reported as noncurrent). The average daily balances of the advances to parent totaled $4.2 billion for the period from January 1, 2007 through October 10, 2007 and $2.8 billion for the year ended December 31, 2006. Interest income earned on the advances totaled $205 million for the period from January 1, 2007 through October 10, 2007, and $154 million for the year ended December 31, 2006. The weighted average annual interest rates were 6.3% for the period from January 1, 2007 through October 10, 2007 and 5.4% for the year ended December 31, 2006. See Note 14 regarding the settlement of these advances in conjunction with the Merger.

•

In December 2005, EFC Holdings received a $1.5 billion note from EFH Corp. in partial settlement of outstanding advances to parent. EFH Corp. settled the note in connection with the Merger (see Note 14). The note carried interest at a rate based on the weighted average cost of EFC Holdings’ short-term borrowings. Interest income related to this note totaled $71 million for the period from January 1, 2007 through October 10, 2007 and $82 million for the year ended December 31, 2006.

•

Notes receivable from EFH Corp. are payable to EFC Holdings on demand and arise from borrowings used for the working capital and general corporate purposes of EFH Corp. The notes totaled $584 million and $25 million at December 31, 2008 and 2007, respectively. In November 2008, EFH Corp. repaid $253 million of such notes, which related to payments of principal and interest on EFH Corp. debt, in connection with distributions received by EFH Corp. from the sale of minority interests in Oncor. The average daily balance of the notes for the year ended December 31, 2008 was $410 million and from the first issuance date in November 2007 until December 31, 2007 was $20 million. The notes carry interest at a rate based on the one-month LIBOR rate plus 5.00%, and interest income totaled $32 million for the year ended December 31, 2008 and $257 thousand for the period from October 11, 2007 through December 31, 2007.

•

An EFH Corp. subsidiary charges subsidiaries of EFC Holdings for financial, accounting, environmental and other administrative services at cost. These costs, which are primarily reported in SG&A expenses, totaled $66 million for the year ended December 31, 2008, $16 million for the period from October 11, 2007 through December 31, 2007, $45 million for the period from January 1, 2007 through October 10, 2007 and $65 million for the year ended December 31, 2006.

•

Under Texas regulatory provisions, the trust fund for decommissioning the Comanche Peak nuclear generation facility, reported in investments on EFC Holdings’ balance sheet, is funded by a delivery fee surcharge billed to REPs by Oncor and remitted to TCEH, with the intent that the trust fund assets will be sufficient to fund the decommissioning liability, reported in noncurrent liabilities on EFC Holdings’ balance sheet. Income and expenses associated with the trust fund and the decommissioning liability incurred by EFC Holdings are offset by a net change in the intercompany receivable/payable with Oncor, which in turn results in a change in the net regulatory asset/liability. At December 31, 2008, the excess of the decommissioning liability over the trust fund balance resulted in a regulatory asset of $127 million. At December 31, 2007, the excess of the trust fund balance over the estimated decommissioning liability resulted in a regulatory liability of $13 million.

•

TCEH had posted cash collateral of $15 million as of December 31, 2008 and 2007 to Oncor related to interconnection agreements for three generation units being developed by TCEH. The collateral is reported in EFC Holdings’ balance sheet in other current assets.

•

EFC Holdings has a 53.1% limited partnership interest, with a carrying value of $17 million and $28 million at December 31, 2008 and 2007, respectively, in an EFH Corp. subsidiary holding software and other computer-related assets. Equity losses related to this interest totaled $10 million for the year ended December 31, 2008, $2 million for the period from October 11, 2007 through December 31, 2007, $5 million for the period from January 1, 2007 through October 10, 2007, and $10 million for the year ended December 31, 2006. These losses primarily represent amortization of software assets held by the subsidiary. The equity losses are reported as other deductions.

•

EFH Corp. files a consolidated federal income tax return; however, EFC Holdings’ federal income tax and Texas margin tax expense and related balance sheet amounts, including income taxes payable to or receivable from EFH Corp., are recorded as if the entity is a stand-alone corporation. As a result, EFC Holdings had an income tax payable to EFH Corp. of $33 million at December 31, 2008 and an income tax receivable of $211 million at December 31, 2007.

•

Certain transmission and distribution utilities in Texas have tariffs in place to assure adequate credit worthiness of any REP to support the REP’s obligation to collect securitization bond-related (transition) charges on behalf of the utility. Under these tariffs, as a result of TCEH’s credit rating downgrade to below investment grade, TCEH is required to post collateral support in an amount equal to estimated transition charges over specified time periods. Accordingly, as of December 31, 2008 and 2007, TCEH had posted a letter of credit in the amount of $13 million and $14 million, respectively, for the benefit of Oncor.

•

Oncor and Texas Holdings agreed to the terms of a stipulation with major interested parties to resolve all outstanding issues in the PUCT review related to the Merger. As part of this stipulation, TCEH will post a letter of credit in an amount equal to $170 million to secure TXU Energy’s payment obligations to Oncor if two or more of Oncor’s credit ratings are below investment grade.

•

At the closing of the Merger, TCEH entered into the TCEH Senior Secured Facilities with a syndicate of financial institutions and other lenders. This syndicate included affiliates of GS Capital Partners (a member of the Sponsor Group). In November and December 2007, TCEH offered the TCEH Notes. Affiliates of GS Capital Partners served as initial purchasers in such offerings. Affiliates of GS Capital Partners have from time to time engaged in commercial banking and financial advisory transactions with EFC Holdings in the normal course of business.

•	Affiliates of GS Capital Partners are party to certain commodity and interest rate hedging transactions with EFC Holdings in the normal course of business.

•	From time to time affiliates of the Sponsor Group may acquire debt or debt securities issued by EFC Holdings or its subsidiaries in open market transactions or through loan syndications.

See Note 4 for contributions of entities and net assets to EFC Holdings, Note 11 for information regarding the accounts receivable securitization program and related subordinated notes receivable from TXU Receivables Company, Note 12 for guarantees and push-down of certain EFH Corp. debt, Note 14 for cash distributions to EFH Corp. and Note 18 for the assumption by Oncor of certain EFC Holdings pension and OPEB costs.

23. SUPPLEMENTARY FINANCIAL INFORMATION

Interest Expense and Related Charges

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Interest	$2,865	$649	$360	$357
Unrealized mark-to-market net loss on interest rate swaps	1,477	—	—	—
Amortization of debt fair value discount resulting from purchase accounting	19	5	—	—
Amortization of debt discount and issuance costs	130	56	10	7
Interest capitalized in accordance with SFAS 34	(304)	(58)	(41)	(30)

Total interest expense and related charges	$4,187	$652	$329	$334

Restricted Cash

	Successor
	At December 31, 2008		At December 31, 2007
	Current Assets	Noncurrent Assets	Current Assets	Noncurrent Assets
Amounts related to TCEH’s senior secured letter of credit facility (See Note 12)	$—	$1,250	$—	$1,250
Pollution control revenue bond funds held by trustee (See Note 12)	—	—	—	29
Amounts related to margin deposits held	4	—	—	—

Total restricted cash	$4	$1,250	$—	$1,279

Inventories by Major Category

	Successor
	December 31, 2008	December 31, 2007
Materials and supplies	$134	$121
Fuel stock	162	138
Natural gas in storage	65	93

Total inventories	$361	$352

Property, Plant and Equipment

	Successor
	December 31, 2008	December 31, 2007
Generation	$16,842	$16,981
Other assets	126	109

Total	16,968	17,090
Less accumulated depreciation	1,270	242

Net of accumulated depreciation	15,698	16,848
Construction work in progress	4,771	3,246
Nuclear fuel (net of accumulated amortization of $235 and $47)	433	451

Property, plant and equipment — net	$20,902	$20,545

Assets related to capitalized leases included above totaled $167 million at December 31, 2008 and $161 million at December 31, 2007, net of accumulated depreciation.

Asset Retirement Obligations

These liabilities primarily relate to nuclear generation plant decommissioning, land reclamation related to lignite mining, removal of lignite/coal-fueled plant ash treatment facilities and generation plant asbestos removal and disposal costs. There is no earnings impact with respect to the recognition of the asset retirement costs for nuclear decommissioning, as all costs are recoverable through the regulatory process as part of Oncor’s rates.

The following table summarizes the changes to the asset retirement liability, reported in other noncurrent liabilities and deferred credits in the balance sheet, during the years ended December 31, 2008 and 2007:

Asset retirement liability at January 1, 2007	$585
Additions:
Accretion – January 1, 2007 through October 10, 2007	29
Accretion – October 11, 2007 through December 31, 2007	11
Purchase accounting adjustment	176
Reductions:
Mining reclamation cost adjustments	(2)
Mining reclamation payments – January 1, 2007 through October 10, 2007	(19)
Mining reclamation payments – October 11, 2007 through December 31, 2007	(7)

Asset retirement liability at December 31, 2007	$773

Additions:
Accretion	48
Incremental mining reclamation costs	59
Reductions:
Payments, essentially all mining reclamation	(21)

Asset retirement liability at December 31, 2008	$859

Other Noncurrent Liabilities and Deferred Credits

The balance of other noncurrent liabilities and deferred credits consists of the following:

	Successor
	December 31, 2008	December 31, 2007
Unfavorable purchase and sales contracts	$727	$751
Uncertain tax positions (including accrued interest)	861	798
Asset retirement obligations	859	773
Retirement plan and other employee benefits	56	50
Other	25	52

Total other noncurrent liabilities and deferred credits	$2,528	$2,424

Unfavorable Purchase and Sales Contracts — Unfavorable purchase and sales contracts primarily represent the extent to which contracts on a net basis were unfavorable to market prices as of the date of the Merger. These are contracts for which: 1) TCEH has made the “normal” purchase or sale election allowed or 2) the contract did not meet the definition of a derivative under SFAS 133. Under purchase accounting, TCEH recorded the value as of October 10, 2007 as a deferred credit. Amortization of the deferred credit related to unfavorable contracts is primarily on a straight-line basis, which approximates the economic realization, and is recorded as revenues or a reduction of purchased power costs as appropriate. The amortization amount totaled $30 million in 2008 and $5 million in the 2007 Successor period. Favorable purchase and sales contracts are recorded as intangible assets (see Note 3).

The estimated amortization of unfavorable purchase and sales contracts for each of the five succeeding fiscal years from December 31, 2008 is as follows:

Year	Successor Amount
2009	27
2010	27
2011	27
2012	27
2013	26

Supplemental Cash Flow Information

	Successor		Predecessor
	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31, 2006
Cash payments related to:
Interest paid	$2,588	$283	$364	$364
Capitalized interest	(304)	(58)	(41)	(30)

Interest paid (net of capitalized interest)	2,284	225	323	334
Income taxes	(240)	—	909	24
Noncash investing and financing activities:
Below market values of power sales agreements (a)	—	—	264	—
Noncash contribution from EFH Corp. related to Merger financing and other activities	—	301	—	—
Noncash contribution from EFH Corp. related to the debt push-down	—	(2,182)	—	—
Noncash contribution from EFH Corp. related to payment of interest on debt push-down (b)	140	24	—	—
Promissory note issued in conjunction with acquisition of mining-related assets	—	—	65	—
Capital leases	16	16	59	—
Purchase accounting adjustment	(51)	—	—	—
Noncash contribution related to EFH Corp. stock-based compensation	10	—	6	9
Noncash construction expenditures (c)	132	129	134	57
Noncash contribution related to allocated pension adjustment	—	—	8	65

(a)	Multi-year power sales agreement entered into with Alcoa Inc. and recorded as part of the construction work-in-process asset balance for the Sandow 5 coal-fueled generation unit.
(b)	Amount is net of tax.
(c)	Represents end-of-period accruals.

24. SUPPLEMENTAL GUARANTOR CONDENSED FINANCIAL INFORMATION

On October 31, 2007 and November 29, 2007, TCEH and TCEH Finance, as Co-Issuers, refinanced the entire $6.75 billion Senior Unsecured Interim Facility obtained to finance the Merger with $3.0 billion 10.25% Senior Notes Due 2015, $2.0 billion 10.25% Series B Senior Notes due 2015 and $1.75 billion 10.50%/11.25% Senior Toggle Notes due 2016 (the TCEH Notes). The TCEH Notes are unconditionally guaranteed by EFC Holdings and by each subsidiary that guarantees the TCEH Senior Secured Facilities (collectively, the Guarantors). The guarantees issued by the Guarantors are full and unconditional, joint and several guarantees of the TCEH Notes. The guarantees rank equally with any senior unsecured indebtedness of the Guarantors and rank effectively junior to all of the secured indebtedness of the Guarantors to the extent of the assets securing that indebtedness. All other subsidiaries of EFC Holdings, either direct or indirect, do not guarantee the TCEH Notes (collectively the Non-Guarantors). The TCEH Indenture contains certain restrictions, subject to certain exceptions, on EFC Holdings’ ability to pay dividends or make investments.

The following tables have been prepared in accordance with Regulation S-X Rule 3-10, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered “ in order to present the condensed consolidating statements of income and the condensed consolidating statements of cash flows of EFC Holdings (Parent), TCEH (Issuer), the Guarantors and the Non-Guarantors for the year ended December 31, 2008, the period from October 11, 2007 through December 31, 2007, the period from January 1, 2007 through October 10, 2007 and the year ended December 31, 2006 and the condensed consolidating balance sheets as of December 31, 2008 and 2007 of the Parent, Issuer, the Guarantors and the Non-Guarantors. The presentations reflect the application of SEC Staff Accounting Bulletin Topic 5J, Push Down Basis of Accounting Required in Certain Limited Circumstances, including the push down of $2.250 billion of the EFH Corp. Notes to the Parent Guarantor and the TCEH Notes and the TCEH Senior Secured Facilities to the Other Guarantors. TCEH Finance’s sole function is to be the co-issuer of the TCEH Notes; therefore, it has no other independent assets, liabilities or operations (see Notes 12 and 13).

EFC Holdings (parent entity) received dividends from its consolidated subsidiaries totaling $1.135 billion and $1.144 billion for the period from January 1, 2007 through October 10, 2007 and for the year ended December 31, 2006, respectively. No dividends were received in 2008 or for the period from October 11, 2007 through December 31, 2007 (see Note 14).

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Income (Loss)

Year Ended December 31, 2008

(millions of dollars)

	Successor
	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$9,787	$—	$—	$9,787
Fuel, purchased power costs and delivery fees	—	—	(5,600)	—	—	(5,600)
Net gain (loss) from commodity hedging and trading activities	—	1,500	684	—	—	2,184
Operating costs	—	—	(677)	—	—	(677)
Depreciation and amortization	—	—	(1,092)	—	—	(1,092)
Selling, general and administrative expenses	—	—	(680)	—	—	(680)
Franchise and revenue-based taxes	1	—	(110)	—	—	(109)
Impairment of goodwill	—	(8,000)	—	—	—	(8,000)
Other income	—	—	35	—	—	35
Other deductions	—	25	(1,288)	—	—	(1,263)
Interest income	4	287	636	—	(868)	59
Interest expense and related charges	(275)	(4,756)	(2,318)	—	3,162	(4,187)

Loss before income taxes	(270)	(10,944)	(623)	—	2,294	(9,543)

Income tax benefit	93	962	247	—	(798)	504

Equity earnings (losses) of subsidiaries	(8,862)	1,120	—	—	7,742	—

Net income (loss)	$(9,039)	$(8,862)	$(376)	$—	$9,238	$(9,039)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Income

Period from October 11, 2007 through December 31, 2007

(millions of dollars)

	Successor
	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$1,671	$—	$—	$1,671
Fuel, purchased power costs and delivery fees	—	—	(852)	—	—	(852)
Net loss from commodity hedging and trading activities	—	(858)	(634)	—	—	(1,492)
Operating costs	—	—	(124)	—	—	(124)
Depreciation and amortization	—	—	(314)	—	(1)	(315)
Selling, general and administrative expenses	—	—	(152)	—	(1)	(153)
Franchise and revenue-based taxes	—	—	(30)	—	—	(30)
Other income	—	—	2	—	—	2
Other deductions	—	—	(5)	—	—	(5)
Interest income	6	57	189	—	(243)	9
Interest expense and related charges	(72)	(813)	(619)	—	852	(652)

Loss before income taxes	(66)	(1,614)	(868)	—	607	(1,941)

Income tax benefit	23	563	301	—	(212)	675

Equity losses of subsidiaries	(1,223)	(172)	—	—	1,395	—

Net loss	$(1,266)	$(1,223)	$(567)	$—	$1,790	$(1,266)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Income

Period from January 1, 2007 through October 10, 2007

(millions of dollars)

	Predecessor
	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$6,884	$—	$—	$6,884
Fuel, purchased power costs and delivery fees	—	—	(3,209)	—	—	(3,209)
Net loss from commodity hedging and trading activities	—	(270)	(284)	—	—	(554)
Operating costs	—	—	(471)	—	—	(471)
Depreciation and amortization	—	—	(253)	—	—	(253)
Selling, general and administrative expenses	—	—	(452)	—	—	(452)
Franchise and revenue-based taxes	—	—	(81)	(1)	(1)	(83)
Other income	1	—	23	35	—	59
Other deductions	—	—	20	—	—	20
Interest income	210	286	347	18	(549)	312
Interest expense and related charges	(192)	(622)	(65)	—	550	(329)

Income (loss) before income taxes	19	(606)	2,459	52	—	1,924

Income tax (expense) benefit	(2)	247	(842)	(19)	(2)	(618)

Equity earnings of subsidiaries	1,289	1,617	—	15	(2,921)	—

Net income	$1,306	$1,258	$1,617	$48	$(2,923)	$1,306

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Income

Year Ended December 31, 2006

(millions of dollars)

	Predecessor
	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$9,396	$—	$—	$9,396
Fuel, purchased power costs and delivery fees	—	—	(3,929)	—	—	(3,929)
Net gain (loss) from commodity hedging and trading activities	—	(58)	211	—	—	153
Operating costs	—	—	(605)	—	—	(605)
Depreciation and amortization	—	—	(334)	—	—	(334)
Selling, general and administrative expenses	—	—	(533)	—	—	(533)
Franchise and revenue-based taxes	—	—	(126)	(1)	—	(127)
Other income	—	—	31	47	—	78
Other deductions	—	1	(211)	—	—	(210)
Interest income	206	221	283	20	(478)	252
Interest expense and related charges	(136)	(616)	(77)	—	495	(334)

Income (loss) before income taxes	70	(452)	4,106	66	17	3,807

Income tax (expense) benefit	(17)	160	(1,420)	(31)	2	(1,306)

Equity earnings of subsidiaries	2,448	2,686	—	24	(5,158)	—

Net income	$2,501	$2,394	$2,686	$59	$(5,139)	$2,501

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Balance Sheets

at December 31 2008

(millions of dollars)

	Successor
	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$475	$4	$—	$—	$479
Investments held in money market fund	—	142	—	—	—	142
Restricted cash	—	—	4	—	—	4
Advances to affiliates	4	—	4,283	—	(4,287)	—
Trade accounts receivable – net	—	—	994	—	—	994
Notes receivable from parent	—	597	—	—	(13)	584
Income taxes receivable from parent	—	156	—	—	(156)	—
Inventories	—	—	361	—	—	361
Commodity and other derivative contractual assets	—	223	2,168	—	—	2,391
Accumulated deferred income taxes	—	12	9	—		21
Margin deposits related to commodity positions	—	—	439	—	—	439
Other current assets	—	6	80	—	—	86

Total current assets	4	1,611	8,342	—	(4,456)	5,501

Restricted cash	—	1,250	—	—	—	1,250
Investments	(2,653)	19,693	482	—	(17,038)	484
Property, plant and equipment – net	—	—	20,902	—	—	20,902
Goodwill	—	10,322	—	—	—	10,322
Intangible assets – net	—	—	2,774	—	—	2,774
Commodity and other derivative contractual assets	—	429	533	—	—	962
Accumulated deferred income taxes	7	905	—	—	(912)	—
Unamortized debt issuance costs and other noncurrent assets	55	620	698	—	(568)	805

Total assets	$(2,587)	$34,830	$33,731	$—	$(22,974)	$43,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$—	$900	$900	$—	$(900)	$900
Advances from affiliates	—	4,287	—	—	(4,287)	—
Long-term debt due currently	8	165	261	—	(165)	269
Trade accounts payable – nonaffiliates	—	—	1,000	—	—	1,000
Notes or other liabilities due to affiliates	16	61	107	—	(13)	171
Commodity and other derivative contractual liabilities	—	637	2,093	—	—	2,730
Margin deposits related to commodity positions	—	487	436	—	(398)	525
Accrued income taxes payable to parent	—	—	189	—	(156)	33
Accrued taxes other than income	—	—	70	—	—	70
Accrued interest	44	297	221	—	(208)	354
Other current liabilities	—	29	251	—	(5)	275

Total current liabilities	68	6,863	5,528	—	(6,132)	6,327

Accumulated deferred income taxes	—	—	6,154	—	(912)	5,242
Commodity and other derivative contractual liabilities	—	1,549	546	—	—	2,095
Notes or other liabilities due affiliates	—	—	254	—	—	254
Long-term debt, less amounts due currently	2,347	29,020	27,831	—	(27,642)	31,556
Other noncurrent liabilities and deferred credits	—	52	2,477	—	(1)	2,528

Total liabilities	2,415	37,484	42,790	—	(34,687)	48,002

Shareholders’ equity	(5,002)	(2,654)	(9,059)	—	11,713	(5,002)

Total liabilities and shareholders’ equity	$(2,587)	$34,830	$33,731	$—	$(22,974)	$43,000

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Balance Sheets

at December 31, 2007

(millions of dollars)

	Successor
	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$207	$8	$—	$—	$215
Advances to parent	—	—	5,520	—	(5,520)	—
Trade accounts receivable – net	—	1	826	—	—	827
Income taxes receivable from parent	21	41	362	—	(213)	211
Accounts receivable from affiliates	82	92	—	—	(174)	—
Notes receivable from parent	—	25	—	—	—	25
Inventories	—	—	352	—	—	352
Commodity and other derivative contractual assets	—	16	1,110	—	—	1,126
Accumulated deferred income taxes	1	—	102	—	(85)	18
Margin deposits related to commodity positions	—	308	205	—	—	513
Other current assets	1	1	69	—	2	73

Total current assets	105	691	8,554	—	(5,990)	3,360

Restricted cash	—	1,279	—	—	—	1,279
Investments	6,217	21,050	611	—	(27,265)	613
Property, plant and equipment – net	—	—	20,545	—	—	20,545
Goodwill	—	18,060	—	—	—	18,060
Intangible assets – net	—	—	4,137	—	—	4,137
Commodity and other derivative contractual assets	—	3	241	—	—	244
Accumulated deferred income taxes	19	646	—	—	(665)	—
Other noncurrent assets	66	735	791	—	(678)	914

Total assets	$6,407	$42,464	$34,879	$—	$(34,598)	$49,152

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$—	$438	$438	$—	$(438)	$438
Advances from affiliates	—	5,520	—	—	(5,520)	—
Long-term debt due currently	7	167	193	—	(165)	202
Trade accounts payable – nonaffiliates	—	—	754	—	—	754
Notes or other liabilities due to affiliates	—	—	299	—	(174)	125
Commodity and other derivative contractual liabilities	—	67	1,041	—	—	1,108
Margin deposits related to commodity positions	—	—	5	—	—	5
Accrued taxes	—	—	56	—	—	56
Accumulated deferred income taxes	—	85	—	—	(85)	—
Accrued interest	44	340	332	—	(323)	393
Other current liabilities	—	33	214	—	(6)	241

Total current liabilities	51	6,650	3,332	—	(6,711)	3,322

Accumulated deferred income taxes	—	—	6,565	—	(665)	5,900
Commodity and other derivative contractual liabilities	—	1,452	1,000	—	—	2,452
Notes or other liabilities due affiliates	—	—	289	—	—	289
Long-term debt, less amounts due currently	2,353	28,141	27,044	—	(26,776)	30,762
Other noncurrent liabilities and deferred credits	—	4	2,420	—	—	2,424

Total liabilities	2,404	36,247	40,650	—	(34,152)	45,149

Shareholders’ equity	4,003	6,217	(5,771)	—	(446)	4,003

Total liabilities and shareholders’ equity	$6,407	$42,464	$34,879	$—	$(34,598)	$49,152

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Cash Flows

Year Ended December 31, 2008

(millions of dollars)

	Successor
	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
Cash flows – operating activities:
Net loss	$(9,039)	$(8,862)	$(376)	$—	$9,238	$(9,039)
Adjustments to reconcile loss to cash used in operating activities:
Equity in (earnings) losses of subsidiaries	8,862	(1,120)	—	—	(7,742)	—
Depreciation and amortization	12	14	1,523	—	—	1,549
Deferred income tax benefit – net	—	(243)	(134)	—	—	(377)
Impairment of goodwill	—	8,000	—	—	—	8,000
Impairment of trade name intangible asset	—	—	481	—	—	481
Effect of Parent’s payment of interest on pushed down debt	251	—	2,302	—	(2,302)	251
Net effect of unrealized loss on mark-to-market valuations of commodity positions	—	(1,571)	(758)	—	—	(2,329)
Unrealized net loss on mark-to-market valuations of interest rate swaps	—	1,477	—	—	—	1,477
Impairment of emission allowances intangible assets	—	—	501	—	—	501
Impairment of natural gas-fueled generation plants	—	—	229	—	—	229
Charge related to Lehman bankruptcy	—	(25)	51	—	—	26
Other, net	—	66	77	—	—	143
Net change in operating assets and liabilities:
Margin deposits – net	—	795	(200)	—	—	595
Other	(89)	2,292	(2,900)	—	847	150

Cash provided by (used in) operating activities	(3)	823	796	—	41	1,657

Cash flows – financing activities:
Issuances of long-term debt	—	1,685	—	—	—	1,685
Retirements/repurchases of long-term debt	(7)	(824)	(29)	—	—	(860)
Change in short-term bank borrowings	—	462	—	—	—	462
Change in advances – affiliates	10	(1,805)	—	—	1,761	(34)
Other, net	—	(1)	37	—	—	36

Cash provided by (used in) financing activities	3	(483)	8	—	1,761	1,289

Cash flows – investing activities:
Capital expenditures and nuclear fuel purchases	—	—	(2,074)	—	—	(2,074)
Investment held in money market fund	—	(142)	—	—	—	(142)
Reduction of restricted cash related to pollution control revenue bonds	—	29	—	—	—	29
Proceeds from sale of environmental allowances and credits	—	—	39	—	—	39
Purchases of environmental allowances and credits	—	—	(34)	—	—	(34)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	1,623	—	—	1,623
Investments in nuclear decommissioning trust fund Securities	—	—	(1,639)	—	—	(1,639)
Cash settlements related to outsourcing contract termination	—	41	41	—	(41)	41
Change in advances – affiliates	—	—	1,203	—	(1,761)	(558)
Other, net	—	—	33	—	—	33

Cash used in investing activities	—	(72)	(808)	—	(1,802)	(2,682)

Net change in cash and cash equivalents	—	268	(4)	—	—	264
Cash and cash equivalents – beginning balance	—	207	8	—	—	215

Cash and cash equivalents – ending balance	$—	$475	$4	$—	$—	$479

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Cash Flows

Period from October 11, 2007 through December 31, 2007

(millions of dollars)

	Successor
	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
Cash flows – operating activities:
Net income (loss)	$(1,266)	$(1,223)	$(567)	$—	$1,790	$(1,266)
Adjustments to reconcile income (loss) to cash provided by (used in) operating activities:
Equity in losses of subsidiaries	1,223	172	—	—	(1,395)	—
Depreciation and amortization	2	3	491	—	(52)	444
Deferred income tax benefit – net	(2)	(316)	(135)	—	—	(453)
Effect of Parent’s payment of interest on pushed-down debt	24	—	226	—	(226)	24
Unrealized net losses from mark-to-market valuations	—	858	698	—	—	1,556
Other, net	—	1	18	—	—	19
Net changes in operating assets and liabilities:
Margin deposits	—	—	(614)	—	—	(614)
Other	(291)	514	(69)	—	(112)	42

Cash provided by (used in) operating activities	(310)	9	48	—	5	(248)

Cash flows – financing activities:
Issuances of long-term debt	—	33,732	—	—	—	33,732
Retirements/repurchases of long-term debt	(4)	(9,033)	(4)	—	—	(9,041)
Decrease in short-term bank borrowings	—	(1,617)	—	—	—	(1,617)
Cash dividends paid	(21,000)	(21,000)	—	—	21,000	(21,000)
Decrease in income tax-related note payable to Oncor	—	—	(9)	—	—	(9)
Change in advances – affiliates	—	(918)	—	—	918	—
Other, net	—	(581)	4	—	—	(577)

Cash provided by (used in) financing activities	(21,004)	583	(9)	—	21,918	1,488

Cash flows – investing activities:
Contributions from subsidiaries	21,000	—	—	—	(21,000)	—
Capital expenditures and nuclear fuel purchases	—	—	(519)	—	—	(519)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	831	—	—	831
Investments in nuclear decommissioning trust fund securities	—	—	(835)	—	—	(835)
Proceeds from letter of credit facility posted with trustee	—	(1,250)	—	—	—	(1,250)
Change in advances – affiliates	314	—	475	—	(923)	(134)
Other, net	—	14	12	—	—	26

Cash provided by (used in) investing activities	21,314	(1,236)	(36)	—	(21,923)	(1,881)

Net change in cash and cash equivalents	—	(644)	3	—	—	(641)
Cash and cash equivalents – beginning balance	—	851	5	—	—	856

Cash and cash equivalents – ending balance	$—	$207	$8	$—	$—	$215

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Cash Flows

Period from January 1, 2007 through October 10, 2007

(millions of dollars)

	Predecessor
	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
Cash flows – operating activities:
Net income	$1,306	$1,258	$1,617	$48	$(2,923)	$1,306
Adjustments to reconcile income to cash provided by operating activities:
Equity in earnings of subsidiaries	(1,289)	(1,617)	—	(15)	2,921	—
Depreciation and amortization	—	—	306	—	—	306
Deferred income tax expense (benefit) – net	1	(181)	100	12	—	(68)
Unrealized net losses from mark-to-market valuations	—	270	452	—	—	722
Other, net	(1)	6	12	(35)	—	(18)
Net change in operating assets and liabilities:
Margin deposits – net	—	—	(569)	—	—	(569)
Other operating assets and liabilities	1,125	1,401	(988)	3	(1,989)	(448)

Cash provided by operating activities	1,142	1,137	930	13	(1,991)	1,231

Cash flows – financing activities:
Issuances of long-term debt	—	1,000	—	—	—	1,000
Retirements/repurchases of long-term debt	(13)	(143)	(15)	—	—	(171)
Change in short-term borrowings	—	1,237	—	—	—	1,237
Cash dividends paid	(1,135)	(1,135)	(851)	—	1,986	(1,135)
Change in advances – affiliates	—	(1,438)	(24)	—	1,438	(24)
Other, net	—	(8)	(4)	—	—	(12)

Cash provided by (used in) financing activities	(1,148)	(487)	(894)	—	3,424	895

Cash flows – investing activities:
Capital expenditures and nuclear fuel purchases	—	—	(1,585)	—	—	(1,585)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	602	—	—	602
Investments in nuclear decommissioning trust fund securities	—	—	(614)	—	—	(614)
Change in advances – affiliates	6	—	1,554	(13)	(1,433)	114
Other, net	—	201	5	—	—	206

Cash provided by (used in) investing activities	6	201	(38)	(13)	(1,433)	(1,277)

Net change in cash and cash equivalents	—	851	(2)	—	—	849
Cash and cash equivalents – beginning balance	—	—	7	—	—	7

Cash and cash equivalents – ending balance	$—	$851	$5	$—	$—	$856

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Cash Flows

Year Ended December 31, 2006

(millions of dollars)

	Predecessor
	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
Cash flows – operating activities:
Net income	$2,501	$2,394	$2,686	$59	$(5,139)	$2,501
Adjustments to reconcile income to cash provided by operating activities:
Equity in earnings of subsidiaries	(2,448)	(2,686)	—	(24)	5,158	—
Depreciation and amortization	—	—	400	—	—	400
Deferred income tax expense (benefit) – net	(9)	20	143	28	—	182
Impairments and other asset writedown charges	—	—	201	—	—	201
Unrealized net (gains) losses from mark-to-market valuations	—	57	(329)	—	—	(272)
Other, net	—	10	191	(48)	—	153
Net change in operating assets and liabilities:
Margin deposits – net	—	—	564	—	—	564
Other operating assets and liabilities	1,188	1,320	813	11	(2,304)	1,028

Cash provided by operating activities	1,232	1,115	4,669	26	(2,285)	4,757

Cash flows – financing activities:
Issuances of long-term debt	—	243	—	—	—	243
Retirements/repurchases of long-term debt	(6)	(659)	(11)	—	—	(676)
Change in short-term borrowings	—	72	—	—	—	72
Cash dividends paid	(858)	(1,144)	(1,142)	—	2,286	(858)
Decrease in income tax-related notes payable to Oncor	—	—	(40)	—	—	(40)
Change in advances – affiliates	—	1,331	(43)	—	(1,288)	—
Other, net	—	(17)	11	—	—	(6)

Cash used in financing activities	(864)	(174)	(1,225)	—	998	(1,265)

Cash flows – investing activities:
Capital expenditures and nuclear fuel purchases	—	—	(908)	—	—	(908)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	207	—	—	207
Investments in nuclear decommissioning trust fund securities	—	—	(223)	—	—	(223)
Change in advances – affiliates	(299)	(700)	(2,540)	(26)	1,287	(2,278)
Other, net	(69)	(241)	15	—	—	(295)

Cash used in investing activities	(368)	(941)	(3,449)	(26)	1,287	(3,497)

Net change in cash and cash equivalents	—	—	(5)	—	—	(5)
Cash and cash equivalents – beginning balance	—	—	12	—	—	12

Cash and cash equivalents – ending balance	$—	$—	$7	$—	$—	$7

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

TCEH FINANCE, INC.

10.25% Senior Notes due 2015

10.25% Senior Notes due 2015, Series B

10.50%/11.25% Senior Toggle Notes due 2016

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The registration rights agreement relating to the securities of the registrants being registered hereby provides that the Issuer will bear all expenses in connection with the performance of its obligations relating to the market-making activities of the Market Maker and its affiliates. These expenses include printer expenses and legal and accounting fees in an approximate aggregate amount of $100,000.

Item 14.	Indemnification of Directors and Officers.

Energy Future Holdings Corp.

Energy Future Holdings Corp. (“EFH Corp.”), the parent of Texas Competitive Electric Holdings LLC (“TCEH”) and TCEH Finance, Inc., is a corporation formed under the Texas Business Organizations Code (the “TBOC”).

TBOC

Section 8.051 of the TBOC states that: (a) An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. (b) A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 states that (a) On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity. (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.101 states that (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

Section 8.102 states that (a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

Restated Certificate of Formation of EFH Corp.

Article IX of the Restated Certificate of Formation of EFH Corp. provides as follows:

1. Right to Indemnification. Subject to the limitations and conditions as provided in this Article IX, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article IX shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article IX shall be deemed contract rights, and no amendment, modification or repeal of this Article IX shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article IX could involve indemnification for negligence or under theories of strict liability.

2. Advancement of Expenses. The right to indemnification conferred in this Article IX shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such indemnified person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article IX and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article IX or if such indemnification is prohibited by applicable law.

3. Indemnification of Employees and Agents. The Corporation, by adoption of a resolution by the board of directors or a duly appointed committee of the board of directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article IX; and the Corporation, by adoption of a resolution by the board of directors or a duly appointed committee of the board of directors, may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to directors and officers under this Article IX.

4. Appearance as a Witness. Notwithstanding any other provision of this Article IX, the Corporation may pay or reimburse expenses incurred by a director, officer, employee, agent or other person in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

5. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to this Article IX may have or hereafter acquire under any law (common or statutory), provision of this certificate of formation or the bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

6. Insurance. The Corporation may purchase, procure, establish and maintain, at its expense, insurance or another arrangement to indemnify or hold harmless, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article IX.

7. Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article IX as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

For purposes of this Article IX, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, limited liability company, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer, manager, member or employee of the Corporation which imposes duties on, or involves services by, such director, officer, manager, member or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

Article X of the Restated Certificate of Formation of EFH Corp. provides as follows:

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable under applicable law for:

(a) a breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of the law;

(c) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

(d) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

If the TBOC is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

Amended and Restated Bylaws of Energy Future Holdings Corp.

Section 15 of the Amended and Restated Bylaws of EFH Corp. provides as follows:

Without further specific approval of the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary, to the fullest extent permitted by the laws of the State of Texas, including without limitation Chapter 8 of the Texas Business Organizations Code or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person’s service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Organizations Code. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 15 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification.

Certain Other Arrangements

EFH Corp. maintains a directors’ and officers’ liability insurance policy that covers the directors and officers of each of the registrants in amounts that EFH Corp. believes are customary for companies similarly situated, including for liabilities in connection with the registration, offering and sale of the notes.

In addition, pursuant to the Management Agreement entered into with the members of the Sponsor Group and their affiliates, EFH Corp. has agreed to customary exculpation and indemnification provisions for the benefit of the members of the Sponsor Group, their affiliates, directors, officers and certain other persons. See “Certain Relationships and Related Party Transactions—Management Services Agreement” in the prospectus included in this registration statement.

In addition to indemnification by EFH Corp. pursuant to its Restated Certificate of Formation and its Amended and Restated Bylaws, the directors, officers, managers, members, employees, agents and similar functionaries of the co-registrants are generally also entitled to or may receive, at the discretion of the board of managers or directors of the co-registrants, indemnification and exculpation for certain monetary damages to the extent provided in the co-registrants’ organizational documents or under the statutes under which the co-registrants are organized. Such provisions applicable to TCEH and TCEH Finance are described below.

Texas Competitive Electric Holdings Company LLC

TCEH is a limited liability company formed under the Delaware Limited Liability Company Act (the “DLLCA”).

DLLCA

Section 18-108 of the DLLCA empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

Third Amended and Restated Limited Liability Company Agreement of TCEH

Section 2.06 of the Third Amended and Restated Limited Liability Company Agreement of TCEH provides as follows:

(a) Except as otherwise expressly provided by the Delaware Act, neither any Member nor any Manager shall be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including, without limitation, under a judgment, decree or order of a court, by reason of being a Member or acting as a Manager of the Company.

(b) Each Member shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the General Corporation Law of the State of Delaware.

(c) No Manager or Officer shall be subject in such capacity to any personal liability whatsoever to any Person, other than the Company or any Member, in connection with the assets or the affairs of the Company; and, subject to the provisions of Article XII, all such Persons shall look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company.

(d) The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of the Company or its affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members, Managers or the Officers for liabilities of the Company.

(e) Such protections from personal liability shall apply to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment).

Section 2.07 of the Third Amended and Restated Limited Liability Company Agreement of TCEH provides as follows:

The Company shall be operated in such a manner as the Managers deem reasonable and necessary or appropriate to preserve (a) the limited liability of each of the Members (or their successors) in the Company and (b) the separateness of the Company from the business of each Member of the Company or any other Affiliate thereof.

Article XII of the Third Amended and Restated Limited Liability Company Agreement of TCEH provides as follows:

SECTION 12.01. Right to Indemnification. Subject to the limitations and conditions as provided in this Article XII each Person (for purposes of this Article XII, the term “Person” shall include only natural persons) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereafter a “Proceeding“) , by reason of the fact that such Person, or a Person of whom he or she is the legal representative, is or was a Manager or Officer, or while such Manager or Officer is or was serving at the request of the Company as a member, director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, joint venture, partnership, trust, sole proprietorship, employee benefit plan or other enterprise, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such Person in connection with such Proceeding and indemnification under this Article XII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. It is expressly acknowledged that the indemnification provided in this Article XII could involve indemnification for negligence or under theories of strict liability.

SECTION 12.02. Limitation on Indemnification. Subject to applicable law, notwithstanding any language in this Article XII to the contrary, in no event shall any Person be entitled to indemnification pursuant to this Article XII if it is established or admitted:

(a) in a final judgment of a court of competent jurisdiction; or

(b) by such Person in any affidavit, sworn statement, plea arrangement or other cooperation with any government or regulatory authority that:

(i) the Person’s acts or omissions that would otherwise be subject to indemnification under this Article XII were committed in bad faith or were the result of active and deliberate dishonesty; or

(ii) such Person personally gained a profit to which he or she was not legally entitled with an action or omission that would otherwise be subject to indemnification pursuant to this Article XII.

SECTION 12.03. Advancement of Expenses. The right to indemnification conferred in this Article XII shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding, without any determination as to such Person’s ultimate entitlement to indemnification under, upon receipt of a written affirmation by such Person of such Person’s good faith belief that such Person has met the standard of conduct necessary for indemnification under applicable law and this Article XII and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company under this Article XII or if such indemnification is prohibited by applicable law.

SECTION 12.04. Indemnification of Employees and Agents. The Company by adoption of a resolution by the Board of Managers, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to any Manager or Officer under this Article XII; and the Company, by adoption of a resolution by the Board of Managers, may indemnify and advance expenses to any Person who is or was not a Manager, Officer, employee or agent of the Company but who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of such Person’s status as such to the same extent and subject to the same conditions that the Company may indemnify and pay any advance expenses to any Manager or Officer under this Article XII.

SECTION 12.05. Appearance as a Witness. Notwithstanding any other provision of this Article XII, the Company may pay or reimburse expenses incurred by a Manager, Officer, employee, agent or other Person in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not a named defendant or respondent in the Proceeding.

SECTION 12.06. Nonexclusivity of Rights. The indemnification and advancement and payment of expenses provided by this Article XII shall not be deemed exclusive of any other rights to which a Manager, Officer or other Person indemnified pursuant to this Article XII may have or hereafter acquire under any law (common or statutory), provision of this Agreement, any agreement or otherwise.

SECTION 12.07. Contract Rights. The rights granted pursuant to this Article XII shall be deemed to be contract rights, and no amendment, modification or repeal of this Article XII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

SECTION 12.08. Insurance. The Company may purchase and maintain insurance or another arrangement, at its expense, on behalf of itself or any Person who is or was serving as a Manager, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability, expense or loss under the provisions of this Article XII.

SECTION 12.09. Savings Clause. If this Article XII or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager, Officer or any other Person indemnified pursuant to this Article XII as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or Proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the fullest extent permitted by applicable law.

For purposes of this Article XII, the terms “Company” shall include any predecessor of the Company and any constituent entity (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the terms “other enterprise” shall include any corporation, limited liability company, partnership, joint venture, trust or employee benefit plan; service “at the request of the Company” shall include service as an Officer, Manager, Member or employee of the Company which imposes duties on, or involves services by, such Officer, Manager, Member or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a Person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a Person with respect to an employee benefit plan which such Person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.

TCEH Finance, Inc.

TCEH Finance, Inc. is a Delaware corporation formed under the Delaware General Corporation Law (the “DGCL”).

DGCL

Section 145 of the grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Certificate of Incorporation of TCEH Finance, Inc.

The eighth article of the certificate of incorporation of TCEH Finance, Inc. provides as follows:

EIGHTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibits	Previously Filed* With File Number	As Exhibit
(3)	Articles of Incorporation and By-laws

3(a)	333-153529 Form S-4 (filed September 17, 2008)	3(b)	—	Second Amended and Restated Articles of Incorporation of Energy Future Competitive Holdings Company (formerly known as TXU US Holdings Company)

3(b)	333-153529 Form S-4 (filed September 17, 2008)	3(e)	—	Restated Bylaws of Energy Future Competitive Holdings Company (formerly known as TXU US Holdings Company)

3(c)	333-108876 Form S-4 (filed September 17, 2003)	3(a)	—	Certificate of Formation of Texas Competitive Electric Holdings Company LLC (formerly known as TXU Energy Company LLC)

3(d)	333-153700 Form S-4 (filed September 26, 2008)	3(d)	—	Certificate of Amendment of Certificate of Formation of Texas Competitive Electric Holdings Company LLC (formerly known as TXU Energy Company LLC)

3(e)	333-108876 Form 10-Q (Quarter ended September 30, 2006) (filed November 14, 2006)	3(a)	—	Third Amended and Restated Limited Liability Company Agreement of Texas Competitive Electric Holdings Company LLC (formerly known as TXU Energy Company LLC)

3(f)	333-153700 Form S-4 (filed September 26, 2008)	3(f)	—	Certificate of Incorporation of TCEH Finance, Inc.

3(g)	333-153700 Form S-4 (filed September 26, 2008)	3(g)	—	Bylaws of TCEH Finance, Inc.

3(h)	333-153700 Form S-4 (filed September 26, 2008)	3(h)	—	Certificate of Formation of Big Brown 3 Power Company LLC

3(i)	333-153700 Form S-4 (filed September 26, 2008)	3(i)	—	Limited Liability Company Agreement of Big Brown 3 Power Company LLC

3(j)	333-153700 Form S-4 (filed September 26, 2008)	3(j)	—	Certificate of Formation of Big Brown Lignite Company LLC

3(k)	333-153700 Form S-4 (filed September 26, 2008)	3(k)	—	Limited Liability Company Agreement of Big Brown Lignite Company LLC

3(l)	333-153700 Form S-4 (filed September 26, 2008)	3(l)	—	Certificate of Formation of Big Brown Power Company LLC

3(m)	333-153700 Form S-4 (filed September 26, 2008)	3(m)	—	Limited Liability Company Agreement of Big Brown Power Company LLC

Exhibits	Previously Filed* With File Number	As Exhibit
3(n)	333-153700 Form S-4 (filed September 26, 2008)	3(n)	—	Certificate of Formation of Collin Power Company LLC (formerly TXU Collin Company LLC)

3(o)	333-153700 Form S-4 (filed September 26, 2008)	3(o)	—	Limited Liability Company Agreement of Collin Power Company LLC (formerly TXU Collin Company LLC)

3(p)	333-153700 Form S-4 (filed September 26, 2008)	3(p)	—	Certificate of Formation of Decordova Power Company LLC

3(q)	333-153700 Form S-4 (filed September 26, 2008)	3(q)	—	Limited Liability Company Agreement of Decordova Power Company LLC

3(r)	333-153700 Form S-4 (filed September 26, 2008)	3(r)	—	Certificate of Formation of DFW Midstream Services LLC

3(s)	333-153700 Form S-4 (filed September 26, 2008)	3(s)	—	Limited Liability Company Agreement of DFW Midstream Services LLC

3(t)	333-153700 Form S-4 (filed September 26, 2008)	3(t)	—	Certificate of Formation of Generation MT Company LLC (formerly TXU Generation Management Company LLC)

3(u)	333-153700 Form S-4 (filed September 26, 2008)	3(u)	—	Limited Liability Company Agreement of Generation MT Company LLC (formerly TXU Generation Management Company LLC)

3(v)	333-153700 Form S-4 (filed September 26, 2008)	3(v)	—	Articles of Incorporation of Generation SVC Company (formerly known as TXU Generation Services Company)

3(w)	333-153700 Form S-4 (filed September 26, 2008)	3(w)	—	Bylaws of Generation SVC Company (formerly known as TXU Generation Services Company)

3(x)	333-153700 Form S-4 (filed September 26, 2008)	3(x)	—	Certificate of Formation of Lake Creek 3 Power Company LLC

3(y)	333-153700 Form S-4 (filed September 26, 2008)	3(y)	—	Limited Liability Company Agreement of Lake Creek 3 Power Company LLC

3(z)	333-153700 Form S-4 (filed September 26, 2008)	3(z)	—	Certificate of Formation of Luminant Big Brown Mining Company LLC

3(aa)	333-153700 Form S-4 (filed September 26, 2008)	3(aa)	—	Limited Liability Company Agreement of Luminant Big Brown Mining Company LLC

Exhibits	Previously Filed* With File Number	As Exhibit
3(bb)	333-153700 Form S-4 (filed September 26, 2008)	3(bb)	—	Certificate of Formation of Luminant Energy Company LLC

3(cc)	333-153700 Form S-4 (filed September 26, 2008)	3(cc)	—	Limited Liability Company Agreement of Luminant Energy Company LLC

3(dd)	333-153700 Form S-4 (filed September 26, 2008)	3(dd)	—	Certificate of Incorporation of Luminant Energy Services Company (formerly known as TXU Wholesale Services Company)

3(ee)	333-153700 Form S-4 (filed September 26, 2008)	3(ee)	—	Bylaws of Luminant Energy Services Company (formerly known as TXU Wholesale Services Company)

3(ff)	333-153700 Form S-4 (filed September 26, 2008)	3(ff)	—	Articles of Incorporation of Luminant Energy Trading California Company (formerly known as TXU Energy Trading (California) Company, successor to Enserch Energy Services Trading Company)

3(gg)	333-153700 Form S-4 (filed September 26, 2008)	3(gg)	—	Restated Bylaws of Luminant Energy Trading California Company (formerly known as TXU Energy Trading (California) Company, successor to Enserch Energy Services Trading Company)

3(hh)	333-153700 Form S-4 (filed September 26, 2008)	3(hh)	—	Articles of Incorporation of Luminant ET Services Company (formerly known as TXU ET Services Company)

3(ii)	333-153700 Form S-4 (filed September 26, 2008)	3(ii)	—	Bylaws of Luminant ET Services Company (formerly known as TXU ET Services Company)

3(jj)	333-153700 Form S-4 (filed September 26, 2008)	3(jj)	—	Certificate of Formation of Luminant Generation Company LLC

3(kk)	333-153700 Form S-4 (filed September 26, 2008)	3(kk)	—	Limited Liability Company Agreement of Luminant Generation Company LLC

3(ll)	333-153700 Form S-4 (filed September 26, 2008)	3(ll)	—	Certificate of Formation of Luminant Holding Company LLC (formerly known as Luminant Energy Investment Company LLC, successor to TXU Energy Retail Investment Merger Company Two LLC)

3(mm)	333-153700 Form S-4 (filed September 26, 2008)	3(mm)	—	Second Amended and Restated Limited Liability Company Agreement of Luminant Holding Company LLC (formerly known as Luminant Energy Investment Company LLC, successor to TXU Energy Retail Investment Merger Company Two LLC)

3(nn)	333-153700 Form S-4 (filed September 26, 2008)	3(nn)	—	Certificate of Formation of Luminant Mineral Development Company LLC

Exhibits	Previously Filed* With File Number	As Exhibit
3(oo)	333-153700 Form S-4 (filed September 26, 2008)	3(oo)	—	Limited Liability Company Agreement of Luminant Mineral Development Company LLC

3(pp)	333-153700 Form S-4 (filed September 26, 2008)	3(pp)	—	Certificate of Formation of Luminant Mining Company LLC

3(qq)	333-153700 Form S-4 (filed September 26, 2008)	3(qq)	—	Limited Liability Company Agreement of Luminant Mining Company LLC

3(rr)	333-153700 Form S-4 (filed September 26, 2008)	3(rr)	—	Certificate of Incorporation of Luminant Mining Services Company (formerly known as TXU Mining Services Company)

3(ss)	333-153700 Form S-4 (filed September 26, 2008)	3(ss)	—	Bylaws of Luminant Mining Services Company (formerly known as TXU Mining Company LLC)

3(tt)	333-153700 Form S-4 (filed September 26, 2008)	3(tt)	—	Certificate of Incorporation of Luminant Power Services Company (formerly known as TXU Power Services Company)

3(uu)	333-153700 Form S-4 (filed September 26, 2008)	3(uu)	—	Bylaws of Luminant Power Services Company (formerly known as TXU Power Services Company)

3(vv)	333-153700 Form S-4 (filed September 26, 2008)	3(vv)	—	Certificate of Formation of Luminant Renewables Company LLC

3(ww)	333-153700 Form S-4 (filed September 26, 2008)	3(ww)	—	Limited Liability Company Agreement of Luminant Renewables Company LLC

3(xx)	333-153700 Form S-4 (filed September 26, 2008)	3(xx)	—	Certificate of Formation of Martin Lake 4 Power Company LLC

3(yy)	333-153700 Form S-4 (filed September 26, 2008)	3(yy)	—	Limited Liability Company Agreement of Martin Lake 4 Power Company LLC

3(zz)	333-153700 Form S-4 (filed September 26, 2008)	3(zz)	—	Certificate of Formation of Monticello 4 Power Company LLC

3(aaa)	333-153700 Form S-4 (filed September 26, 2008)	3(aaa)	—	Limited Liability Company Agreement of Monticello 4 Power Company LLC

3(bbb)	333-153700 Form S-4 (filed September 26, 2008)	3(bbb)	—	Certificate of Formation of Morgan Creek 7 Power Company LLC

Exhibits	Previously Filed* With File Number	As Exhibit
3(ccc)	333-153700 Form S-4 (filed September 26, 2008)	3(ccc)	—	Limited Liability Company Agreement of Morgan Creek 7 Power Company LLC

3(ddd)	333-153700 Form S-4 (filed September 26, 2008)	3(ddd)	—	Certificate of Formation of NCA Resources Development Company LLC

3(eee)	333-153700 Form S-4 (filed September 26, 2008)	3(eee)	—	Limited Liability Company Agreement of NCA Resources Development Company LLC

3(fff)	333-153700 Form S-4 (filed September 26, 2008)	3(fff)	—	Certificate of Formation of Oak Grove Management Company LLC

3(ggg)	333-153700 Form S-4 (filed September 26, 2008)	3(ggg)	—	Limited Liability Company Agreement of Oak Grove Management Company LLC

3(hhh)	333-153700 Form S-4 (filed September 26, 2008)	3(hhh)	—	Certificate of Formation of Oak Grove Mining Company LLC

3(iii)	333-153700 Form S-4 (filed September 26, 2008)	3(iii)	—	Limited Liability Company Agreement of Oak Grove Mining Company LLC

3(jjj)	333-153700 Form S-4 (filed September 26, 2008)	3(jjj)	—	Certificate of Formation of Oak Grove Power Company LLC

3(kkk)	333-153700 Form S-4 (filed September 26, 2008)	3(kkk)	—	Limited Liability Company Agreement of Oak Grove Power Company LLC

3(lll)	333-153700 Form S-4 (filed September 26, 2008)	3(lll)	—	Certificate of Formation of Sandow Power Company LLC

3(mmm)	333-153700 Form S-4 (filed September 26, 2008)	3(mmm)	—	Limited Liability Company Agreement of Sandow Power Company LLC

3(nnn)	333-153700 Form S-4 (filed September 26, 2008)	3(nnn)	—	Certificate of Formation of Tradinghouse 3 & 4 Power Company LLC

3(ooo)	333-153700 Form S-4 (filed September 26, 2008)	3(ooo)	—	Limited Liability Company Agreement of Tradinghouse 3 & 4 Power Company LLC

3(ppp)	333-153700 Form S-4 (filed September 26, 2008)	3(ppp)	—	Certificate of Formation of Tradinghouse Power Company LLC

Exhibits	Previously Filed* With File Number	As Exhibit
3(qqq)	333-153700 Form S-4 (filed September 26, 2008)	3(qqq)	—	Limited Liability Company Agreement of Tradinghouse Power Company LLC

3(rrr)	333-153700 Form S-4 (filed September 26, 2008)	3(rrr)	—	Articles of Incorporation of TXU Chilled Water Solutions Company (formerly known as Texas Utilities Chilled Water Solutions Inc.)

3(sss)	333-153700 Form S-4 (filed September 26, 2008)	3(sss)	—	Bylaws of TXU Chilled Water Solutions Company (formerly known as Texas Utilities Chilled Water Solutions Company Inc.)

3(ttt)	333-153700 Form S-4 (filed September 26, 2008)	3(ttt)	—	Certificate of Formation of TXU Energy Retail Company LLC

3(uuu)	333-153700 Form S-4 (filed September 26, 2008)	3(uuu)	—	Limited Liability Company Agreement of TXU Energy Retail Company LLC

3(vvv)	333-153700 Form S-4 (filed September 26, 2008)	3(vvv)	—	Certificate of Formation of TXU Energy Retail Management Company LLC

3(www)	333-153700 Form S-4 (filed September 26, 2008)	3(www)	—	Limited Liability Company Agreement of TXU Energy Retail Management Company LLC

3(xxx)	333-153700 Form S-4 (filed September 26, 2008)	3(xxx)	—	Certificate of Formation of TXU Energy Solutions Company LLC

3(yyy)	333-153700 Form S-4 (filed September 26, 2008)	3(yyy)	—	Limited Liability Company Agreement of TXU Energy Solutions Company LLC

3(zzz)	333-153700 Form S-4 (filed September 26, 2008)	3(zzz)	—	Certificate of Incorporation of TXU Retail Services Company

3(aaaa)	333-153700 Form S-4 (filed September 26, 2008)	3(aaaa)	—	Bylaws of TXU Retail Services Company

3(bbbb)	333-153700 Form S-4 (filed September 26, 2008)	3(bbbb)	—	Certificate of Incorporation of TXU SEM Company (formerly known as Texas Utilities SEM, Inc.)

3(cccc)	333-153700 Form S-4 (filed September 26, 2008)	3(cccc)	—	Amended and Restated Bylaws of TXU SEM Company (formerly known as Texas Utilities SEM, Inc.)

3(dddd)	333-153700 Form S-4 (filed September 26, 2008)	3(dddd)	—	Articles of Organization of TXU SESCO Company LLC

Exhibits	Previously Filed* With File Number	As Exhibit
3(eeee)	333-153700 Form S-4 (filed September 26, 2008)	3(eeee)	—	Amended and Restated Limited Liability Company Agreement of TXU SESCO Company LLC

3(ffff)	333-153700 Form S-4 (filed September 26, 2008)	3(ffff)	—	Articles of Incorporation of TXU SESCO Energy Services Company

3(gggg)	333-153700 Form S-4 (filed September 26, 2008)	3(gggg)	—	Bylaws of TXU SESCO Energy Services Company

3(hhhh)	333-153700 Form S-4 (filed September 26, 2008)	3(hhhh)	—	Certificate of Formation of Valley NG Power Company LLC (formerly known as TXU Valley Company LLC)

3(iiii)	333-153700 Form S-4 (filed September 26, 2008)	3(iiii)	—	Limited Liability Company Agreement of Valley NG Power Company LLC (formerly known as TXU Valley Company LLC)

3(jjjj)	333-153700 Form S-4 (filed September 26, 2008)	3(jjjj)	—	Certificate of Formation of Valley Power Company LLC

3(kkkk)	333-153700 Form S-4 (filed September 26, 2008)	3(kkkk)	—	Limited Liability Company Agreement of Valley Power Company LLC

3(llll)	333-153700 Form S-4 (filed September 26, 2008)	3(llll)	—	Articles of Organization of Wichita/Victory Ave., LLC

3(mmmm)	333-153700 Form S-4 (filed September 26, 2008)	3(mmmm)	—	Limited Liability Company Agreement of Wichita/Victory Ave., LLC

(4)	Instruments Defining the Rights of Security Holders, Including Indentures**

Energy Future Holdings Corp.

4(a)	1-12833 Form 8-K (filed October 31, 2007)	4.1	—	Indenture, dated as of October 31, 2007, relating to Energy Future Holdings Corp.’s 10.25% Senior Notes due 2015 and 10.50%/11.25% Senior Toggle Notes due 2016

Texas Competitive Electric Holdings Company LLC

4(b)	333-108876 Form S-4 (filed September 17, 2003)	4(a)	—	Indenture (For Unsecured Debt Securities), dated as of March 1, 2003, between Texas Competitive Electric Holdings Company LLC (formerly known as TXU Energy Company LLC) and The Bank of New York Mellon

4(c)	333-108876 Form S-4 (filed September 17, 2003)	4(b)	—	Officer’s Certificate, dated March 11, 2003, establishing the terms of Texas Competitive Electric Holdings Company LLC’s 6.125% Senior Notes due 2008 and 7.000% Senior Notes due 2013

Exhibits	Previously Filed* With File Number	As Exhibit
4(d)	333-108876 Form 8-K (filed October 31, 2007)	4.2	—	Indenture, dated as of October 31, 2007, relating to Texas Competitive Electric Holdings Company LLC’s and TCEH Finance, Inc.’s 10.25% Senior Notes due 2015

4(e)	1-12833 Form 8-K (filed December 12, 2007)	4.1	—	First Supplemental Indenture, dated as of December 6, 2007, to Indenture, dated as of October 31, 2007, relating to Texas Competitive Electric Holdings Company LLC’s and TCEH Finance, Inc.’s 10.25% Senior Notes due 2015, Series B, and 10.50%/11.25% Senior Toggle Notes due 2016

(5)	Opinion re Legality

5(a)	333-157057 Form S-1 (filed January 30, 2009)	5(a)	—	Opinion of Andrew M. Wright, Vice President and Associate General Counsel of EFH Corporate Services Company

(10)	Material Contracts

Management Contracts; Compensatory Plans, Contracts and Arrangements

10(a)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(a)	—	2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates

10(b)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(b)	—	Registration Rights Agreement by and among Texas Energy Future Holdings Limited Partnership, Energy Future Holdings Corp. and the stockholders party thereto

10(c)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(f)	—	Energy Future Holdings Corp. Non-employee Director Compensation Arrangements

10(d)	1-12833 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	10(a)	—	Form of Stockholder’s Agreement (for Directors), by and among Energy Future Holdings Corp., Texas Energy Future Holdings Limited Partnership and the stockholder party thereto

10(e)	1-12833 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	10(b)	—	Form of Sale Participation Agreement (for Directors), by and between Texas Energy Future Holdings Limited Partnership and the stockholder party thereto

Exhibits	Previously Filed* With File Number	As Exhibit
10(f)	1-12833 Form 10-K (2008) (filed March 3, 2009)	10(i)	—	EFH Executive Annual Incentive Plan, as amended and restated effective as of January 1, 2008

10(g)	333-153529 Amendment No. 2 to Form S-4 (filed December 23, 2008)	10(l)	—	EFH Salary Deferral Program, as amended and restated, effective October 10, 2007

10(h)	1-12833 Form 8-K (filed May 23, 2005)	10.7	—	Energy Future Holdings Corp. 2005 Executive Severance Plan

10(i)	333-153529 Amendment No. 2 to Form S-4 (filed December 23, 2008)	10(n)	—	Amendment to the Energy Future Holdings Corp. 2005 Executive Severance Plan and Summary Plan Description

10(j)	1-12833 Form 8-K (filed May 23, 2005)	10.6	—	Energy Future Holdings Corp. Executive Change in Control Policy

10(k)	333-153529 Amendment No. 2 to Form S-4 (filed December 23, 2008)	10(p)	—	Amendment to the Energy Future Holdings Corp. Executive Change in Control Policy

10(l)	1-12833 Form 10-K (2005) (filed March 6, 2006)	10(gg)	—	EFH Split Dollar Life Insurance Program, as amended and restated, executed March 2, 2006, effective as of May 20, 2005

10(m)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(n)	—	Amendment to the EFH Split Dollar Life Insurance Program, effective as of October 10, 2007

10(n)	1-12833 Form 10-K (2008) (filed March 3, 2009)	10(q)	—	EFH Second Supplemental Retirement Plan, as amended and restated, effective as of October 10, 2007

10(o)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(p)	—	Employment Agreement, dated January 6, 2008, by and between John F. Young and Energy Future Holdings Corp.

10(p)	1-12833 Form 10-Q (Quarter ended June 30, 2008) (filed August 14, 2008)	10(e)	—	Form of Non-Qualified Stock Option Agreement (For Executive Officers)

10(q)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(q)	—	Energy Future Holdings Corp. Key Employee Non-Qualified Stock Option Agreement, dated as of February 1, 2008, by and between John F. Young and Energy Future Holdings Corp.

Exhibits	Previously Filed* With File Number	As Exhibit
10(r)	1-12833 Form 10-Q (Quarter ended June 30, 2008) (filed August 14, 2008)	10(f)	—	Form of Management Stockholder’s Agreement (For Executive Officers)

10(s)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(r)	—	Management Stockholder’s Agreement, dated as of February 1, 2008, by and among John F. Young, Texas Energy Future Holdings Limited Partnership and Energy Future Holdings Corp.

10(t)	1-12833 Form 10-Q (Quarter ended June 30, 2008) (filed August 14, 2008)	10(g)	—	Form of Sale Participation Agreement (For Executive Officers)

10(u)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(s)	—	Sale Participation Agreement, dated as of February 1, 2008, by and between John F. Young and Texas Energy Future Holdings Limited Partnership

10(v)	1-12833 Form 10-K (2008) (filed March 3, 2009)	10(y)	—	Amended and Restated Employment Agreement, dated as of July 1, 2008, by and between Paul M. Keglevic and Energy Future Holdings Corp.

10(w)	1-12833 Form 10-Q (2004) (filed March 16, 2005)	10(l)	—	Employment Agreement, dated May 9, 2008, by and among David Campbell, Energy Future Holdings Corp. and Luminant Holding Company LLC

10(x)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(y)	—	Additional Payment Agreement, dated October 10, 2007, by and among David Campbell, Energy Future Holdings Corp., Texas Energy Future Holdings Limited Partnership and Texas Competitive Electric Holdings Company LLC

10(y)	1-12833 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	10(i)	—	Employment Agreement, dated May 9, 2008, by and among Michael Greene, Energy Future Holdings Corp. and Luminant Holding Company LLC

10(z)	1-12833 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	10(h)	—	Employment Agreement, dated May 9, 2008, by and between Rob Walters and Energy Future Holdings Corp.

10(aa)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(bb)	—	Severance and Release Agreement, dated March 31, 2008 by and between David P. Poole and Energy Future Holdings Corp.

Exhibits	Previously Filed* With File Number	As Exhibit
10(bb)	1-12833 Form 8-K (filed June 6, 2008)	10.2	—	Amended and Restated Employment Agreement, dated June 6, 2008, by and among Luminant Holding Company LLC, EFH Corp. and Michael McCall

10(cc)	1-12833 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	10(p)	—	Amended and Restated Employment Agreement, dated May 9, 2008, by and among James Burke, Energy Future Holdings Corp. and TXU Energy Retail Company LLC

10(dd)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(ff)	—	Additional Payment Agreement, dated October 10, 2007, by and among James Burke, Energy Future Holdings Corp., Texas Energy Future Holdings Limited Partnership and Texas Competitive Electric Holdings Company LLC

10(ee)	1-12833 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	10(k)	—	Employment Agreement, dated May 9, 2008, by and among Charles R. Enze, Energy Future Holdings Corp. and Luminant Holding Company LLC

10(ff)	1-12833 Form 10-Q (Quarter ended June 30, 2008) (filed August 14, 2008)	10(a)	—	Employment Agreement, dated May 23, 2008, by and between M. Rizwan Chand and Energy Future Holdings Corp.

10(gg)	1-12833 Form 10-K (2008) (filed March 3, 2009)	10(ii)		Amended and Restated Employment Agreement, dated July 7, 2008, by and between Luminant Holding Company LLC, Energy Future Holdings Corp. and Mark Allen McFarland

10(hh)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(nn)	—	Deferred Share Agreement, dated October 9, 2007, by and between James Burke and Texas Energy Future Holdings Limited Partnership

10(ii)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(oo)	—	Deferred Share Agreement, dated October 9, 2007 by and between Charles Enze and Texas Energy Future Holdings Limited Partnership

Exhibits	Previously Filed* With File Number	As Exhibit
10(jj)	1-12833 Form 10-K (2008) (filed March 3, 2009)	10(mm)	—	Employment Arrangement between Mike Blevins and Luminant Holding Company LLC

10(kk)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(qq)	—	Deferred Share Agreement, dated October 9, 2007, by and between Michael Greene and Texas Energy Future Holdings Limited Partnership

10(ll)	1-12833 Form S-1 (filed January 29, 2009)	10(kk)	—	Severance and Release Agreement, dated January 15, 2009, by and among Luminant Holding Company LLC, EFH Corp. and Michael McCall

Credit Agreements

10(mm)	1-12833 Form 10-Q (Quarter ended September 30, 2007) (filed November 14, 2007)	10.C	—	$24,500,000,000 Credit Agreement, dated as of October 10, 2007, among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, as the borrower, the several lenders from time to time parties thereto, Citibank, N.A., as administrative agent, collateral agent, swingline lender, revolving letter of credit issuer and deposit letter of credit issuer, Goldman Sachs Credit Partners L.P., as posting agent, posting syndication agent and posting documentation agent, J. Aron & Company, as posting calculation agent, JPMorgan Chase Bank, N.A., as syndication agent and revolving letter of credit issuer, Credit Suisse, Goldman Sachs Credit Partners L.P., Lehman Commercial Paper Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., Morgan Stanley Senior Funding, Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and bookrunners, and Goldman Sachs Credit Partners L.P., as posting lead arranger and bookrunner

10(nn)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(ss)	—	Guarantee Agreement, dated as of October 10, 2007, by the guarantors party thereto in favor of Citibank, N.A., as collateral agent for the benefit of the secured parties under the $24,500,000,000 Credit Agreement

10(oo)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(tt)	—	Pledge Agreement, dated as of October 10, 2007, among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, the subsidiary pledgors party thereto, and Citibank, N.A., as collateral agent for the benefit of the secured parties under the $24,500,000,000 Credit Agreement

10(pp)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(uu)	—	Security Agreement, dated as of October 10, 2007, among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, the subsidiary grantors party thereto, and Citibank, N.A., as collateral agent for the benefit of the secured parties under the $24,500,000,000 Credit Agreement

Exhibits	Previously Filed* With File Number	As Exhibit
10(qq)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(vv)	—	Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to Fidelity National Title Insurance Company, as Trustee, for the benefit of Citibank, N.A., as Beneficiary

10(rr)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(ww)	—	Collateral Agency and Intercreditor Agreement, dated as of October 10, 2007, among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, the subsidiary guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, Lehman Brothers Commodity Services Inc., J. Aron & Company, Morgan Stanley Capital Group Inc., Citigroup energy Inc., and each other secured commodity hedge counterparty from time to time party thereto, and any other person that becomes a secured party pursuant thereto

Other Material Contracts

10(ss)	1-12833 Form 10-Q (Quarter ended June 30, 2004) (filed August 6, 2004)	10(m)	—	Master Framework Agreement, dated May 17, 2004, by and between Texas Competitive Electric Holdings Company LLC and CapGemini Energy LP

10(tt)	1-12833 Form 10-K (2003) (filed March 15, 2004)	10(qq)	—	Lease Agreement, dated as of February 14, 2002, between State Street Bank and Trust Company of Connecticut, National Association, as owner trustee of ZSF/Dallas Tower Trust, a Delaware grantor trust, as Lessor and EFH Properties Company, a Texas corporation, as Lessee (Energy Plaza Property)

10(uu)	1-12833 Form 10-Q (Quarter ended June 30, 2007) (filed August 9, 2007)	10.1	—	First Amendment to Lease Agreement, dated as of June 1, 2007, between U.S. Bank, N.A. (as successor-in-interest to State Street Bank and Trust Company of Connecticut, National Association), as owner trustee of ZSF/Dallas Tower Trust, a Delaware grantor trust, as Lessor, and EFH Properties Company, a Texas corporation, as Lessee (Energy Plaza Property)

10(vv)	1-12833 Form 10-Q (Quarter ended June 30, 2007) (filed August 9, 2007)	10.2	—	Amended and Restated Engineering, Procurement and Construction Agreement, dated as of June 8, 2007, between Oak Grove Management Company LLC, a Delaware limited liability company and a wholly-owned, direct subsidiary of Texas Competitive Holdings Company LLC, and Fluor Enterprises, Inc., a California corporation (confidential treatment has been requested for portions of this exhibit)

10(ww)	1-12833 Form 10-Q (Quarter ended September 30, 2007) (filed November 14, 2007)	10.B	—	Engineering, Procurement and Construction Agreement, dated as of May 26, 2006, between Texas Competitive Electric Holdings Company LLC (as successor-in-interest to EFC Holdings) and Bechtel Power Corporation (confidential treatment has been requested for portions of this exhibit)

10(xx)	1-12833 Form 10-K (2006) (filed March 2, 2007)	10(iii)	—	Amended and Restated Transaction Confirmation by Generation Development Company LLC (formerly known as TXU Generation Development Company LLC), dated February 2007 (subsequently assigned to Texas Competitive Electric Holdings Company LLC on October 10, 2007) (confidential treatment has been requested for portions of this exhibit)

Exhibits	Previously Filed* With File Number	As Exhibit

10(yy)	1-12833 Form 10-K (2006) (filed March 2, 2007)	10(jjj)	—	Transaction Confirmation by Generation Development Company LLC, dated February 2007 (subsequently assigned to Texas Competitive Electric Holdings Company LLC on October 10, 2007) (confidential treatment has been requested for portions of this exhibit)

10(zz)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(sss)	—	ISDA Master Agreement, dated as of October 25, 2007, between Texas Competitive Electric Holdings Company LLC and Goldman Sachs Capital Markets, L.P.

10(aaa)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(ttt)	—	Schedule to the ISDA Master Agreement, dated as of October 25, 2007, between Texas Competitive Electric Holdings Company LLC and Goldman Sachs Capital Markets, L.P.

10(bbb)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(uuu)	—	Form of Confirmation between Texas Competitive Electric Holdings Company LLC and Goldman Sachs Capital Markets, L.P.

10(ccc)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(vvv)	—	ISDA Master Agreement, dated as of October 29, 2007, between Texas Competitive Electric Holdings Company LLC and Credit Suisse International

10(ddd)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(www)	—	Schedule to the ISDA Master Agreement, dated as of October 29, 2007, between Texas Competitive Electric Holdings Company LLC and Credit Suisse International

10(eee)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(xxx)	—	Form of Confirmation between Texas Competitive Electric Holdings Company LLC and Credit Suisse International

(12)	Statement Regarding Computation of Ratios

12(a)	333-153700 Form 10-K (2008) (filed March [ ], 2009)	12(a)	—	Computation of Ratio of Earnings to Fixed Charges, and Ratio of Earnings to Combined Fixed Charges and Preference Dividends

(15)	Letter re Unaudited Interim Financial Information

15(a)			—	Letter of Deloitte & Touche LLP, an independent registered public accounting firm

(21)	Subsidiaries of the Registrant

21(a)	333-153700 Form S-4 (filed September 26, 2008)	21(a)	—	Subsidiaries of Energy Future Competitive Holdings Company

(23)	Consents of Experts and Counsel

23(a)			—	Consent of Andrew M. Wright (included as part of the opinion filed as Exhibit 5(a) hereto)

23(b)			—	Consent of Deloitte & Touche LLP, an independent registered public accounting firm

Exhibits	Previously Filed* With File Number	As Exhibit
(24)	Power of Attorney

24(a)			—	Powers of Attorney (included in signature pages of this Registration Statement

(25)	Statement of Eligibility of Trustee

25(a)	333-153700 Form S-4 (filed September 26, 2008)	25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture governing the 10.25% Senior Notes due 2015 and Guarantees thereof

25(b)	333-153700 Form S-4 (filed September 26, 2008)	25(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture governing the 10.25% Senior Notes due 2015, Series B and Guarantees thereof

25(c)	333-153700 Form S-4 (filed September 26, 2008)	25(c)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture governing the 10.50%/11.25% Senior Toggle Notes due 2016 and Guarantees thereof

(99)	Additional Exhibits

99(a)	Post-Effective Amendment No. 1 to 33-55408 Form S-3 (filed July, 1993)	99(b)	—	Amended Agreement dated as of January 30, 1990, between Energy Future Competitive Holdings Company (formerly known as Texas Utilities Electric Company) and Tex-La Electric Cooperative of Texas, Inc.

*	Incorporated herein by reference
**	Certain instruments defining the rights of holders of long-term debt of the registrant’s subsidiaries included in the financial statements filed herewith have been omitted because the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the registrant and its subsidiaries on a consolidated basis. Registrant hereby agrees, upon request of the SEC, to furnish a copy of any such omitted instrument.

(b) Financial Statement Schedules

None.

Item 17.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 11A or 12 of this Form S-1, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer	June 9, 2009
John F. Young

/S/ PAUL M. KEGLEVIC	Executive Vice President and Chief Financial Officer	June 9, 2009
Paul M. Keglevic

/S/ STANLEY J. SZLAUDERBACH	Senior Vice President and Controller	June 9, 2009
Stanley J. Szlauderbach	(Principal Accounting Officer)

*	Manager	June 9, 2009
Frederick M. Goltz

*	Manager	June 9, 2009
Scott Lebovitz

*	Manager	June 9, 2009
Michael MacDougall

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

TCEH FINANCE, INC.

By:	/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer and Director	June 9, 2009
John F. Young

/S/ PAUL M. KEGLEVIC	Executive Vice President and Chief Financial Officer and Director	June 9, 2009
Paul M. Keglevic

/S/ STANLEY J. SZLAUDERBACH	Senior Vice President and Controller (Principal Accounting Officer)	June 9, 2009
Stanley J. Szlauderbach

*By:	/S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	June 9, 2009
John F. Young

/S/ PAUL M. KEGLEVIC	Executive Vice President and Chief Financial Officer	June 9, 2009
Paul M. Keglevic

/S/ STANLEY J. SZLAUDERBACH	Senior Vice President and Controller (Principal Accounting Officer)	June 9, 2009
Stanley J. Szlauderbach

*	Director	June 9, 2009
Frederick M. Goltz

*	Director	June 9, 2009
Scott Lebovitz

*	Director	June 9, 2009
Michael MacDougall

*By:	/S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

DFW MIDSTREAM SERVICES LLC

By:	/s/ BRETT WIGGS
Name:	Brett Wiggs
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BRETT WIGGS	President and Principal Executive Officer	June 9, 2009
Brett Wiggs

/S/ PAUL M. KEGLEVIC	Principal Financial Officer	June 9, 2009
Paul M. Keglevic

/S/ STANLEY J. SZLAUDERBACH	Principal Accounting Officer	June 9, 2009
Stanley J. Szlauderbach

*	Manager	June 9, 2009
David A. Campbell

*	Manager	June 9, 2009
M.A. McFarland

*By:	/S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

TXU ENERGY RETAIL COMPANY LLC

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer and Manager	June 9, 2009
James A. Burke

*	Chief Financial Officer	June 9, 2009
Michael L. Carter

/S/ STANLEY J. SZLAUDERBACH	Senior Vice President and Principal Accounting Officer	June 9, 2009
Stanley J. Szlauderbach

/S/ PAUL M. KEGLEVIC	Manager	June 9, 2009
Paul M. Keglevic

*	Manager	June 9, 2009
Gary Kusin

*	Manager	June 9, 2009
Kenneth Pontarelli

*	Manager	June 9, 2009
Jonathan D. Smidt

*By:	/S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

LUMINANT HOLDING COMPANY LLC

By:	/S/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer and Manager	June 9, 2009
David A. Campbell

*	Senior Vice President and Chief Financial Officer	June 9, 2009
David D. Faranetta

/S/ STANLEY J. SZLAUDERBACH	Senior Vice President and Controller (Principal Accounting Officer)	June 9, 2009
Stanley J. Szlauderbach

*	Manager	June 9, 2009
Frederick M. Goltz

*	Manager	June 9, 2009
Scott Lebovitz

*	Manager	June 9, 2009
Michael MacDougall

*	Manager	June 9, 2009
Dr. Richard Meserve

*	Manager	June 9, 2009
John F. Young

*By:	/S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

LUMINANT ENERGY COMPANY LLC

By:	/S/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer and Manager	June 9, 2009
M.A. McFarland

*	Senior Vice President and Principal Financial Officer	June 9, 2009
David D. Faranetta

/S/ STANLEY J. SZLAUDERBACH	Senior Vice President and Principal Accounting Officer	June 9, 2009
Stanley J. Szlauderbach

/S/ PAUL M. KEGLEVIC	Manager	June 9, 2009
Paul M. Keglevic

*By:	/S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

WICHITA/VICTORY AVE., LLC

By:	/S/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Manager of Luminant Holding Company LLC, managing member of Wichita/Victory Ave., LLC	June 9, 2009
David A. Campbell

*	Senior Vice President and Principal Financial Officer	June 9, 2009
David D. Faranetta

/S/ STANLEY J. SZLAUDERBACH	Senior Vice President and Principal Accounting Officer	June 9, 2009
Stanley J. Szlauderbach

*	Manager of Luminant Holding Company LLC, managing member of Wichita/Victory Ave., LLC	June 9, 2009
Frederick M. Goltz

*	Manager of Luminant Holding Company LLC, managing member of Wichita/Victory Ave., LLC	June 9, 2009
Scott Lebovitz

*	Manager of Luminant Holding Company LLC, managing member of Wichita/Victory Ave., LLC	June 9, 2009
Michael MacDougall

*	Manager of Luminant Holding Company LLC, managing member of Wichita/Victory Ave., LLC	June 9, 2009
Dr. Richard Meserve

*	Manager of Luminant Holding Company LLC, managing member of Wichita/Victory Ave., LLC	June 9, 2009
John F. Young

*By:	/S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

REGISTRANTS (as listed on the attached Schedule I of Subsidiary Registrants)

By:	/S/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman and Chief Executive Officer and Manager	June 9, 2009
David A. Campbell

*	Senior Vice President and Principal Financial Officer	June 9, 2009
David D. Faranetta

/s/ STANLEY J. SZLAUDERBACH	Senior Vice President and Principal Accounting Officer	June 9, 2009
Stanley J. Szlauderbach

/s/ PAUL M. KEGLEVIC	Manager	June 9, 2009
Paul M. Keglevic

*By:	/S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

REGISTRANTS (as listed on the attached Schedule II of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer and Director	June 9, 2009
David A. Campbell

*	Senior Vice President and Principal Financial Officer	June 9, 2009
David D. Faranetta

/s/ STANLEY J. SZLAUDERBACH	Senior Vice President and Principal Accounting Officer	June 9, 2009
Stanley J. Szlauderbach

/s/ PAUL M. KEGLEVIC	Director	June 9, 2009
Paul M. Keglevic

*By:	/S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

REGISTRANTS (as listed on the attached Schedule III of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer and Manager	June 9, 2009
David A. Campbell

*	Senior Vice President and Principal Financial Officer	June 9, 2009
David D. Faranetta

*	Senior Vice President and Principal Accounting Officer	June 9, 2009
Stanley J. Szlauderbach

*	Manager	June 9, 2009
Charles R. Enze

/s/ PAUL M. KEGLEVIC	Manager	June 9, 2009
Paul M. Keglevic

*By:	/S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

REGISTRANTS (as listed on the attached Schedule IV of Subsidiary Registrants)

By:	/S/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer and Director	June 9, 2009
James A. Burke

*	Chief Financial Officer	June 9, 2009
Michael L. Carter

/S/ STANLEY J. SZLAUDERBACH	Senior Vice President and Principal Accounting Officer	June 9, 2009
Stanley J. Szlauderbach

/S/ PAUL M. KEGLEVIC	Director	June 9, 2009
Paul M. Keglevic

*By:	/S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

REGISTRANTS (as listed on the attached Schedule V of Subsidiary Registrants)

By:	/S/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer and Manager	June 9, 2009
James A. Burke

*	Chief Financial Officer	June 9, 2009
Michael L. Carter

/S/ STANLEY J. SZLAUDERBACH	Senior Vice President and Principal Accounting Officer	June 9, 2009
Stanley J. Szlauderbach

/S/ PAUL M. KEGLEVIC	Manager	June 9, 2009
Paul M. Keglevic

*By:	/S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on June 9, 2009.

REGISTRANTS (as listed on the attached Schedule VI of Subsidiary Registrants)

By:	/S/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer and Director	June 9, 2009
M. A. McFarland

*	Senior Vice President and Principal Financial Officer	June 9, 2009
David D. Faranetta

/S/ STANLEY J. SZLAUDERBACH	Senior Vice President and Principal Accounting Officer	June 9, 2009
Stanley J. Szlauderbach

/S/ PAUL M. KEGLEVIC	Director	June 9, 2009
Paul M. Keglevic

*By:	/S/ PAUL M. KEGLEVIC
Paul M. Keglevic, as attorney-in-fact

SCHEDULE I OF SUBSIDIARY REGISTRANTS

Big Brown 3 Power Company LLC

Big Brown Lignite Company LLC

Big Brown Power Company LLC

Collin Power Company LLC

DeCordova Power Company LLC

Generation MT Company LLC

Lake Creek 3 Power Company LLC

Luminant Big Brown Mining Company LLC

Luminant Generation Company LLC

Luminant Mineral Development Company LLC

Luminant Mining Company LLC

Luminant Renewables Company LLC

Martin Lake 4 Power Company LLC

Monticello 4 Power Company LLC

Morgan Creek 7 Power Company LLC

NCA Resources Development Company LLC Tradinghouse 3 & 4 Power Company LLC

Tradinghouse Power Company LLC

Valley NG Power Company LLC

Valley Power Company LLC

SCHEDULE II OF SUBSIDIARY REGISTRANTS

Generation SVC Company

Luminant Mining Services Company

Luminant Power Services Company

SCHEDULE III OF SUBSIDIARY REGISTRANTS

Oak Grove Management Company LLC

Oak Grove Mining Company LLC

Oak Grove Power Company LLC

Sandow Power Company LLC

SCHEDULE IV OF SUBSIDIARY REGISTRANTS

TXU Chilled Water Solutions Company

TXU Retail Services Company

TXU SEM Company

TXU SESCO Energy Services Company

SCHEDULE V OF SUBSIDIARY REGISTRANTS

TXU Energy Retail Management Company LLC

TXU Energy Solutions Company LLC

TXU SESCO Company LLC

SCHEDULE VI OF SUBSIDIARY REGISTRANTS

Luminant Energy Services Company

Luminant Energy Trading California Company

Luminant ET Services Company